FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-257737-06

PROSPECTUS

$709,178,000 (Approximate)

BBCMS Mortgage Trust 2022-C18
(Central Index Key Number 0001950140)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

LMF Commercial, LLC
(Central Index Key Number 0001592182)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

UBS AG
(Central Index Key Number 0001685185)

Bank of Montreal
(Central Index Key Number 0000927971)

KeyBank National Association
(Central Index Key Number 0001089877)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2022-C18

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2022-C18 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2022-C18. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2023. The rated final distribution date for the offered certificates is the distribution date in December 2055.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$10,600,000		5.87700%	Fixed(5)	March 2027
Class A-2	$73,000,000		5.49500%	Fixed(5)	November 2027
Class A-3	$42,100,000		5.99800%	WAC Cap(6)	December 2029
Class A-4	$175,000,000		5.43900%	Fixed(5)	October 2032
Class A-5	$248,200,000		5.71000%	WAC Cap(6)	November 2032
Class A-SB	$16,826,000		5.94900%	WAC Cap(6)	April 2032
Class X-A	$636,441,000	(7)	0.46052%	Variable(8)	NAP
Class A-S	$70,715,000		6.14818%	WAC(11)	November 2032
Class B	$34,348,000		6.14818%	WAC(11)	November 2032
Class C	$38,389,000		6.14818%	WAC(11)	November 2032

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 59 and 61, respectively, of this prospectus.

None of the certificates and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Mischler Financial Group, Inc. and Academy Securities, Inc. will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 71.9% of each class of offered certificates, UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 10.5% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 7.5% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 7.0% of each class of offered certificates and SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 3.1% of each class of offered certificates. Mischler Financial Group, Inc. and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 14, 2022. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 104.6% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2022, before deducting expenses payable by the depositor.

Barclays	UBS Securities LLC	Société Générale	BMO Capital Markets	KeyBanc Capital Markets
Co-Lead Managers and Joint Bookrunners
Mischler Financial Group, Inc.			Academy Securities
Co-Managers

November 21, 2022

BBCMS Mortgage Trust 2022-C18

Commercial Mortgage Pass-Through Certificates, Series 2022-C18

Washington
1 property
$26,400,000
3.3% of total
Wyoming
6 properties
$4,699,550
0.6% of total
Montana
2 properties
$958,980
0.1% of total
South Dakota
1 property
$352,419
0.0% of total
North Dakota
1 property
$245,083
0.0% of total
Missouri
2 properties
$1,338,015
0.2% of total
Iowa
3 properties
$4,742,621
0.6% of total
Illinois
1 property
$6,080,000
0.8% of total
Indiana
1 property
$8,000,000
1.0% of total
Pennsylvania
1 property
$10,000,000
1.2% of total
New York
6 properties
$54,739,976
6.8% of total
Minnesota
2 properties
$11,473,767
1.4% of total
Wisconsin
1 property
$13,582,050
1.7% of total
Michigan
2 properties
$22,528,683
2.8% of total
Connecticut
1 property
$42,900,000
5.3% of total
Oregon
1 property
$647,798
0.1% of total
Ohio
2 properties
$66,500,000
8.2% of total
New Jersey
4 properties
$98,887,690
12.2% of total
Nevada
2 properties
$30,093,070
3.7% of total
Maryland
2 properties
$4,577,306
0.6% of total
California
5 properties
$95,632,429
11.8% of total
Virginia
3 properties
$52,077,361
6.4% of total
Kentucky
2 properties
$5,583,287
0.7% of total
Utah
1 property
$384,735
0.0% of total
South Carolina
12 properties
$60,278,343
7.5% of total
North Carolina
10 properties
$48,413,999
6.0% of total
Arizona
2 properties
$1,406,319
0.2% of total
Colorado
1 property
$51,419
0.0% of total
Georgia
2 properties
$14,535,714
1.8% of total
New Mexico
3 properties
$2,481,409
0.3% of total
Nebraska
4 properties
$2,663,277
0.3% of total
Oklahoma
1 property
$340,649
0.0% of total
Louisiana
3 properties
$17,900,923
2.2% of total
Tennessee
6 properties
$40,056,029
5.0% of total
Florida
6 properties
$28,321,277
3.5% of total
Texas
4 properties
$10,192,167
1.3% of total
Kansas
5 properties
$2,120,524
0.3% of total
Alabama
2 properties
$16,993,369
2.1% of total
Percentage of Initial Pool Balance
0.0% – 2.0%
2.1% – 6.0%
6.1% – 12.2%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$10,600,000		30.000%	5.87700%	Fixed(5)	March 2027	2.45	01/23-03/27
A-2	$73,000,000		30.000%	5.49500%	Fixed(5)	November 2027	4.55	03/27-11/27
A-3	$42,100,000		30.000%	5.99800%	WAC Cap(6)	December 2029	6.95	11/29-12/29
A-4	$175,000,000		30.000%	5.43900%	Fixed(5)	October 2032	9.66	04/32-10/32
A-5	$248,200,000		30.000%	5.71000%	WAC Cap(6)	November 2032	9.90	10/32-11/32
A-SB	$16,826,000		30.000%	5.94900%	WAC Cap(6)	April 2032	7.17	11/27-04/32
X-A	$636,441,000	(7)	NAP	0.46052%	Variable(8)	NAP	NAP	NAP
A-S	$70,715,000		21.250%	6.14818%	WAC(11)	November 2032	9.92	11/32-11/32
B	$34,348,000		17.000%	6.14818%	WAC(11)	November 2032	9.92	11/32-11/32
C	$38,389,000		12.250%	6.14818%	WAC(11)	November 2032	9.92	11/32-11/32
Non-Offered Certificates
X-D	$20,204,000	(9)	NAP	2.14818%	Variable(10)	NAP	NAP	NAP
D	$20,204,000		9.750%	4.00000%	WAC Cap(6)	December 2032	9.94	11/32-12/32
E-RR	$19,194,000		7.375%	6.14818%	WAC(11)	December 2032	10.00	12/32-12/32
F-RR	$11,113,000		6.000%	6.14818%	WAC(11)	December 2032	10.00	12/32-12/32
G-RR	$10,102,000		4.750%	6.14818%	WAC(11)	December 2032	10.00	12/32-12/32
H-RR	$9,092,000		3.625%	6.14818%	WAC(11)	December 2032	10.00	12/32-12/32
J-RR	$29,297,236		0.000%	6.14818%	WAC(11)	December 2032	10.00	12/32-12/32
R(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2 and Class A-4 certificates for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate as set forth opposite such class in the table.
(6)	The pass-through rates for the Class A-3, Class A-5, Class A-SB, and Class D certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-D certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The pass-through rates for the Class A-S, Class B, Class C, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates for any distribution date will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

3

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	25
Summary of Risk Factors	59
Risk Factors	61
Risks Related to Market Conditions and Other External Factors	61
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	61
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	64
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
General	67
A Tenant Concentration May Result in Increased Losses	68
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	68
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	69
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	69
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	70
Early Lease Termination Options May Reduce Cash Flow	70
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	72
Retail Properties Have Special Risks	72
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	72
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	73
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	73
Office Properties Have Special Risks	74
Industrial Properties Have Special Risks	75
Hotel Properties Have Special Risks	76
Risks Relating to Affiliation with a Franchise or Hotel Management Company	78
Mixed Use Properties Have Special Risks	79
Multifamily Properties Have Special Risks	80
Self Storage Properties Have Special Risks	82
Leased Fee Properties Have Special Risks	83
Healthcare-Related Properties Have Special Risks	83
Parking Properties Have Special Risks	84
Data Center Properties Have Special Risks	85
Condominium Ownership May Limit Use and Improvements	85
Senior Housing Properties May Present Special Risks	86
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	87
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	88
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	89
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	90
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	91
4

Risks Related to Zoning Non-Compliance and Use Restrictions	93
Risks Relating to Inspections of Properties	95
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	95
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	95
Insurance May Not Be Available or Adequate	96
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	97
Terrorism Insurance May Not Be Available for All Mortgaged Properties	97
Risks Associated with Blanket Insurance Policies or Self-Insurance	99
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	99
Limited Information Causes Uncertainty	99
Historical Information	99
Ongoing Information	100
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	100
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	101
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	102
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	103
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	104
Seasoned Mortgage Loans Present Additional Risk of Repayment	104
The Borrower’s Form of Entity May Cause Special Risks	105
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	107
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	108
Other Financings or Ability to Incur Other Indebtedness Entails Risk	109
Tenancies-in-Common May Hinder Recovery	110
Risks Relating to Delaware Statutory Trusts	111
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	111
Risks Associated with One Action Rules	111
State Law Limitations on Assignments of Leases and Rents May Entail Risks	111
Various Other Laws Could Affect the Exercise of Lender’s Rights	112
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	112
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	112
Risks Related to Ground Leases and Other Leasehold Interests	114
Sale-Leaseback Transactions Have Special Risks	115
Increases in Real Estate Taxes May Reduce Available Funds	117
Risks Relating to Tax Credits	117
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	117
Risks Related to Conflicts of Interest	118
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	118
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	119
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	121
Potential Conflicts of Interest of the Operating Advisor	123
Potential Conflicts of Interest of the Asset Representations Reviewer	124
5

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	124
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	127
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	128
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	129
Other Potential Conflicts of Interest May Affect Your Investment	129
Other Risks Relating to the Certificates	130
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	130
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	132
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	135
General	135
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	135
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	137
Losses and Shortfalls May Change Your Anticipated Yield	137
Risk of Early Termination	138
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	138
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	138
You Have Limited Voting Rights	138
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	139
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	142
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	143
Risks Relating to Modifications of the Mortgage Loans	144
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	145
Risks Relating to Interest on Advances and Special Servicing Compensation	146
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	146
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	147
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	148
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	148
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	149
Tax Considerations Relating to Foreclosure	149
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	149
REMIC Status	150
Material Federal Tax Considerations Regarding Original Issue Discount	150
General Risks	151
The Certificates May Not Be a Suitable Investment for You	151
6

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	151
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	151
Other Events May Affect the Value and Liquidity of Your Investment	151
The Certificates Are Limited Obligations	152
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	152
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	153
Description of the Mortgage Pool	155
General	155
Co-Originated and Third-Party Originated Mortgage Loans	156
Certain Calculations and Definitions	156
Definitions	157
Mortgage Pool Characteristics	169
Overview	169
Property Types	170
Retail Properties	171
Office Properties	171
Industrial Properties	171
Hotel Properties	172
Mixed Use Properties	174
Multifamily Properties	174
Self Storage Properties	176
Leased Fee Properties	176
Specialty Use Concentrations	177
Mortgage Loan Concentrations	178
Top Fifteen Mortgage Loans	178
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	178
Geographic Concentrations	180
Mortgaged Properties with Limited Prior Operating History	180
Tenancies-in-Common or Diversified Ownership	181
Delaware Statutory Trusts	181
Condominium and Other Shared Interests	183
Fee & Leasehold Estates; Ground Leases	183
COVID-19 Considerations	184
Environmental Considerations	184
Mortgaged Properties Subject to Local Law 97	187
Redevelopment, Renovation and Expansion	188
Assessment of Property Value and Condition	189
Litigation and Other Considerations	189
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	194
Tenant Issues	196
Tenant Concentrations	196
Lease Expirations and Terminations	196
Expirations	196
Terminations	197
Other	197
Purchase Options and Rights of First Refusal	198
Affiliated Leases	199
Competition from Certain Nearby Properties	200
Insurance Considerations	200
Use Restrictions	201
Appraised Value	203
Non-Recourse Carveout Limitations	203
7

Real Estate and Other Tax Considerations	204
Delinquency Information	204
Certain Terms of the Mortgage Loans	204
Amortization of Principal	204
Due Dates; Mortgage Rates; Calculations of Interest	205
Single Purpose Entity Covenants	205
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	206
Voluntary Prepayments	207
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	208
Defeasance	209
Releases; Partial Releases	210
Escrows	212
Mortgaged Property Accounts	213
Exceptions to Underwriting Guidelines	215
Additional Indebtedness	215
General	215
Whole Loans	216
Mezzanine Indebtedness	216
Other Secured Indebtedness	217
Preferred Equity	217
Other Unsecured Indebtedness	218
The Whole Loans	219
General	219
The Serviced Pari Passu Whole Loans	225
Intercreditor Agreement	225
Control Rights with respect to the Servicing Shift Whole Loan	226
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loan	226
Certain Rights of each Non-Controlling Holder	226
Sale of Defaulted Mortgage Loan	227
The Non-Serviced Pari Passu Whole Loans	228
Intercreditor Agreement	228
Control Rights	229
Certain Rights of each Non-Controlling Holder	229
Custody of the Mortgage File	230
Sale of Defaulted Mortgage Loan	230
The Serviced A/B Whole Loan	231
The 70 Hudson Street Whole Loan	231
The Non-Serviced A/B Whole Loan	237
The Park West Village Whole Loan	237
Additional Information	253
Transaction Parties	254
The Sponsors and Mortgage Loan Sellers	254
Barclays Capital Real Estate Inc.	254
General	254
Barclays’ Securitization Program	254
Review of Barclays Mortgage Loans	256
Barclays’ Underwriting Guidelines and Processes	257
Compliance with Rule 15Ga-1 under the Exchange Act	260
Retained Interests in This Securitization	260
Argentic Real Estate Finance LLC	260
General	260
Argentic’s Securitization Program	261
Argentic’s Underwriting Standards and Processes	261
Review of Mortgage Loans for Which Argentic is the Sponsor	266
8

Compliance with Rule 15Ga-1 under the Exchange Act	267
Retained Interests in This Securitization	269
LMF Commercial, LLC	269
General	269
LMF’s Securitization Program	269
LMF’s Underwriting Standards and Loan Analysis	269
Review of Mortgage Loans for Which LMF is the Sponsor	273
Compliance with Rule 15Ga-1 under the Exchange Act	274
Retained Interests in This Securitization	275
Starwood Mortgage Capital LLC	275
General	275
Starwood’s Securitization Program	275
Review of SMC Mortgage Loans	276
SMC’s Underwriting Guidelines and Processes	277
Exceptions to SMC’s Disclosed Underwriting Guidelines	280
Servicing	280
Compliance with Rule 15Ga-1 under the Exchange Act	281
Retained Interests in This Securitization	281
UBS AG, New York Branch	281
General	281
UBS AG, New York Branch’s Securitization Program	281
Review of the UBS AG, New York Branch Mortgage Loans	282
UBS AG, New York Branch’s Underwriting Standards	284
Retained Interests in This Securitization	289
Bank of Montreal	289
General	289
BMO’s Commercial Mortgage Origination and Securitization Program	289
Review of the BMO Mortgage Loans	290
BMO’s Origination Procedures and Underwriting Guidelines	292
Compliance with Rule 15Ga-1 under the Exchange Act	296
Retained Interests in This Securitization	296
KeyBank National Association	296
General	296
KeyBank’s Securitization Program	297
Review of KeyBank Mortgage Loans	297
KeyBank’s Underwriting Guidelines and Process	298
Exceptions	301
Compliance with Rule 15Ga-1 under the Exchange Act	301
Retained Interests in This Securitization	301
BSPRT CMBS Finance, LLC	302
General	302
BSPRT’s Loan Origination and Acquisition History	302
Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans	302
Review of BSPRT Mortgage Loans	302
BSPRT’s Underwriting Standards	304
Compliance with Rule 15Ga-1 under the Exchange Act	309
Retained Interests in This Securitization	309
Societe Generale Financial Corporation	309
General	309
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	309
Societe Generale Financial Corporation’s Underwriting Standards	310
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	314
Compliance with Rule 15Ga-1 under the Exchange Act	316
Retained Interests in This Securitization	316
The Depositor	316
9

The Issuing Entity	317
The Master Servicer	317
The Special Servicer	321
The Primary Servicer	325
Summary of the KeyBank Primary Servicing Agreement	327
The Affiliated Special Servicer	332
The Certificate Administrator and Trustee	335
The Operating Advisor and Asset Representations Reviewer	337
Credit Risk Retention	338
General	338
Qualifying CRE Loans	339
HRR Certificates	339
The Third-Party Purchaser	341
Hedging, Transfer and Financing Restrictions	342
Operating Advisor	343
Representations and Warranties	344
Description of the Certificates	346
General	346
Distributions	348
Method, Timing and Amount	348
Available Funds	348
Priority of Distributions	350
Pass-Through Rates	353
Interest Distribution Amount	355
Principal Distribution Amount	356
Certain Calculations with Respect to Individual Mortgage Loans	357
Application Priority of Mortgage Loan Collections or Whole Loan Collections	359
Allocation of Yield Maintenance Charges and Prepayment Premiums	361
Assumed Final Distribution Date; Rated Final Distribution Date	363
Prepayment Interest Shortfalls	363
Subordination; Allocation of Realized Losses	365
Reports to Certificateholders; Certain Available Information	367
Certificate Administrator Reports	367
Information Available Electronically	373
Voting Rights	377
Delivery, Form, Transfer and Denomination	378
Book-Entry Registration	378
Definitive Certificates	381
Certificateholder Communication	381
Access to Certificateholders’ Names and Addresses	381
Requests to Communicate	381
List of Certificateholders	382
Description of the Mortgage Loan Purchase Agreements	382
General	382
Dispute Resolution Provisions	392
Asset Review Obligations	392
Pooling and Servicing Agreement	392
General	392
Assignment of the Mortgage Loans	393
Servicing Standard	393
Subservicing	395
Advances	396
P&I Advances	396
Servicing Advances	397
Nonrecoverable Advances	397
Recovery of Advances	398
10

Accounts	400
Withdrawals from the Collection Account	402
Servicing and Other Compensation and Payment of Expenses	404
General	404
Master Servicing Compensation	409
Special Servicing Compensation	411
Disclosable Special Servicer Fees	415
Certificate Administrator and Trustee Compensation	416
Operating Advisor Compensation	416
Asset Representations Reviewer Compensation	417
CREFC® Intellectual Property Royalty License Fee	418
Appraisal Reduction Amounts	418
Maintenance of Insurance	424
Modifications, Waivers and Amendments	427
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	434
Inspections	435
Collection of Operating Information	436
Special Servicing Transfer Event	436
Asset Status Report	439
Realization Upon Mortgage Loans	443
Sale of Defaulted Loans and REO Properties	445
The Directing Certificateholder	448
General	448
Major Decisions	450
Asset Status Report	453
Replacement of the Special Servicer	453
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	453
Servicing Override	456
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan	457
Rights of the Holders of Serviced Pari Passu Companion Loans	457
Limitation on Liability of Directing Certificateholder	457
The Operating Advisor	458
General	458
Duties of Operating Advisor At All Times	459
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	462
Recommendation of the Replacement of the Special Servicer	462
Eligibility of Operating Advisor	462
Other Obligations of Operating Advisor	463
Delegation of Operating Advisor’s Duties	464
Termination of the Operating Advisor With Cause	464
Rights Upon Operating Advisor Termination Event	465
Waiver of Operating Advisor Termination Event	465
Termination of the Operating Advisor Without Cause	465
Resignation of the Operating Advisor	466
Operating Advisor Compensation	466
The Asset Representations Reviewer	466
Asset Review	466
Asset Review Trigger	466
Asset Review Vote	468
Review Materials	468
Asset Review	469
Eligibility of Asset Representations Reviewer	471
Other Obligations of Asset Representations Reviewer	471
11

Delegation of Asset Representations Reviewer’s Duties	472
Assignment of Asset Representations Reviewer’s Rights and Obligations	472
Asset Representations Reviewer Termination Events	472
Rights Upon Asset Representations Reviewer Termination Event	473
Termination of the Asset Representations Reviewer Without Cause	473
Resignation of Asset Representations Reviewer	474
Asset Representations Reviewer Compensation	474
Replacement of the Special Servicer Without Cause	474
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	477
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	478
Termination of the Master Servicer or Special Servicer for Cause	479
Servicer Termination Events	479
Rights Upon Servicer Termination Event	480
Waiver of Servicer Termination Event	481
Resignation of the Master Servicer or Special Servicer	482
Limitation on Liability; Indemnification	482
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	485
Dispute Resolution Provisions	485
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	485
Repurchase Request Delivered by a Party to the PSA	486
Resolution of a Repurchase Request	486
Mediation and Arbitration Provisions	489
Servicing of the Servicing Shift Mortgage Loan	490
Servicing of the Non-Serviced Mortgage Loans	491
General	491
Rating Agency Confirmations	495
Evidence as to Compliance	496
Limitation on Rights of Certificateholders to Institute a Proceeding	498
Termination; Retirement of Certificates	498
Amendment	499
Resignation and Removal of the Trustee and the Certificate Administrator	501
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	503
Certain Legal Aspects of Mortgage Loans	503
General	504
Types of Mortgage Instruments	504
Leases and Rents	504
Personalty	505
Foreclosure	505
General	505
Foreclosure Procedures Vary from State to State	505
Judicial Foreclosure	505
Equitable and Other Limitations on Enforceability of Certain Provisions	506
Nonjudicial Foreclosure/Power of Sale	506
Public Sale	506
Rights of Redemption	507
Anti-Deficiency Legislation	508
Leasehold Considerations	508
Bankruptcy Laws	509
Environmental Considerations	515
General	515
Superlien Laws	515
CERCLA	515
Certain Other Federal and State Laws	516
12

Additional Considerations	516
Due-on-Sale and Due-on-Encumbrance Provisions	517
Subordinate Financing	517
Default Interest and Limitations on Prepayments	517
Applicability of Usury Laws	517
Americans with Disabilities Act	518
Servicemembers Civil Relief Act	518
Anti-Money Laundering, Economic Sanctions and Bribery	518
Potential Forfeiture of Assets	519
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	519
Pending Legal Proceedings Involving Transaction Parties	521
Use of Proceeds	522
Yield and Maturity Considerations	522
Yield Considerations	522
General	522
Rate and Timing of Principal Payments	522
Losses and Shortfalls	523
Certain Relevant Factors Affecting Loan Payments and Defaults	524
Delay in Payment of Distributions	525
Yield on the Certificates with Notional Amounts	525
Weighted Average Life	525
Material Federal Income Tax Considerations	533
General	533
Qualification as a REMIC	533
Status of Offered Certificates	535
Taxation of Regular Interests	536
General	536
Original Issue Discount	536
Acquisition Premium	538
Market Discount	538
Premium	539
Election To Treat All Interest Under the Constant Yield Method	539
Treatment of Losses	539
Yield Maintenance Charges and Prepayment Premiums	540
Sale or Exchange of Regular Interests	540
Taxes That May Be Imposed on a REMIC	541
Prohibited Transactions	541
Contributions to a REMIC After the Startup Day	541
Net Income from Foreclosure Property	542
REMIC Partnership Representative	542
Taxation of Certain Foreign Investors	542
FATCA	543
Backup Withholding	543
Information Reporting	544
3.8% Medicare Tax on “Net Investment Income”	544
Reporting Requirements	544
Certain State and Local Tax Considerations	545
Method of Distribution (Underwriter)	545
Incorporation of Certain Information by Reference	548
Where You Can Find More Information	548
Financial Information	548
Certain ERISA Considerations	549
General	549
Plan Asset Regulations	549
Administrative Exemptions	550
13

Insurance Company General Accounts	552
Legal Investment	553
Legal Matters	553
Ratings	554
Index of Defined Terms	557

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

15

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2022-C18 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
16

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

17

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

18

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)  IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

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UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

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THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus

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with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

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●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

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NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2022-C18, Commercial Mortgage Pass-Through Certificates, Series 2022-C18.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2022-C18, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Argentic Real Estate Finance LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Bank of Montreal, a Canadian chartered bank
●	KeyBank National Association, a national banking association
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	Societe Generale Financial Corporation, a Delaware corporation
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.
Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	10	$174,474,464	21.6%
Argentic Real Estate Finance LLC	6	135,703,125	16.8
LMF Commercial, LLC	3	126,500,000	15.7
Starwood Mortgage Capital LLC	2	92,900,000	11.5
UBS AG	4	84,574,228	10.5
Bank of Montreal	3	60,400,000	7.5
KeyBank National Association	4	56,197,097	7.0
BSPRT CMBS Finance, LLC	4	52,471,322	6.5
Societe Generale Financial Corporation	1	24,960,000	3.1
Total	37	$808,180,236	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
The 70 Hudson Street mortgage loan (4.5%) is part of a whole loan that was originated by Natixis Real Estate Capital LLC. Such mortgage loan was subsequently acquired by Barclays. Barclays reviewed the originator's underwriting and ensured that the underwriting is in accordance with that of Barclays' underwriting guidelines.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

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The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the servicing shift date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 200 S. Biscayne Boulevard, Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing

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Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF IV-D AIV RR H, LLC or another affiliate of Rialto Capital Advisors, LLC, which, on the closing date, is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. Another affiliate of Rialto Capital Advisors, LLC is expected to purchase the Class X-D certificates and a portion of the Class D certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to (i) the Wyndham National Hotel Portfolio mortgage loan, which is serviced under the UBS 2019-C18 pooling and servicing agreement, and (ii) the 469 7th Avenue mortgage loan, which is serviced under the Benchmark 2022-B37 pooling and servicing agreement. In addition, RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC (which is also an affiliate of Rialto Capital Advisors, LLC and RREF IV-D AIV RR H, LLC) and RREF IV-D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) are also the initial directing holder and initial controlling class representative under the UBS 2019-C18 pooling and servicing agreement and Benchmark 2022-B37 pooling and servicing agreement, respectively.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the servicing shift date, the servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the servicing shift date, the servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to all the KeyBank mortgage loans. KeyBank National Association is also the master servicer with respect to the Hamilton Portfolio mortgage loan, the Autokiniton Industrial Portfolio mortgage loan and the Crossgates Commons mortgage loan, each of which are serviced under the BBCMS 2022-C17 pooling and servicing

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agreement. KeyBank National Association is also the master servicer and special servicer with respect to the Park West Village mortgage loan which is serviced under the BBCMS 2022-C17 pooling and servicing agreement. See “Transaction Parties—The Primary Servicer”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.
Affiliated Special Servicer	Argentic Services Company LP, the special servicer with respect to the Autokiniton Industrial Portfolio mortgage loan, the Hamilton Portfolio mortgage loan and the Crossgates Commons mortgage loan, each of which are serviced under the BBCMS 2022-C17 pooling and servicing agreement, and is an affiliate of (i) Argentic Real Estate Finance LLC, a sponsor, an originator and a mortgage loan seller, (ii) Argentic Securities Income USA 2 LLC, the initial directing certificateholder under the BBCMS 2022-C17 pooling and servicing agreement, and (iii) Argentic Real Estate Finance LLC, the current holder (or an affiliate thereof) of certain of the Rialto Industrial Companion Loans. See “Transaction Parties—The Affiliated Special Servicer—Argentic Services Company LP”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The
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certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

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Directing Certificateholder	Subject to the rights of (i) the related controlling pari passu companion loan holder with respect to the servicing shift whole loan prior to the servicing shift date and (ii) the related subordinate companion loan holder solely with respect to the serviced A/B whole loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loan and (iii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any date of determination, the most subordinate class of the Class H-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class J-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
On the closing date, RREF IV-D AIV RR H, LLC is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loan, (b) the servicing shift mortgage loan, or (c) any excluded loan). RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC (which is also an

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affiliate of Rialto Capital Advisors, LLC and RREF IV-D AIV RR H, LLC) and RREF IV-D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) are also the initial directing holder and initial controlling class representative under the UBS 2019-C18 pooling and servicing agreement and Benchmark 2022-B37 pooling and servicing agreement, respectively.
With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to the servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of the servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to the subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool.
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2022 (or, in the case of any mortgage loan that has its first due date after December 2022, the date that would have been its due date in December 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about December 14, 2022.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2023.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, New York, Kansas, Ohio or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in

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the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	March 2027
Class A-2	November 2027
Class A-3	December 2029
Class A-4	October 2032
Class A-5	November 2032
Class A-SB	April 2032
Class X-A	NAP
Class A-S	November 2032
Class B	November 2032
Class C	November 2032
The rated final distribution date for the offered certificates will be the distribution date in December 2055.
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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2022-C18:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates (referred to as the “non-

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offered certificates”). The Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are collectively referred to as the “HRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$10,600,000	1.312%	30.000%
Class A-2	$73,000,000	9.033%	30.000%
Class A-3	$42,100,000	5.209%	30.000%
Class A-4	$175,000,000	21.654%	30.000%
Class A-5	$248,200,000	30.711%	30.000%
Class A-SB	$16,826,000	2.082%	30.000%
Class X-A	$636,441,000	NAP	NAP
Class A-S	$70,715,000	8.750%	21.250%
Class B	$34,348,000	4.250%	17.000%
Class C	$38,389,000	4.750%	12.250%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	5.87700%
Class A-2	5.49500%
Class A-3	5.99800%
Class A-4	5.43900%
Class A-5	5.71000%
Class A-SB	5.94900%
Class X-A	0.46052%
Class A-S	6.14818%
Class B	6.14818%
Class C	6.14818%

(1)	The pass-through rates for the Class A-1, Class A-2 and Class A-4 certificates for any distribution date will be a fixed rate per annum as set forth opposite such class in the table. The pass-through rates for the Class A-3, Class A-5 and Class A-SB certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) a fixed rate as set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rates for the Class A-S, Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of offered certificates

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that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.04125%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

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The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00953%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan at a per annum rate equal to 0.00190%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00031%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

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With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Non-Serviced Mortgage Loans(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Phoenix Industrial Portfolio IX	0.00125%	0.25000%
Hamilton Portfolio	0.00125%	0.25000%
Wyndham National Hotel Portfolio	0.00125%	0.25000%
469 7th Avenue	0.00125%	0.25000%
Autokiniton Industrial Portfolio	0.02125%	0.25000%
Saks Fulfillment Center	0.00125%	0.25000%
Crossgates Commons	0.00125%	0.25000%
Park West Village	0.00125%	0.25000%

(1)	Does not reflect the Rialto Industrial mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.
(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

Distributions

A. Amount and Order

of Distributions on the

Certificates	On each distribution date, funds available for distribution to the certificates will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-D certificates, in

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respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.
Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

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Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
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For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and principal and interest allocated to the certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-D certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
**	The Class X-A and Class X-D certificates are interest-only certificates and the Class X-D certificates are not offered by this prospectus.
***	Other than the Class X-D and Class R certificates.

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Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A and Class X-D certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

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In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

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●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-seven (37) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 114 commercial or multifamily properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $808,180,236.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-seven (37) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of two (2) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)(4)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)(4)
Rialto Industrial	$68,000,000	8.4%	$113,000,000	N/A	51.7%	1.23x	9.7%	51.7%	1.23x	9.7%
WRS Retail Portfolio	$60,000,000	7.4%	$24,000,000	N/A	57.8%	1.39x	11.5%	57.8%	1.39x	11.5%
Phoenix Industrial Portfolio IX	$38,000,000	4.7%	$37,000,000	N/A	41.2%	1.48x	10.6%	41.2%	1.48x	10.6%
70 Hudson Street	$36,000,000	4.5%	$84,000,000	$76,950,000	40.5%	4.10x	13.3%	66.5%	2.50x	8.1%
Hamilton Portfolio	$25,000,000	3.1%	$40,000,000	N/A	59.6%	1.50x	11.5%	59.6%	1.50x	11.5%
The Showboat Hotel	$24,732,690	3.1%	$23,733,389	N/A	34.6%	2.89x	27.3%	34.6%	2.89x	27.3%
Wyndham National Hotel Portfolio	$23,074,228	2.9%	$110,756,295	N/A	62.2%	1.64x	15.1%	62.2%	1.64x	15.1%
469 7th Avenue	$19,000,000	2.4%	$79,000,000	N/A	52.4%	1.41x	9.4%	52.4%	1.41x	9.4%
Autokiniton Industrial Portfolio	$11,000,000	1.4%	$30,000,000	N/A	60.9%	1.72x	10.4%	60.9%	1.72x	10.4%
Saks Fulfillment Center	$10,000,000	1.2%	$50,000,000	N/A	53.1%	1.71x	10.7%	53.1%	1.71x	10.7%
Crossgates Commons	$9,929,121	1.2%	$21,844,066	N/A	66.8%	1.60x	12.9%	66.8%	1.60x	12.9%
Park West Village	$7,500,000	0.9%	$180,000,000	$177,500,000	32.6%	2.60x	12.3%	63.5%	1.34x	6.3%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the Wyndham National Hotel Portfolio and the WRS Retail Portfolio mortgage loans, the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.
(4)	With respect to the Phoenix Industrial Portfolio IX mortgage loan (4.7%), at origination, $5,000,000 was deposited into an economic holdback reserve. The underwritten net operating debt yield is calculated based on the Phoenix Industrial Portfolio IX whole loan net of the holdback reserve. The underwritten net operating debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX whole loan without netting the holdback reserve is 9.8%.

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The Rialto Industrial whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the servicing shift date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the servicing shift date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Phoenix Industrial Portfolio IX	BMO 2022-C3	4.7%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
Hamilton Portfolio	BBCMS 2022-C17	3.1%	KeyBank National Association	Argentic Services Company LP	Wilmington Trust, National Association
Wyndham National Hotel Portfolio	UBS 2019-C18	2.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
469 7th Avenue	Benchmark 2022-B37	2.4%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Autokiniton Industrial Portfolio	BBCMS 2022-C17	1.4%	KeyBank National Association	Argentic Services Company LP	Wilmington Trust, National Association
Saks Fulfillment Center	BMO 2022-C3	1.2%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
Crossgates Commons	BBCMS 2022-C17	1.2%	KeyBank National Association	Argentic Services Company LP	Wilmington Trust, National Association
Park West Village	BBCMS 2022-C17	0.9%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)
Phoenix Industrial Portfolio IX	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Hamilton Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
Wyndham National Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC
469 7th Avenue	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF IV-D AIV RR H, LLC
Autokiniton Industrial Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
Saks Fulfillment Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Crossgates Commons	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
Park West Village	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Park West Village Grand Avenue Partners, LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the Rialto Industrial whole loan, which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

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For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$808,180,236
Number of mortgage loans	37
Number of mortgaged properties	114
Range of Cut-off Date Balances	$2,600,000 to $68,000,000
Average Cut-off Date Balance	$21,842,709
Range of Mortgage Rates	3.19200% to 7.79500%
Weighted average Mortgage Rate	6.16454%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	114 months
Range of remaining terms to maturity	51 months to 120 months
Weighted average remaining term to maturity	111 months
Range of original amortization terms(2)	270 months to 360 months
Weighted average original amortization term(2)	349 months
Range of remaining amortization terms(2)	234 months to 360 months
Weighted average remaining amortization term(2)	345 months
Range of Cut-off Date LTV Ratios(3)(4)	30.9% to 69.7%
Weighted average Cut-off Date LTV Ratio(3)(4)	51.6%
Range of LTV Ratios as of the maturity date(3)(4)	30.8% to 63.5%
Weighted average LTV Ratio as of the maturity date(3)(4)	49.2%
Range of U/W NCF DSCRs(4)(5)	1.23x to 4.10x
Weighted average U/W NCF DSCR(4)(5)	2.01x
Range of U/W NOI Debt Yields(4)(6)	9.3% to 27.3%
Weighted average U/W NOI Debt Yield(4)(6)	13.7%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	65.9%
Interest-only, Amortizing Balloon	19.0%
Amortizing Balloon	15.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-four (24) mortgage loans (collectively, 65.9%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(4)	In the case of twelve (12) mortgage loans (collectively, 41.1%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the mortgage loan identified as the 70 Hudson Street mortgage loan (4.5%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are, 2.50x, 66.5%, 66.5% and 8.1%, respectively. With respect to the Park West Village mortgage loan (0.9%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loans. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and

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underwritten net operating income debt yield including the related subordinate companion loans are 1.34x, 63.5%, 63.5% and 6.3%, respectively. With respect to the Park West Village mortgage loan (0.9%), the Underwritten Net Operating Income and Underwritten Net Cash Flow include supplemental income reserve disbursements from a supplemental income reserve of $4,920,000.
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
(6)	With respect to the mortgage loan identified as the Phoenix Industrial Portfolio IX mortgage loan (4.7%), at origination, $5,000,000 was deposited into an economic holdback reserve. The underwritten net operating debt yield is calculated based on the Phoenix Industrial Portfolio IX whole loan net of the holdback reserve. The underwritten net operating debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX whole loan without netting the holdback reserve is 9.8%.
Thirty-six (36) of the mortgage loans (96.9%) accrue interest on an actual/360 basis.
One (1) of the mortgage loans (3.1%) accrues interest on a 30/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan, except that the Hamilton Portfolio mortgage loan is partially secured by a mortgaged property (0.6%), which mortgaged property secured a prior loan that was in default at the time of refinancing.
With respect to the Casa De Palmas mortgage loan (1.1%), the mortgage loan facilitated the acquisition (by new ownership) of the related mortgaged property that had previously been an REO property owned by the former lender of a prior loan secured by the related mortgaged property. The prior loan securitized balance at the time was $13,485,144, and the balance at disposition was $11,891,385.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Loans Underwritten Based on
Limited

Operating Histories	With respect to thirteen (13) of the mortgaged properties (collectively, 23.3%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

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Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial
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Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion

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loan(s). See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class C certificates will be issued with original issue discount, that the Class B certificates will be issued with de minimis original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-S certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

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The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, self storage, multifamily, retail, industrial, hospitality and mixed use) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) spread across the world, including the United States, beginning in 2019. The COVID-19 pandemic was declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Some countries continue to impose restrictions on businesses in an ongoing effort to reduce the number of COVID-19 cases. While vaccines and antiviral treatments have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the performance and market value of the certificates. During the restrictions on business operations due to COVID-19, mortgage lenders in certain counties implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council had enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19 in the future, resulting in potential losses or delays in payments on the certificates. Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

The COVID-19 outbreak led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant changes to the nature of consumer demand and downturns in the economies of many nations, including the United States, and the ongoing consequences of those disruptions will likely continue for some time. In addition, the support provided to the financial markets to counteract the effects of the COVID-19 pandemic have resulted in widespread inflation. The mortgaged properties’ ability to operate profitably and to repay the related mortgage loans when due could be impacted by either ongoing inflation or increased interest rates implemented in order to reduce the rate of inflation.

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While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;
●	self storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases;
●	multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;
●	retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;
●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;
●	office properties have been impacted, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations;
●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally; and
●	properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers have been adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not have been able to perform capital improvements or offer tenant improvement budgets or leasing commissions to attract new tenants at the same level that they did before the COVID-19 pandemic, and in case of a future COVID-19 outbreak, the borrowers may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. In addition, we cannot assure you that the ongoing economic climate or any future pandemic outbreak will not result in downgrades to the ratings of the certificates.

We cannot assure you that, in a pandemic, the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

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Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic had not occurred in recent history, historical delinquency and loss experience during 2020 and 2021 may not accurately predict the mortgaged properties’ performance in the case of a future pandemic. In case of a future pandemic or worsening of the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

In case of a worsening of the COVID-19 pandemic or the occurrence of a future pandemic, some borrowers may seek forbearance arrangements. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, one or more borrowers may not make timely payment on their mortgage loans during a pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments during a pandemic. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers reported an increase in borrower requests as a result of the COVID-19 pandemic. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts may be experiencing delays due to operational limitations or backlogs of cases brought while administrative offices and courts were closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may be delayed as such offices and courts

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address any backlogs of such actions that accumulated during the period they were closed, and any future closing of such offices and courts due to a worsening of the COVID-19 pandemic could introduce further delays. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

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Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
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●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

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A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse

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effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

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Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●       changing local demographics;

●       competition from other schools;

●       increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●       school closures in connection with COVID-19;

●       poor performance by teachers, administrative staff or students; or

●       mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code,

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as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
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●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

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Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and

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clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially

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reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
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●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
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●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
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●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in

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consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.
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The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
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●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the Park West Village mortgaged property (0.9%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside

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at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self storage property is typically low, the insurable value of a self storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the

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right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.
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Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.
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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. Moreover, such conversion to an alternate use may be accompanied by a decrease in rents at the related mortgaged property. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of

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such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Senior Housing Properties May Present Special Risks

The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national

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providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties. Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff. Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

In addition, the COVID-19 pandemic raised particular concerns regarding tenant health and safety at senior living facilities. Older tenants at senior facilities may be at greater risk of severe illness due to COVID-19. Further, COVID-19 could spread quickly through senior living facilities with dense tenant populations and where staff, including cleaners, caretakers and others, frequently enter individual units and interact with tenants . Because such mortgaged properties exist for the senior population whose immune systems may be compromised, COVID-19 affects seniors more than the other sectors of the general population, which could lead to higher rates of illness and death among tenants. Additionally, potential future tenants may be reluctant to enter senior living facilities due to these factors and other changing lifestyle preferences. As a result, the independent living facility market may experience a decrease in tenants, which would negatively affect revenues and profits of the related mortgaged properties.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.
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Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, industrial, hospitality and mixed use properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other

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adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New Jersey, California, Ohio, South Carolina, New York, Virginia, North Carolina, Connecticut and Tennessee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

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We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Process”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance LLC—BSPRT’s Underwriting Standards”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse

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effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

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Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use

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tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for

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which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction,

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demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same

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tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under

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such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on December 16, 2022. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance

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premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this

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prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

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A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

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In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances

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given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, and, with respect to certain mortgage loans, a significant amount of time has passed since such mortgage loans were originated, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

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While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. In certain cases, appraisals were obtained a significant amount of time prior to the date hereof, and the market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
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●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One (1) mortgage loan (2.9%) is a seasoned mortgage loan and was originated 12 months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are

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not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

In particular, the seasoned mortgage loan was originated prior to the COVID-19 pandemic, and as a result, they were underwritten in a substantially different economic climate. Assumptions about property expenses, tenant demand and market trends made in connection with the underwriting of seasoned loans may have proven incorrect.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or

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trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

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Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more

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likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure

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proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
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●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to

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the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming

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entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage

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Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

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Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or a portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case
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pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

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Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop,

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operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing

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views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions,

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there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to be the holder of the “eligible horizontal residual interest” consisting of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2022-C18 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

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Rialto Capital Advisors, LLC assisted RREF IV-D AIV RR H, LLC (or its affiliate), which entity is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates and is expected to be appointed as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

It is expected that RREF IV-D AIV RR H, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) the servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). Rialto Capital Advisors, LLC, is expected to be appointed by RREF IV-D AIV RR H, LLC (or another affiliate of Rialto Capital Advisors, LLC) to act as the special servicer.

Rialto Capital Advisors, LLC, the expected special servicer under the pooling and servicing agreement, is an affiliate of  RREF IV-D AIV RR H, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder. Another affiliate of Rialto Capital Advisors, LLC is expected to purchase the Class X-D certificates and a portion of the Class D certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to (i) the Wyndham National Hotel Portfolio mortgage loan, which is serviced under the UBS 2019-C18 pooling and servicing agreement and (ii) the 469 7th Avenue mortgage loan, which is serviced under the Benchmark 2022-B37 pooling and servicing agreement. In addition, RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC (which is also an affiliate of Rialto Capital Advisors, LLC and RREF IV-D AIV RR H, LLC) and RREF IV-D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) are also the initial directing holder and initial controlling class representative under the UBS 2019-C18 pooling and servicing agreement and Benchmark 2022-B37 pooling and servicing agreement, respectively.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or

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its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF IV-D AIV RR H, LLC or another affiliate of Rialto Capital Advisors, LLC will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) the servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The special servicer may, (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the servicing shift date) or, (ii) with respect to a serviced A/B whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, at the direction of the holder of the related subordinate companion loan (and

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after a control appraisal period, at the direction of the holder of the controlling pari passu companion loan or the directing holder appointed by the related securitization), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the servicing shift whole loan, prior to the servicing shift date, (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder) or (iv) the holder of the related subordinate companion loan with respect to a serviced A/B whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of the servicing shift mortgage loan, prior to the servicing shift date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to the servicing shift whole loan, prior to the servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to the servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the servicing shift date) may, on a strictly non-binding basis, consult with the special servicer

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and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than the servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than the servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to the servicing shift whole loan, prior to the servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

With respect to the 70 Hudson Street whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer under the pooling and servicing agreement for this securitization. In addition, the holder of the related subordinate companion loan with respect to the 70 Hudson Street whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of such subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. “Description of the Mortgage Pool—The Whole Loan—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”. The holder of a subordinate companion loan may have interests that conflict with those of certain certificateholders. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders,

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especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on

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in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

RREF IV-D AIV RR H, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) the servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements and with regard to the servicing shift whole loan following the servicing shift date, under the related pooling and servicing agreement governing the servicing of the servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of  RREF IV-D AIV RR H, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and to be appointed as the initial directing certificateholder. Another affiliate of Rialto Capital Advisors, LLC is expected to purchase the Class X-D certificates and a portion of the Class D certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to (i) the Wyndham National Hotel Portfolio mortgage loan, which is serviced under the UBS 2019-C18 pooling and servicing agreement and (ii) the 469 7th Avenue mortgage loan, which is serviced under the Benchmark 2022-B37 pooling and servicing agreement. In addition, RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC (which is also an affiliate of Rialto Capital Advisors, LLC and RREF IV-D AIV RR H, LLC) and RREF IV-D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) are also the initial directing holder and initial controlling class representative under the UBS 2019-C18 pooling and servicing agreement and Benchmark 2022-B37 pooling and servicing agreement, respectively. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV-D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Rialto Industrial whole loan, the servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the Rialto Industrial whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any the servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement.

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Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Rialto Industrial whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to the servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to the servicing shift whole loan, or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan (or, with respect to a serviced A/B whole loan, the holder of the related subordinate companion loan) under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan or the servicing shift whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing

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or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization
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Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);

(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in

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the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.
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The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

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Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
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●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

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The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the

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trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then, the Class H-RR certificates, then, the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and

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mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or the servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan, the servicing shift mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The holder of the controlling companion loan for the servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

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With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than the servicing shift whole loan or, prior to the occurrence of any applicable control appraisal period, a serviced A/B whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loan, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and the servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to the servicing shift whole loan or any A/B Whole Loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

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(i)                                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                             may act solely in its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the servicing shift whole loan or any A/B Whole Loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)                         does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan), in the case of any servicing shift whole loan or, in the case of any A/B Whole Loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)                         may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates, or in the case of the servicing shift mortgage loan or any A/B Whole Loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)                            will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of the servicing shift whole loan or any A/B Whole Loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk

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retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or the servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

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The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” and “—The Serviced A/B Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and
“—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or the servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or the servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of the servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or the servicing shift mortgage loan, as applicable. The interests of the

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securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of the servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of the servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to the servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

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The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc., (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial

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Corporation and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

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If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or insolvency cases. In this regard, legal opinions on bankruptcy and insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in

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other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

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Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower

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between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the special servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or otherwise extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the Treasury Regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the Treasury Regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the Treasury Regulations of the United States Internal Revenue Code of 1986, as amended, (the “Code”) during any taxable year, the Code, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

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General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyberattacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or
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may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the certificates). We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor and the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-seven (37) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $808,180,236 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in December 2022 (or, in the case of any Mortgage Loan that has its first due date after December 2022, the date that would have been its due date in December 2022 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twelve (12) Mortgage Loans (collectively, 41.1%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of two (2) Mortgage Loans (collectively, 5.4%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	10	12	$174,474,464	21.6%
Argentic Real Estate Finance LLC	6	6	135,703,125	16.8
LMF Commercial, LLC	3	14	126,500,000	15.7
Starwood Mortgage Capital LLC	2	15	92,900,000	11.5
UBS AG	4	51	84,574,228	10.5
Bank of Montreal	3	3	60,400,000	7.5
KeyBank National Association	4	4	56,197,097	7.0
BSPRT CMBS Finance, LLC	4	7	52,471,322	6.5
Societe Generale Financial Corporation	1	2	24,960,000	3.1
Total	37	114	$808,180,236	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

Other than as described below, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other

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similar security instruments (each, a “Mortgage”) creating a first lien on a fee and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The 70 Hudson Street Mortgage Loan (4.5%) is part of a Whole Loan that was originated by Natixis Real Estate Capital LLC. Such Mortgage Loan was subsequently acquired by Barclays. Barclays reviewed the originator's underwriting and ensured that the underwriting is in accordance with that of Barclays' underwriting guidelines.
●	The 469 7th Avenue Mortgage Loan (2.4%), is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and UBS AG. Such Mortgage Loan was underwritten pursuant to UBS AG’s underwriting guidelines.
●	The Park West Village Mortgage Loan (0.9%), is part of a Whole Loan that was co-originated by BMO, SMC, Citi Real Estate Funding Inc. and Park West Village Grand Avenue Partners, LLC. Such Mortgage Loan was underwritten pursuant to BMO’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 14, 2022 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Rialto Industrial Mortgage Loan or the Rialto Industrial Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Rialto Industrial Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Rialto Industrial Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

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All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year (other than with respect to the Hamilton Portfolio Mortgage Loan (3.1%), which accrues interest on a 30/360 basis); and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a

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portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other

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verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the tables below, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
Wyndham National Hotel Portfolio(2)	2.9%	62.2%	46.7%	$ 215,000,000	63.9%	47.9%	$ 209,500,000
Woodlands Officentre(3)	1.9%	52.5%	46.1%	$ 29,100,000	53.5%	46.9%	$ 28,600,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).
(2)	The Appraised Value represents the aggregate sum of the available “As-Is” and “As-Complete” appraised values for each of the Mortgaged Properties on an individual basis of $215,000,000 as of August 1, 2019. The “As-Complete” appraised values assume completion of certain property improvement plans at the related Mortgaged Properties. At origination, the borrower deposited with the lender $7,417,247, representing 115% of the estimated cost to complete such property improvement plans. On a stand-alone basis, the Mortgaged Properties have an aggregate “As-Is” appraised value of $209,500,000 as of August 1, 2019. The remaining balance in the reserve is approximately $1,744,533. The borrower sponsor reports that 16 out of 17 property improvement plans are complete or scheduled to be complete by the end of November 2022 (subject to no contractor or supply chain delays), with target completion of the last property improvement plan by the end of January 2023.
(3)	The Appraised Value represents the “As-Complete” appraised value for the Mortgaged Property of $29,100,000 as of January 1, 2023. The “As-Complete” appraised value assumes completion of a fitness center within four months and according to the budget, time frame and description provided by the borrower. The Mortgaged Property has an “As-Is” appraised value of $28,600,000 as of October 4, 2022.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as WRS Retail Portfolio, representing approximately 7.4% of the Initial Pool Balance, the Appraised Value of $145,320,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.8% and 56.4%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values of $142,000,000 are 59.2% and 57.7%, respectively.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

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The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management

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account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties, the percentage of rental units or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of

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Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged

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Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in

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the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable,

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have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Cash Flow did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (4.7%), such Mortgage Loan has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Phoenix Industrial Portfolio IX Mortgage Loan, the Underwritten NCF Debt Yield unadjusted for the related holdback reserve is 9.2%. See “Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the

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same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Operating Income did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting

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for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

With respect to the Park West Village Mortgage Loan (0.9%), the Underwritten Net Operating Income includes supplemental income reserve disbursements from a supplemental income reserve of $4,920,000.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Park West Village Mortgage Loan (0.9%), the Underwritten Net Cash Flow includes supplemental income reserve disbursements from a supplemental income reserve of $4,920,000.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Phoenix Industrial Portfolio IX, representing approximately 4.7% of the Initial Pool Balance, such Mortgage Loan has an U/W NOI Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Phoenix Industrial Portfolio IX Mortgage Loan, the U/W NOI Debt Yield including the related holdback reserve is 9.8%. See “Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” or “Rooms” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms or (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-

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to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$808,180,236
Number of Mortgage Loans	37
Number of Mortgaged Properties	114
Range of Cut-off Date Balances	$2,600,000 to $68,000,000
Average Cut-off Date Balance	$21,842,709
Range of Mortgage Rates	3.19200% to 7.79500%
Weighted average Mortgage Rate	6.16454%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	114 months
Range of remaining terms to maturity	51 months to 120 months
Weighted average remaining term to maturity	111 months
Range of original amortization terms(2)	270 months to 360 months
Weighted average original amortization term(2)	349 months
Range of remaining amortization terms(2)	234 months to 360 months
Weighted average remaining amortization term(2)	345 months
Range of Cut-off Date LTV Ratios(3)(4)	30.9% to 69.7%
Weighted average Cut-off Date LTV Ratio(3)(4)	51.6%
Range of LTV Ratios at Maturity(3)(4)	30.8% to 63.5%
Weighted average LTV Ratio at Maturity(3)(4)	49.2%
Range of U/W NCF DSCRs(4)(5)	1.23x to 4.10x
Weighted average U/W NCF DSCR(4)(5)	2.01x
Range of U/W NOI Debt Yields(4)(6)	9.3% to 27.3%
Weighted average U/W NOI Debt Yield(4)(6)	13.7%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	65.9%
Interest-only, Amortizing Balloon	19.0%
Amortizing Balloon	15.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-four (24) Mortgage Loans (collectively, 65.9%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(4)	In the case of twelve (12) Mortgage Loans (collectively, 41.1%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the 70 Hudson Street Mortgage Loan (4.5%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity, and U/W NOI DY including the related subordinate companion loan(s) are 2.50x, 66.5%, 66.5% and 8.1%, respectively. With respect to the Park West Village Mortgage Loan (0.9%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude subordinate companion loans. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are 1.34x, 63.5%, 63.5% and 6.3%, respectively. With respect to the Park West Village Mortgage Loan (0.9%), the Underwritten Net Operating Income and Underwritten Net Cash Flow include supplemental income reserve disbursements from a supplemental income reserve of $4,920,000.
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”,
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“—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

(6)	With respect to the mortgage loan identified as the Phoenix Industrial Portfolio IX Mortgage Loan (4.7%), at origination, $5,000,000 was deposited into an economic holdback reserve. The Underwritten Net Operating Debt Yield is calculated based on the Phoenix Industrial Portfolio IX Whole Loan net of the holdback reserve. The Underwritten Net Operating Debt Yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan without netting the holdback reserve is 9.8%.

The issuing entity will include four (4) Mortgage Loans (collectively, 9.5%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	37	$218,056,218	27.0%
Anchored	17	106,907,774	13.2
Shadow Anchored	12	60,000,000	7.4
Unanchored	6	26,188,444	3.2
Single Tenant	2	24,960,000	3.1
Office	6	$167,412,969	20.7%
Suburban	4	112,412,969	13.9
CBD	2	55,000,000	6.8
Industrial	11	$160,940,000	19.9%
Warehouse / Distribution	5	94,093,333	11.6
Flex	2	33,940,000	4.2
Manufacturing	3	22,906,667	2.8
Warehouse	1	10,000,000	1.2
Hospitality	51	$151,616,049	18.8%
Full Service	4	95,415,436	11.8
Limited Service	46	38,700,613	4.8
Select Service	1	17,500,000	2.2
Mixed Use	2	$47,600,000	5.9%
Office / Data Center / Warehouse	1	45,000,000	5.6
Retail / Office	1	2,600,000	0.3
Multifamily	2	$33,900,000	4.2%
Independent Living	1	26,400,000	3.3
High Rise	1	7,500,000	0.9
Self Storage	4	$18,655,000	2.3%
Self Storage	4	18,655,000	2.3
Other	1	$10,000,000	1.2%
Sub-Leased Fee	1	10,000,000	1.2
Total	114	$808,180,236	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
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Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Gateway Promenade Mortgage Loan (1.0%), the second largest tenant, Ross Dress for Less (25.2% of NRA), is the parent company of the third largest tenant, dd’s Discounts Store (20.9% of NRA).
●	The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. In addition, the COVID-19 pandemic has increased the use of remote work technology and changed the patterns of office usage; such changes may be permanent and may adversely impact vacancy rates and market rent. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has
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Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than The Showboat Hotel Mortgaged Property (collectively, 15.7%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
●	With respect to the Hilton Columbus at Easton Town Center Mortgage Loan (6.1%), approximately 42% of the hotel revenue comes from the operation of restaurants, banquet and meeting space at the hotel.
●	With respect to The Showboat Hotel Mortgage Loan (3.1%), the related borrower’s wholly-owned subsidiaries Showboat Hospitality LLC and ACSB Restaurant LLC (the “Operating Tenants”) hold the associated liquor licenses and arcade licenses with respect to the Mortgaged Property (one held by each Operating Tenant). The related borrower pledged its ownership interest in the Operating Tenants to lender as additional security for the Mortgage Loan, which would permit lender to utilize the existing liquor licenses and amusement operations licenses post-foreclosure without interruption, and a structure that accommodates New Jersey Law.
●	With respect to The Showboat Hotel Mortgage Loan (3.1%), the related Mortgaged Property derives 50.3% of its revenue from its restaurants, arcades, meeting and event space and other ancillary sources.
●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (2.9%), each Mortgaged Property, with the exception of the Travelodge – 1177 East 16th Street Mortgaged Property, is supported by one or more contracts with one of four North American railway companies, Union Pacific Railroad Company, BNSF Railway Company, CSX Transportation, Inc. and Canadian Pacific Railway Company. These contracts set a required minimum number of room nights reserved at a stipulated rate, most of which have adjustment factors related to inflation. Most contracts also feature certain provisions that prevent railway crew employees from staying at a competing hotel within a predefined radius. The current contracts in place at the Mortgaged Properties guarantee a minimum of 1,942 room nights daily, representing 52.1% of the total available room nights. Based on a weighted average contract negotiated rate of $52.48 per room night, the current contracts in place at the Mortgaged Properties represent 69.6% of total underwritten room revenue. The contracts require the rooms at the Mortgaged Properties to comply with “dark and quiet” requirements, including, without limitation, noise abatement measures such as minimum sound transmission coefficient ratings between walls and floors and minimum impact insulation class ratings between floors, light-proofing measures such as custom curtains and blackout drapes that seal from wall to center and door sweeps, individual HVAC units and remote guest detection/energy management systems. Certain contracts mandate that the hotels provide 24-hour a day, 7 days a week service to railroad crews due to the fact that crew shifts may have abnormal operating hours. Two contracts have been in place for over 35 years, 20 contracts have been in place for over 20 to 31 years, and 12 contracts have been in place for over 10 to 20 years, for a weighted average age across the portfolio of Mortgaged Properties of 18.8 years (as of October 2022). All of the contracts that have previously reached an expiration date have been renewed, with the exception of the Baymont Inn & Suites – 2300 Valley West Court Mortgaged Property, the Days Inn – 3431 14th Avenue Mortgaged Property, the Travelodge – 1710 Jefferson Street Mortgaged Property and the Super 8 – 720 Royal Parkway Mortgaged Property, which each expired without renewal, and the Travelodge – 1177 E 16th Street Mortgaged Property, which has no rail contract and operates with transient business.
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The current contracts have a staggered expiration profile, with 61.6% and 9.1% of the contracted room nights expiring in 2023 and 2024, respectively, with the last contract expiring in December 2031. At loan origination, an upfront $7.0 million rail contract renewal reserve was escrowed that has since been transferred to the excess cash flow account as the Mortgage Loan is in a cash sweep period.

●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (2.9%), the collateral for the Mortgage Loan includes all of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc., the property manager of the Wyndham National Hotel Portfolio. Because the equity interests in Avantic Lodging Enterprises, Inc. may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the Treasury regulations may restrict the Trust from taking title to such equity interests. Therefore, upon the occurrence of an event of default under the Wyndham National Hotel Portfolio Mortgage Loan and an ensuing foreclosure with respect to the Wyndham National Hotel Portfolio Mortgage Loan, the lead pooling and servicing agreement may not permit the lead trust to take title to the equity interests in Avantic Lodging Enterprises, Inc. (unless an opinion of counsel is provided indicating otherwise), but rather will require the lead Trust to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell such equity interests and apply the proceeds toward the repayment of the Wyndham National Hotel Portfolio Mortgage Loan. Depending on market conditions, the proceeds from the sale of the equity interests in Avantic Lodging Enterprises, Inc. could be less than the proceeds that would be received if the special servicer had taken title to such equity interests and sold them at a later date. The underwritten value of the Wyndham National Hotel Portfolio Mortgaged Properties does not include the value of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc.
●	With respect to the Courtyard by Marriott Columbus Easton Mortgage Loan (2.2%), pursuant to the Mortgage Loan documents, to the extent PIP work is required at the Mortgaged Property in the future, any amounts required under the Mortgage Loan documents to be collected related to such PIP work will be deposited into a deposit account (the “PIP DACA Account”) rather than escrowed with the mortgagee. The Mortgage Loan documents require that upon setting up such account, the lender will have a security interest in the PIP DACA Account and the borrower will have the right to access amounts from this account to be used in connection with any such PIP work. The right to amounts in the PIP DACA Account will not be conveyed by the Mortgage Loan Seller to the depositor (or its servicer) in connection with the securitization but the Mortgage Loan documents require that upon an event of default under the Mortgage Loan, any amounts in the PIP DACA Account (if such account exists at such time) be conveyed to the mortgagee.
●	With respect to the Courtyard Binghamton Mortgage Loan (0.8%), the associated liquor license and food and beverage permits are held by 3 CY Bistro Inc., a New York corporation, pursuant to a lease agreement, dated November 1, 2017, related to the operation of an on-site restaurant. In connection with the origination of the Courtyard Binghamton Mortgage Loan, 3 CY Bistro Inc. executed a consent and subordination agreement in favor of the lender.
●	The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

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Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Hilton Columbus at Easton Town Center	$49,000,000	6.1%	12/31/2041	11/6/2032
Wyndham National Hotel Portfolio(1)	$23,074,228	2.9%	1/1/2035	12/6/2029
Courtyard by Marriott Columbus Easton(2)	$17,500,000	2.2%	6/16/2028	11/6/2032
Sheraton Metairie	$12,930,972	1.6%	1/14/2041	4/6/2032
Comfort Inn Wilmington	$9,086,035	1.1%	9/30/2042	10/6/2032
Casa De Palmas(3)	$8,751,774	1.1%	8/31/2042	9/6/2032
Courtyard Binghamton	$6,540,350	0.8%	10/6/2037	10/6/2032

(1)	The expiration date of the related franchise agreements for the Wyndham National Hotel Portfolio Mortgaged Properties is the same for all 44 Mortgaged Properties.
(2)	With respect to the Courtyard by Marriott Columbus Easton Mortgaged Property, the franchise agreement is renewable for one period of 10 years upon compliance with certain terms and conditions contained in the franchise agreement.
(3)	With respect to the Casa De Palmas Mortgaged Property, the franchisor and franchisee each have a right under the related franchise agreement to terminate such franchise agreement on August 4, 2034.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more office, data center, warehouse and retail components. The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by mixed-use properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Data Center Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Vancouver Pointe Mortgage Loan (3.3%), the Mortgaged Property has a minimum age requirement of 62 years of age as an independent living community. The related Mortgaged Property provides three chef-prepared meals a day to the residents, room service, a monthly social calendar, 24-hour on-site staff and maintenance personnel, transportation services and weekly housekeeping. In addition, the leases for the related Mortgaged Property are
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structured on a month-to-month basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Senior Housing Properties May Present Special Risks”.

●	With respect to the Park West Village Mortgage Loan (0.9%), based on the underwritten rent roll dated as of July 22, 2022, 418 of the 850 units at the Mortgaged Property are rent stabilized, and the remaining 432 units at the Mortgaged Property are rented at fair market value.

The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the New York City Rent Guidelines Board. The New York City Rent Guidelines Board in New York City sets maximum rates for rent increases once a year which are effective for one or two year leases beginning on or after October 1 each year. Tenants in rent stabilized apartments are entitled to required essential services and lease renewals on the same terms and conditions as the original lease and may not be evicted except on grounds allowed by law. The related borrowers are required to comply with the HSTP Act, which among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. Under the HSTP Act, for certain types of building-wide major capital improvements (“MCIs”) that benefit all of the tenants in a building (such as the replacement of a boiler or plumbing) the landlord may apply to the State of New York Division of Housing and Community Renewal to increase the rent of their rent stabilized tenants. The amount that a landlord can raise tenants’ rents due to MCIs is capped at 2% of their current rent per year, and there is no retroactive amount. This cap applies to MCI increases not collected yet that were approved after June 16, 2012. Additionally, MCI increases are now temporary and will be removed from tenants’ rents after 30 years. MCI increases cannot be added to the tenant’s rent if there are any “hazardous” or “immediately hazardous” violations at the building. The landlord must fix these violations before any MCI can be authorized by state regulators. MCI increases are not permitted if fewer than 35% of the apartments in the building are rent regulated. The HSTP Act also restricts landlords’ ability to increase rents for improvements made to individual apartments (“IAIs”) (for example, new flooring, new fixtures or other improvements). The amount by which the landlord can increase the rent is determined by how much the improvements cost. In buildings that contain more than 35 apartments (such as the Mortgaged Properties), the landlord can collect a permanent rent increase equal to 1/180th of the cost of the improvement (maximum $83.33 per month). Before a landlord can collect a rent increase due to an IAI, they must first fix any “hazardous” or “immediately hazardous” violations in the apartment. A landlord can only claim up to three IAIs in a 15-year period, and total costs eligible for a rent increase calculation cannot exceed $15,000 in a 15-year period. Additionally, IAI increases are now temporary and will be removed from tenants’ rents 30 years from the date the increase became effective. A landlord also may increase the rent because of hardship or increased labor costs. These restrictions on the ability of the borrowers to increase rents for MCIs and IAIs under the HSTP Act may discourage the related borrowers from renovating the Mortgaged Properties or otherwise investing in the Mortgaged Properties, which in turn may adversely affect the ability of the Mortgaged Properties to relet vacant units to new tenants.

●	The borrowers with respect to Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Self Storage Properties

In the case of the self storage properties set forth above, we note the following:

●	The borrowers with respect to Mortgage Loans secured by self storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by self storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by leased fee properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by leased fee properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Bakery(1)	23	15.0%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(2)	11	12.4%
Bank branch(3)	2	6.7%
Gym, fitness center, spa or a health club(4)	8	6.6%
Grocery store(5)	8	6.0%
Clean room/lab space(6)	1	5.6%
Gas station(7)	2	3.1%
Library(8)	1	1.4%
Theater/entertainment venue(9)	1	0.9%
Automobile service facility(10)	1	0.8%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Spartan Retail Portfolio – Converse Plaza, Spartan Retail Portfolio – Oak Forest Plaza, Spartan Retail Portfolio – Westgate Plaza, Spartan Retail Portfolio – North Town Center, Spartan Retail Portfolio – Parkmore Plaza, Spartan Retail Portfolio – Reidville Circle, Spartan Retail Portfolio – Merchant’s Plaza, Spartan Retail Portfolio – Cleveland Village, WRS Retail Portfolio - Grandview Station, WRS Retail Portfolio – Village at Red Bridge, WRS Retail Portfolio – Shoppes at Oxford, WRS Retail Portfolio – Glenn View Station, WRS Retail Portfolio – Shoppes at Sanford, WRS Retail Portfolio – Shoppes at Goldsboro, WRS Retail Portfolio – Shoppes at Richland, WRS Retail Portfolio – Shoppes at White Knoll, Hamilton Portfolio – Hamilton Corner; Hamilton Portfolio – The Shoppes at Hamilton Place, Webster Plaza, Pompano Beach Fishing Village, Wynwood Retail, Delmont Village and 3921 Sunset Boulevard.
(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Spartan Retail Portfolio – Converse Plaza, Spartan Retail Portfolio – Beaumont Plaza, Spartan Retail Portfolio – Merchant's Plaza, WRS Retail Portfolio – Grandview Station, WRS Retail Portfolio – Shoppes at Raeford, WRS Retail Portfolio – Chamblee Village, WRS Retail Portfolio – Hudson Bridge Crossing, Green Valley Corporate Center South, HERE Campus, Delmont Village and 3921 Sunset Boulevard.
(3)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Greenwich Office Portfolio and Webster Plaza.
(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Spartan Retail Portfolio – Converse Plaza, Spartan Retail Portfolio – Spring Valley Commons, Spartan Retail Portfolio – Shelby Plaza, Spartan Retail Portfolio – Fernwood Plaza, WRS Retail Portfolio -Hudson Bridge Crossing, Hamilton Portfolio – Hamilton Corner, Gateway Promenade and Delmont Village.
(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Spartan Retail Portfolio – Converse Plaza, Spartan Retail Portfolio – Oak Forest Plaza, Spartan Retail Portfolio – Pine Belt Plaza, Spartan Retail Portfolio – Spring Valley Commons, Spartan Retail Portfolio – Westgate Plaza, Spartan Retail Portfolio – North Town Center, Spartan Retail Portfolio – Pensacola Plaza and Gateway Promenade.
(6)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Liberty Park at Tysons.
(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Fleet Farm Portfolio – Fleet Farm Menomonie and Fleet Farm Portfolio – Fleet Farm Cambridge.
(8)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Webster Plaza.
(9)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Hamilton Portfolio – The Shoppes at Hamilton Place.
(10)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Highland Street Industrial Center.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Rialto Industrial	$ 68,000,000	8.4%	$163.63	1.23x	51.7%	Industrial
Spartan Retail Portfolio	$ 65,500,000	8.1%	$77.53	1.30x	69.7%	Retail
WRS Retail Portfolio	$ 60,000,000	7.4%	$152.73	1.39x	57.8%	Retail
Hilton Columbus at Easton Town Center	$ 49,000,000	6.1%	$142,028.99	3.61x	35.8%	Hospitality
Liberty Park at Tysons	$ 45,000,000	5.6%	$199.97	3.02x	40.6%	Mixed Use
Greenwich Office Portfolio	$ 42,900,000	5.3%	$475.25	1.84x	54.5%	Office
Phoenix Industrial Portfolio IX	$ 38,000,000	4.7%	$19.95	1.48x	41.2%	Industrial
70 Hudson Street	$ 36,000,000	4.5%	$278.24	4.10x	40.5%	Office
Green Valley Corporate Center South	$ 29,425,000	3.6%	$180.13	1.95x	54.5%	Office
50 Dey Street	$ 27,400,000	3.4%	$75.38	2.40x	36.3%	Industrial
Vancouver Pointe	$ 26,400,000	3.3%	$206,250.00	1.55x	51.8%	Multifamily
Hamilton Portfolio	$ 25,000,000	3.1%	$137.34	1.50x	59.6%	Retail
Fleet Farm Portfolio	$ 24,960,000	3.1%	$91.22	1.73x	59.6%	Retail
HERE Campus	$ 24,800,000	3.1%	$152.86	1.94x	56.5%	Office
The Showboat Hotel	$ 24,732,690	3.1%	$102,033.85	2.89x	34.6%	Hospitality
Top 3 Total/Weighted Average	$193,500,000	23.9%		1.30x	59.7%
Top 5 Total/Weighted Average	$287,500,000	35.6%		1.97x	52.6%
Top 15 Total/Weighted Average	$587,117,690	72.6%		2.06x	50.6%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Spartan Retail Portfolio	$65,500,000	8.1%
WRS Retail Portfolio	60,000,000	7.4
Phoenix Industrial Portfolio IX	38,000,000	4.7
Hamilton Portfolio	25,000,000	3.1
Fleet Farm Portfolio	24,960,000	3.1
Wyndham National Hotel Portfolio	23,074,228	2.9
Autokiniton Industrial Portfolio	11,000,000	1.4
Extra Closet Storage – Clearwater & St. Pete	3,450,000	0.4
Total	$250,984,228	31.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers. For example, with respect to each of the Shoppes at Westgate Mortgaged Property, the Shoppes at Richland Mortgaged Property and the Glenn View Station Mortgaged Property (collectively, 2.2%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Green Valley Corporate Center South	1	$29,425,000	3.6%
Fleet Farm Portfolio	2	24,960,000	3.1
HERE Campus	1	24,800,000	3.1
Total for Group 1:	4	$79,185,000	9.8%
Group 2:
Hilton Columbus at Easton Town Center	1	$49,000,000	6.1%
Courtyard by Marriott Columbus Easton	1	17,500,000	2.2
Total for Group 2:	2	$66,500,000	8.2%
Group 3:
Highland Street Industrial Center	1	$6,540,000	0.8%
Extra Closet Storage – Clearwater & St. Pete	2	3,450,000	0.4
Total for Group 3:	3	$9,990,000	1.2%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type,

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Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New Jersey	4	$ 98,887,690	12.2%
California	5	$ 95,632,429	11.8%
Ohio	2	$ 66,500,000	8.2%
South Carolina	12	$ 60,278,343	7.5%
New York	6	$ 54,739,976	6.8%
Virginia	3	$ 52,077,361	6.4%
North Carolina	10	$ 48,413,999	6.0%
Connecticut	1	$ 42,900,000	5.3%
Tennessee	6	$ 40,056,029	5.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-nine (29) other states, with no more than approximately 3.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Ten (10) Mortgaged Properties (collectively, 7.7%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Ten (10) Mortgaged Properties (collectively, 17.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Thirteen (13) of the Mortgaged Properties (collectively, 23.3%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties

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subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Park West Village (0.9%) has two or more borrowers that own all or a portion of the Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

In addition, borrowers structured as Delaware statutory trusts may permit numerous members. See “—Delaware Statutory Trusts”.

With respect to the Mini U Storage – Brick Mortgage Loan (1.3%), the related borrower is a limited partnership with 32 limited partners, one owning 20%, and no others owning more than 15%, of the related borrower in the aggregate. The general partner, which is controlled by the related borrower sponsor, controls the related borrower.

With respect to the Mini U Storage – Landover Hills Mortgage Loan (0.6%), the related borrower is a limited partnership with 81 limited partners, with no limited partner owning more than 11%, of the related borrower in the aggregate. The general partner, which is controlled by the related borrower sponsor, controls the related borrower.

Delaware Statutory Trusts

With respect to the Green Valley Corporate Center South, Vancouver Pointe, Fleet Farm Portfolio, HERE Campus and Gateway Promenade Mortgage Loans (collectively, 14.1%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the Green Valley Corporate Center South Mortgage Loan (3.6%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent and the Mortgage Loan is not repaid in full 90 days prior to the maturity date). The Green Valley Corporate Center South Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Green Valley Corporate Center South Mortgage Loan. Furthermore, the master tenant is a signatory of the security instrument, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the Vancouver Pointe Mortgage Loan (3.3%), the related borrower is structured as a Delaware statutory trust that permits up to 150 accredited investors. Under the related Mortgage Loan documents, after written notice, the lender possesses the right to terminate the trust agreement of the related borrower by converting the structure of the related borrower from a Delaware statutory trust to a

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Delaware limited liability company after (a) notice from the related lender that an event of default under the loan documents has occurred and is continuing or (b) if the related lender has not received evidence that the Mortgage Loan will be repaid on the maturity date of the Mortgage Loan in the form of either (i) a commitment to refinance the Mortgage Loan or (ii) an executed contract of sale, in each case, within 30 days prior to the maturity date of the Mortgage Loan.

With respect to the Fleet Farm Portfolio Mortgage Loan (3.1%), the related borrower is structured as a Delaware statutory trust that is permitted under the related Mortgage Loan documents to syndicate its beneficial interests to up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower, (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent), (iv) the related borrower failing to deliver to the lender a commitment to refinance the related Mortgage Loan within 90 days prior to the related maturity date, or (v) the related borrower being unable to make any material decision or take any material action (including, without limitation, property restoration following a casualty or renewal of a tenant lease or material property agreement). Each of the related Mortgaged Properties are subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Mortgage Loan. Furthermore, the master tenant is a signatory of each of the security instruments, the assignments of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the HERE Campus Mortgage Loan (3.1%), the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents contemplate the lender’s ability to terminate the trust agreement and convert the related borrower into a limited liability company upon the occurrence of (a) an event of default, or (b) if the lender determines in good faith that an event of default is imminent, which could reasonably be expected to cause a material adverse effect. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

With respect to the Gateway Promenade Mortgage Loan (1.0%) the related borrower is structured as a Delaware statutory trust pursuant to which the borrower master leased the Gateway Promenade Mortgaged Property to DPM Hammond MT LLC (the “Master Tenant”), a single purpose entity that is controlled by Dealpoint Merrill, LLC and wholly owned by the guarantors. The signatory trustee under the borrower’s trust agreement (the “Signatory Trustee”) controls the borrower, is required to maintain 100% control of the borrower and is wholly owned by the guarantors. Dealpoint Merrill, LLC controls and is required to maintain control of the Signatory Trustee. The master lease has been collaterally assigned to the lender, is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Gateway Promenade Mortgage Loan. The Master Tenant is a signatory of the loan agreement, security instruments, the assignments of leases and rents and the cash management agreement. The Mortgage Loan documents permit the related borrower to engage in one or a series of transactions for the transfer (but not the pledge) of the beneficial interests in the borrower to up to 250 accredited investors, provided that, among other things, no such transfer (in the aggregate) results in a change of control in the borrower. Under the related Mortgage Loan documents, the lender has the right to convert the borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (a) notice from the lender that an event of default has occurred and is continuing or (b) if the lender has not received evidence that the related Mortgage Loan will be repaid on the maturity date in the form of either

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(i) a formal executed term sheet or commitment to refinance or (ii) an executed contract of sale, in each case, within thirty days prior to the maturity date.

Condominium and Other Shared Interests

The 50 Dey Street and 469 7th Avenue Mortgage Loans (collectively, 5.7%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	111	$ 787,690,130	97.5%
Fee/Leasehold(3)	2	10,490,106	1.3
Leasehold	1	10,000,000	1.2
Total	114	$808,180,236	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (2.9%), a portion of the surface parking at the Travelodge – 2307 Wyoming Avenue Mortgaged Property (0.2%) is subject to a ground lease, which expires on January 30, 2028. The borrower has the right to purchase the lessor’s fee interest at the end of the term of the ground lease for a price of $300,000 and such amount was not reserved at origination.

With respect to the Pompano Beach Fishing Village Mortgage Loan (1.2%), the related Mortgaged Property consists of six parcels of property, which the related borrowers lease from the City of Pompano Beach under ground leases. The related borrowers then sub-lease the ground leases to six respective

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sub-tenants, who are responsible for, and owners of, the improvements. The termination dates of the ground leases for the parcels range from March 3, 2067 to March 8, 2072.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

COVID-19 Considerations

In addition, certain of the Mortgaged Properties may experience unique challenges due to the COVID-19 pandemic.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than forty-five (45) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Spartan Retail Portfolio Mortgage Loan (8.1%), the related ESAs identified a REC at the Converse Plaza Mortgaged Property, the Oak Forest Plaza Mortgaged Property, the Beaumont Plaza Mortgaged Property, the North Town Center Mortgaged Property and the Parkmore Plaza Mortgaged Property. With respect to the Converse Plaza Mortgaged Property, the ESA identified the historical use of a portion of the Mortgaged Property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended an investigation to determine whether previous soil investigations were already conducted or if such investigations were inconclusive. If such investigations have not been conducted, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Oak Forest Plaza Mortgaged Property, the ESA identified the historical use of portions of the Mortgaged Property as a fueling station and a dry cleaner. The environmental engineer considers the prior uses as a fueling station and a dry cleaner to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Beaumont Plaza Mortgaged Property, the ESA
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identified the historical use of a portion of the Mortgaged Property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the Mortgaged Property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Beaumont Plaza Mortgaged Property, the ESA identified prior groundwater and soil contamination in connection with the current and prior uses of two adjoining and adjacent properties as refueling stations. The environmental consultant considers the prior contamination and current and prior uses to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the North Town Center Mortgaged Property, the ESA identified the historical use of a portion of the Mortgaged Property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended an investigation to determine whether previous soil investigations were already conducted or if such investigations were inconclusive. If such investigations have not been conducted, the environmental engineer recommends that a limited sub-surface assessment be conducted. With respect to the Converse Plaza Mortgaged Property, the Oak Forest Plaza Mortgaged Property, the Beaumont Plaza Mortgaged Property and the North Town Center Mortgaged Property, the related borrowers obtained an environmental insurance policy from Lloyd’s Syndicates, listing the lender as an additional named insured, with a $1,250,000 policy limit per pollution condition at each Mortgaged Property and $3,250,000 in the aggregate, and a $25,000 deductible. Lloyd’s Syndicates is rated “A” by A.M. Best. The policy expires October 25, 2035, which is approximately 3 years past the maturity date of the Mortgage Loan. In addition, with respect to the Parkmore Mortgaged Property, the ESA identified groundwater contamination in connection with the historical use of a portion of the Mortgaged Property as a dry cleaner. The environmental engineer considers the groundwater contamination and prior use as a dry cleaner to be a REC. The environmental engineer reported that remediation and oversight of the REC by the Florida Department of Environmental Protection (“FDEP”) is ongoing. The environmental engineer recommends that that the borrower continue to assess and remediate the REC under the oversight of the FDEP.

●	With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (4.7%), the related ESA identified residual contamination as a CREC at the Versailles, KY Mortgaged Property. From 1961 through 2019 the Versailles, KY Mortgaged Property was used to manufacture glass lamps and bulbs with resultant lead dust impacts. Remedial actions involved excavation and removal of impacted soil and the Kentucky Department of Environmental Protection (“KDEP”) approved a “Clean Closure Certification” for the soil contamination under the KDEP Brownfields Program in 1985. In September 1999, KDEP issued the results of a Resource Conservation and Recovery Act Facility Assessment which identified three areas of concern that required further action. In addition, the previously excavated area was reevaluated in 2000 under a Clean Closure Equivalency Demonstration (“CCED”). Additional excavation of lead-impacted soil was completed in December 2000. Groundwater monitoring was conducted during 2001 and 2002. The wells were abandoned in May 2003 in accordance with a plan approved by the KDEP. The KDEP approved the findings of the CCED in 2003. In 2001, lead-impacted soils were excavated to bedrock, backfilled and paved. A soil cover was placed on surrounding unpaved areas to control exposure risk from residual lead in soil. An environmental covenant was recorded in 2008, prohibiting a 4.4-acre portion of the Versailles, KY Mortgaged Property from residential use. Given the current regulatory status, implemented remediation and controls, the conditions associated with the historical lead impacts are considered a CREC.
●	With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (4.7%), the related ESA identified a CREC at the Iowa City, IA Mortgaged Property relating to impact to groundwater by volatile organic compound (“VOC”) with ongoing groundwater monitoring and natural attenuation under regulatory oversight. From 1967 through February 2021, the Iowa City, IA Mortgaged Property was used to manufacture padded foam and injection molded interior parts for the
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automotive industry. Underground storage tanks (“USTs”) and above-ground storage tanks (“SATs”) were removed in 1988. Multiple subsurface investigations during the 1990s and 2000s identified elevated levels of multiple VOCs in soil and groundwater on and off site. In July 1997, a multi-phase extraction system (“MPES”) was installed in the shallow zone to remove VOCs, including both upper shallow zone wells and lower shallow zone wells to remove VOCs from unsaturated soils in the upper water bearing unit. The MPES operated until April 1999. At that time, monthly monitoring indicated that the MPES had reached its maximum effectiveness and removal rates. Thus, the operation of the MPES ceased. The lower portion of the MPES was restarted in September 1999, was decommissioned and replaced with a new recovery well system in August 2011. An off-site monitoring network installed in 1999 continues to operate and discharges to the plant sewer system, which currently complies with the Iowa City pretreatment discharge requirements. Raytheon Technologies Corporation (“Raytheon”) has been identified as the party responsible for abating contamination under applicable law. Raytheon continues to operate the shallow groundwater recovery system and conducts groundwater monitoring annually. The implemented remedial activities coupled with the approved and ongoing controls - groundwater monitoring and natural attenuation under regulatory oversight - are considered a CREC.

●	With respect to the 50 Dey Street Mortgage Loan (3.4%), the related ESA identified soil and groundwater contamination in connection with the prior industrial use of the Mortgaged Property. The environmental engineer reported that the soil contamination has largely been remediated and remains under an engineered cap and a soil remedial action permit in place. The environmental engineer reported that the contaminated groundwater plume remains active, but that the contamination is being addressed by the borrower pursuant to a groundwater remedial action permit. The environmental engineer considers the soil contamination to be a CREC and the groundwater contamination to be a REC. The environmental engineer recommends that the borrower continues to adhere to the requirements established by the local regulatory agency and the related remedial action permits with respect to the REC and the CREC.
●	With respect to The Showboat Hotel Mortgage Loan (3.1%), the related Phase I ESA conducted by Property Solutions Inc. (“Property Solutions”) performed limited observations for obvious signs of moisture, water intrusion and potential mold at the Mortgaged Property. Water intrusion and visible mold growth was observed on a section of suspended ceiling tiles within the subterranean valet parking garage area of Mortgaged Property. The Phase I ESA recommended that a comprehensive mold assessment be performed at the Mortgaged Property and that any mold be remediated. Property Solutions provided an estimated remediation cost of $250,000 for the mold observed in the subterranean valet parking garage, and on the origination date of the Mortgage Loan, the borrower deposited $275,000 into an environmental reserve, which represents 110.0% of such estimated remediation cost. The related Mortgage Loan documents require the borrower to complete and deliver a comprehensive mold assessment for the related Mortgaged Property within 30 days of the origination date of the Mortgage Loan, and to complete the applicable remediation within 60 days of the origination date of the Mortgage Loan. The outcome of such assessment will determine the actual amount of reserves required which may be higher than the fully funded estimate. The related Mortgage Loan documents provide for recourse to the borrower and guarantor for losses arising out of or in connection with the cost to remediate being in excess of the amount deposited into the environmental reserve and provide the lender with the right to require the borrower to deposit additional sums into the environmental reserve to address any recommended remediation noted in such comprehensive mold assessment.
●	With respect to the Autokiniton Industrial Portfolio Mortgage Loan (1.4%), the related Phase I ESA identified certain environmental issues at portions (the “Affected Parcels”) of the Autokiniton Industrial Portfolio – Elkton Mortgaged Property (the “MI Property”). The Affected Parcels have limited impacts from PCB-containing oils released in the 1980’s. The tenant leasing the MI Property is responsible for investigating and remediating the PCB impacts (the “Responsible Party”). The estimated remediation cost ranges from $1.4 million to $1.85 million, and the Responsible Party has posted a letter of credit in the amount of $1.65 million to secure the PCB
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remediation obligations. In addition, the Responsible Party has purchased a Pollution Legal Liability policy (“PLL Policy”), which covers both the PCB condition and other pollution (described below) with limits of $20,000,000, a $100,000 deductible and a 10-year term, which is required to be renewed if the PCB remediation is not completed prior to end of the initial PLL Policy term.

Additionally, due to long-term industrial use, underground storage tanks previously located on portions of the MI Property, other historical uses and prior storage practices, the MI Property has recognized environmental conditions (“RECs”), including potential vapor concerns and soil contamination. The environmental consultant recommended (i) a due care plan (“Due Care Plan”), which was received by the environmental consultant in May 2022; (ii) a baseline environmental assessment, which was received by the environmental consultant in April 2022, and (iii) an Opinion of Probable Costs (“OPC”), which was received by the environmental consultant in May 2022. The RECs are being addressed pursuant to the foregoing, and the letter of credit and PLL Policy were sized to take into account the OPCs. A Phase II ESA was also performed at the MI Property.

The Phase II ESA indicated that the MI Property meets the definition of a “facility” under the Environment, Great Lakes and Energy and Generic Residential Cleanup Criteria (“EGLE GRCC”), and therefore to the extent that a new owner were to take ownership of the MI Property, it should be prepared to the EGLE GRCC a baseline environmental assessment within 45 days of taking control of the MI Property so that such new owner is not held liable for the cost of cleaning up the RECs caused by the historical industrial use. Additionally, the Phase II ESA recommended that the Due Care Plan obligations be completed, and that no further assessment or investigation of the MI Property is warranted as of that date. In addition to the PLL policy referenced above the related non-recourse guarantor has provided a guaranty in the form of an environmental indemnity agreement which would extend to the identified conditions.

●	With respect to Extra Closet Storage –St. Pete Mortgaged Property (0.3%), the related Mortgaged Property was subject to a Phase I ESA, which identified elevated levels of vinyl chloride found west of the property building and a vapor encroachment condition, which is considered a recognized environmental condition to the property. Prior subsurface investigations of the adjoining properties indicate the source of this contamination was a historic military airfield which operated in the 1940s. As the owners/prospective purchasers of the property are not considered a responsible party for the groundwater contamination originating from a former military installation in the 1940s, no further subsurface assessment was recommended.
●	With respect to the 3921 Sunset Boulevard Mortgage Loan (0.3%), the related Phase I ESA identified recognized environmental conditions due to the Mortgaged Property’s location in relation to an auto service leaking storage tank site on unrelated property adjacent to the Mortgaged Property. The identified site operated as a gas station until 1990, when the gas station operations were terminated, and the associated underground storage tank and dispenser systems were removed. Elevated concentrations of total petroleum hydrocarbons, benzene, toluene, ethylbenzene, and xylenes fuel additives, and fuel oxygenates were discovered. In addition, in May of 2020, as part of the remediation action plan, Encon Technologies Inc. conducted a subsurface investigation in the parking area of 3915 Sunset Boulevard, adjacent to the east of the Mortgaged Property. Soil and groundwater contamination was identified. State regulatory agencies have identified the responsible parties associated with the above noted releases as James Scovel Trust and 3827 Sunset LLC, and they are currently conducting response actions under state and federal oversight, and no current or former owners or operators of the Mortgaged Property have been identified as a responsible party associated with this release.

Mortgaged Properties Subject to Local Law 97

With respect to the Park West Village and the 469 7th Avenue Mortgage Loans (3.3%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks

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Relating to the Mortgage Loans— Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Rialto Industrial Mortgage Loan (8.4%), Rialto Distribution LLC, the sole tenant at the Mortgaged Property, commenced an ongoing approximately $15,000,000 tenant improvement project in 2020. As part of the tenant improvement project, the tenant will remove existing modules, install new racking systems and replace the existing in-rack sprinkler system in certain portions of the Mortgaged Property. The tenant improvement project is expected to be completed in 2023. In addition, between 2020 and 2022, the tenant undertook renovations at the Mortgaged Property in the amount of approximately $12,500,000.
●	With respect to the Hilton Columbus at Easton Town Center Mortgage Loan (6.1%), in connection with the origination of the Mortgage Loan, the borrower agreed to complete certain scheduled renovations related to soft goods with an anticipated total cost of approximately $5,000,000 to $7,300,000 (which renovations are identified in the Mortgage Loan agreement) (the “Scheduled Renovation Work”) and the borrower sponsor deposited $12 million into a deposit account (the “Scheduled DACA Account”). The lender has a security interest in the Scheduled DACA Account and the borrower has the right to access amounts from this account to be used in connection with the Scheduled Renovation Work or any future PIP work or any other capital expenditure work related to the Mortgaged Property. Pursuant to the Mortgage Loan documents, the borrower has the right to withdraw any portion of the amounts remaining in the Scheduled DACA Account upon completion of the Scheduled Renovation Work so long as the borrower is not then required to complete any other PIP work and no event of default has occurred and is continuing. Upon an event of default, any funds remaining in the Scheduled DACA Account will be transferred to lender.
●	With respect to the 50 Dey Street Mortgage Loan (3.4%), the borrower sponsor reported that it intends to perform approximately $29,000,000 in renovations at the Mortgaged Property to upgrade the property by, among other things, replacing the roof, replacing the windows, refreshing the façade, replacing interior finishes and replacing the elevators. At origination, the borrower established a renovation reserve in the amount of $4,500,000 ($2,000,000 in cash and $2,500,000 as a letter of credit) that will be released upon the lenders’ receipt of satisfactory evidence that the expected renovations have been substantially completed.
●	With respect to The Showboat Hotel Mortgage Loan (3.1%), there is a $11,482,821 upfront reserve for renovations on the related Mortgaged Property. The amount of $10,755,069 has been apportioned to the section of the Mortgaged Property named the Bourbon Tower Hotel, and $727,752 has been apportioned to the section of the Mortgaged Property named the Podium. The Podium improvement project commenced October 2022 and will include an update and expansion to the existing arcade, an installation of a state-of-the-art miniature golf course adjacent to the arcade and an expansion of the go-kart track at the arcade to broaden the facility’s family-friendly environment. The Bourbon Tower Hotel improvement project also commenced October 2022 and is anticipated to take six to seven months. It will include remodeling of the 475 guest rooms, as well as common areas (including new furniture, the replacement of flooring, new light fixtures, and painting and window treatments). Under the related Mortgage Loan agreement, the Bourbon Tower improvement plan is required to be completed by June 1, 2023, and the Podium improvement plan is required to be completed before October 31, 2025. Additionally, the related borrower is required to provide to the related
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lender plans and specifications related to both improvement projects, as well as budget plans, and any changes to the plans or material changes to the budget require the related lender’s written consent.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than forty-five (45) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Rialto Industrial Mortgage Loan (8.4%), the borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Mortgaged Property, alleges that it held an unrecorded right of first offer for the purchase of the Mortgaged Property (the “ROFO”) and that the ROFO was violated when the borrower purchased the Mortgaged Property pursuant to a separate option to purchase the Mortgaged Property granted to a borrower affiliate (the “Option”). The prior owner of the Mortgaged Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC
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(“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Mortgaged Property to the borrower in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. On November 3, 2022, Saadia served a subpoena on a lender affiliate for production of documents in connection with the Saadia Litigation. The lender affiliate, Argentic Real Estate Investment LLC, executed a term sheet to provide a floating rate financing secured by the Mortgaged Property to the borrower in 2021 which was never effectuated.

Pursuant to the related Mortgage Loan documents, the borrower represented and warranted that at the time the Option was entered into, none of the borrower, any guarantor or any affiliate had knowledge of any other person or entity that had a right to purchase the Mortgaged Property. In addition, under the Mortgage Loan documents (i)(a) a litigation reserve was established in the amount of $50,000 for the payment of any costs and expenses incurred by the lender or any indemnified party under the Mortgage Loan documents in connection with the Saadia Litigation and (b) subject to the terms of the Mortgage Loan documents, if the funds in the litigation reserve are less than $25,000, the borrower is required to deposit an amount such that the funds in the litigation reserve are equal to $50,000 and (ii) the borrower agreed that: (a) the borrower will defend, indemnify and hold harmless the lender for any liabilities, costs or expenses relating to the Saadia Litigation; (b) the borrower may not settle the Saadia Litigation without the lender’s prior written consent, subject to certain exceptions; (c) in any litigation relating to the Saadia Litigation in which the lender is a party (either because the lender is named as a party or because the borrower is a party and the lender elects to intervene in such case), the lender will have the right to retain counsel to represent the lender at the borrower’s cost and expense; (d) the borrower will keep the lender informed on a regular basis as to the status of the Saadia Litigation, the defense thereof and any settlement discussions; and (e) following the stated maturity or any acceleration of the Mortgage Loan, the lender will have the right to take any action it deems necessary or appropriate in connection with the Saadia Litigation subject to certain conditions (collectively, the “Borrower’s Saadia Litigation Obligations”). The Mortgage Loan documents provide that the borrower and the guarantors have recourse liability for any breach of the Borrower’s Saadia Litigation Obligations; provided, however, that prior to asserting any claim against the guarantors in respect of the Borrower’s Saadia Litigation Obligations, if the lender determines in good faith that such claim is fully insured under the title insurance policy, then the lender may not assert such claim against the guarantors until the lender has asserted a claim under its title insurance policy and either (1) such claim has been denied in whole or in part by any issuer of the title insurance policy or (2) such claim remains unpaid in whole or in part sixty days after the date the lender submitted such claim in writing to the title company. At origination, Fidelity Title Insurance Company (the “Title Company”) issued a title insurance policy with respect to the Mortgaged Property without exception for the Saadia Litigation or any matters relating thereto. The borrower has funded a $2,000,000 litigation escrow with the Title Company, for the benefit of the Title Company, to support an indemnity given or to be given to the Title Company by the related Saadia Litigation guarantors.

●	With respect to the Rialto Industrial Mortgage Loan (8.4%), the borrower sponsor reported that it and certain of its affiliates are subject to two pending lawsuits in connection with various claims of labor violations. The borrower sponsor reported that one of the lawsuits is expected to settle, pending final judicial approval, in the amount of $3,300,000, which amount will be paid between 2022 and 2024, and such settlement would also cover the claims under the second pending lawsuit.
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●	With respect to the Green Valley Corporate Center South Mortgage Loan (3.6%), the Fleet Farm Portfolio Mortgage Loan (3.1%) and the HERE Campus Mortgage Loan (3.1%), the borrower sponsor reported that it, along with five other entities, is subject to pending litigation in connection with a revolving credit facility made by a lender to the borrower sponsor. The lender for the credit facility alleged that it possessed a contractual right of first opportunity on any new borrower sponsor opportunities during a defined exclusivity period and that the borrower sponsor entered into a deal with another lender during this exclusivity period and therefore breached the contract. The borrower sponsor counter-sued, alleging that the lender for the credit facility did not provide approval on new deals in a timely manner and underfunded its loan commitments. The borrower sponsor reported that the lender for the credit facility is seeking damages of $32,000,000.
●	With respect to the 469 7th Avenue Mortgage Loan (2.4%), the borrower is subject to a pending lawsuit by 1516 Roof LLC, a tenant, in connection with the plaintiff-tenant’s obligation to develop the roof of the Mortgaged Property as a rooftop restaurant pursuant to such tenant’s lease, which obligation includes, among other things, demolishing the existing roof mechanical structures, converting certain freight elevators and the associated lobby into passenger elevators and a passenger lobby, and extending the freight elevator shaft to the roof so that the new passenger elevators reach the rooftop restaurant. On or about September 8, 2022, the borrower served the plaintiff with a notice to cure and of termination of its lease, which required that the tenant submit all necessary plans relating to the required work and complete such work by October 14, 2022, and if the tenant failed to do so the borrower reserved the right either to perform the necessary work at the tenant’s cost or to terminate the lease. Work on the roof has not begun. The plaintiff-tenant claims that the borrower, acting in bad faith, refused to sign off on a demolition permit application, a prerequisite to any work being done. The plaintiff-tenant’s pending lawsuit requests, among other things, that the court (i) declare the borrower’s notice to cure and of termination of no force or effect, (ii) issue a preliminary and permanent injunction enjoining the borrower from taking any action to terminate the lease, (iii) grant the plaintiff damages (which the plaintiff has alleged in its complaint to be in excess of $3.5 million), and (iv) allow the plaintiff to commence and complete the work. The lease at issue also provides the tenant-plaintiff an annual rent credit equal to $85,000 per year over 10 years provided that the tenant-plaintiff is not in default under the lease beyond notice and cure periods and the lease is in full force and effect, and the tenant-plaintiff may assign the rent credit to an affiliated tenant leasing separate space at the Mortgaged Property. EONY, LLC, representing approximately 6.3% of the net rentable square footage at the Mortgaged Property, is an affiliate of the tenant-plaintiff.
●	With respect to the Mini U Storage – Brick Mortgage Loan (1.3%), the related sponsor, along with other parties, is a defendant in a lawsuit alleging that the plaintiff, Robert Brine, was fraudulently induced to purchase a $360,000 membership interest in a fund due to misrepresentations and omissions in the related offering documents. On June 17, 2021, all defendants, including the sponsor, moved to dismiss the plaintiff’s complaint. This motion to dismiss was granted, but the motion also granted the related plaintiff leave to amend his complaint. On October 25, 2021, the plaintiff filed a second complaint and the defendants again moved to dismiss it. On February 2, 2022, the judge heard oral arguments related to the motion and asked all parties to submit additional briefs addressing certain aspects of the case. Litigation relating to this lawsuit remains ongoing.
●	With respect to the Pompano Beach Fishing Village Mortgage Loan (1.2%), one of the related borrower entities (“PPA-R5, LLC”) of the Mortgaged Property is being sued by one of its sub-tenants at a portion of the Mortgaged Property known as the Pompano Beach Pier Hotel (the “Pompano Beach Pier Hotel”). The complaint alleges two counts: (i) Count one is a claim for declaratory judgment, requesting the court to determine Pompano Beach Pier Hotel’s right to a $300.00 deposit paid to PPA-R5, LLC, the related borrower, upon execution of the sublease with the related borrower and a determination of whether back rent in the amount of $227,633.09 is owed by the Pompano Beach Pier Hotel sub-tenant to the related borrower as a dispute exists between such parties as to the rent commencement date; (ii) Count two is a claim for damages, alleging that under the sublease, PPA-R5, LLC, the related borrower, has a duty to maintain the
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sewer drains but did not and, as a result, cost Pompano Beach Pier Hotel $73,213 in damages. The total amount of the complaint is $600,846.09 plus legal fees and interest. In connection with this litigation, (i) at closing, the related lender reserved $325,000, which will be released upon final satisfaction of the litigation and (ii) the related loan is full recourse to the guarantor and the loan is recourse to the related borrower in an amount equal to the maximum amount alleged under the complaint (less the $325,000 lender reserved at loan closing). The recourse to the guarantor and the related borrower with respect to the foregoing terminates after final settlement of the litigation. Pompano Beach Pier Hotel continues to pay rent under the lease.

●	With respect to the Wynwood Retail Mortgage Loan (1.1%), the borrower sponsor reported that an enforcement lien in the amount $241,500 as of late September with additional penalties of $250 per day continuing to accrue until the violations are cured was issued by the City of Miami in response to work performed by the Miami Mojito tenant in its area of the Mortgaged Property (“Miami Mojito Area”) without certain permits. A $50,000 violations reserve was established to cure the violations at the Mortgaged Property, including with respect to unpermitted work at the Miami Mojito Area. Additionally, a $450,000 enforcement lien reserve was established, which may be used by the borrower to satisfy or bond the lien. If the lien is not satisfied or bonded by April 6, 2024 or if the City of Miami files an enforcement action to foreclose the lien, the lender may use the funds in the reserve to fully satisfy the lien and remove it of record in accordance with the Mortgage Loan documents. Further, if the violations are not cured and removed of record by April 6, 2024, it triggers a full cashflow sweep under the Mortgage Loan documents, which remains in effect until the violations are cured.
●	With respect to the Park West Village Mortgage Loan (0.9%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. The borrower sponsor reported that the related loan was the subject of maturity extensions following damage to the property caused by Hurricane Irma. The lender declared a default under the terms of the loan and filed a lawsuit against the borrower sponsor, seeking compensatory damages in the amount of $41,793,695 plus interest, together with default interest of approximately $20,000,000, and certain fees and costs. The borrower sponsor reported that it filed a counterclaim alleging the plaintiff’s suit is an abuse of legal process, and the litigation is currently in discovery.
●	With respect to the Courtyard Binghamton Mortgage Loan (0.8%), one of the guarantors, Jayesh Patel (“Mr. Patel”), is a defendant in two separate lawsuits in connection with the sale of an unrelated property. Mr. Patel, together with three other individuals and Shiva Hotel, LLC (“Shiva”), an entity created for the purpose of entering into a lease agreement for a Super 8 hotel (the “Super 8 Hotel”), are jointly named as defendants in the following actions.

In the first suit, Mr. Patel, Shiva and the three other individuals are joint defendants in a case brought by Kamal Enterprise Inc. (“Kamal”), which leased the Super 8 Hotel to Shiva in January 2014. According to the complaint filed by Kamal, Shiva agreed to pay rent, taxes and insurance on the Super 8 Hotel and handle all maintenance and repair work. Mr. Patel and the three other individuals executed a guaranty of the obligations under the lease. Kamal alleges that on or about December 14, 2017, Shiva entered into a purchase agreement concerning the Super 8 Hotel with Krishna Hotel LLC (“Krishna”) without the consent of Kamal, despite Shiva representing to Krishna in the purchase agreement that it had the authority to assign its rights in the Super 8 Hotel. Subsequently, on March 1, 2018, Krishna and Shiva entered into an assignment of the franchise agreement and Krishna assumed possession of the Super 8 Hotel. According to the complaint filed by Kamal, the defendants were not permitted to assign the lease without the prior written approval of Kamal. Kamal alleges that, as a stipulation to the purchase agreement, Shiva and Krishna entered into a management agreement, pursuant to which Krishna would be responsible for (i) operating, maintaining and repairing the Super 8 Hotel property, (ii) paying utilities and taxes on the Super 8 Hotel property and (iii) paying a monthly management fee. Krishna failed to pay property taxes on the Super 8 Hotel in 2018 and 2020 and failed to make any monthly management fee payments after July 2019. As a result of Krishna’s default under the

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parties’ management agreement and purchase agreement, Shiva was unable to meet its payment obligations under the Kamal lease. In January 2020, Kamal commenced eviction proceedings. Kamal’s complaint alleges that Shiva breached its lease by, among other things, (1) failing to pay rent when due, (2) failing to pay property taxes when due, (3) failing to pay for the utilities when due, (4) improperly assigning the lease to Krishna without Kamal’s consent, (5) improperly attempting to sell the Super 8 Hotel to Krishna, (6) taking furniture, fixtures, and equipment from the Super 8 Hotel without Kamal’s consent, and (7) failing to maintain or repair the Super 8 Hotel. Kamal is claiming over $5,000,000 in damages against the defendants. Since December 2020, there has been no action regarding this case. In the event that the plaintiff prevails, Mr. Patel’s potential exposure may affect his ability to perform under the related guaranty for the Mortgage Loan.

In the second suit, Mr. Patel, Shiva and the other individuals are joint defendants in a case brought by Krishna. Krishna alleges that Shiva had no authorization from Kamal to sell the Super 8 Hotel or enter into any management agreement with Krishna. Krishna is seeking damages in the amount of $849,000 plus interest. In response, Mr. Patel has asserted counterclaims, in excess of $1,000,000, both individually and derivatively on behalf of Shiva, against Krishna, alleging that Balvanthbahi Patel (“Balvanthbahi”), Krishna’s managing member who also purchased a 50% membership interest in Shiva, executed a personal guaranty for Shiva’s obligations pursuant to the franchise agreement and assignment agreement between Shiva and Krishna. Shiva alleges that Krishna and Balvanthbahi breached their fiduciary duties to Shiva and are at fault for damages. In the event that the plaintiff prevails, Mr. Patel’s potential exposure may affect his ability to perform under the related guaranty for the Mortgage Loan.

●	With respect to the Highland Street Industrial Center Mortgage Loan (0.8%) and Extra Closet Storage – Clearwater & St. Pete Mortgage Loan (0.4%), two of the guarantors, as well as certain companies partially owned by the guarantors are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of the guarantors. The plaintiff alleges that they were wrongfully terminated from the management of the companies and as a result, suspended from distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted the plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against the guarantors, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by guarantors are still pending and the plaintiff is seeking $15.2 million in total for such open claims.

In addition, an action was filed by certain plaintiffs against defendant CSG BSH Partners III, LLC (“CSG BSH”). A guarantor of the Highland Street Industrial Center Mortgage Loan and the Extra Closet Storage - Clearwater & St. Pete Mortgage Loan is identified in the complaint as a founder, owner, member, manager and principal of CSG BSH. The plaintiffs claim that the defendants failed to disclose their ownership or financial interest in companies related to an IRC 1042 rollover program that CSG BSH was advising plaintiffs about.  The plaintiffs filed several causes of action against the guarantor personally.  The matter is currently in arbitration and the action has been stayed pending resolution of the arbitration.  In May 2022, the parties to the litigation executed an agreement by which all disputed fees/proceeds (approximately $1.3 million) were put into escrow pending a decision by the arbitration panel.  In the event that the panel resolves the matter in CSG BSH’s favor, it is expected that half of that amount would be released from escrow.

Another suit asserts that the same plaintiff had a business relationship with the guarantor, whereby the plaintiff agreed to generate business for the guarantor’s company in exchange for certain revenue sharing and that guarantor concealed the revenue the company collected to deprive him of (or to reduce) his share. The complaint alleges three causes of action, and asks for at least $1 million in damages in connection with each cause of action. The complaint also

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seeks a declaration that the parties’ contract entitles plaintiff to receive 50% of the gross revenue generated by transactions that the plaintiff originated. The guarantor and certain corporate defendants filed an answer and counterclaims on February 26, 2021 and motions to dismiss were filed on both sides and remain pending with the court at this time.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-one (21) of the Mortgage Loans (collectively, 58.4%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Fifteen (15) of the Mortgage Loans (collectively, 34.1%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
●	One (1) Mortgage Loan (7.4%) was originated in connection with the borrower’s refinancing and acquisition of the related portfolio of Mortgaged Properties.
●	With respect to the Casa De Palmas Mortgage Loan (1.1%), proceeds of such Mortgage Loan were used by the borrower to acquire a Mortgaged Property which was a REO property owned by the former lender of a prior loan secured by the Mortgaged Property. The borrower under the Mortgage Loan is not affiliated with the borrower under the preceding loan. The prior loan securitized balance at the time was $13,485,144, the balance at disposition was $11,891,385, and the loss amount of the prior loan was $3,057,300.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Rialto Industrial, Hilton Columbus at Easton Town Center, Green Valley Corporate Center South, Hamilton Portfolio, Fleet Farm Portfolio, HERE Campus, Courtyard by Marriott Columbus Easton, Sheraton Metairie, Saks Fulfillment Center, Pompano Beach Fishing Village, Crossgates Commons, Wynwood Retail, Gateway Promenade, Park West Village and Delmont Village Mortgage Loans (collectively, 38.4%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal (or, with respect to the Saks Fulfillment Center Mortgage Loan, a limited partner) with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale
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or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Rialto Industrial Mortgage Loan (8.4%), the Mortgaged Property previously served as a national distribution center for Toys “R” Us until they filed for bankruptcy and vacated the Mortgaged Property in 2018. The Mortgaged Property was purchased out of bankruptcy in the third quarter of 2018 by a prior owner. In March 2020, the borrower entered into a lease with the prior owner along with an option agreement to purchase the Rialto Industrial Mortgaged Property. In August 2021, the borrower exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease.
●	With respect to the Hilton Columbus at Easton Town Center Mortgage Loan (6.1%) and the Courtyard by Marriott Columbus Easton Mortgage Loan (2.2%), the borrower sponsor reported the following (none of which relate to the Mortgaged Properties): (i) a default leading to a $34.4 million short sale in August 2022 on a $40 million loan secured by a hotel property that was an asset in the CGCMT 2016-GC37 securitization, (ii) a deed-in-lieu of foreclosure in September 2018 on a $200 million construction loan with an outstanding principal balance of $137 million, (iii) a deed-in-lieu of foreclosure in November 2017 on a $205 million loan following the bankruptcy/termination of two major tenants, (iv) a consensual foreclosure of a $168.5 million construction loan in February 2013, and (v) a deed-in-lieu of foreclosure in January of 2011 on a $40 million loan secured by the Cortana Mall in Baton Rouge, Louisiana due to the loss of major tenants.
●	With respect to the Green Valley Corporate Center South Mortgage Loan (3.6%), Fleet Farm Portfolio Mortgage Loan (3.1%) and HERE Campus Mortgage Loan (3.1%), the related non-recourse carveout guarantor, Jeffrey A. Pori, previously sponsored a property securing a loan that went into default and was subject to a foreclosure proceeding in which the related lender obtained an approximately $6.0 million deficiency judgment. After failing to reach a settlement with the lender, Mr. Pori filed for bankruptcy in 2012. Mr. Pori exited bankruptcy in 2013. In addition, the related borrower sponsor has sponsored loans that have resulted in one foreclosure and one previous deed-in-lieu of foreclosure, both unrelated to the Mortgaged Property.
●	With respect to the Hamilton Portfolio Mortgage Loan (3.1%), the related borrower sponsor and certain affiliates filed for Chapter 11 bankruptcy in November 2020, which filing triggered an event of default under a secured credit facility and senior unsecured notes. Various properties owned by the borrower sponsor (not including the Mortgaged Property) were pledged as collateral under the secured credit facility. In November 2021, the court approved the borrower sponsor’s reorganization plan and as part of its reorganization, the borrower sponsor’s debt was reduced by approximately $1.7 billion. On November 1, 2021, the debtors emerged from bankruptcy. In addition, with respect to the Hamilton Portfolio – Hamilton Crossing Mortgaged Property (0.6%), the prior loan secured by this Mortgaged Property went into maturity default in April 2021. The borrower continued to make monthly debt service payments on the prior loan until proceeds from the Mortgage Loan refinanced the prior loan. The prior loan was paid in full.
●	With respect to The Showboat Hotel Mortgage Loan (3.1%), the related borrower sponsor reported the following (none of which relate to the Mortgaged Property): (i) a June 2021 modification of a $27.083 million retail loan securitized in JPMDB 2016-C4 that experienced delinquencies due to COVID-19, which has subsequently returned to the related master servicer and remains current, (ii) an April 2021 forbearance agreement for a $7.4 million office loan securitized in CSAIL 2015-C2 that experienced delinquencies due to COVID-19, which has subsequently returned to the master servicer and remains current and (iii) a January 2015 deed-in-lieu of foreclosure.
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Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Thirteen (13) of the Mortgaged Properties (collectively, 13.6%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property.
●	Seven (7) of the Mortgaged Properties (collectively, 17.5%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Spartan Retail Portfolio, Phoenix Industrial Portfolio IX - Wetumpka, AL, Phoenix Industrial Portfolio IX – Iowa City, IA and Hamilton Portfolio.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such

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difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Spartan Retail Portfolio, Greenwich Office Portfolio, Phoenix Industrial Portfolio IX – Versailles, KY and Phoenix Industrial Portfolio IX – Memphis, TN.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Spartan Retail Portfolio – Beaumont Plaza(1)	0.6%	County of Spartanburg	79.6%	80.4%
469 7th Avenue(2)	2.4%	The City of New York	24.9%	26.1%
Gateway Promenade(3)	1.0%	BMV Indiana	6.8%	7.9%

(1)	The largest tenant at the Mortgaged Property, County of Spartanburg, has an appropriations clause allowing it to unilaterally terminate the lease solely if funds are not appropriated to the tenant at the County of Spartanburg’s annual budget meeting.
(2)	The largest tenant at the Mortgaged Property, The City of New York, has the right to terminate its lease for either its entire premises, the sixth floor or the fourth and sixth floors any time after October 15, 2024 upon at least 12 months’ notice and payment of a termination fee in an amount equal to the sum of (i) the tenant work costs based on a straight-line amortization over the first 15 years of the lease term and (ii) the tenant broker fee based on a straight-line amortization over the first 15 years of the lease term.
(3)	The fifth largest tenant at the Mortgaged Property, BMV Indiana, has the right to terminate its lease if, among other things, at any time during the lease term, the tenant provides one-year prior written notice and reimbursement to the landlord of an amount equal to the unamortized tenant improvements and leasing commissions set forth in the lease (currently valued at $20,580.46).

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not

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taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the Rialto Industrial Mortgage Loan (8.4%), the sole tenant at the Mortgaged Property, Rialto Distribution LLC, will receive six months of free rent, which will be reserved upfront and $15,000,000 for a tenant improvement project, which were paid in full at origination of the Mortgage Loan.
●	With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (4.7%), the sole tenant at the Iowa City, IA Mortgaged Property, HNI Corporation, representing approximately 93% of the net rentable square footage at the Iowa City, IA Mortgaged Property, has not taken occupancy of approximately 13,081 square feet of its 317,518 square feet of leased space.
●	With respect to the Hamilton Portfolio Mortgage Loan, (3.1%), Nordstrom Rack, the second largest tenant at The Terrace Mortgaged Property, signed a lease on June 22, 2022. It is anticipated that the space will be turned over to Nordstrom Rack in December 2022 and that the store will open and the tenant will commence paying rent in May 2023.
●	With respect to the Hamilton Portfolio Mortgage Loan (3.1%), Cineworld Group PLC, the parent company of Regal Cinemas, Inc., which occupies a parcel at The Shoppes at Hamilton Place Mortgaged Property pursuant to a ground lease, filed for Chapter 11 bankruptcy on September 7, 2022. This tenant was not included in the underwriting.
●	With respect to the Green Valley Corporate Center South Mortgage Loan (3.6%), approximately $367,885 was placed in a rent concession reserve to fund a rent abatement for Orbis Education (“Orbis”), the largest tenant at the related Mortgaged Property, and Orbis will be in a rent abatement period from October 2022 through February 2023 and will also receive an additional one-month rent abatement in August 2023.
●	With respect to the WRS Retail Portfolio Mortgage Loan (7.4%), (i) Georgia Clinic Urgent Care, the third largest tenant at the Chamblee Village Mortgaged Property, representing approximately 9.0% of the net rentable square footage at that Mortgaged Property, is currently in a build out period and is expected to take occupancy in the first quarter of 2023. The tenant is not yet paying rent and is expected to pay half rent in April 2023 and full rent commencing May 2023; (ii) Del Rancho, the third largest tenant at the Glenn View Station Mortgaged Property, representing approximately 8.8% of the net rentable square footage at that Mortgaged Property, is currently in a build out period and is expected to open for business in March 2023 and commence paying rent in March 2023; and (iii) Petsense, the second largest tenant at the Shoppes at Raeford Mortgaged Property, representing approximately 12.6% of the net rentable square footage at that Mortgaged Property, is currently in a build out period and is expected to take occupancy in the first quarter 2023 and commence paying rent on the date that tenant is open for 90 days following completion of the landlord’s work and the landlord’s approval of all final plans.

For more information see Annex A-3 to this prospectus and the accompanying footnotes.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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●	The Spartan Retail Portfolio – Beaumont Plaza, Wyndham National Hotel Portfolio – Travelodge – 2680 Airport Road, Wyndham National Hotel Portfolio – Travelodge – 123 Westvaco Road, Wyndham National Hotel Portfolio – Travelodge – 1710 Jefferson Street, Wyndham National Hotel Portfolio – Travelodge – 8233 Airline Highway, Wyndham National Hotel Portfolio – Travelodge – 108 6th Avenue, Wyndham National Hotel Portfolio – Baymont Inn & Suites – 100 15th Street South East, Sheraton Metairie, Saks Fulfillment Center, Courtyard Binghamton, Delmont Village and the Courtyard by Marriott Columbus Easton Mortgaged Properties (collectively, 7.3%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Spartan Retail Portfolio Mortgage Loan, (8.1%), the largest tenant at the Beaumont Plaza Mortgaged Property, County of Spartanburg (the “County”), representing 79.6% of the net rentable area at the Mortgaged Property, has a right of first refusal to purchase the Beaumont Plaza Mortgaged Property in the event that the borrower intends to market the Beaumont Plaza Mortgaged Property as a single piece of property and not as a package, portfolio or group of properties owned by the borrower sponsor. The borrower is required to provide written notice of such intent to the County and the County has 45 days from such written notice to negotiate and execute a purchase and sale agreement with the borrower.
●	With respect to the HERE Campus Mortgage Loan (3.1%), pursuant to an option agreement entered into by and between the borrower, the borrower’s signatory trustee and trust manager (together with the borrower, the “HERE Campus Seller”) and KB Laguna Hills, LLC (the “HERE Campus Buyer”), the HERE Campus Seller has granted to the HERE Campus Buyer the exclusive right and option to purchase the Mortgaged Property in accordance with and subject to the provisions thereof. The option agreement provides that the borrower’s exercise of the purchase option is subject to the borrower’s ability pursuant to the Mortgage Loan documents to convey, transfer and/or release the Mortgaged Property from the lien of the Mortgage Loan documents. The Mortgage Loan documents provide that from and after the second anniversary of the Closing Date, the borrower may, in connection with a voluntary defeasance of the Mortgage Loan and subject to the terms and conditions set forth in the Mortgage Loan documents, obtain a release of the lien of the Mortgage Loan so as to permit the conveyance of the Mortgaged Property pursuant to the option agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics—Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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●	With respect to the Rialto Industrial Mortgage Loan (8.4%), the Mortgaged Property is leased in its entirety to Rialto Distribution LLC, a borrower affiliate. Rialto Distribution LLC, is expected to sublease a portion of the Mortgaged Property to I World, LLC after origination of the Mortgage Loan. The lease expires on October 31, 2042, and the sublease is expected to expire on December 31, 2032.
●	With respect to the 50 Dey Street Mortgage Loan (3.4%), the Mortgaged Property is master leased in its entirety to 215 Coles ML, LLC, an affiliate of the borrower sponsor. The term of the master lease is for 15 years and the borrower sponsor has guaranteed the master tenant's payment obligations under the master lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to each of the Spartan Retail Portfolio, the WRS Retail Portfolio, the Hilton Columbus at Easton Town Center, the Green Valley Corporate Center South, the 50 Dey Street, the Hamilton Portfolio and the HERE Campus Mortgage Loans (collectively, 34.8%), the related borrower sponsor owns competing properties within five miles of the Mortgaged Property.
●	With respect to the Hilton Columbus at Easton Town Center Mortgaged Property and the Courtyard by Marriott Columbus Easton Mortgaged Property (collectively, 8.2%), the Mortgage Loans share a common guarantor and ownership structure. The related Mortgaged Properties are located less than half of a mile from each other. The appraisals for each of the Mortgaged Properties did not identify the other Mortgaged Property as competing.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by

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Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties (collectively, 17.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-five (25) Mortgage Loans (collectively, 74.7%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the Fleet Farm Portfolio and the Autokiniton Industrial Portfolio Mortgage Loans (collectively, 4.4%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

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In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the WRS Retail Portfolio Mortgage Loan (7.4%), the drive-through use of an outparcel restaurant on the Hudson Bridge Crossing Mortgaged Property (1.2%) is a pre-existing legally non-conforming use, as drive-through uses are not permitted use under current zoning laws. In the event of a casualty, to Hudson Bridge Crossing Mortgaged Property that exceeds 50% of the replacement costs at the time of the casualty, the Hudson Bridge Crossing Mortgaged Property may only be restored in conformance with the current zoning laws.
●	With respect to the 469 7th Avenue Mortgage Loan (2.4%), a permanent or temporary certificate of occupancy is required in New York City for the lawful occupancy of a building that was built or significantly altered after 1938, including the Mortgaged Property. A permanent certificate of occupancy had been issued by the City of New York Department of Buildings for the Mortgaged Property, most recently in 1988. According to the borrower’s architect, that permanent certificate of occupancy remains in effect for the originally approved uses of the Mortgaged Property. A temporary certificate of occupancy was issued on October 1, 2014, in connection with work at the Mortgaged Property required under the lease with the City of New York. The temporary certificate of occupancy reflecting the alterations was not renewed when it lapsed in January 2015. Were enforcement action to be taken, the second floor of the Mortgaged Property (which is a portion of the space leased to the City of New York, for occupancy by the New York City Police Department) could not be lawfully occupied until issuance of a valid temporary certificate of occupancy. An August 23, 2022 letter from the borrower’s architect states that an inspection of the Mortgaged Property on August 15, 2022 identified three items that the borrower was required to correct before the temporary certificate of occupancy is issued, and the architect’s letter states that all such items were corrected. The borrower’s application for a permanent certificate of occupancy, submitted prior to loan origination, is currently pending.
●	With respect to the Highland Street Industrial Center Mortgage Loan (0.8%), the related Mortgaged Property is legal nonconforming as some tenants have not been issued nonresidential use permits. Law and ordinance coverage has been obtained. The related borrower is required to seek the issuance of the nonresidential use permits and has deposited $50,000 with lender into a reserve in respect of its obligations in connection with the remedial actions. Under the Mortgage Loan agreement, the debt is required to be fully recourse to the related borrower in an instance arising from or related to any portion of the related Mortgaged Property being vacated or shut down or the related borrower being prohibited from collecting rent due to the failure to enforce the collection of nonresidential use permits as required under the Mortgage Loan agreement. Missing non-residential use permits constitutes a violation of the zoning code. However, no construction/repair work is anticipated to be necessary to obtain the permits and the related borrower is required to apply for such permit on behalf of the tenants (on a tenant by tenant basis) as their authorized agent. As of the Cut-off Date, the related borrower has successfully obtained a number of the missing permits and is continuing to work on the remaining ones through the time period permitted by lender.
●	With respect to the Extra Closet Storage - Clearwater & St. Pete Mortgage Loan (0.4%), the related borrower is required to obtain a permit for truck rentals at the related Mortgaged Property within 90 pays post-origination. If such permit is denied, the related borrower is required to promptly discontinue the non-conforming use.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool— Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 70 Hudson Street Mortgage Loan (4.5%), the Mortgage Loan documents do not provide for a separate carve out guarantor that is distinct from the borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-four (24) Mortgage Loans (collectively, 65.9%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Four (4) Mortgage Loans (collectively, 19.0%) provide for an initial interest-only period that expires between twenty-four (24) and ninety (90) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Nine (9) Mortgage Loans (collectively, 15.1%) require monthly payments of principal and interest for the entire term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	24	$532,330,000	65.9%
Interest-Only, Amortizing Balloon	4	153,950,000	19.0
Amortizing Balloon	9	121,900,236	15.1
Total	37	$808,180,236	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	5	$ 81,157,097	10.0%
6	31	691,023,139	85.5
8	1	36,000,000	4.5
Total	37	$ 808,180,236	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	36	$ 796,613,139	98.6%
5	1	11,567,097	1.4
Total	37	$ 808,180,236	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

Thirty-six (36) of the Mortgage Loans (96.9%) accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

One (1) of the Mortgage Loans (3.1%) accrues interest assuming a 30-day month, assuming a 360-day year.

Single Purpose Entity Covenants

With respect to the Hilton Columbus at Easton Mortgage Loan (6.1%), in addition to the typical non-recourse carveout guaranties generally provided by borrowers and the guarantors for similar CMBS loans, the Mortgage Loan provides for loss recourse to the borrower and the guarantors (i) if the franchise agreement is amended or modified without lender’s prior written consent (other than as expressly permitted by the Mortgage Loan Agreement) (the “Loss Recourse Franchise Guaranty”) or (ii) in the event the borrower fails to pay for and complete any and all work required under any property improvement plan required pursuant to the franchise agreement or any replacement franchise agreement during the term of the Mortgage Loan (subject to certain exclusions set forth in the Mortgage Loan documents). The Mortgage Loan also provides for full recourse to the borrower and the guarantors upon any expiration or termination of the franchise agreement for any reason (the “Full Recourse Franchise Guaranty” and together with the Loss Recourse Franchise Guaranty, the “Franchise Guaranty”) until such time as a

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replacement franchise agreement or replacement management agreement has been entered into with a qualified franchisor (and subject to certain conditions specified in the Mortgage Loan documents). At origination, the borrower delivered a counsel’s opinion regarding non-consolidation of the borrower with a Debtor Party, provided that such opinion expressed no opinion regarding the presence of, and the opinion did not consider any effect of the Franchise Guaranty (to the extent triggered as a result of the borrower failing to meet monetary obligations under the franchise agreement due to insufficient cash flow from the operation of the Mortgaged Property). “Debtor Parties” means the borrower’s members, the guarantors, the property manager and certain affiliated entities as specified in the related opinion. We cannot assure you that the Franchise Guaranty would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower with those of the Debtor Parties.

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (2.9%), in the event of certain circumstances permitting a reduction in train crew sizes to a number less than two at any company subject to a railroad contract at any of the related Mortgaged Properties (a “Collective Bargaining Cash Sweep Trigger Event”), and either (a) the occupancy based on the railway company contracts is less than 75.0% or (b) a Collective Bargaining Cash Sweep Trigger Event occurs at any time following the monthly payment date occurring in June 2029, the Mortgage Loan documents (i) provide full recourse to the related borrower sponsor in an aggregate amount equal to $72,500,000 (the “Vukota Payment Guaranty”) and (ii) require the borrower to cause the guarantor to deliver to the lender a letter of credit in an amount equal to $25,000,000 (the “LOC Obligations”) within 30 days of the occurrence of a Collective Bargaining Cash Sweep Trigger Event as additional security for the borrower’s obligations under the Mortgage Loan documents. In addition, (i) at origination, the sole member of the borrower pledged 100% of its equity interest in the related property manager as additional security for the Mortgage Loan (the “Equity Pledge”) and (ii) the Mortgage Loan documents provide recourse to the guarantors for any losses to the lender in connection with a breach of certain backward-looking representations provided by the related borrower (the “Recycled SPE Guaranteed Obligations”). At origination, the borrower did deliver to the lender a counsel’s opinion regarding non-consolidation of the borrower, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the borrower or its managing member with those of any one or more related parties to the extent of the existence of the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations. We cannot assure you that the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower or its managing member with those of the guarantors. This opinion was based on numerous assumptions regarding future actions of the borrower and its affiliates. The opinion of counsel regarding these issues is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

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Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-six (26) Mortgage Loans (collectively, 62.9%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Nine (9) Mortgage Loans (collectively, 31.3%) each prohibit voluntary principal repayments during a Lock-out Period, and then permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (4.5%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by
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pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (1.4%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	4	7.0%
4	23	63.6
5	4	7.9
6	3	10.4
7	3	11.1
Total	37	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do

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restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of twenty-eight (28) Mortgage Loans (the “Defeasance Loans”) (collectively, 68.7%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, in the case of a Mortgage Loan with a balloon payment due at maturity, or at the commencement of the open

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prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Spartan Retail Portfolio Mortgage Loan (8.1%), the borrower may obtain the release of certain parcels at the Shelby Plaza Mortgaged Property, the Parkmore Plaza Mortgaged Property and the Reidville Circle Mortgaged Property in connection with a third party sale on or after the prepayment lockout expiration date, provided that the release will not occur within 60 days prior to or following a securitization, subject to satisfaction of certain conditions, including, among other things: (i) the borrower provides to the lender evidence that the remaining portion of the related Mortgaged Property is a separate legal lot and tax parcel, (ii) the loan-to-value ratio for the remaining property will be no more than 125%, and if greater than 125%, the principal balance of the Mortgage Loan must be paid down by the borrower by an amount sufficient to satisfy REMIC requirements, together with any yield maintenance premium, unless the lender receives an opinion of counsel that the securitization will not fail to maintain its status as a REMIC trust as a result of such release, (iii) with respect to a portion of the Parkmore Plaza Mortgaged Property (the “Walmart Release Parcel”), such portion is being released to Walmart Inc., an affiliate of Walmart Inc., or a person with a creditworthiness similar to Walmart Inc., (iv) with respect to any release prior to the release of the Walmart Release Parcel, but not with respect to the release of the Walmart Release Parcel, the borrower shall pay to the lender a release price together with any prepayment fee and any other amount due in connection with the application of the release price to the prepayment of the underlying mortgage loan, as set forth in the loan documents, and (v) with respect to any release of the Shelby Plaza Mortgaged Property, a replacement lease that is acceptable to the lender and under the terms specified in the Mortgage Loan agreement, has been executed for the space occupied by the Tractor Supply Company tenant at the Shelby Plaza Mortgaged Property.
●	With respect to the WRS Retail Portfolio Mortgage Loan (7.4%), the borrower has the right at any time after the permitted defeasance date or permitted release date, as applicable, and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the Mortgage provided, among other conditions, (i) the borrower prepays an amount (together with
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the applicable yield maintenance premium) or delivers defeasance collateral (as applicable) in an amount equal to 115% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.39x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 57.8% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

●	With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (4.7%), an earn-out reserve (the “Phoenix Industrial Portfolio IX Earn-out Reserve”) in the amount of $5,000,000 was reserved at origination of the Phoenix Industrial Portfolio IX Mortgage Loan. If the Phoenix Industrial Portfolio IX borrowers fail to obtain the release of the Phoenix Industrial Portfolio IX Earn-out Reserve funds prior to the third anniversary of the closing date of the securitization containing the most recently securitized Phoenix Industrial Portfolio IX Whole Loan note, the Phoenix Industrial Portfolio IX borrowers are required to partially defease the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the Phoenix Industrial Portfolio IX Earn-out Reserve account (such partial defeasance, the “Phoenix Industrial Portfolio IX Earn-out Reserve Partial Defeasance”), plus (x) all interest that would have accrued on the amount of the Phoenix Industrial Portfolio IX Whole Loan to be prepaid through and including the last day of the interest period related to the monthly payment date following the Phoenix Industrial Portfolio IX Earn-out Reserve Partial Defeasance, (y) all reasonable out-of-pocket, third party costs and expenses actually incurred by the lender in connection with such Phoenix Industrial Portfolio IX Earn-out Reserve Partial Defeasance and (z) all other sums due and payable under the Phoenix Industrial Portfolio IX Whole Loan documents. If the Phoenix Industrial Portfolio IX borrowers fail to obtain the release of the Phoenix Industrial Portfolio IX Earn-out Reserve funds prior to May 6, 2032, the Phoenix Industrial Portfolio IX borrowers are required to partially prepay the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the Earn-out Reserve account on May 6, 2032 without a prepayment premium.
●	With respect to the Hamilton Portfolio Mortgage Loan (3.1%), the related borrower may obtain the release of an individual Mortgaged Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the related borrower pays an amount equal to the greater of (x) 125% of the allocated loan amount for such Mortgaged Property or (y) 100% of the net sale proceeds delivered from the sale of such Mortgaged Property after deducting certain out-of-pocket expenses (not to exceed 3% of the gross sales proceeds), in either case, together with the applicable yield maintenance premium and, if necessary, any shortfall amount required to comply with the REMIC requirements, (iii) the debt yield for the remaining properties is no less than the greater of (x) the debt yield immediately preceding such release and (y) 11.5%, (iv) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) 59.6% and (y) the loan-to-value ratio immediately preceding such release, provided, however, that if the condition in (iii) and/or (iv) is not satisfied, the related borrower may prepay a portion of the outstanding balance of the related mortgage loan as may be necessary.
●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (2.9%), after the expiration of the related lockout period, the related borrower is permitted to obtain the release of any individual Mortgaged Property upon a sale to a third party not affiliated with the borrower, provided that, among other conditions: (a) the borrower provides at least 15 business days’ prior written notice; (b) the borrower prepays the Mortgage Loan in an amount equal to 120% of the allocated loan amount, along with any applicable yield maintenance premium; (c) after giving effect to such release, (i) the debt service coverage ratio based on the trailing 12 months is no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.94x, (ii) the debt yield (based on net cash flow) for the remaining Mortgaged Properties following the release is no less than the greater of (A) the debt yield (based on net cash flow) immediately preceding such release and (B) 14.2%, and (iii) the loan-to-value ratio for the remaining Mortgaged Properties following the release does not exceed the lesser of (A) 67.4% or
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(B) the loan-to-value ratio for all of the Mortgaged Properties prior to the release; (d) the borrower delivers evidence reasonably satisfactory to the lender that the related franchisor has agreed to, as applicable, (i) the assignment, transfer or termination of the related franchise agreement or (ii) the release of such Mortgaged Property from such franchise agreement, as described in the Mortgage Loan documents; (e) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (f) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, the borrower may obtain the release of an individual Mortgaged Property at any time without satisfying the above described debt service coverage ratio test, debt yield test and loan-to-value test (and without satisfying the requirement of a sale to an unaffiliated third party) if (a) if such release would cure a non-monetary event of default which relates solely to such individual Mortgaged Property, (b) in connection with exercise by BNSF Railway Company of its option to relocate the lodging facility at the Travelodge – 108 6th Avenue Mortgaged Property, or (c) in connection with the exercise by Canadian Pacific of its option to purchase the lodging facility at the Baymont Inn & Suites – 100 15th Street Southeast Mortgaged Property, in each case of (i), (ii) or (iii) above, in accordance with the terms set forth in the Mortgage Loan documents, including, without limitation, payment of a release price equal to 120% of the allocated loan amount plus any applicable yield maintenance premium.

●	With respect to the Crossgates Commons Mortgage Loan (1.2%), the borrower may obtain the release of 1.85 acres of unimproved (except for parking and landscaping improvements) and non-income producing land of the Mortgaged Property upon a bona fide third-party sale of such property, provided that the sale will not occur within 60 days prior to or following a securitization, subject to satisfaction of certain conditions, including, among other things: (i) both immediately before such release and immediately thereafter, no event of default will be continuing, (ii) the loan to value ratio for the remaining property will be no more than 125%, (iii) satisfaction of all REMIC requirements and (iv) if, at the time of such release, the loan-to-value ratio of the remaining property would exceed 125% immediately after such release, the borrower will pay down the principal balance of the Mortgage Loan by a qualified amount as such term is defined in IRS Rev. Proc. 2010-30, unless the lender receives an opinion of counsel in form and substance acceptable to the lender that, if the foregoing prepayment requirement is not satisfied, the issuing entity will not fail to maintain its status as a REMIC trust as a result of such release.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Thirty-three (33) Mortgage Loans (collectively, 88.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty (30) Mortgage Loans (collectively, 88.1%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixteen (16) Mortgage Loans (collectively, 66.3%) are secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a

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portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Twenty-two (22) Mortgage Loans (collectively, 61.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Nine (9) Mortgage Loans (collectively, 17.9%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

The Showboat Hotel Mortgage Loan (3.1%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve. For example, with respect to the Liberty Park at Tysons Mortgage Loan (5.6%), the largest tenant is entitled to the following outstanding leasing expenses: (i) $2,188,098 as a tenant improvement allowance and (ii) $1,475,924.56 as a one-time expense used for a paint and carpet allowance (the “Unfunded Obligations”). The Mortgage Loan is subject to a guaranty of recourse obligations agreement, and is recourse to the related borrower and related guarantor in the amount of the Unfunded Obligations ($3,664,022.56 collectively) until such time as the Unfunded Obligations are performed or satisfied in relation to the GSA tenant.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	26	$599,613,915	74.2%
Springing Cash Management	8	109,166,322	13.5
Soft/Upfront Cash Management	1	65,500,000	8.1
Soft/Springing Cash Management	1	26,400,000	3.3
Soft (Residential) / Hard (Commercial) / Upfront Cash Management	1	7,500,000	0.9
Total:	37	$808,180,236	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

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●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. In some cases, upon the occurrence of a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled
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by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as
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specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Rialto Industrial	$68,000,000	$19,000,000	70.0%	1.10x	8.5%	Yes	Yes
Phoenix Industrial Portfolio IX	$ 38,000,000	N/A	41.2%	1.47x	9.8%	Yes	Yes
Autokiniton Industrial Portfolio	$ 11,000,000	N/A	60.9%	1.20x	10.4%	Yes	Yes
3921 Sunset Boulevard	$ 2,600,000	N/A	40.62%	1.63x	11.66%	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or

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indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Hilton Columbus at Easton Town Center Mortgage Loan (6.1%), the Mortgage Loan documents provide that the borrower may obtain one or more “Property-Assessed Clean Energy” (“PACE”) (or similar) loans, subject to the prior written consent of the lender, in the lender’s sole and absolute discretion, provided, among other things, after giving effect to the proposed PACE loan and any existing PACE loan, the lender has determined that the combined DSCR is less than 3.61x, the combined debt yield is not less than 23.2% and the combined loan to value ratio is not more than 35.8%.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will

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default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Green Valley Corporate Center South Mortgage Loan (3.6%), a preferred equity investor made an initial $19,000,000 capital contribution and holds a preferred equity interest in the sole member of the signatory trustee, master tenant and DST depositor. The preferred equity investor is entitled to a preferred rate of return on its investment in an amount equal to 12% per annum. The preferred return is payable from excess cash flow after the payment of debt service, operating expenses and other reserves approved by the preferred equity holder. In the event of a default under the limited liability company agreement of the sole member, including if the preferred equity investor has not received the required return by March 7, 2023 or such other date as required under the limited liability company agreement of the sole member, then the preferred equity investor will have the right to (i) force the sale of the related Mortgaged Property and (ii) remove the managing member, provided, however, that the preferred equity investor may not force a sale of the related Mortgaged Property prior to the lockout period in the applicable Mortgage Loan documents. The preferred equity investment is intended to be redeemed from proceeds of the sale of beneficial interests in the borrower.
●	With respect to the Saks Fulfillment Center Mortgage Loan (1.2%), an affiliate of Hudson’s Bay Company, which is also an affiliate of the single tenant at the Mortgaged Property, sold the Mortgaged Property to the borrower, who then leased the property back to such tenant in a sale-lease back transaction. The seller made a $5,000,000 preferred equity investment into a direct member of the borrower at loan closing, which investment has a required outside redemption date that is 15 years after the loan closing. Such seller or tenant is not under control (or common control) with the borrower sponsor, and does not own any common equity in the Mortgaged Property. All returns and/or repayments of the preferred equity investment will be made solely to the extent of available excess cash flow after payment of all of the obligations of the borrower then due and payable under the Saks Fulfillment Center Mortgage Loan documents. For the first 95 months of the preferred equity investment term, the preferred equity investment will be entitled to a priority return at a current pay rate of 3.0%, and, starting in month 96 and for the remainder of the investment term, the preferred equity investment will also be amortized down using all available excess cash flow. The preferred equity investment is not evidenced by any promissory note or secured by any assets of the borrower. The preferred equity investor has no contractual remedies under the limited liability company agreement of the borrower (including, without limitation, any forced change in control of the borrower) as a result of its failure to receive any anticipated return or repayment during the term of the Saks Fulfillment Center Mortgage Loan.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Hilton Columbus at Easton Town Center Mortgage Loan (6.1%) and the Courtyard by Marriott Columbus Easton Mortgage Loan (2.2%), the respective borrower under each Mortgage Loan is permitted to incur one or more loans made by direct or indirect members of such borrower to such borrower that have an aggregate principal amount not to exceed 2.5% of such original Mortgage Loan amount, in addition to trade payable debt not to exceed 3% of
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such original Mortgage Loan amount, subject to delivery of a valid and binding standstill and subordination agreement in the form attached to the related Mortgage Loan agreement.

●	With respect to the Saks Fulfillment Center Mortgage Loan (1.2%), an indirect member of the borrower is the obligor on (i) an unsecured intercompany loan with outstanding principal balance of $7,275,569 in favor of another affiliate of the borrower (“Affiliate A Lender”) that is scheduled to mature on January 1, 2033 (the “Affiliate A Loan”), and (ii) 43 separate unsecured intercompany loans with an aggregate outstanding principal balance of $60,403,899 in favor of various indirect equity owners of the borrower (collectively, the “Affiliate B Lender”, and together with the Affiliate A Lender, the “Affiliate Loan Lender”) that are scheduled to mature on January 1, 2051 (the “Affiliate B Loan”) and are junior in priority to the Affiliate A Loan. Each Affiliate Loan Lender has agreed with the lender pursuant to a subordination and standstill agreement that, for so long as the Saks Fulfillment Center Mortgage Loan is outstanding, among other things, (i) it will not exercise remedies or commence any legal, equitable, or other proceedings against the affiliate loan borrower in connection with the related affiliate loans, (ii) it will not amend or modify any of the documents governing the affiliate loans without the related lender’s consent, and (iii) subject to the following sentence, its rights are subject and subordinate in all respects to the lender’s rights under the Saks Fulfillment Center Mortgage Loan documents. Pursuant to each such subordination and standstill agreement, (a) the Affiliate Loan Lenders are permitted to receive from the affiliate loan borrower standard monthly interest payments and a principal paydown of the related affiliate loan in a maximum amount of the then-available excess cash from the Saks Fulfillment Center Mortgaged Property (after payment of all monthly mortgage loan debt service, reserves, and property-related expenses then due under the Saks Fulfillment Center Mortgage Loan documents), (b) the Affiliate Loan Lenders are permitted to allow certain limited transfers of the related affiliate loans in connection with the estate planning and/or death of an Affiliate Loan Lender subject to, among other things, the mortgage loan equity sponsors (or certain permitted family members thereof, the “Permitted Controlling Family Members”) continuing to own equity in and control the borrower, and (c) the Affiliate B Lenders are permitted to convert all or any portion of the related affiliate loans to a corresponding equity interest in the affiliate loan borrower at any point subject to, among other things, the Permitted Controlling Family Members continuing to own equity in and control the borrower, the borrower delivering an updated organizational chart confirming that the previous Affiliate Loan Lenders continue to be direct and indirect owners of the borrower following such conversion, and the borrower delivering evidence to the lender that such conversion will not result in any transfer tax payable by the borrower pursuant to applicable law. The guarantor of the Saks Fulfillment Center Mortgage Loan has agreed to indemnify the lender for any losses incurred by it in connection with transfer taxes payable as a result of such conversion of the Affiliate B Loan into equity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained Paycheck Protection Program loans.

The Whole Loans

General

Each of the Rialto Industrial, WRS Retail Portfolio, Phoenix Industrial Portfolio IX, 70 Hudson Street, Hamilton Portfolio, The Showboat Hotel, Wyndham National Hotel Portfolio, 469 7th Avenue, Autokiniton Industrial Portfolio, Saks Fulfillment Center, Crossgates Commons and Park West Village Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

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The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any of the Non-Serviced A/B Whole Loan and the Serviced A/B Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Control Appraisal Period” means, with respect to the 70 Hudson Street Whole Loan, a 70 Hudson Street Subordinate Loan Control Appraisal Period.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the Park West Village Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the master servicer under the related Servicing Shift PSA.

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“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) the Servicing Shift Whole Loan on and after the Servicing Shift Date, the Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the special servicer under the Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means the Park West Village Subordinate Companion Loans.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the trustee under the Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced A/B Whole Loan and (iii) on and after the Servicing Shift Date, the Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

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“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced A/B Whole Loan” means any Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means the 70 Hudson Street Subordinate Loan.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to the Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Subordinate Companion Loan” means each of the Serviced Subordinate Companion Loans and the Non-Serviced Subordinate Companion Loans.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

Rialto Industrial	Servicing Shift	Note A-1	Non-Control	$65,000,000	BBCMS 2022-C18
		Note A-2	Non-Control	$30,000,000	AREF or an affiliate
		Note A-3	Non-Control	$30,000,000	AREF or an affiliate
		Note A-4	Control	$25,000,000	AREF or an affiliate
		Note A-5	Non-Control	$20,000,000	AREF or an affiliate
		Note A-6	Non-Control	$5,000,000	AREF or an affiliate
		Note A-7	Non-Control	$3,000,000	AREF or an affiliate
		Note A-8	Non-Control	$3,000,000	BBCMS 2022-C18

WRS Retail Portfolio	Serviced	Note A-1	Control	$50,000,000	BBCMS 2022-C18
		Note A-2	Non-Control	$24,000,000	LMF Commercial, LLC
		Note A-3	Non-Control	$5,000,000	BBCMS 2022-C18
		Note A-4	Non-Control	$5,000,000	BBCMS 2022-C18

Phoenix Industrial Portfolio IX	Non-Serviced	Note A-1	Control	$37,000,000	BMO 2022-C3
		Note A-2	Non-Control	$20,000,000	BBCMS 2022-C18
		Note A-3	Non-Control	$10,000,000	BBCMS 2022-C18
		Note A-4	Non-Control	$4,000,000	BBCMS 2022-C18
		Note A-5	Non-Control	$2,000,000	BBCMS 2022-C18
		Note A-6	Non-Control	$2,000,000	BBCMS 2022-C18

70 Hudson Street	Serviced	Note A-A-1	Non-Control(2)	$36,000,000	BBCMS 2022-C18
		Note A-A-2	Non-Control	$48,000,000	BBCMS 2022-C16
		Note A-A-3	Non-Control	$12,000,000	Natixis Real Estate Capital LLC
		Note A-A-4	Non-Control	$12,000,000	Natixis Real Estate Capital LLC
		Note A-A-5	Non-Control	$6,000,000	Natixis Real Estate Capital LLC
		Note A-A-6	Non-Control	$6,000,000	Natixis Real Estate Capital LLC
		Note A-B	Control(2)	$76,950,000	John Hancock Life Insurance Company (U.S.A.)

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Hamilton Portfolio	Non-Serviced	Note A-1	Control	$30,000,000	BBCMS 2022-C17
		Note A-2	Non-Control	$15,000,000	BBCMS 2022-C18
		Note A-3	Non-Control	$10,000,000	BBCMS 2022-C17
		Note A-4	Non-Control	$10,000,000	BBCMS 2022-C18

The Showboat Hotel	Serviced	Note A-1	Control	$24,750,000	BBCMS 2022-C18
		Note A-2-1	Non-Control	$11,875,000	Barclays or an affiliate
		Note A-2-2	Non-Control	$11,875,000	Barclays or an affiliate

Wyndham National Hotel Portfolio	Non-Serviced	Note A-1	Control	$25,000,000	UBS 2019-C18
		Note A-2	Non-Control	$16,800,000	BBCMS 2022-C18
		Note A-3	Non-Control	$20,000,000	BBCMS 2021-C11
		Note A-4	Non-Control	$20,000,000	BMO 2022-C1
		Note A-5	Non-Control	$10,000,000	BBCMS 2021-C10
		Note A-6	Non-Control	$10,000,000	WFCM 2021-C61
		Note A-7	Non-Control	$10,000,000	BMO 2022-C2
		Note A-8	Non-Control	$10,000,000	UBS 2019-C18
		Note A-9	Non-Control	$8,200,000	BBCMS 2022-C18
		Note A-10	Non-Control	$5,000,000	UBS AG
		Note A-11	Non-Control	$5,000,000	UBS AG
		Note A-12	Non-Control	$5,000,000	UBS AG

469 7th Avenue	Non-Serviced	Note A-1	Control	$20,000,000	Benchmark 2022-B37
		Note A-2	Non-Control	$30,000,000	BMO 2022-C3
		Note A-3	Non-Control	$20,000,000	Benchmark 2022-B37
		Note A-4	Non-Control	$14,000,000	BBCMS 2022-C18
		Note A-5	Non-Control	$9,000,000	Benchmark 2022-B37
		Note A-6	Non-Control	$5,000,000	BBCMS 2022-C18

Autokiniton Industrial Portfolio	Non-Serviced	Note A-1	Control	$30,000,000	BBCMS 2022-C17
		Note A-2	Non-Control	$11,000,000	BBCMS 2022-C18

Saks Fulfillment Center	Non-Serviced	Note A-1	Control	$20,000,000	BMO 2022-C3
		Note A-2	Non-Control	$17,500,000	BBCMS 2022-C17
		Note A-3	Non-Control	$10,000,000	BBCMS 2022-C18
		Note A-4	Non-Control	$7,500,000	BMO 2022-C3
		Note A-5	Non-Control	$5,000,000	BBCMS 2022-C17

Crossgates Commons	Non-Serviced	Note A-1	Control	$18,000,000	BBCMS 2022-C17
		Note A-2	Non-Control	$6,000,000	BBCMS 2022-C18
		Note A-3	Non-Control	$4,000,000	BBCMS 2022-C17
		Note A-4	Non-Control	$4,000,000	BBCMS 2022-C18

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Park West Village	Non-Serviced	Note A-1	Non-Control(3)	$17,500,000	BBCMS 2022-C17
		Note A-2	Non-Control	$32,500,000	Bank of Montreal
		Note A-3	Non-Control	$7,500,000	BBCMS 2022-C18
		Note A-4	Non-Control	$5,000,000	BMO 2022-C3
		Note A-5	Non-Control	$17,500,000	Benchmark 2022-B37
		Note A-6	Non-Control	$15,000,000	Benchmark 2022-B37
		Note A-7	Non-Control	$15,000,000	Benchmark 2022-B37
		Note A-8	Non-Control	$15,000,000	Benchmark 2022-B37
		Note A-9	Non-Control	$17,500,000	BMO 2022-C3
		Note A-10	Non-Control	$15,000,000	BMO 2022-C3
		Note A-11	Non-Control	$15,000,000	BBCMS 2022-C17
		Note A-12	Non-Control	$15,000,000	BBCMS 2022-C17
		Note B-A	Non-Control(3)	$66,500,000	BBCMS 2022-C17
		Note B-B	Control(3)	$111,000,000	Park West Village Grand Avenue Partners, LLC

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” and “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan”.
(2)	With respect to the 70 Hudson Street Whole Loan, the initial Control Note is Note A-B. During the continuance of certain control appraisal periods, Note A-A-1 will be the Control Note. See “—The Serviced A/B Whole Loan—70 Hudson Street Whole Loan” below.
(3)	With respect to the Park West Village Whole Loan, the initial Control Note is Note B-B. During the continuance of certain control appraisal periods, Note B-A or Note A-1 will be the Control Note. See “—The Non-Serviced A/B Whole Loan—The Park West Village Whole Loan” below.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
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●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to the Servicing Shift Whole Loan

With respect to the Servicing Shift Whole Loan prior to the Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to the Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related

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pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior

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to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with
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the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

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Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Serviced A/B Whole Loan

The 70 Hudson Street Whole Loan

General

The 70 Hudson Street Mortgage Loan (4.5%) is part of the 70 Hudson Street Whole Loan (as defined below) comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “70 Hudson Street Mortgaged Property”).

The 70 Hudson Street Mortgage Loan is evidenced by:

(i) one promissory note designated as A-A-1 with a Cut-off Date Balance of $36,000,000 (the “70 Hudson Street Mortgage Loan”), evidencing the 70 Hudson Street Mortgage Loan, that will be deposited into the Issuing Entity;

(ii) five senior promissory notes designated as Note A-A-2, Note A-A-3, Note A-A-4, Note A-A-5 and Note A-A-6, having an aggregate Cut-off Date Balance of $84,000,000 (collectively, the “70 Hudson Street Pari Passu Companion Loans” and, together with the 70 Hudson Street Mortgage Loan, the “70 Hudson Street Senior Notes”), and the holders of such 70 Hudson Street Senior Notes (the “70 Hudson Street Senior Note Holders” and, each such holder, a “70 Hudson Street Senior Note Holder”); and

(iii) one promissory note designated as Note A-B, having a Cut-off Date Balance of $76,950,000 (the “70 Hudson Street Subordinate Loan”, and the holder thereof, a “70 Hudson Street Subordinate Loan Holder” and, together with the 70 Hudson Street Senior Note Holders, the “70 Hudson Street Note Holders”), that will not be included in the issuing entity.

The 70 Hudson Street Mortgage Loan, the 70 Hudson Pari Passu Companion Loans and the 70 Hudson Street Subordinate Loan are collectively referred to in this prospectus as the 70 Hudson Street Whole Loan (the “70 Hudson Street Whole Loan”).

The rights of the issuing entity as the holder of the 70 Hudson Street Mortgage Loan, the 70 Hudson Street Pari Passu Companion Loans and the rights of the holder of the 70 Hudson Street Subordinate Loan are subject to a Co-Lender Agreement (the “70 Hudson Street Intercreditor Agreement”). The following summaries describe certain provisions of the 70 Hudson Street Intercreditor Agreement.

Servicing

The 70 Hudson Street Whole Loan will be serviced pursuant to the 70 Hudson Street Intercreditor Agreement and the PSA.

For so long as the holder of the 70 Hudson Street Subordinate Loan or its representative is the 70 Hudson Street Directing Holder (as defined below), the holder of the 70 Hudson Street Subordinate Loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 70 Hudson Street Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 70 Hudson Street Intercreditor Agreement, the 70 Hudson Street Subordinate Loan Holder has the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The 70 Hudson Street Intercreditor Agreement sets forth the respective rights of the holders of the 70 Hudson Street Mortgage Loan, the 70 Hudson Street Pari Passu Companion Loans and the 70 Hudson Street Subordinate Loan with respect to distributions of funds received in respect of the 70 Hudson Street Whole Loan, and provides, in general, that:

●	the 70 Hudson Street Subordinate Loan is, generally, at all times, junior, subject and subordinate to the 70 Hudson Street Senior Notes and the right of each holder of the 70 Hudson Street Senior Notes to receive payments with respect to the 70 Hudson Street Whole Loan; and
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●	if no 70 Hudson Street Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 70 Hudson Street Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the 70 Hudson Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the 70 Hudson Street Senior Notes to each holder of a 70 Hudson Street Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of 70 Hudson Street Senior Note, in an amount equal to its respective senior note percentage interest of principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date with respect to the 70 Hudson Street Whole Loan, (including any monthly debt service payment);

third, to each holder of the 70 Hudson Street Senior Note, up to the amount of any unreimbursed costs and expenses paid such holder of a 70 Hudson Street Senior Note with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the PSA, including any recovered costs to be allocated pro rata based on the amounts due to each holder of a 70 Hudson Street Senior Note pursuant to the 70 Hudson Street Intercreditor Agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third, and as a result of a workout, the principal balance of the 70 Hudson Street Senior Notes has been reduced, such excess amount to be paid first to the holders of the 70 Hudson Street Senior Notes in an amount up to the reduction, if any, of the applicable senior note principal balances as a result of such workout, plus interest on such amount at the applicable net senior note rate;

fifth, to the extent the 70 Hudson Street Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the 70 Hudson Street Intercreditor Agreement, to reimburse the 70 Hudson Street Subordinate Loan Holder for all such cure payments;

sixth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 70 Hudson Street Subordinate Loan at the net subordinate note rate;

seventh, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the percentage interest of principal payments of the 70 Hudson Street Subordinate Loan (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the 70 Hudson Street Whole Loan (including any monthly debt service payment amount);

eighth, to the 70 Hudson Street Subordinate Loan Holder up to the amount of any unreimbursed costs and expenses paid by the 70 Hudson Street Subordinate Loan Holder with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the PSA, including any recovered costs;

ninth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, and as a result of a workout, the principal balance of the 70 Hudson Street Subordinate Loan has been reduced, such excess amount to be paid first to the 70 Hudson Street Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

tenth, any prepayment premium, to the extent paid by the related borrower, will be paid to each holder of a 70 Hudson Street Senior Note in an amount up to its respective pro rata interest therein,

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based on the product of the percentage interest of the 70 Hudson Street Senior Note multiplied by the 70 Hudson Senior Note Senior Note relative spread;

eleventh, any prepayment premium, to the extent paid by the related borrower, will be paid to the 70 Hudson Street Subordinate Loan Holder in an amount up to its pro rata interest therein, based on the product of the percentage interest of the 70 Hudson Street Subordinate Loan multiplied by the subordinate note relative spread;

twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the master servicer or special servicer, as applicable, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the 70 Hudson Street Note Holders, pro rata, based on their respective percentage interests; and

thirteenth, if any excess amount is available to be distributed in respect of the 70 Hudson Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through twelfth, any remaining amount will be paid to each holder of the 70 Hudson Street Note Holders, pro rata, based on their respective initial percentage interests.

As used in the foregoing clauses first through thirteenth, payments to the 70 Hudson Street Senior Note Holders will be made to the 70 Hudson Street Senior Note Holders, pro rata and pari passu, based on their respective principal balance.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the 70 Hudson Street Whole Loan, (ii) a non-monetary event of default as to which the 70 Hudson Street Whole Loan becomes a Specially Serviced Loan (other than as a result of a foreseeable event), or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the 70 Hudson Street Subordinate Loan Holder (or a designee of such respective holder) has not exercised its cure rights under the 70 Hudson Street Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “70 Hudson Street Sequential Pay Event”), amounts tendered by the related borrower or otherwise available for payment on the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the 70 Hudson Street Whole Loan to each holder of a 70 Hudson Street Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of a 70 Hudson Street Senior Note, an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until its senior note principal balance has been reduced to zero;

third, to each holder of a 70 Hudson Street Senior Note, up to the amount of any unreimbursed costs and expenses paid by such holder of a 70 Hudson Street Senior Note with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the PSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of a 70 Hudson Street Senior Note pursuant to the 70 Hudson Street Intercreditor Agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third, and as a result of a workout, the principal balance of the 70 Hudson Street Senior Notes has been reduced, such excess amount to be paid to the holders of the 70 Hudson Street Senior Notes in an amount up to the reduction, if any, of the applicable senior note principal balance as a result of such workout, plus interest on such amount at the applicable net senior note rate;

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fifth, to the extent the 70 Hudson Street Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the 70 Hudson Street Intercreditor Agreement, to reimburse the 70 Hudson Street Subordinate Loan Holder for all such cure payments;

sixth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the 70 Hudson Street Subordinate Loan principal balance at the net subordinate note rate;

seventh, to each holder of 70 Hudson Street Senior Note in an amount equal to all remaining amounts received with respect to the related monthly payment date, until its senior note principal balance has been reduced to zero;

eighth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to all remaining amounts received with respect to the related monthly payment date, until its subordinate note principal balance has been reduced to zero;

ninth, to the 70 Hudson Street Subordinate Loan Holder, up to the amount of any unreimbursed costs and expenses paid by the 70 Hudson Street Subordinate Loan Holder with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the PSA, including any recovered costs;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, and as a result of a workout, the principal balance of the 70 Hudson Street Subordinate Loan has been reduced, such excess amount to be paid first to the 70 Hudson Street Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

eleventh, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the 70 Hudson Street Senior Notes in an amount up to its pro rata interest therein, based on the product of the senior note percentage interest of the 70 Hudson Street Whole Loan multiplied by the senior note relative spread;

twelfth, any prepayment premium, to the extent paid by the related borrower, will be paid to the 70 Hudson Street Subordinate Loan Holder in an amount up to its pro rata interest therein, based on the product of the percentage interest of the 70 Hudson Street Subordinate Loan Holder multiplied by the subordinate note relative spread;

thirteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the master servicer or special servicer, as applicable, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to each 70 Hudson Street Note Holder, pro rata, based on their respective percentage interests; and

fourteenth, if any excess amount is available to be distributed in respect of the 70 Hudson Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through twelfth, any remaining amount will be paid to each 70 Hudson Street Note Holder, pro rata, based on their respective initial percentage interests.

As used in the foregoing clauses first through fourteenth, payments to the 70 Hudson Street Senior Note Holders will be made to the 70 Hudson Street Senior Note Holders, pro rata and pari passu, based on their respective principal balance.

Consultation and Control

For so long as the 70 Hudson Street Subordinate Loan Holder is the 70 Hudson Street Directing Holder, the master servicer and special servicer will be required to request the written consent of the 70

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Hudson Street Directing Holder (as defined below) (or its representative) before implementing a Major Decision with respect to the 70 Hudson Street Whole Loan. If the 70 Hudson Street Directing Holder (or its representative) fails to respond to the master servicer or the special servicer with respect to any such proposed action within 10 business days after receipt of such notice, the 70 Hudson Street Directing Holder (or its representative), as applicable, will have no further consent rights with respect to such action.

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the 70 Hudson Street Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the 70 Hudson Street Intercreditor Agreement or the PSA, require or cause such master servicer or special servicer, as applicable, to violate the terms of the 70 Hudson Street Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the 70 Hudson Street Intercreditor Agreement or the PSA.

The Directing Certificateholder

The controlling noteholder (the “70 Hudson Street Directing Holder”) under the 70 Hudson Street Intercreditor Agreement, as of any date of determination, is:

●	the 70 Hudson Street Subordinate Loan Holder unless a 70 Hudson Street Subordinate Loan Control Appraisal Period has occurred and is continuing; or
●	if a 70 Hudson Street Subordinate Loan Control Appraisal Period has occurred and is continuing, the holder of the promissory note A-A-1.

A “70 Hudson Street Subordinate Loan Control Appraisal Period” will exist with respect to the 70 Hudson Street Whole Loan, if and for so long as: (a)(1) the initial unpaid principal balance of the 70 Hudson Street Subordinate Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 70 Hudson Street Subordinate Loan, (y) any Appraisal Reduction Amount for the 70 Hudson Street Whole Loan that is allocated to the 70 Hudson Street Subordinate Loan and (z) any losses realized with respect to the 70 Hudson Street Mortgaged Property or the 70 Hudson Street Whole Loan that are allocated to the 70 Hudson Street Subordinate Loan, plus (3) the 70 Hudson Street Threshold Event Collateral then held by the special servicer is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 70 Hudson Street Subordinate Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 70 Hudson Street Subordinate Loan Holder.

“70 Hudson Street Threshold Event Collateral” means either (a) cash collateral for the benefit of the 70 Hudson Street Senior Notes, and acceptable to, the master servicer or special servicer or (b) an unconditional and irrevocable standby letter of credit with the lead senior noteholder as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 70 Hudson Street Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 70 Hudson Street Whole Loan, the 70 Hudson Street Subordinate Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 70 Hudson Street Intercreditor Agreement. The 70 Hudson Street Subordinate Loan Holder will be limited to six (6) cures related to monetary defaults in a 12 month period, but in no event more than twelve (12) cures related to monetary defaults over the term of the 70 Hudson Street Whole Loan, and six (6) cures related to non-monetary defaults over the life of the 70 Hudson Street Whole Loan. If the 70 Hudson

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Street Subordinate Loan Holder elects to cure an event of default, it must cure any monetary event of default within 10 business days of receipt of notice of such cure option from the master servicer or special servicer, as applicable, and must cure any non-monetary event of default with 10 days from the later of (i) the expiration of the applicable cure period under the 70 Hudson Street Mortgage Loan and (ii) receipt of notice of such cure option from the master servicer or special servicer, as applicable (which non-monetary default cure period may be extended an additional 60 days if certain conditions set forth in the 70 Hudson Street Intercreditor Agreement are satisfied).

So long as a monetary event of default exists for which the 70 Hudson Street Subordinate Loan is permitted to cure payment under the 70 Hudson Street Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such default as an event of default (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the 70 Hudson Street Whole Loan, modifying, amending or waiving any provisions of the Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 70 Hudson Street Mortgaged Property, or (iii) treating the 70 Hudson Street Whole Loan as a Specially Serviced Loan).

Purchase Option

If an event of default with respect to The 70 Hudson Street Whole Loan has occurred and is continuing, then, upon written notice from the 70 Hudson Street Subordinate Loan Holder (a “Note Holder Purchase Option Notice”), as applicable, such holder will have the right to purchase, the 70 Hudson Street Senior Notes for the applicable purchase price provided in the 70 Hudson Street Intercreditor Agreement on a date (i) not more than fifteen (15) Business Days after providing written notice or (ii) not more than forty (40) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) Business Days after written notice.

The right of the 70 Hudson Street Subordinate Loan Holder to purchase the 70 Hudson Street Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or acceptance of a deed in lieu of foreclosure with respect to the 70 Hudson Street Mortgaged Property (and the special servicer is required to give the 70 Hudson Street Subordinate Loan Holder fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the 70 Hudson Street Mortgaged Property is transferred to the special servicer (or a designee on behalf of the special servicer) less than fifteen (15) days after the acceleration of the 70 Hudson Street Whole Loan, the special servicer (or a designee on behalf of the special servicer) must notify the 70 Hudson Street Subordinate Loan Holder of such transfer, and the 70 Hudson Street Subordinate Loan Holder will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the 70 Hudson Street Subordinate Loan Holder will be obligated to purchase the 70 Hudson Street Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 70 Hudson Street Intercreditor Agreement and the PSA, if an event of default has occurred and is continuing, and if the special servicer determines to sell the 70 Hudson Street Whole Loan, then in connection with any such sale, the special servicer will be required to follow the procedures set forth in the 70 Hudson Street Intercreditor Agreement and PSA, including the provision that requires fifteen (15) business days’ prior written notice to the 70 Hudson Street Subordinate Loan Holder and to the holder of the 70 Hudson Street Subordinate Loan of the special servicer’s intention to sell the 70 Hudson Street Whole Loan. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

In accordance with the 70 Hudson Street Intercreditor Agreement and the PSA, the 70 Hudson Street Directing Holder (or its representative) will have the right, with or without cause, upon at least ten (10) business days’ prior notice to the special servicer, to replace the special servicer then acting with respect

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to the 70 Hudson Street Whole Loan and appoint a replacement special servicer in lieu thereof. Such appointment and replacement will be at the expense of the 70 Hudson Street Directing Holder (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated special servicer).

The Non-Serviced A/B Whole Loan

The Park West Village Whole Loan

General

The Park West Village Mortgage Loan (0.9%) is part of a split loan structure comprised of fourteen notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Park West Village Whole Loan (as defined below), in the initial aggregate principal balance of $365,000,000, is evidenced by:

(i)                         one senior pari passu promissory note designated as Note A-3, having a Cut-off Date Balance of $7,500,000 (the “Park West Village Mortgage Loan”), evidencing the Park West Village Mortgage Loan, and which will be included in the Trust;

(ii)                      eleven senior pari passu notes designated as Note A-1, Note A-2, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11 and Note A-12, having an aggregate Cut-off Date balance of $180,000,000 (collectively, the “Park West Village Pari Passu Companion Loans” and, together with the Park West Village Mortgage Loan, the “Park West Village Senior Notes” or the “Park West Village A Notes”, and the holders of such Park West Village Senior Notes, the “Park West Village Note A Holders” and each holder, a “Park West Village Note A Holder”), and which will not be included in the Trust;

(iii)                   one promissory note designated as Note B-A with a principal balance as of the Cut-off Date of $66,500,000 (the “Park West Village Note B-A”) that evidences a subordinate Companion Loan (the “Park West Village Note B-A Subordinate Companion Loan”, and the holder of such Park West Village Note B-A, the “Park West Village Note B-A Subordinate Companion Loan Holder”), which is subordinate to the Park West Village Senior Notes, and which will not be included in the Trust; and

(iv)                   one promissory note designated as Note B-B with a principal balance as of the Cut-off Date of $111,000,000 (the “Park West Village Note B-B”) that evidences a subordinate Companion Loan (the “Park West Village Note B-B Subordinate Companion Loan”, and together with the Park West Village Note B-A Subordinate Companion Loan, the “Park West Village Subordinate Companion Loans”, and the holder of such Park West Village Note B-B, the “Park West Village Note B-B Subordinate Companion Loan Holder”, and together with the Park West Village Note B-A Subordinate Companion Loan Holder, the “Park West Village Subordinate Companion Loan Holders”), which is subordinate to the Park West Village Senior Notes and the Park West Village Note B-A, and which will not be included in the Trust.

The Park West Village Senior Notes, the Park West Village Note B-A Subordinate Companion Loan and the Park West Village Note B-B Subordinate Companion Loan are collectively referred to as the “Park West Village Notes” or the “Park West Village Whole Loan”.

The rights of the holders of the Park West Village Notes (the “Park West Village Noteholders”) are subject to an Agreement Between Noteholders, dated as of August 3, 2022, among the initial lenders (the “Park West Village Co-Lender Agreement”). The following summaries describe certain provisions of the Park West Village Co-Lender Agreement. The Park West Village Co-Lender Agreement provides that, to the extent that there is a conflict between the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (as defined below), the terms of the Park West Village Co-Lender Agreement will govern.

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Servicing

The Park West Village Whole Loan is serviced and administered pursuant to the pooling and servicing agreement dated September 1, 2022 (the “BBCMS 2022-C17 PSA”), between Barclays Commercial Mortgage Securities LLC, as depositor, KeyBank National Association, as servicer (the “Park West Village Servicer”), Argentic Services Company LP, as special servicer, KeyBank National Association, as special servicer for the Park West Village Whole Loan (the “Park West Village Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (the “Park West Village Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “Park West Village Trustee”), and Pentalpha Surveillance LLC, as operating advisor (the “Park West Village Operating Advisor”) and as asset representations reviewer (the “Park West Village Asset Representations Reviewer”), and the Park West Village Co-Lender Agreement. The Park West Village Servicer or the Park West Village Trustee, as applicable, under the BBCMS 2022-C17 PSA will be responsible for making any required servicing advances with respect to the Park West Village Whole Loan, in each case unless the Park West Village Servicer or the Park West Village Trustee, as applicable, or the Park West Village Special Servicer under the BBCMS 2022-C17 PSA determines that such an advance would not be recoverable from collections on the Park West Village Whole Loan.

Application of Payments
The Park West Village Co-Lender Agreement sets forth the respective rights of the holders of the Park West Village Senior Notes and the Park West Village Subordinate Companion Loans with respect to distributions of funds received in respect of the Park West Village Whole Loan, and provides, in general, that all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Park West Village Whole Loan or the Park West Village Mortgaged Property or amounts realized as proceeds thereof (including the amount of any cash or proceeds of the letter of credit constituting Threshold Event Collateral after the Final Recovery Determination and any Park West Village Excess Collections released from the Park West Village Excess Collections Reserve Account pursuant to the terms of the Park West Village Co-Lender Agreement), excluding (x) all amounts for required reserves or escrows required by the Park West Village Mortgage Loan documents (to the extent, in accordance with the terms of the Park West Village Mortgage Loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Park West Village Servicer or the Park West Village Trustee under the BBCMS 2022-C17 PSA, and (y) all amounts that are then due, payable or reimbursable to the Park West Village Servicer, the Park West Village Special Servicer, the Park West Village Trustee, the Park West Village Certificate Administrator, the Park West Village Operating Advisor or the Park West Village Asset Representations Reviewer with respect to the Park West Village Whole Loan pursuant to the BBCMS 2022-C17 PSA, in each case solely to the extent payments and other collections received with respect to the Park West Village Whole Loan and/or the Park West Village Mortgaged Property are allocated to such amounts pursuant to the BBCMS 2022-C17 PSA (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees, asset representations reviewer fees, and principal and interest advances, all of which will be payable to such party from collections allocable to the respective Park West Village Noteholders in respect of which such fees accrued or such advances were made, in each case out of distributions made in respect of each such Park West Village Note, respectively, and excluding interest on principal and interest advances which are reimbursable to the servicer in accordance with the Park West Village Co-Lender Agreement), will generally be applied in the following order:

first, to each Park West Village Note A Holder, pro rata (based on their respective entitlements) in an amount equal to the accrued and unpaid interest on their respective principal balances of the Park West Village A Notes, at the applicable Park West Village Note Rate (net of the primary servicing fee rate);

second, to the Park West Village Note B-A Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Park West Village Note B-A, at the applicable Park West Village Note Rate (net of the primary servicing fee rate);

third, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Park West Village Note B-B, at the

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applicable Park West Village Note Rate (net of the primary servicing fee rate); provided that if (x) an event of default occurs and is continuing with respect to an obligation to pay money due under the Park West Village Whole Loan or (y) the Park West Village Whole Loan is a “Specially Serviced Loan” under the BBCMS 2022-C17 PSA (other than due to an imminent default), any amount payable to the Park West Village Note B-B Subordinate Companion Loan Holder under this clause third will be paid to the Park West Village Note B-B Subordinate Companion Loan Holder after all amounts due and payable to the Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder pursuant to clause fourth through clause seventh are paid in full but before any principal payment is made in respect to the Park West Village Note B-B pursuant to clause eighth below;

fourth, to each Park West Village Note A Holder, pro rata, based on the respective principal balances of the Park West Village A Notes in an aggregate amount equal to the principal payments received (or other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for each Park West Village A Note has been reduced to zero;

fifth, to each Park West Village Note A Holder, pro rata, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Park West Village Note A Holder in accordance with the terms of Park West Village Co-Lender Agreement, plus interest thereon at the applicable Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to each Park West Village A Note, such amount to be allocated to such Park West Village Note A Holder, pro rata, based on the amount of realized losses previously allocated to each such Park West Village Note A Holder;

sixth, to the Park West Village Note B-A Subordinate Companion Loan Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for the Park West Village Note B-A has been reduced to zero;

seventh, to the Park West Village Note B-A Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Park West Village Note B-A Subordinate Companion Loan Holder in accordance with the Park West Village Co-Lender Agreement, plus interest thereon at the applicable Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to the Park West Village Note B-A;

eighth, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for the Park West Village Note B-B has been reduced to zero;

ninth, to the Park West Village Note B-B Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Park West Village Note B-B Subordinate Companion Loan Holder in accordance with the terms of the Park West Village Co-Lender Agreement, plus interest thereon at the Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to the Park West Village Note B-B;

tenth, to the extent any Park West Village Subordinate Noteholder has made any cure payments or advances to cure defaults pursuant to the Park West Village Co-Lender Agreement, to reimburse such Park West Village Subordinate Noteholder for all such amounts, on a pro rata basis based on the amount of such cure payments reimbursable to such Park West Village Subordinate Noteholder;

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eleventh, to the Holder of any Park West Village Note A that is not in a securitization trust, the aggregate amount of Park West Village Excess Collections attributable to such Park West Village Note A and released following the Final Recovery Determination pursuant to the terms of the Park West Village Co-Lender Agreement, as described under “—Park West Village Excess Collections Reserve Account” section below;

twelfth, any default interest (i) actually paid by the borrower and (ii) in excess of interest accrued on principal balance of the Park West Village Whole Loan at the Park West Village Note Rate, (x) first, to each Park West Village Note A Holder (subject to the allocation of such amount pursuant to the terms of the BBCMS 2022-C17 PSA), pro rata, in an amount calculated on the principal balance of the Park West Village A Notes on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village A Notes over (B) the Park West Village Note Rate on the Park West Village A Notes, (y) second, to the Park West Village Note B-A Subordinate Companion Loan Holder, (subject to the allocation of such amount pursuant to the terms of the BBCMS 2022-C17 PSA) in an amount calculated on the principal balance of the Park West Village Note B-A on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village Note B-A over (B) the Park West Village Note Rate on the Park West Village Note B-A and (z) third, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an amount calculated on the principal balance of the Park West Village Note B-B on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village Note B-B over (B) the Park West Village Note Rate on the Park West Village Note B-B;

thirteenth, to each Park West Village Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Park West Village Note A in accordance with the related mortgage loan agreement;

fourteenth, to the Park West Village Note B-A Subordinate Companion Loan Holder up to an amount equal to all yield maintenance premiums allocated to the Park West Village Note B-A in accordance with the related mortgage loan agreement;

fifteenth, to the Park West Village Note B-B Subordinate Companion Loan Holder up to an amount equal to all yield maintenance premiums allocated to the Park West Village Note B-B in accordance with the related mortgage loan agreement;

sixteenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BBCMS 2022-C17 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Park West Village Servicer or Park West Village Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Park West Village Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the Park West Village Note A Holders (pro rata, based on their respective percentage interests in the Park West Village A Notes), the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, on a pro rata basis, based on the principal balance of each Park West Village Note; and

seventeenth, if any excess amount is available to be distributed in respect of the Park West Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount will be paid (a) first, to the extent that such excess amount available pursuant to this clause seventeenth constitutes the Park West Village Excess Liquidation Proceeds, to the Park West Village Note B-B Subordinate Companion Loan Holder; (b) second, to the extent that such excess amount available pursuant to this clause seventeenth constitutes any remaining Park West Village Excess Collections released from the Park West Village Excess Collections Reserve Account following the Final Recovery Determination pursuant to the terms of the Park West Village Co-Lender Agreement as described under “—Park West Village Excess Collections Reserve Account” below, to the Park West Village Note B-B Subordinate Companion Loan Holder; (c) third, to the extent that such excess amount

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available pursuant to this clause seventeenth constitutes any cash or proceeds of the letter of credit constituting Threshold Event Collateral, to the Park West Village Subordinate Noteholders who delivered such Threshold Event Collateral pursuant to the Park West Village Co-Lender Agreement, pro rata based on their respective entitlements; and (d) fourth, to each Park West Village Noteholder, pro rata in accordance with their respective initial percentage interests in the Park West Village Whole Loan.

“Park West Village Excess Collections” means any funds received from the borrower and deposited into the Park West Village Excess Collections Reserve Account pursuant to the Park West Village Co-Lender Agreement.

“Park West Village Excess Liquidation Proceeds” means, if any, the cash settlement amount equal to the excess of (i) the net sales proceeds realized in connection with a sale of the Park West Village Mortgaged Property that is an REO property by the securitization trust created pursuant to the BBCMS 2022-C17 PSA to a third-party purchaser over (ii) the Park West Village Excess Liquidation Reference Amount; provided that such sale of the Park West Village Mortgaged Property was consummated in accordance with the terms of the BBCMS 2022-C17 PSA and 100% of the purchase price for the Park West Village Mortgaged Property is paid in cash on the settlement date.

“Park West Village Excess Liquidation Reference Amount” means without duplication, the sum of (i) the unpaid principal balance of the Park West Village Whole Loan, (ii) accrued and unpaid interest on each note at the Park West Village Note Rate (in each case, exclusive of the default rate) to and including the last day of the loan interest accrual period in which the purchase is to occur, (iii) any unreimbursed advances made with respect to the Park West Village Whole Loan and interest on such advances at the applicable advance interest rate, (iv) any unpaid additional expenses of any securitization trust with respect to the Park West Village Whole Loan and (v) any other unpaid expenses or fees reasonably incurred or expected to be incurred by each party to the BBCMS 2022-C17 PSA or any non-lead securitization pooling and servicing agreement arising out of the sale of the Park West Village Mortgaged Property, including liquidation fees.

“Park West Village Note Rate” means 4.65000%.

“Park West Village Subordinate Noteholders” means the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, individually or collectively, as the context may require.

“Threshold Event Collateral” means either (a) cash collateral held by and acceptable to, the Park West Village Servicer or the Park West Village Special Servicer, as applicable, or (b) an unconditional and irrevocable standby letter of credit with the Park West Village Servicer or the Park West Village Special Servicer, as applicable, on behalf of the Park West Village Noteholders as the beneficiary, issued by a bank or other financial institutions (the “Threshold Collateral Issuer”) the long term unsecured debt obligations of which are rated at least “A” by S&P, “A” by DBRS Morningstar, “A” by Fitch and “A2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “R-1(middle)” by DBRS Morningstar, “F-1” by Fitch and “P-1” by Moody’s, in either case in an amount which when added to the appraised value of the Park West Village Mortgaged Property as determined pursuant to the BBCMS 2022-C17 PSA, would cause the Park West Village Note B-B Control Appraisal Period or the Park West Village Note B-A Control Appraisal Period (as applicable) not to occur, or, with respect to the BBCMS 2022-C17 PSA, to prevent the Class PWV-RR Certificates issued pursuant to the BBCMS 2022-C17 PSA from becoming an “Appraised-Out Class” under the BBCMS 2022-C17 PSA.

Consultation and Control

Pursuant to the Park West Village Co-Lender Agreement, the controlling holder with respect to the Park West Village Whole Loan (the “Park West Village Controlling Noteholder” and the Park West Village Note held by such Park West Village Controlling Noteholder, the “Park West Village Controlling Note”), as of any date of determination, will be (i) the Park West Village Note B-B Subordinate Companion Loan Holder, if no Park West Village Note B-B Control Appraisal Period (as defined below) has occurred and is continuing, (ii) the Park West Village Note B-A Subordinate Companion Loan Holder if a Park West

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Village Note B-B Control Appraisal Period has occurred and is continuing and no Park West Village Note B-A Control Appraisal Period (as defined below) has occurred and is continuing and (iii) the Park West Village Lead Securitization Noteholder, if both a Park West Village Note B-A Control Appraisal Period and a Park West Village Note B-B Control Appraisal Period have occurred and are continuing, provided that if any such controlling note is included in the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the rights of the Park West Village Controlling Noteholder may be exercised by a majority of the holders of one or more controlling classes backed by such controlling note or the related controlling noteholder representative in accordance with the terms of the BBCMS 2022-C17 PSA. The Park West Village Note B-B Subordinate Companion Loan Holder is currently the Park West Village Controlling Noteholder.

Pursuant to the terms of the Park West Village Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Park West Village Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Park West Village Major Decision (as defined below) has been requested or proposed, the Park West Village Servicer or the Park West Village Special Servicer will be required to provide the Park West Village Controlling Noteholder (or its representative) a notice of such Park West Village Major Decision at least 10 business days (or in the case of a determination of any acceptable insurance default, 20 days) prior notice requesting consent to such Park West Village Major Decision in accordance with the terms of the BBCMS 2022-C17 PSA; provided that if the Park West Village Servicer or the Park West Village Special Servicer, as applicable, has not received a response from the Park West Village Controlling Noteholder (or its representative) with respect to such Park West Village Major Decision within 10 business days (or, in the case of a determination of such acceptable insurance default, 20 days) after delivery of the notice of a Park West Village Major Decision, the Park West Village Special Servicer will be required to deliver an additional copy of the notice of a Park West Village Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Park West Village Controlling Noteholder (or its representative) fails to respond to the Park West Village Special Servicer with respect to any such proposed action within five business days after receipt of such second notice, the Park West Village Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to the specific action set forth in such notice. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard, the Park West Village Servicer may take actions with respect to the Park West Village Mortgaged Property before obtaining the consent of the Park West Village Controlling Noteholder (or its representative) if the Park West Village Servicer reasonably determines in accordance with the servicing standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Park West Village Noteholders as a collective whole, and the Park West Village Servicer has made a reasonable effort to contact the Park West Village Controlling Noteholder. The foregoing will not relieve the Park West Village Servicer or Park West Village Special Servicer, as applicable, of its duties to comply with the servicing standard.

Notwithstanding the foregoing, the Park West Village Servicer or Park West Village Special Servicer, as the case may be, may not follow any advice or consultation provided by the Park West Village Controlling Noteholder (or its representative) or any other Park West Village Noteholder that would require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard, require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate provisions of the Park West Village Co-Lender Agreement or the BBCMS 2022-C17 PSA, require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate the terms of the Park West Village Whole Loan, or materially expand the scope of the Park West Village Servicer’s or the Park West Village Special Servicer’s responsibilities under the Park West Village Co-Lender Agreement or the BBCMS 2022-C17 PSA.

The Park West Village Special Servicer will be required to provide to (x) each Park West Village Note A Holder that is a Park West Village Non-Controlling Note Holder (as defined below), (y) if a Park West Village Note B-A Control Appraisal Period has occurred and is continuing but a Park West Village Note B-

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A Consultation Termination Event has not occurred, the Park West Village Note B-A Subordinate Companion Loan Holder and (z) if a Park West Village Note B-B Control Appraisal Period has occurred and is continuing but a Park West Village Note B-B Consultation Termination Event has not occurred, the Park West Village Note B-B Subordinate Companion Loan Holder, copies of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the Park West Village Controlling Noteholder pursuant to the BBCMS 2022-C17 PSA with respect to any of the Park West Village Major Decisions or the implementation of any recommended actions outlined in an asset status report within the same time frame for such notice, information and report is (or, if applicable, would be) required to be provided to the Park West Village Controlling Noteholder or its representative, and the Park West Village Special Servicer will be required to consult with each such Park West Village Non-Controlling Note Holder or its representative on a strictly non-binding basis, if after having received such notices, information and reports, any such Park West Village Non-Controlling Note Holder requests consultation with respect to any such Park West Village Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Park West Village Non-Controlling Note Holder or its representative; provided that after the expiration of a period of 10 business days from delivery to any Park West Village Non-Controlling Note Holder by the Park West Village Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Park West Village Special Servicer will no longer be obligated to consult with any such Park West Village Non-Controlling Note Holder, whether or not such Park West Village Non-Controlling Note Holder has responded within such 10 business day period. Notwithstanding the consultation rights of any Park West Village Non-Controlling Note Holder set forth in the immediately preceding sentence, the Park West Village Special Servicer may make any Park West Village Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the Park West Village Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Park West Village Noteholders. In no event will the Park West Village Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Park West Village Non-Controlling Note Holder.

The Park West Village Note B-A or Park West Village Note B-B will become a “Park West Village Appraised-Out Note” if the principal balance of any Park West Village Note B-A or Park West Village Note B-B is notionally reduced to less than 25% of the initial principal balance of such Park West Village Note as a result of an allocation of a Park West Village Cumulative Appraisal Reduction Amount (other than any deemed Park West Village Cumulative Appraisal Reduction Amount).

The Park West Village Whole Loan will be treated as a single loan for purposes of calculating the Park West Village Cumulative Appraisal Reduction Amount. Park West Village Cumulative Appraisal Reduction Amounts with respect to the Mortgage Loan will be allocated, first, to Note B-B up to its outstanding Principal Balance, second, to Note B-A up to its outstanding Principal Balance, and then to the Park West Village A Notes on a pro rata and pari passu basis (based on their respective outstanding Principal Balances).

“Park West Village Borrower Restricted Party” means the “Borrower Party” as defined in the BBCMS 2022-C17 PSA or such other analogous term used in the BBCMS 2022-C17 PSA.

“Park West Village Control Appraisal Period” means, with respect to the Park West Village Note B-A, a Park West Village Note B-A Control Appraisal Period, or, with respect to the Park West Village Note B-B, a Park West Village Note B-B Control Appraisal Period.

“Park West Village Control Retention Period” means with respect to any Park West Village Note B-A or Park West Village Note B-B that has become a Park West Village Appraised-Out Note:

(a)   a period of 10 days following receipt by the applicable Park West Village Controlling Noteholder of notice of the Park West Village Cumulative Appraisal Reduction Amount, if such Park West Village Controlling Noteholder elects not to give a notice challenging the determination of such Park West Village Cumulative Appraisal Reduction Amount to the Park West Village Special Servicer within such 10-day period; or

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(b)   a period commencing on the date on which a notice of a Park West Village Cumulative Appraisal Reduction Amount is received by such Park West Village Controlling Noteholder ending on the earliest of (x) the date that is 90 days following the related Park West Village Appraisal Reduction Event, unless such Park West Village Controlling Noteholder provides an additional appraisal within such 90-day period in accordance with the terms of the Park West Village Co-Lender Agreement, (y) the date on which the Park West Village Special Servicer determines that a recalculation of the Park West Village Cumulative Appraisal Reduction Amount is not warranted or that such recalculation does not result in the cessation of such Park West Village Control Appraisal Period and (z) the date on which a Park West Village Subordinate Note Consultation Termination Event occurs with respect to such Park West Village Note B-A or Park West Village Note B-B.

“Park West Village Major Decision” means:

(i)                                     any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO loan) of the ownership of the property or properties securing the Park West Village Whole Loan if it comes into and continues in default;

(ii)                                  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Park West Village Mortgage Loan documents or any extension of the maturity date of the Park West Village Whole Loan;

(iii)                                following a default or an event of default with respect to the Park West Village Whole Loan, any exercise of remedies, including the acceleration of the Park West Village Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Park West Village Mortgage Loan documents or any acquisition of the Park West Village Mortgaged Property or any interest therein by foreclosure, deed-in-lieu of foreclosure, settlement or otherwise;

(iv)                               any sale of the Park West Village Whole Loan (when it is a defaulted mortgage loan) or the Park West Village Mortgaged Property (when it is held as foreclosure property) for less than the outstanding principal balance of the Park West Village Whole Loan, all accrued and unpaid interest (other than accrued interest) at the Park West Village Note Rate and all additional servicing expenses;

(v)                                  any determination to bring the Park West Village Mortgaged Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the BBCMS 2022-C17 PSA) located at the Park West Village Mortgaged Property or an REO Mortgage Loan;

(vi)                               any release of material collateral or any acceptance of substitute or additional collateral for the Park West Village Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Park West Village Mortgage Loan documents and for which there is no lender discretion;

(vii)                            any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Park West Village Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Park West Village Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(viii)                         any transfer of the Park West Village Mortgaged Property or any portion of the Park West Village Mortgaged Property, or any transfer of any direct or indirect ownership interest in the borrower to the extent the lender’s consent under the Park West Village Mortgage Loan documents is required, except a permitted transfer or as expressly permitted by the Park West Village Mortgage Loan documents and for which there is no mortgage lender discretion or in connection with a pending or threatened condemnation;

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(ix)                               any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Park West Village Mortgage Loan documents);

(x)                                  any adoption or implementation of the annual budget for which mortgage lender consent is required under the Park West Village Mortgage Loan documents;

(xi)                               any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Park West Village Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(xii)                            any property management company changes or modifications, waivers or amendments to any management agreement, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Park West Village Mortgage Loan documents);

(xiii)                         releases of (i) any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves or (ii) any other letters of credit held as additional collateral for the Park West Village Whole Loan, in each case, other than those required pursuant to the specific terms of the related Park West Village Mortgage Loan documents and for which there is no lender discretion;

(xiv)                        any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Park West Village Whole Loan other than pursuant to the specific terms of the Park West Village Whole Loan and for which there is no lender discretion;

(xv)                           any determination of an acceptable insurance default;

(xvi)                        any proposed modification or waiver of any provision of the Park West Village Mortgage Loan documents with respect to the Park West Village Whole Loan governing the types, nature or amount of insurance coverage required to be obtained and maintained;

(xvii)                      approval of material casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the debt evidenced by the Park West Village Whole Loan rather than to the restoration of the Park West Village Mortgaged Property, other than, in each case, to the extent the lender has no approval right pursuant to the specific terms of the Park West Village Whole Loan;

(xviii)                   the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower or the Park West Village Mortgaged Property;

(xix)                        any determination by the Park West Village Servicer to transfer the Park West Village Whole Loan to the special servicer under the circumstances where the master servicer determines, in its reasonable business judgment, exercised in accordance with the servicing standard, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Park West Village Mortgaged Property or such other analogous event described in the definition of servicing transfer event; and

(xx)                           any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Park West Village Mortgaged Property if it would be a major lease (as defined in the related mortgage loan agreement).

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“Park West Village Note B-A Consultation Termination Event” will occur if:

(a)   the initial principal balance the Park West Village Note B-A minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Park West Village Note B-A after the date of creation of Park West Village Note B-A and (y) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to Park West Village Note B-A, is less than (b) 25% of the remainder of the initial Park West Village Note B-A principal balance; or

(b)   a majority of the principal balance of the Park West Village Note B-A is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Park West Village Note B-A Subordinate Companion Loan Holder.

“Park West Village Note B-B Consultation Termination Event” means:

(a)   the initial principal balance the Park West Village Note B-B minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Park West Village Note B-B after the date of creation of Park West Village Note B-B and (y) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to Park West Village Note B-B, is less than (b) 25% of the remainder of the initial Park West Village Note B-B principal balance; or

(b)   a majority of the principal balance of the Park West Village Note B-B is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Park West Village Note B-B Subordinate Companion Loan Holder.

“Park West Village Note B-A Control Appraisal Period” means any period with respect to the Park West Village Whole Loan, if and for so long as:

(a)   the initial principal balance of the Park West Village Note B-A together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Park West Village Appraisal Reduction Amount), minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Note B-A after the date of creation of the Park West Village Note B-A, (y) any Park West Village Cumulative Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Note B-A and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Note B-A, is less than

(b)   25% of the remainder of (i) the initial principal balance of the Park West Village Note B-A less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Note B-A Subordinate Companion Loan Holder on the Park West Village Note B-A, after the date of creation of such Park West Village Note B-A;

provided that if the Park West Village Note B-A Control Appraisal Period occurs as a result of the Park West Village Note B-A becoming a Park West Village Appraised-Out Note, the Park West Village Note B-A Control Appraisal Period will not be deemed to have occurred until the Park West Village Control Retention Period with respect to the Park West Village Note B-A has ended and the Park West Village Note B-A will continue to be the Park West Village Controlling Note until such Park West Village Control Retention Period has ended, and after the expiration of such Park West Village Control Retention Period, the Park West Village Note B-A Control Appraisal Period will be deemed to have occurred and the Park West Village Note B-A will no longer be the Park West Village Controlling Note; and

provided further that if a majority of the principal balance of the Park West Village Note B-A is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would

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otherwise be entitled to exercise the rights of the Park West Village Controlling Noteholder (or its representative), a Park West Village Note B-A Control Appraisal Period will be deemed to have automatically occurred.

“Park West Village Note B-B Control Appraisal Period” means any period with respect to the Park West Village Whole Loan, if and for so long as:

(a)   the initial principal balance of the Park West Village Note B-B together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Park West Village Appraisal Reduction Amount), minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Note B-B after the date of creation of the Park West Village Note B-B, (y) any Park West Village Cumulative Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Note B-B and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Note B-B, is less than

(b)   25% of the remainder of (i) the initial principal balance of the Park West Village Note B-B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Note B-B Subordinate Companion Loan Holder on the Park West Village Note B-B, after the date of creation of such Park West Village Note B-B, provided that if the Park West Village Note B-B Control Appraisal Period occurs as a result of the Park West Village Note B-B becoming a Park West Village Appraised-Out Note, the Park West Village Note B-B Control Appraisal Period will not be deemed to have occurred until the Park West Village Control Retention Period with respect to the Park West Village Note B-B has ended and the Park West Village Note B-B will continue to be the Park West Village Controlling Note until the Park West Village Control Retention Period with respect to the Park West Village Note B-B has ended, and after the expiration of the Park West Village Control Retention Period with respect to the Park West Village Note B-B, the Park West Village Note B-B Control Appraisal Period will be deemed to have occurred and the Park West Village Note B-B will no longer be the Park West Village Controlling Note; and

provided further that if a majority of the principal balance of the Park West Village Note B-B is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the rights of the Park West Village Controlling Noteholder (or its representative), a Park West Village Note B-B Control Appraisal Period will be deemed to have automatically occurred.

Prior to calculating any amount of interest or principal due to the Park West Village Note B-A Subordinate Companion Loan Holder or the Park West Village Note B-B Subordinate Companion Loan Holder under the Park West Village Co-Lender Agreement, the Park West Village Servicer or Park West Village Special Servicer will be required to reduce (1) first, the principal balance of the Park West Village Note B-B (not below zero) by any realized loss with respect to the Park West Village Whole Loan, (2) second, after the principal balance of the Park West Village Note B-B has been reduced to zero, the principal balance of the Park West Village Note B-A (not below zero) by any realized loss with respect to the Park West Village Whole Loan, and (3) after the principal balance of the Park West Village Note B-A has been reduced to zero, the principal balance of the Park West Village A Notes, pro rata (based on the respective outstanding principal balance of each Park West Village A Note) (in each case, not below zero) by any realized loss with respect to the Park West Village Whole Loan.

“Park West Village Noteholder” means any of the Park West Village Note A Holders, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, as applicable.

“Park West Village Non-Controlling Note” means a Park West Village Note other than a Park West Village Controlling Note. “Park West Village Non-Controlling Note Holder” means each Park West Village Non-Controlling Note Holder other than the Park West Village Controlling Noteholder; provided if at any

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time a Park West Village Non-Controlling Note is held by (or, at any time a Park West Village Non-Controlling Note Holder’s Park West Village Non-Controlling Note is included in a securitization, the related Park West Village Non-Controlling Note Subordinate Class Representative is) a Park West Village Borrower Restricted Party, no person will be entitled to exercise the rights of such Park West Village Non-Controlling Note Holder with respect to such Park West Village Non-Controlling Note.

“Park West Village Lead Securitization Noteholder” means the holder of Note A-1, or if Note A-1 is not securitized in a securitization by September 30, 2022, such other Park West Village A Note that is designated as the “Lead Securitization Note” by BMO.

“Park West Village Non-Controlling Note Subordinate Class Representative” means the holders of the majority of the class of securities pursuant to the securitization of such Park West Village Non-Controlling Note designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative.

“Park West Village Subordinate Note Consultation Termination Event” means the Park West Village Note B-A Consultation Termination Event or the Park West Village Note B-B Consultation Termination Event.

Rights of the Park West Village Subordinate Noteholders to Challenge the Park West Village Special Servicer’s Determination of Park West Village Cumulative Appraisal Reduction Amount and Post Threshold Event Collateral

If either the Park West Village Note B-A or Park West Village Note B-B becomes a Park West Village Appraised-Out Note following the occurrence of a Park West Village Appraisal Reduction Event, the applicable Park West Village Controlling Noteholder with respect to such Park West Village Note B-A or Park West Village Note B-B, as applicable, will have the right to challenge the Park West Village Special Servicer’s Park West Village Cumulative Appraisal Reduction Amount determination and may, at its sole expense, obtain a new appraisal of the Park West Village Mortgaged Property. The applicable Park West Village Controlling Noteholder will be required to provide the Park West Village Special Servicer with notice of their intent to challenge or not challenge the Park West Village Special Servicer’s Park West Village Cumulative Appraisal Reduction Amount determination within 10 days of such Park West Village Controlling Noteholder’s receipt of written notice of the Park West Village Cumulative Appraisal Reduction Amount. The holder of a Park West Village Appraised-Out Note will be entitled to continue to exercise the rights of the Park West Village Controlling Note during the Park West Village Control Retention Period. Such Park West Village Controlling Noteholder that elects to obtain a new appraisal at its sole expense will be required to cause such appraisal to be prepared on an “as is” basis in accordance with the requirements set forth in the BBCMS 2022-C17 PSA, and such new appraisal must be reasonably acceptable to the Park West Village Special Servicer in accordance with the servicing standard. In addition, the applicable Park West Village Controlling Noteholder will have the right, at their sole expense, to require the Park West Village Special Servicer to order an additional appraisal of the Park West Village Mortgaged Property from time to time after a Park West Village Appraisal Reduction Event has occurred, and the Park West Village Special Servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared in accordance with the requirements set forth in the BBCMS 2022-C17 PSA. Notwithstanding the rights of the Park West Village Controlling Noteholder to obtain (or cause to be obtained) a new appraisal under the Park West Village Co-Lender Agreement, the Park West Village Special Servicer will not be required to obtain such appraisal if it determines in accordance with the servicing standard that no events at or with regard to the Park West Village Mortgaged Property have occurred that would have a material effect on the appraised value of the Park West Village Mortgaged Property. Upon receipt of an appraisal provided by, or requested by, holders of a Park West Village Appraised-Out Note as described above and any other information reasonably requested by the Park West Village Special Servicer from the Park West Village Servicer reasonably required to calculate or recalculate the Park West Village Cumulative Appraisal Reduction Amount, the Park West Village Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such additional appraisal, any recalculation of the Park West Village Cumulative Appraisal Reduction Amount is warranted and, if so warranted, to recalculate

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such Park West Village Cumulative Appraisal Reduction Amount based on such additional appraisal. If required by any such recalculation, the Park West Village Appraised-Out Note will be reinstated as the Park West Village Controlling Note. The Park West Village Special Servicer will be required to promptly notify the other Park West Village Noteholders of any such determination and recalculation in its monthly reporting.

The applicable Park West Village Controlling Noteholder may avoid a Park West Village Control Appraisal Period caused by application of a Park West Village Cumulative Appraisal Reduction Amount if such Park West Village Controlling Noteholder deliver Threshold Event Collateral as a supplement to the appraised value of the Park West Village Mortgaged Property to the Park West Village Servicer, together with documentation acceptable to the Park West Village Servicer in accordance with the servicing standard to create and perfect a first priority security interest in favor of the Park West Village Servicer on behalf of the securitization trust created pursuant to the BBCMS 2022-C17 PSA in such collateral (which must be completed within 30 days of the Park West Village Special Servicer’s receipt of a third party appraisal that indicates such Park West Village Control Appraisal Period has occurred, during which such thirty (30) day period such Park West Village Controlling Noteholder’s rights under the Park West Village Co-Lender Agreement will continue) (a “Threshold Event Cure”) and, additionally, pays all costs and expenses incurred by any party to under the Park West Village Co-Lender Agreement associated with the delivery and/or pledge of such Threshold Event Collateral, including the costs and expenses of any opinion of counsel. If a Threshold Event Cure occurs, the Park West Village Note B-A Control Appraisal Period or the Park West Village Note B-B Control Appraisal Period, as applicable, caused by application of a Park West Village Cumulative Appraisal Reduction Amount will not be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the letter of credit must have an initial term no shorter than 6 months and contain an evergreen clause providing for automatic renewal for additional periods not less than 6 months. The applicable Park West Village Controlling Noteholder must provide notice of each renewal at least 30 days prior to the expiration date of such letter of credit. If the Park West Village Servicer does not receive notice of such renewal at least 30 days prior to the expiration date of the letter of credit or if the Park West Village Servicer receives notice that the letter of credit will not be renewed, then the Park West Village Servicer will promptly draw upon such letter of credit and hold such proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, such Park West Village Controlling Noteholder will be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the Threshold Collateral Issuer are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Park West Village Servicer will draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure will continue until (i) the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent the applicable Park West Village Control Appraisal Period from occurring (and should the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral be insufficient, the applicable Park West Village Controlling Noteholder will have 30 days from the new third party appraisal to deliver new Threshold Event Collateral as supplement to the newly appraised value), or (ii) a determination is made by the Park West Village Special Servicer in accordance with the Park West Village Co-Lender Agreement that all proceeds in respect of the Park West Village Mortgage Loan or the Park West Village Mortgaged Property have been received (a “Final Recovery Determination”). If the appraised value of the Park West Village Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Park West Village Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Park West Village Controlling Noteholder, any or such portion of Threshold Event Collateral held by the Park West Village Servicer will promptly be returned to such Park West Village Controlling Noteholder (at its sole expense).

In the event the Park West Village Controlling Noteholder with respect to the Park West Village Note B-A or the Park West Village Note B-B, as applicable, delivers Threshold Event Collateral in the form of cash collateral, the Park West Village Servicer will be required to establish and maintain on behalf of the securitization trust created pursuant to the BBCMS 2022-C17 PSA and for the benefit of the Park West Village Noteholders a segregated non-interest bearing trust account (the “Threshold Event Cash Collateral Account”) and deposit the Threshold Event Collateral into such account. To the extent that the

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Park West Village Servicer has received notice from the applicable Park West Village Controlling Noteholder of their intent to provide cash collateral, the Park West Village Servicer will be required notify the Park West Village Certificate Administrator and each non-lead noteholder in writing of the amount of cash collateral and the date on which the Threshold Event Collateral is expected to be delivered.

Upon the Park West Village Special Servicer’s determination of a Final Recovery Determination with respect to the Park West Village Whole Loan, any cash or proceeds of such Threshold Event Collateral will be available to reimburse each Park West Village Noteholder for any realized losses with respect to the Park West Village Whole Loan after application of the net proceeds of liquidation plus accrued and unpaid interest thereon at the applicable interest rate and all other expenses reimbursable under the Park West Village Co-Lender Agreement, under the BBCMS 2022-C17 PSA and the non-lead securitization pooling and servicing agreement with respect to the Park West Village Whole Loan or related REO property in accordance with the priority of payments described above.

Any proceeds from a letter of credit delivered as Threshold Event Collateral will also be required to be deposited into the Threshold Event Collateral account, and the Park West Village Servicer will be required to promptly notify the Park West Village Certificate Administrator and each non-lead noteholder in writing of the amount of the proceeds from such letter of credit and the date on which such letter of credit proceeds are expected to be delivered.

The Park West Village Special Servicer will be required to cooperate with the Park West Village Servicer and provide any information reasonably requested by the Park West Village Servicer relating to the Threshold Event Cure that is in the Park West Village Special Servicer’s possession. Upon the Park West Village Special Servicer’s determination of a Final Recovery Determination, the Park West Village Special Servicer will be required to notify the Park West Village Servicer, the Park West Village Certificate Administrator (who will post such notification on the Park West Village Certificate Administrator’s website under the “special notices” tab) and each non-lead noteholder and the Park West Village Servicer will be required to deposit any amounts in the Threshold Event Cash Collateral Account directly into the collection account maintained by the Park West Village Servicer pursuant to the BBCMS 2022-C17 PSA.

Any Threshold Event Collateral will be treated as an “outside reserve fund” for purposes of the REMIC Provisions of the Code and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) will be beneficially owned by the posting Park West Village Noteholder who will be taxed on all income with respect thereto.

“Park West Village Appraisal Reduction Amount” means an “Appraisal Reduction Amount” under the BBCMS 2022-C17 PSA.

“Park West Village Appraisal Reduction Event” means an “Appraisal Reduction Event” under the BBCMS 2022-C17 PSA.

“Park West Village Cumulative Appraisal Reduction Amount” means a “Cumulative Appraisal Reduction Amount” under the BBCMS 2022-C17 PSA.

Cure Rights

For so long as the Park West Village Note B-A is an asset of the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the provisions of the Park West Village Co-Lender Agreement described below under this subheading “Cure Rights” will not have any force or effect, insofar as they set forth any right of the Park West Village Note B-A Subordinate Companion Loan Holder to exercise cure rights.

In the event that the related borrower fails to make any payment of principal or interest on the Park West Village Whole Loan by the end of the applicable grace period or any other event of default under the related Park West Village Mortgage Loan documents occurs and is continuing, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, respectively, will have the right to cure such event of default subject to certain

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limitations set forth in the Park West Village Co-Lender Agreement. Unless the securitization trust created pursuant to the BBCMS 2022-C17 PSA consents to additional cure periods, and in the case of any additional cure period requested by the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Note B-A Subordinate Companion Loan Holder’s consent will also be required, the Park West Village Note B-A Subordinate Companion Loan Holder’s and Park West Village Note B-B Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the Park West Village Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the Park West Village Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the Park West Village Whole Loan (including for purposes of (i) accelerating the Park West Village Whole Loan, modifying, amending or waiving any provisions of the Park West Village Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Park West Village Mortgaged Property; or (ii) treating the Park West Village Whole Loan as a “Specially Serviced Loan” under the BBCMS 2022-C17 PSA); provided that such limitation will not prevent the Park West Village Lead Securitization Noteholder from collecting default interest or late charges from the borrower to be applied in accordance with the Park West Village Co-Lender Agreement. Any amounts paid by the Park West Village Note B-A Subordinate Companion Loan Holder or the Park West Village Note B-B Subordinate Companion Loan Holder, as applicable, on behalf of the borrower to cure a default under the Park West Village Co-Lender Agreement will be reimbursable to such holder pursuant to the priority of payments set forth in the Park West Village Co-Lender Agreement (as described in the “Application of Payments” section above).

Purchase Option

For so long as the Park West Village Note B-A is an asset of the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the provisions described below under this subheading “Purchase Option” will have no force or effect, insofar as they describe any rights of the Park West Village Note B-A Subordinate Companion Loan Holder to exercise purchase rights.

After the occurrence and delivery of a notice of an event of default with respect to the Park West Village Whole Loan or a servicing transfer event, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder will have the right, by written notice to each Park West Village Note A Holder and, if the purchasing noteholder is the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Note B-A Subordinate Companion Loan Holder (a “Park West Village Purchase Notice”), to purchase in immediately available funds, (i) if the purchasing noteholder is the Park West Village Note B-A Subordinate Companion Loan Holder, the Park West Village Senior Notes, or, if the purchasing noteholder is the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Senior Notes and the Park West Village Note B-A (each such Park West Village Note specified in the Park West Village Purchase Notice, a “Park West Village Purchased Note”), in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding yield maintenance premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower), subject to certain adjustments pursuant to the terms of the Park West Village Co-Lender Agreement. Upon delivery of the Park West Village Purchase Notice to the selling noteholder(s), the selling noteholder(s) will be required to sell (and the Park West Village Note B-B Subordinate Companion Loan Holder or Park West Village Note B-A Subordinate Companion Loan Holder, respectively, will be required to purchase) the Purchased Note(s) at the defaulted mortgage loan purchase price, on a date (the “Park West Village Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the Park West Village Purchase Notice. The failure of the requesting purchaser to purchase the Purchased Note(s) on the Park West Village Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under Park West Village Whole Loan or servicing transfer event that gave rise to such right. The right of the Park West Village Note B-A Subordinate Companion Loan Holder and Park West Village

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Note B-B Subordinate Companion Loan Holder to purchase one or more Park West Village Notes as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Park West Village Mortgaged Property. Notwithstanding the foregoing sentence, the Park West Village Lead Securitization Noteholder is required to give the Park West Village Subordinate Companion Loan Holders 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the Park West Village Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Park West Village Mortgaged Property is transferred to the Park West Village Lead Securitization Noteholder (or its designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Park West Village Lead Securitization Noteholder of a foreclosure sale or sale by power of sale, less than 10 business days after the acceleration of the Park West Village Whole Loan, the Park West Village Lead Securitization Noteholder will be required to notify the Park West Village Subordinate Companion Loan Holders of such transfer and the Park West Village Note B-A Subordinate Companion Loan Holder and Park West Village Note B-B Subordinate Companion Loan Holder will have a 30-day period from the date of such notice from the Park West Village Lead Securitization Noteholder to deliver the Park West Village Purchase Notice to the Park West Village Lead Securitization Noteholder (and, if the Park West Village Note B-B Subordinate Companion Loan Holder is delivering such Park West Village Purchase Notice, to the Park West Village Note B-A Subordinate Companion Loan Holder), in which case such Park West Village Subordinate Companion Loan Holder will be obligated to purchase the Park West Village Mortgaged Property, in immediately available funds, within such 30-day period at the applicable purchase price.

Sale of Defaulted Park West Village Whole Loan

Pursuant to the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA, if the Park West Village Whole Loan becomes a defaulted loan, and if the Park West Village Special Servicer determines to sell the Park West Village Mortgage Loan in accordance with, and to the extent provided in, the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement, then the Park West Village Special Servicer may elect to sell the Park West Village Whole Loan subject to the consent (or deemed consent) of the Park West Village Subordinate Companion Loan Holders under the Park West Village Co-Lender Agreement described below.

Notwithstanding anything to the contrary stated in the Park West Village Co-Lender Agreement, (i) none of the Park West Village Lead Securitization Noteholder (or the Park West Village Special Servicer on its behalf), any Park West Village Note A Holder or the Park West Village Note B-B Subordinate Companion Loan Holder will be permitted to sell the Park West Village Note B-A at any time without the written consent of the Park West Village Note B-A Subordinate Companion Loan Holder (so long as a Park West Village Note B-A Control Appraisal Period is not continuing) and (ii) none of the Park West Village Lead Securitization Noteholder (or the Park West Village Special Servicer on its behalf), any Park West Village Note A Holder or the Park West Village Note B-A Subordinate Companion Loan Holder will be permitted to sell the Park West Village Note B-B at any time without the written consent of the Park West Village Note B-B Subordinate Companion Loan Holder (so long as a Park West Village Note B-B Control Appraisal Period is not continuing).

Notwithstanding anything to the contrary in the Park West Village Co-Lender Agreement, any Park West Village Non-Controlling Note Subordinate Class Representative or the lead securitization pooled subordinate class representative for a Park West Village A Note (or the requisite percentage of the holders of the certificates backed by the related Park West Village A Note and issued by the related securitization as set forth the BBCMS 2022-C17 PSA or non-lead securitization pooling and servicing agreement, as applicable) will have the right to direct and cause the Park West Village Special Servicer to sell such Park West Village Note A in the related securitization trust separately and individually without the consent of any other Park West Village Noteholder or any other person in accordance with the terms of the BBCMS 2022-C17 PSA so long as such sale is permitted under the REMIC provisions under the BBCMS 2022-C17 PSA or non-lead securitization pooling and servicing agreement.

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Park West Village Excess Collections Reserve Account

In the event that as a result of any workout of the Park West Village Whole Loan in accordance with the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (including the servicing standard), the borrower is required to pay any additional amounts (other than customary fees and expenses payable to the Park West Village Servicer or the Park West Village Special Servicer and other than any amounts earmarked for reserves to be replenished or created in connection with such workout) in excess of the amount of interest, principal and other amounts that were payable on such date under the original terms of the related mortgage loan agreement (without giving effect to such workout), the Park West Village Servicer will be required to deposit such additional amounts collected from the borrower into a reserve account that is an eligible account (the “Park West Village Excess Collections Reserve Account”) in accordance with the BBCMS 2022-C17 PSA. Except as otherwise provided in below, the Park West Village Servicer is required to withdraw funds in the Park West Village Excess Collections Reserve Account and apply such funds pursuant to the priority of payments set forth in the Park West Village Co-Lender Agreement (as described in the “Application of Payments” section above) only upon receipt of a notice of the Park West Village Special Servicer’s determination of a Final Recovery Determination.

Any workout of the Park West Village Mortgage Loan that results in the establishment of a Park West Village Excess Collections Reserve Account must (i) require the delivery of an opinion of counsel (at the expense of the Park West Village Note B-B Subordinate Companion Loan Holder) to the effect that the establishment of, deposit of funds into and withdrawal and application of funds from, the Park West Village Excess Collections Reserve Account, in the manner contemplated by under this section will not cause any securitization trust to fail to qualify as a REMIC or any grantor trust holding any interest in the Park West Village Mortgage Loan to fail to qualify as a “grantor trust” for federal income tax purposes, (ii) increase the interest rate on each Park West Village Note by the same amount (unless the Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder agree to a different rate increase) and (iii) be entered into in accordance with the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (including, without limitation, the servicing standard set forth therein). In the event that any Park West Village Note A or Park West Village Note B-A is in a securitization trust, the consent rights of any related Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder under clause (ii) of the preceding sentence will be exercised by the Park West Village Special Servicer with the consent of the applicable directing certificateholder or controlling class representative appointed under the BBCMS 2022-C17 PSA (in the case of Park West Village Note A-1 or the Park West Village Note B-A) or the related special servicer for the non-lead securitization trust with the consent of the applicable non-lead securitization subordinate class representative appointed under the non-lead securitization pooling and servicing agreement (in the case of any other Park West Village Note A).

On any distribution date, the Park West Village Servicer is required to withdraw funds in the Park West Village Excess Collections Reserve Account and apply such funds to pay any unanticipated expenses of the Park West Village Servicer reimbursable to the Park West Village Servicer under the BBCMS 2022-C17 PSA and pay any monthly interest payment on the Park West Village Senior Notes, the Park West Village Note B-A and the Park West Village Note B-B that is due and payable pursuant to the priority of distributions set forth in clauses (i) through (iii) of “—Application of Payments” above, if collections from the Park West Village Whole Loan for such distribution date are insufficient to pay such amounts in full.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

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The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2022 and ending on the hypothetical Determination Date in December 2022. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Argentic Real Estate Finance LLC, Bank of Montreal, KeyBank National Association, Starwood Mortgage Capital LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC and Societe Generale Financial Corporation are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Argentic Real Estate Finance LLC, Bank of Montreal, KeyBank National Association, Starwood Mortgage Capital LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC and Societe Generale Financial Corporation, on or about December 14, 2022 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

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Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on September 8, 2022, Barclays or its affiliates were the loan sellers in approximately 192 commercial mortgage-backed securitization transactions. Approximately $53.2 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through September 8, 2022.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2022	$5,183,095,100
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020
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Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus. With respect to the 70 Hudson Street Mortgage Loan, which was originated by Natixis Real Estate Capital LLC and will be purchased by Barclays, the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:&

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

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Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage

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related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this
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determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

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Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on November 3, 2022 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of September 30, 2022, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

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Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 577 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $8,610,467,852.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality

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and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an
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environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts,
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if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

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●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental
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insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.
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Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on February 8, 2022. Argentic’s Central Index Key is 0001624053. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Argentic, which activity occurred during the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including September 30, 2022, as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(4)			Assets That Were Subject of Demand(4) (5)			Assets That Were Repurchased or Replaced(6)			Assets Pending Repurchase (within cure period)(7)			Demand in Dispute(8)			Demand Withdrawn(9)			Demand Rejected(4)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)	(k)	(1)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class – Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015- C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26 CIK #: 1630513	X	Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC)(1)(2)(3)	8	101,199,999.00	12.02	1	30,949,659.02	3.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	30,949,659.02	3.76

(1)	Argentic Real Estate Finance LLC (“Argentic”) is one of multiple originators.
(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns (c) through (f))
(3)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, Argentic rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020.
(4)	The principal balances (shown in columns (e), (h) and (w)) are with respect to Argentic’s asset contribution only (without taking into account assets contributed by other originators). However, the percentages of principal balances (shown in columns (f), (i) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) a principal balance of approximately $841,810,000.00 at the time of securitization (for column (f)), as shown on the issuing entity’s Form 424B5 filed on February 12, 2015; and (ii) a principal balance of $822,634,502.01 as of September 30, 2020 (for columns (i) and (x)), as shown on the issuing entity’s Form 10-D filed on November 2, 2020.
(5)	Includes only new demands received during the reporting period. (For columns (g) through (i))
(6)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. (For columns (j) through (1))
(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns (m) through (o))
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns (p) through (r))
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns (s) through (u))
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period covered by this Form ABS-15G. (For columns (v) through (x))

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Retained Interests in This Securitization

Argentic is an affiliate of each of Elliott Associates, L.P. and Elliott International, L.P., which together are expected to purchase $10,102,000 of the Class D Certificates.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

LMF Commercial, LLC

General

LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Computershare Trust Company, National Association is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the eighty-eighth (88th) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million and $811 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and 2021, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales

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comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

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Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

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Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may

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accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to three (3) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

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●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 14, 2022. LMF’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2020 to and including September 30, 2022, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”), a Delaware limited liability company, is a sponsor, seller and originator of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The Cut-Off Date Balance of the SMC Mortgage Loan that is (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $65,500,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to one (1) of the SMC Mortgage Loans (8.1%).

Starwood’s Securitization Program

This is the 107th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $15.80 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets

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each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

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Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and re-underwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

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Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-13 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior
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walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value,
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or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above, none of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood,

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which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 19, 2022. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $7,949,322,715 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

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In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;
●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance

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with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and

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expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

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Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2022. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2022, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
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8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated or co-originated all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the BMO with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO

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Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2021 is approximately $2.5 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by the BMO deal team for each of the BMO Mortgage Loans during the underwriting process.
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BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO

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Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3-1 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a

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representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

BMO’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

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Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
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●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties in paragraphs (17) and (30) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the sponsor representation and warranty set forth in paragraph (42) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the sponsor representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to

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complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. BMO’s Central Index Key is 0000927971. As of September 30, 2022, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may acquire in the future certain classes of certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 7.0% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2021, KeyBank’s Real Estate Capital Group originated a total of $24.8 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $11.5 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

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KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of September 30, 2022, KeyBank had originated approximately $21.283 billion of commercial mortgage loans that have been securitized in 107 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
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●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

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Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.

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Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or
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a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 2, 2022 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2021 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including September 30, 2022, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

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BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of September 30, 2022.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	391	$5,519,547,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review

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procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that

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includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental
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testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

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Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high
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net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified
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as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s
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commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2020, Societe Generale Financial Corporation securitized 108 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $3.0 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy

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rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

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Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).
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Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

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Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this

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prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage

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Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2022. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including September 30, 2022 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2022. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2022, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or

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negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2022-C18 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer” and “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant

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to the PSA. Under the PSA, the Rialto Industrial Whole Loan is a Servicing Shift Mortgage Loan and will be serviced hereunder by Midland as master servicer until the Servicing Shift Date, at which time it is expected that it will be serviced under the related lead servicing agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch, and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the

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certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2022, Midland was master and primary servicing approximately 25,687 commercial and multifamily mortgage loans with a principal balance of approximately $644 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,807 of such loans, with a total principal balance of approximately $327 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2019 to 2021.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
CMBS	$219	$256	$302
Other	$387	$317	$301
Total	$606	$573	$603

As of September 30, 2022, Midland was named the special servicer in approximately 414 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $163 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 172 assets with an outstanding principal balance of approximately $4.0 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2019 to 2021.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
Total	$171	$170	$163

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Pursuant to a certain interim servicing agreement between Bank of Montreal or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Bank of Montreal or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Bank of Montreal Mortgage Loans.

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc. or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Capital Real Estate Inc. Mortgage Loans.

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Pursuant to a certain interim servicing agreement between UBS AG or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

Midland is also (i) the master servicer and special servicer under the BMO 2022-C3 pooling and servicing agreement, pursuant to which the Phoenix Industrial Portfolio IX Whole Loan and the Saks Fulfillment Center Whole Loan are serviced, and (ii) the master servicer under the BMARK 2022-B37 pooling and servicing agreement, pursuant to which the 469 7th Avenue Whole Loan is serviced.

The reports on assessment of compliance with applicable servicing criteria for the twelve-month periods ending on December 31, 2020 and December 31, 2021, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance.

The report on assessment of compliance with applicable servicing criteria for the twelve month period ending on December 31, 2019 furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify

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any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties, pursuant to the PSA.

RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of September 30, 2022, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $14.4 billion of regulatory assets under management in the aggregate. Of the eleven Funds, eight are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of September 30, 2022, RCM has underwritten and purchased, primarily for the Funds, over $9.7 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 178 securitizations totaling approximately $185 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 278 employees as of September 30, 2022 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

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RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of September 30, 2022, RCA and its affiliates were actively special servicing approximately 376 portfolio loans (and REO properties) with an unpaid principal balance of approximately $8.33 billion (see footnote 2 to the chart below).

As of September 30, 2022, RCA is also performing special servicing for approximately 147 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,893 assets with an unpaid principal balance at securitization of approximately $146.5 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 9/30/2022
Number of CMBS Pools Named Special Servicer	120	129	140	147
Approximate Aggregate Unpaid Principal Balance(1)	$125.0 billion	$133.3 billion	$142.3 billion	$146.5 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	179	617	470	376
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$2.55 billion	$11.67 billion	$9.41 billion	$8.33 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage

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loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. It is noted that, in November 2021, Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Funds”) purportedly acquired 84% of the Class E certificates of COMM 2012-CCRE4 Commercial Pass-Through Certificates (the “CCRE4 Trust”). At that time, the value of the Class E certificates had already been written down to zero. Immediately following the acquisition of their interest in the CCRE4 Trust, in December 2021, the Icahn Funds made a request that the CCRE4 Trust’s trustee deem a “Servicer Termination Event” to have occurred in connection with the special servicing by RCA of a specific CCRE4 Trust asset, the Prizm Outlets mall in Nevada. The basis of the Icahn Funds’ request was their allegation that RCA violated the servicing standard by obtaining inflated appraisals from CBRE – Valuation & Advisory Services to prevent control from shifting to the Class E certificateholders and engaging in a 39-month plan to rehabilitate the asset. The CCRE4 trustee has not terminated the special servicer in response to the purported “Servicer Termination Event”, and has neither commenced an investigation nor indicated that it intends to pursue any claims related to the allegations. Nevertheless, on June 15, 2022, the Icahn Funds, without any other class of certificateholders joining, filed a lawsuit against RCA in the District Court for Clark County, Nevada based on the same allegations set forth in its “Servicer Termination Event” notice to the CCRE4 trustee. RCA believes the claims are without merit, and intends to contest the claims vigorously as the case progresses. RCA continues to serve as special servicer of the CCRE4 Trust and has not been terminated.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

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RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with unaffiliated third parties entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of RREF IV D AIV RR H, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and be appointed as the initial Controlling Class Certificateholder and the initial Directing Certificateholder. Another affiliate of RCA is expected to purchase the Class X-D certificates and a portion of the Class D certificates. RCA is also the initial special servicer with respect to (i) the Wyndham National Hotel Portfolio mortgage loan, which is serviced under the UBS 2019-C18 pooling and servicing agreement, and (ii) the 469 7th Avenue mortgage loan, which is serviced under the Benchmark 2022-B37 pooling and servicing agreement. In addition, RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC (which is also an affiliate of RCA and RREF IV-D AIV RR H, LLC) and RREF IV-D AIV RR H, LLC (which is also an affiliate of RCA) are also the initial directing holder and initial controlling class representative under the UBS 2019-C18 pooling and servicing agreement and Benchmark 2022-B37 pooling and servicing agreement, respectively. RCA or an affiliate assisted RREF IV-D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF IV-D AIV RR H, LLC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by RCA. RCA does not make any representations as to the validity or sufficiency of the PSA (other than it being a valid obligation of RCA as special servicer), the certificates, the Mortgage Loans, the Mortgaged Properties, this prospectus (other than as to the accuracy of the foregoing information provided by RCA) or any related documents. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “Pooling and Servicing Agreement—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s

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ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer. KeyBank National Association is also the master servicer with respect to the Hamilton Portfolio Mortgage Loan, the Autokiniton Industrial Portfolio Mortgage Loan and the Crossgates Commons Mortgage Loan, each of which are serviced under the BBCMS 2022-C17 pooling and servicing agreement. KeyBank National Association is also the master servicer and special servicer with respect to the Park West Village Mortgage Loan which is serviced under the BBCMS 2022-C17 pooling and servicing agreement.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/19	As of 12/31/20	As of 12/31/2021	As of 9/30/2022
By Approximate Number	18,882	17,008	18,122	18,700
By Approximate Aggregate Principal Balance (in billions)	$289.6	$308.5	$379.3	$423.5

Within this servicing portfolio are, as of September 30, 2022, approximately 11,699 loans with a total principal balance of approximately $296.2 billion that are included in approximately 907 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2021, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage

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Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	A1
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable

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law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—The Primary Servicer” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans (collectively, 7.0%). Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a Primary Servicing Agreement, dated as of December 1, 2022 (the “KeyBank Primary Servicing Agreement”). The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such KeyBank Serviced Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such KeyBank Serviced Mortgage Loan as approved by the master servicer,
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●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,
●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,
●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to KeyBank, as primary servicer and any escrow and reserve payments to be held by KeyBank,
●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,
●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,
●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,
●	monitoring borrower insurance obligations on such KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,
●	maintaining errors and omissions insurance and an appropriate fidelity bond,
●	notifying the master servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,
●	promptly notifying master servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such KeyBank Serviced Mortgage Loans without the prior written approval of the master servicer, and
●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank's custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KeyBank will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC.

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KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances KeyBank will not make any Master Servicer Decisions, Special Servicer Decisions, Major Decisions or any other action requiring the approval of the Master Servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person's sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person's sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to each KeyBank Serviced Mortgage Loan under the PSA. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to each related KeyBank Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer's share of any defeasance fees;
●	100% of the master servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by KeyBank and amounts collected for checks returned for insufficient funds actually paid by the borrower relating to the accounts held by KeyBank;
●	100% of late payment charges, demand charges and default interest paid by the related borrowers, except as required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related KeyBank Serviced Mortgage Loan;
●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and
●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be entitled to 50% of the master servicer's share of any fees received by the master servicer with respect to any Major Decision and any Special Servicer Decision regardless as to whether KeyBank processes such action or not. The special servicer will process all (A) Major Decisions and (B) Special Servicer Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision, KeyBank will be required to process such Major Decision or Special Servicer Decision.

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KeyBank will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any partners, directors, officers, shareholders, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “Losses”) incurred by KeyBank (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the master servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of the KeyBank for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by KeyBank under clause (b) above.

KeyBank will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the master servicer resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);
●	immediately by the master servicer (or at the depositor's request to the extent the depositor has the right to request termination of KeyBank under the PSA) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;
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●	promptly following KeyBank being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate (as defined under the Credit Risk Retention Rules) of any Third-Party Purchaser;
●	upon resignation by KeyBank;
●	with respect to any KeyBank Serviced Mortgage Loan, in the event such KeyBank Serviced Mortgage Loan is substituted pursuant to the PSA;
●	at the option of the master servicer in its sole discretion, in the event a KeyBank Serviced Mortgage Loan is purchased or repurchased pursuant to the PSA;
●	with respect to a KeyBank Serviced Mortgage Loan, upon defeasance of such KeyBank Serviced Mortgage Loan; or
●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the master servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;
●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of KeyBank’s obligations under the KeyBank Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;
●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;
●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or
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similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;

●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;
●	any Rating Agency (or any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;
●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;
●	KeyBank is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within sixty (60) days;
●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;
●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank's receipt of written notice thereof;
●	subject to the PSA, any failure by KeyBank to comply with any of the requirements under Article XI of the PSA applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the PSA; or
●	any failure by KeyBank to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the depositor.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Affiliated Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”), acts as the special servicer (in such capacity, the “BBCMS 2022-C17 Special Servicer”) with respect to the Autokiniton Industrial Portfolio Whole Loan, the Hamilton Portfolio Whole Loan and the Crossgates Commons Whole Loan (collectively, the “BBCMS 2022-C17 Serviced Loans”), each of which are serviced under the BBCMS 2022-C17 pooling and servicing agreement and in such capacity will be responsible for the servicing and administration of any such Whole Loan should it become a “specially serviced loan” or “REO property”

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pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 transaction (the “BBCMS 2022-C17 PSA”). ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch and a commercial loan special servicer rating of “Average” by S&P.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (“Elliott”). As of June 30, 2022, Elliott manages approximately $55.7 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance LLC, a mortgage loan seller, sponsor, an originator and the holder of (or an affiliate of the holder of) one or more Companion Loans related to the Rialto Industrial Mortgage Loan, and (ii) Argentic Securities Income USA 2 LLC, the initial directing certificateholder under the BBCMS 2022-C17 PSA (other than with respect to certain loans specified in the BBCMS 2022-C17 PSA).

ASC is affiliated with each of Elliott Associates, L.P. and Elliott International, L.P., which together are expected to purchase $10,102,000 of the Class D Certificates. Other than the purchase of Class D Certificates detailed in the prior sentence, neither ASC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may acquire additional certificates in secondary market transactions. Any such party (including Elliott Associates, L.P. and Elliott International, L.P.) will have the right to dispose of any such certificates, whether acquired on the Closing Date or in the future, at any time.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

As of September 30, 2022, Argentic Services Company had nineteen (19) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 34 years of industry experience. Argentic Services Company was named special servicer on 45 securitized pools (40 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,245 loans secured by 1,753 properties with an unpaid balance of approximately $25.2 billion as of September 30, 2022. As of September 30, 2022, Argentic Services Company was actively managing 28 commercial mortgage-backed securities loans, secured by 35 properties (including 7 REO properties) with an approximate unpaid balance of $838 million.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services

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pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the BBCMS 2022-C17 PSA and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as BBCMS 2022-C17 Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the BBCMS 2022-C17 Serviced Loans, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the BBCMS 2022-C17 PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the BBCMS 2022-C17 PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificateholder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the BBCMS 2022-C17 Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as BBCMS 2022-C17 Special Servicer under the BBCMS 2022-C17 PSA and any related intercreditor agreement and limitations on such person’s right to replace the BBCMS 2022-C17 Special Servicer.

The information set forth under this heading “—The Affiliated Special Servicer” regarding Argentic Services Company LP has been provided by Argentic Services Company LP.

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The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.093 billion (USD) in assets as of June 30, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2022, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 457 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $239 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Trustee is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to

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the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1188 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $695 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2022, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 387,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in the third month. In both cases, the transaction-level noncompliance disclosed on the Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading
“—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Wells Fargo Bank and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2022, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $352.9 billion issued in 404 transactions.

As of September 30, 2022, Park Bridge Lender Services was acting as asset representations reviewer for 163 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $147.7 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities

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matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This securitization transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules through the purchase by RREF IV-D AIV RR H, LLC or its affiliate as the “third party purchaser” (in such capacity, the “Third-Party Purchaser”) for cash the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $78,798,236 representing approximately 5.154% of the aggregate fair value of all Classes of certificates (other than the Class R certificates). The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention

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Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Initial Certificate Balance	Fair Value of the HRR Certificates (in % and $)	Purchase Price(1)
Class E-RR	$ 19,194,000	1.255% / $10,024,738	52.2285%
Class F-RR	$ 11,113,000	0.727% / $5,804,153	52.2285%
Class G-RR	$ 10,102,000	0.661% / $5,276,123	52.2285%
Class H-RR	$ 9,092,000	0.595% / $4,748,615	52.2285%
Class J-RR	$ 29,297,236	1.916% / $15,301,507	52.2285%

(1)	Expressed as a percentage of the initial Certificate Balance of each related class of HRR Certificates, excluding accrued interest. The aggregate purchase price to be paid for such HRR Certificates to be acquired by the Third Party Purchaser is approximately $41,155,137 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $39,927,591, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

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The approximate fair value of each class of certificates (other than the Class R certificates) and the based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$10,599,809
Class A-2	$72,999,927
Class A-3	$43,361,863
Class A-4	$176,738,100
Class A-5	$255,641,036
Class A-SB	$17,330,477
Class X-A	$24,735,279
Class X-D	$2,964,654
Class A-S	$72,663,905
Class B	$34,043,574
Class C	$33,622,468
Class D	$12,695,587
Class E-RR	$10,024,738
Class F-RR	$5,804,153
Class G-RR	$5,276,123
Class H-RR	$4,748,615
Class J-RR	$15,301,507

The aggregate fair value of all of the classes of certificates (other than the Class R certificates) is approximately $798,551,818, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the HRR Certificates that were retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and tenth, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the

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Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of HRR Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the classes of HRR Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third-Party Purchaser

It is anticipated that RREF IV-D AIV RR H, LLC, a Delaware limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the classes of HRR Certificates set forth in the table above under “—HRR Certificates—General”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules. The Third Party Purchaser is wholly owned, directly or indirectly, by RREF IV Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”) and which is an affiliate of Rialto Capital Advisors, LLC. The Third Party Purchaser has previously purchased other CMBS B-Piece Securities like the HRR Certificates and its affiliates have been a third party purchaser in many other CMBS securitizations and have held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Third Party Purchaser is advised by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of the expected special servicer and experienced commercial real estate debt investor. RCM has underwritten and purchased, primarily for funds under its management, as of September 30, 2022 over $9.7 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 178 securitizations totaling approximately $185 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in the majority of these transactions. See “Transaction Parties—The Special Servicer” for additional information about the Third Party Purchaser, RCM, Rialto Capital Advisors, LLC and their respective affiliates.

RREF IV-D AIV RR H, LLC or its affiliate is expected to (i) act as the initial Third Party Purchaser, (ii) retain the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates and (iii) be the initial Controlling Class Certificateholder and appoint itself the initial Directing Certificateholder (other than with respect to any Non-Serviced Mortgage Loan and any applicable Excluded Loan). An affiliate of RREF IV-D AIV RR H, LLC is expected to purchase the Class X-D certificates and a portion of the Class D certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to (i) the Wyndham National Hotel Portfolio mortgage loan which is serviced under the UBS 2019-C18 pooling and servicing agreement and (ii) the 469 7th Avenue mortgage loan which is serviced under the Benchmark 2022-B37 pooling and servicing agreement, and RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC (which is also an affiliate of Rialto Capital Advisors, LLC and RREF IV-D AIV RR H, LLC) and RREF IV-D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) are also the initial directing holder and initial controlling class representative under the UBS 2019-C18 pooling and servicing agreement and Benchmark 2022-B37 pooling and servicing agreement, respectively. Rialto Capital Advisors, LLC, the expected special servicer for this transaction is an affiliate of RREF IV-D AIV RR H, LLC. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV-D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Any review by the Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for their own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of any of the sponsors’ underwriting standards or any loan-level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

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Solely for its own purposes and benefit, the Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser. The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser does not have any duties to the holders of any class of certificates, may act solely in its own interests, will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

For a description of any material conflicts of interest or material potential conflicts of interest between the Third Party Purchaser and another party to this securitization, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the HRR Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date, subject to such date being modified under the Credit Risk Retention Rules. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been

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reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates.

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

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The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Park Bridge Lender Services LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Park Bridge Lender Services LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Argentic, Bank of Montreal, KeyBank, SMC, UBS AG, BSPRT, LMF and Societe Generale Financial Corporation will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Bank of Montreal, SMC, UBS AG, LMF and Societe Generale Financial Corporation determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Bank of Montreal, SMC, UBS AG, LMF or Societe Generale Financial Corporation, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Bank of Montreal, SMC, UBS AG, LMF or Societe Generale Financial Corporation, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Bank of Montreal, SMC, UBS AG, LMF and Societe Generale Financial Corporation based its decisions will in fact

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sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, each of KeyBank and BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank or BSPRT, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank or BSPRT, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank or BSPRT, as applicable, based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2022-C18 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates.

The Class X-A and Class X-D certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A and Class X-D certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by RREF IV-D AIV RR H, LLC.

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Upon initial issuance, the certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$10,600,000
A-2	$73,000,000
A-3	$42,100,000
A-4	$175,000,000
A-5	$248,200,000
A-SB	$16,826,000
X-A	$636,441,000
A-S	$70,715,000
B	$34,348,000
C	$38,389,000
Non-Offered Certificates
X-D	$20,204,000
D	$20,204,000
E-RR	$19,194,000
F-RR	$11,113,000
G-RR	$10,102,000
H-RR	$9,092,000
J-RR	$29,297,236
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $636,441,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $20,204,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

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Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2023.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
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●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

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“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)     prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)        to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(g)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)    on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

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Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the

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portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

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The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 5.87700%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 5.49500%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 5.99800%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 5.43900%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 5.71000%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 5.94900%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 4.00000%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal

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Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

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The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

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The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)                  all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

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(iii)               the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)                any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and
(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be

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applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that

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accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

provided that, to the extent required under the Treasury Regulations of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such Treasury Regulations.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in

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effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield

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Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates as described above and (3) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

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No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class F-RR, Class G-RR, Class H-RR, Class J-RR or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	March 2027
Class A-2	November 2027
Class A-3	December 2029
Class A-4	October 2032
Class A-5	November 2032
Class A-SB	April 2032
Class X-A	NAP
Class A-S	November 2032
Class B	November 2032
Class C	November 2032

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2055. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date

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occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)          the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)         the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with

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respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in

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the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E-RR certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and
ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A and Class X-D certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related

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Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the

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PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
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●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2023, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-

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Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA

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specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such

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party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report; and
●	any CREFC® appraisal reduction template received by the certificate administrator;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
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●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
●	any notice or documents provided to the certificate administrator by the depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;
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●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

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In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will

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assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

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The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

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Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator and Trustee”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

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Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for

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the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The HRR Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a

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“Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2022-C18

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)         the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

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(ii)        the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)      originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)        an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xv)      the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)     the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii) the original or a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) the Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the Servicing Shift Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                     the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                   the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)               any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                    the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an

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authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)             any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)          any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)              any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                 any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)              any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)           any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        all related environmental reports; and

(xiv)        all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

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(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule

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of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and

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substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of

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BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

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A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

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(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings, (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale and (iii) in the case of BSPRT CMBS Finance, LLC, any of that mortgage loan seller and Franklin BSP Realty Trust, Inc.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable

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mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays, Societe Generale Financial Corporation and BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

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Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the Servicing Shift Date, the Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of the Servicing Shift PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to the Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan)

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for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for

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principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or with respect to any Companion Loan.

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Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and

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servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in

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the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

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The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or

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Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

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Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                     to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

(ii)                  to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)               to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of the Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)             to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)          to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)              to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                 to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of

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the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)              to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)           to recoup any amounts deposited in the Collection Account in error;

(xiii)        to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)         to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)            to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)         to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)      to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)          to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then

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the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	Collection Account with respect to the other Mortgage Loans.
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Principal Balance of each Mortgage Loan.
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $19,000 multiplied by the number of Delinquent Loans, plus (ii) $1,900 per	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent	In connection with each Asset Review with respect to a
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,500 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,400 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of	Time to time
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
general collections on deposit in the Collection Account.
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and
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at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.04125%. The Servicing Fee payable to the master servicer with respect to each related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% (or 20% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent, loan service transaction and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% (or 20% in connection with a Payment Accommodation resulting from the COVID-19 emergency) and of such assumption, waiver, consent, loan service transaction and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
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●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges were prepared by the Master Servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such

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Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of

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(i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic

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Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (including any related Companion Loan, if applicable) (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (a) 3.0% and (b) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                   (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)             the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)              (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

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(v)                 the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)              if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)                   100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)                100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)             100% of waiver, consent, loan service transaction and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)              100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)                 50% (or 80% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of all Excess Modification Fees and assumption, waiver, consent, loan service transaction and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision;

(vi)              100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)           with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)        penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the

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related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also

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provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00953% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a per annum rate equal to 0.00190% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided

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that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00031% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $19,000 multiplied by the number of Delinquent Loans, plus (ii) $1,900 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,500 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,400 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust

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following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

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(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, and for purposes of clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than March 15, 2023; (ii) provides for no more than 3 months of forbearance (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations); and (iii) requires full repayment of deferred payments and escrows within 12 months of the date of the first forbearance for such Mortgage Loan or Serviced Whole Loan. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The special servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the master servicer will have no processing, consent or other rights with respect thereto.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)      the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.     the sum of

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a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and, second, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate

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administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

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Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative

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Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A and Class X-D Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, and second, to the Class H-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction

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Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that, if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but

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excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount

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representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder, or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period, neither the master servicer

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nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the

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consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the issuing entity. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan Holder, as applicable, and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision, Special Servicer Decision or Payment Accommodation with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision, Special Servicer Decision or Payment Accommodation. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision, Special Servicer Decision or Payment Accommodation. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision, Special Servicer Decision or Payment Accommodation and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision, Special Servicer Decision or Payment Accommodation. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the mutual agreement between the special servicer and the master servicer that the master servicer would process a Major Decision or a Special Servicer Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and with respect to such Major Decision, the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder

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(except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Non-Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan and the special servicer and the master servicer have agreed that the master servicer will process the same; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due and the special servicer and the master servicer have agreed that the master servicer will process the same; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) (A) other than any note splitting amendments and note re-sizing amendments in accordance with the terms of the subject intercreditor agreement, co-lender agreement or similar agreement, any non-material or administrative modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan for which the special servicer and the master servicer have agreed that the master servicer will process the same, and (B) any note splitting amendments and note re-sizing amendments in accordance with the terms of the subject intercreditor agreement, co-lender agreement or similar agreement; provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the

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Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, routine funding of tax payments and insurance premiums when due and payable, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan, the escrows, reserves, holdbacks and related letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan are identified on a certain schedule to the PSA and will not be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the master servicer, the master servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters).

As used in the definition of “Major Decisions”, “Special Servicer Decisions”, and “Master Servicer Decisions”, “performance”, “earn-out”, “holdback” and similar escrows and reserves refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specifically identified event or otherwise requires or permits lender’s discretion, in each case as set forth in the Mortgage Loan documents and related to the borrower or Mortgaged Property.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

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If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the Treasury Regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan

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that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to the Serviced A/B Whole Loan, so long as no Control Appraisal Period under the related Intercreditor Agreement has occurred and is continuing, no modification, waiver or amendment of the related Whole Loan that would be a “major decision” (or analogous term) under the related Intercreditor Agreement may be made without the consent of the holder of the related Control Note, which must be obtained by the master servicer or the special servicer, as applicable, in accordance with the terms of the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)                    approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)                 unless processed by the master servicer pursuant to clause (v) of the definition of “Master Servicer Decision”, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)               any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows

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or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any Routine Disbursements (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan, the escrows, reserves, holdbacks and related letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan are shown on a certain schedule to the PSA and will not be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)                requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)                   unless processed by the master servicer pursuant to clause (iii) of the definition of “Master Servicer Decision”, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)                determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)             other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

Except as otherwise described under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Any fees or other charges charged by the master servicer or the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan

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(excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a Payment Accommodation. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10

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business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2023 (and

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each Mortgaged Property is required to be inspected on or prior to December 31, 2023) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to the Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2023 and the calendar year ending on December 31, 2022. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

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(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)   the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)   the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Notes, to the extent required by the terms of the related Intercreditor Agreement)) or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard) and (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period),

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unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property;

(9)   the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA)

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under the Mortgage Loan documents (other than as described in clause (3) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days; or

(10) a default occurs beyond any applicable grace period or cure period under a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan, as determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard.

For the avoidance of doubt, and for purposes of clauses (2), (3), (4), (7) and (9) and above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

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 Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of a Serviced A/B Whole Loan, during a Control Appraisal Period with respect to each of the related Subordinate Companion Loan);
●	with respect to a Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to a Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
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●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan (taking into account the pari passu or subordinate nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Controlling Holder with respect to an A/B Whole Loan that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or between the special servicer and the Controlling Holder with respect to an A/B Whole Loan with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable, or by the Controlling Holder with respect to an A/B Whole Loan (to the extent required by the terms of the related Intercreditor Agreement); provided that, with respect to any

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Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to the PSA, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise being implemented by the special servicer in accordance with the PSA. In addition, after the occurrence and during the continuance of a Control Termination Event, no Asset Status Report will be considered a Final Asset Status Report unless and until the operating advisor is consulted with on a non-binding basis or deemed to have been consulted with pursuant to the PSA. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The special servicer will notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer, if consistent with the Servicing Standard.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to the Serviced A/B Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

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The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan or a Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, the special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan upon it becoming a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of

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title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination

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has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor

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Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and in respect of any Serviced A/B Whole Loan, if applicable, prior to the occurrence of a Control Appraisal Period, the holder of the related Subordinate Companion Loan not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in

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real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer (other than with respect to a sale involving a Serviced A/B Whole Loan) will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced A/B Whole Loan”.

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In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to a Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to the related Subordinate Companion Loan with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B

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Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement. In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”).

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) the Servicing Shift Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be RREF IV-D AIV RR H, LLC or another affiliate of Rialto Capital Advisors, LLC.

“Loan-Specific Directing Certificateholder” means, with respect to the Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to the Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the Rialto Industrial Mortgage Loan, Argentic Real Estate Finance LLC. On and after the Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative

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Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be the Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

Each of the following is a “Major Decision”:

(i)                             any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

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(ii)                           any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, a Payment Accommodation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision or as otherwise set forth in clause (xi) of the definition of “Master Servicer Decision”;

(iii)                        following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                        any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)                        any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if (i) required pursuant to the specific terms of the related Mortgage Loan documents or (ii) a release of a non-material, non-income producing parcel as described under clause (ii) or clause (v) of the definition of “Master Servicer Decision”, and for which there is no lender discretion;

(vii)                     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiii) or clause (xv) of the definition of “Master Servicer Decision”;

(viii)                  any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)                       any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)                          releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than Routine Disbursements undertaken by the master servicer on Mortgage Loans that are non-Specially Serviced Loans and any such releases described in clause (iii) of the definition of “Special Servicer Decisions” undertaken by the special servicer;

(xi)                       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan

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other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)                    unless processed by the master servicer pursuant to clause (ix) of the definition of “Master Servicer Decision”, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)                 agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)                 other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)                    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan with respect to a Major Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

With respect to any Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily

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identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to the related Subordinate Companion Loan with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than (i) an Excluded Loan or (ii) a Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement), so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset

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Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer or the master servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class

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(regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class H-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class H-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class H-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to the related Subordinate Companion Loan with respect to any Serviced A/B Whole Loan, the Directing

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Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class H-RR certificates and the Class H-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class H-RR certificates, the successor Class H-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. In the event of any transfer of the Class H-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class H-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class H-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent or consultation of the related holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the related Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate

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nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related holder of the related Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the Treasury Regulations, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan or the Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or the Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or the Servicing Shift Whole Loan, as applicable and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or the Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or

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negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan, the Servicing Shift Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

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Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the BMO 2022-C3 pooling and servicing agreement and the operating advisor under the UBS 2019-C18 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the

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application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth

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whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote.”

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                            that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                         that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                      that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                       that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for

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the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                          that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard of the Special Servicer’s obligations under this Agreement (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

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Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

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(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

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Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal

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balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2013, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between December 10, 2016 and October 15, 2022 was approximately 35.1% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 16.5% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                             a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                          a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)                       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                        copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

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(v)                           a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                        a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)                     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made

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in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) which, in each such case, will be

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the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third-Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the

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PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                             any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset

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representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                          any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)                       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                            the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                         the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to

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terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

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Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The 70 Hudson Street Whole Loan”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It

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will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

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Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

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Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer as described under “—Replacement of the Special Servicer Without Cause” above or this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to the Servicing Shift Whole Loan: (i) prior to the Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to the Servicing Shift Whole Loan; and (ii) on and after the Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of the Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

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Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating

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or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), Moody’s or KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% or more of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing

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Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and

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expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful

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misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced

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Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution

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Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner

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to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with

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or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against

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the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller

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as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

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The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loan

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the Servicing Shift Date, from and after which the Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to the Servicing Shift Mortgage Loan:

●	Following the Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to the Servicing Shift Whole Loan.
●	Until the Servicing Shift Date, the applicable master servicer’s compensation in respect of the Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to the Servicing Shift Mortgage Loan. From and after the Servicing Shift Date, the primary servicing fee on the Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to the Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing the Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
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●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2022-C18 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
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●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA; provided, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan may waive its right to appoint a directing holder and exercise any of the directing holder’s rights which includes the right to replace the Park West Village Special Servicer; provided further, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan may waive its right to appoint a directing holder and exercise any of the directing holder’s rights which include the right to approve or consult on the implementation of any asset status report and the taking of material servicing decisions.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”; provided, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that if the Park West Village Whole Loan becomes a defaulted loan, then in connection with any sale of the Park West Village Companion Loan that is part of the BBCMS 2022-C17 CMBS transaction, the Park West Village Special Servicer will be required to sell the Park West Village Mortgage Loan, the related Pari
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Passu Companion Loans and the related Subordinate Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA, subject to the consent rights of the holders of Park West Village Note B-A and Park West Village Note B-B; provided further, that notwithstanding the foregoing, in the case of the Park West Village Whole Loan, the Park West Village Special Servicer is permitted to sell the Park West Village Mortgage Loan or the related Pari Passu Companion Loans separately from the Park West Village Subordinate Companion Loans if directed by the directing certificateholder for the certificates backed by such Park West Village Mortgage Loan or the related directing certificateholder or controlling class representative for the certificates backed by such Pari Passu Companion Loans.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans; provided, in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan will have the right to post cash or a letter of credit in respect of all or some portion of an appraisal reduction amount for purposes of the preventing the occurrence of a Park West Village Note B-A Control Appraisal Period.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2022-C18 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
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●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.
●	The BBCMS 2022-C17 PSA provides that in connection with a workout that results in an increase in the interest rates on the Park West Village Notes, the Park West Village Servicer is required to deposit additional amounts in excess of the amount of interest, principal and other amounts that were payable on such date under the original terms of the related mortgage loan agreement (without giving effect to such workout) into a reserve account. In the event that any Park West Village Note A or Park West Village Note B-A is in a securitization trust, the consent rights of any related Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder to increase the interest rates on the Park West Village Notes will be exercised by the Park West Village Special Servicer with the consent of the applicable directing certificateholder or controlling class representative appointed under the BBCMS 2022-C17 PSA (in the case of Park West Village Note A-1 or the Park West Village Note B-A) or the related special servicer for the non-lead securitization trust with the consent of the applicable non-lead securitization subordinate class representative appointed under the non-lead securitization pooling and servicing agreement (in the case of any other Park West Village Note A). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Park West Village Whole Loan—Park West Village Excess Collections Reserve Account” above for more information.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

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Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial Mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a

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result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has

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entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

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Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to

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effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has

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determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk

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retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii)(A)  in the case of the certificate administrator, an institution whose long-term senior unsecured debt is at least “Baa3” by Moody’s or an issuer credit rating of “Baa3” by Moody’s and (B) in the case of the trustee, an institution whose long-term senior

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unsecured debt or an issuer credit rating is at least “A2” by Moody’s or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s if the master servicer is an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s or whose long-term counterparty risk assessment is rated at least “A2(cr)” by Moody’s), “A” by Fitch (or a short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch), and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

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Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New Jersey. Four (4) Mortgaged Properties (12.2%) are located in New Jersey. New Jersey uses mortgages to secure commercial real estate loans. Foreclosure requires a judicial action in the chancery division of the state court; the state has no power of sale. The state court has a central filing office called the “Office of Foreclosure” located in Trenton, which administers the foreclosure action unless it becomes contested. A contested foreclosure action is sent for adjudication to the chancery judge in the county where the real property is located. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff's procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action in state court, law division. That court will usually wait until the foreclosure has been completed to calculate the defendant's liability or may enter judgment giving the borrower or guarantor a fair market value credit based on evidence presented as to the value of the real property in foreclosure. In certain circumstances, the lender may have a receiver appointed.

California. Five (5) Mortgaged Properties (11.8%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to

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the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and

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must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a

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referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a

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non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

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Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be

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substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 210 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 210-day period up to 90 days for a total of 300 days (note that, as of December 27, 2022, the 210-day and 300-day periods referenced in this paragraph will revert to the statutory 120-

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day and 210-day periods that were in place prior to the COVID pandemic). If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of

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the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed

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its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would

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render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan

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documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagee’s claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous

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substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

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A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other

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things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.
Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. In addition, an affiliate of Barclays currently holds certain of The Showboat Hotel Companion Loans.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

RCA is an affiliate of RREF IV-D AIV RR H, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder. Another affiliate of RCA is expected to purchase the Class X-D certificates and a portion of the Class D certificates. RCA is also the initial special servicer with respect to (i) the Wyndham National Hotel Portfolio mortgage loan, which is serviced under the UBS 2019-C18 pooling and servicing agreement, and (ii) the 469 7th Avenue mortgage loan, which is serviced under the Benchmark 2022-B37 pooling and servicing agreement. In addition, RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC (which is also an affiliate of Rialto Capital Advisors, LLC and RREF IV-D AIV RR H, LLC) and RREF IV-D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) are also the initial directing holder and initial controlling class representative under the UBS 2019-C18 pooling and servicing agreement and Benchmark 2022-B37 pooling and servicing agreement, respectively.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator and is an affiliate of SG Americas Securities, LLC, one of the underwriters. However, Societe Generale

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Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

KeyBank National Association, a sponsor, a mortgage loan seller, an originator and a primary servicer is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association is also the master servicer with respect to the Hamilton Portfolio Mortgage Loan, the Autokiniton Industrial Portfolio Mortgage Loan and the Crossgates Commons Mortgage Loan, each of which are serviced under the BBCMS 2022-C17 pooling and servicing agreement. KeyBank National Association is also the master servicer and special servicer with respect to the Park West Village Mortgage Loan which is serviced under the BBCMS 2022-C17 pooling and servicing agreement.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The Cut-off Date Balance of the SMC Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $65,500,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Pursuant to interim custodial agreements between Computershare Trust Company, National Association and LMF, Computershare Trust Company, National Association acts as interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to one (1) of the SMC Mortgage Loans (8.1%).

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters. In addition, Bank of Montreal currently holds one or more of the Park West Village Companion Loans. However, Bank of Montreal intends to sell such Companion Loans in connection with one or more future securitizations.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

BSPRT is a sponsor, a mortgage loan seller and an originator.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, UBS AG, New York Branch currently holds three of the Wyndham National Hotel Portfolio Companion Loans. However, UBS AG, New York Branch intends to sell such Companion Loans in connection with one or more future securitizations.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Midland is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to a certain interim servicing agreement between Bank of Montreal or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Bank of Montreal or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Bank of Montreal Mortgage Loans.

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc. or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect

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to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Capital Real Estate Inc. Mortgage Loans.

Pursuant to a certain interim servicing agreement between UBS AG or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Midland is also (i) the master servicer and special servicer under the BMO 2022-C3 pooling and servicing agreement, pursuant to which the Phoenix Industrial Portfolio IX Whole Loan and the Saks Fulfillment Center Whole Loan are serviced, and (ii) the master servicer under the BMARK 2022-B37 pooling and servicing agreement, pursuant to which the 469 7th Avenue Whole Loan is serviced.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the (i) BMO 2022-C3 PSA which governs the servicing and administration of the Phoenix Industrial Portfolio IX and Saks Fulfillment Center Whole Loans; and (ii) the UBS 2019-C18 pooling and servicing agreement, which governs the servicing and administration of the Wyndham National Hotel Portfolio Whole Loan.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also the certificate administrator and custodian under (a) the BMO 2022-C3 pooling and servicing agreement, pursuant to which the Phoenix Industrial Portfolio IX Whole Loan and the Saks Fulfillment Center Whole Loan are serviced, (b) the BBCMS 2022-C17 pooling and servicing agreement, pursuant to which the Hamilton Portfolio Whole Loan, Autokiniton Industrial Portfolio Whole Loan, Crossgates Commons Whole Loan and Park West Village Whole Loan are serviced, and (c) the Benchmark 2022-B37 pooling and servicing agreement, pursuant to which the 469 7th Avenue Whole Loan is serviced. Computershare Trust Company, National Association is also the agent on behalf of the certificate administrator and custodian under the UBS 2019-C18 pooling and servicing agreement, pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association and SMC, which is a sponsor, mortgage loan seller and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans.

Pursuant to interim custodial agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and Bank of Montreal, which is a sponsor, mortgage loan seller and an originator, Computershare Trust Company, National Association acts as an interim custodian with respect to certain of the BMO Mortgage Loans, excluding any of such Mortgage Loans that are Non-Serviced Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

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For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

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Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the

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table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 636,441,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the

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percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 636,441,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no

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representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2023;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about December 14, 2022;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the

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balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	83%	83%	83%	83%	83%
December 2024	65%	65%	65%	65%	65%
December 2025	38%	38%	38%	38%	38%
December 2026	7%	0%	0%	0%	0%
December 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.45	2.42	2.41	2.41	2.41

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	97%	91%	83%	52%
December 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.55	4.53	4.49	4.43	4.12

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.95	6.94	6.93	6.90	6.70
527

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.66	9.62	9.58	9.52	9.32

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.89	9.87	9.83	9.61

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	97%	97%	97%	97%	97%
December 2028	75%	75%	75%	75%	75%
December 2029	52%	52%	52%	52%	53%
December 2030	31%	31%	31%	31%	33%
December 2031	8%	8%	8%	8%	10%
December 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.17	7.17	7.17	7.17	7.20

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2022 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may

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significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	7.724%	7.747%	7.750%	7.750%	7.750%
97.0000%	7.243%	7.260%	7.263%	7.263%	7.263%
98.0000%	6.770%	6.781%	6.782%	6.782%	6.782%
99.0000%	6.304%	6.309%	6.309%	6.309%	6.309%
100.0000%	5.845%	5.844%	5.844%	5.844%	5.844%
101.0000%	5.393%	5.386%	5.385%	5.385%	5.385%
102.0000%	4.948%	4.935%	4.933%	4.933%	4.933%
103.0000%	4.509%	4.490%	4.487%	4.487%	4.487%
104.0000%	4.077%	4.052%	4.048%	4.048%	4.048%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	6.545%	6.550%	6.558%	6.570%	6.636%
97.0000%	6.280%	6.284%	6.289%	6.298%	6.346%
98.0000%	6.018%	6.020%	6.024%	6.030%	6.060%
99.0000%	5.759%	5.760%	5.762%	5.764%	5.778%
100.0000%	5.504%	5.504%	5.503%	5.503%	5.499%
101.0000%	5.252%	5.250%	5.248%	5.244%	5.223%
102.0000%	5.002%	4.999%	4.995%	4.988%	4.951%
103.0000%	4.756%	4.752%	4.745%	4.736%	4.682%
104.0000%	4.512%	4.507%	4.498%	4.486%	4.416%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	6.213%	6.213%	6.213%	6.213%	6.217%
100.0000%	6.031%	6.031%	6.031%	6.031%	6.030%
101.0000%	5.852%	5.852%	5.852%	5.851%	5.846%
102.0000%	5.675%	5.675%	5.674%	5.673%	5.663%
103.0000%	5.501%	5.500%	5.499%	5.497%	5.483%
104.0000%	5.328%	5.327%	5.325%	5.323%	5.305%
105.0000%	5.157%	5.156%	5.154%	5.152%	5.129%
106.0000%	4.988%	4.987%	4.985%	4.982%	4.955%
107.0000%	4.821%	4.820%	4.817%	4.814%	4.783%
530

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	5.888%	5.889%	5.891%	5.892%	5.899%
98.0000%	5.748%	5.748%	5.749%	5.750%	5.754%
99.0000%	5.609%	5.609%	5.610%	5.610%	5.612%
100.0000%	5.472%	5.472%	5.472%	5.472%	5.471%
101.0000%	5.337%	5.337%	5.336%	5.335%	5.332%
102.0000%	5.204%	5.203%	5.201%	5.200%	5.195%
103.0000%	5.072%	5.070%	5.069%	5.067%	5.060%
104.0000%	4.941%	4.940%	4.937%	4.935%	4.926%
105.0000%	4.813%	4.810%	4.808%	4.805%	4.793%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	5.884%	5.885%	5.885%	5.885%	5.887%
100.0000%	5.748%	5.748%	5.748%	5.748%	5.748%
101.0000%	5.614%	5.614%	5.613%	5.613%	5.610%
102.0000%	5.481%	5.481%	5.480%	5.479%	5.474%
103.0000%	5.350%	5.349%	5.349%	5.347%	5.340%
104.0000%	5.220%	5.220%	5.219%	5.217%	5.208%
105.0000%	5.092%	5.091%	5.090%	5.088%	5.077%
106.0000%	4.965%	4.965%	4.964%	4.961%	4.947%
107.0000%	4.840%	4.839%	4.838%	4.835%	4.819%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	6.160%	6.160%	6.160%	6.160%	6.159%
100.0000%	5.982%	5.982%	5.982%	5.982%	5.982%
101.0000%	5.807%	5.807%	5.807%	5.807%	5.808%
102.0000%	5.634%	5.634%	5.634%	5.634%	5.635%
103.0000%	5.463%	5.463%	5.463%	5.463%	5.465%
104.0000%	5.294%	5.294%	5.294%	5.294%	5.296%
105.0000%	5.127%	5.127%	5.127%	5.127%	5.130%
106.0000%	4.962%	4.962%	4.962%	4.962%	4.965%
107.0000%	4.799%	4.799%	4.799%	4.799%	4.803%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
2.8750%	15.134%	15.115%	15.089%	15.048%	14.865%
3.1250%	12.922%	12.900%	12.870%	12.824%	12.613%
3.3750%	10.971%	10.947%	10.913%	10.861%	10.626%
3.6250%	9.232%	9.204%	9.167%	9.110%	8.853%
3.8750%	7.665%	7.635%	7.595%	7.534%	7.255%
4.1250%	6.243%	6.211%	6.168%	6.103%	5.805%
4.3750%	4.943%	4.909%	4.863%	4.794%	4.478%
4.6250%	3.748%	3.711%	3.663%	3.591%	3.258%
4.8750%	2.643%	2.604%	2.554%	2.478%	2.129%
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Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.7500%	6.570%	6.571%	6.573%	6.575%	6.583%
99.7500%	6.430%	6.431%	6.433%	6.435%	6.440%
100.7500%	6.292%	6.293%	6.294%	6.297%	6.299%
101.7500%	6.155%	6.156%	6.158%	6.160%	6.160%
102.7500%	6.020%	6.021%	6.023%	6.025%	6.022%
103.7500%	5.886%	5.888%	5.889%	5.891%	5.886%
104.7500%	5.755%	5.756%	5.757%	5.760%	5.752%
105.7500%	5.624%	5.626%	5.627%	5.629%	5.619%
106.7500%	5.496%	5.497%	5.498%	5.501%	5.488%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.1250%	7.094%	7.095%	7.097%	7.099%	7.117%
96.1250%	6.947%	6.948%	6.950%	6.952%	6.967%
97.1250%	6.802%	6.803%	6.805%	6.807%	6.819%
98.1250%	6.659%	6.660%	6.662%	6.664%	6.673%
99.1250%	6.517%	6.519%	6.520%	6.523%	6.529%
100.1250%	6.378%	6.379%	6.381%	6.383%	6.387%
101.1250%	6.240%	6.241%	6.243%	6.245%	6.247%
102.1250%	6.104%	6.105%	6.107%	6.109%	6.108%
103.1250%	5.970%	5.971%	5.972%	5.975%	5.971%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
83.6250%	8.941%	8.942%	8.944%	8.946%	8.998%
84.6250%	8.767%	8.769%	8.770%	8.773%	8.821%
85.6250%	8.597%	8.598%	8.600%	8.602%	8.648%
86.6250%	8.429%	8.430%	8.432%	8.434%	8.476%
87.6250%	8.263%	8.264%	8.266%	8.269%	8.308%
88.6250%	8.100%	8.101%	8.103%	8.105%	8.142%
89.6250%	7.939%	7.940%	7.942%	7.945%	7.978%
90.6250%	7.781%	7.782%	7.784%	7.786%	7.816%
91.6250%	7.624%	7.626%	7.627%	7.630%	7.657%
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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii)  compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC, and (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will

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provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a

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specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, two (2) of the Mortgaged Properties (collectively, 4.2%) securing or partially securing two (2) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C certificates will be issued with OID for federal income tax purposes.

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It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class B certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Regular Interest related to a Class X-A certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment

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Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the

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denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-S certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the

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discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Regular Interests related to the Class X-A Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

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Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

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Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to residual interestholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively

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connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of

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Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Barclays Capital Inc.	$8,980,000	$73,000,000	$42,100,000	$175,000,000
UBS Securities LLC	$0	$0	$0	$0
BMO Capital Markets Corp.	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Mischler Financial Group, Inc.	$810,000	$0	$0	$0
Academy Securities, Inc.	$810,000	$0	$0	$0
Total	$10,600,000	$73,000,000	$42,100,000	$175,000,000
Underwriter	Class A-5	Class A-SB	Class X-A	Class A-S
Barclays Capital Inc.	$248,200,000	$16,826,000	$572,070,000	$70,715,000
UBS Securities LLC	$0	$0	$0	$0
BMO Capital Markets Corp.	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Mischler Financial Group, Inc.	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$64,371,000	$0
Total	$248,200,000	$16,826,000	$636,441,000	$70,715,000
Underwriter	Class B	Class C
Barclays Capital Inc.	$34,348,000	$38,389,000
UBS Securities LLC	$0	$0
BMO Capital Markets Corp.	$0	$0
KeyBanc Capital Markets Inc.	$0	$0
SG Americas Securities, LLC	$0	$0
Mischler Financial Group, Inc.	$0	$0
Academy Securities, Inc.	$0	$0
Total	$34,348,000	$38,389,000
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The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 104.6% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2022, before deducting expenses payable by the depositor (such expenses estimated at $6,862,925.47, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator, a mortgage loan seller and an affiliate of the holder of certain of The Showboat Hotel Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator and a mortgage loan seller. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator and a mortgage loan seller, and a holder of one or more of the Park West Village Companion Loans. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator, a primary servicer, the master servicer with respect to the Hamilton Portfolio Mortgage Loan, the Autokiniton Industrial Portfolio Mortgage Loan and

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the Crossgates Commons Mortgage Loan, each of which are serviced under the BBCMS 2022-C17 pooling and servicing agreement. KeyBank National Association is also the master servicer and special servicer with respect to the Park West Village Mortgage Loan which is serviced under the BBCMS 2022-C17 pooling and servicing agreement and a mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of Montreal Mortgage Loans;

(3)       the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(4)       the payment by the depositor to each of LMF and Argentic, each as a mortgage loan seller, of the purchase price for the related Mortgage Loans;

(5) the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(6)       the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC; and

(7)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and SG Americas Securities, LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-06)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, as of loan origination, owns a 99.5% indirect, non-controlling interest in the related borrower under the Liberty Park at Tysons Mortgage Loan (5.6%), and the related borrower acts as a JV partner in the related borrower sponsor entity. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity

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participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the

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secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor,

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the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY

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OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

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Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in December 2055. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with

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Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	377
1986 Act	535
1996 Act	515
3
30/360 Basis	411
4
401(c) Regulations	552
7
70 Hudson Street Directing Holder	235
70 Hudson Street Intercreditor Agreement	231
70 Hudson Street Mortgage Loan	231
70 Hudson Street Mortgaged Property	231
70 Hudson Street Note Holders	231
70 Hudson Street Pari Passu Companion Loans	231
70 Hudson Street Senior Note Holder	231
70 Hudson Street Senior Note Holders	231
70 Hudson Street Senior Notes	231
70 Hudson Street Sequential Pay Event	233
70 Hudson Street Subordinate Loan	231
70 Hudson Street Subordinate Loan Control Appraisal Period	235
70 Hudson Street Subordinate Loan Holder	231
70 Hudson Street Threshold Event Collateral	235
70 Hudson Street Whole Loan	231
A
A/B Whole Loan	220
AB Modified Loan	423
Accelerated Mezzanine Loan Lender	370
Acceptable Insurance Default	426
Acting General Counsel’s Letter	148
Actual/360 Basis	205
Actual/360 Loans	401
ADA	518
Additional Exclusions	426
Additional Primary Servicing Compensation	329
Administrative Cost Rate	355
ADR	157

Advances	397
Affected Parcels	186
Affiliate A Lender	219
Affiliate A Loan	219
Affiliate B Lender	219
Affiliate B Loan	219
Affiliate Loan Lender	219
Affirmative Asset Review Vote	468
AIM	333
ALTA	313
Annual Debt Service	157
Appraisal Reduction Amount	419
Appraisal Reduction Event	418
Appraised Value	157
Appraised-Out Class	424
Argentic	260
Argentic Data Tape	266
Argentic Mortgage Loans	260
Argentic Review Team	266
ASC	332
ASR Consultation Process	443
Assessment of Compliance	497
Asset Representations Reviewer Asset Review Fee	417
Asset Representations Reviewer Fee	417
Asset Representations Reviewer Fee Rate	417
Asset Representations Reviewer Termination Event	472
Asset Representations Reviewer Upfront Fee	417
Asset Review	469
Asset Review Notice	468
Asset Review Quorum	468
Asset Review Report	470
Asset Review Report Summary	470
Asset Review Standard	469
Asset Review Trigger	466
Asset Review Vote Election	468
Asset Status Report	439
Assumed Final Distribution Date	363
Assumed Scheduled Payment	357
Attestation Report	497
Available Funds	348
B
Balloon LTV Ratio	161
Balloon Payment	161
Balvanthbahi	193
Bank Act	289
Barclays	254
Barclays Data Tape	256

557

Barclays Holdings	254
Barclays Mortgage Loans	256
Barclays Review Team	256
Barclays’ Qualification Criteria	257
Base Interest Fraction	362
BBCMS 2022-C17 PSA	238, 333
BBCMS 2022-C17 Serviced Loans	332
BBCMS 2022-C17 Special Servicer	332
BMO	289
BMO Data File	291
BMO Financial	289
BMO Harris	289
BMO Mortgage Loans	289
BMO Securitization Database	290
Borrower Party	370
Borrower Party Affiliate	370
Borrower’s Saadia Litigation Obligations	190
Breach Notice	387
BSPRT	302
BSPRT Data Tape	303
BSPRT Mortgage Loans	302
BSPRT Review Team	302
C
C(WUMP)O	21
CalPERS	549
Cash Flow Analysis	158
CCED	185
CCRE4 Trust	323
CDTC	335
CERCLA	515
Certificate Administrator/Trustee Fee	416
Certificate Administrator/Trustee Fee Rate	416
Certificate Balance	347
Certificate Owners	379
Certificateholder	371
Certificateholder Quorum	475
Certificateholder Repurchase Request	485
Class A Certificates	346
Class A-SB Planned Principal Balance	357
Class X Certificates	346
Clearstream	378
Clearstream Participants	380
Closing Date	156, 254
CMBS	151, 318
CMBS B-Piece Securities	341
Code	150, 533
Collateral Deficiency Amount	423
Collection Account	400
Collection Period	349
Collective Bargaining Cash Sweep Trigger Event	206
Communication Request	382
Companion Distribution Account	400

Companion Holder	219
Companion Holders	219
companion loan	46
Companion Loan Rating Agency	220
Companion Loan(s)	155
Compensating Interest Payment	364
Computershare	335
Computershare Limited	335
Computershare Trust Company	335
Constant Prepayment Rate	525
Consultation Termination Event	455
Control Appraisal Period	220
Control Eligible Certificates	450
Control Note	220
Control Termination Event	455
Controlling Class	449
Controlling Class Certificateholder	449
Controlling Holder	220
Corrected Loan	439
County	199
COVID-19	61
CPR	525
CPY	525
Credit Risk Retention Rules	338
CREFC®	368
CREFC® Intellectual Property Royalty License Fee	418
CREFC® Intellectual Property Royalty License Fee Rate	418
CREFC® Reports	367
Cross-Over Date	353
CRR	130
CSG BSH	193
CTS	335
Cumulative Appraisal Reduction Amount	422
Cure/Contest Period	470
Cut-off Date	155
Cut-off Date Balance	159
Cut-off Date Loan-to-Value Ratio	160
Cut-off Date LTV Ratio	160
D
D or @%(#)	162
D or GRTR of @% or YM(#)	162
D or YM(#)	162
D(#)	162
DBRS Morningstar	318, 325
Debt Service Coverage Ratio	160
Debtor Parties	206
Defaulted Loan	446
Defeasance Deposit	209
Defeasance Loans	209
Defeasance Lock-Out Period	209
Defeasance Option	209
Definitive Certificate	378

558

Delinquent Loan	467
Depositaries	378
Determination Date	348
Diligence File	384
Directing Certificateholder	449
Disclosable Special Servicer Fees	416
Discount Rate	362
Dispute Resolution Consultation	488
Dispute Resolution Cut-off Date	487
Distribution Accounts	401
Distribution Date	348
Distribution Date Statement	368
Distributor	17
DISTRIBUTOR	18
Dodd-Frank Act	153
DOL	549
DSCR	160
DTC	378
DTC Participants	378
DTC Rules	379
Due Care Plan	187
Due Date	205, 350
Due Diligence Questionnaire	291
Due Diligence Requirements	130
E
EDGAR	548
EEA	17
EEA Retail Investor	17
Effective Gross Income	158
EGLE GRCC	187
Eligible Asset Representations Reviewer	471
Eligible Operating Advisor	462
Elliott	333
Enforcing Party	486
Enforcing Servicer	486
Equity Pledge	206
ESA	184
Escrow/Reserve Mitigating Circumstances	259
EU Due Diligence Requirements	130
EU Institutional Investor	130
EU PRIIPS Regulation	17
EU PROSPECTUS REGULATION	17
EU SECURITIZATION REGULATION	19
EU Transparency Requirements	131
Euroclear	378
Euroclear Operator	380
Euroclear Participants	380
EUWA	17, 19
Exception Schedules	344
Excess Modification Fee Amount	412
Excess Modification Fees	410
Excess Prepayment Interest Shortfall	365

Exchange Act	254
Excluded Controlling Class Holder	370
Excluded Information	370
Excluded Loan	371
Excluded Plan	551
Excluded Special Servicer	475
Excluded Special Servicer Loan	475
Exemption	550
Exemption Rating Agency	550
F
FATCA	543
FDEP	185
FDIA	146
FDIC	147
FIEL	23
Final Asset Status Report	441
Final Dispute Resolution Election Notice	488
Final Recovery Determination	249
Financial Market Publisher	372
Financial Promotion Order	20
FIRREA	148
Fitch	496
FPO Persons	20
Franchise Guaranty	205
FSMA	17, 19
Full Recourse Franchise Guaranty	205
Funds	321
G
Gain-on-Sale Entitlement Amount	349
Gain-on-Sale Remittance Amount	350
Gain-on-Sale Reserve Account	401
Garn Act	517
GLA	160
Government Securities	207
GRTR of @% or YM(#)	163
H
HERE Campus Buyer	199
HERE Campus Seller	199
HRR certificates	36
HRR Certificates	338, 346
HSTP Act	81
I
IAIs	175
Icahn Funds	323
Impermissible Risk Retention Affiliate	478
Impermissible TPP Affiliate	478
Indirect Participants	378
Initial Delivery Date	439
Initial Pool Balance	155

559

Initial Requesting Certificateholder	485
Initial Subordinate Companion Loan Holder	449
In-Place Cash Management	160
Institutional Investor	22
Institutional Investors	130
Insurance and Condemnation Proceeds	400
Intercreditor Agreement	219
Interest Accrual Amount	355
Interest Accrual Period	356
Interest Distribution Amount	355
Interest Reserve Account	401
Interest Shortfall	355
Interested Person	447
Investor Certification	371
IRS	149, 444
J
Japanese Retention Requirement	23
JFSA	23
JRR Rule	23
K
Kamal	192
KBRA	496
KDEP	185
KeyBank	296
KeyBank Data Tape	297
KeyBank Mortgage Loans	297
KeyBank Parties	330
KeyBank Primary Servicer Termination Event	331
KeyBank Primary Servicing Agreement	327
KeyBank Qualification Criteria	298
KeyBank Review Team	297
KeyBank Serviced Mortgage Loans	325
Krishna	192
L
L(#)	162
Lennar	269, 321
Liquidation Fee	413
Liquidation Fee Rate	413
Liquidation Proceeds	400
LMF	269
LMF Data Tape	273
LMF Mortgage Loans	269
LMF Review Team	273
Loan Per Unit	161
Loan-Specific Directing Certificateholder	449
LOC Obligations	206
Local Law 97	95
Lock-out Period	207
Loss of Value Payment	388

Loss Recourse Franchise Guaranty	205
Losses	330
Lower-Tier Regular Interests	533
lower-tier REMIC	56
Lower-Tier REMIC	347, 533
Lower-Tier REMIC Distribution Account	401
LTV Ratio	159
LTV Ratio at Maturity	161
M
MAI	390
Major Decision	450
Major Decision Reporting Package	450
MAS	22
Master Servicer Decision	429
Master Tenant	182
Material Defect	387
Maturity Date Balloon Payment	161
MCIs	175
MI Property	186
Miami Mojito Area	192
Midland	317
MiFID II	17, 18
MLPA	382
Modeling Assumptions	526
Modification Fees	411
Moody’s	496
Mortgage	156
Mortgage File	382
Mortgage Loans	155
Mortgage Note	155
Mortgage Pool	155
Mortgage Rate	355
Mortgaged Property	156
MPES	186
Mr. Patel	192
N
Net Mortgage Rate	355
Net Operating Income	161
NI 33-105	24
Non-Control Note	220
Non-Controlling Holder	220
Nonrecoverable Advance	397
Non-Serviced A/B Whole Loan	220
Non-Serviced Certificate Administrator	220
Non-Serviced Companion Loan	220
non-serviced companion loans	47
Non-Serviced Custodian	220
Non-Serviced Directing Certificateholder	220
Non-Serviced Master Servicer	220
non-serviced mortgage loan	47
Non-Serviced Mortgage Loan	221

560

Non-Serviced Pari Passu Companion Loan	221
Non-Serviced Pari Passu Mortgage Loan	221
Non-Serviced Pari Passu Whole Loan	221
Non-Serviced PSA	221
Non-Serviced Special Servicer	221
Non-Serviced Subordinate Companion Loan	221
Non-Serviced Trustee	221
non-serviced whole loan	47
Non-Serviced Whole Loan	221
Non-U.S. Person	543
Note Holder Purchase Option Notice	236
Notional Amount	347
NRA	161
NRSRO	370
NRSRO Certification	372
O
O(#)	162
Occupancy As-Of Date	162
Occupancy Rate	161
Offered Certificates	346
OID	535
OID Regulations	536
OLA	148
OPC	187
Operating Advisor Annual Report	460
Operating Advisor Consultation Event	343
Operating Advisor Consulting Fee	416
Operating Advisor Expenses	417
Operating Advisor Fee	416
Operating Advisor Fee Rate	416
Operating Advisor Standard	460
Operating Advisor Termination Event	464
Operating Advisor Upfront Fee	416
Operating Statements	166
Operating Tenants	172
Option	189
Orbis	198
Other Master Servicer	221
Other PSA	221
Other Special Servicer	221
P
P&I Advance	396
P&I Advance Date	396
PACE	217
Par Purchase Price	446
Pari Passu Companion Loan(s)	155
Pari Passu Mortgage Loan	222
Park Bridge Financial	337
Park Bridge Lender Services	337

Park West Village A Notes	237
Park West Village Appraisal Reduction Amount	250
Park West Village Appraisal Reduction Event	250
Park West Village Appraised-Out Note	243
Park West Village Asset Representations Reviewer	238
Park West Village Borrower Restricted Party	243
Park West Village Certificate Administrator	238
Park West Village Co-Lender Agreement	237
Park West Village Control Appraisal Period	243
Park West Village Control Retention Period	243
Park West Village Controlling Note	241
Park West Village Controlling Noteholder	241
Park West Village Cumulative Appraisal Reduction Amount	250
Park West Village Defaulted Note Purchase Date	251
Park West Village Excess Collections	241
Park West Village Excess Collections Reserve Account	253
Park West Village Excess Liquidation Proceeds	241
Park West Village Excess Liquidation Reference Amount	241
Park West Village Lead Securitization Noteholder	248
Park West Village Major Decision	244
Park West Village Mortgage Loan	237
Park West Village Non-Controlling Note	247
Park West Village Non-Controlling Note Holder	247
Park West Village Non-Controlling Note Subordinate Class Representative	248
Park West Village Note A Holder	237
Park West Village Note A Holders	237
Park West Village Note B-A	237
Park West Village Note B-A Consultation Termination Event	246
Park West Village Note B-A Control Appraisal Period	246
Park West Village Note B-A Subordinate Companion Loan Holder	237
Park West Village Note B-B	237
Park West Village Note B-B Consultation Termination Event	246
Park West Village Note B-B Control Appraisal Period	247

561

Park West Village Note B-B Subordinate Companion Loan	237
Park West Village Note B-B Subordinate Companion Loan Holder	237
Park West Village Note Rate	241
Park West Village Noteholder	247
Park West Village Noteholders	237
Park West Village Notes	237
Park West Village Operating Advisor	238
Park West Village Pari Passu Companion Loans	237
Park West Village Purchase Notice	251
Park West Village Purchased Note	251
Park West Village Senior Notes	237
Park West Village Servicer	238
Park West Village Special Servicer	238
Park West Village Subordinate Companion Loan Holders	237
Park West Village Subordinate Companion Loans	237
Park West Village Subordinate Note Consultation Termination Event	248
Park West Village Subordinate Noteholders	241
Park West Village Trustee	238
Park West Village Whole Loan	237
Participants	378
Parties in Interest	549
partnership representative	542
Pass-Through Rate	353
Patriot Act	519
Payment Accommodation	419
PCR	295, 313
Percentage Interest	348
Periodic Payments	348
Permitted Controlling Family Members	219
Permitted Investments	348, 402
Permitted Special Servicer/Affiliate Fees	416
Phoenix Industrial Portfolio IX Earn-out Reserve	211
Phoenix Industrial Portfolio IX Earn-out Reserve Partial Defeasance	211
PIPs	188
Plans	549
PLL Policy	187
Pompano Beach Pier Hotel	191
PPA-R5, LLC	191
PRC	20
Preliminary Dispute Resolution Election Notice	487
Prepayment Assumption	537
Prepayment Interest Excess	363
Prepayment Interest Shortfall	364
Prepayment Premium	362
Prepayment Provisions	162
Prime Rate	400

Principal Balance Certificates	346
Principal Distribution Amount	356
Principal Shortfall	357
Privileged Information	463
Privileged Information Exception	463
Privileged Person	369
Professional Investors	21
Prohibited Prepayment	364
Promotion of Collective Investment Schemes Exemptions Order	20
Property Solutions	186
Proposed Course of Action	486
Proposed Course of Action Notice	486
Prospectus	21
PSA	346
PSA Party Repurchase Request	486
PTCE	552
Purchase Price	389
Q
Qualification Criteria	274, 304, 315
Qualified Replacement Special Servicer	476
Qualified Substitute Mortgage Loan	390
Qualifying CRE Loan Percentage	339
R
RAC No-Response Scenario	495
Rated Final Distribution Date	363
Rating Agencies	496
Rating Agency Confirmation	496
Raytheon	186
RCA	321
RCM	321, 341
REA	74
RealINSIGHT	333
Realized Loss	366
REC	184
Record Date	348
Recycled SPE Guaranteed Obligations	206
Registration Statement	548
Regular Certificates	346
Regular Interestholder	536
Regular Interests	533
Regulation AB	497
Reimbursement Rate	400
Related Proceeds	398
Release Date	209
Relevant Investor	22
Relevant Persons	20
Relief Act	518
Remaining Term to Maturity	163
REMIC	533
REO Account	401
REO Loan	358

562

REO Property	439
Repurchase Request	486
Requesting Certificateholder	488
Requesting Holders	424
Requesting Investor	382
Requesting Party	495
Required Credit Risk Retention Percentage	339
Requirements	518
Residual Certificates	346
Resolution Failure	486
Resolved	486
Responsible Party	186
Restricted Group	550
Restricted Party	463
Retaining Sponsor	338
Review Materials	468
RevPAR	163
Rialto Industrial Seller	189
Risk Retention Affiliate	463
Risk Retention Affiliated	463
Risk Retention Requirements	131
ROFO	189, 199
ROFR	199
Rooms	167
Routine Disbursements	430
Rule 17g-5	372
S
S&P	318, 325, 471
Saadia	189
Saadia Litigation	189
SATs	186
Scheduled DACA Account	188
Scheduled Principal Distribution Amount	356
Scheduled Renovation Work	188
SEC	254
Securities Act	497
Securitization Accounts	346, 401
Securitization Regulation	130
SEL	307
Senior Certificates	346
Serviced A/B Whole Loan	222
Serviced Companion Loan	222
serviced companion loans	47
serviced mortgage loan	47
Serviced Mortgage Loan	222
Serviced Pari Passu Companion Loan	222
Serviced Pari Passu Companion Loan Securities	480
Serviced Pari Passu Mortgage Loan	222
Serviced Pari Passu Whole Loan	222
Serviced Subordinate Companion Loan	222
serviced whole loan	47
Serviced Whole Loan	222

Servicer Termination Event	479
Servicing Advances	397
Servicing Fee	409
Servicing Fee Rate	409
Servicing Shift Companion Loan	222
servicing shift date	47
Servicing Shift Date	222
servicing shift master servicer	47
servicing shift mortgage loan	47
Servicing Shift Mortgage Loan	222
servicing shift pooling and servicing agreement	47
Servicing Shift PSA	222
servicing shift special servicer	47
servicing shift whole loan	47
Servicing Shift Whole Loan	222
Servicing Standard	394
SF	163
SFA	22
SFO	21
SGFC Entities	309
SGNY	309
Shiva	192
Signatory Trustee	182
Similar Law	549
SM Holdco	190
SM Holdco Member	190
SMC	275
SMC Data Tape	276
SMC Mortgage Loans	275
SMC Review Team	276
SMMEA	553
Société Générale	309
Societe Generale Financial Corporation	309
Societe Generale Financial Corporation Data Tape	314
Societe Generale Financial Corporation Deal Team	314
Societe Generale Mortgage Loans	310
Special Servicer Decision	432
Special Servicing Fee	411
Special Servicing Fee Rate	412
Specially Serviced Loans	436
Sq. Ft.	163
Square Feet	163
Standard Qualifications	2
Startup Day	533
Starwood	275
Stated Principal Balance	357
Stone Point	321
Structured Product	21
Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance	336
Subordinate Certificates	346
subordinate companion loan	46
Subordinate Companion Loan	223

563

Subordinate Companion Loan(s)	155
Subsequent Asset Status Report	439
Sub-Servicing Agreement	395
Super 8 Hotel	192
T
T-12	163
Term to Maturity	163
Termination Purchase Amount	499
Terms and Conditions	380
Tests	469
Third Party Purchaser	341
Third-Party Purchaser	338
Threshold Event Cash Collateral Account	249
Threshold Event Collateral	241
Threshold Event Cure	249
Title Company	190
Title IV Financial Aid	69
Title V	517
Total Operating Expenses	158
Treasury Regulations	533
TRIPRA	98
Trust	317
trust REMICs	56
TTM	163
U
U.S. Person	543
U/W DSCR	160
U/W Expenses	163
U/W NCF	163
U/W NCF Debt Yield	165
U/W NCF DSCR	160
U/W Net Cash Flow	163
U/W Net Operating Income	165
U/W NOI	165
U/W NOI Debt Yield	167
U/W NOI DSCR	167
U/W Revenues	167
UBS AG, New York Branch	281
UBS AG, New York Branch Data Tape	282
UBS AG, New York Branch Deal Team	282
UBS AG, New York Branch Mortgage Loans	282
UBS Qualification Criteria	284
UBSRES	281
UCC	504
UK	17
UK CRR	130
UK Due Diligence Requirements	130
UK Institutional Investor	130

UK PRIIPS Regulation	18
UK Retail Investor	17
UK SECURITIZATION REGULATION	19
UK Transparency Requirements	131
Underwriter Entities	119
Underwriting Agreement	545
Underwritten Debt Service Coverage Ratio	160
Underwritten Expenses	163
Underwritten NCF	163
Underwritten NCF Debt Yield	165
Underwritten Net Cash Flow	163
Underwritten Net Cash Flow Debt Service Coverage Ratio	160
Underwritten Net Operating Income	165
Underwritten Net Operating Income Debt Service Coverage Ratio	167
Underwritten NOI	165
Underwritten NOI Debt Yield	167
Underwritten Revenues	167
Unfunded Obligations	213
Units	167
Unscheduled Principal Distribution Amount	357
Unsolicited Information	469
upper-tier REMIC	56
Upper-Tier REMIC	347, 533
Upper-Tier REMIC Distribution Account	401
USTs	186
V
VOC	185
Volcker Rule	153
Voting Rights	377
Vukota Payment Guaranty	206
W
WAC Rate	354
Walmart Release Parcel	210
Weighted Average Mortgage Rate	167
weighted averages	168
Whole Loan	155
Withheld Amounts	401
Workout Fee	412
Workout Fee Rate	412
Workout-Delayed Reimbursement Amount	400
Y
Yield Maintenance Charge	362
YM(#)	162

564

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
								1	24							2
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	8.4%	100.0%	AREF	AREF	NAP	NAP	1110 West Merrill Avenue	Rialto	San Bernardino	CA	92376	Industrial
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	8.1%		SMC	SMC	NAP	NAP	Various	Various	Various	Various	Various	Retail
2.01	Property		1	Converse Plaza	1.1%	13.5%					1200 East Main Street	Spartanburg	Spartanburg	SC	29307	Retail
2.02	Property		1	Oak Forest Plaza	0.8%	10.4%					2401 Reidville Road	Spartanburg	Spartanburg	SC	29301	Retail
2.03	Property		1	Pine Belt Plaza	0.8%	10.3%					3900 Two Notch Road	Columbia	Richland	SC	29204	Retail
2.04	Property		1	Spring Valley Commons	0.8%	9.7%					9003 Two Notch Road	Columbia	Richland	SC	29223	Retail
2.05	Property		1	Shelby Plaza	0.7%	8.3%					1641 East Dixon Boulevard	Shelby	Cleveland	NC	28152	Retail
2.06	Property		1	Westgate Plaza	0.6%	7.8%					5440 U.S. 90	Mobile	Mobile	AL	36619	Retail
2.07	Property		1	Beaumont Plaza	0.6%	7.6%					630 Chesnee Highway	Spartanburg	Spartanburg	SC	29303	Retail
2.08	Property		1	North Town Center	0.5%	6.5%					100 North Town Drive	Spartanburg	Spartanburg	SC	29303	Retail
2.09	Property		1	Fernwood Plaza	0.5%	6.2%					140 Fernwood Drive	Spartanburg	Spartanburg	SC	29307	Retail
2.10	Property		1	Parkmore Plaza	0.5%	6.1%					6275 U.S. 90	Milton	Santa Rosa	FL	32570	Retail
2.11	Property		1	Reidville Circle	0.4%	5.4%					1735 John B. White Sr. Boulevard	Spartanburg	Spartanburg	SC	29301	Retail
2.12	Property		1	Pensacola Plaza	0.3%	3.5%					4324 Lillian Highway	Pensacola	Escambia	FL	32506	Retail
2.13	Property		1	Merchant's Plaza	0.2%	2.7%					110 Garner Road	Spartanburg	Spartanburg	SC	29303	Retail
2.14	Property		1	Cleveland Village	0.2%	2.1%					1564 Asheville Highway	Spartanburg	Spartanburg	SC	29303	Retail
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	7.4%		LMF	LMF	NAP	NAP	Various	Various	Various	Various	Various	Retail
3.01	Property		1	Hudson Bridge Crossing	1.2%	15.8%					1490-1548 Hudson Bridge Road	Stockbridge	Henry	GA	30281	Retail
3.02	Property		1	Shoppes at Westgate	0.9%	11.5%					1114-1115 New Pointe Boulevard	Leland	Brunswick	NC	28451	Retail
3.03	Property		1	Shoppes at Richland	0.8%	10.2%					3555, 3553, 35601 Richland Avenue West	Aiken	Aiken	SC	29801	Retail
3.04	Property		1	Shoppes at White Knoll	0.7%	9.1%					1788, 1792 South Lake Drive	Lexington	Lexington	SC	29073	Retail
3.05	Property		1	Chamblee Village	0.6%	8.4%					1841, 1851, 1881 and 1891 Chamblee Tucker Road	Atlanta	DeKalb	GA	30341	Retail
3.06	Property		1	Shoppes at Sanford	0.6%	8.0%					3252 NC Highway 87 North	Sanford	Lee	NC	27330	Retail
3.07	Property		1	Grandview Station	0.6%	8.0%					2845 Sugar Hill Road	Marion	McDowell	NC	28752	Retail
3.08	Property		1	Glenn View Station	0.6%	7.7%					1517, 1533, 1541 Glenn School Road	Durham	Durham	NC	27704	Retail
3.09	Property		1	Shoppes at Raeford	0.5%	6.2%					1900-3010 Club Pond Road	Raeford	Hoke	NC	28376	Retail
3.10	Property		1	Shoppes at Oxford	0.5%	6.1%					1011 Lewis Street	Oxford	Granville	NC	27565	Retail
3.11	Property		1	Shoppes at Goldsboro	0.4%	5.2%					2912-2924 US Highway 70 West	Goldsboro	Wayne	NC	27530	Retail
3.12	Property		1	Village at Red Bridge	0.3%	3.7%					11652-11634 Red Bridge Boulevard	Locust	Stanly	NC	28097	Retail
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	6.1%	100.0%	LMF	LMF	Group B	NAP	3900 Chagrin Drive	Columbus	Franklin	OH	43219	Hospitality
5	Loan	2	1	Liberty Park at Tysons	5.6%	100.0%	Barclays	Barclays	NAP	NAP	801 Follin Lane Southeast	Vienna	Fairfax	VA	22180	Mixed Use
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	5.3%	100.0%	BMO	BMO	NAP	NAP	1 Lafayette Place and 1 East Putnam Avenue	Greenwich	Fairfield	CT	06830	Office
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	4.7%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various	Various	Various	Industrial
7.01	Property		1	Memphis, TN	1.8%	37.7%					3456 Meyers Road	Memphis	Shelby	TN	38108	Industrial
7.02	Property		1	Wetumpka, AL	1.5%	31.3%					3145 Elmore Road	Wetumpka	Elmore	AL	36092	Industrial
7.03	Property		1	Rockford, IL	0.8%	16.0%					4650 Shepherd Trail	Rockford	Winnebago	IL	61103	Industrial
7.04	Property		1	Iowa City, IA	0.5%	10.2%					2500 Highway 6 East	Iowa City	Johnson	IA	52240	Industrial
7.05	Property		1	Versailles, KY	0.2%	4.8%					900 - 1000 Tyrone Pike	Versailles	Woodford	KY	40383	Industrial
8	Loan	1, 7, 11, 23	1	70 Hudson Street	4.5%	100.0%	Natixis	Barclays	NAP	NAP	70 Hudson Street	Jersey City	Hudson	NJ	07302	Office
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	3.6%	100.0%	KeyBank	KeyBank	Group A	NAP	2475, 2485 and 2495 Village View Drive	Henderson	Clark	NV	89074	Office
10	Loan	17, 18, 29	1	50 Dey Street	3.4%	100.0%	SMC	SMC	NAP	NAP	50 Dey Street	Jersey City	Hudson	NJ	07306	Industrial
11	Loan	26	1	Vancouver Pointe	3.3%	100.0%	Barclays	Barclays	NAP	NAP	4555 Northeast 66th Avenue	Vancouver	Clark	WA	98661	Multifamily
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	3.1%		BSPRT	BSPRT	NAP	NAP	Various	Chattanooga	Hamilton	TN	37421	Retail
12.01	Property		1	The Shoppes at Hamilton Place	0.9%	29.3%					2040 Hamilton Place Boulevard	Chattanooga	Hamilton	TN	37421	Retail
12.02	Property		1	The Terrace	0.8%	27.2%					2220 Hamilton Place Boulevard	Chattanooga	Hamilton	TN	37421	Retail
12.03	Property		1	Hamilton Corner	0.8%	25.6%					2115 Gunbarrel Road	Chattanooga	Hamilton	TN	37421	Retail
12.04	Property		1	Hamilton Crossing	0.6%	18.0%					2200 Hamilton Place Boulevard	Chattanooga	Hamilton	TN	37421	Retail
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	3.1%		SGFC	SGFC	Group A	NAP	Various	Various	Various	Various	Various	Retail
13.01	Property		1	Fleet Farm Menomonie	1.7%	54.4%					2003 US Highway 12 West	Menomonie	Dunn	WI	54751	Retail
13.02	Property		1	Fleet Farm Cambridge	1.4%	45.6%					2321 and 2324 3rd Avenue Northeast	Cambridge	Isanti	MN	55008	Retail
14	Loan	18, 26, 29	1	HERE Campus	3.1%	100.0%	AREF	AREF	Group A	NAP	23332, 23382 and 23422 Mill Creek Drive	Laguna Hills	Orange	CA	92653	Office
15	Loan	7, 11, 18	1	The Showboat Hotel	3.1%	100.0%	Barclays	Barclays	NAP	NAP	801 Boardwalk	Atlantic City	Atlantic	NJ	08401	Hospitality
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	2.9%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various	Various	Various	Hospitality
16.01	Property		1	Travelodge - 2307 Wyoming Avenue	0.2%	7.5%					2307 Wyoming Avenue	Gillette	Campbell	WY	82718	Hospitality
16.02	Property		1	Travelodge - 2111 Camino Del Llano	0.2%	6.1%					2111 Camino Del Llano	Belen	Valencia	NM	87002	Hospitality
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	0.2%	5.8%					1170 West Flaming Gorge Way	Green River	Sweetwater	WY	82935	Hospitality
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	0.1%	5.2%					1731 South Sunridge Drive	Yuma	Yuma	AZ	85365	Hospitality
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	0.1%	4.0%					451 Halligan Drive	North Platte	Lincoln	NE	69101	Hospitality
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	0.1%	3.7%					1608 West Business Highway 60	Dexter	Stoddard	MO	63841	Hospitality
16.07	Property		1	Travelodge - 1127 Pony Express Highway	0.1%	3.7%					1127 Pony Express Highway	Marysville	Marshall	KS	66508	Hospitality
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	0.1%	3.5%					1130B East 16th Street	Wellington	Sumner	KS	67152	Hospitality
16.09	Property		1	Travelodge - 2680 Airport Road	0.1%	3.4%					2680 Airport Road	Santa Teresa	Dona Ana	NM	88008	Hospitality
16.10	Property		1	Super 8 - 720 Royal Parkway	0.1%	3.2%					720 Royal Parkway	Nashville	Davidson	TN	37214	Hospitality
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	0.1%	3.2%					1051 North Market Street	Hearne	Robertson	TX	77859	Hospitality
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	0.1%	3.0%					2700 North Diers Parkway	Fremont	Dodge	NE	68025	Hospitality
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	0.1%	2.9%					95 Spruce Road	Elko	Elko	NV	89801	Hospitality
16.14	Property		1	Super 8 - 2545 Cornhusker Highway	0.1%	2.8%					2545 Cornhusker Highway	Lincoln	Lancaster	NE	68521	Hospitality

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
16.15	Property		1	Travelodge - 1110 SE 4th Street	0.1%	2.8%					1110 Southeast 4th Street	Hermiston	Umatilla	OR	97838	Hospitality
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	0.1%	2.5%					2300 Valley West Court	Clinton	Clinton	IA	52732	Hospitality
16.17	Property		1	Travelodge - 800 W Laramie Street	0.1%	2.5%					800 West Laramie Street	Guernsey	Platte	WY	82214	Hospitality
16.18	Property		1	Travelodge - 22 North Frontage Road	0.1%	2.5%					22 North Frontage Road	Pecos	Reeves	TX	79772	Hospitality
16.19	Property		1	Travelodge - 123 Westvaco Road	0.1%	2.3%					123 Westvaco Road	Low Moor	Alleghany	VA	24457	Hospitality
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	0.1%	2.3%					2006 North Merrill Avenue	Glendive	Dawson	MT	59330	Hospitality
16.21	Property		1	Travelodge - 1710 Jefferson Street	0.1%	2.1%					1710 Jefferson Street	Jefferson City	Cole	MO	65109	Hospitality
16.22	Property		1	Travelodge - 1625 Stillwater Avenue	0.1%	2.1%					1625 Stillwater Avenue	Cheyenne	Laramie	WY	82009	Hospitality
16.23	Property		1	Travelodge - 8233 Airline Highway	0.1%	2.0%					8233 Airline Highway	Livonia	Pointe Coupee	LA	70755	Hospitality
16.24	Property		1	Baymont Inn & Suites - 6390 US-93	0.1%	1.9%					6390 US-93	Whitefish	Flathead	MT	59937	Hospitality
16.25	Property		1	Travelodge - 707 East Webster Street	0.0%	1.8%					707 East Webster Street	Morrill	Scotts Bluff	NE	69358	Hospitality
16.26	Property		1	Travelodge - 777 West Hwy 21	0.0%	1.7%					777 West Highway 21	Milford	Beaver	UT	84751	Hospitality
16.27	Property		1	Travelodge - 3522 North Highway 59	0.0%	1.6%					3522 North Highway 59	Douglas	Converse	WY	82633	Hospitality
16.28	Property		1	Travelodge - 108 6th Avenue	0.0%	1.5%					108 6th Avenue	Edgemont	Fall River	SD	57735	Hospitality
16.29	Property		1	Travelodge - 2200 E South Avenue	0.0%	1.5%					2200 East South Avenue	McAlester	Pittsburg	OK	74501	Hospitality
16.30	Property		1	Travelodge - 128 South Willow Road	0.0%	1.2%					128 South Willow Road	Missouri Valley	Harrison	IA	51555	Hospitality
16.31	Property		1	Travelodge - 1005 Highway 285	0.0%	1.2%					1005 Highway 285	Vaughn	Guadalupe	NM	88353	Hospitality
16.32	Property		1	Days Inn - 3431 14th Avenue	0.0%	1.1%					3431 14th Avenue	Fargo	Cass	ND	58103	Hospitality
16.33	Property		1	Travelodge - 2505 US 69	0.0%	0.9%					2505 US 69	Fort Scott	Bourbon	KS	66701	Hospitality
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road	0.0%	0.9%					3475 Union Road	Buffalo	Erie	NY	14225	Hospitality
16.35	Property		1	Travelodge - 1706 North Park Drive	0.0%	0.8%					1706 North Park Drive	Winslow	Navajo	AZ	86047	Hospitality
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	0.0%	0.8%					2005 Daley Street	Rawlins	Carbon	WY	82301	Hospitality
16.37	Property		1	Travelodge - 1177 E 16th Street	0.0%	0.7%					1177 East 16th Street	Wellington	Sumner	KS	67152	Hospitality
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	0.0%	0.7%					35450 Yermo Road	Yermo	San Bernardino	CA	92398	Hospitality
16.39	Property		1	Travelodge - 2407 East Holland Avenue	0.0%	0.6%					2407 East Holland Avenue	Alpine	Brewster	TX	79830	Hospitality
16.40	Property		1	Travelodge - 620 Souder Road	0.0%	0.6%					620 Souder Road	Brunswick	Frederick	MD	21712	Hospitality
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	0.0%	0.4%					100 15th Street Southeast	Glenwood	Pope	MN	56334	Hospitality
16.42	Property		1	Travelodge - 109 East Commerce Street	0.0%	0.3%					109 East Commerce Street	Sharon Springs	Wallace	KS	67758	Hospitality
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue	0.0%	0.3%					4000 Siskiyou Avenue	Dunsmuir	Siskiyou	CA	96025	Hospitality
16.44	Property		1	Travelodge - 98 Moffat Avenue	0.0%	0.2%					98 Moffat Avenue	Yampa	Routt	CO	80483	Hospitality
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	2.4%	100.0%	UBS AG, CREFI	UBS AG	NAP	NAP	469 7th Avenue	New York	New York	NY	10018	Office
18	Loan	18	1	Courtyard by Marriott Columbus Easton	2.2%	100.0%	LMF	LMF	Group B	NAP	3900 Morse Crossing	Columbus	Franklin	OH	43219	Hospitality
19	Loan	5, 29	1	Woodlands Officentre	1.9%	100.0%	AREF	AREF	NAP	NAP	31440 Northwestern Highway	Farmington Hills	Oakland	MI	48334	Office
20	Loan	18	1	Sheraton Metairie	1.6%	100.0%	BSPRT	BSPRT	NAP	NAP	Four Galleria Boulevard	Metairie	Jefferson	LA	70001	Hospitality
21	Loan	10	1	Webster Plaza	1.4%	100.0%	KeyBank	KeyBank	NAP	NAP	980 Ridge Road	Webster	Monroe	NY	14580	Retail
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	1.4%		Barclays	Barclays	NAP	NAP	Various	Various	Various	Various	Various	Industrial
22.01	Property		1	Autokiniton Industrial - Elkton	0.9%	65.8%					81 Drettmann Drive	Elkton	Huron	MI	48731	Industrial
22.02	Property		1	Autokiniton Industrial - Bardstown	0.5%	34.2%					850 Withrow Court	Bardstown	Nelson	KY	40004	Industrial
23	Loan		1	Mini U Storage - Brick	1.3%	100.0%	KeyBank	KeyBank	NAP	NAP	1979 Hooper Avenue	Brick	Ocean	NJ	08723	Self Storage
24	Loan	7, 19	1	Saks Fulfillment Center	1.2%	100.0%	BMO	BMO	NAP	NAP	250 Highland Park Boulevard	Wilkes Barre	Luzerne	PA	18702	Industrial
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	1.2%	100.0%	Barclays	Barclays	NAP	NAP	270 North Pompano Beach Boulevard	Pompano Beach	Broward	FL	33062	Other
26	Loan	7, 18, 29	1	Crossgates Commons	1.2%	100.0%	AREF	AREF	NAP	NAP	161 Washington Avenue Extension	Albany	Albany	NY	12205	Retail
27	Loan	18	1	Comfort Inn Wilmington	1.1%	100.0%	AREF	AREF	NAP	NAP	151 South College Road	Wilmington	New Hanover	NC	28403	Hospitality
28	Loan	10, 16	1	Casa De Palmas	1.1%	100.0%	Barclays	Barclays	NAP	NAP	101 North Main Street	McAllen	Hidalgo	TX	78501	Hospitality
29	Loan		1	Wynwood Retail	1.1%	100.0%	AREF	AREF	NAP	NAP	2507-2531 Northwest 2nd Avenue	Miami	Miami-Dade	FL	33127	Retail
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	1.0%	100.0%	BSPRT	BSPRT	NAP	NAP	7925 Indianapolis Boulevard	Hammond	Lake	IN	46324	Retail
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	0.9%	100.0%	SMC, BMO, CREFI	BMO	NAP	NAP	784, 788 and 792 Columbus Avenue	New York	New York	NY	10025	Multifamily
32	Loan	18	1	Courtyard Binghamton	0.8%	100.0%	BSPRT	BSPRT	NAP	NAP	3801 Vestal Parkway East	Vestal	Broome	NY	13850	Hospitality
33	Loan	20	1	Highland Street Industrial Center	0.8%	100.0%	Barclays	Barclays	Group C	NAP	7307 & 7311 Highland Street and 7309 Steel Mill Drive	Springfield	Fairfax	VA	22150	Industrial
34	Loan	18, 22	1	Delmont Village	0.6%	100.0%	UBS AG	UBS AG	NAP	NAP	5151, 5175, 5179 and 5195 Plank Road	Baton Rouge	East Baton Rouge	LA	70805	Retail
35	Loan		1	Mini U Storage - Landover Hills	0.6%	100.0%	KeyBank	KeyBank	NAP	NAP	3800 64th Avenue	Landover Hills	Prince Georges	MD	20784	Self Storage
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	0.4%		Barclays	Barclays	Group C	NAP	Various	Various	Pinellas	FL	Various	Self Storage
36.01	Property		1	Extra Closet Storage St. Pete	0.3%	60.1%					2401 Anvil Street North	St. Petersburg	Pinellas	FL	33710	Self Storage
36.02	Property		1	Extra Closet Storage Clearwater	0.2%	39.9%					2080 Palmetto Street	Clearwater	Pinellas	FL	33765	Self Storage
37	Loan	2, 12	1	3921 Sunset Boulevard	0.3%	100.0%	Barclays	Barclays	NAP	NAP	3921 West Sunset Boulevard	Los Angeles	Los Angeles	CA	90029	Mixed Use
A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
					2			3		7	6, 7	6, 7	6, 7		8
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	Warehouse / Distribution	1989	2020	1,106,124	SF	163.63	68,000,000	68,000,000	68,000,000	7.61000%	0.01474%	7.59526%
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	Various	Various	Various	844,888	SF	77.53	65,500,000	65,500,000	58,569,726	6.41000%	0.01474%	6.39526%
2.01	Property		1	Converse Plaza	Anchored	1987	NAP	88,050	SF		8,849,468	8,849,468	7,913,144
2.02	Property		1	Oak Forest Plaza	Anchored	1987	NAP	78,304	SF		6,828,723	6,828,723	6,106,205
2.03	Property		1	Pine Belt Plaza	Anchored	1996	NAP	77,697	SF		6,759,043	6,759,043	6,043,897
2.04	Property		1	Spring Valley Commons	Anchored	1988	NAP	75,415	SF		6,340,957	6,340,957	5,670,048
2.05	Property		1	Shelby Plaza	Anchored	1972	NAP	103,200	SF		5,435,106	5,435,106	4,860,041
2.06	Property		1	Westgate Plaza	Anchored	1974	2018	64,980	SF		5,086,702	5,086,702	4,548,500
2.07	Property		1	Beaumont Plaza	Anchored	1990	NAP	59,979	SF		4,947,340	4,947,340	4,423,884
2.08	Property		1	North Town Center	Anchored	1988	NAP	55,787	SF		4,250,532	4,250,532	3,800,801
2.09	Property		1	Fernwood Plaza	Anchored	1978	1986	51,537	SF		4,041,489	4,041,489	3,613,877
2.10	Property		1	Parkmore Plaza	Anchored	1986	NAP	68,668	SF		3,971,809	3,971,809	3,551,568
2.11	Property		1	Reidville Circle	Unanchored	1986	NAP	27,476	SF		3,553,723	3,553,723	3,177,719
2.12	Property		1	Pensacola Plaza	Anchored	1985	NAP	56,098	SF		2,299,468	2,299,468	2,056,171
2.13	Property		1	Merchant's Plaza	Unanchored	1989	NAP	19,697	SF		1,742,021	1,742,021	1,557,705
2.14	Property		1	Cleveland Village	Unanchored	1988	NAP	18,000	SF		1,393,617	1,393,617	1,246,164
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	Shadow Anchored	Various	Various	549,973	SF	152.73	60,000,000	60,000,000	58,541,454	6.88000%	0.01474%	6.86526%
3.01	Property		1	Hudson Bridge Crossing	Shadow Anchored	2006	NAP	67,050	SF		9,500,000	9,500,000	9,269,064
3.02	Property		1	Shoppes at Westgate	Shadow Anchored	2006	NAP	47,700	SF		6,928,571	6,928,571	6,760,144
3.03	Property		1	Shoppes at Richland	Shadow Anchored	2007	NAP	53,100	SF		6,107,143	6,107,143	5,958,684
3.04	Property		1	Shoppes at White Knoll	Shadow Anchored	2007	NAP	40,100	SF		5,464,286	5,464,286	5,331,454
3.05	Property		1	Chamblee Village	Shadow Anchored	2006	NAP	38,993	SF		5,035,714	5,035,714	4,913,301
3.06	Property		1	Shoppes at Sanford	Shadow Anchored	2007	2017	50,300	SF		4,821,429	4,821,429	4,704,224
3.07	Property		1	Grandview Station	Shadow Anchored	2011	NAP	41,100	SF		4,785,714	4,785,714	4,669,378
3.08	Property		1	Glenn View Station	Shadow Anchored	2008	NAP	56,830	SF		4,642,857	4,642,857	4,529,993
3.09	Property		1	Shoppes at Raeford	Shadow Anchored	2010	NAP	47,550	SF		3,714,286	3,714,286	3,623,995
3.10	Property		1	Shoppes at Oxford	Shadow Anchored	2009	NAP	39,550	SF		3,642,857	3,642,857	3,554,303
3.11	Property		1	Shoppes at Goldsboro	Shadow Anchored	2007	NAP	41,000	SF		3,142,857	3,142,857	3,066,457
3.12	Property		1	Village at Red Bridge	Shadow Anchored	2010	NAP	26,700	SF		2,214,286	2,214,286	2,160,458
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	Full Service	2000	2017	345	Rooms	142,028.99	49,000,000	49,000,000	49,000,000	6.34000%	0.01474%	6.32526%
5	Loan	2	1	Liberty Park at Tysons	Office / Data Center / Warehouse	1971	2010	225,038	SF	199.97	45,000,000	45,000,000	45,000,000	5.21000%	0.01474%	5.19526%
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	Suburban	1940	2015	90,268	SF	475.25	42,900,000	42,900,000	42,900,000	5.99000%	0.01474%	5.97526%
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	Various	Various	Various	3,760,303	SF	19.95	38,000,000	38,000,000	38,000,000	6.11700%	0.01474%	6.10226%
7.01	Property		1	Memphis, TN	Warehouse / Distribution	1973	2020	1,374,972	SF		14,313,333	14,313,333	14,313,333
7.02	Property		1	Wetumpka, AL	Manufacturing	1997	2021-2022	735,231	SF		11,906,667	11,906,667	11,906,667
7.03	Property		1	Rockford, IL	Warehouse / Distribution	1980	2019	517,574	SF		6,080,000	6,080,000	6,080,000
7.04	Property		1	Iowa City, IA	Warehouse / Distribution	1964	2022	341,491	SF		3,876,000	3,876,000	3,876,000
7.05	Property		1	Versailles, KY	Warehouse / Distribution	1964	2011	791,035	SF		1,824,000	1,824,000	1,824,000
8	Loan	1, 7, 11, 23	1	70 Hudson Street	CBD	2002	2018	431,281	SF	278.24	36,000,000	36,000,000	36,000,000	3.19200%	0.01474%	3.17726%
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Suburban	2004	NAP	163,356	SF	180.13	29,425,000	29,425,000	29,425,000	5.75000%	0.02349%	5.72651%
10	Loan	17, 18, 29	1	50 Dey Street	Flex	1929	NAP	363,500	SF	75.38	27,400,000	27,400,000	27,400,000	5.79000%	0.01474%	5.77526%
11	Loan	26	1	Vancouver Pointe	Independent Living	2006	2015	128	Units	206,250.00	26,400,000	26,400,000	26,400,000	6.59000%	0.01474%	6.57526%
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	Various	Various	Various	473,274	SF	137.34	25,000,000	25,000,000	22,349,318	5.85000%	0.01474%	5.83526%
12.01	Property		1	The Shoppes at Hamilton Place	Anchored	2003	NAP	148,816	SF		7,316,514	7,316,514	6,540,764
12.02	Property		1	The Terrace	Anchored	1997	NAP	158,186	SF		6,788,991	6,788,991	6,069,173
12.03	Property		1	Hamilton Corner	Unanchored	1990	NAP	67,311	SF		6,399,083	6,399,083	5,720,605
12.04	Property		1	Hamilton Crossing	Anchored	1987	2005	98,961	SF		4,495,413	4,495,413	4,018,776
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	Single Tenant	Various	Various	273,635	SF	91.22	24,960,000	24,960,000	24,960,000	5.35500%	0.01474%	5.34026%
13.01	Property		1	Fleet Farm Menomonie	Single Tenant	1987	NAP	117,114	SF		13,582,050	13,582,050	13,582,050
13.02	Property		1	Fleet Farm Cambridge	Single Tenant	2009	2013	156,521	SF		11,377,950	11,377,950	11,377,950
14	Loan	18, 26, 29	1	HERE Campus	Suburban	1989	2016-2017	162,241	SF	152.86	24,800,000	24,800,000	24,800,000	5.93000%	0.01474%	5.91526%
15	Loan	7, 11, 18	1	The Showboat Hotel	Full Service	1988	1995, 2003, 2007, 2016, 2021-2022	475	Rooms	102,033.85	24,750,000	24,732,690	22,025,031	7.79500%	0.01474%	7.78026%
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	Limited Service	Various	Various	3,729	Rooms	35,889.12	25,000,000	23,074,228	17,304,952	4.85000%	0.01474%	4.83526%
16.01	Property		1	Travelodge - 2307 Wyoming Avenue	Limited Service	2001, 2007	2016-2017	154	Rooms		1,883,413	1,738,332	1,303,695
16.02	Property		1	Travelodge - 2111 Camino Del Llano	Limited Service	1994, 2007	NAP	158	Rooms		1,529,878	1,412,030	1,058,979
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	Limited Service	1997	2016-2017	192	Rooms		1,460,725	1,348,204	1,011,111
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	Limited Service	1999	2016	119	Rooms		1,311,405	1,210,386	907,752
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	Limited Service	2005	2016-2017	135	Rooms		997,499	920,660	690,467
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	Limited Service	1997, 2006, 2015	NAP	133	Rooms		931,432	859,683	644,735
16.07	Property		1	Travelodge - 1127 Pony Express Highway	Limited Service	1999, 2007	NAP	139	Rooms		925,720	854,411	640,782
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	Limited Service	2015	NAP	110	Rooms		869,825	802,822	602,091
16.09	Property		1	Travelodge - 2680 Airport Road	Limited Service	2014	NAP	56	Rooms		847,138	781,882	586,387
16.10	Property		1	Super 8 - 720 Royal Parkway	Limited Service	1989	2017	103	Rooms		804,680	742,695	556,998
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	Limited Service	1999, 2016	2016	140	Rooms		790,824	729,906	547,407
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	Limited Service	2007	2017-2018	100	Rooms		737,867	681,028	510,750
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	Limited Service	1999	NAP	119	Rooms		723,827	668,070	501,032
16.14	Property		1	Super 8 - 2545 Cornhusker Highway	Limited Service	1983, 1993	2016	132	Rooms		712,388	657,513	493,114

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
16.15	Property		1	Travelodge - 1110 SE 4th Street	Limited Service	2002	NAP	86	Rooms		701,863	647,798	485,829
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	Limited Service	2005	NAP	123	Rooms		626,794	578,512	433,866
16.17	Property		1	Travelodge - 800 W Laramie Street	Limited Service	1978, 1980	2017	95	Rooms		623,680	575,637	431,710
16.18	Property		1	Travelodge - 22 North Frontage Road	Limited Service	2001, 2008	2015	61	Rooms		618,197	570,577	427,915
16.19	Property		1	Travelodge - 123 Westvaco Road	Limited Service	2009	NAP	30	Rooms		582,209	537,361	403,004
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	Limited Service	2014	NAP	74	Rooms		566,907	523,237	392,412
16.21	Property		1	Travelodge - 1710 Jefferson Street	Limited Service	1991	2013-2014	77	Rooms		518,254	478,332	358,734
16.22	Property		1	Travelodge - 1625 Stillwater Avenue	Limited Service	1999	2016-2017	60	Rooms		517,987	478,086	358,550
16.23	Property		1	Travelodge - 8233 Airline Highway	Limited Service	2013	NAP	60	Rooms		509,172	469,950	352,448
16.24	Property		1	Baymont Inn & Suites - 6390 US-93	Limited Service	1991	2017	64	Rooms		472,110	435,743	326,794
16.25	Property		1	Travelodge - 707 East Webster Street	Limited Service	1998-1999	2016	97	Rooms		437,800	404,076	303,044
16.26	Property		1	Travelodge - 777 West Hwy 21	Limited Service	2002, 2006	NAP	75	Rooms		416,845	384,735	288,539
16.27	Property		1	Travelodge - 3522 North Highway 59	Limited Service	2007	2014	112	Rooms		402,063	371,092	278,307
16.28	Property		1	Travelodge - 108 6th Avenue	Limited Service	1987	2016-2017	55	Rooms		381,832	352,419	264,303
16.29	Property		1	Travelodge - 2200 E South Avenue	Limited Service	2011	NAP	61	Rooms		369,080	340,649	255,476
16.30	Property		1	Travelodge - 128 South Willow Road	Limited Service	2006	NAP	41	Rooms		312,155	288,109	216,073
16.31	Property		1	Travelodge - 1005 Highway 285	Limited Service	1998	NAP	60	Rooms		311,490	287,496	215,613
16.32	Property		1	Days Inn - 3431 14th Avenue	Limited Service	1993	NAP	74	Rooms		265,537	245,083	183,804
16.33	Property		1	Travelodge - 2505 US 69	Limited Service	2001	NAP	70	Rooms		228,318	210,730	158,041
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road	Limited Service	2003	NAP	56	Rooms		220,384	203,408	152,550
16.35	Property		1	Travelodge - 1706 North Park Drive	Limited Service	1982	NAP	72	Rooms		212,285	195,932	146,943
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	Limited Service	2006	2016-2017	62	Rooms		203,906	188,199	141,144
16.37	Property		1	Travelodge - 1177 E 16th Street	Limited Service	1993, 1999	NAP	80	Rooms		187,433	172,995	129,741
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	Limited Service	2002	NAP	65	Rooms		182,862	168,776	126,577
16.39	Property		1	Travelodge - 2407 East Holland Avenue	Limited Service	2002	2014	40	Rooms		151,587	139,910	104,928
16.40	Property		1	Travelodge - 620 Souder Road	Limited Service	2014	NAP	25	Rooms		137,931	127,306	95,476
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	Limited Service	2012	NAP	56	Rooms		103,813	95,817	71,859
16.42	Property		1	Travelodge - 109 East Commerce Street	Limited Service	1997	NAP	50	Rooms		86,207	79,566	59,672
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue	Limited Service	2007	2017	21	Rooms		68,966	63,653	47,738
16.44	Property		1	Travelodge - 98 Moffat Avenue	Limited Service	2001	NAP	37	Rooms		55,711	51,419	38,563
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	CBD	1921	2012	269,233	SF	364.00	19,000,000	19,000,000	19,000,000	6.03000%	0.01474%	6.01526%
18	Loan	18	1	Courtyard by Marriott Columbus Easton	Select Service	2003	2018	126	Rooms	138,888.89	17,500,000	17,500,000	17,500,000	6.74000%	0.01474%	6.72526%
19	Loan	5, 29	1	Woodlands Officentre	Suburban	1987	2020-2022	233,164	SF	65.57	15,300,000	15,287,969	13,416,880	7.21000%	0.05349%	7.15651%
20	Loan	18	1	Sheraton Metairie	Full Service	2002	2021	181	Rooms	71,441.84	13,100,000	12,930,972	9,824,802	5.08000%	0.01474%	5.06526%
21	Loan	10	1	Webster Plaza	Anchored	1965	2000	154,991	SF	74.63	11,576,200	11,567,097	10,151,404	7.21000%	0.02349%	7.18651%
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	Manufacturing	Various	2017	1,443,573	SF	28.40	11,000,000	11,000,000	11,000,000	5.53000%	0.03474%	5.49526%
22.01	Property		1	Autokiniton Industrial - Elkton	Manufacturing	1950	2017	1,027,033	SF		7,240,713	7,240,713	7,240,713
22.02	Property		1	Autokiniton Industrial - Bardstown	Manufacturing	1994	2017	416,540	SF		3,759,287	3,759,287	3,759,287
23	Loan		1	Mini U Storage - Brick	Self Storage	1998, 2003	NAP	87,133	SF	123.43	10,755,000	10,755,000	10,755,000	6.92000%	0.02349%	6.89651%
24	Loan	7, 19	1	Saks Fulfillment Center	Warehouse	1990	NAP	822,771	SF	72.92	10,000,000	10,000,000	10,000,000	6.17000%	0.01474%	6.15526%
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Sub-leased Fee	NAP	NAP	97,392	SF	102.68	10,000,000	10,000,000	10,000,000	6.50900%	0.01474%	6.49426%
26	Loan	7, 18, 29	1	Crossgates Commons	Anchored	1999	NAP	438,814	SF	72.41	10,000,000	9,929,121	8,089,464	5.75000%	0.01474%	5.73526%
27	Loan	18	1	Comfort Inn Wilmington	Limited Service	1985	2019-2020	146	Rooms	62,233.12	9,100,000	9,086,035	7,886,329	6.76000%	0.01474%	6.74526%
28	Loan	10, 16	1	Casa De Palmas	Full Service	1918, 1979	2017, 2019	165	Rooms	53,041.06	8,775,000	8,751,774	7,511,356	6.32000%	0.01474%	6.30526%
29	Loan		1	Wynwood Retail	Unanchored	1946	2009	8,504	SF	1,011.29	8,600,000	8,600,000	8,600,000	5.99000%	0.01474%	5.97526%
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	Anchored	1968	2009	88,566	SF	90.33	8,000,000	8,000,000	8,000,000	6.08900%	0.01474%	6.07426%
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	High Rise	1950, 1958, 1963	2014	850	Units	220,588.24	7,500,000	7,500,000	7,500,000	4.65000%	0.01474%	4.63526%
32	Loan	18	1	Courtyard Binghamton	Limited Service	2000	2014-2015	78	Rooms	83,850.64	6,550,000	6,540,350	5,702,504	6.93000%	0.01474%	6.91526%
33	Loan	20	1	Highland Street Industrial Center	Flex	1952	NAP	48,300	SF	135.40	6,540,000	6,540,000	6,540,000	6.36000%	0.01474%	6.34526%
34	Loan	18, 22	1	Delmont Village	Unanchored	1958	1988	129,127	SF	34.85	4,500,000	4,500,000	4,500,000	6.38280%	0.01474%	6.36806%
35	Loan		1	Mini U Storage - Landover Hills	Self Storage	1986	NAP	70,349	SF	63.26	4,450,000	4,450,000	4,450,000	6.57000%	0.02349%	6.54651%
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	Self Storage	Various	NAP	29,660	SF	116.32	3,450,000	3,450,000	3,156,960	6.67000%	0.01474%	6.65526%
36.01	Property		1	Extra Closet Storage St. Pete	Self Storage	1978	NAP	17,374	SF		2,075,000	2,075,000	1,898,751
36.02	Property		1	Extra Closet Storage Clearwater	Self Storage	1973	NAP	12,286	SF		1,375,000	1,375,000	1,258,209
37	Loan	2, 12	1	3921 Sunset Boulevard	Retail / Office	2020	NAP	6,626	SF	392.39	2,600,000	2,600,000	2,600,000	7.03800%	0.01474%	7.02326%
A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
					9	9	9	9
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	NAP	437,222.69	NAP	5,246,672.28	Interest Only	No	Actual/360	120	120	120	120
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	410,135.34	354,738.60	4,921,624.08	4,256,863.19	Interest Only, Amortizing Balloon	No	Actual/360	24	23	120	119
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	394,357.76	348,777.78	4,732,293.12	4,185,333.36	Interest Only, Amortizing Balloon	No	Actual/360	90	89	120	119
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	NAP	262,478.94	NAP	3,149,747.28	Interest Only	No	Actual/360	120	119	120	119
5	Loan	2	1	Liberty Park at Tysons	NAP	198,088.54	NAP	2,377,062.48	Interest Only	No	Actual/360	120	119	120	119
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	NAP	217,116.70	NAP	2,605,400.40	Interest Only	No	Actual/360	120	119	120	119
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	NAP	196,395.35	NAP	2,356,744.20	Interest Only	No	Actual/360	120	118	120	118
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	NAP	97,090.00	NAP	1,165,080.00	Interest Only	No	Actual/360	60	51	60	51
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	NAP	142,953.05	NAP	1,715,436.60	Interest Only	No	Actual/360	120	118	120	118
10	Loan	17, 18, 29	1	50 Dey Street	NAP	134,041.18	NAP	1,608,494.17	Interest Only	No	Actual/360	60	59	60	59
11	Loan	26	1	Vancouver Pointe	NAP	146,993.61	NAP	1,763,923.32	Interest Only	No	Actual/360	120	118	120	118
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	147,485.23	121,875.00	1,769,822.76	1,462,500.00	Interest Only, Amortizing Balloon	No	30/360	36	30	120	114
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	NAP	112,931.00	NAP	1,355,172.00	Interest Only	No	Actual/360	120	114	120	114
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	NAP	124,255.46	NAP	1,491,065.52	Interest Only	No	Actual/360	84	83	84	83
15	Loan	7, 11, 18	1	The Showboat Hotel	178,082.29	NAP	2,136,987.48	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	152,294.08	NAP	1,827,528.96	NAP	Amortizing Balloon	No	Actual/360	0	0	120	84
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	NAP	96,801.04	NAP	1,161,612.48	Interest Only	No	Actual/360	120	117	120	117
18	Loan	18	1	Courtyard by Marriott Columbus Easton	NAP	99,656.83	NAP	1,195,881.96	Interest Only	No	Actual/360	120	119	120	119
19	Loan	5, 29	1	Woodlands Officentre	103,958.19	NAP	1,247,498.28	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119
20	Loan	18	1	Sheraton Metairie	77,193.13	NAP	926,317.56	NAP	Amortizing Balloon	No	Actual/360	0	0	120	112
21	Loan	10	1	Webster Plaza	78,656.26	NAP	943,875.12	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	NAP	51,395.72	NAP	616,748.64	Interest Only	No	Actual/360	120	116	120	116
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	NAP	62,881.90	NAP	754,582.80	Interest Only	No	Actual/360	120	120	120	120
24	Loan	7, 19	1	Saks Fulfillment Center	NAP	52,130.79	NAP	625,569.48	Interest Only	No	Actual/360	120	116	120	116
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	NAP	54,995.02	NAP	659,940.24	Interest Only	No	Actual/360	120	119	120	119
26	Loan	7, 18, 29	1	Crossgates Commons	60,386.18	NAP	724,634.16	NAP	Amortizing Balloon	No	Actual/360	0	0	120	114
27	Loan	18	1	Comfort Inn Wilmington	59,082.93	NAP	708,995.16	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118
28	Loan	10, 16	1	Casa De Palmas	54,429.31	NAP	653,151.72	NAP	Amortizing Balloon	No	Actual/360	0	0	120	117
29	Loan		1	Wynwood Retail	NAP	43,524.56	NAP	522,294.72	Interest Only	No	Actual/360	120	118	120	118
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	NAP	41,157.13	NAP	493,885.56	Interest Only	No	Actual/360	120	119	120	119
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	NAP	29,466.15	NAP	353,593.80	Interest Only	No	Actual/360	60	56	60	56
32	Loan	18	1	Courtyard Binghamton	43,269.82	NAP	519,237.84	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118
33	Loan	20	1	Highland Street Industrial Center	NAP	35,143.42	NAP	421,721.04	Interest Only	No	Actual/360	120	117	120	117
34	Loan	18, 22	1	Delmont Village	NAP	24,267.94	NAP	291,215.28	Interest Only	No	Actual/360	120	118	120	118
35	Loan		1	Mini U Storage - Landover Hills	NAP	24,702.14	NAP	296,425.68	Interest Only	No	Actual/360	120	120	120	120
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	22,193.48	19,442.59	266,321.76	233,311.08	Interest Only, Amortizing Balloon	No	Actual/360	36	34	120	118
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	NAP	15,460.79	NAP	185,529.48	Interest Only	No	Actual/360	120	119	120	119
A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision
														10	10	11
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	0	0	11/10/2022	0	6	1/6/2023	NAP	12/6/2032	12/6/2032	0	0	L(24),D(92),O(4)
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	360	360	10/25/2022	1	6	12/6/2022	12/6/2024	11/6/2032	11/6/2032	0	0	L(4),YM1(112),O(4)
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	360	360	10/28/2022	1	6	12/6/2022	6/6/2030	11/6/2032	11/6/2032	0	0	L(25),D(91),O(4)
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	0	0	10/24/2022	1	6	12/6/2022	NAP	11/6/2032	11/6/2032	0	0	L(25),YM1(91),O(4)
5	Loan	2	1	Liberty Park at Tysons	0	0	10/27/2022	1	6	12/6/2022	NAP	11/6/2032	11/6/2032	0	0	L(24),YM1(91),O(5)
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	0	0	11/4/2022	1	6	12/6/2022	NAP	11/6/2032	11/6/2032	0	0	L(25),D(88),O(7)
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	0	0	9/8/2022	2	6	11/6/2022	NAP	10/6/2032	10/6/2032	0	0	L(26),D(88),O(6)
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	0	0	2/11/2022	9	8	4/8/2022	NAP	3/8/2027	3/8/2027	0	0	YM1(33),DorYM1(20),O(7)
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	0	0	9/8/2022	2	1	11/1/2022	NAP	10/1/2032	10/1/2032	0	0	L(26),D(91),O(3)
10	Loan	17, 18, 29	1	50 Dey Street	0	0	10/28/2022	1	6	12/6/2022	NAP	11/6/2027	11/6/2027	0	0	L(25),D(29),O(6)
11	Loan	26	1	Vancouver Pointe	0	0	9/30/2022	2	6	11/6/2022	NAP	10/6/2032	10/6/2032	0	0	L(26),D(90),O(4)
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	360	360	5/19/2022	6	6	7/6/2022	7/6/2025	6/6/2032	6/6/2032	1 time 5 day grace	0	L(30),YM1(86),O(4)
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	0	0	5/4/2022	6	1	7/1/2022	NAP	6/1/2032	6/1/2032	0	0	L(30),D(86),O(4)
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	0	0	10/7/2022	1	6	12/6/2022	NAP	11/6/2029	11/6/2029	0	0	L(25),D(55),O(4)
15	Loan	7, 11, 18	1	The Showboat Hotel	360	359	10/31/2022	1	6	12/6/2022	12/6/2022	11/6/2032	11/6/2032	0	0	L(25),D(91),O(4)
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	270	234	11/27/2019	36	6	1/6/2020	1/6/2020	12/6/2029	12/6/2029	0	0	L(24),YM2(92),O(4)
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway
A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	0	0	8/30/2022	3	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(27),D(87),O(6)
18	Loan	18	1	Courtyard by Marriott Columbus Easton	0	0	10/24/2022	1	6	12/6/2022	NAP	11/6/2032	11/6/2032	0	0	L(25),YM1(91),O(4)
19	Loan	5, 29	1	Woodlands Officentre	360	359	11/3/2022	1	6	12/6/2022	12/6/2022	11/6/2032	11/6/2032	0	0	L(25),D(91),O(4)
20	Loan	18	1	Sheraton Metairie	300	292	3/15/2022	8	6	5/6/2022	5/6/2022	4/6/2032	4/6/2032	0	0	L(8),YM1(108),O(4)
21	Loan	10	1	Webster Plaza	360	359	10/28/2022	1	1	12/1/2022	12/1/2022	11/1/2032	11/1/2032	5	5	L(25),D(92),O(3)
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	0	0	7/29/2022	4	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0	L(24),YM1(4),DorYM1(85),O(7)
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	0	0	11/4/2022	0	1	1/1/2023	NAP	12/1/2032	12/1/2032	0	0	L(25),YM1(92),O(3)
24	Loan	7, 19	1	Saks Fulfillment Center	0	0	8/2/2022	4	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0	L(28),D(88),O(4)
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	0	0	11/2/2022	1	6	12/6/2022	NAP	11/6/2032	11/6/2032	0	0	L(25),D(91),O(4)
26	Loan	7, 18, 29	1	Crossgates Commons	330	324	6/3/2022	6	6	7/6/2022	7/6/2022	6/6/2032	6/6/2032	0	0	L(30),D(86),O(4)
27	Loan	18	1	Comfort Inn Wilmington	360	358	9/23/2022	2	6	11/6/2022	11/6/2022	10/6/2032	10/6/2032	0	0	L(26),D(90),O(4)
28	Loan	10, 16	1	Casa De Palmas	360	357	8/31/2022	3	6	10/6/2022	10/6/2022	9/6/2032	9/6/2032	5	0	L(27),D(89),O(4)
29	Loan		1	Wynwood Retail	0	0	10/4/2022	2	6	11/6/2022	NAP	10/6/2032	10/6/2032	0	0	L(26),D(89),O(5)
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	0	0	10/25/2022	1	6	12/6/2022	NAP	11/6/2032	11/6/2032	2	0	L(25),D(91),O(4)
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	0	0	8/3/2022	4	6	9/6/2022	NAP	8/6/2027	8/6/2027	0	0	L(28),D(27),O(5)
32	Loan	18	1	Courtyard Binghamton	360	358	9/15/2022	2	6	11/6/2022	11/6/2022	10/6/2032	10/6/2032	0	0	L(26),D(90),O(4)
33	Loan	20	1	Highland Street Industrial Center	0	0	8/31/2022	3	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(27),D(89),O(4)
34	Loan	18, 22	1	Delmont Village	0	0	9/26/2022	2	6	11/6/2022	NAP	10/6/2032	10/6/2032	0	0	L(26),D(90),O(4)
35	Loan		1	Mini U Storage - Landover Hills	0	0	11/7/2022	0	1	1/1/2023	NAP	12/1/2032	12/1/2032	0	0	L(25),YM1(92),O(3)
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	360	360	9/12/2022	2	6	11/6/2022	11/6/2025	10/6/2032	10/6/2032	0	0	L(26),D(90),O(4)
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	0	0	10/19/2022	1	6	12/6/2022	NAP	11/6/2032	11/6/2032	0	0	L(25),D(90),O(5)
A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
					15	15	15, 29	15	15	15	15	15	15	15	15
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	9,901,324	3,031,833	6,869,491	7/31/2022	T-12	9,211,720	2,832,538	6,379,182	12/31/2021	T-12	8,210,865
2.01	Property		1	Converse Plaza	1,267,163	373,295	893,868	7/31/2022	T-12	1,199,625	423,894	775,731	12/31/2021	T-12	1,033,021
2.02	Property		1	Oak Forest Plaza	925,244	223,951	701,294	7/31/2022	T-12	900,960	164,581	736,379	12/31/2021	T-12	755,800
2.03	Property		1	Pine Belt Plaza	1,021,571	356,788	664,784	7/31/2022	T-12	988,829	340,384	648,445	12/31/2021	T-12	967,643
2.04	Property		1	Spring Valley Commons	993,390	400,287	593,102	7/31/2022	T-12	943,255	388,967	554,288	12/31/2021	T-12	944,147
2.05	Property		1	Shelby Plaza	493,182	162,513	330,669	7/31/2022	T-12	577,951	121,097	456,854	12/31/2021	T-12	558,004
2.06	Property		1	Westgate Plaza	603,006	237,818	365,188	7/31/2022	T-12	584,864	207,735	377,129	12/31/2021	T-12	605,202
2.07	Property		1	Beaumont Plaza	852,305	312,096	540,209	7/31/2022	T-12	817,082	294,107	522,975	12/31/2021	T-12	721,838
2.08	Property		1	North Town Center	618,726	146,678	472,049	7/31/2022	T-12	597,601	133,828	463,773	12/31/2021	T-12	401,170
2.09	Property		1	Fernwood Plaza	1,264,256	224,507	1,039,750	7/31/2022	T-12	476,123	164,448	311,675	12/31/2021	T-12	584,226
2.10	Property		1	Parkmore Plaza	457,178	142,856	314,322	7/31/2022	T-12	740,731	145,048	595,683	12/31/2021	T-12	455,401
2.11	Property		1	Reidville Circle	604,546	130,991	473,556	7/31/2022	T-12	606,029	165,117	440,912	12/31/2021	T-12	537,239
2.12	Property		1	Pensacola Plaza	349,595	136,548	213,047	7/31/2022	T-12	380,271	135,804	244,467	12/31/2021	T-12	338,722
2.13	Property		1	Merchant's Plaza	305,925	116,258	189,666	7/31/2022	T-12	252,789	85,074	167,715	12/31/2021	T-12	156,668
2.14	Property		1	Cleveland Village	145,235	67,248	77,987	7/31/2022	T-12	145,608	62,452	83,156	12/31/2021	T-12	151,785
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	11,506,252	2,672,064	8,834,188	8/31/2022	T-12	10,678,844	2,538,754	8,140,091	12/31/2021	T-12	11,047,371
3.01	Property		1	Hudson Bridge Crossing	1,843,099	377,964	1,465,134	8/31/2022	T-12	1,725,055	336,063	1,388,992	12/31/2021	T-12	1,794,662
3.02	Property		1	Shoppes at Westgate	1,268,613	169,387	1,099,226	8/31/2022	T-12	1,191,351	162,541	1,028,809	12/31/2021	T-12	1,240,312
3.03	Property		1	Shoppes at Richland	1,200,722	224,672	976,050	8/31/2022	T-12	1,116,199	238,984	877,216	12/31/2021	T-12	1,181,042
3.04	Property		1	Shoppes at White Knoll	1,040,345	189,407	850,939	8/31/2022	T-12	1,008,569	182,125	826,444	12/31/2021	T-12	963,036
3.05	Property		1	Chamblee Village	691,444	351,956	339,488	8/31/2022	T-12	770,589	331,577	439,012	12/31/2021	T-12	874,691
3.06	Property		1	Shoppes at Sanford	984,409	255,467	728,943	8/31/2022	T-12	883,633	244,071	639,563	12/31/2021	T-12	926,601
3.07	Property		1	Grandview Station	783,729	158,875	624,854	8/31/2022	T-12	756,877	159,439	597,439	12/31/2021	T-12	777,812
3.08	Property		1	Glenn View Station	1,028,802	313,933	714,869	8/31/2022	T-12	785,623	295,982	489,640	12/31/2021	T-12	747,463
3.09	Property		1	Shoppes at Raeford	870,938	171,714	699,223	8/31/2022	T-12	833,508	163,642	669,866	12/31/2021	T-12	841,881
3.10	Property		1	Shoppes at Oxford	751,031	151,461	599,569	8/31/2022	T-12	654,242	145,738	508,504	12/31/2021	T-12	697,630
3.11	Property		1	Shoppes at Goldsboro	599,588	156,689	442,899	8/31/2022	T-12	530,123	143,588	386,535	12/31/2021	T-12	541,076
3.12	Property		1	Village at Red Bridge	443,533	150,540	292,993	8/31/2022	T-12	423,074	135,003	288,070	12/31/2021	T-12	461,163
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	31,217,491	18,297,917	12,919,574	8/31/2022	T-12	23,144,923	13,842,500	9,302,423	12/31/2021	T-12	9,318,957
5	Loan	2	1	Liberty Park at Tysons	7,786,729	1,864,307	5,922,422	7/31/2022	T-12	7,135,690	1,727,802	5,407,889	12/31/2021	T-12	7,042,007
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	6,596,966	2,069,278	4,527,688	9/30/2022	T-12	6,586,086	2,011,053	4,575,033	12/31/2021	T-12	5,651,988
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	5,417,815	3,797,836	1,619,979	4/30/2022	Various	NAV	NAV	NAV	NAV	NAV	NAV
7.01	Property		1	Memphis, TN	1,222,761	1,009,286	213,475	4/30/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV
7.02	Property		1	Wetumpka, AL	349,160	389,503	(40,343)	4/30/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV
7.03	Property		1	Rockford, IL	1,661,228	731,827	929,401	4/30/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV
7.04	Property		1	Iowa City, IA	12,082	608,153	(596,071)	4/30/2022	T-10 Ann	NAV	NAV	NAV	NAV	NAV	NAV
7.05	Property		1	Versailles, KY	2,172,584	1,059,067	1,113,517	4/30/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV
8	Loan	1, 7, 11, 23	1	70 Hudson Street	21,793,316	6,367,648	15,425,668	9/30/2022	T-6 Ann.	19,707,190	5,408,854	14,298,336	12/31/2021	T-12	12,018,384
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	4,391,124	1,007,992	3,383,131	7/31/2022	T-12	4,500,026	1,006,208	3,493,818	12/31/2021	T-12	4,135,058
10	Loan	17, 18, 29	1	50 Dey Street	2,227,741	1,517,655	710,086	8/31/2022	T-12	2,231,645	1,166,820	1,064,825	12/31/2021	T-12	2,227,741
11	Loan	26	1	Vancouver Pointe	5,960,254	3,308,319	2,651,935	8/31/2022	T-12	5,401,461	3,122,898	2,278,562	12/31/2021	T-12	NAV
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	10,161,406	2,757,992	7,403,415	3/31/2022	T-12	9,943,450	2,733,308	7,210,143	12/31/2021	T-12	9,487,883
12.01	Property		1	The Shoppes at Hamilton Place	2,801,242	739,023	2,062,219	3/31/2022	T-12	2,485,259	774,738	1,710,521	12/31/2021	T-12	2,415,320
12.02	Property		1	The Terrace	2,916,920	837,253	2,079,668	3/31/2022	T-12	2,921,738	831,555	2,090,183	12/31/2021	T-12	2,841,825
12.03	Property		1	Hamilton Corner	2,418,830	537,465	1,881,365	3/31/2022	T-12	2,461,830	511,866	1,949,963	12/31/2021	T-12	2,228,533
12.04	Property		1	Hamilton Crossing	2,024,414	644,251	1,380,163	3/31/2022	T-12	2,074,623	615,148	1,459,475	12/31/2021	T-12	2,002,205
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.01	Property		1	Fleet Farm Menomonie	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.02	Property		1	Fleet Farm Cambridge	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14	Loan	18, 26, 29	1	HERE Campus	4,729,778	1,832,912	2,896,866	7/31/2022	T-12	4,934,729	1,726,570	3,208,159	12/31/2021	T-12	4,489,420
15	Loan	7, 11, 18	1	The Showboat Hotel	27,676,888	14,308,125	13,368,762	8/31/2022	T-12	21,959,855	12,694,548	9,265,307	12/31/2021	T-12	8,931,741
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	68,738,472	49,307,626	19,430,846	8/31/2022	T-12	65,991,899	46,332,987	19,658,912	12/31/2021	T-12	61,946,970
16.01	Property		1	Travelodge - 2307 Wyoming Avenue	2,826,959	872,047	1,954,912	8/31/2022	T-12	2,664,252	825,108	1,839,144	12/31/2021	T-12	2,569,114
16.02	Property		1	Travelodge - 2111 Camino Del Llano	3,292,975	2,276,402	1,016,573	8/31/2022	T-12	3,007,302	2,114,084	893,218	12/31/2021	T-12	2,953,251
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	3,204,151	1,890,016	1,314,135	8/31/2022	T-12	3,126,580	1,826,952	1,299,628	12/31/2021	T-12	3,050,374
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	3,202,699	2,288,077	914,622	8/31/2022	T-12	2,795,063	1,936,261	858,802	12/31/2021	T-12	2,697,139
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	2,596,206	1,934,103	662,103	8/31/2022	T-12	2,552,283	1,863,148	689,135	12/31/2021	T-12	2,326,940
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	2,081,416	1,250,386	831,030	8/31/2022	T-12	2,191,987	1,255,934	936,053	12/31/2021	T-12	2,209,205
16.07	Property		1	Travelodge - 1127 Pony Express Highway	2,377,606	1,425,769	951,837	8/31/2022	T-12	2,330,598	1,408,357	922,241	12/31/2021	T-12	2,078,559
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	2,150,938	1,102,963	1,047,975	8/31/2022	T-12	2,051,515	1,210,856	840,659	12/31/2021	T-12	1,908,069
16.09	Property		1	Travelodge - 2680 Airport Road	1,831,703	931,916	899,787	8/31/2022	T-12	1,703,496	900,585	802,911	12/31/2021	T-12	1,681,015
16.10	Property		1	Super 8 - 720 Royal Parkway	2,211,091	1,528,877	682,214	8/31/2022	T-12	1,346,855	1,084,619	262,236	12/31/2021	T-12	1,283,590
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	2,477,154	1,690,209	786,945	8/31/2022	T-12	2,482,376	1,585,516	896,860	12/31/2021	T-12	2,397,681
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	1,706,432	1,263,306	443,126	8/31/2022	T-12	1,664,810	1,139,539	525,271	12/31/2021	T-12	1,719,412
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	1,626,733	1,076,485	550,248	8/31/2022	T-12	1,857,944	1,033,716	824,228	12/31/2021	T-12	1,752,479
16.14	Property		1	Super 8 - 2545 Cornhusker Highway	966,081	844,874	121,207	8/31/2022	T-12	930,339	740,228	190,111	12/31/2021	T-12	853,183

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
16.15	Property		1	Travelodge - 1110 SE 4th Street	1,610,608	1,012,912	597,696	8/31/2022	T-12	1,405,717	868,272	537,445	12/31/2021	T-12	1,344,049
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	1,508,157	1,006,666	501,491	8/31/2022	T-12	1,457,478	976,734	480,744	12/31/2021	T-12	1,351,305
16.17	Property		1	Travelodge - 800 W Laramie Street	1,340,711	809,193	531,518	8/31/2022	T-12	1,305,805	708,602	597,203	12/31/2021	T-12	1,297,092
16.18	Property		1	Travelodge - 22 North Frontage Road	1,463,567	763,326	700,241	8/31/2022	T-12	1,329,337	703,906	625,431	12/31/2021	T-12	1,216,924
16.19	Property		1	Travelodge - 123 Westvaco Road	1,458,424	1,009,314	449,110	8/31/2022	T-12	1,408,063	933,201	474,862	12/31/2021	T-12	1,189,053
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	1,720,933	1,191,372	529,561	8/31/2022	T-12	1,756,331	1,136,389	619,942	12/31/2021	T-12	1,562,503
16.21	Property		1	Travelodge - 1710 Jefferson Street	439,054	603,579	(164,525)	8/31/2022	T-12	408,550	518,609	(110,059)	12/31/2021	T-12	883,251
16.22	Property		1	Travelodge - 1625 Stillwater Avenue	1,543,017	1,345,323	197,694	8/31/2022	T-12	1,670,366	1,249,339	421,027	12/31/2021	T-12	1,389,515
16.23	Property		1	Travelodge - 8233 Airline Highway	1,124,933	693,866	431,067	8/31/2022	T-12	1,099,038	649,945	449,093	12/31/2021	T-12	1,078,710
16.24	Property		1	Baymont Inn & Suites - 6390 US-93	1,153,748	858,383	295,365	8/31/2022	T-12	1,304,851	831,733	473,118	12/31/2021	T-12	1,179,847
16.25	Property		1	Travelodge - 707 East Webster Street	1,395,400	1,118,499	276,901	8/31/2022	T-12	1,384,924	1,082,638	302,286	12/31/2021	T-12	1,360,171
16.26	Property		1	Travelodge - 777 West Hwy 21	1,420,693	1,059,654	361,039	8/31/2022	T-12	1,453,172	1,073,730	379,442	12/31/2021	T-12	1,331,434
16.27	Property		1	Travelodge - 3522 North Highway 59	1,027,938	1,079,965	(52,027)	8/31/2022	T-12	937,283	1,043,145	(105,862)	12/31/2021	T-12	1,014,158
16.28	Property		1	Travelodge - 108 6th Avenue	935,561	464,080	471,481	8/31/2022	T-12	914,160	444,902	469,258	12/31/2021	T-12	862,845
16.29	Property		1	Travelodge - 2200 E South Avenue	1,184,245	678,610	505,635	8/31/2022	T-12	1,039,436	611,547	427,889	12/31/2021	T-12	809,907
16.30	Property		1	Travelodge - 128 South Willow Road	1,375,224	1,072,135	303,089	8/31/2022	T-12	1,306,612	986,014	320,598	12/31/2021	T-12	1,238,285
16.31	Property		1	Travelodge - 1005 Highway 285	1,542,398	1,181,146	361,252	8/31/2022	T-12	1,564,378	1,143,798	420,580	12/31/2021	T-12	1,538,135
16.32	Property		1	Days Inn - 3431 14th Avenue	864,672	916,974	(52,302)	8/31/2022	T-12	1,271,851	1,087,193	184,658	12/31/2021	T-12	1,057,235
16.33	Property		1	Travelodge - 2505 US 69	962,345	871,056	91,289	8/31/2022	T-12	1,047,625	859,236	188,389	12/31/2021	T-12	758,478
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road	1,099,048	920,119	178,929	8/31/2022	T-12	920,646	867,910	52,736	12/31/2021	T-12	889,128
16.35	Property		1	Travelodge - 1706 North Park Drive	1,115,776	996,001	119,775	8/31/2022	T-12	1,046,395	931,332	115,063	12/31/2021	T-12	1,028,548
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	1,237,950	1,116,827	121,123	8/31/2022	T-12	1,214,290	1,001,342	212,948	12/31/2021	T-12	1,255,559
16.37	Property		1	Travelodge - 1177 E 16th Street	1,489,453	1,212,821	276,632	8/31/2022	T-12	1,390,370	1,220,268	170,102	12/31/2021	T-12	1,061,013
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	1,424,108	1,286,582	137,526	8/31/2022	T-12	1,205,989	1,223,459	(17,470)	12/31/2021	T-12	1,071,321
16.39	Property		1	Travelodge - 2407 East Holland Avenue	1,223,407	1,084,661	138,746	8/31/2022	T-12	1,243,981	1,163,784	80,197	12/31/2021	T-12	964,800
16.40	Property		1	Travelodge - 620 Souder Road	864,840	801,796	63,044	8/31/2022	T-12	822,564	794,427	28,137	12/31/2021	T-12	591,521
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	1,328,703	1,232,410	96,293	8/31/2022	T-12	1,187,572	1,086,316	101,256	12/31/2021	T-12	934,291
16.42	Property		1	Travelodge - 109 East Commerce Street	625,619	708,702	(83,083)	8/31/2022	T-12	659,474	701,041	(41,567)	12/31/2021	T-12	730,264
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue	803,760	1,039,625	(235,865)	8/31/2022	T-12	778,734	784,980	(6,246)	12/31/2021	T-12	693,059
16.44	Property		1	Travelodge - 98 Moffat Avenue	902,036	796,599	105,437	8/31/2022	T-12	751,507	724,292	27,215	12/31/2021	T-12	784,558
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	14,779,272	5,718,487	9,060,785	5/31/2022	T-12	14,866,548	6,078,021	8,788,527	12/31/2021	T-12	16,980,298
18	Loan	18	1	Courtyard by Marriott Columbus Easton	6,170,862	3,546,877	2,623,985	9/30/2022	T-12	5,098,848	3,041,435	2,057,413	12/31/2021	T-12	1,905,411
19	Loan	5, 29	1	Woodlands Officentre	3,869,261	1,907,925	1,961,336	8/31/2022	T-12	3,840,332	1,793,458	2,046,874	12/31/2021	T-12	3,490,232
20	Loan	18	1	Sheraton Metairie	7,597,710	3,707,233	3,890,477	5/31/2022	T-12	5,615,835	2,522,935	3,092,900	12/31/2021	T-12	NAV
21	Loan	10	1	Webster Plaza	2,220,151	680,079	1,540,072	6/30/2022	T-12	2,226,173	712,744	1,513,429	12/31/2021	T-12	2,113,409
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.01	Property		1	Autokiniton Industrial - Elkton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.02	Property		1	Autokiniton Industrial - Bardstown	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan		1	Mini U Storage - Brick	1,801,159	646,037	1,155,122	9/30/2022	T-12	1,551,362	558,585	992,777	12/31/2021	T-12	1,221,522
24	Loan	7, 19	1	Saks Fulfillment Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	2,162,511	688,741	1,473,770	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV
26	Loan	7, 18, 29	1	Crossgates Commons	6,270,643	2,234,370	4,036,273	4/30/2022	T-12	6,314,524	2,246,337	4,068,187	12/31/2021	T-12	5,754,438
27	Loan	18	1	Comfort Inn Wilmington	3,384,479	1,880,253	1,504,226	8/31/2022	T-12	2,967,331	1,638,166	1,329,165	12/31/2021	T-12	1,842,212
28	Loan	10, 16	1	Casa De Palmas	5,822,869	4,146,518	1,676,351	7/31/2022	T-12	5,686,739	4,009,534	1,677,205	12/31/2021	T-12	3,064,155
29	Loan		1	Wynwood Retail	999,914	213,049	786,865	6/30/2022	T-12	915,502	202,417	713,084	12/31/2021	T-12	917,426
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	1,393,674	484,532	909,143	7/31/2022	T-12	1,590,193	449,039	1,141,154	12/31/2021	T-12	998,900
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	25,035,638	9,544,221	15,491,417	5/31/2022	T-12	22,682,409	9,325,401	13,357,008	12/31/2021	T-12	23,638,812
32	Loan	18	1	Courtyard Binghamton	2,780,146	1,578,132	1,202,014	7/31/2022	T-12	2,137,094	1,359,633	777,461	12/31/2021	T-12	876,035
33	Loan	20	1	Highland Street Industrial Center	786,125	208,347	577,778	7/31/2022	T-12	796,934	226,286	570,647	12/31/2021	T-12	781,730
34	Loan	18, 22	1	Delmont Village	1,489,615	453,439	1,036,176	7/31/2022	T-12	1,413,331	456,948	956,383	12/31/2021	T-12	1,387,167
35	Loan		1	Mini U Storage - Landover Hills	1,265,160	582,786	682,374	9/30/2022	T-12	1,280,009	559,489	720,520	12/31/2021	T-12	1,084,536
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	677,167	327,978	349,189	7/31/2022	T-12	613,988	327,203	286,785	12/31/2021	T-12	541,204
36.01	Property		1	Extra Closet Storage St. Pete	400,172	168,945	231,227	7/31/2022	T-12	365,046	174,537	190,509	12/31/2021	T-12	335,091
36.02	Property		1	Extra Closet Storage Clearwater	276,995	159,033	117,962	7/31/2022	T-12	248,942	152,666	96,275	12/31/2021	T-12	206,113
37	Loan	2, 12	1	3921 Sunset Boulevard	451,405	195,038	256,367	7/31/2022	T-12	380,194	191,946	188,247	12/31/2021	T-12	NAV
A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
					15	15	15	15				29		14, 29		7, 13
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	NAV	NAV	NAV	NAV	95.0%	22,349,341	4,721,514	17,627,827	110,612	331,837	17,185,377	1.26
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	2,561,340	5,649,525	12/31/2020	T-12	92.0%	9,802,261	3,086,890	6,715,371	168,978	168,978	6,377,416	1.36
2.01	Property		1	Converse Plaza	333,910	699,111	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.02	Property		1	Oak Forest Plaza	143,162	612,638	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.03	Property		1	Pine Belt Plaza	325,424	642,218	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.04	Property		1	Spring Valley Commons	383,211	560,936	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.05	Property		1	Shelby Plaza	128,560	429,444	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.06	Property		1	Westgate Plaza	160,754	444,448	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.07	Property		1	Beaumont Plaza	247,972	473,866	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.08	Property		1	North Town Center	127,178	273,993	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.09	Property		1	Fernwood Plaza	166,462	417,763	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.10	Property		1	Parkmore Plaza	110,414	344,987	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.11	Property		1	Reidville Circle	162,003	375,236	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.12	Property		1	Pensacola Plaza	127,565	211,157	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.13	Property		1	Merchant's Plaza	81,658	75,010	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.14	Property		1	Cleveland Village	63,066	88,719	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	2,468,327	8,579,044	12/31/2020	T-12	88.8%	12,448,561	2,819,467	9,629,095	82,496	329,984	9,216,615	1.45
3.01	Property		1	Hudson Bridge Crossing	354,009	1,440,653	12/31/2020	T-12	94.7%	1,888,547	386,766	1,501,781	10,058	40,230	1,451,494
3.02	Property		1	Shoppes at Westgate	158,550	1,081,762	12/31/2020	T-12	100.0%	1,288,054	199,266	1,088,788	7,155	28,620	1,053,013
3.03	Property		1	Shoppes at Richland	209,236	971,806	12/31/2020	T-12	90.9%	1,210,073	232,574	977,499	7,965	31,860	937,674
3.04	Property		1	Shoppes at White Knoll	181,346	781,691	12/31/2020	T-12	100.0%	1,063,639	195,524	868,115	6,015	24,060	838,040
3.05	Property		1	Chamblee Village	348,223	526,469	12/31/2020	T-12	87.2%	1,167,393	365,561	801,832	5,849	23,396	772,587
3.06	Property		1	Shoppes at Sanford	208,471	718,130	12/31/2020	T-12	76.1%	1,053,052	272,761	780,291	7,545	30,180	742,566
3.07	Property		1	Grandview Station	155,008	622,803	12/31/2020	T-12	100.0%	937,443	171,266	766,178	6,165	24,660	735,353
3.08	Property		1	Glenn View Station	289,828	457,636	12/31/2020	T-12	84.1%	1,101,006	336,760	764,246	8,525	34,098	721,623
3.09	Property		1	Shoppes at Raeford	139,903	701,978	12/31/2020	T-12	73.8%	779,487	174,211	605,276	7,133	28,530	569,613
3.10	Property		1	Shoppes at Oxford	143,434	554,197	12/31/2020	T-12	100.0%	756,374	160,448	595,926	5,933	23,730	566,264
3.11	Property		1	Shoppes at Goldsboro	141,753	399,323	12/31/2020	T-12	74.8%	685,264	167,396	517,868	6,150	24,600	487,118
3.12	Property		1	Village at Red Bridge	138,566	322,597	12/31/2020	T-12	79.8%	518,228	156,933	361,295	4,005	16,020	341,270
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	7,917,343	1,401,614	12/31/2020	T-12	78.6%	31,217,491	18,611,623	12,605,868	1,248,700	0	11,357,168	4.00
5	Loan	2	1	Liberty Park at Tysons	1,749,707	5,292,300	12/31/2020	T-12	98.1%	9,139,212	1,875,330	7,263,882	41,508	34,125	7,188,249	3.06
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	1,856,726	3,795,262	12/31/2020	T-12	95.0%	7,059,427	2,151,346	4,908,081	22,567	90,268	4,795,246	1.88
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	NAV	NAV	NAV	NAV	71.9%	10,984,549	3,597,682	7,386,867	376,030	145,391	6,865,446	1.59
7.01	Property		1	Memphis, TN	NAV	NAV	NAV	NAV	60.0%	2,688,658	1,183,464	1,505,194	137,497	17,633	1,350,064
7.02	Property		1	Wetumpka, AL	NAV	NAV	NAV	NAV	64.4%	2,141,147	503,778	1,637,370	73,523	16,852	1,546,995
7.03	Property		1	Rockford, IL	NAV	NAV	NAV	NAV	63.2%	1,392,274	556,684	835,591	51,757	21,771	762,062
7.04	Property		1	Iowa City, IA	NAV	NAV	NAV	NAV	93.0%	1,797,476	499,105	1,298,372	34,149	49,007	1,215,216
7.05	Property		1	Versailles, KY	NAV	NAV	NAV	NAV	88.4%	2,964,993	854,652	2,110,341	79,104	40,128	1,991,110
8	Loan	1, 7, 11, 23	1	70 Hudson Street	5,181,982	6,836,402	12/31/2020	T-12	94.0%	22,465,058	6,481,062	15,983,997	64,692	0	15,919,304	4.12
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	900,345	3,234,713	12/31/2020	T-12	90.1%	4,523,856	982,585	3,541,271	57,175	140,844	3,343,252	2.06
10	Loan	17, 18, 29	1	50 Dey Street	1,829,452	398,289	12/31/2020	T-12	95.0%	5,797,257	1,740,376	4,056,881	54,525	145,400	3,856,956	2.52
11	Loan	26	1	Vancouver Pointe	NAV	NAV	NAV	NAV	90.5%	6,029,684	3,261,486	2,768,198	38,400	0	2,729,798	1.57
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	2,395,308	7,092,575	12/31/2020	T-12	94.4%	10,226,648	2,781,135	7,445,513	70,037	466,911	6,908,565	1.62
12.01	Property		1	The Shoppes at Hamilton Place	655,609	1,759,711	12/31/2020	T-12	80.7%	2,419,370	763,203	1,656,166	21,368	142,453	1,492,345
12.02	Property		1	The Terrace	756,492	2,085,334	12/31/2020	T-12	100.0%	3,171,904	837,529	2,334,375	23,728	158,186	2,152,461
12.03	Property		1	Hamilton Corner	423,506	1,805,027	12/31/2020	T-12	100.0%	2,487,856	533,823	1,954,033	10,097	67,311	1,876,626
12.04	Property		1	Hamilton Crossing	559,701	1,442,504	12/31/2020	T-12	100.0%	2,147,519	646,580	1,500,939	14,844	98,961	1,387,133
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	NAV	NAV	NAV	NAV	95.0%	2,465,659	73,970	2,391,689	31,784	9,454	2,350,452	1.76
13.01	Property		1	Fleet Farm Menomonie	NAV	NAV	NAV	NAV	95.0%	1,342,124	40,264	1,301,861	14,407	(3,154)	1,290,608
13.02	Property		1	Fleet Farm Cambridge	NAV	NAV	NAV	NAV	95.0%	1,123,535	33,706	1,089,829	17,377	12,608	1,059,844
14	Loan	18, 26, 29	1	HERE Campus	1,706,621	2,782,799	12/31/2020	T-12	73.9%	4,847,997	1,920,945	2,927,052	40,560	0	2,886,492	1.96
15	Loan	7, 11, 18	1	The Showboat Hotel	8,347,916	583,825	12/31/2020	T-12	53.1%	27,676,888	14,455,298	13,221,589	1,107,076	0	12,114,514	3.16
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	42,478,709	19,468,261	12/31/2020	T-12	54.3%	68,738,472	48,583,225	20,155,247	2,749,539	0	17,405,708	1.90
16.01	Property		1	Travelodge - 2307 Wyoming Avenue	837,658	1,731,456	12/31/2020	T-12	32.9%	2,826,959	860,547	1,966,412	113,078	0	1,853,334
16.02	Property		1	Travelodge - 2111 Camino Del Llano	1,654,514	1,298,737	12/31/2020	T-12	86.6%	3,292,975	2,295,152	997,823	131,719	0	866,104
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	1,774,495	1,275,879	12/31/2020	T-12	53.8%	3,204,151	1,848,718	1,355,433	128,166	0	1,227,267
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	1,725,468	971,671	12/31/2020	T-12	64.6%	3,202,699	2,241,205	961,494	128,108	0	833,386
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	1,527,580	799,360	12/31/2020	T-12	43.1%	2,596,206	1,931,095	665,111	103,848	0	561,263
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	1,184,525	1,024,680	12/31/2020	T-12	52.4%	2,081,416	1,225,100	856,316	83,257	0	773,060
16.07	Property		1	Travelodge - 1127 Pony Express Highway	1,262,269	816,290	12/31/2020	T-12	42.5%	2,377,606	1,378,655	998,951	95,104	0	903,847
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	1,067,852	840,217	12/31/2020	T-12	90.3%	2,150,938	1,215,221	935,717	86,038	0	849,680
16.09	Property		1	Travelodge - 2680 Airport Road	857,944	823,071	12/31/2020	T-12	69.6%	1,831,703	922,484	909,219	73,268	0	835,951
16.10	Property		1	Super 8 - 720 Royal Parkway	980,116	303,474	12/31/2020	T-12	40.8%	2,211,091	1,463,403	747,688	88,444	0	659,244
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	1,542,526	855,155	12/31/2020	T-12	58.1%	2,477,154	1,619,328	857,826	99,086	0	758,740
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	1,159,124	560,288	12/31/2020	T-12	44.5%	1,706,432	1,208,246	498,186	68,257	0	429,929
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	919,819	832,660	12/31/2020	T-12	53.6%	1,626,733	1,023,924	602,809	65,069	0	537,740
16.14	Property		1	Super 8 - 2545 Cornhusker Highway	692,603	160,580	12/31/2020	T-12	41.2%	966,081	851,057	115,024	38,643	0	76,381

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
16.15	Property		1	Travelodge - 1110 SE 4th Street	684,349	659,700	12/31/2020	T-12	73.7%	1,610,608	986,350	624,258	64,424	0	559,833
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	916,927	434,378	12/31/2020	T-12	45.2%	1,508,157	979,230	528,927	60,326	0	468,600
16.17	Property		1	Travelodge - 800 W Laramie Street	701,529	595,563	12/31/2020	T-12	62.8%	1,340,711	813,278	527,433	53,628	0	473,805
16.18	Property		1	Travelodge - 22 North Frontage Road	702,193	514,731	12/31/2020	T-12	67.3%	1,463,567	804,308	659,259	58,543	0	600,716
16.19	Property		1	Travelodge - 123 Westvaco Road	766,269	422,784	12/31/2020	T-12	72.6%	1,458,424	989,678	468,746	58,337	0	410,409
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	1,084,179	478,324	12/31/2020	T-12	54.7%	1,720,933	1,151,363	569,570	68,837	0	500,733
16.21	Property		1	Travelodge - 1710 Jefferson Street	690,774	192,477	12/31/2020	T-12	25.9%	439,054	588,546	(149,492)	17,562	0	(167,054)
16.22	Property		1	Travelodge - 1625 Stillwater Avenue	1,079,454	310,061	12/31/2020	T-12	69.7%	1,543,017	1,318,512	224,505	61,721	0	162,784
16.23	Property		1	Travelodge - 8233 Airline Highway	607,208	471,502	12/31/2020	T-12	68.5%	1,124,933	678,792	446,141	44,997	0	401,144
16.24	Property		1	Baymont Inn & Suites - 6390 US-93	748,718	431,129	12/31/2020	T-12	59.4%	1,153,748	847,913	305,835	46,150	0	259,685
16.25	Property		1	Travelodge - 707 East Webster Street	1,002,282	357,889	12/31/2020	T-12	37.7%	1,395,400	1,092,619	302,781	55,816	0	246,965
16.26	Property		1	Travelodge - 777 West Hwy 21	984,047	347,387	12/31/2020	T-12	49.2%	1,420,693	1,023,573	397,120	56,828	0	340,293
16.27	Property		1	Travelodge - 3522 North Highway 59	947,233	66,925	12/31/2020	T-12	32.0%	1,027,938	1,062,195	(34,257)	41,118	0	(75,374)
16.28	Property		1	Travelodge - 108 6th Avenue	438,298	424,547	12/31/2020	T-12	65.6%	935,561	480,915	454,646	37,422	0	417,223
16.29	Property		1	Travelodge - 2200 E South Avenue	553,175	256,732	12/31/2020	T-12	76.5%	1,184,245	661,652	522,593	47,370	0	475,223
16.30	Property		1	Travelodge - 128 South Willow Road	915,556	322,729	12/31/2020	T-12	66.9%	1,375,224	1,045,296	329,928	55,009	0	274,919
16.31	Property		1	Travelodge - 1005 Highway 285	1,132,592	405,543	12/31/2020	T-12	67.2%	1,542,398	1,186,324	356,074	61,696	0	294,378
16.32	Property		1	Days Inn - 3431 14th Avenue	1,025,063	32,172	12/31/2020	T-12	43.9%	864,672	854,367	10,305	34,587	0	(24,282)
16.33	Property		1	Travelodge - 2505 US 69	735,208	23,270	12/31/2020	T-12	48.4%	962,345	837,465	124,880	38,494	0	86,386
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road	751,563	137,565	12/31/2020	T-12	64.5%	1,099,048	905,155	193,893	43,962	0	149,932
16.35	Property		1	Travelodge - 1706 North Park Drive	862,967	165,581	12/31/2020	T-12	84.3%	1,115,776	983,718	132,058	44,631	0	87,427
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	1,070,794	184,765	12/31/2020	T-12	45.3%	1,237,950	1,098,861	139,089	49,518	0	89,571
16.37	Property		1	Travelodge - 1177 E 16th Street	1,100,990	(39,977)	12/31/2020	T-12	30.1%	1,489,453	1,235,426	254,027	59,578	0	194,448
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	1,112,134	(40,813)	12/31/2020	T-12	50.0%	1,424,108	1,258,588	165,520	56,964	0	108,556
16.39	Property		1	Travelodge - 2407 East Holland Avenue	1,072,053	(107,253)	12/31/2020	T-12	58.2%	1,223,407	1,080,826	142,581	48,936	0	93,644
16.40	Property		1	Travelodge - 620 Souder Road	657,897	(66,376)	12/31/2020	T-12	42.8%	864,840	802,683	62,157	34,594	0	27,564
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	881,034	53,257	12/31/2020	T-12	66.8%	1,328,703	1,225,744	102,959	53,148	0	49,811
16.42	Property		1	Travelodge - 109 East Commerce Street	697,674	32,590	12/31/2020	T-12	25.5%	625,619	692,525	(66,906)	25,025	0	(91,930)
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue	688,515	4,544	12/31/2020	T-12	69.3%	803,760	1,017,225	(213,465)	32,150	0	(245,615)
16.44	Property		1	Travelodge - 98 Moffat Avenue	681,541	103,017	12/31/2020	T-12	48.0%	902,036	795,966	106,070	36,081	0	69,989
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	6,128,753	10,851,545	12/31/2020	T-12	87.5%	15,659,792	6,447,392	9,212,401	53,847	699,325	8,459,229	1.54
18	Loan	18	1	Courtyard by Marriott Columbus Easton	1,741,328	164,083	12/31/2020	T-12	80.5%	6,907,000	3,805,540	3,101,460	276,280	0	2,825,180	2.59
19	Loan	5, 29	1	Woodlands Officentre	1,624,369	1,865,863	12/31/2020	T-12	74.7%	4,135,045	1,734,252	2,400,793	46,633	158,164	2,195,996	1.92
20	Loan	18	1	Sheraton Metairie	NAV	NAV	NAV	NAV	72.9%	6,747,865	4,091,958	2,655,907	337,393	0	2,318,514	2.87
21	Loan	10	1	Webster Plaza	622,169	1,491,240	12/31/2020	T-12	82.1%	2,105,380	662,871	1,442,509	30,998	163,018	1,248,492	1.53
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	NAV	NAV	NAV	NAV	95.0%	4,333,283	86,666	4,246,618	144,357	142,120	3,960,141	1.85
22.01	Property		1	Autokiniton Industrial - Elkton	NAV	NAV	NAV	NAV	95.0%	2,890,310	57,806	2,832,504	102,703	95,129	2,634,672
22.02	Property		1	Autokiniton Industrial - Bardstown	NAV	NAV	NAV	NAV	95.0%	1,442,973	28,859	1,414,114	41,654	46,991	1,325,469
23	Loan		1	Mini U Storage - Brick	519,365	702,157	12/31/2020	T-12	97.4%	1,831,314	652,967	1,178,347	8,713	0	1,169,634	1.56
24	Loan	7, 19	1	Saks Fulfillment Center	NAV	NAV	NAV	NAV	95.0%	6,426,750	0	6,426,750	0	0	6,426,750	1.71
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	NAV	NAV	NAV	NAV	86.9%	1,985,063	472,609	1,512,454	0	0	1,512,454	2.29
26	Loan	7, 18, 29	1	Crossgates Commons	2,171,504	3,582,934	12/31/2020	T-12	84.6%	6,320,915	2,218,310	4,102,605	100,927	300,662	3,701,016	1.77
27	Loan	18	1	Comfort Inn Wilmington	1,337,416	504,796	12/31/2020	T-12	52.3%	3,361,549	1,926,034	1,435,515	134,462	0	1,301,053	2.02
28	Loan	10, 16	1	Casa De Palmas	3,055,166	8,989	12/31/2020	T-12	85.1%	5,822,869	4,290,780	1,532,089	232,915	0	1,299,174	2.35
29	Loan		1	Wynwood Retail	195,199	722,228	12/31/2020	T-12	93.0%	1,476,348	297,836	1,178,512	1,276	8,504	1,168,732	2.26
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	454,429	544,471	12/31/2020	T-12	95.0%	1,381,331	524,058	857,274	17,713	28,140	811,421	1.74
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	9,046,781	14,592,031	12/31/2020	T-12	91.3%	32,787,176	9,786,898	23,000,278	0	0	23,000,278	2.60
32	Loan	18	1	Courtyard Binghamton	997,404	(121,369)	12/31/2020	T-12	66.2%	2,780,146	1,585,168	1,194,978	111,206	0	1,083,772	2.30
33	Loan	20	1	Highland Street Industrial Center	178,171	603,559	12/31/2020	T-12	95.0%	799,083	188,958	610,124	5,313	13,315	591,496	1.45
34	Loan	18, 22	1	Delmont Village	432,454	954,713	12/31/2020	T-12	95.0%	1,677,519	492,425	1,185,094	40,029	116,668	1,028,396	4.07
35	Loan		1	Mini U Storage - Landover Hills	558,574	525,962	12/31/2020	T-12	84.6%	1,265,160	592,112	673,048	7,035	0	666,014	2.27
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	304,218	236,985	12/31/2020	T-12	91.8%	689,610	336,426	353,184	2,966	0	350,218	1.33
36.01	Property		1	Extra Closet Storage St. Pete	174,288	160,803	12/31/2020	T-12	93.0%	406,645	183,415	223,230	1,737	0	221,493
36.02	Property		1	Extra Closet Storage Clearwater	129,930	76,182	12/31/2020	T-12	90.0%	282,965	153,011	129,954	1,229	0	128,725
37	Loan	2, 12	1	3921 Sunset Boulevard	NAV	NAV	NAV	NAV	95.0%	518,230	197,125	321,105	994	16,928	303,182	1.73
A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
					7, 13	7	7	5			5,7	5,7	3,4
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	1.23	9.7%	9.5%	350,000,000	As Is	10/12/2022	51.7%	51.7%	100.0%	11/10/2022	Yes
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	1.30	10.3%	9.7%	94,000,000	As Is	Various	69.7%	62.3%	91.8%	10/1/2022
2.01	Property		1	Converse Plaza				12,700,000	As Is	8/31/2022			100.0%	10/1/2022	No
2.02	Property		1	Oak Forest Plaza				9,800,000	As Is	8/31/2022			93.1%	10/1/2022	No
2.03	Property		1	Pine Belt Plaza				9,700,000	As Is	8/31/2022			98.5%	10/1/2022	No
2.04	Property		1	Spring Valley Commons				9,100,000	As Is	8/31/2022			97.9%	10/1/2022	No
2.05	Property		1	Shelby Plaza				7,800,000	As Is	9/1/2022			83.5%	10/1/2022	No
2.06	Property		1	Westgate Plaza				7,300,000	As Is	9/1/2022			79.5%	10/1/2022	No
2.07	Property		1	Beaumont Plaza				7,100,000	As Is	8/31/2022			100.0%	10/1/2022	No
2.08	Property		1	North Town Center				6,100,000	As Is	8/31/2022			100.0%	10/1/2022	No
2.09	Property		1	Fernwood Plaza				5,800,000	As Is	9/1/2022			72.5%	10/1/2022	No
2.10	Property		1	Parkmore Plaza				5,700,000	As Is	9/6/2022			93.4%	10/1/2022	No
2.11	Property		1	Reidville Circle				5,100,000	As Is	8/31/2022			95.6%	10/1/2022	No
2.12	Property		1	Pensacola Plaza				3,300,000	As Is	9/6/2022			91.4%	10/1/2022	No
2.13	Property		1	Merchant's Plaza				2,500,000	As Is	9/1/2022			93.8%	10/1/2022	No
2.14	Property		1	Cleveland Village				2,000,000	As Is	8/31/2022			75.0%	10/1/2022	No
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	1.39	11.5%	11.0%	145,320,000	As Portfolio	10/27/2022	57.8%	56.4%	89.1%	10/25/2022
3.01	Property		1	Hudson Bridge Crossing				22,500,000	As Is	9/16/2022			95.2%	10/25/2022	No
3.02	Property		1	Shoppes at Westgate				15,000,000	As Is	9/20/2022			100.0%	10/25/2022	No
3.03	Property		1	Shoppes at Richland				14,200,000	As Is	9/20/2022			92.5%	10/25/2022	No
3.04	Property		1	Shoppes at White Knoll				11,100,000	As Is	9/20/2022			100.0%	10/25/2022	No
3.05	Property		1	Chamblee Village				13,000,000	As Is	9/19/2022			85.6%	10/25/2022	No
3.06	Property		1	Shoppes at Sanford				12,400,000	As Is	9/19/2022			76.9%	10/25/2022	No
3.07	Property		1	Grandview Station				9,300,000	As Is	9/22/2022			100.0%	10/25/2022	No
3.08	Property		1	Glenn View Station				11,900,000	As Is	9/12/2022			85.6%	10/25/2022	No
3.09	Property		1	Shoppes at Raeford				10,600,000	As Is	9/19/2022			76.0%	10/25/2022	No
3.10	Property		1	Shoppes at Oxford				8,100,000	As Is	9/12/2022			100.0%	10/25/2022	No
3.11	Property		1	Shoppes at Goldsboro				8,400,000	As Is	9/20/2022			72.4%	10/25/2022	No
3.12	Property		1	Village at Red Bridge				5,500,000	As Is	9/12/2022			83.5%	10/25/2022	No
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	3.61	25.7%	23.2%	137,000,000	As Is	9/27/2022	35.8%	35.8%	78.6%	8/31/2022	NAP
5	Loan	2	1	Liberty Park at Tysons	3.02	16.1%	16.0%	110,900,000	As Is	10/7/2022	40.6%	40.6%	100.0%	10/14/2022	No
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	1.84	11.4%	11.2%	78,700,000	As Is	10/17/2022	54.5%	54.5%	100.0%	10/28/2022	No
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	1.48	10.6%	9.8%	182,200,000	As Is	Various	41.2%	41.2%	71.9%	9/6/2022
7.01	Property		1	Memphis, TN				60,000,000	As Is	6/13/2022			65.9%	9/6/2022	No
7.02	Property		1	Wetumpka, AL				48,500,000	As Is	6/13/2022			67.9%	9/6/2022	No
7.03	Property		1	Rockford, IL				23,300,000	As Is	6/7/2022			55.1%	9/6/2022	No
7.04	Property		1	Iowa City, IA				19,700,000	As Is	6/6/2022			93.0%	9/6/2022	No
7.05	Property		1	Versailles, KY				30,700,000	As Is	6/15/2022			87.8%	9/6/2022	No
8	Loan	1, 7, 11, 23	1	70 Hudson Street	4.10	13.3%	13.3%	296,000,000	As Is	10/19/2022	40.5%	40.5%	94.1%	9/30/2022	No
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	1.95	12.0%	11.4%	54,000,000	As Is	8/3/2022	54.5%	54.5%	91.1%	8/12/2022	No
10	Loan	17, 18, 29	1	50 Dey Street	2.40	14.8%	14.1%	75,500,000	As Is	9/28/2022	36.3%	36.3%	100.0%	10/28/2022	Yes
11	Loan	26	1	Vancouver Pointe	1.55	10.5%	10.3%	51,000,000	As Is	9/8/2022	51.8%	51.8%	98.4%	9/6/2022	NAP
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	1.50	11.5%	10.6%	109,000,000	As Is	4/10/2022	59.6%	53.3%	93.9%	5/1/2022
12.01	Property		1	The Shoppes at Hamilton Place				31,900,000	As Is	4/10/2022			80.7%	5/1/2022	No
12.02	Property		1	The Terrace				29,600,000	As Is	4/10/2022			100.0%	5/1/2022	No
12.03	Property		1	Hamilton Corner				27,900,000	As Is	4/10/2022			100.0%	5/1/2022	No
12.04	Property		1	Hamilton Crossing				19,600,000	As Is	4/10/2022			100.0%	5/1/2022	No
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	1.73	9.6%	9.4%	41,900,000	As Is	4/6/2022	59.6%	59.6%	100.0%	4/20/2022
13.01	Property		1	Fleet Farm Menomonie				22,800,000	As Is	4/6/2022			100.0%	4/20/2022	Yes
13.02	Property		1	Fleet Farm Cambridge				19,100,000	As Is	4/6/2022			100.0%	4/20/2022	Yes
14	Loan	18, 26, 29	1	HERE Campus	1.94	11.8%	11.6%	43,900,000	As Is	8/24/2022	56.5%	56.5%	72.2%	9/1/2022	No
15	Loan	7, 11, 18	1	The Showboat Hotel	2.89	27.3%	25.0%	140,000,000	As Is	8/3/2022	34.6%	30.8%	53.1%	8/31/2022	NAP
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	1.64	15.1%	13.0%	215,000,000	Various	8/1/2019	62.2%	46.7%	54.3%	8/31/2022
16.01	Property		1	Travelodge - 2307 Wyoming Avenue				15,100,000	As Is	8/1/2019			32.9%	8/31/2022	NAP
16.02	Property		1	Travelodge - 2111 Camino Del Llano				10,800,000	As Is	8/1/2019			86.6%	8/31/2022	NAP
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way				13,300,000	As Is	8/1/2019			53.8%	8/31/2022	NAP
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive				11,000,000	As Complete	8/1/2019			64.6%	8/31/2022	NAP
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive				8,700,000	As Complete	8/1/2019			43.1%	8/31/2022	NAP
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60				9,200,000	As Complete	8/1/2019			52.4%	8/31/2022	NAP
16.07	Property		1	Travelodge - 1127 Pony Express Highway				9,300,000	As Is	8/1/2019			42.5%	8/31/2022	NAP
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street				8,900,000	As Complete	8/1/2019			90.3%	8/31/2022	NAP
16.09	Property		1	Travelodge - 2680 Airport Road				5,600,000	As Is	8/1/2019			69.6%	8/31/2022	NAP
16.10	Property		1	Super 8 - 720 Royal Parkway				8,000,000	As Complete	8/1/2019			40.8%	8/31/2022	NAP
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street				9,300,000	As Complete	8/1/2019			58.1%	8/31/2022	NAP
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway				6,400,000	As Complete	8/1/2019			44.5%	8/31/2022	NAP
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road				6,500,000	As Complete	8/1/2019			53.6%	8/31/2022	NAP
16.14	Property		1	Super 8 - 2545 Cornhusker Highway				5,500,000	As Complete	8/1/2019			41.2%	8/31/2022	NAP

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
16.15	Property		1	Travelodge - 1110 SE 4th Street				6,500,000	As Is	8/1/2019			73.7%	8/31/2022	NAP
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court				4,500,000	As Complete	8/1/2019			45.2%	8/31/2022	NAP
16.17	Property		1	Travelodge - 800 W Laramie Street				4,300,000	As Is	8/1/2019			62.8%	8/31/2022	NAP
16.18	Property		1	Travelodge - 22 North Frontage Road				5,200,000	As Is	8/1/2019			67.3%	8/31/2022	NAP
16.19	Property		1	Travelodge - 123 Westvaco Road				3,700,000	As Is	8/1/2019			72.6%	8/31/2022	NAP
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue				4,200,000	As Complete	8/1/2019			54.7%	8/31/2022	NAP
16.21	Property		1	Travelodge - 1710 Jefferson Street				5,200,000	As Is	8/1/2019			25.9%	8/31/2022	NAP
16.22	Property		1	Travelodge - 1625 Stillwater Avenue				4,300,000	As Is	8/1/2019			69.7%	8/31/2022	NAP
16.23	Property		1	Travelodge - 8233 Airline Highway				4,200,000	As Is	8/1/2019			68.5%	8/31/2022	NAP
16.24	Property		1	Baymont Inn & Suites - 6390 US-93				4,000,000	As Complete	8/1/2019			59.4%	8/31/2022	NAP
16.25	Property		1	Travelodge - 707 East Webster Street				3,300,000	As Is	8/1/2019			37.7%	8/31/2022	NAP
16.26	Property		1	Travelodge - 777 West Hwy 21				3,400,000	As Is	8/1/2019			49.2%	8/31/2022	NAP
16.27	Property		1	Travelodge - 3522 North Highway 59				1,900,000	As Is	8/1/2019			32.0%	8/31/2022	NAP
16.28	Property		1	Travelodge - 108 6th Avenue				3,100,000	As Is	8/1/2019			65.6%	8/31/2022	NAP
16.29	Property		1	Travelodge - 2200 E South Avenue				3,700,000	As Is	8/1/2019			76.5%	8/31/2022	NAP
16.30	Property		1	Travelodge - 128 South Willow Road				2,700,000	As Is	8/1/2019			66.9%	8/31/2022	NAP
16.31	Property		1	Travelodge - 1005 Highway 285				2,000,000	As Is	8/1/2019			67.2%	8/31/2022	NAP
16.32	Property		1	Days Inn - 3431 14th Avenue				2,500,000	As Is	8/1/2019			43.9%	8/31/2022	NAP
16.33	Property		1	Travelodge - 2505 US 69				1,000,000	As Is	8/1/2019			48.4%	8/31/2022	NAP
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road				3,800,000	As Complete	8/1/2019			64.5%	8/31/2022	NAP
16.35	Property		1	Travelodge - 1706 North Park Drive				1,400,000	As Is	8/1/2019			84.3%	8/31/2022	NAP
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street				2,700,000	As Complete	8/1/2019			45.3%	8/31/2022	NAP
16.37	Property		1	Travelodge - 1177 E 16th Street				1,000,000	As Is	8/1/2019			30.1%	8/31/2022	NAP
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road				2,200,000	As Complete	8/1/2019			50.0%	8/31/2022	NAP
16.39	Property		1	Travelodge - 2407 East Holland Avenue				2,100,000	As Is	8/1/2019			58.2%	8/31/2022	NAP
16.40	Property		1	Travelodge - 620 Souder Road				800,000	As Is	8/1/2019			42.8%	8/31/2022	NAP
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast				1,900,000	As Is	8/1/2019			66.8%	8/31/2022	NAP
16.42	Property		1	Travelodge - 109 East Commerce Street				500,000	As Is	8/1/2019			25.5%	8/31/2022	NAP
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue				400,000	As Is	8/1/2019			69.3%	8/31/2022	NAP
16.44	Property		1	Travelodge - 98 Moffat Avenue				900,000	As Is	8/1/2019			48.0%	8/31/2022	NAP
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	1.41	9.4%	8.6%	187,000,000	As Is	7/1/2022	52.4%	52.4%	87.4%	6/23/2022	No
18	Loan	18	1	Courtyard by Marriott Columbus Easton	2.36	17.7%	16.1%	35,100,000	As Is	9/27/2022	49.9%	49.9%	80.5%	9/30/2022	NAP
19	Loan	5, 29	1	Woodlands Officentre	1.76	15.7%	14.4%	29,100,000	As Complete	1/1/2023	52.5%	46.1%	74.2%	10/18/2022	No
20	Loan	18	1	Sheraton Metairie	2.50	20.5%	17.9%	21,000,000	As Is	2/1/2022	61.6%	46.8%	78.9%	5/31/2022	NAP
21	Loan	10	1	Webster Plaza	1.32	12.5%	10.8%	21,600,000	As Is	9/21/2022	53.6%	47.0%	82.4%	9/22/2022	No
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	1.72	10.4%	9.7%	67,300,000	As Is	5/16/2022	60.9%	60.9%	100.0%	7/29/2022
22.01	Property		1	Autokiniton Industrial - Elkton				44,300,000	As Is	5/16/2022			100.0%	7/29/2022	Yes
22.02	Property		1	Autokiniton Industrial - Bardstown				23,000,000	As Is	5/16/2022			100.0%	7/29/2022	Yes
23	Loan		1	Mini U Storage - Brick	1.55	11.0%	10.9%	22,680,000	As Is	10/3/2022	47.4%	47.4%	91.6%	9/26/2022	NAP
24	Loan	7, 19	1	Saks Fulfillment Center	1.71	10.7%	10.7%	112,900,000	As Is	8/1/2022	53.1%	53.1%	100.0%	8/2/2022	Yes
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	2.29	15.1%	15.1%	29,800,000	As Is	6/10/2022	33.6%	33.6%	86.5%	9/15/2022	No
26	Loan	7, 18, 29	1	Crossgates Commons	1.60	12.9%	11.6%	47,600,000	As Is	4/12/2022	66.8%	54.4%	91.2%	4/1/2022	No
27	Loan	18	1	Comfort Inn Wilmington	1.84	15.8%	14.3%	13,600,000	As Is	8/23/2022	66.8%	58.0%	52.3%	8/31/2022	NAP
28	Loan	10, 16	1	Casa De Palmas	1.99	17.5%	14.8%	14,000,000	As Is	7/14/2022	62.5%	53.7%	87.0%	7/31/2022	NAP
29	Loan		1	Wynwood Retail	2.24	13.7%	13.6%	19,200,000	As Is	7/6/2022	44.8%	44.8%	100.0%	9/1/2022	No
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	1.64	10.7%	10.1%	12,900,000	As Is	9/4/2022	62.0%	62.0%	100.0%	10/5/2022	No
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	2.60	12.3%	12.3%	575,000,000	As Is	1/20/2022	32.6%	32.6%	94.7%	7/22/2022	NAP
32	Loan	18	1	Courtyard Binghamton	2.09	18.3%	16.6%	11,000,000	As Is	6/1/2022	59.5%	51.8%	66.2%	7/31/2022	NAP
33	Loan	20	1	Highland Street Industrial Center	1.40	9.3%	9.0%	10,300,000	As Is	6/29/2022	63.5%	63.5%	100.0%	8/15/2022	No
34	Loan	18, 22	1	Delmont Village	3.53	26.3%	22.9%	10,850,000	As Is	8/1/2022	41.5%	41.5%	96.3%	9/1/2022	No
35	Loan		1	Mini U Storage - Landover Hills	2.25	15.1%	15.0%	14,410,000	As Is	9/28/2022	30.9%	30.9%	87.2%	9/26/2022	NAP
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	1.32	10.2%	10.2%	5,000,000	As Is	Various	69.0%	63.1%	96.8%	7/31/2022
36.01	Property		1	Extra Closet Storage St. Pete				3,000,000	As Is	8/3/2022			97.4%	7/31/2022	NAP
36.02	Property		1	Extra Closet Storage Clearwater				2,000,000	As Is	8/4/2022			96.1%	7/31/2022	NAP
37	Loan	2, 12	1	3921 Sunset Boulevard	1.63	12.4%	11.7%	6,400,000	As Is	8/11/2022	40.6%	40.6%	100.0%	8/9/2022	No

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
					20, 22, 26				20, 22, 28
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	Rialto Distribution LLC	1,106,124	100.0%	10/31/2042	NAP	NAP	NAP	NAP
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio
2.01	Property		1	Converse Plaza	Planet Fitness	29,500	33.5%	6/30/2024	The Fresh Market	17,750	20.2%	1/31/2028
2.02	Property		1	Oak Forest Plaza	Food Lion	47,882	61.1%	8/31/2028	CVS	10,722	13.7%	9/30/2032
2.03	Property		1	Pine Belt Plaza	Food Lion	33,000	42.5%	4/15/2027	CVS	10,125	13.0%	5/31/2033
2.04	Property		1	Spring Valley Commons	Food Lion	45,070	59.8%	12/31/2023	Rainbow USA	6,720	8.9%	1/31/2027
2.05	Property		1	Shelby Plaza	Ollie's	30,000	29.1%	12/31/2032	Tractor Supply Company	26,000	25.2%	11/30/2024
2.06	Property		1	Westgate Plaza	Winn-Dixie	44,000	67.7%	7/19/2025	Bright-N-Clean	2,500	3.8%	2/28/2031
2.07	Property		1	Beaumont Plaza	County of Spartanburg	47,722	79.6%	5/31/2031	CSL Plasma	10,177	17.0%	12/13/2031
2.08	Property		1	North Town Center	La Unica Supermarket	37,487	67.2%	12/31/2031	Beauty & Beauty Enterprises	11,400	20.4%	8/31/2024
2.09	Property		1	Fernwood Plaza	Crunch Fitness	30,000	58.2%	4/30/2038	In Motion Wellness Studio	1,400	2.7%	2/28/2026
2.10	Property		1	Parkmore Plaza	Big Lots	49,968	72.8%	3/31/2031	Cato of Florida	4,000	5.8%	1/31/2025
2.11	Property		1	Reidville Circle	Play it Again Sports	4,400	16.0%	11/30/2025	Trek Bicycles	3,584	13.0%	2/28/2027
2.12	Property		1	Pensacola Plaza	Grocery Advantage Supermarket	42,848	76.4%	8/31/2023	Family Dollar	8,450	15.1%	1/31/2026
2.13	Property		1	Merchant's Plaza	Axcess Healthcare Services	7,451	37.8%	2/28/2025	Basil's Grille	5,691	28.9%	4/30/2024
2.14	Property		1	Cleveland Village	Monterrey Mexican Restaurant	3,600	20.0%	4/30/2024	H&R Block	3,600	20.0%	4/30/2025
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio
3.01	Property		1	Hudson Bridge Crossing	Children's Healthcare of Atlanta, Inc.	17,650	26.3%	6/30/2026	Dollar Tree	10,000	14.9%	11/30/2026
3.02	Property		1	Shoppes at Westgate	Dollar Tree	10,000	21.0%	2/28/2027	Sherwin Williams	4,800	10.1%	12/31/2024
3.03	Property		1	Shoppes at Richland	Dollar Tree	9,500	17.9%	8/31/2027	Shoe Department	4,800	9.0%	1/31/2028
3.04	Property		1	Shoppes at White Knoll	Dollar Tree	10,000	24.9%	10/31/2027	Shoe Department	5,600	14.0%	10/31/2027
3.05	Property		1	Chamblee Village	So Amazing Salon Suites	6,000	15.4%	4/30/2027	Atlanta Eye Center	3,959	10.2%	5/31/2032
3.06	Property		1	Shoppes at Sanford	Rue21	6,000	11.9%	1/31/2024	Shoe Department	5,800	11.5%	10/31/2027
3.07	Property		1	Grandview Station	Dollar Tree	8,000	19.5%	1/31/2027	Shoe Show	5,100	12.4%	2/28/2026
3.08	Property		1	Glenn View Station	Dollar Tree	10,000	17.6%	3/31/2024	NC Beauty Outlet	7,000	12.3%	4/30/2023
3.09	Property		1	Shoppes at Raeford	Dollar Tree	9,000	18.9%	4/30/2026	Petsense	6,000	12.6%	3/31/2033
3.10	Property		1	Shoppes at Oxford	Dollar Tree	8,000	20.2%	1/31/2025	Aaron's	6,400	16.2%	2/29/2024
3.11	Property		1	Shoppes at Goldsboro	Dollar Tree	8,500	20.7%	10/31/2027	Dos Marias	5,000	12.2%	8/31/2026
3.12	Property		1	Village at Red Bridge	Dollar Tree	8,000	30.0%	7/31/2025	El Vaquero Grill	3,000	11.2%	12/31/2024
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2	1	Liberty Park at Tysons	GSA	190,038	84.4%	1/19/2036	USPS	35,000	15.6%	1/31/2023
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	Wells Fargo Bank, NA	18,163	20.1%	10/13/2025	BlackRock Financial Management	14,246	15.8%	1/31/2029
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX
7.01	Property		1	Memphis, TN	Viterra	569,688	41.4%	8/31/2029	Fedex	235,747	17.1%	11/30/2026
7.02	Property		1	Wetumpka, AL	Bella + Canvas, LLC	371,734	50.6%	2/28/2029	Wynn Grain Spice	127,286	17.3%	4/30/2032
7.03	Property		1	Rockford, IL	Amazon	138,400	26.7%	3/31/2027	Timber Industries	93,679	18.1%	5/31/2028
7.04	Property		1	Iowa City, IA	HNI Corporation	317,518	93.0%	6/30/2025	NAP	NAP	NAP	NAP
7.05	Property		1	Versailles, KY	Ledvance, LLC	376,298	47.6%	4/30/2027	McLane Company, Inc.	303,728	38.4%	1/31/2026
8	Loan	1, 7, 11, 23	1	70 Hudson Street	TD Ameritrade	208,396	48.3%	6/30/2033	Fidessa Corporation	78,000	18.1%	12/31/2032
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Orbis Education	23,945	14.7%	6/30/2033	Progressive Casualty Insurance Company	18,395	11.3%	12/31/2025
10	Loan	17, 18, 29	1	50 Dey Street	215 Coles ML, LLC	363,500	100.0%	10/27/2037	NAP	NAP	NAP	NAP
11	Loan	26	1	Vancouver Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio
12.01	Property		1	The Shoppes at Hamilton Place	Ross Dress For Less	30,187	20.3%	1/31/2024	Marshalls	30,000	20.2%	1/31/2028
12.02	Property		1	The Terrace	Academy Sports + Outdoors	73,028	46.2%	6/30/2025	Nordstrom Rack	24,155	15.3%	4/30/2033
12.03	Property		1	Hamilton Corner	DXL Mens Apparel	6,947	10.3%	7/31/2025	Firebirds Wood Fired Grill	6,800	10.1%	5/31/2024
12.04	Property		1	Hamilton Crossing	T.J. Maxx	31,672	32.0%	1/31/2025	Cost Plus World Market	18,150	18.3%	1/31/2027
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio
13.01	Property		1	Fleet Farm Menomonie	Fleet Farm - Menomonie	117,114	100.0%	10/31/2041	NAP	NAP	NAP	NAP
13.02	Property		1	Fleet Farm Cambridge	Fleet Farm - Cambridge	156,521	100.0%	10/31/2041	NAP	NAP	NAP	NAP
14	Loan	18, 26, 29	1	HERE Campus	HSTechnology Solutions, Inc.	14,041	8.7%	7/31/2023	SpineArt USA Inc.	12,058	7.4%	5/31/2027
15	Loan	7, 11, 18	1	The Showboat Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio
16.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
16.15	Property		1	Travelodge - 1110 SE 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.17	Property		1	Travelodge - 800 W Laramie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.29	Property		1	Travelodge - 2200 E South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.32	Property		1	Days Inn - 3431 14th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.37	Property		1	Travelodge - 1177 E 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	The City of New York	67,000	24.9%	10/14/2029	In Touch Group, LLC	51,000	18.9%	9/30/2031
18	Loan	18	1	Courtyard by Marriott Columbus Easton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 29	1	Woodlands Officentre	Faurecia Emissions Control	40,692	17.5%	10/31/2028	Trott Law, P.C.	38,523	16.5%	3/31/2034
20	Loan	18	1	Sheraton Metairie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10	1	Webster Plaza	Town Of Webster	45,246	29.2%	3/31/2032	Savers	31,739	20.5%	7/31/2027
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio
22.01	Property		1	Autokiniton Industrial - Elkton	Tower Automotive Operations USA I,LLC	1,027,033	100.0%	4/30/2039	NAP	NAP	NAP	NAP
22.02	Property		1	Autokiniton Industrial - Bardstown	Tower Automotive Operations USA I,LLC	416,540	100.0%	4/30/2039	NAP	NAP	NAP	NAP
23	Loan		1	Mini U Storage - Brick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	7, 19	1	Saks Fulfillment Center	The Saks Fifth Avenue Fulfillment Center (HBC)	822,771	100.0%	8/1/2047	NAP	NAP	NAP	NAP
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Hilton Home2 & Tru	38,572	39.6%	5/30/2065	Lucky Fish	13,205	13.6%	4/7/2032
26	Loan	7, 18, 29	1	Crossgates Commons	Home Depot	102,680	23.4%	1/31/2025	At Home	82,551	18.8%	10/19/2026
27	Loan	18	1	Comfort Inn Wilmington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	10, 16	1	Casa De Palmas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Wynwood Retail	Miami Mojito Company	6,082	71.5%	2/28/2027	Wynwood Smoke Shop	900	10.6%	12/31/2023
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	Planet Fitness	24,289	27.4%	8/31/2025	Ross Dress for Less	22,300	25.2%	1/31/2031
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	18	1	Courtyard Binghamton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	20	1	Highland Street Industrial Center	Ramzi Haifawi Holdings Co	6,800	14.1%	12/31/2022	J-Zee, Inc.	3,940	8.2%	5/31/2023
34	Loan	18, 22	1	Delmont Village	Planet Fitness	17,453	13.5%	2/28/2027	Citi Trends Inc.	15,400	11.9%	10/29/2027
35	Loan		1	Mini U Storage - Landover Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete
36.01	Property		1	Extra Closet Storage St. Pete	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Extra Closet Storage Clearwater	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	2, 12	1	3921 Sunset Boulevard	Tartine	3,726	56.2%	8/31/2035	TIA	2,900	43.8%	10/31/2028

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
						22			22
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio
2.01	Property		1	Converse Plaza	Tuesday Morning	11,700	13.3%	1/1/2029	Spartanburg Regional Health Services	7,200	8.2%	1/31/2028
2.02	Property		1	Oak Forest Plaza	El Conquistador Mexican Restaurant	3,000	3.8%	8/31/2025	Domino's Pizza	2,000	2.6%	10/31/2024
2.03	Property		1	Pine Belt Plaza	Family Dollar	8,000	10.3%	12/31/2027	Buddy's Home Furnishings	5,040	6.5%	11/30/2024
2.04	Property		1	Spring Valley Commons	Xtreme Boss Fitness	2,400	3.2%	9/30/2024	Bottleking Wine and Spirit	2,000	2.7%	8/31/2024
2.05	Property		1	Shelby Plaza	Planet Fitness	12,750	12.4%	7/31/2025	Aaron's	12,250	11.9%	1/31/2026
2.06	Property		1	Westgate Plaza	Little Caesars	1,500	2.3%	4/30/2024	Subway	1,230	1.9%	7/31/2027
2.07	Property		1	Beaumont Plaza	Advance America	2,080	3.5%	4/30/2024	NAP	NAP	NAP	NAP
2.08	Property		1	North Town Center	TitleMax	2,100	3.8%	10/31/2028	China Garden	1,200	2.2%	10/15/2024
2.09	Property		1	Fernwood Plaza	Sensations Hair Salon	1,400	2.7%	10/31/2023	H&R Block	1,400	2.7%	4/30/2025
2.10	Property		1	Parkmore Plaza	AT&T	2,100	3.1%	4/30/2023	New Jin Jin Chinese Restaurant	1,800	2.6%	6/30/2030
2.11	Property		1	Reidville Circle	Shane's Rib Shack	2,910	10.6%	1/31/2027	Whippersnappers Kids & Maternity Resale Boutique	2,742	10.0%	7/31/2026
2.12	Property		1	Pensacola Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Merchant's Plaza	ManpowerGroup US	1,576	8.0%	9/30/2024	Birth Tissue Donor Services of Tennessee	1,400	7.1%	4/30/2024
2.14	Property		1	Cleveland Village	Personnel Solutions	2,400	13.3%	8/31/2023	Smoker's Cabinet	1,500	8.3%	2/29/2032
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio
3.01	Property		1	Hudson Bridge Crossing	Shoe Department	5,000	7.5%	9/30/2023	Massage Envy	4,000	6.0%	12/31/2026
3.02	Property		1	Shoppes at Westgate	Shoe Department	4,700	9.9%	3/31/2028	San Felipe	4,000	8.4%	2/28/2027
3.03	Property		1	Shoppes at Richland	Maurices	4,800	9.0%	3/31/2025	Dancing Crab	4,000	7.5%	10/31/2031
3.04	Property		1	Shoppes at White Knoll	Chapala Mexican Restaurant	4,400	11.0%	8/31/2023	Hwy 55 Burgers, Shakes and Fries	2,000	5.0%	12/31/2024
3.05	Property		1	Chamblee Village	Georgia Clinic Urgent Care	3,500	9.0%	1/31/2033	MetroPCS	2,800	7.2%	1/31/2025
3.06	Property		1	Shoppes at Sanford	King Chinese Buffet	5,000	9.9%	1/31/2028	Gamestop	2,400	4.8%	1/31/2028
3.07	Property		1	Grandview Station	Hopscotch Health	4,500	10.9%	10/31/2032	New China Buffet	3,500	8.5%	11/30/2026
3.08	Property		1	Glenn View Station	Del Rancho	5,000	8.8%	1/31/2028	Magic Discounts	5,000	8.8%	5/31/2024
3.09	Property		1	Shoppes at Raeford	JRL Beauty, Inc.	5,000	10.5%	5/31/2024	Carolinas Dentist	4,800	10.1%	4/30/2029
3.10	Property		1	Shoppes at Oxford	Toros Cantina	5,200	13.1%	11/30/2023	CATO Fashions	4,000	10.1%	1/31/2026
3.11	Property		1	Shoppes at Goldsboro	A1 Business Center	2,000	4.9%	3/31/2024	Dough Boy's	2,000	4.9%	4/30/2023
3.12	Property		1	Village at Red Bridge	La Casa De Los Churros	2,100	7.9%	8/31/2027	AT&T	1,600	6.0%	2/28/2026
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2	1	Liberty Park at Tysons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	Candlestick Capital Management	9,295	10.3%	1/31/2030	Amulet Capital Partners LP	8,362	9.3%	2/28/2030
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX
7.01	Property		1	Memphis, TN	USPS	101,162	7.4%	5/31/2023	NAP	NAP	NAP	NAP
7.02	Property		1	Wetumpka, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Rockford, IL	Ryder	52,917	10.2%	9/28/2024	NAP	NAP	NAP	NAP
7.04	Property		1	Iowa City, IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Versailles, KY	Bourbon Pallet Dreams LLC	14,235	1.8%	12/31/2023	NAP	NAP	NAP	NAP
8	Loan	1, 7, 11, 23	1	70 Hudson Street	Federal Home Loan Bank of New York	52,041	12.1%	12/31/2033	Gucci America, Inc.	51,824	12.0%	12/31/2029
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Rapid Response Monitoring Services	13,481	8.3%	7/31/2029	Amica Mutual Insurance Company	12,451	7.6%	9/30/2027
10	Loan	17, 18, 29	1	50 Dey Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	26	1	Vancouver Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio
12.01	Property		1	The Shoppes at Hamilton Place	Bed Bath & Beyond	28,000	18.8%	1/31/2027	Five Below	8,838	5.9%	1/31/2030
12.02	Property		1	The Terrace	Party City	20,841	13.2%	1/31/2025	DSW	15,110	9.6%	1/31/2025
12.03	Property		1	Hamilton Corner	Sola Salon Studios	6,194	9.2%	6/30/2028	LOFT	6,000	8.9%	1/31/2026
12.04	Property		1	Hamilton Crossing	Guitar Center	10,307	10.4%	9/30/2025	Skechers	8,129	8.2%	7/31/2023
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio
13.01	Property		1	Fleet Farm Menomonie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	Fleet Farm Cambridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	18, 26, 29	1	HERE Campus	Altec Products, Inc.	10,710	6.6%	6/30/2024	MemorialCare Home Health, LLC	9,062	5.6%	6/30/2025
15	Loan	7, 11, 18	1	The Showboat Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio
16.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
16.15	Property		1	Travelodge - 1110 SE 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.17	Property		1	Travelodge - 800 W Laramie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.29	Property		1	Travelodge - 2200 E South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.32	Property		1	Days Inn - 3431 14th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.37	Property		1	Travelodge - 1177 E 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	E-Lo Sportswear, LLC	34,000	12.6%	8/31/2027	Situation Marketing, LLC	17,000	6.3%	5/31/2026
18	Loan	18	1	Courtyard by Marriott Columbus Easton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 29	1	Woodlands Officentre	Open Dealer Exchange	26,047	11.2%	5/31/2024	Attorneys Title Agency	22,945	9.8%	3/31/2027
20	Loan	18	1	Sheraton Metairie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10	1	Webster Plaza	Pet Supplies Plus	12,899	8.3%	5/31/2026	Proietti's Italian Restaurant	4,000	2.6%	3/31/2025
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio
22.01	Property		1	Autokiniton Industrial - Elkton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Autokiniton Industrial - Bardstown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Mini U Storage - Brick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	7, 19	1	Saks Fulfillment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Oceanic	12,173	12.5%	10/17/2028	Alvin's Island	10,158	10.4%	10/18/2040
26	Loan	7, 18, 29	1	Crossgates Commons	Urban Air	44,089	10.0%	4/30/2033	Michaels	31,480	7.2%	8/1/2027
27	Loan	18	1	Comfort Inn Wilmington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	10, 16	1	Casa De Palmas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Wynwood Retail	Zazzy's Pizza	800	9.4%	7/31/2026	KONOS Gelato	722	8.5%	9/30/2026
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	dd's DISCOUNTS Store	18,477	20.9%	1/31/2031	Aldi	17,500	19.8%	5/31/2031
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	18	1	Courtyard Binghamton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	20	1	Highland Street Industrial Center	J.R. Roofing	3,600	7.5%	6/30/2023	Preppal LLC	2,400	5.0%	3/31/2023
34	Loan	18, 22	1	Delmont Village	Oak St Health	11,812	9.1%	6/30/2031	Piccadilly Holdings LLC-DV	10,200	7.9%	8/31/2024
35	Loan		1	Mini U Storage - Landover Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete
36.01	Property		1	Extra Closet Storage St. Pete	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Extra Closet Storage Clearwater	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	2, 12	1	3921 Sunset Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
						22									16
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	NAP	NAP	NAP	NAP	10/24/2022	NAP	10/24/2022	10/24/2022	18%	No	Fee
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio
2.01	Property		1	Converse Plaza	Gerhard's Cafe	5,400	6.1%	12/31/2022	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.02	Property		1	Oak Forest Plaza	AFULLER.impressions	1,600	2.0%	6/30/2024	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.03	Property		1	Pine Belt Plaza	World Finance Corporation of Columbia	4,000	5.1%	3/31/2023	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.04	Property		1	Spring Valley Commons	Two Notch Tobacco & Vapor	1,600	2.1%	8/31/2026	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.05	Property		1	Shelby Plaza	Rent-a-Center	5,000	4.8%	12/31/2025	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.06	Property		1	Westgate Plaza	Southern Liquor and Tobacco	1,200	1.8%	12/31/2027	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.07	Property		1	Beaumont Plaza	NAP	NAP	NAP	NAP	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.08	Property		1	North Town Center	Southern Finance of South Carolina	1,200	2.2%	2/28/2025	9/20/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.09	Property		1	Fernwood Plaza	Gateway Travel	1,050	2.0%	3/31/2024	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.10	Property		1	Parkmore Plaza	The UPS Store	1,500	2.2%	4/30/2026	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.11	Property		1	Reidville Circle	Blue Mist Homes	2,240	8.2%	1/28/2028	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.12	Property		1	Pensacola Plaza	NAP	NAP	NAP	NAP	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.13	Property		1	Merchant's Plaza	Velma's Beauty Salon and Consulting Firm	1,400	7.1%	6/30/2025	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
2.14	Property		1	Cleveland Village	Medequip	1,200	6.7%	1/31/2025	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio
3.01	Property		1	Hudson Bridge Crossing	Rainbow	4,000	6.0%	6/30/2027	9/23/2022	NAP	9/23/2022	NAP	NAP	No	Fee
3.02	Property		1	Shoppes at Westgate	Six Happiness, Inc	4,000	8.4%	10/31/2023	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.03	Property		1	Shoppes at Richland	Ferrando's Pizza	2,800	5.3%	1/31/2026	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.04	Property		1	Shoppes at White Knoll	Hibachi Express	1,600	4.0%	12/31/2027	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.05	Property		1	Chamblee Village	Gamestop	2,700	6.9%	8/31/2023	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.06	Property		1	Shoppes at Sanford	Athlete's Foot	2,400	4.8%	4/30/2027	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.07	Property		1	Grandview Station	Luisa's Italian Restaurant & Pizzeria	3,200	7.8%	11/30/2023	9/26/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.08	Property		1	Glenn View Station	Shoe Show	3,800	6.7%	MTM	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.09	Property		1	Shoppes at Raeford	Black Friday Shoes Plus	3,150	6.6%	6/30/2027	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.10	Property		1	Shoppes at Oxford	Shoe Show	3,150	8.0%	MTM	9/23/2022	NAP	9/23/2022	NAP	NAP	No	Fee
3.11	Property		1	Shoppes at Goldsboro	Wayne County ABC	1,600	3.9%	2/28/2023	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
3.12	Property		1	Village at Red Bridge	Pizza & Beyond, Inc	1,600	6.0%	2/28/2023	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	NAP	NAP	NAP	NAP	10/5/2022	NAP	10/5/2022	NAP	NAP	No	Fee
5	Loan	2	1	Liberty Park at Tysons	NAP	NAP	NAP	NAP	10/13/2022	NAP	10/11/2022	NAP	NAP	Yes - A	Fee
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	Warren Tricomi Greenwich, Inc	6,629	7.3%	12/31/2032	11/4/2022	NAP	10/19/2022	NAP	NAP	No	Fee
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX
7.01	Property		1	Memphis, TN	NAP	NAP	NAP	NAP	6/21/2022	NAP	6/21/2022	6/21/2022	16%	Yes - AE	Fee
7.02	Property		1	Wetumpka, AL	NAP	NAP	NAP	NAP	6/21/2022	NAP	6/21/2022	NAP	NAP	Yes - AE	Fee
7.03	Property		1	Rockford, IL	NAP	NAP	NAP	NAP	6/21/2022	NAP	6/21/2022	NAP	NAP	No	Fee
7.04	Property		1	Iowa City, IA	NAP	NAP	NAP	NAP	6/21/2022	NAP	6/21/2022	NAP	NAP	No	Fee
7.05	Property		1	Versailles, KY	NAP	NAP	NAP	NAP	6/21/2022	NAP	6/21/2022	NAP	NAP	No	Fee
8	Loan	1, 7, 11, 23	1	70 Hudson Street	New Jersey CVS Pharmacy, LLC	11,659	2.7%	10/31/2038	10/24/2022	NAP	10/24/2022	NAP	NAP	Yes - AE	Fee
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Toyota Financial Savings Bank	12,028	7.4%	2/29/2024	7/5/2022	NAP	7/6/2022	NAP	NAP	No	Fee
10	Loan	17, 18, 29	1	50 Dey Street	NAP	NAP	NAP	NAP	10/4/2022	NAP	10/4/2022	NAP	NAP	No	Fee
11	Loan	26	1	Vancouver Pointe	NAP	NAP	NAP	NAP	7/12/2022	NAP	7/12/2022	7/12/2022	5%	No	Fee
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio
12.01	Property		1	The Shoppes at Hamilton Place	Carrabba's Italian Grill	6,364	4.3%	5/31/2023	4/7/2022	NAP	4/8/2022	NAP	NAP	No	Fee
12.02	Property		1	The Terrace	Old Navy	14,810	9.4%	4/30/2027	4/7/2022	NAP	4/7/2022	NAP	NAP	No	Fee
12.03	Property		1	Hamilton Corner	Bonefish Grill	5,500	8.2%	10/31/2024	4/8/2022	NAP	4/8/2022	NAP	NAP	No	Fee
12.04	Property		1	Hamilton Crossing	Rock Creek Outfitters	7,500	7.6%	7/31/2025	4/6/2022	NAP	4/6/2022	NAP	NAP	No	Fee
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio
13.01	Property		1	Fleet Farm Menomonie	NAP	NAP	NAP	NAP	3/31/2022	NAP	3/28/2022	NAP	NAP	No	Fee
13.02	Property		1	Fleet Farm Cambridge	NAP	NAP	NAP	NAP	3/30/2022	NAP	3/28/2022	NAP	NAP	No	Fee
14	Loan	18, 26, 29	1	HERE Campus	Envision Capital Group, LLC	6,408	3.9%	6/30/2023	7/14/2022	NAP	7/14/2022	9/6/2022	12%	No	Fee
15	Loan	7, 11, 18	1	The Showboat Hotel	NAP	NAP	NAP	NAP	10/19/2022	NAP	10/13/2022	NAP	NAP	Yes - A8	Fee
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio
16.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	4/9/2019	NAP	8/19/2019	NAP	NAP	No	Fee / Leasehold
16.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	4/3/2019	NAP	4/5/2019	NAP	NAP	No	Fee
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	NAP	NAP	NAP	NAP	4/3/2019	NAP	4/4/2019	NAP	NAP	No	Fee
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	4/3/2019	NAP	4/2/2019	11/26/2019	5%	No	Fee
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	4/10/2019	NAP	4/22/2019	NAP	NAP	No	Fee
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	NAP	NAP	NAP	NAP	4/5/2019	NAP	4/5/2019	11/26/2019	9%	No	Fee
16.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee
16.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	4/9/2019	NAP	4/10/2019	NAP	NAP	No	Fee
16.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	No	Fee
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	4/4/2019	NAP	4/5/2019	NAP	NAP	No	Fee
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	4/22/2019	NAP	4/23/2019	NAP	NAP	No	Fee
16.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	Yes - AE	Fee

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
16.15	Property		1	Travelodge - 1110 SE 4th Street	NAP	NAP	NAP	NAP	4/11/2019	NAP	4/22/2019	NAP	NAP	No	Fee
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	4/4/2019	NAP	4/2/2019	NAP	NAP	Yes - AE	Fee
16.17	Property		1	Travelodge - 800 W Laramie Street	NAP	NAP	NAP	NAP	4/9/2019	NAP	4/9/2019	NAP	NAP	No	Fee
16.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	4/11/2019	NAP	4/23/2019	NAP	NAP	No	Fee
16.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	4/10/2019	NAP	4/22/2019	NAP	NAP	No	Fee
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	4/10/2019	NAP	4/4/2019	NAP	NAP	No	Fee
16.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	4/9/2019	NAP	4/19/2019	NAP	NAP	No	Fee
16.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	4/8/2019	NAP	4/18/2019	NAP	NAP	No	Fee
16.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	4/8/2019	NAP	4/9/2019	NAP	NAP	No	Fee
16.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	4/22/2019	NAP	4/22/2019	11/26/2019	7%	No	Fee
16.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee
16.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	Yes - D	Fee
16.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	4/9/2019	NAP	4/18/2019	NAP	NAP	No	Fee
16.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	4/9/2019	NAP	4/5/2019	NAP	NAP	No	Fee
16.29	Property		1	Travelodge - 2200 E South Avenue	NAP	NAP	NAP	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee
16.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	Yes - AO	Fee
16.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee
16.32	Property		1	Days Inn - 3431 14th Avenue	NAP	NAP	NAP	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	No	Fee
16.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	4/9/2019	NAP	4/19/2019	NAP	NAP	No	Fee
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	4/15/2019	NAP	4/11/2019	NAP	NAP	No	Fee
16.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	4/5/2019	NAP	4/19/2019	NAP	NAP	Yes - AE	Fee
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	NAP	NAP	NAP	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee
16.37	Property		1	Travelodge - 1177 E 16th Street	NAP	NAP	NAP	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	4/8/2019	NAP	4/8/2019	10/8/2019	8%	No	Fee
16.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	4/5/2019	NAP	4/5/2019	NAP	NAP	No	Fee
16.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	4/8/2019	NAP	4/11/2019	NAP	NAP	No	Fee
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee
16.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	4/22/2019	NAP	4/8/2019	10/8/2019	4%	No	Fee
16.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	4/11/2019	NAP	4/22/2019	NAP	NAP	No	Fee
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	Severud Assoc	17,000	6.3%	12/31/2032	6/29/2022	NAP	6/29/2022	NAP	NAP	No	Fee
18	Loan	18	1	Courtyard by Marriott Columbus Easton	NAP	NAP	NAP	NAP	10/5/2022	NAP	10/6/2022	NAP	NAP	No	Fee
19	Loan	5, 29	1	Woodlands Officentre	DiaMedical USA, LLC	13,727	5.9%	2/28/2029	10/12/2022	NAP	10/12/2022	NAP	NAP	No	Fee
20	Loan	18	1	Sheraton Metairie	NAP	NAP	NAP	NAP	2/4/2022	NAP	2/4/2022	NAP	NAP	Yes - AE, A1-A30	Fee
21	Loan	10	1	Webster Plaza	KeyBank	3,980	2.6%	5/31/2023	10/7/2022	NAP	10/7/2022	NAP	NAP	No	Fee
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio
22.01	Property		1	Autokiniton Industrial - Elkton	NAP	NAP	NAP	NAP	11/17/2021	3/15/2022	6/3/2022	NAP	NAP	No	Fee
22.02	Property		1	Autokiniton Industrial - Bardstown	NAP	NAP	NAP	NAP	11/5/2021	NAP	6/2/2022	NAP	NAP	No	Fee
23	Loan		1	Mini U Storage - Brick	NAP	NAP	NAP	NAP	10/11/2022	NAP	10/11/2022	NAP	NAP	No	Fee
24	Loan	7, 19	1	Saks Fulfillment Center	NAP	NAP	NAP	NAP	6/23/2022	NAP	6/23/2022	NAP	NAP	No	Fee
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Pompano Beach House	10,141	10.4%	6/22/2038	6/9/2022	NAP	6/8/2022	NAP	NAP	Yes - VE	Leasehold
26	Loan	7, 18, 29	1	Crossgates Commons	American Freight Outlet	23,510	5.4%	6/30/2023	4/20/2022	NAP	4/20/2022	NAP	NAP	No	Fee
27	Loan	18	1	Comfort Inn Wilmington	NAP	NAP	NAP	NAP	9/6/2022	NAP	9/6/2022	NAP	NAP	No	Fee
28	Loan	10, 16	1	Casa De Palmas	NAP	NAP	NAP	NAP	7/21/2022	NAP	7/21/2022	NAP	NAP	No	Fee / Leasehold
29	Loan		1	Wynwood Retail	NAP	NAP	NAP	NAP	8/29/2022	NAP	8/29/2022	NAP	NAP	No	Fee
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	BMV Indiana	6,000	6.8%	12/15/2026	9/27/2022	NAP	9/27/2022	NAP	NAP	No	Fee
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	NAP	NAP	NAP	NAP	1/20/2022	NAP	1/19/2022	NAP	NAP	No	Fee
32	Loan	18	1	Courtyard Binghamton	NAP	NAP	NAP	NAP	6/27/2022	NAP	6/27/2022	NAP	NAP	No	Fee
33	Loan	20	1	Highland Street Industrial Center	Diamond Transportation	1,800	3.7%	6/30/2023	5/17/2022	NAP	5/24/2022	NAP	NAP	No	Fee
34	Loan	18, 22	1	Delmont Village	Rainbow	9,075	7.0%	1/31/2024	8/2/2022	NAP	8/2/2022	NAP	NAP	Yes - AE	Fee
35	Loan		1	Mini U Storage - Landover Hills	NAP	NAP	NAP	NAP	10/11/2022	NAP	10/11/2022	NAP	NAP	No	Fee
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete
36.01	Property		1	Extra Closet Storage St. Pete	NAP	NAP	NAP	NAP	8/8/2022	NAP	8/5/2022	NAP	NAP	No	Fee
36.02	Property		1	Extra Closet Storage Clearwater	NAP	NAP	NAP	NAP	8/5/2022	NAP	8/5/2022	NAP	NAP	No	Fee
37	Loan	2, 12	1	3921 Sunset Boulevard	NAP	NAP	NAP	NAP	8/31/2022	NAP	8/16/2022	8/31/2022	11%	No	Fee

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
									17	18	17	18	17
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	NAP	NAP	NAP	NAP	514,722	128,681	122,072	61,036	0
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio					1,033,099	102,471	311,191	23,938	0
2.01	Property		1	Converse Plaza	NAP	NAP	NAP	NAP
2.02	Property		1	Oak Forest Plaza	NAP	NAP	NAP	NAP
2.03	Property		1	Pine Belt Plaza	NAP	NAP	NAP	NAP
2.04	Property		1	Spring Valley Commons	NAP	NAP	NAP	NAP
2.05	Property		1	Shelby Plaza	NAP	NAP	NAP	NAP
2.06	Property		1	Westgate Plaza	NAP	NAP	NAP	NAP
2.07	Property		1	Beaumont Plaza	NAP	NAP	NAP	NAP
2.08	Property		1	North Town Center	NAP	NAP	NAP	NAP
2.09	Property		1	Fernwood Plaza	NAP	NAP	NAP	NAP
2.10	Property		1	Parkmore Plaza	NAP	NAP	NAP	NAP
2.11	Property		1	Reidville Circle	NAP	NAP	NAP	NAP
2.12	Property		1	Pensacola Plaza	NAP	NAP	NAP	NAP
2.13	Property		1	Merchant's Plaza	NAP	NAP	NAP	NAP
2.14	Property		1	Cleveland Village	NAP	NAP	NAP	NAP
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio					551,903	87,604	248,209	39,398	0
3.01	Property		1	Hudson Bridge Crossing	NAP	NAP	NAP	NAP
3.02	Property		1	Shoppes at Westgate	NAP	NAP	NAP	NAP
3.03	Property		1	Shoppes at Richland	NAP	NAP	NAP	NAP
3.04	Property		1	Shoppes at White Knoll	NAP	NAP	NAP	NAP
3.05	Property		1	Chamblee Village	NAP	NAP	NAP	NAP
3.06	Property		1	Shoppes at Sanford	NAP	NAP	NAP	NAP
3.07	Property		1	Grandview Station	NAP	NAP	NAP	NAP
3.08	Property		1	Glenn View Station	NAP	NAP	NAP	NAP
3.09	Property		1	Shoppes at Raeford	NAP	NAP	NAP	NAP
3.10	Property		1	Shoppes at Oxford	NAP	NAP	NAP	NAP
3.11	Property		1	Shoppes at Goldsboro	NAP	NAP	NAP	NAP
3.12	Property		1	Village at Red Bridge	NAP	NAP	NAP	NAP
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	NAP	NAP	NAP	NAP	319,655	225,000	0	Springing	0
5	Loan	2	1	Liberty Park at Tysons	NAP	NAP	NAP	NAP	0	Springing	485	242	0
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	NAP	NAP	NAP	NAP	58,167	58,167	0	Springing	0
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX					257,137	56,408	0	Springing	0
7.01	Property		1	Memphis, TN	NAP	NAP	NAP	NAP
7.02	Property		1	Wetumpka, AL	NAP	NAP	NAP	NAP
7.03	Property		1	Rockford, IL	NAP	NAP	NAP	NAP
7.04	Property		1	Iowa City, IA	NAP	NAP	NAP	NAP
7.05	Property		1	Versailles, KY	NAP	NAP	NAP	NAP
8	Loan	1, 7, 11, 23	1	70 Hudson Street	NAP	NAP	NAP	NAP	263,338	131,669	313,920	26,160	0
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	NAP	NAP	NAP	NAP	36,638	18,319	0	Springing	571,750
10	Loan	17, 18, 29	1	50 Dey Street	NAP	NAP	NAP	NAP	24,713	12,357	0	Springing	0
11	Loan	26	1	Vancouver Pointe	NAP	NAP	NAP	NAP	16,520	16,520	72,315	10,677	384,000
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio					628,712	125,742	0	Springing	0
12.01	Property		1	The Shoppes at Hamilton Place	NAP	NAP	NAP	NAP
12.02	Property		1	The Terrace	NAP	NAP	NAP	NAP
12.03	Property		1	Hamilton Corner	NAP	NAP	NAP	NAP
12.04	Property		1	Hamilton Crossing	NAP	NAP	NAP	NAP
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio					0	Springing	0	Springing	350,000
13.01	Property		1	Fleet Farm Menomonie	NAP	NAP	NAP	NAP
13.02	Property		1	Fleet Farm Cambridge	NAP	NAP	NAP	NAP
14	Loan	18, 26, 29	1	HERE Campus	NAP	NAP	NAP	NAP	219,500	43,900	19,088	Springing	277,499
15	Loan	7, 11, 18	1	The Showboat Hotel	NAP	NAP	NAP	NAP	60,555	30,278	781,087	97,636	0
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio					436,502	160,955	790,391	116,681	0
16.01	Property		1	Travelodge - 2307 Wyoming Avenue	1/30/2028	None	30,000	No
16.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	NAP	NAP	NAP	NAP
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	NAP	NAP	NAP	NAP
16.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP
16.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP
16.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP
16.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
16.15	Property		1	Travelodge - 1110 SE 4th Street	NAP	NAP	NAP	NAP
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP
16.17	Property		1	Travelodge - 800 W Laramie Street	NAP	NAP	NAP	NAP
16.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP
16.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP
16.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP
16.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP
16.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP
16.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP
16.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP
16.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP
16.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP
16.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP
16.29	Property		1	Travelodge - 2200 E South Avenue	NAP	NAP	NAP	NAP
16.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP
16.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP
16.32	Property		1	Days Inn - 3431 14th Avenue	NAP	NAP	NAP	NAP
16.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP
16.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	NAP	NAP	NAP	NAP
16.37	Property		1	Travelodge - 1177 E 16th Street	NAP	NAP	NAP	NAP
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP
16.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP
16.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP
16.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP
16.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	NAP	NAP	NAP	NAP	1,080,225	270,056	0	Springing	0
18	Loan	18	1	Courtyard by Marriott Columbus Easton	NAP	NAP	NAP	NAP	145,488	48,496	0	Springing	0
19	Loan	5, 29	1	Woodlands Officentre	NAP	NAP	NAP	NAP	144,494	36,124	8,345	2,782	0
20	Loan	18	1	Sheraton Metairie	NAP	NAP	NAP	NAP	114,991	22,998	97,353	19,471	0
21	Loan	10	1	Webster Plaza	NAP	NAP	NAP	NAP	73,489	26,679	12,867	6,434	2,583
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio					0	Springing	0	Springing	0
22.01	Property		1	Autokiniton Industrial - Elkton	NAP	NAP	NAP	NAP
22.02	Property		1	Autokiniton Industrial - Bardstown	NAP	NAP	NAP	NAP
23	Loan		1	Mini U Storage - Brick	NAP	NAP	NAP	NAP	24,268	12,134	12,595	1,574	726
24	Loan	7, 19	1	Saks Fulfillment Center	NAP	NAP	NAP	NAP	117,913	Springing	61,924	Springing	0
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Various	None	412,990	Yes	0	Springing	7,924	3,962	0
26	Loan	7, 18, 29	1	Crossgates Commons	NAP	NAP	NAP	NAP	868,132	144,689	0	Springing	0
27	Loan	18	1	Comfort Inn Wilmington	NAP	NAP	NAP	NAP	0	4,316	15,916	7,958	50,000
28	Loan	10, 16	1	Casa De Palmas	3/19/2047	1, 24-year extension option	8,000	No	236,667	29,583	30,347	15,173	0
29	Loan		1	Wynwood Retail	NAP	NAP	NAP	NAP	144,568	12,047	25,867	6,467	17,111
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	NAP	NAP	NAP	NAP	48,772	24,386	25,687	3,211	50,000
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	NAP	NAP	NAP	NAP	919,476	459,738	0	Springing	850,000
32	Loan	18	1	Courtyard Binghamton	NAP	NAP	NAP	NAP	111,112	15,873	0	3,254	0
33	Loan	20	1	Highland Street Industrial Center	NAP	NAP	NAP	NAP	0	5,148	0	1,765	0
34	Loan	18, 22	1	Delmont Village	NAP	NAP	NAP	NAP	26,505	2,104	0	Springing	0
35	Loan		1	Mini U Storage - Landover Hills	NAP	NAP	NAP	NAP	37,918	9,480	12,045	1,506	0
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete					36,361	3,306	0	Springing	82,250
36.01	Property		1	Extra Closet Storage St. Pete	NAP	NAP	NAP	NAP
36.02	Property		1	Extra Closet Storage Clearwater	NAP	NAP	NAP	NAP
37	Loan	2, 12	1	3921 Sunset Boulevard	NAP	NAP	NAP	NAP	24,892	4,978	0	Springing	0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					18	19	17	18	19	17	18	19	17	17	18
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	9,218	0	0	0	0	0	0	0	8,125	9,452,054	Springing
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	14,081	0	2,500,000	Springing	2,500,000	0	0	0	697,803	252,477	Springing
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	6,875	412,480	1,000,000	Springing	1,000,000	0	0	0	42,313	1,325,497	0
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	104,058	2,000,000	0	0	0	0	0	0	0	0	0
5	Loan	2	1	Liberty Park at Tysons	Springing	0	0	Springing	0	0	0	0	0	0	0
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	2,031	0	0	15,045	541,608	0	0	0	0	2,444,973	0
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	31,336	1,130,000	3,000,000	Springing	1,500,000	0	0	0	319,158	6,290,083	0
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	5,391	0	0	0	0	0	0	0	0	306,422	0
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Springing	571,750	3,000,000	Springing	3,000,000	0	0	0	0	625,730	0
10	Loan	17, 18, 29	1	50 Dey Street	4,544	0	0	0	0	0	0	0	931,086	2,000,000	0
11	Loan	26	1	Vancouver Pointe	Springing	384,000	0	0	0	0	0	0	0	0	0
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	5,836	0	0	38,909	0	0	0	0	0	0	0
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	Springing	200,000	1,000,000	Springing	0	0	0	0	0	150,000	Springing
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	0	0	3,500,000	Springing	2,000,000	0	0	0	0	655,528	0
15	Loan	7, 11, 18	1	The Showboat Hotel	46,128	0	0	0	0	0	0	0	255,300	12,086,099	50,273
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	235,965	0	0	0	0	0	0	0	2,014,340	14,917,247	0
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway
A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	4,487	100,000	0	22,436	1,346,165	0	0	0	0	0	Springing
18	Loan	18	1	Courtyard by Marriott Columbus Easton	20,365	0	0	0	0	0	0	0	0	0	0
19	Loan	5, 29	1	Woodlands Officentre	4,858	0	750,000	34,003	2,500,000	0	0	0	0	128,690	0
20	Loan	18	1	Sheraton Metairie	Springing	0	0	0	0	0	0	0	0	1,332,500	Springing
21	Loan	10	1	Webster Plaza	2,583	0	13,585	13,585	0	0	0	0	618,750	10,605	0
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	Springing	0	0	0	0	0	0	0	0	0	0
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	726	0	0	0	0	0	0	0	0	0	0
24	Loan	7, 19	1	Saks Fulfillment Center	Springing	0	0	Springing	0	0	0	0	0	0	0
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Springing	0	0	Springing	0	0	0	0	0	393,952	34,476
26	Loan	7, 18, 29	1	Crossgates Commons	8,411	0	2,259,150	43,881	3,300,000	0	0	0	0	417,579	0
27	Loan	18	1	Comfort Inn Wilmington	10,834	0	0	0	0	0	0	0	12,813	280,170	0
28	Loan	10, 16	1	Casa De Palmas	19,410	0	0	0	0	200,000	41,449	0	0	138,356	667
29	Loan		1	Wynwood Retail	106	0	0	709	0	0	0	0	3,125	500,000	0
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	Springing	0	250,000	Springing	0	0	0	0	49,100	0	0
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	0	0	0	0	0	0	0	0	0	12,778,500	Springing
32	Loan	18	1	Courtyard Binghamton	8,593	0	0	0	0	0	0	0	0	102,000	Springing
33	Loan	20	1	Highland Street Industrial Center	443	0	200,000	Springing	200,000	0	0	0	27,875	58,667	0
34	Loan	18, 22	1	Delmont Village	3,336	0	0	5,380	0	0	0	0	0	197,375	0
35	Loan		1	Mini U Storage - Landover Hills	0	0	0	0	0	0	0	0	0	0	0
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	247	0	0	0	0	0	0	0	54,000	0	0
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	Springing	0	0	Springing	0	0	0	0	0	0	0

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	Rent Abatement Reserve (Upfront: $9,402,054), Litigation Reserve (Upfront: $50,000, Monthly: Springing)
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	Rent Concession Reserve (Upfront: $131,316.67), Tractor Supply Reserve (Upfront: $121,160), Major Tenant Reserve (Monthly: Springing)
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	Unfunded Tenant Obligations Reserve ($1,050,196.81), Free Rent Reserve ($275,299.76)
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center
5	Loan	2	1	Liberty Park at Tysons
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	Atomyze Holdback Reserve ($1,500,000), Free Rent Reserve ($742,653.18), Unfunded Obligations Reserve ($202,320)
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	Earn-out Reserve ($5,000,000), Unfunded Obligations Reserve ($1,290,083)
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	Rent Abatement Reserve ($200,000.00), Maman Reserve ($106,421.76)
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Rent Concession Reserve ($367,884.99), Title Escrow ($257,844.61)
10	Loan	17, 18, 29	1	50 Dey Street	Renovation Reserve
11	Loan	26	1	Vancouver Pointe
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	Restoration Reserve
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	Free Rent Reserve ($336,439.20), Outstanding TI/LC Reserve ($319,089.08)
15	Loan	7, 11, 18	1	The Showboat Hotel	Room Renovation Reserve (Upfront: $10,755,069), Podium Renovation Reserve (Upfront: $727,752), Seasonality Reserve (Upfront: $603,278, Monthly: $50,273.13)
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	Railroad Contract Renewal Reserve ($7,000,000), Post-Closing Obligation Reserve ($500,000), PIP Reserve ($7,417,247)
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	Specified Tenant Reserve
18	Loan	18	1	Courtyard by Marriott Columbus Easton
19	Loan	5, 29	1	Woodlands Officentre	Prepaid Rent Reserve ($64,345), Abated Rent Reserve ($64,345)
20	Loan	18	1	Sheraton Metairie	PIP Reserve
21	Loan	10	1	Webster Plaza	Rent Concession Reserve
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick
24	Loan	7, 19	1	Saks Fulfillment Center
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Pompano Beach Hotel Reserve (Upfront: $325,000), Ground Rent Reserve (Upfront: $68,951.67, Monthly: $34,475.83), Alvin's Island Rollover Reserve (Monthly: Springing), Pompano Beach House Rollover Reserve (Monthly: Springing), Sweep Oceanic Rollover Reserve (Monthly: Springing)
26	Loan	7, 18, 29	1	Crossgates Commons	Planet Fitness TI Reserve ($375,000), HVAC Reserve ($42,579)
27	Loan	18	1	Comfort Inn Wilmington	PIP Reserve
28	Loan	10, 16	1	Casa De Palmas	PIP Reserve (Upfront: $134,356), Ground Rent Reserve (Upfront: $4,000.02, Monthly: $666.67)
29	Loan		1	Wynwood Retail	Enforcement Lien Reserve ($450,000), Outstanding Violation Reserve ($50,000)
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	Unit Upgrade Reserve (Upfront: $7,858,500), Supplemental Income Reserve (Upfront: $4,920,000; Monthly: Springing)
32	Loan	18	1	Courtyard Binghamton	PIP Reserve
33	Loan	20	1	Highland Street Industrial Center	Holdback Reserve ($50,000), Unfunded Obligations Reserve ($8,667)
34	Loan	18, 22	1	Delmont Village	Tenant Allowance, Tenant Improvement and Leasing Commission Reserve
35	Loan		1	Mini U Storage - Landover Hills
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
					19
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	Litigation Reserve ($50,000)	NAP
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	0	NAP
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	0	NAP
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	0	NAP
5	Loan	2	1	Liberty Park at Tysons	0	NAP
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	0	1,500,000
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	0	5,000,000
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	0	NAP
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	0	NAP
10	Loan	17, 18, 29	1	50 Dey Street	0	NAP
11	Loan	26	1	Vancouver Pointe	0	NAP
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	0	NAP
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	150,000	NAP
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	0	NAP
15	Loan	7, 11, 18	1	The Showboat Hotel	Seasonality Reserve ($1,206,555.12)	NAP
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	0	NAP
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	11,800,000	NAP
18	Loan	18	1	Courtyard by Marriott Columbus Easton	0	NAP
19	Loan	5, 29	1	Woodlands Officentre	0	NAP
20	Loan	18	1	Sheraton Metairie	0	NAP
21	Loan	10	1	Webster Plaza	0	NAP
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	0	NAP
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	0	NAP
24	Loan	7, 19	1	Saks Fulfillment Center	0	NAP
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Sweep Oceanic Rollover Reserve ($1,200,000), Pompano Beach House Rollover Reserve ($1,050,000), Alvin's Island Rollover Reserve ($600,000)	NAP
26	Loan	7, 18, 29	1	Crossgates Commons	0	NAP
27	Loan	18	1	Comfort Inn Wilmington	0	NAP
28	Loan	10, 16	1	Casa De Palmas	0	NAP
29	Loan		1	Wynwood Retail	0	NAP
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	0	NAP
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	0	NAP
32	Loan	18	1	Courtyard Binghamton	0	NAP
33	Loan	20	1	Highland Street Industrial Center	0	NAP
34	Loan	18, 22	1	Delmont Village	0	NAP
35	Loan		1	Mini U Storage - Landover Hills	0	NAP
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	0	NAP
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	0	NAP
A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
						25	25
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	NAP	Hard	Springing	No
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	NAP	Soft	In Place	Yes
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	NAP	Springing	Springing	Yes
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	NAP	Hard	Springing	Yes
5	Loan	2	1	Liberty Park at Tysons	NAP	Hard	Springing	No
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	$1,500,000 deposited into the Atomyze Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Hard	Springing	Yes
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	$5,000,000 deposited into the Earn-out Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Hard	Springing	Yes
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	NAP	Hard	Springing	Yes
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	NAP	Hard	Springing	Yes
10	Loan	17, 18, 29	1	50 Dey Street	NAP	Hard	Springing	Yes
11	Loan	26	1	Vancouver Pointe	NAP	Soft	Springing	Yes
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	NAP	Hard	Springing	Yes
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	NAP	Hard	Springing	Yes
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	NAP	Hard	Springing	Yes
15	Loan	7, 11, 18	1	The Showboat Hotel	NAP	Hard	Springing	Yes
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	NAP	Hard	Springing	Yes
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	NAP	Hard	Springing	Yes
18	Loan	18	1	Courtyard by Marriott Columbus Easton	NAP	Hard	Springing	Yes
19	Loan	5, 29	1	Woodlands Officentre	NAP	Hard	Springing	Yes
20	Loan	18	1	Sheraton Metairie	NAP	Springing	Springing	Yes
21	Loan	10	1	Webster Plaza	NAP	Hard	Springing	Yes
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	NAP	Hard	Springing	Yes
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	NAP	Springing	Springing	Yes
24	Loan	7, 19	1	Saks Fulfillment Center	NAP	Hard	Springing	Yes
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	NAP	Hard	Springing	Yes
26	Loan	7, 18, 29	1	Crossgates Commons	NAP	Hard	Springing	Yes
27	Loan	18	1	Comfort Inn Wilmington	NAP	Hard	Springing	Yes
28	Loan	10, 16	1	Casa De Palmas	NAP	Hard	Springing	Yes
29	Loan		1	Wynwood Retail	NAP	Hard	Springing	Yes
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	NAP	Hard	Springing	Yes
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	NAP	Soft (Residential); Hard (Commercial)	In Place	Yes
32	Loan	18	1	Courtyard Binghamton	NAP	Springing	Springing	Yes
33	Loan	20	1	Highland Street Industrial Center	NAP	Springing	Springing	Yes
34	Loan	18, 22	1	Delmont Village	NAP	Springing	Springing	Yes
35	Loan		1	Mini U Storage - Landover Hills	NAP	Springing	Springing	Yes
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	NAP	Springing	Springing	Yes
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	NAP	Hard	Springing	Yes

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
										9	9				9
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	Yes	Yes	No	68,000,000	113,000,000	726,561.22	1,163,783.91	NAP	NAP	181,000,000	1,163,783.91
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	No	Yes	Yes	60,000,000	24,000,000	157,743.11	552,100.87	NAP	NAP	84,000,000	552,100.87
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2	1	Liberty Park at Tysons	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	Yes	Yes	No	38,000,000	37,000,000	191,227.05	387,622.40	NAP	NAP	75,000,000	387,622.40
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	Yes	Yes	Yes	36,000,000	84,000,000	226,543.33	323,633.33	76,950,000	3.19200%	196,950,000	531,163.21
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17, 18, 29	1	50 Dey Street	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	26	1	Vancouver Pointe	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	No	Yes	No	25,000,000	40,000,000	235,976.38	383,461.61	NAP	NAP	65,000,000	383,461.61
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	7, 11, 18	1	The Showboat Hotel	No	Yes	Yes	24,732,690	23,733,389	170,887.04	348,969.33	NAP	NAP	48,466,079	348,969.33
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	No	Yes	No	23,074,228	110,756,295	731,011.58	883,305.66	NAP	NAP	133,830,523	883,305.66
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	Yes	Yes	No	19,000,000	79,000,000	402,488.54	499,289.58	NAP	NAP	98,000,000	499,289.58
18	Loan	18	1	Courtyard by Marriott Columbus Easton	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 29	1	Woodlands Officentre	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	18	1	Sheraton Metairie	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10	1	Webster Plaza	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	Yes	Yes	No	11,000,000	30,000,000	140,170.14	191,565.86	NAP	NAP	41,000,000	191,565.86
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	7, 19	1	Saks Fulfillment Center	Yes	Yes	No	10,000,000	50,000,000	260,653.93	312,784.72	NAP	NAP	60,000,000	312,784.72
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	7, 18, 29	1	Crossgates Commons	Yes	Yes	No	9,929,121	21,844,066	132,849.59	193,235.77	NAP	NAP	31,773,187	193,235.77
27	Loan	18	1	Comfort Inn Wilmington	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	10, 16	1	Casa De Palmas	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Wynwood Retail	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	No	Yes	No	7,500,000	180,000,000	707,187.50	736,653.65	177,500,000	4.65000%	365,000,000	1,434,019.10
32	Loan	18	1	Courtyard Binghamton	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	20	1	Highland Street Industrial Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	18, 22	1	Delmont Village	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Mini U Storage - Landover Hills	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
						13					9		13		12	12
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	51.7%	1.23	9.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	57.8%	1.39	11.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future PACE Loan
5	Loan	2	1	Liberty Park at Tysons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	41.2%	1.48	10.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	66.5%	2.50	8.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan	17, 18, 29	1	50 Dey Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	26	1	Vancouver Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	59.6%	1.50	11.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	7, 11, 18	1	The Showboat Hotel	34.6%	2.89	27.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	62.2%	1.64	15.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	52.4%	1.41	9.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	18	1	Courtyard by Marriott Columbus Easton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	5, 29	1	Woodlands Officentre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	18	1	Sheraton Metairie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	10	1	Webster Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	60.9%	1.72	10.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	7, 19	1	Saks Fulfillment Center	53.1%	1.71	10.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	7, 18, 29	1	Crossgates Commons	66.8%	1.60	12.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan	18	1	Comfort Inn Wilmington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	10, 16	1	Casa De Palmas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan		1	Wynwood Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	63.5%	1.34	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan	18	1	Courtyard Binghamton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	20	1	Highland Street Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan	18, 22	1	Delmont Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan		1	Mini U Storage - Landover Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	Ezra Danziger, Paul Reisz and Solomon Weber
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	Josh Levy and Neal Shalom
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	Arthur Joseph Kepes and Thomas Scott Smith
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	Morton L. Olshan
5	Loan	2	1	Liberty Park at Tysons	TechCore, LLC
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	Bradford Allen Enterprises LLC
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	Phoenix Investors
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	NAP
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Jeffrey A. Pori
10	Loan	17, 18, 29	1	50 Dey Street	Moishe Mana
11	Loan	26	1	Vancouver Pointe	Pietro V. Scola and Joseph L. Fox
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	CBL & Associates Limited Partnership
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	Jeffrey A. Pori
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	Jeffrey A. Pori
15	Loan	7, 11, 18	1	The Showboat Hotel	Bart Blatstein
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	Tom Vukota
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	Martin Meyer
18	Loan	18	1	Courtyard by Marriott Columbus Easton	Morton L. Olshan
19	Loan	5, 29	1	Woodlands Officentre	David A. Trott and Redico Properties LLC
20	Loan	18	1	Sheraton Metairie	Jamal Tajuddin and Shereza Tajuddin
21	Loan	10	1	Webster Plaza	Douglas J. Macdonald
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	Angelo, Gordon & Co., L.P.
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	Dahn Corporation
24	Loan	7, 19	1	Saks Fulfillment Center	Lee Neibart and William Mack
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Richard Caster, Timothy Hernandez and Kevin Rikard
26	Loan	7, 18, 29	1	Crossgates Commons	Scott R. Congel, Michael P. Shanley, Bruce A. Kenan, Madeira Associates, 2018 Tuozzolo Cpt Trust u/a/d 12/30/18 and The Robert J. Congel Amended and Restated Declaration of Trust as amended
27	Loan	18	1	Comfort Inn Wilmington	Charles J. Cushman and Gary S. Curry
28	Loan	10, 16	1	Casa De Palmas	Ashish Gaba and Alankrita Bansal
29	Loan		1	Wynwood Retail	Spring Green LLC and Joseph Serure
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	David Merrill Frank, Sterling Pardoe McGregor and The Frank 2012 Irrevocable Trust Dated February 21, 2012
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust
32	Loan	18	1	Courtyard Binghamton	Jayesh Patel and Harshal Patel
33	Loan	20	1	Highland Street Industrial Center	George Thacker and Lawrence Charles Kaplan
34	Loan	18, 22	1	Delmont Village	Jeffrey J. Feil
35	Loan		1	Mini U Storage - Landover Hills	The Conway Family Trust, dated September 10, 2001, as first amended and restatement on February 23, 2009, solely on behalf of the “Trust A”
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	George Thacker, Lawrence Charles Kaplan and Richard Schontz
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	SKR Holdings, LLC

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
					23
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	Ezra Danziger, Paul Reisz and Solomon Weber	No
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	Josh Levy and Neal Shalom	No
2.01	Property		1	Converse Plaza
2.02	Property		1	Oak Forest Plaza
2.03	Property		1	Pine Belt Plaza
2.04	Property		1	Spring Valley Commons
2.05	Property		1	Shelby Plaza
2.06	Property		1	Westgate Plaza
2.07	Property		1	Beaumont Plaza
2.08	Property		1	North Town Center
2.09	Property		1	Fernwood Plaza
2.10	Property		1	Parkmore Plaza
2.11	Property		1	Reidville Circle
2.12	Property		1	Pensacola Plaza
2.13	Property		1	Merchant's Plaza
2.14	Property		1	Cleveland Village
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	Arthur Joseph Kepes and Thomas Scott Smith	No
3.01	Property		1	Hudson Bridge Crossing
3.02	Property		1	Shoppes at Westgate
3.03	Property		1	Shoppes at Richland
3.04	Property		1	Shoppes at White Knoll
3.05	Property		1	Chamblee Village
3.06	Property		1	Shoppes at Sanford
3.07	Property		1	Grandview Station
3.08	Property		1	Glenn View Station
3.09	Property		1	Shoppes at Raeford
3.10	Property		1	Shoppes at Oxford
3.11	Property		1	Shoppes at Goldsboro
3.12	Property		1	Village at Red Bridge
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	Morton L. Olshan	No
5	Loan	2	1	Liberty Park at Tysons	TechCore, LLC	No
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	Bradford Allen Enterprises LLC	No
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	Irrevocable Children's Trust Dated 7/22/91 and Irrevocable Children's Trust No. 2 Dated 7/22/91	No
7.01	Property		1	Memphis, TN
7.02	Property		1	Wetumpka, AL
7.03	Property		1	Rockford, IL
7.04	Property		1	Iowa City, IA
7.05	Property		1	Versailles, KY
8	Loan	1, 7, 11, 23	1	70 Hudson Street	NAP	No
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	Jeffrey A. Pori	Yes
10	Loan	17, 18, 29	1	50 Dey Street	Moishe Mana	No
11	Loan	26	1	Vancouver Pointe	Pietro V. Scola and Joseph L. Fox	Yes
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	CBL & Associates Limited Partnership	No
12.01	Property		1	The Shoppes at Hamilton Place
12.02	Property		1	The Terrace
12.03	Property		1	Hamilton Corner
12.04	Property		1	Hamilton Crossing
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	Jeffrey A. Pori	Yes
13.01	Property		1	Fleet Farm Menomonie
13.02	Property		1	Fleet Farm Cambridge
14	Loan	18, 26, 29	1	HERE Campus	Jeffrey A. Pori	Yes
15	Loan	7, 11, 18	1	The Showboat Hotel	Bart Blatstein	No
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	Tom Vukota	No
16.01	Property		1	Travelodge - 2307 Wyoming Avenue
16.02	Property		1	Travelodge - 2111 Camino Del Llano
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
16.07	Property		1	Travelodge - 1127 Pony Express Highway
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
16.09	Property		1	Travelodge - 2680 Airport Road
16.10	Property		1	Super 8 - 720 Royal Parkway
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
16.14	Property		1	Super 8 - 2545 Cornhusker Highway

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
16.15	Property		1	Travelodge - 1110 SE 4th Street
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
16.17	Property		1	Travelodge - 800 W Laramie Street
16.18	Property		1	Travelodge - 22 North Frontage Road
16.19	Property		1	Travelodge - 123 Westvaco Road
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
16.21	Property		1	Travelodge - 1710 Jefferson Street
16.22	Property		1	Travelodge - 1625 Stillwater Avenue
16.23	Property		1	Travelodge - 8233 Airline Highway
16.24	Property		1	Baymont Inn & Suites - 6390 US-93
16.25	Property		1	Travelodge - 707 East Webster Street
16.26	Property		1	Travelodge - 777 West Hwy 21
16.27	Property		1	Travelodge - 3522 North Highway 59
16.28	Property		1	Travelodge - 108 6th Avenue
16.29	Property		1	Travelodge - 2200 E South Avenue
16.30	Property		1	Travelodge - 128 South Willow Road
16.31	Property		1	Travelodge - 1005 Highway 285
16.32	Property		1	Days Inn - 3431 14th Avenue
16.33	Property		1	Travelodge - 2505 US 69
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road
16.35	Property		1	Travelodge - 1706 North Park Drive
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
16.37	Property		1	Travelodge - 1177 E 16th Street
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
16.39	Property		1	Travelodge - 2407 East Holland Avenue
16.40	Property		1	Travelodge - 620 Souder Road
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
16.42	Property		1	Travelodge - 109 East Commerce Street
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue
16.44	Property		1	Travelodge - 98 Moffat Avenue
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	Martin Meyer	No
18	Loan	18	1	Courtyard by Marriott Columbus Easton	Morton L. Olshan	No
19	Loan	5, 29	1	Woodlands Officentre	David A. Trott and Redico Properties LLC	No
20	Loan	18	1	Sheraton Metairie	Jamal Tajuddin and Shereza Tajuddin	No
21	Loan	10	1	Webster Plaza	Douglas J. Macdonald	No
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.	No
22.01	Property		1	Autokiniton Industrial - Elkton
22.02	Property		1	Autokiniton Industrial - Bardstown
23	Loan		1	Mini U Storage - Brick	Dahn Corporation	No
24	Loan	7, 19	1	Saks Fulfillment Center	WRS Advisors IV LLC	No
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	Richard Caster, Timothy Hernandez and Kevin Rikard	No
26	Loan	7, 18, 29	1	Crossgates Commons	Scott R. Congel, Michael P. Shanley, Bruce A. Kenan, Madeira Associates, 2018 Tuozzolo Cpt Trust u/a/d 12/30/18 and The Robert J. Congel Amended and Restated Declaration of Trust as amended	No
27	Loan	18	1	Comfort Inn Wilmington	Charles J. Cushman and Gary S. Curry	No
28	Loan	10, 16	1	Casa De Palmas	Ashish Gaba and Alankrita Bansal	No
29	Loan		1	Wynwood Retail	Spring Green LLC and Joseph Serure	No
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	David Merrill Frank, Sterling Pardoe McGregor and The Frank 2012 Irrevocable Trust Dated February 21, 2012	Yes
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust	No
32	Loan	18	1	Courtyard Binghamton	Jayesh Patel and Harshal Patel	No
33	Loan	20	1	Highland Street Industrial Center	George Thacker and Lawrence Charles Kaplan	No
34	Loan	18, 22	1	Delmont Village	Jeffrey J. Feil	No
35	Loan		1	Mini U Storage - Landover Hills	The Conway Family Trust, dated September 10, 2001, as first amended and restatement on February 23, 2009, solely on behalf of the “Trust A”	No
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No
36.01	Property		1	Extra Closet Storage St. Pete
36.02	Property		1	Extra Closet Storage Clearwater
37	Loan	2, 12	1	3921 Sunset Boulevard	SKR Holdings, LLC	No

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
					30		27
1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	No	Refinance	Yes	181,000,000	0	0	0	181,000,000	130,724,472	0	24,015,699	10,096,973	16,162,856
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	No	Refinance		65,500,000	0	0	0	65,500,000	51,125,261	0	7,535,271	5,044,570	1,794,898
2.01	Property		1	Converse Plaza			No
2.02	Property		1	Oak Forest Plaza			No
2.03	Property		1	Pine Belt Plaza			No
2.04	Property		1	Spring Valley Commons			No
2.05	Property		1	Shelby Plaza			No
2.06	Property		1	Westgate Plaza			No
2.07	Property		1	Beaumont Plaza			No
2.08	Property		1	North Town Center			No
2.09	Property		1	Fernwood Plaza			No
2.10	Property		1	Parkmore Plaza			No
2.11	Property		1	Reidville Circle			No
2.12	Property		1	Pensacola Plaza			No
2.13	Property		1	Merchant's Plaza			No
2.14	Property		1	Cleveland Village			No
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	No	Refinance and Acquisition		84,000,000	1,488,632	0	0	85,488,632	66,344,516	11,800,000	4,176,196	3,167,921	0
3.01	Property		1	Hudson Bridge Crossing			No
3.02	Property		1	Shoppes at Westgate			No
3.03	Property		1	Shoppes at Richland			No
3.04	Property		1	Shoppes at White Knoll			No
3.05	Property		1	Chamblee Village			No
3.06	Property		1	Shoppes at Sanford			No
3.07	Property		1	Grandview Station			No
3.08	Property		1	Glenn View Station			No
3.09	Property		1	Shoppes at Raeford			No
3.10	Property		1	Shoppes at Oxford			No
3.11	Property		1	Shoppes at Goldsboro			No
3.12	Property		1	Village at Red Bridge			No
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	No	Refinance	No	49,000,000	633,799	0	0	49,633,799	48,629,031	0	685,113	319,655	0
5	Loan	2	1	Liberty Park at Tysons	No	Refinance	No	45,000,000	0	0	0	45,000,000	38,000,000	0	1,342,949	485	5,656,566
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	No	Acquisition	No	42,900,000	39,224,756	0	0	82,124,756	0	78,000,000	1,621,615	2,503,141	0
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	No	Refinance		75,000,000	0	0	0	75,000,000	53,813,642	0	1,092,493	9,928,878	5,815,441
7.01	Property		1	Memphis, TN			No
7.02	Property		1	Wetumpka, AL			No
7.03	Property		1	Rockford, IL			No
7.04	Property		1	Iowa City, IA			No
7.05	Property		1	Versailles, KY			No
8	Loan	1, 7, 11, 23	1	70 Hudson Street	No	Acquisition	No	120,000,000	111,520,984	76,950,000	0	308,470,984	0	300,000,000	7,587,304	883,680	0
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	No	Acquisition	No	29,425,000	10,887,640	0	18,595,000	58,907,640	0	53,500,000	1,173,523	4,234,117	0
10	Loan	17, 18, 29	1	50 Dey Street	No	Refinance	No	27,400,000	0	0	0	27,400,000	11,363,495	0	2,856,064	3,205,799	9,974,642
11	Loan	26	1	Vancouver Pointe	No	Acquisition	No	26,400,000	22,844,380	0	0	49,244,380	0	48,000,000	771,545	472,835	0
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	No	Refinance		65,000,000	0	0	0	65,000,000	7,057,505	0	563,351	628,712	56,750,432
12.01	Property		1	The Shoppes at Hamilton Place			No
12.02	Property		1	The Terrace			No
12.03	Property		1	Hamilton Corner			No
12.04	Property		1	Hamilton Crossing			No
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	No	Acquisition		24,960,000	18,349,762	0	0	43,309,762	0	41,600,000	209,762	1,500,000	0
13.01	Property		1	Fleet Farm Menomonie			No
13.02	Property		1	Fleet Farm Cambridge			No
14	Loan	18, 26, 29	1	HERE Campus	No	Acquisition	No	24,800,000	27,343,782	0	0	52,143,782	0	43,900,000	3,572,166	4,671,616	0
15	Loan	7, 11, 18	1	The Showboat Hotel	No	Refinance	No	48,500,000	0	0	0	48,500,000	20,344,499	0	2,082,178	13,458,041	12,615,282
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio	No	Acquisition
16.01	Property		1	Travelodge - 2307 Wyoming Avenue			No
16.02	Property		1	Travelodge - 2111 Camino Del Llano			No
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way			No
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive			No
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive			No
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60			No
16.07	Property		1	Travelodge - 1127 Pony Express Highway			No
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street			No
16.09	Property		1	Travelodge - 2680 Airport Road			No
16.10	Property		1	Super 8 - 720 Royal Parkway			No
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street			No
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway			No
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road			No
16.14	Property		1	Super 8 - 2545 Cornhusker Highway			No
A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
16.15	Property		1	Travelodge - 1110 SE 4th Street			No
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court			No
16.17	Property		1	Travelodge - 800 W Laramie Street			No
16.18	Property		1	Travelodge - 22 North Frontage Road			No
16.19	Property		1	Travelodge - 123 Westvaco Road			No
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue			No
16.21	Property		1	Travelodge - 1710 Jefferson Street			No
16.22	Property		1	Travelodge - 1625 Stillwater Avenue			No
16.23	Property		1	Travelodge - 8233 Airline Highway			No
16.24	Property		1	Baymont Inn & Suites - 6390 US-93			No
16.25	Property		1	Travelodge - 707 East Webster Street			No
16.26	Property		1	Travelodge - 777 West Hwy 21			No
16.27	Property		1	Travelodge - 3522 North Highway 59			No
16.28	Property		1	Travelodge - 108 6th Avenue			No
16.29	Property		1	Travelodge - 2200 E South Avenue			No
16.30	Property		1	Travelodge - 128 South Willow Road			No
16.31	Property		1	Travelodge - 1005 Highway 285			No
16.32	Property		1	Days Inn - 3431 14th Avenue			No
16.33	Property		1	Travelodge - 2505 US 69			No
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road			No
16.35	Property		1	Travelodge - 1706 North Park Drive			No
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street			No
16.37	Property		1	Travelodge - 1177 E 16th Street			No
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road			No
16.39	Property		1	Travelodge - 2407 East Holland Avenue			No
16.40	Property		1	Travelodge - 620 Souder Road			No
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast			No
16.42	Property		1	Travelodge - 109 East Commerce Street			No
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue			No
16.44	Property		1	Travelodge - 98 Moffat Avenue			No
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue	No	Refinance	No
18	Loan	18	1	Courtyard by Marriott Columbus Easton	No	Refinance	No
19	Loan	5, 29	1	Woodlands Officentre	No	Refinance	No
20	Loan	18	1	Sheraton Metairie	No	Refinance	No
21	Loan	10	1	Webster Plaza	No	Acquisition	No
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio	No	Acquisition
22.01	Property		1	Autokiniton Industrial - Elkton			No
22.02	Property		1	Autokiniton Industrial - Bardstown			No
23	Loan		1	Mini U Storage - Brick	No	Refinance	No
24	Loan	7, 19	1	Saks Fulfillment Center	No	Acquisition	Yes
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village	No	Refinance	No
26	Loan	7, 18, 29	1	Crossgates Commons	No	Refinance	No
27	Loan	18	1	Comfort Inn Wilmington	No	Acquisition	No
28	Loan	10, 16	1	Casa De Palmas	No	Acquisition	No
29	Loan		1	Wynwood Retail	No	Refinance	No
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade	No	Acquisition	No
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village	Yes	Refinance	No
32	Loan	18	1	Courtyard Binghamton	No	Refinance	No
33	Loan	20	1	Highland Street Industrial Center	No	Acquisition	No
34	Loan	18, 22	1	Delmont Village	No	Refinance	No
35	Loan		1	Mini U Storage - Landover Hills	No	Refinance	No
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete	No	Acquisition
36.01	Property		1	Extra Closet Storage St. Pete			No
36.02	Property		1	Extra Closet Storage Clearwater			No
37	Loan	2, 12	1	3921 Sunset Boulevard	No	Refinance	No

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	7, 11, 12, 15, 18, 19	1	Rialto Industrial	0	181,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	4, 6, 18, 19, 20, 22	14	Spartan Retail Portfolio	0	65,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Converse Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Oak Forest Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Pine Belt Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Spring Valley Commons			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Shelby Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Westgate Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Beaumont Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	North Town Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Fernwood Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Parkmore Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Reidville Circle			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Pensacola Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Merchant's Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Cleveland Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 6, 7, 11, 18	12	WRS Retail Portfolio	0	85,488,632	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	Hudson Bridge Crossing			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Shoppes at Westgate			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Shoppes at Richland			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Shoppes at White Knoll			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Chamblee Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Shoppes at Sanford			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	Grandview Station			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Glenn View Station			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Shoppes at Raeford			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Shoppes at Oxford			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Shoppes at Goldsboro			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	Village at Red Bridge			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	12, 18	1	Hilton Columbus at Easton Town Center	0	49,633,799	12/31/2041	182.78	143.62	78.6%	182.78	143.62	78.6%	165.44	114.98	69.5%	155.55	46.91	30.2%
5	Loan	2	1	Liberty Park at Tysons	0	45,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 4, 17, 18, 22	1	Greenwich Office Portfolio	0	82,124,756	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 12, 14, 15, 17, 18, 20, 22, 29	5	Phoenix Industrial Portfolio IX	4,349,545	75,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Memphis, TN			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Wetumpka, AL			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Rockford, IL			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Iowa City, IA			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Versailles, KY			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 7, 11, 23	1	70 Hudson Street	0	308,470,984	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	12, 14, 17, 18, 22, 26	1	Green Valley Corporate Center South	0	58,907,640	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17, 18, 29	1	50 Dey Street	0	27,400,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	26	1	Vancouver Pointe	0	49,244,380	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 7, 9, 10, 18	4	Hamilton Portfolio	0	65,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	The Shoppes at Hamilton Place			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	The Terrace			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	Hamilton Corner			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	Hamilton Crossing			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 6, 18, 26	2	Fleet Farm Portfolio	0	43,309,762	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	Fleet Farm Menomonie			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	Fleet Farm Cambridge			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	18, 26, 29	1	HERE Campus	0	52,143,782	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	7, 11, 18	1	The Showboat Hotel	0	48,500,000	NAP	149.26	79.27	53.1%	149.26	79.27	53.1%	134.11	70.10	52.3%	104.19	37.66	36.1%
16	Loan	5, 6, 7, 18	44	Wyndham National Hotel Portfolio			1/1/2035	72.32	39.29	54.3%	72.32	39.29	54.3%	70.31	38.30	54.5%	69.99	36.80	52.6%
16.01	Property		1	Travelodge - 2307 Wyoming Avenue			1/1/2035	152.64	50.27	32.9%	152.64	50.27	32.9%	167.10	47.38	28.4%	176.10	45.56	25.9%
16.02	Property		1	Travelodge - 2111 Camino Del Llano			1/1/2035	51.95	44.99	86.6%	51.95	44.99	86.6%	49.05	43.38	88.5%	52.80	43.58	82.5%
16.03	Property		1	Travelodge - 1170 W Flaming Gorge Way			1/1/2035	62.68	33.75	53.8%	62.68	33.75	53.8%	63.90	33.22	52.0%	65.26	33.97	52.1%
16.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive			1/1/2035	77.05	49.77	64.6%	77.05	49.77	64.6%	74.08	44.09	59.5%	70.37	42.78	60.8%
16.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive			1/1/2035	72.95	31.42	43.1%	72.95	31.42	43.1%	74.66	30.67	41.1%	70.87	33.10	46.7%
16.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60			1/1/2035	72.41	37.96	52.4%	72.41	37.96	52.4%	76.53	39.72	51.9%	76.46	40.55	53.0%
16.07	Property		1	Travelodge - 1127 Pony Express Highway			1/1/2035	88.32	37.57	42.5%	88.32	37.57	42.5%	87.04	37.05	42.6%	83.32	33.91	40.7%
16.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street			1/1/2035	59.25	53.53	90.3%	59.25	53.53	90.3%	58.94	51.01	86.6%	60.76	47.35	77.9%
16.09	Property		1	Travelodge - 2680 Airport Road			1/1/2035	85.69	59.61	69.6%	85.69	59.61	69.6%	85.94	55.33	64.4%	83.22	55.00	66.1%
16.10	Property		1	Super 8 - 720 Royal Parkway			1/1/2035	94.44	38.53	40.8%	94.44	38.53	40.8%	70.23	35.74	50.9%	69.18	33.96	49.1%
16.11	Property		1	Baymont Inn & Suites - 1051 North Market Street			1/1/2035	65.63	38.16	58.1%	65.63	38.16	58.1%	69.43	39.11	56.3%	70.14	38.30	54.6%
16.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway			1/1/2035	84.00	37.37	44.5%	84.00	37.37	44.5%	77.47	36.64	47.3%	78.56	38.10	48.5%
16.13	Property		1	Baymont Inn & Suites - 95 Spruce Road			1/1/2035	62.09	33.28	53.6%	62.09	33.28	53.6%	59.87	38.75	64.7%	60.68	36.57	60.3%
16.14	Property		1	Super 8 - 2545 Cornhusker Highway			1/1/2035	48.55	19.99	41.2%	48.55	19.99	41.2%	47.60	19.22	40.4%	44.17	17.59	39.8%

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
16.15	Property		1	Travelodge - 1110 SE 4th Street			1/1/2035	66.46	48.96	73.7%	66.46	48.96	73.7%	62.04	42.72	68.9%	69.35	42.30	61.0%
16.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court			1/1/2035	67.51	30.50	45.2%	67.51	30.50	45.2%	62.89	29.48	46.9%	72.14	29.49	40.9%
16.17	Property		1	Travelodge - 800 W Laramie Street			1/1/2035	60.78	38.17	62.8%	60.78	38.17	62.8%	58.11	37.40	64.3%	56.37	37.19	66.0%
16.18	Property		1	Travelodge - 22 North Frontage Road			1/1/2035	84.94	57.15	67.3%	84.94	57.15	67.3%	86.70	51.50	59.4%	82.91	46.44	56.0%
16.19	Property		1	Travelodge - 123 Westvaco Road			1/1/2035	105.54	76.63	72.6%	105.54	76.63	72.6%	105.53	74.74	70.8%	113.05	65.90	58.3%
16.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue			1/1/2035	89.19	48.80	54.7%	89.19	48.80	54.7%	87.41	50.88	58.2%	77.95	44.93	57.6%
16.21	Property		1	Travelodge - 1710 Jefferson Street			1/1/2035	59.71	15.45	25.9%	59.71	15.45	25.9%	56.53	14.38	25.4%	60.25	26.73	44.4%
16.22	Property		1	Travelodge - 1625 Stillwater Avenue			1/1/2035	70.07	48.82	69.7%	70.07	48.82	69.7%	71.96	51.20	71.1%	66.92	41.42	61.9%
16.23	Property		1	Travelodge - 8233 Airline Highway			1/1/2035	70.10	48.03	68.5%	70.10	48.03	68.5%	74.11	46.91	63.3%	72.05	45.85	63.6%
16.24	Property		1	Baymont Inn & Suites - 6390 US-93			1/1/2035	82.88	49.24	59.4%	82.88	49.24	59.4%	87.66	55.63	63.5%	80.23	50.22	62.6%
16.25	Property		1	Travelodge - 707 East Webster Street			1/1/2035	71.69	27.05	37.7%	71.69	27.05	37.7%	71.60	25.93	36.2%	79.89	26.21	32.8%
16.26	Property		1	Travelodge - 777 West Hwy 21			1/1/2035	72.38	35.64	49.2%	72.38	35.64	49.2%	66.87	36.06	53.9%	57.79	32.66	56.5%
16.27	Property		1	Travelodge - 3522 North Highway 59			1/1/2035	53.10	17.01	32.0%	53.10	17.01	32.0%	53.62	15.73	29.3%	58.78	19.98	34.0%
16.28	Property		1	Travelodge - 108 6th Avenue			1/1/2035	70.69	46.38	65.6%	70.69	46.38	65.6%	75.96	45.41	59.8%	88.81	42.81	48.2%
16.29	Property		1	Travelodge - 2200 E South Avenue			1/1/2035	61.43	47.00	76.5%	61.43	47.00	76.5%	59.78	40.70	68.1%	61.79	35.22	57.0%
16.30	Property		1	Travelodge - 128 South Willow Road			1/1/2035	72.55	48.50	66.9%	72.55	48.50	66.9%	77.79	47.79	61.4%	71.25	47.99	67.4%
16.31	Property		1	Travelodge - 1005 Highway 285			1/1/2035	72.92	49.01	67.2%	72.92	49.01	67.2%	68.33	51.33	75.1%	65.51	48.94	74.7%
16.32	Property		1	Days Inn - 3431 14th Avenue			1/1/2035	69.79	30.61	43.9%	69.79	30.61	43.9%	60.13	42.76	71.1%	55.18	34.79	63.0%
16.33	Property		1	Travelodge - 2505 US 69			1/1/2035	66.93	32.38	48.4%	66.93	32.38	48.4%	62.78	35.08	55.9%	53.06	24.39	46.0%
16.34	Property		1	Baymont Inn & Suites - 3475 Union Road			1/1/2035	81.70	52.71	64.5%	81.70	52.71	64.5%	76.65	43.99	57.4%	74.75	42.35	56.7%
16.35	Property		1	Travelodge - 1706 North Park Drive			1/1/2035	49.57	41.81	84.3%	49.57	41.81	84.3%	49.68	39.19	78.9%	45.36	38.44	84.7%
16.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street			1/1/2035	85.19	38.59	45.3%	85.19	38.59	45.3%	69.86	37.67	53.9%	62.82	34.52	55.0%
16.37	Property		1	Travelodge - 1177 E 16th Street			1/1/2035	56.40	16.96	30.1%	56.40	16.96	30.1%	53.50	14.75	27.6%	49.81	10.30	20.7%
16.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road			1/1/2035	84.02	42.04	50.0%	84.02	42.04	50.0%	68.68	34.91	50.8%	67.76	35.91	53.0%
16.39	Property		1	Travelodge - 2407 East Holland Avenue			1/1/2035	80.28	46.74	58.2%	80.28	46.74	58.2%	77.09	47.53	61.7%	71.01	38.68	54.5%
16.40	Property		1	Travelodge - 620 Souder Road			1/1/2035	149.52	63.99	42.8%	149.52	63.99	42.8%	142.49	60.12	42.2%	159.98	47.17	29.5%
16.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast			1/1/2035	77.46	51.73	66.8%	77.46	51.73	66.8%	75.43	46.54	61.7%	85.61	37.12	43.4%
16.42	Property		1	Travelodge - 109 East Commerce Street			1/1/2035	72.54	18.47	25.5%	72.54	18.47	25.5%	69.36	18.64	26.9%	104.51	25.32	24.2%
16.43	Property		1	Travelodge - 4000 Siskiyou Avenue			1/1/2035	82.40	57.11	69.3%	82.40	57.11	69.3%	80.88	60.23	74.5%	74.16	56.00	75.5%
16.44	Property		1	Travelodge - 98 Moffat Avenue			1/1/2035	97.37	46.77	48.0%	97.37	46.77	48.0%	103.00	36.54	35.5%	119.08	39.87	33.5%
17	Loan	1, 2, 7, 16, 18, 22, 29	1	469 7th Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	18	1	Courtyard by Marriott Columbus Easton			6/16/2028	172.17	138.68	80.5%	152.91	123.17	80.5%	377.50	102.21	27.1%	50.83	37.32	73.4%
19	Loan	5, 29	1	Woodlands Officentre			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	18	1	Sheraton Metairie			1/14/2041	120.20	87.67	72.9%	127.38	100.53	78.9%	113.87	87.03	76.4%	110.53	79.76	72.2%
21	Loan	10	1	Webster Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 7, 12	2	Autokiniton Industrial Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Autokiniton Industrial - Elkton			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Autokiniton Industrial - Bardstown			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Mini U Storage - Brick			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	7, 19	1	Saks Fulfillment Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2, 16, 19	1	Pompano Beach Fishing Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	7, 18, 29	1	Crossgates Commons			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	18	1	Comfort Inn Wilmington			9/30/2042	120.17	62.82	52.3%	120.17	62.82	52.3%	114.28	54.98	48.1%	88.56	34.19	38.6%
28	Loan	10, 16	1	Casa De Palmas			8/31/2042	96.06	81.73	85.1%	96.06	83.53	87.0%	96.26	85.19	88.5%	88.78	66.49	53.0%
29	Loan		1	Wynwood Retail			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	10, 14, 18, 22, 26, 28	1	Gateway Promenade			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	1, 2, 3, 7, 11, 12, 18, 19, 29, 30	1	Park West Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	18	1	Courtyard Binghamton			10/6/2037	139.15	92.11	66.2%	139.15	92.11	66.2%	112.84	71.68	63.5%	105.68	28.47	26.9%
33	Loan	20	1	Highland Street Industrial Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	18, 22	1	Delmont Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Mini U Storage - Landover Hills			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6	2	Extra Closet Storage - Clearwater & St. Pete			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Extra Closet Storage St. Pete			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Extra Closet Storage Clearwater			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	2, 12	1	3921 Sunset Boulevard			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “AREF” denotes Argentic Real Estate Finance LLC as Mortgage Loan Seller.

With respect to Loan No. 8, 70 Hudson Street, Natixis Real Estate Capital LLC originated the mortgage loan that is being contributed by Barclays.

With respect to Loan No. 17, 469 7th Avenue, the mortgage loan is part of a whole loan that was co-originated by UBS AG and Citi Real Estate Funding Inc.

With respect to Loan No. 31, Park West Village, the mortgage loan is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC, BMO and Citi Real Estate Funding Inc.

(2)	With respect to Loan No. 5, Liberty Park at Tysons, the mortgaged property is comprised of 190,038 square feet of office and data center space and 35,000 square feet of warehouse space.

With respect to Loan No. 6, Greenwich Office Portfolio, the mortgaged property has 13 office units totaling 81,252 square feet and two retail units totaling 9,016 square feet.

With respect to Loan No. 13, Fleet Farm Portfolio, the Fleet Farm Menomonie mortgaged property is comprised of the 105,214 square foot main building, a 6,887 square foot gas station/auto repair building and a 5,013 square foot car wash building. The Feet Farm Cambridge mortgaged property is comprised of a 151,631 square foot retail store and a 4,890 square foot gas station/car wash building.

With respect to Loan No. 17, 469 7th Avenue, the mortgaged property consists of 255,800 square feet of office space, 12,588 square feet of retail space and 845 square feet of storage space.

With respect to Loan No. 25, Pompano Beach Fishing Village, the borrowers hold the leasehold interest in six separate parcels and sublease the parcels to six tenants that own the improvements located on such parcels, which consist of 48,713 square feet of hospitality space and 48,679 square feet of retail space.

With respect to Loan No. 31, Park West Village, the mortgaged property is comprised of three buildings with 850 multifamily units and one commercial unit totaling 1,039 square feet of office space. Of the 850 multifamily units, 418 are rent stabilized.

With respect to Loan No. 37, 3921 Sunset Boulevard, the mortgaged property is comprised of 3,726 square feet of retail space and 2,900 square feet of office space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 31, Park West Village, there is 1,039 square feet of commercial space not presented in Total SF/Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property. The commercial space is 100.0% leased as of July 22, 2022.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 2, Spartan Retail Portfolio, Leased Occupancy % includes Tractor Supply Company, which represents 3.1% of portfolio NRA and 1.6% of underwritten base rent. Tractor Supply Company has vacated its

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space. Tractor Supply Company’s lease contractually runs through November 2024 and the entity on the lease maintains an investment grade rating from Moody’s (Baa1) and S&P (BBB). At origination, the borrower reserved one year of rent for Tractor Supply Company. The borrower sponsors are not expected to negotiate a buyout or termination of the Tractor Supply Company lease until a replacement tenant’s lease is finalized and executed. Any early termination of the Tractor Supply Company lease is required to be approved by the lender and any termination or buyout proceeds are required to be deposited with the lender.

With respect to Loan No. 12, Hamilton Portfolio, in connection to The Shoppes at Hamilton Place property, Occupancy excludes Regal Cinema (22,618 SF at The Shoppes at Hamilton Place Property with a lease expiration date of September 30, 2033). Cineworld Group PLC, the parent company of Regal Cinemas, filed for bankruptcy in September 2022.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 3, WRS Retail Portfolio, the Appraised Value ($) represents the “as-portfolio” appraised value of $145,320,000 as of October 27, 2022, which is inclusive of an approximately 2.3% portfolio premium and reflects the “as-is” appraised value of the mortgaged properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual mortgaged properties (exclusive of the portfolio premium) is $142,000,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the aggregate “as-is” appraised value are 59.2% and 57.7%, respectively.

With respect to Loan No. 16, Wyndham National Hotel Portfolio, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%) and Appraised Value ($) with respect to the whole loan are based on the aggregate sum of the available “as-is” and “as-complete” appraised values for each mortgaged property on an individual basis of $215,000,000 as of August 1, 2019. The “as-complete” appraised values assume completion of certain property improvement plans at the related mortgaged properties. At origination, the borrower deposited with the lender $7,417,247 for such property improvement plans. On a stand-alone basis, the mortgaged properties have an aggregate “as-is” appraised value of $209,500,000 as of August 1, 2019. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the aggregate “as-is” appraised value of $209,500,000 as of August 1, 2019 are 63.9% and 47.9%, respectively.

With respect to Loan No. 19, Woodlands Officentre, the Appraised Value represents the “as-complete” appraised value of $29,100,000 as of January 1, 2023. The “as-complete” value assumes completion of a fitness center within four months and according to the budget, time frame, and description provided by the borrower. The mortgaged property has an “as-is” value of $28,600,000 as of October 4, 2022.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 2. Spartan Retail Portfolio
● Loan No. 3, WRS Retail Portfolio
● Loan No. 7, Phoenix Industrial Portfolio IX
● Loan No. 12, Hamilton Portfolio
● Loan No. 13, Fleet Farm Portfolio
● Loan No. 16, Wyndham National Hotel Portfolio
● Loan No. 22, Autokiniton Industrial Portfolio
● Loan No. 36, Extra Closet Storage - Clearwater & St. Pete

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

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(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 12, Hamilton Portfolio, the mortgage loan accrues interest on a 30/360 basis.

(10)	With respect to Loan No. 12, Hamilton Portfolio, a Grace Period – Late Fee (Days) of five days is permitted once during the mortgage loan term for the monthly payment of principal and interest and zero days permitted for the outstanding principal balance due at maturity.

With respect to Loan No. 21, Webster Plaza, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity.

With respect to Loan No. 28, Casa De Palmas, no more than once in any calendar year, the borrower will not incur such late payment charge unless the borrower fails to make such delinquent payment within five days after the payment date.

With respect to Loan No. 30, Gateway Promenade, a Grace Period – Late Fee (Days) of two days is allowed for the monthly payment of interest. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity.

(11)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 1, Rialto Industrial, the lockout period will be at least 24 months beginning with and including the first payment date on January 6, 2023. Defeasance of the Rialto Industrial whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025. The assumed lockout period of 24 months is based on the expected BBCMS 2022-C18 securitization closing date in December 2022. The actual lockout period may be longer.

With respect to Loan No. 3, WRS Retail Portfolio, the lockout period will be at least 25 payment dates beginning with and including the first payment date in December 2022. Defeasance of the WRS Retail Portfolio whole loan in full is permitted after two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in December 2022. The actual lockout period may be longer.

With respect to Loan No. 8, 70 Hudson Street, the borrower is permitted to prepay the 70 Hudson Street whole loan, in whole or in part, at any time provided that, amongst other things, if such prepayment occurs prior to September 8, 2026, the borrower is required to pay the applicable yield maintenance premium. Defeasance of the 70 Hudson Street whole loan is permitted in whole, but not in part, at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) February 11, 2026. The assumed defeasance lockout period of 33 payments (during which yield maintenance is permitted) is based on the closing date of this transaction in December 2022. The actual defeasance lockout period (during which yield maintenance is permitted) may be longer.

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With respect to Loan No. 15, The Showboat Hotel, the borrower is permitted to defease The Showboat Hotel whole loan in its entirety, but not in part, at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) October 31, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in December 2022. The actual lockout period may be longer.

With respect to Loan No. 31, Park West Village, the lockout period will be at least 28 payment dates beginning with and including the first payment date in September 2022. Defeasance of the Park West Village whole loan in full is permitted at any time after the earlier to occur of (i) September 6, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 28 payments is based on the closing date of this transaction in December 2022. The actual lockout period may be longer.

(12)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Rialto Industrial, future mezzanine debt is permitted (the “Approved Mezzanine Loan”), provided that, subject to the satisfaction of certain conditions set forth in the loan documents, such Approved Mezzanine Loan (i) will be in an amount equal to the least of (a) $19,000,000, (b) an amount that when added to the Mortgage Loan will result in a loan-to-value percentage of not more than 70.0%, (c) an amount, taking into account the anticipated monthly principal and interest payments due under the proposed Approved Mezzanine Loan, that will result in a debt service coverage ratio of no less than 1.10x and (d) an amount that when added to the mortgage loan will result in a debt yield of no less than 8.50%, (ii) is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by loan documents which have been reasonably approved by the lender, (iii) is secured only by a pledge of all or a portion of the membership interests in the borrower, (iv) creates no obligations or liabilities on the part of the borrower and results in no liens on any portion of the mortgaged property, (v) has a term expiring on or after the stated maturity date and (vi) if made after a secondary market transaction, the approved mezzanine lender has received a rating comfort letter; and provided that the approved mezzanine lender enters into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the applicable rating agencies, which such intercreditor agreement will, among other things, restrict the ability of such approved mezzanine lender to transfer the Approved Mezzanine Loan or the pledged membership interests to another person without first obtaining the consent of the lender, which consent shall not be unreasonably withheld, and after a secondary market transaction, a rating comfort letter.

With respect to Loan No. 4, Hilton Columbus at Easton Town Center, the borrower is permitted to obtain one or more PACE (or similar) loans subject to the satisfaction of certain conditions, including, among others, (i) no event of default has occurred and is continuing; (ii) such PACE loan will amortize over a period of no less than 30 years; (iii) taking into account the full amount of the PACE loan (together with any existing PACE loans), the lender has determined that: (A) the combined DSCR, based on the trailing 12-month period will not be less than 3.61x, (B) the combined debt yield, based on the trailing 12-month period will not be less than 23.2%, and (C) the combined loan-to-value ratio will not be greater than 35.8%.

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the borrowers are permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the Phoenix Industrial Portfolio IX whole loan and the mezzanine loan is not greater than 41.2%; (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the Phoenix Industrial Portfolio IX whole loan and the mezzanine loan is equal to or greater than 1.47x; (iii) the debt yield on the aggregate of the Phoenix Industrial Portfolio IX whole loan and the mezzanine loan is equal to or greater than 9.8%; (iv) the lender executes a mezzanine intercreditor agreement; and (v) the lender has received a rating agency confirmation.

With respect to Loan No. 9, Green Valley Corporate Center South, a preferred equity investor made an initial $19,000,000 capital contribution and holds a preferred equity interest in the sole member of the signatory trustee, master tenant and DST depositor. The preferred equity investor is entitled to a preferred rate of return on its investment in an amount equal to 12% per annum. The preferred return is payable from excess cash flow after the payment of debt service, operating expenses and other reserves approved by the preferred equity holder. In the event of a default under the limited liability company agreement of the sole member, including if the preferred equity investor has not received the required return by March 7, 2023, or such other date as required under the limited liability company agreement of the sole member, then the preferred equity investor will have the right to (i) force the

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sale of the related mortgaged property and (ii) remove the managing member, provided, however, that the preferred equity investor may not force a sale of the related mortgaged property prior to the lockout period in the applicable mortgage loan documents. The limited liability company agreement of the sole member provides that the preferred equity investment will be fully redeemed from proceeds of the sale of beneficial interests in the borrower.

With respect to Loan No. 22, Autokiniton Industrial Portfolio, the borrower has the one-time right to incur future mezzanine debt after the second anniversary of the securitization that includes the last pari passu note to be securitized, The future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the mortgage loan, will have a combined loan-to-value of no greater than 60.9%, (iii) the debt service coverage ratio based on the trailing 12-month period after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 1.72x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 10.4% and (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender.

With respect to Loan No. 31, Park West Village, the Park West Village whole loan is comprised of 12 pari passu senior promissory notes in the aggregate original principal amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), which was co-originated on August 3, 2022 by BMO, SMC and Citi Real Estate Funding Inc., one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Note B-A”), which was originated on August 3, 2022 by BMO, and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Note B-B,” and together with the Park West Village Note B-A, the “Park West Village Subordinate Companion Notes”), which was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management. The Park West Village Subordinate Companion Notes are co-terminus with the Park West Village Senior Loan, and each accrue interest at 4.65000% per annum.

With respect to Loan No. 37, 3921 Sunset Boulevard, after the second anniversary of the securitization, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 40.62%, (iii) the combined debt service coverage ratio is no less than 1.63x; (iv) the debt yield after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 11.66%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (vi) the borrower obtains rating agency confirmation.

(13)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(14)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at origination.

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, a $300,000 credit for the $3,000,000 tenant improvement and leasing commissions escrow was underwritten on the Phoenix Industrial Portfolio IX whole loan. The $3,000,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 9, Green Valley Corporate Center South, a $300,000 credit for the tenant improvement and leasing commissions escrow and a $57,175 credit for the replacement reserve were underwritten on the mortgage loan. The $3,000,000 and $571,750 initial deposits were placed into a reserve and disbursements can be made for tenant improvements / leasing commissions and replacement reserves, respectively.

With respect to Loan No. 30, Gateway Promenade, a $25,000 credit for the $250,000 tenant improvement and leasing commissions reserve was underwritten on the mortgage loan. The $250,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(15)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 1, Rialto Industrial, historical financials are not available as the mortgaged property was occupied under a triple net lease from March 2020 and was also vacant between 2018 to March 2020.

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With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the mortgaged properties were acquired between 2019 and 2021 with full year 2020 and 2021 operating statements not available. The 2022 statement only includes partial year information for the Iowa City, IA mortgaged property because it was 100.0% vacant.

(16)	With respect to Loan No. 17, 469 7th Avenue, the mortgaged property is subject to a declaration of condominium. The fee simple interest of 100.0% of the condominium units and common elements are held by the related mortgagor and encumbered by the mortgage securing the 469 7th Avenue whole loan. Moreover, the declaration of condominium has been subordinated to the lien of the related mortgage.

With respect to Loan No. 25, Pompano Beach Fishing Village, the mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with City of Pompano Beach, Florida, as the ground lessor. The borrower assumed the ground lease in various years which expires at least 50 years from the ground lease commencement dates. The current combined rent is a minimum of $412,990 per annum, subject to percentage rent and additional rent per annum as set forth in the ground lease. The ground lessee may not transfer or assign its right except as set forth in the development agreement.

With respect to Loan No. 28, Casa De Palmas, the property is ground leased by the borrower, as the ground lessee, under a ground lease with City of McAllen, as the ground lessor. The borrower assumed the ground lease in 2022, which expires in March 2047 and has one, 24-year remaining extension option. The current rent is $8,000 per annum. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

(17)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 6, Greenwich Office Portfolio, the Atomyze Holdback reserve funds will be disbursed to the borrower on a one-time basis upon satisfaction of the following conditions: the lender receives either (1) a fully executed copy of each of (x) an amended and restated assignment and assumption of lease agreement, (y) a first amendment to lease agreement and landlord’s consent to assignment and assumption agreement, and (z) a fully executed landlord estoppel, or (2) evidence, (x) as described in the Greenwich Office Portfolio mortgage loan documents, that the entire Atomyze leased space has been leased to one or more replacement tenant(s) pursuant to one or more replacement leases, with no outstanding landlord obligations, which replacement tenant(s) are in actual, physical occupancy of their respective space, open for business and paying full, unabated rent under such replacement leases, and (y) a tenant estoppel certificate from such replacement tenant.

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, at origination, $5,000,000 was deposited into an economic holdback reserve. The holdback reserve funds will be released to the borrowers when, among other conditions included in the Phoenix Industrial Portfolio IX whole loan documents, the borrowers have provided written evidence that the debt service coverage ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX whole loan is at least 1.47x and the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX whole loan is not less than 9.8%. The release of the holdback reserve will be tied to the lease-up of the Memphis, TN and Wetumpka, AL mortgaged properties only, such that the funds are only released once the mortgaged properties achieve an underwritten net cash flow debt yield of 9.8% on the Phoenix Industrial Portfolio IX whole loan amount, assuming the lower of (i) $3,831,778 or (ii) the actual net operating income for all the mortgaged properties other than the Memphis, TN and Wetumpka, AL mortgaged properties, and the leased up net operating income for Memphis, TN and Wetumpka, AL mortgaged properties. If the borrowers fail to obtain the release of the holdback reserve funds prior to the date that is three years from the date of the final securitization of the Phoenix Industrial Portfolio IX whole loan, the borrowers are required to partially defease the Phoenix Industrial Portfolio IX whole loan in an amount equal to the then remaining balance in the holdback reserve account, plus (x) all interest which would have accrued on the amount of the Phoenix Industrial Portfolio IX whole loan to be prepaid through and including the last day of the interest period related to the monthly payment date following the partial defeasance, (y) all reasonable out-of-pocket, third party costs and expenses actually incurred by the lender in connection with such partial defeasance and (z) all other sums due and payable under the Phoenix Industrial Portfolio IX whole loan documents. To the extent that any portion of the holdback reserve remains after the partial defeasance, the remaining amount will be applied as follows: (a) if a cash management trigger event has occurred and is continuing, to the cash management account or (y) if no cash management trigger event has occurred and is continuing, to the borrowers. If the borrowers fail to obtain the release of the holdback reserve funds prior to May 6, 2032, the borrowers are required to partially prepay the Phoenix Industrial Portfolio IX whole loan in an amount equal to the then remaining balance in the holdback reserve account on such date. The Cut-off Date LTV Ratio (%) is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX

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whole loan (without netting the holdback reserve) and the aggregate “as is” appraised value of $182,200,000. The Cut-off Date LTV Ratio (%) based on the Phoenix Industrial Portfolio IX whole loan net of the $5,000,000 holdback reserve and the aggregate “as is” appraised value of $182,200,000 is 38.4%. The LTV Ratio at Maturity / ARD (%) is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX whole loan (without netting the holdback reserve) and the “as is” appraised value of $182,200,000. The LTV Ratio at Maturity / ARD (%) based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX whole loan (without netting the holdback reserve) and the aggregate “as stabilized” appraised value of $191,100,000 is 39.2%. The Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on Phoenix Industrial Portfolio IX whole loan balance net of the $5,000,000 holdback reserve. The Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX whole loan (without netting the holdback reserve) are 9.8% and 9.2%, respectively.

With respect to Loan No. 9, Green Valley Corporate Center South, Upfront Other Reserve includes $257,844.61 of tenant improvements and leasing commissions paid by the seller at origination, which is being held in escrow at the title company and has been collaterally assigned to the lender.

With respect to Loan No. 10, 50 Dey Street, at origination of the mortgage loan, the borrower established a reserve in the amount of $4,500,000 ($2,000,000 in cash and $2,500,000 as a letter of credit) for ongoing renovation work at the mortgaged property.

(18)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Rialto Industrial, during the continuance of a Lease Sweep Period (as defined in the whole loan documents), provided no Cash Management Period (as defined in the whole loan documents) is then continuing (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period, all excess cash flow funds are required to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related lease sweep tenant space.

With respect to Loan No. 2, Spartan Retail Portfolio, during the continuance of a Major Tenant Event Period (as defined in the mortgage loan documents), all excess cash flow funds are required to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

With respect to Loan No. 3, WRS Retail Portfolio, the borrower is not required to deposit the monthly TI/LC deposit until such time as the TI/LC account balance is equal to or less than $500,000. Following the first occurrence of the TI/LC account balance being equal to or less than $500,000, the borrower will be required to commence and continue to make the monthly TI/LC deposits of $27,498.65 for the remainder of the term of the loan, provided, however, the borrower will not be required to make such deposits at any time that the balance in the TI/LC account exceeds $1,000,000.

With respect to Loan No. 4, Hilton Columbus at Easton Town Center, on a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to $17,003.79 a month); provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

With respect to Loan No. 4, Hilton Columbus at Easton Town Center, on the monthly payment dates occurring in December 2022 and January 2023, the borrower is required to deposit with lender an amount equal to $225,000 into a tax reserve, and, on each monthly payment date commencing February 6, 2023, the borrower will be required to deposit with lender an amount equal to 1/12th of the taxes that lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their respective due dates.

With respect to Loan No. 4, Hilton Columbus at Easton Town Center, on each monthly payment date, the borrower is required to deposit with lender an amount equal to the greater of (a) an amount equal to 1/12th of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement, provided, however, the borrower is not required to make the monthly deposit described above during such times that the balance in the capital expenditure account exceeds $2,000,000. The current monthly capital expenditure deposit amount required is $104,058.30.

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With respect to Loan No. 6, Greenwich Office Portfolio, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Greenwich Office Portfolio mortgage loan documents.

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, on a monthly basis, the borrowers are required to deposit approximately $47,004 for rollover reserves if at any time the balance of the reserve falls below $250,000, until such time as the reserve is restored to a cap of $1,500,000.

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Phoenix Industrial Portfolio IX whole loan documents.

With respect to Loan No. 9, Green Valley Corporate Center South, when the replacement reserve falls below $100,000, the borrower will be required to escrow approximately $4,765 on a monthly basis for capital expenditures until the aggregate amount reaches the replacement reserve cap of $571,750.

With respect to Loan No. 9, Green Valley Corporate Center South, when the Rollover Reserve falls below $2,200,000, the borrower will be required to escrow approximately $23,823 on a monthly basis for tenant improvements until the aggregate amount reaches the rollover reserve cap of $3,000,000.

With respect to Loan No. 10, 50 Dey Street, so long as (i) no event of default or other Sweep Event Period (as defined in the mortgage loan documents) has occurred and is continuing, (ii) the insurance policies maintained by the borrower covering the mortgaged property are part of a blanket policy approved by the lender, (iii) the borrower provides the lender evidence of renewal of such insurance policies and (iv) the borrower provides the lender paid receipts for the payment of such insurance premiums by no later than ten business days prior to the expiration dates of the insurance policies, monthly deposits into the insurance escrow account will be suspended. As of the origination date, the mortgaged property was insured under a blanket insurance policy.

With respect to Loan No. 12, Hamilton Portfolio, the borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred, (ii) an acceptable blanket or umbrella insurance policy is in place, (iii) the borrower provides the lender with evidence of the renewal of such policies required under the terms of the whole loan documents, and (iv) the borrower provides to the lender paid receipts for the payment of all insurance premiums by no later than ten business days following the expiration dates of the insurance policies. The borrower is required to commence monthly insurance deposits within five days of any failure to comply.

With respect to Loan No. 13, Fleet Farm Portfolio, the borrower is not required to make monthly deposits into the real estate tax reserve subaccount so long as (i) no cash management period has occurred and is continuing, (ii) the major tenant is obligated to pay all taxes directly to the applicable governmental authority, (iii) the borrower has provided evidence satisfactory to the lender of the major tenant’s full compliance with such obligation and (iv) the major lease remains in full force and effect.

With respect to Loan No. 13, Fleet Farm Portfolio, the borrower is not required to make monthly deposits into the insurance reserve subaccount so long as (i) no cash management period has occurred and is continuing, (ii) the major tenant is obligated to provide, maintain and pay all premiums for all insurance required under the Fleet Farm Portfolio mortgage loan documents, (iii) the borrower has provided evidence satisfactory to the lender of the major tenant’s full compliance with such obligation and (iv) the major lease remains in full force and effect.

With respect to Loan No. 13, Fleet Farm Portfolio, monthly deposits into the capital reserves subaccount will be required beginning on the first payment date occurring after any point in time when the balance of the capital reserve subaccount falls below $200,000 and on each payment date thereafter until the balance of the capital reserve subaccount is at least $200,000, during which time the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space at the mortgaged property, initially $5,475.95 per month.

With respect to Loan No. 13, Fleet Farm Portfolio, monthly deposits into the rollover reserve subaccount will be required beginning on the first payment date occurring after any point in time when the balance of the rollover

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reserve subaccount falls below $500,000 and on each payment date thereafter the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of space at the mortgaged property, initially $22,803 per month.

With respect to Loan No. 13, Fleet Farm Portfolio, if at any point in time the balance of the restoration reserve subaccount falls below $150,000, the borrower will be required to pay to the lender within 30 days the difference between (x) $150,000 and (y) the then-current balance of the restoration reserve subaccount.

With respect to Loan No. 14, HERE Campus, at any time the tenant improvement and leasing commissions reserve balance is below $2,000,000, the borrower is required to deposit an amount equal to the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of space at the property (equal to approximately $13,214 monthly).

With respect to Loan No. 15, The Showboat Hotel, the borrower is required to deposit into the capital expenditure reserve fund an amount equal to the greater of (i) with respect to the first 12 payment dates, 1/12th of 2.0% of the projected annual gross revenues for the hotel, arcade and pool deck as set forth in the approved annual budget, which is approximately $46,128, (ii) with respect to the 13th through 24th payment dates, 1/12th of 3.0% of the projected annual gross revenues for the hotel, arcade and pool deck as set forth in the approved annual budget, and (iii) with respect to the 25th payment dates and thereafter, the sum of 1/12th of 4.0% of the projected annual gross revenue for the hotel as set forth in the approved annual project and 1/12th of 3.0% of the projected annual gross revenue for the arcade and pool deck as set forth in the approved annual budget.

With respect to Loan No. 16, Wyndham National Hotel Portfolio, the borrower is required to deposit on each monthly payment date an amount equal to the greater of (i) (a) on each monthly payment date through and including December 6, 2022, an amount equal to 1/12th of 3.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (b) on each monthly payment date thereafter, an amount equal to 1/12th of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs or (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement for annual capital expenditures.

With respect to Loan No. 17, 469 7th Avenue, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 469 7th Avenue whole loan documents.

With respect to Loan No. 17, 469 7th Avenue, during the continuance of a specified tenant trigger period, the borrower is required to deposit (a) $558,000 with respect to the Largest Tenant at the mortgaged property, The City of New York, and (b) with respect to or relating to any other specified tenant, an amount equal to all specified tenant excess cash flow for the interest accrual period immediately prior to the applicable monthly payment date, for tenant improvements and leasing commissions that may be incurred with respect to future leases of all or any portion of the related specified tenant space, provided, however, such amount on deposit may not exceed $100 per square foot of the applicable specified tenant space.

With respect to Loan No. 18, Courtyard by Marriott Columbus Easton, on a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to $3,899.56 a month); provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

With respect to Loan No. 18, Courtyard by Marriott Columbus Easton, on each of the monthly payment date, the borrower is required to deposit with lender an amount equal to the greater of (a) 1/12th of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement. The current monthly capital expenditure deposit amount required is $20,364.74.

With respect to Loan No. 18, Courtyard by Marriott Columbus Easton, on the monthly payment dates occurring in December 2022 and January 2023, the borrower is required to deposit with lender an amount equal to $48,496 into a tax reserve, and, on each monthly payment date commencing February 6, 2023, the borrower will be required to deposit with lender an amount equal to 1/12th of the taxes that lender estimates will be payable during the next

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ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their respective due dates.

With respect to Loan No. 20, Sheraton Metairie, the Monthly Replacement Reserve will adjust to the greater of (i) 1/12th of 5.0% times the gross revenues for the mortgaged property in the preceding 12-month period and (ii) the monthly amount required to be reserved pursuant to the franchise agreement.

With respect to Loan No. 20, Sheraton Metairie, the borrower is required to deposit into the PIP Reserve on the date that any PIP is imposed by the franchisor, an amount equal to 125% of the sum required to pay for such PIP.

With respect to Loan No. 26, Crossgates Commons, the borrower will be required to deposit approximately $8,448 monthly (insurance reserve monthly deposit) upon a cash management period or if an acceptable blanket policy is not in place.

With respect to Loan No. 27, Comfort Inn Wilmington, the borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12th of 4.0% of the annual operating income based on the prior year.  At origination, the initial monthly FF&E reserve was $10,834.

With respect to Loan No. 30, Gateway Promenade, if at any time the Replacement Reserve account is less than $30,000, the borrower is required to deposit on the following monthly payment date and on each monthly payment date thereafter an amount equal to $1,476.10.

With respect to Loan No. 30, Gateway Promenade, if at any time the TI/LC Reserve account is less than $150,000, the borrower is required to deposit on the following monthly payment date and on each monthly payment date thereafter an amount equal to $4,428.30.

With respect to Loan No. 31, Park West Village, the lender may require the borrowers to make additional Supplemental Income Reserve deposits to the extent of 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Park West Village whole loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Park West Village whole loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Park West Village whole loan documents, the Monthly Supplemental Income Reserve disbursement amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

With respect to Loan No. 32, Courtyard Binghamton, the Monthly Replacement Reserve will adjust to the greater of (i) 1/12th of 4.0% times the gross revenues for the mortgaged property in the preceding 12-month period and (ii) the monthly amount required to be reserved pursuant to the franchise agreement.

With respect to Loan No. 32, Courtyard Binghamton, the borrower is required to deposit into the PIP Reserve on the date that any PIP is imposed by the franchisor, an amount equal to 120% of the sum required to pay for such PIP.

With respect to Loan No. 34, Delmont Village, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default exists, (ii) the borrower maintains a blanket policy meeting the requirements of the Delmont Village mortgage loan documents, (iii) all insurance required to be maintained pursuant to the Delmont Village mortgage loan documents is maintained and evidence is provided to the lender, (iv) the borrower provides written proof of each payment of insurance premiums to the lender and (v) such blanket policy is not financed through a third party premium finance company.

With respect to Loan No. 34, Delmont Village, the borrower has the right to cure a cash management trigger event caused solely by the occurrence of a cash management DSCR trigger event and a cash sweep event caused solely by the occurrence of a cash sweep DSCR trigger event (in addition to the standard cure right of the DSCR being equal to or greater than 2.50x for each of two consecutive calendar quarters) of depositing with the lender in cash (or a delivery to the lender of a letter of credit) in an amount equal to the difference between (i) the underwritten net cash flow that would be necessary to achieve a DSCR of 2.50x and (ii) the underwritten net cash flow that would

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be necessary to achieve a DSCR of 2.50x and (ii) the underwritten net cash flow that would be necessary to achieve a DSCR of 1.00x over a 12-month period. If the borrower elects to make a DSCR trigger suspension deposit, the borrower is required to notify the lender of its intent to do so, and the lender will calculate the amount of such DSCR trigger suspension deposit.

(19)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 1, Rialto Industrial, commencing once the Litigation Reserve subaccount balance is below $25,000, the borrower will be required to make a deposit such that the amount in the reserve is equal to $50,000.

With respect to Loan No. 2, Spartan Retail Portfolio, commencing once the TI/LC balance is below $2,000,000, the borrower will be required to make monthly deposits into the TI/LC reserve in an amount equal to $17,602. Notwithstanding the foregoing, provided that no event of default under the mortgage loan then exists, monthly deposits into the TI/LC reserve will be suspended at any time that the balance in the TI/LC Reserve is at least equal to $2,500,000.

With respect to Loan No. 24, Saks Fulfillment Center, the borrower may deliver a letter of credit to maintain the monthly real estate tax reserve waiver.

With respect to Loan No. 25, Pompano Beach Fishing Village, the Sweep Oceanic Rollover Reserve account is a subject to a cap of $1,200,000, the Pompano Beach House Rollover Reserve account is subject to a cap of $1,050,000 and the Alvin's Island Rollover Reserve account is subject to a cap of $600,000.

With respect to Loan No. 31, Park West Village, the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis on and after July 6, 2023, that additional Supplemental Income Reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the mortgaged properties) a 6.25% transient whole loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3-month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Park West Village mortgaged property achieves a 6.25% transient whole loan debt yield (excluding the amount on deposit in the supplemental income reserve). The obligations of the guarantors under such carry guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

(20)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, Spartan Retail Portfolio, the Second Largest Tenant at the North Town Center mortgaged property, Beauty & Beauty Enterprises, has various expirations: (i) its lease for 9,800 square feet will expire on February 28, 2025; and (ii) the remainder of its leased space will expire on August 31, 2024.

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the Largest Tenant at the Versailles, KY mortgaged property, Ledvance, LLC, has 188,554 square feet expiring on April 30, 2023, and 187,744 square feet expiring on April 30, 2027.

With respect to Loan No. 33, Highland Street Industrial Center, the Largest Tenant, Ramzi Haifawi Holdings Co has a lease that expires on March 31, 2023, for 3,600 square feet of its space and leases an additional combined 3,200 square feet that expires on December 31, 2022.

With respect to Loan No. 33, Highland Street Industrial Center, the Second Largest Tenant, J-Zee, Inc. has a lease that expires on May 31, 2023, for 2,340 square feet of its space and leases an additional combined 1,600 square feet that expires on November 30, 2023.

(21)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(22)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In

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addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, Spartan Retail Portfolio, the Largest Tenant at the Shelby Plaza mortgaged property, Ollie’s, has an ongoing right to terminate its lease with 90 days’ notice if the prior year’s annual sales are less than $5.5 million effective December 2029. The Second Largest Tenant at the Spring Valley Commons mortgaged property, Rainbow USA, has a one-time right to terminate its lease effective after June 2024 if gross sales for the prior 12 months are less than $700,000 with payment of a $39,000 termination fee. Additionally, the Second Largest Tenant at the Beaumont Plaza mortgaged property, CSL Plasma, has an ongoing option to terminate its lease effective December 2026 with 180 days’ prior notice and the payment of a $100,000 termination fee.

With respect to Loan No. 6, Greenwich Office Portfolio, the Third Largest Tenant, Candlestick Capital Management, may terminate its lease any time on or after February 1, 2027 upon at least 12 months’ notice and payment of a termination fee in an amount equal to the sum of (i) the unamortized commissions, an amount which, as of the lease termination date, will equal the then unamortized portion of all brokerage commissions paid or payable by the landlord in connection with the lease to the broker, such brokerage commissions to be amortized on a straight-line basis over the period commencing on the date immediately following the rent commencement date and ending on the expiration date (such amount will include interest at a rate equal to 6.5%), (ii) the unamortized landlord's work cap, an amount which, as of the lease termination date, will equal the then unamortized portion of the landlord’s work cap, to be amortized on a straight-line basis over the period commencing on the date immediately following the rent commencement date and ending on the expiration date (such amount will include interest at a rate equal to 6.5%), (iii) the unamortized costs, an amount which, as of the lease termination date, will equal the then unamortized portion of any attorneys’ fees and disbursements incurred by the landlord in connection with the lease, such fees and disbursements to be amortized on a straight-line basis over the period commencing on the date immediately following the rent commencement date and ending on the expiration date (such amount will include interest at a rate equal to 6.5%), and (iv) the unamortized free rent, an amount which, as of the lease termination date, will equal the then unamortized portion of any free rent provided to tenant between the commencement date and the rent commencement date, such free rent to be amortized on a straight-line basis over the period commencing on the date immediately following the rent commencement date and ending on the expiration date (such amount will include interest at a rate equal to 6.5%).

With respect to Loan No. 6, Greenwich Office Portfolio, the Fourth Largest Tenant, Amulet Capital Partners LP, may terminate its lease any time on or after March 1, 2027 upon at least 9 months’ notice and payment of a termination fee in an amount equal to the sum of (i) the unamortized commissions, an amount which, as of the lease termination date, will equal the then unamortized portion of all brokerage commissions paid or payable by the landlord in connection with the lease to the broker, such brokerage commissions to be amortized on a straight-line basis over the period commencing on the date immediately following the rent commencement date and ending on the expiration date (such amount will include interest at a rate equal to 6.5%), (ii) the unamortized landlord’s work cap, an amount which, as of the lease termination date, will equal the then unamortized portion of the landord’s work cap, to be amortized on a straight-line basis over the period commencing on the date immediately following the rent commencement date and ending on the expiration date (such amount will include interest at a rate equal to 6.5%), (iii) the unamortized costs, an amount which, as of the lease termination date, will equal the then unamortized portion of any attorneys’ fees and disbursements incurred by the landlord in connection with the lease, such fees and disbursements to be amortized on a straight-line basis over the period commencing on the date immediately following the rent commencement date and ending on the expiration date (such amount will include interest at a rate equal to 6.5%), and (iv) the unamortized free rent, an amount which, as of the lease termination date, will equal the then unamortized portion of any free rent provided to tenant between the commencement date and the rent commencement date, such free rent to be amortized on a straight-line basis over the period commencing on the date immediately following the rent commencement date and ending on the expiration date (such amount will include interest at a rate equal to 6.5%).

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the Second Largest Tenant at the Memphis, TN mortgaged property, FedEx, may terminate its lease on 30 days' notice if the employees of another tenant become subject to a collective bargaining unit.

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the Largest Tenant at the Rockford, IL mortgaged property, Amazon, may terminate its lease on 30 days’ notice if a material interference with Amazon’s business due to lack of access or interruption of utilities is caused by the landlord or the landlord’s agents continues for 180 days, but the notice will be void if the problem is cured within the 30 days. If the material interference is not due to the landlord or the landlord’s agents and the interference continues for 270 days, Amazon may terminate on 30 days’ notice, but the notice will be void if the problem is cured within the 30 days.

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With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the Largest Tenant at the Rockford, IL mortgaged property, Amazon, has a lease expiration of November 30, 2026. Since the expiration is between October 1 and March 30, the lease term will extend through March 31, 2027, unless Amazon opts out of the optional holiday extension by providing 270 days’ notice.

With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the Largest Tenant at the Versailles, KY mortgaged property, Ledvance, LLC, has the right to terminate its lease for one or both of (x) 97,062 square feet (representing approximately 25.8% of its leased space) and (y) 91,492 square feet (representing approximately 24.3% of its leased space) with at least 60 days’ prior written notice to the landlord, which notice identifies the space to be terminated, and Ledvance, LLC not being in default under the lease it seeks to terminate on the termination date specified in its termination notice.

With respect to Loan No. 9, Green Valley Corporate Center South, $367,885 was placed in a rent concession reserve to fund a rent abatement for the Largest Tenant, Orbis Education, from October 2022 through February 2023 and August 2023

With respect to Loan No. 9, Green Valley Corporate Center South, (i) the Second Largest Tenant at the mortgaged property, Progressive Casualty Insurance Company, has the right to terminate its lease on September 30, 2023 provided that the tenant: (a) gives the landlord notice at least nine full months prior to the date of termination and (b) pays a termination fee.

With respect to Loan No. 9, Green Valley Corporate Center South, the Fourth Largest Tenant at the mortgaged property, Amica Mutual Insurance Company, has the right to terminate its lease on October 1, 2025 provided that the tenant: (a) gives the landlord notice no later than December 31, 2024 and (b) pays a termination fee.

With respect to Loan No. 17, 469 7th Avenue, the Largest Tenant at the mortgaged property, The City of New York, may terminate its lease for the entire premises, the sixth floor or the fourth and sixth floors any time after October 15, 2024 upon at least 12 months’ notice and payment of a termination fee in an amount equal to the sum of (i) the tenant work costs based on a straight-line amortization over the first 15 years of the lease term and (ii) the tenant broker fee based on a straight-line amortization over the first 15 years of the lease term.

With respect to Loan No. 17, 469 7th Avenue, the Second Largest Tenant at the mortgaged property, In Touch Group, LLC, may terminate its lease for all three floors on September 30, 2028 upon at least 15 months’ notice and no termination fee.

With respect to Loan No. 30, Gateway Promenade, the Fifth Largest Tenant at the mortgaged property, the BMV Indiana, has the right to terminate its lease if, among other things, at any time during the lease term, the tenant provides one-year prior written notice and reimbursement to the landlord of an amount equal to the unamortized tenant improvements and leasing commissions set forth in the lease (currently valued at $20,580.46).

With respect to Loan No. 34, Delmont Village, the Third Largest Tenant at the mortgaged property, Oak St Health, has the one-time right to terminate its lease on June 30, 2028 upon at least nine months’ notice and payment of a termination fee equal to three months of base rent and the unamortized portion of the lease commissions and tenant improvement allowance determined using an interest rate of 6.0%. Oak St Health has the exclusive right to provide adult primary medical care services at the mortgaged property. If the exclusive covenant is violated, Oak St Health will pay 50.0% of monthly base rent and 50.0% of additional rent until such violation is cured. If such violation is not cured within six months, Oak St Health has the right to terminate its lease.

(23)	With respect to Loan No. 8, 70 Hudson Street, the mortgage loan does not have a separate carveout guarantor that is distinct from the borrower.

(24)	Each letter identifies a group of related borrowers.

(25)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the prospectus for further details.

(26)	With respect to Loan No. 9, Green Valley Corporate Center South, KB Village View, DST entered into a master lease with KB Village View MT, LLC on September 8, 2022 for a 10-year term with an expiration date on October 1, 2032 with the option to renew up to 3 times for 5 years each.

A-1-55

With respect to Loan No. 11, Vancouver Pointe, Livingston Street Multi14 Services, LLC on behalf of LSC-Vancouver WA, DST entered into a master lease with Livingston Street Multi14 LeaseCo, LLC via master lease on September 30, 2022, for an approximate 10-year term with expiration date on January 3, 2033.

With respect to Loan No. 13, Fleet Farm Portfolio, the mortgaged property is master leased to KB Fleet Farms Portfolio MT, LLC under a 10-year master lease with an expiration date on June 1, 2032 and three, five-year renewal options remaining.

With respect to Loan No. 14, HERE Campus, KB Mill Creek, DST entered into a master lease with KB Mill Creek MT, LLC on October 7, 2022 with an expiration date on the earlier of (i) January 7, 2030, and (ii) one day following payoff of the HERE Campus mortgage loan.

With respect to Loan No. 30, Gateway Promenade, DPM Hammond Shopping Center DST entered into a master lease (in connection with its DST borrower structure) with DPM Hammond MT LLC on October 25, 2022, for a 10-year term with an expiration date on October 25, 2032.

(27)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any mortgaged properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(28)	With respect to Loan No. 30, Gateway Promenade, the Second Largest Tenant, Ross Dress for Less, is the parent company of the Third Largest Tenant, dd’s DISCOUNTS Store.

(29)	With respect to Loan No. 7, Phoenix Industrial Portfolio IX, the increase from the Most Recent NOI ($) to the Underwritten Net Operating Income ($) is primarily attributable to leasing totaling an additional approximately $4.1 million in base rent, $335,509 in rent steps through October 2023, $21,103 in straight-lined rent for Amazon and an additional approximately $1.1 million in recoveries. The 2022 statement only includes partial year information for the Iowa City, IA mortgaged property because it was 100% vacant. Additionally, the utilities expense was underwritten $671,666 less due to the elimination of excess use charges and installation of high efficiency LED lighting at the Versailles, KY mortgaged property and Amazon, the Largest Tenant at the Rockford, IL mortgaged property, being separately metered and paying gas bills directly to the utility company.

With respect to Loan No. 10, 50 Dey Street, historical NOI is lower than underwritten NOI primarily due to: (i) prior rent was based on an affiliate lease signed in 2012 that was below market, (ii) the prior chief financial officer did not properly report tenant reimbursements and (iii) prior financial statements included one-time capital and one-time expenditures. Additionally, in conjunction with the origination of the mortgage loan, an affiliate of the borrower sponsor entered into a new 15-year lease reflecting a $4,362,000 ($12 per square foot) triple-net rent, which lease is fully guaranteed by the borrower sponsor.

With respect to Loan No. 14, HERE Campus, a $162,241 credit for the upfront $3,500,000 tenant improvement and leasing commissions escrow was underwritten on the whole loan. The $3,500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 17, 469 7th Avenue, the Underwritten Net Operating Income ($) is greater than the Most Recent NOI ($) and Second Most Recent NOI ($) due in part to approximately $849,437 of straight-line averaging rent over the lease term for investment grade tenants, The City of New York and TD Bank, N.A., plus contractual rent steps through August 1, 2023.

With respect to Loan No. 19, Woodlands Officentre, a $75,000 credit for the upfront $750,000 tenant improvement and leasing commissions escrow was underwritten on the whole loan. The $750,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 26, Crossgates Commons, a $225,915 credit for the $2,259,150 tenant improvement and leasing commissions escrow was underwritten on the whole loan. The $2,259,150 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

A-1-56

With respect to Loan No. 31, Park West Village, the Underwritten Net Operating Income ($) is greater than Most Recent NOI ($) due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village mortgaged property and (ii) disbursements from the Supplemental Income Reserve of $4,920,000.

(30)	With respect to Loan No. 31, Park West Village, the borrowers own the mortgaged property as tenants-in-common.

A-1-57

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2022-C18
Collateral Characteristics
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date LTV(2)(5)
Retail	Anchored	17	$106,907,774	13.2%	1.39x	11.0%	65.4%	58.3%
	Shadow Anchored	12	60,000,000	7.4	1.39x	11.5%	57.8%	56.4%
	Unanchored	6	26,188,444	3.2	2.04x	14.5%	54.2%	50.8%
	Single Tenant	2	24,960,000	3.1	1.73x	9.6%	59.6%	59.6%
	Subtotal:	37	$218,056,218	27.0%	1.51x	11.4%	61.3%	57.0%
Office	Suburban	4	$112,412,969	13.9%	1.88x	12.2%	54.7%	53.8%
	CBD	2	55,000,000	6.8	3.17x	12.0%	44.6%	44.6%
	Subtotal:	6	$167,412,969	20.7%	2.30x	12.1%	51.4%	50.8%
Industrial	Warehouse / Distribution	5	$94,093,333	11.6%	1.30x	9.9%	48.8%	48.8%
	Flex	2	33,940,000	4.2	2.21x	13.7%	41.5%	41.5%
	Manufacturing	3	22,906,667	2.8	1.60x	10.5%	50.7%	50.7%
	Warehouse	1	10,000,000	1.2	1.71x	10.7%	53.1%	53.1%
	Subtotal:	11	$160,940,000	19.9%	1.56x	10.9%	47.8%	47.8%
Hospitality	Full Service	4	$95,415,436	11.8%	3.12x	24.7%	41.4%	37.6%
	Limited Service	46	38,700,613	4.8	1.76x	15.8%	62.8%	50.2%
	Select Service	1	17,500,000	2.2	2.36x	17.7%	49.9%	49.9%
	Subtotal:	51	$151,616,049	18.8%	2.69x	21.6%	47.9%	42.3%
Mixed Use	Office / Data Center / Warehouse	1	$45,000,000	5.6%	3.02x	16.1%	40.6%	40.6%
	Retail / Office	1	2,600,000	0.3	1.63x	12.4%	40.6%	40.6%
	Subtotal:	2	$47,600,000	5.9%	2.94x	15.9%	40.6%	40.6%
Multifamily	Independent Living	1	$26,400,000	3.3%	1.55x	10.5%	51.8%	51.8%
	High Rise	1	7,500,000	0.9	2.60x	12.3%	32.6%	32.6%
	Subtotal:	2	$33,900,000	4.2%	1.78x	10.9%	47.6%	47.6%
Self Storage		4	$18,655,000	2.3%	1.67x	11.8%	47.5%	46.4%
Other	Sub-Leased Fee	1	$10,000,000	1.2%	2.29x	15.1%	33.6%	33.6%
Total / Weighted Average:		114	$808,180,236	100.0%	2.01x	13.7%	51.6%	49.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(5)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2022-C18
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date LTV(2)(5)
New Jersey	4	$98,887,690	12.2%	3.05x	17.0%	38.6%	37.7%
California	5	95,632,429	11.8%	1.43x	10.3%	52.7%	52.6%
Ohio	2	66,500,000	8.2%	3.28x	23.6%	39.5%	39.5%
South Carolina	12	60,278,343	7.5%	1.32x	10.5%	67.4%	61.2%
New York	6	54,739,976	6.8%	1.67x	12.2%	53.4%	48.8%
Virginia	3	52,077,361	6.4%	2.80x	15.2%	43.7%	43.5%
North Carolina	10	48,413,999	6.0%	1.46x	12.2%	60.8%	57.4%
Connecticut	1	42,900,000	5.3%	1.84x	11.4%	54.5%	54.5%
Tennessee	6	40,056,029	5.0%	1.50x	11.2%	53.1%	48.9%
Nevada	2	30,093,070	3.7%	1.94x	12.1%	54.7%	54.3%
Florida	6	28,321,277	3.5%	1.94x	13.0%	49.3%	46.9%
Washington	1	26,400,000	3.3%	1.55x	10.5%	51.8%	51.8%
Michigan	2	22,528,683	2.8%	1.75x	14.0%	55.2%	50.9%
Louisiana	3	17,900,923	2.2%	2.74x	21.8%	56.6%	45.5%
Alabama	2	16,993,369	2.1%	1.43x	10.5%	49.7%	47.5%
Georgia	2	14,535,714	1.8%	1.39x	11.5%	57.8%	56.4%
Wisconsin	1	13,582,050	1.7%	1.73x	9.6%	59.6%	59.6%
Minnesota	2	11,473,767	1.4%	1.73x	9.6%	59.6%	59.5%
Texas	4	10,192,167	1.3%	1.94x	17.2%	62.5%	52.7%
Pennsylvania	1	10,000,000	1.2%	1.71x	10.7%	53.1%	53.1%
Indiana	1	8,000,000	1.0%	1.64x	10.7%	62.0%	62.0%
Illinois	1	6,080,000	0.8%	1.48x	10.6%	41.2%	41.2%
Kentucky	2	5,583,287	0.7%	1.64x	10.5%	54.5%	54.5%
Iowa	3	4,742,621	0.6%	1.51x	11.4%	45.0%	42.2%
Wyoming	6	4,699,550	0.6%	1.64x	15.1%	62.2%	46.7%
Maryland	2	4,577,306	0.6%	2.23x	15.1%	31.8%	31.3%
Nebraska	4	2,663,277	0.3%	1.64x	15.1%	62.2%	46.7%
New Mexico	3	2,481,409	0.3%	1.64x	15.1%	62.2%	46.7%
Kansas	5	2,120,524	0.3%	1.64x	15.1%	62.2%	46.7%
Arizona	2	1,406,319	0.2%	1.64x	15.1%	62.2%	46.7%
Missouri	2	1,338,015	0.2%	1.64x	15.1%	62.2%	46.7%
Montana	2	958,980	0.1%	1.64x	15.1%	62.2%	46.7%
Oregon	1	647,798	0.1%	1.64x	15.1%	62.2%	46.7%
Utah	1	384,735	0.0%	1.64x	15.1%	62.2%	46.7%
South Dakota	1	352,419	0.0%	1.64x	15.1%	62.2%	46.7%
Oklahoma	1	340,649	0.0%	1.64x	15.1%	62.2%	46.7%
North Dakota	1	245,083	0.0%	1.64x	15.1%	62.2%	46.7%
Colorado	1	51,419	0.0%	1.64x	15.1%	62.2%	46.7%
Total / Weighted Average:	114	$808,180,236	100.0%	2.01x	13.7%	51.6%	49.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(5)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2022-C18
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
$2,600,000	-	$4,999,999	4	$15,000,000	1.9%	6.61796%	119	2.31x	16.9%	44.5%	43.2%
$5,000,000	-	$9,999,999	8	64,947,280	8.0%	6.09487%	110	1.92x	13.9%	57.7%	52.6%
$10,000,000	-	$19,999,999	9	118,041,039	14.6%	6.38658%	117	1.85x	13.8%	52.0%	48.9%
$20,000,000	-	$29,999,999	8	205,791,918	25.5%	5.99388%	101	1.95x	14.0%	51.7%	48.7%
$30,000,000	-	$39,999,999	2	74,000,000	9.2%	4.69403%	85	2.75x	11.9%	40.9%	40.9%
$40,000,000	-	$47,499,999	2	87,900,000	10.9%	5.59068%	119	2.44x	13.8%	47.4%	47.4%
$47,500,000	-	$68,000,000	4	242,500,000	30.0%	6.84864%	119	1.77x	13.5%	54.9%	52.5%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
3.19200	-	4.99000	3	$66,574,228	8.2%	3.93091%	63	3.08x	13.8%	47.1%	41.8%
5.00000	-	5.50000	3	82,890,972	10.3%	5.23338%	116	2.55x	14.8%	49.6%	47.3%
5.50000	-	5.99999	8	179,054,121	22.2%	5.85053%	103	1.91x	12.2%	53.3%	51.7%
6.00000	-	6.49999	9	209,291,774	25.9%	6.27627%	118	2.00x	14.5%	52.8%	50.1%
6.50000	-	6.99999	9	148,181,385	18.3%	6.77032%	119	1.69x	12.9%	53.5%	51.9%
7.00000	-	7.79500	5	122,187,756	15.1%	7.54736%	120	1.65x	14.3%	48.3%	46.1%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
60	3	$70,900,000	8.8%	4.35025%	55	3.28x	13.8%	38.0%	38.0%
84	1	24,800,000	3.1%	5.93000%	83	1.94x	11.8%	56.5%	56.5%
120	33	712,480,236	88.2%	6.35325%	117	1.89x	13.7%	52.7%	50.1%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
51	-	59	3	$70,900,000	8.8%	4.35025%	55	3.28x	13.8%	38.0%	38.0%
83	-	84	2	47,874,228	5.9%	5.40947%	83	1.80x	13.4%	59.2%	51.8%
112	-	116	6	93,820,093	11.6%	5.59819%	114	1.76x	12.2%	60.1%	55.1%
117	-	120	26	595,585,915	73.7%	6.53043%	119	1.92x	13.9%	51.2%	49.4%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%
(1)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(4)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2022-C18
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Interest Only	24	$532,330,000	65.9%	6.00563%	108	2.20x	13.4%	47.3%	47.3%
270	1	23,074,228	2.9%	4.85000%	84	1.64x	15.1%	62.2%	46.7%
300	1	12,930,972	1.6%	5.08000%	112	2.50x	20.5%	61.6%	46.8%
330	1	9,929,121	1.2%	5.75000%	114	1.60x	12.9%	66.8%	54.4%
360	10	229,915,915	28.4%	6.74329%	118	1.62x	13.8%	59.1%	53.8%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Interest Only			24	$532,330,000	65.9%	6.00563%	108	2.20x	13.4%	47.3%	47.3%
234	-	324	3	45,934,321	5.7%	5.10929%	98	1.87x	16.1%	63.0%	48.4%
357	-	360	10	229,915,915	28.4%	6.74329%	118	1.62x	13.8%	59.1%	53.8%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Interest Only	24	$532,330,000	65.9%	6.00563%	108	2.20x	13.4%	47.3%	47.3%
Interest Only, Amortizing Balloon	4	153,950,000	19.0%	6.50806%	118	1.37x	11.0%	63.4%	58.6%
Amortizing Balloon	9	121,900,236	15.1%	6.42464%	111	2.03x	18.2%	55.1%	45.7%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
1.23x	-	1.39x	5	$208,517,097	25.8%	6.98526%	119	1.30x	10.6%	59.5%	56.3%
1.40x	-	1.69x	10	169,298,349	20.9%	6.02058%	113	1.53x	11.3%	53.4%	49.6%
1.70x	-	1.79x	4	61,247,969	7.6%	5.98252%	116	1.73x	11.4%	57.0%	55.4%
1.80x		1.89x	2	51,986,035	6.4%	6.12458%	119	1.84x	12.2%	56.6%	55.1%
1.90x	-	1.99x	3	62,976,774	7.8%	5.90010%	104	1.95x	12.7%	56.4%	55.2%
2.00x	-	2.49x	6	74,490,350	9.2%	6.27949%	97	2.32x	15.7%	41.8%	41.2%
2.50x	-	2.99x	3	45,163,662	5.6%	6.49539%	107	2.73x	22.9%	42.0%	35.7%
3.00x		4.10x	4	134,500,000	16.6%	5.12078%	101	3.54x	19.2%	38.9%	38.9%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%
(1)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(4)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.
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Annex A-2	BBCMS 2022-C18
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
30.9%	-	49.9%	14	$286,037,690	35.4%	5.81747%	103	2.81x	17.3%	39.3%	38.9%
50.0%	-	59.9%	13	363,880,416	45.0%	6.52032%	116	1.57x	11.2%	55.0%	53.7%
60.0%	-	64.9%	6	70,296,975	8.7%	5.46321%	105	1.83x	14.6%	62.0%	53.1%
65.0%	-	69.7%	4	87,965,156	10.9%	6.38185%	118	1.39x	11.2%	69.0%	61.0%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
30.8%	-	49.9%	18	$348,897,957	43.2%	5.83334%	103	2.63x	17.1%	42.7%	40.3%
50.0%	-	59.9%	14	364,792,280	45.1%	6.44974%	115	1.59x	11.3%	55.9%	54.4%
60.0%	-	63.5%	5	94,490,000	11.7%	6.28641%	118	1.39x	10.3%	67.6%	62.2%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Defeasance	26	$507,970,036	62.9%	6.48836%	112	1.75x	12.6%	51.5%	50.1%
Yield Maintenance	9	253,210,200	31.3%	5.96511%	115	2.27x	16.0%	52.9%	48.2%
Defeasance or Yield Maintenance	2	47,000,000	5.8%	3.73919%	66	3.54x	12.6%	45.3%	45.3%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Refinance	21	$472,226,102	58.4%	6.40708%	114	2.07x	14.9%	48.7%	46.2%
Acquisition	15	275,954,135	34.1%	5.59393%	103	2.05x	12.0%	55.1%	52.9%
Refinance and Acquisition	1	60,000,000	7.4%	6.88000%	119	1.39x	11.5%	57.8%	56.4%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%
(1)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(4)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2022-C18
No. 1 – Rialto Industrial

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Annex A-3	BBCMS 2022-C18
No. 1 – Rialto Industrial

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Annex A-3	BBCMS 2022-C18
No. 1 – Rialto Industrial
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$68,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$68,000,000	Property Type – Subtype:	Industrial – Warehouse /
% of IPB:	8.4%		Distribution
Loan Purpose:	Refinance	Net Rentable Area (SF):	1,106,124
Borrower:	Rialto Merrill Holdings LLC	Location:	Rialto, CA
Borrower Sponsors:	Ezra Danziger, Paul Reisz and	Year Built / Renovated:	1989 / 2020
	Solomon Weber	Occupancy:	100.0%
Interest Rate:	7.61000%	Occupancy Date:	11/10/2022
Note Date:	11/10/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$22,349,341
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$4,721,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,627,827
Additional Debt(1):	Yes	UW NCF:	$17,185,377
Additional Debt Balance(1):	$113,000,000	Appraised Value / Per SF(5):	$350,000,000 / $316
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/12/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$514,722	$128,681	N/A	Maturity Date Loan / SF:	$164
Insurance:	$122,072	$61,036	N/A	Cut-off Date LTV:	51.7%
Replacement Reserves:	$0	$9,218	N/A	Maturity Date LTV:	51.7%
Immediate Repairs:	$8,125	$0	N/A	UW NCF DSCR:	1.23x
Rent Abatement Reserve:	$9,402,054	$0	N/A	UW NOI Debt Yield:	9.7%
Litigation Reserve	$50,000	Springing	$50,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$181,000,000	100.0%	Loan Payoff	$130,724,472	72.2%
			Closing Costs(6)	24,015,699	13.3
			Return of Equity	16,162,856	8.9
			Upfront Reserves	10,096,973	5.6
Total Sources	$181,000,000	100.0%	Total Uses	$181,000,000	100.0%
(1)	The Rialto Industrial Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $181.0 million (the “Rialto Industrial Whole Loan”). The Financial Information in the chart above reflects the Rialto Industrial Whole Loan.
(2)	The lockout period will be at least 24 months beginning with and including the first payment date on January 6, 2023; the actual lockout period may be longer. Defeasance of the Rialto Industrial Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Operating history is not available as the Rialto Industrial Property (as defined below) was occupied under a triple net lease from March 2020 and was also vacant between 2018 to March 2020.
(5)	The appraisal also concluded to a “go-dark” value of $303,000,000 and land value of $242,000,000.
(6)	Closing Costs include approximately $15.0 million in payment to third-party contractors for the cost of the TI Project (as defined below).

The Loan. The Rialto Industrial mortgage loan (the “Rialto Industrial Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Rialto, California (the “Rialto Industrial Property”). The Rialto Industrial Whole Loan consists of eight pari passu notes and accrues interest at a rate of 7.61000% per annum. The Rialto Industrial Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Note A-1 and Note A-8, with an aggregate original principal balance of $68,000,000, will be included in the BBCMS 2022-C18 securitization trust. The remaining notes are currently held by AREF or an affiliate and are expected to be contributed to one or more future securitization trust(s). The Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust until the controlling Note A-4 is securitized, whereupon the Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

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Annex A-3	BBCMS 2022-C18
No. 1 – Rialto Industrial
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2022-C18	No
A-2(1)	$30,000,000	$30,000,000	AREF or an affiliate	No
A-3(1)	$30,000,000	$30,000,000	AREF or an affiliate	No
A-4(1)	$25,000,000	$25,000,000	AREF or an affiliate	Yes
A-5(1)	$20,000,000	$20,000,000	AREF or an affiliate	No
A-6(1)	$5,000,000	$5,000,000	AREF or an affiliate	No
A-7(1)	$3,000,000	$3,000,000	AREF or an affiliate	No
A-8	$3,000,000	$3,000,000	BBCMS 2022-C18	No
Whole Loan	$181,000,000	$181,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Rialto Industrial Property is an approximately 1.1 million square foot industrial warehouse/distribution facility in the Inland Empire industrial submarket in Rialto, California approximately seven miles west of downtown San Bernardino. Situated on 55.57 acres, the Rialto Industrial Property features a single-story building constructed in 1989 and renovated in 2020. The Rialto Industrial Property includes approximately 1.09 million square feet of warehouse space and 17,005 square feet of office space (1.5% of net rentable area). The majority clear height of the improvements is 53 to 58 feet with approximately 5% of the building at the west end having a lower clear component of 30 feet. Additionally, approximately 100,000 square feet of the mezzanine area is utilized for storage and materials handling and sorting along the south end of the building that is not included in the 1.1 million square feet of net rentable area. The Rialto Industrial Property also contains an on-site fueling station, truck maintenance building (currently being converted into a fitness center as an amenity for the employees), a grade level overhead door, 132 dock high overhead doors, 12 rail doors to the BNSF (freight railroad) spur at the north side of the building and includes 8,000 amps of power. The Rialto Industrial Property has above standard yard functionality on both the south and west sides with 317 striped excess trailer spaces. The Rialto Industrial Property is currently 100.0% occupied by Rialto Distribution LLC (“Rialto Distribution” or “Tenant”), an affiliate of the borrower sponsor, under a new 20-year lease that expires in October 2042. The Rialto Industrial Property serves as the west coast headquarters for Rialto Distribution and its operating affiliate, All-Ways Pacific, LLC, who is the lease guarantor. A true lease opinion was obtained at loan closing.

The Rialto Industrial Property previously served as a national distribution facility for Toys “R” Us until they filed bankruptcy and vacated in 2018. In March 2020, Rialto Distribution entered into a lease with prior ownership along with an option agreement to purchase the Rialto Industrial Property for $123.35 million ($112 per square foot). Between 2020 and 2021, the Tenant completed renovations that include the installation of Early Suppression Fire Response (“ESFR”) sprinkler systems throughout approximately 600,000 square feet of the facility with the remainder of the facility’s sprinkler system comprising in-rack sprinklers. This modernization project allowed the Tenant to make full use of the minimum 53 feet clear heights by stacking to 50 feet. In August 2021, Rialto Distribution exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease as part of the acquisition financing. Additional capital expenditures were completed through September 2022 including the renovation of over 17,000 square feet of office space, installation of an in-floor laser guidance system for forklifts, restroom additions/upgrades, capital repairs and maintenance to the entire facility, and removal of obsolete systems and equipment such as conveyer belt systems left behind by prior ownership to increase the usability of the facility. Total tenant improvements and capital expenditure invested by the Tenant into the Rialto Industrial Property totaled approximately $8.0 million. Furthermore, approximately $4.5 million was invested in warehouse relocation expenses, equipment rentals, and capital repairs / maintenance. By increasing the usable clear heights of the Rialto Industrial Property significantly through converting approximately 600,000 square feet of space to ESFR sprinkler systems and removing obsolete systems and equipment to free up space and improve efficiencies, the Tenant increased its maximum pallet capacity from 44,000 pallets to 100,000 pallets and its actual pallet utilization from 45,810 pallets in July 2020 to 123,593 pallets as of October 2022 (170% increase). At the origination of the Rialto Industrial Whole Loan, the Tenant entered into a newly amended 20-year lease at a starting rent of $17.00 per square foot triple net with 3.00% annual increases. The appraisal concluded to a market rent of $17.40 per square foot for the space.

According to the appraisal, the purchase price under the option agreement was predicated on the then “as is” condition of the Rialto Industrial Property which required a substantial amount of work and based on the lease date and option date the price reflects pre-COVID pricing since which time the Inland Empire industrial market experienced unprecedented growth in rents and compression in cap rates (please see “The Market” below), with rents effectively doubling during this time on top of cap rate compression throughout. Furthermore, the Rialto Industrial Property is located in an opportunity zone which holds various tax benefits from long-term ownership and property improvements. In August 2022, the borrower sponsors received an unsolicited offer to purchase the Rialto Industrial Property for $350 million based on a 10-year leaseback at $17.40 per square foot triple-net with 3.5% annual increase or $325 million for delivery of a vacant building.

The Tenant is currently undergoing further upgrades to the Rialto Industrial Property which is estimated to cost no more than approximately $15 million ($13.57 per square foot) (“TI Project”), with the contractors being responsible for any expenses over $15 million. The TI Project includes the removal of the existing conveyer modules, installation of new racking systems, and replacement of

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Annex A-3	BBCMS 2022-C18
No. 1 – Rialto Industrial

the existing sprinkler system on one side of the building comprising an estimated 500,000 square feet with ESFR sprinklers. This TI Project is expected to increase the pallet racking capacity of the entire 1.1 million square foot facility by 40% which the Tenant projects will generate an additional $19 million in annual revenue with no additional underlying real estate costs. Rialto Distribution expects the TI Project to be complete by August 2023. In the event that the TI Project is not completed by June 30, 2024, a Cash Management Period (as defined below) commences.

Sole Tenant.

Rialto Distribution (1,106,124 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Rialto Distribution was formed in 2020 as an operating affiliate of All-Ways Pacific LLC, which was formed in 2013 as a third-party warehousing and distribution provider. The Rialto Distribution lease is guaranteed by the operating affiliate All-Ways Pacific. Rialto Distribution and All-Ways Pacific report financials on a combined basis. For the trailing 12-month period ending July 2022, All-Ways Pacific and Rialto Distribution reported a combined revenue of $89.4 million and an adjusted EBITDAR of approximately $40.2 million. Rialto Distribution has been a tenant at the Rialto Industrial Property since July 2020 and in 2022 extended its lease term to expire in October 2042. The lease is structured as triple net with Rialto Distribution also being responsible for all capital expenditure costs. Rialto Distribution has no renewal options and no termination options.

Rialto Distribution plans to sublease 100,000 square feet (9.0% of NRA) of its space to I World, LLC. The sublease is expected to commence in the first quarter of 2023 and will have a 10-year term. The rent under the sublease will be $19.20 per square foot, increasing by 4.0% annually, plus $2.40 per square foot in estimated expense reimbursement. I World, LLC is one of Rialto Distribution’s top corporate accounts on the West Coast. Under the terms of the Rialto Industrial Whole Loan documents, the borrower is permitted to allow future subleases which in the aggregate do not account for greater than 20% of NRA at the Rialto Industrial Property. A sublease comprising less than 5% of NRA does not require lender approval so long as the sublease rent and terms are equal to or superior to the Rialto Distribution lease. Any future sublease comprising 5% or greater of NRA requires lender approval.

Environmental. According to the Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the Rialto Industrial Property.

Historical and Current Occupancy
2020(1)	2021	Current(2)
100.0%	100.0%	100.0%
(1)	Rialto Distribution signed a lease in March 2020 to occupy the entire Rialto Industrial Property. The Rialto Industrial Property had previously been owned and occupied by Toys “R” Us, who filed for bankruptcy in 2018 and subsequently sold and vacated the Rialto Industrial Property.
(2)	Current Occupancy is as of November 10, 2022.

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Annex A-3	BBCMS 2022-C18
No. 1 – Rialto Industrial

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Rialto Distribution(2)	NR/NR/NR	1,106,124	100.0%	$17.00	$18,804,108	100.0%	10/31/2042
Occupied Collateral Total / Wtd. Avg.		1,106,124	100.0%	$17.00	$18,804,108	100.0%

Vacant Space		0	0.0%

Collateral Total		1,106,124	100.0%

(1)	Based on the underwritten rent roll.
(2)	Rialto Distribution plans to sublease 100,000 square feet of its space to I World, LLC at $19.20 per square foot. The sublease is expected to commence in the first quarter of 2023.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	1,106,124	100.0	18,804,108	100.0	1,106,124	100.0%	$18,804,108	100.0%
Total	1	1,106,124	100.0%	$18,804,108	100.0%
(1)	Based on the underwritten rent roll.
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Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$18,804,108	$17.00	79.9%
Vacant Income	0	$0.00	0.0
Contractual Rent Steps	0	$0.00	0.0
Gross Potential Rent	$18,804,108	$17.00	79.9%
Total Reimbursements	4,721,514	$4.27	20.1
Net Rental Income	$23,525,622	$21.27	100.0%
Other Income	0	$0.00	0.0
(Vacancy/Credit Loss)	(1,176,281)	(1.06)	(5.0)
Effective Gross Income	$22,349,341	$20.21	95.0%
Total Expenses	4,721,514	$4.27	21.1
Net Operating Income	$17,627,827	$15.94	78.9%
Capital Expenditures	110,612	$0.10	0.5
TI/LC	331,837	$0.30	1.5
Net Cash Flow	$17,185,377	$15.54	76.9%

(1)	Operating history is not available as the Rialto Industrial Property was occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Rialto Industrial Property is located in Rialto, California, approximately seven miles east of downtown San Bernardino and forms part of the Riverside-San Bernardino-Ontario Metropolitan Statistical Area (“MSA”). The MSA has a population of approximately 4.6 million residents with an average household income of $104,810. The top three industries within the MSA are healthcare/social assistance, retail trade, and construction.

The Rialto Industrial Property is located approximately two miles from Interstate 10, and approximately 14 miles east from Ontario International Airport. The Rialto Industrial Property is situated in an opportunity zone in the central portion of Rialto, with the surrounding neighborhood consisting primarily of industrial properties and residential homes. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 24,257, 183,460, and 372,058, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,886, $62,381, and $65,943, respectively.

According to the appraisal, the Rialto Industrial Property is located within the Inland Empire industrial market and the Rialto industrial submarket. According to a third-party research report, the Inland Empire industrial market has an inventory of 599 million square feet, a vacancy rate of 0.2% and average rent of $17.16 per square foot, triple net. The vacancy rate decreased 0.10% quarter over quarter to a historic low in the Inland Empire industrial market. Approximately 20.1 million square feet is expected to be completed in 2022 of which 42.3% is pre-leased. Even as construction activity ramped up, most new warehouses that completed construction were immediately occupied in the second quarter of 2022, leaving little to no available product in the market. Rents increased 98.6% year over year to $17.16 per square foot in the second quarter of 2022 due to limited availability and persistent high levels of demand. According to a third-party research report, the severe lack of available space, coupled with insatiable demand, fueled rent growth in the Inland Empire industrial market. Low availability, strong industrial demand, and new class A developments will likely continue to push rents upwards. Landlords continue to be cautious about signing preleases on new development to take advantage of future rent increases. The appraiser concluded to a market rent of $17.40 per square foot for the Rialto Industrial Property.

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The following table presents certain information relating to comparable industrial sales for the Rialto Industrial Property:

Comparable Industrial Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Rialto Industrial	1,106,124(2)	1989 / 2020	100.0%(2)
Rialto, CA
Amazon Fulfillment Center	1,080,309	2021 / NAP	100.0%	Sep-22	$189,000,000	$175	4.75%
Visalia, CA
Central Commerce Center	457,125	2022 / NAP	100.0%	Aug-22	$121,079,086	$265	4.37%
San Bernardino, CA
Perris Ridge Commerce Center – Building 2	579,708	2014 / NAP	100.0%	Aug-22	$169,646,861	$293	4.72%
Perris, CA
Logistics Center at Eastvale	1,057,419	2022 / NAP	71.0%	Jul-22	$470,000,000	$444	3.20%
Eastvale, CA
(1)	Information obtained from the appraisal.
(2)	Occupancy is as of November 10, 2022.

The following table presents certain information relating to comparable industrial leases for the Rialto Industrial Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Building Size (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
Rialto Industrial 1110 West Merrill Avenue Rialto, CA	1989	1,106,124(2)	1,106,124(2)	Rialto Distribution(2)	53' – 58'	$17.00(2)	Nov-22(2)	20.0(2)
Building 2 and 3 of Goodman Logistics Center Fullerton 2289 and 2099 E Orangethorpe Avenue Fullerton, CA	2022	1,025,262	538,226	Samsung Electronics America Inc.	40'	$24.00	Nov-22	10.2
Haven Gateway Centre 2250 Sequoia Avenue Ontario, CA	2000	610,944	610,944	Disney	32'	$18.60	Nov-22	5.0
Agua Mansa Commerce Park – 2 5400 El Rivino Road Jurupa Valley, CA	2022	1,186,950	1,186,950	Target	40'	$12.60	Sep-22	15.0
Citrus Commerce Center Bldg. 2 11281 Citrus Ave Fontana, CA	2017	1,003,567	1,003,567	Confidential	36'	$18.60	Oct-22	5.0
I-10 Logistics Center 36312 and 36324 Cherry Valley Blvd Cherry Valley, CA	2023	1,832,667	1,832,667	Shien Fashion Group	40'	$11.16	Mar-23	10.3
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll.

The Borrower. The borrowing entity for the Rialto Industrial Whole Loan is Rialto Merrill Holdings LLC, a single purpose entity with two independent directors. Legal counsel to the Rialto Industrial borrower delivered a non-consolidation opinion in connection with the origination of the Rialto Industrial Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, Paul Reisz, and Solomon Weber. Ezra Danziger, Paul Reisz, and Solomon Weber are the principals of Rialto Distribution and All-Ways Pacific. Paul Reisz currently serves as the chief commercial officer of Rialto Distribution. Ezra Danziger currently serves as the CEO of Rialto Distribution and All-Ways Pacific.

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The borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Rialto Industrial Property, alleges that it held an unrecorded right of first offer for the purchase of the Rialto Industrial Property (the “ROFO”) and that the ROFO was violated when the borrower purchased the Rialto Industrial Property pursuant to a separate option to purchase the Rialto Industrial Property granted to a borrower affiliate (the “Option”). The prior owner of the Rialto Industrial Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Rialto Industrial Property to the borrower in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

Property Management. The Rialto Industrial Property is managed by RD Real Estate Holdings LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $9,402,054 for a rent abatement fund, approximately $514,722 for real estate taxes, approximately $122,072 for insurance reserves, $50,000 for a litigation reserve, and $8,125 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $128,681.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $61,036.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,218 for replacement reserves ($0.10 per square foot annually).

Litigation Reserve – If at any time prior to the Transfer Restriction Termination Date (as defined below) the funds in the litigation reserve fall below $25,000, the borrower is required to deposit an amount such that the funds on deposit in the litigation reserve is equal to $50,000.

“Transfer Restriction Termination Date” means the date on which (i) a court of competent jurisdiction issues a final, non-appealable order or judgment in the Saadia Litigation dismissing all of the claims against the borrower with respect to the Rialto Industrial Property under the Saadia Litigation relating to specific performance or any other injunctive or other relief then being sought that, if granted, would adversely affect the borrower’s title to the Rialto Industrial Property or the validity or priority of the lien of the mortgage, or (ii) the borrower and the plaintiff in the Saadia Litigation have entered into a final written settlement as to all claims made with respect to the Rialto Industrial Property with respect to the Saadia Litigation, which settlement includes (A) an unconditional written release of the borrower and the lender of all such claims and (B) payment in full of all amounts to be paid in connection with such settlement.

Lockbox / Cash Management. The Rialto Industrial Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the Tenant at the Rialto Industrial Property instructing it to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Rialto Industrial Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Rialto Industrial Whole Loan documents. During the occurrence of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rialto Industrial Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise into a cash collateral subaccount as additional collateral for the Rialto Industrial Whole Loan.

A “Cash Management Period” means the occurrence of (i) an event of default, (ii) the commencement of a Lease Sweep Period, (iii) an event of default under a Permitted Future Mezzanine Loan (as defined below) has occurred, (iv) if, as of June 30, 2024, the TI Project has not been completed in accordance with the Rialto Industrial Whole Loan documents, (v) June 6, 2032, or (vi) if, as of December 31, 2022, the required repairs have not been completed in accordance with the Rialto Industrial Whole Loan documents; and will end if, prior to June 6, 2032 (A) with respect to the matters described in clause (i) above, such event of default has been cured, such cure has been accepted by the lender and no other event of default has occurred and is continuing, or (B) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended, or (C) with respect to the matter described in clause (iii) above, receipt by the lender that the event of default under a Permitted Future Mezzanine Loan has been cured or waived, or (D) with respect to the matter described in clause (iv) above, the earlier of (x) the delivery to the lender of evidence reasonably acceptable to the lender that the TI Project has been completed in accordance with the Rialto Industrial Whole Loan documents and (y) the date on which the remaining costs to complete the TI Project has been deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing

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pursuant to such clause (iv) (i.e., such capped amount may not include any amount deposited into the cash collateral subaccount during a Cash Management Period continuing pursuant to such clauses (i) through (iv) of this definition) and/or through equity funded by the borrower into the cash collateral subaccount or (E) with respect to the matter described in clause (vi) above, upon completion of the required repairs in accordance with the Rialto Industrial Whole Loan documents. So long as no event of default is then continuing, at the borrower’s request, funds deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to clause (iv) above, may be utilized by the borrower for the payment of TI Project costs and expenses.

A “Lease Sweep Period” commences upon the occurrence of any of the following:

(i)	any Lease Sweep Lease (as defined below) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant (as defined below) gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); or
(ii)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; or
(iii)	the occurrence of (x) a monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder or (y) a non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder and such non-monetary default would cause a material adverse effect; or
(iv)	the occurrence of a Lease Sweep Tenant insolvency proceeding; or
(v)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the gross revenue of the Tenant and the Tenant’s lease guarantor (collectively, “Rialto Group”) is equal to or less than $71,554,025, as reflected in the most recent financial statements (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (v)); or
(vi)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group total debt to annual Rialto Group gross revenue is equal to or exceeds 75%, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vi)); or
(vii)	if, as of any calculation date commencing on June 30, 2024 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group’s EBITDAR to the aggregate amount of all rents and other amounts payable (including, without limitation, percentage rents and reimbursements (if any) for taxes, insurance, management fees and operating expenses) by Rialto Group (whether to the borrower pursuant to the Tenant’s lease or otherwise) during the then immediately preceding 12 month period is less than 1.40x, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vii)).

A “Lease Sweep Lease” means (x) the Rialto Distribution lease or (y) any lease in replacement of the Rialto Distribution lease (or a portion thereof) that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease (a) covers 220,000 or more rentable square feet of the Rialto Industrial Property or (b) has a gross annual rent of more than 20.0% of the total annual rents of the Rialto Industrial Property.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Subordinate and Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan up to $19,000,000 (the “Permitted Future Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the Rialto Industrial Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no greater than 70%; (iii) the actual combined debt service coverage ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Future Mezzanine Loan) is no less than 1.10x; (iv) the actual combined net cash flow debt yield based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no less than 8.5%; (v) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; (vi) receipt of a rating agency confirmation; and (vii) the Permitted Future Mezzanine Loan has a term expiring on or after the Rialto Industrial Whole Loan maturity date.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$65,500,000	Title:	Fee
Cut-off Date Principal Balance:	$65,500,000	Property Type – Subtype:	Retail – Various
% of IPB:	8.1%	Net Rentable Area (SF):	844,888
Loan Purpose:	Refinance	Location:	Various
Borrower:	Waterstone Southeast Spartan	Year Built / Renovated:	Various / Various
	Portfolio LLC	Occupancy(2):	91.8%
Borrower Sponsors:	Josh Levy and Neal Shalom	Occupancy Date:	10/1/2022
Interest Rate:	6.41000%	4th Most Recent NOI (As of):	$5,694,812 (12/31/2019)
Note Date:	10/25/2022	3rd Most Recent NOI (As of):	$5,649,525 (12/31/2020)
Maturity Date:	11/6/2032	2nd Most Recent NOI (As of):	$6,379,182 (12/31/2021)
Interest-only Period:	24 months	Most Recent NOI (As of):	$6,869,491 (TTM 7/31/2022)
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization Term:	360 months	UW Revenues:	$9,802,261
Amortization Type:	Interest Only, Amortizing Balloon	UW Expenses:	$3,086,890
Call Protection:	L(4),YM1(112),O(4)	UW NOI:	$6,715,371
Lockbox / Cash Management:	Soft / In Place	UW NCF:	$6,377,416
Additional Debt:	No	Appraised Value / Per SF:	$94,000,000 / $111
Additional Debt Balance:	N/A	Appraisal Date:	Various
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$78
Taxes:	$1,033,099	$102,471	N/A	Maturity Date Loan / SF:	$69
Insurance:	$311,191	$23,938	N/A	Cut-off Date LTV:	69.7%
Replacement Reserve:	$0	$14,081	N/A	Maturity Date LTV:	62.3%
TI / LC:	$2,500,000	Springing	$2,500,000	UW NCF DSCR:	1.30x
Other Reserve:	$1,200,280	Springing	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$65,500,000	100.0%	Loan Payoff	$51,125,261	78.1%
			Closing Costs(3)	7,535,271	11.5
			Reserves	5,044,570	7.7
			Return of Equity	1,794,898	2.7
Total Sources	$65,500,000	100.0%	Total Uses	$65,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Includes Tractor Supply Company, which represents 3.1% of portfolio NRA and 1.6% of underwritten base rent. Tractor Supply Company has vacated its space at the Shelby Plaza property. Tractor Supply Company’s lease contractually runs through November 2024 and the entity on the lease maintains an investment grade rating from Moody’s (Baa1) and S&P (BBB). At origination, the borrower was reserved one year of rent for Tractor Supply Company. The borrower sponsors are not expected to negotiate a buyout or termination of the Tractor Supply Company lease until a replacement tenant’s lease is finalized and executed. Any early termination of the Tractor Supply Company lease is required to be approved by the lender and any termination or buyout proceeds are required to be deposited with the lender.
(3)	Closing Costs include a $5,940,850 interest rate buydown.

The Loan. The Spartan Retail Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of $65,500,000 (the “Spartan Retail Portfolio Mortgage Loan”) and is secured by a first lien mortgage on the borrower’s fee interests in 14 retail centers located throughout South Carolina, North Carolina, Florida and Alabama (the “Spartan Retail Portfolio Properties”). The Spartan Retail Portfolio Mortgage Loan has a 10-year term and, subsequent to a two-year interest-only period, amortizes on a 30-year basis.

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The Properties. The Spartan Retail Portfolio Properties consist of 14 anchored and unanchored retail centers located in South Carolina (74.4% of ALA), Florida (9.6% of ALA), North Carolina (8.3% of ALA) and Alabama (7.8% of ALA). The 844,888 square foot portfolio was 91.8% occupied by 128 tenants as of October 1, 2022 and has averaged an occupancy of 91.5% since 2012. The Spartan Retail Portfolio Properties’ largest tenant is Food Lion, which leases space at three locations within the portfolio and occupies approximately 14.9% of the Spartan Retail Portfolio Properties NRA. Other major tenants include Big Lots, Planet Fitness, Crunch Fitness and Winn-Dixie. The Spartan Retail Portfolio Properties’ anchor tenants account for approximately 40.6% of underwritten base rent with 17.8 years of weighted average tenure and 6.3 years of weighted average lease term remaining across the Spartan Retail Portfolio Properties. The Spartan Retail Portfolio Properties include 4,492 parking spaces (approximately 5.3 parking spaces per 1,000 square feet of NRA).

The following table presents certain information relating to the Spartan Retail Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	% of Appraised Value
Converse Plaza	Spartanburg, SC	1987 / N/A	88,050	100.0%	$8,849,468	13.5%	$12,700,000	13.5%
Oak Forest Plaza	Spartanburg, SC	1987 / N/A	78,304	93.1%	6,828,723	10.4	9,800,000	10.4
Pine Belt Plaza	Columbia, SC	1996 / N/A	77,697	98.5%	6,759,043	10.3	9,700,000	10.3
Spring Valley Commons	Columbia, SC	1988 / N/A	75,415	97.9%	6,340,957	9.7	9,100,000	9.7
Shelby Plaza	Shelby, NC	1972 / N/A	103,200	83.5%	5,435,106	8.3	7,800,000	8.3
Westgate Plaza	Mobile, AL	1974 / 2018	64,980	79.5%	5,086,702	7.8	7,300,000	7.8
Beaumont Plaza	Spartanburg, SC	1990 / N/A	59,979	100.0%	4,947,340	7.6	7,100,000	7.6
North Town Center	Spartanburg, SC	1988 / N/A	55,787	100.0%	4,250,532	6.5	6,100,000	6.5
Fernwood Plaza	Spartanburg, SC	1978 / 1986	51,537	72.5%	4,041,489	6.2	5,800,000	6.2
Parkmore Plaza	Milton, FL	1986 / N/A	68,668	93.4%	3,971,809	6.1	5,700,000	6.1
Reidville Circle	Spartanburg, SC	1986 / N/A	27,476	95.6%	3,553,723	5.4	5,100,000	5.4
Pensacola Plaza	Pensacola, FL	1985 / N/A	56,098	91.4%	2,299,468	3.5	3,300,000	3.5
Merchant’s Plaza	Spartanburg, SC	1989 / N/A	19,697	93.8%	1,742,021	2.7	2,500,000	2.7
Cleveland Village	Spartanburg, SC	1988 / N/A	18,000	75.0%	1,393,617	2.1	2,000,000	2.1
Total/Wtd. Avg.			844,888	91.8%	$65,500,000	100.0%	$94,000,000	100.0%
(1)	Occ. % is as of October 1, 2022.
(2)	The Spartan Retail Portfolio Mortgage Loan documents do not permit the release of any of the individual Spartan Retail Portfolio Properties. However, the borrower is permitted to release certain parcels from certain Spartan Retail Portfolio Properties, subject to release conditions as further described in “Partial Release” below.

Major Tenants.

Food Lion (125,952 square feet; 14.9% of portfolio NRA; 13.9% of portfolio underwritten base rent). Food Lion operates more than 1,000 grocery stores in 10 states in the Southeast and Mid-Atlantic regions, employing over 88,000 associates and serving over 10 million customers per week. Food Lion is owned by Ahold Delhaize, a Dutch multinational retail and wholesaling company. Food Lion is a tenant at three of the Spartan Retail Portfolio Properties. Food Lion leases 47,882 square feet and has been a tenant at the Oak Forest Plaza property since it opened in 1987, has a current lease expiration date in August 2028 and has three five-year lease renewal options remaining. Food Lion leases 45,070 square feet and has been a tenant at the Spring Valley Commons property since 1988, has a current lease expiration date in December 2023 and has one ten-year and four five-year lease renewal options remaining. Food Lion leases 33,000 square feet and has been a tenant at the Pine Belt Plaza property since 1997, has a current lease expiration date in April 2027 and has two five-year lease renewal options remaining. The gross sales for the Food Lion stores located at the Oak Forest Plaza property, the Spring Valley Commons property and the Pine Belt Plaza property for the fiscal year 2021 were approximately $324 per square foot, $452 per square foot and $410 per square foot, respectively. None of the Food Lion leases have a termination option.

Big Lots (49,968 square feet; 5.9% of portfolio NRA; 3.0% of portfolio underwritten base rent). Big Lots is a community retailer focusing on furniture, food, décor and more. Big Lots operates more than 1,400 stores in 47 states and is headquartered in Columbus, Ohio. Big Lots has been at the Parkmore Plaza property since 2002, has a current lease expiration date in March 2031 and has two five-year lease renewal options remaining. The gross sales for Big Lots for the fiscal year 2021 were $106 per square foot. Big Lots has no termination options.

County of Spartanburg (47,722 square feet; 5.6% of portfolio NRA; 6.4% of portfolio underwritten base rent). The County of Spartanburg space at the Beaumont Plaza property is utilized by the Department of Social Services. The County of Spartanburg has been at the Beaumont Plaza property since July 2011, has a current lease expiration date in May 2031 and has two five-year renewal options remaining. The County of Spartanburg has an appropriation clause allowing the tenant to offset rent and/or terminate its lease solely if funds are not appropriated to the tenant at the annual budget meeting.

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No. 2 – Spartan Retail Portfolio

Environmental. According to the Phase I environmental reports (each, an “ESA”) dated September 15, 2022 and September 20, 2022, recognized environmental conditions (each, a “REC”) were found at five of the Spartan Retail Portfolio Properties. With respect to the Converse Plaza property, the ESA identified the historical use of a portion of the property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended an investigation to determine whether previous soil investigations were already conducted or if such investigations were inconclusive. If such investigations have not been conducted, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Oak Forest Plaza property, the ESA identified the historical use of portions of the property as a fueling station and a dry cleaner. The environmental engineer considers the prior uses as a fueling station and a dry cleaner to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Beaumont Plaza property, the ESA identified the historical use of a portion of the property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Beaumont Plaza property, the ESA identified prior groundwater and soil contamination in connection with the current and prior uses of two adjoining and adjacent properties as refueling stations. The environmental consultant considers the prior contamination and current and prior uses to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the North Town Center property, the ESA identified the historical use of a portion of the property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended an investigation to determine whether previous soil investigations were already conducted or if such investigations were inconclusive. If such investigations have not been conducted, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Parkmore Plaza property, the ESA identified groundwater contamination in connection with the historical use of a portion of the property as a dry cleaner. The environmental engineer considers the groundwater contamination and prior use as a dry cleaner to be a REC. The environmental engineer reported that remediation and oversight of the REC by the Florida Department of Environmental Protection (“FDEP”) is ongoing. The environmental engineer recommends that that the borrower continue to assess and remediate the REC under the oversight of the FDEP. Environmental insurance was obtained at origination of the Spartan Retail Portfolio Mortgage Loan for the Converse Plaza, Oak Forest Plaza, Beaumont Plaza and North Town Center properties, while a $250,000 reserve was established at origination related to the Parkmore Plaza property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
92.7%	92.3%	89.6%	91.8%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of October 1, 2022.

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No. 2 – Spartan Retail Portfolio
Top Ten Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Sales PSF(3)	Occupancy Cost(3)
Food Lion(4)	Various	Baa1 / BBB / NR	125,952	14.9%	$8.16	$1,027,770	13.9%	Various	(5)	(5)
Big Lots(6)	Parkmore Plaza	NR / NR / NR	49,968	5.9	$4.50	224,856	3.0	3/31/2031	$106	6.8%
County of Spartanburg(7)(8)	Beaumont Plaza	NR / NR / NR	47,722	5.6	$9.90	472,329	6.4	5/31/2031	NAV	NAV
Winn-Dixie(9)	Westgate Plaza	NR / NR / NR	44,000	5.2	$7.25	319,000	4.3	7/19/2025	$380	2.8%
Grocery Advantage Supermarket(10)	Pensacola Plaza	NR / NR / NR	42,848	5.1	$3.48	149,112	2.0	8/31/2023	$272	2.0%
Planet Fitness(11)	Various	NR / NR / NR	42,250	5.0	$5.95	251,500	3.4	Various	NAV	NAV
La Unica Supermarket(12)	North Town Center	NR / NR / NR	37,487	4.4	$10.00	374,870	5.1	12/31/2031	NAV	NAV
Crunch Fitness(13)	Fernwood Plaza	NR / NR / NR	30,000	3.6	$8.63	258,900	3.5	4/30/2038	NAV	NAV
Ollie’s(14)(15)	Shelby Plaza	NR / NR / NR	30,000	3.6	$6.00	180,000	2.4	12/31/2032	NAV	NAV
Tractor Supply Company(16)	Shelby Plaza	Baa1 / BBB / NR	26,000	3.1	$4.66	121,160	1.6	11/30/2024	NAV	NAV
Top Ten Tenants			476,227	56.4%	$7.10	$3,379,497	45.7%

Non Top Ten Tenants			299,694	35.5%	$13.42	$4,022,506	54.3%

Occupied Collateral Total / Wtd. Avg.			775,921	91.8%	$9.54	$7,402,003	100.0%

Vacant Space			68,967	8.2%

Collateral Total			844,888	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2022 with rent steps through December 2023.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Cost represent the fiscal year 2021 except for Grocery Advantage Supermarket, which represents fiscal year 2020.
(4)	Food Lion leases 47,882 square feet at the Oak Forest Plaza property, has a current lease expiration date in August 2028 and has three five-year lease renewal options remaining. Food Lion leases 45,070 square feet at the Spring Valley Commons, has a current lease expiration date in December 2023 and has one ten-year and four five-year lease renewal options remaining. Food Lion leases 33,000 square feet at the Pine Belt Plaza property, has a current lease expiration date in April 2027 and has two five-year lease renewal options remaining.
(5)	Sales PSF for the Food Lion stores located at the Oak Forest Plaza property, the Spring Valley Commons property and the Pine Belt Plaza property for the fiscal year 2021 were approximately $324 PSF, $452 PSF and $410 PSF, respectively. Occupancy Cost for the Food Lion stores located at the Oak Forest Plaza property, the Spring Valley Commons property and the Pine Belt Plaza property for the fiscal year 2021 were approximately 2.9%, 3.1% and 2.7%, respectively.
(6)	Big Lots has two five-year lease renewal options remaining.
(7)	County of Spartanburg has two five-year lease renewal options remaining.
(8)	County of Spartanburg has an appropriation clause allowing the tenant to offset rent and/or terminate its lease solely if funds are not appropriated to the tenant at the annual budget meeting.
(9)	Winn-Dixie has three five-year lease renewal options remaining.
(10)	Grocery Advantage Supermarket has two five-year lease renewal options remaining.
(11)	Planet Fitness leases 29,500 square feet at the Converse Plaza property, has a current lease expiration date in June 2024 and has two five-year lease renewal options remaining. Additionally, Planet Fitness leases 12,750 square feet at the Shelby Plaza property, has a current lease expiration date in July 2025 and has one five-year lease renewal option remaining.
(12)	La Unica Supermarket has one five-year lease renewal option remaining
(13)	Crunch Fitness has two five-year renewal options remaining. Crunch Fitness’s lease has commenced, all landlord obligations have been fulfilled and the tenant is in the final stages of building out its space. The borrower sponsor anticipates Crunch Fitness will open for business in the first quarter of 2023. At the origination of the Spartan Retail Mortgage Loan, the borrower deposited $108,900 (equal to one year of gap rent) related to the Crunch Fitness space.
(14)	Ollie’s has four five- year renewal options remaining.
(15)	Ollie’s has an ongoing right to terminate its lease with 90 days’ notice if the prior year’s annual sales are less than $5.5 million effective December 2029.
(16)	Tractor Supply Company has vacated its space at the Shelby Plaza property. Tractor Supply Company’s lease contractually runs through November 2024 and the entity on the lease maintains an investment grade rating from Moody’s (Baa1) and S&P (BBB). At origination, the borrower was required to reserve a full year of rent for Tractor Supply Company. The borrower sponsors are not expected to negotiate a buyout or termination of the Tractor Supply Company lease until a replacement tenant’s lease is finalized and executed. Any early termination of the Tractor Supply Company lease is required to be approved by the lender and any termination or buyout proceeds are required to be deposited with the lender.

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No. 2 – Spartan Retail Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	68,967	8.2%	NAP	NA	P	68,967	8.2%	NAP	NAP
2022 & MTM	2	6,600	0.8	$88,338	1.2%		75,567	8.9%	$88,338	1.2%
2023	18	112,217	13.3	839,377	11.3		187,784	22.2%	$927,715	12.5%
2024	29	106,637	12.6	1,048,522	14.2		294,421	34.8%	$1,976,237	26.7%
2025	32	121,401	14.4	1,251,731	16.9		415,822	49.2%	$3,227,968	43.6%
2026	13	37,767	4.5	390,516	5.3		453,589	53.7%	$3,618,484	48.9%
2027	14	65,626	7.8	711,703	9.6		519,215	61.5%	$4,330,186	58.5%
2028	6	78,772	9.3	823,026	11.1		597,987	70.8%	$5,153,212	69.6%
2029	1	11,700	1.4	155,000	2.1		609,687	72.2%	$5,308,212	71.7%
2030	1	1,800	0.2	26,100	0.4		611,487	72.4%	$5,334,312	72.1%
2031	6	149,054	17.6	1,232,907	16.7		760,541	90.0%	$6,567,219	88.7%
2032	4	44,222	5.2	371,630	5.0		804,763	95.3%	$6,938,849	93.7%
2033 & Beyond	2	40,125	4.7	463,154	6.3		844,888	100.0%	$7,402,003	100.0%
Total	128	844,888	100.0%	$7,402,003	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2022 with rent steps through December 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The largest geographic concentration of Spartan Retail Portfolio Properties is in Spartanburg, South Carolina, which is located approximately 75 miles southwest of Charlotte, North Carolina. In total, eight properties are located in Spartanburg and represent approximately 47.2% of the total net rentable area, 56.3% of the total underwritten base rent and 54.4% of ALA.

Spartanburg County is home to over eighty international firms including BMW Manufacturing Corporation, Adidas and Michelin. The BMW manufacturing complex in Spartanburg County is the largest employer in the county. The complex employs approximately 11,000 people and serves as a business generator attracting support companies, suppliers and vendors. The plant is the company’s only manufacturing facility in the United States and is the sole producer of the X Series of BMW vehicles, which are exported to more than 120 countries. In March of 2022, BMW announced new plans to invest more than $200 million over the next two years to construct a 219,000 square foot press shop at the existing South Carolina plant.

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No. 2 – Spartan Retail Portfolio

The following table presents certain demographic information relating to the Spartan Retail Portfolio Properties:

Demographic Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Converse Plaza	Spartanburg, SC	4,426	40,850	81,289	$60,275	$42,097	$41,937
Oak Forest Plaza	Spartanburg, SC	7,272	41,905	84,796	$41,496	$53,732	$48,517
Pine Belt Plaza	Columbia, SC	7,339	68,549	157,417	$49,301	$42,111	$42,748
Spring Valley Commons	Columbia, SC	6,241	49,164	109,545	$54,166	$50,279	$55,725
Shelby Plaza	Shelby, NC	1,929	22,187	37,305	$46,250	$39,115	$42,592
Westgate Plaza	Mobile, AL	3,271	27,692	73,940	$38,888	$51,996	$55,678
Beaumont Plaza	Spartanburg, SC	4,670	40,074	98,652	$38,815	$37,214	$42,778
North Town Center	Spartanburg, SC	4,840	43,015	102,286	$28,163	$37,574	$43,616
Fernwood Plaza	Spartanburg, SC	4,359	38,601	78,642	$50,695	$43,547	$42,024
Parkmore Plaza	Milton, FL	2,994	29,257	56,752	$56,205	$55,009	$58,226
Reidville Circle	Spartanburg, SC	7,086	46,765	88,270	$43,454	$49,348	$47,075
Pensacola Plaza	Pensacola, FL	9,534	77,646	138,215	$31,469	$38,552	$42,727
Merchant’s Plaza	Spartanburg, SC	4,989	44,622	98,067	$36,525	$37,418	$42,314
Cleveland Village	Spartanburg, SC	4,156	41,653	103,797	$32,090	$37,167	$43,600
(1)	Source: Market Reports as of October 21, 2022.

The following table presents certain market information relating to the Spartan Retail Portfolio Properties:

Market Summary(1)
Property Name	Location	Market	Average Market Rent PSF	Average Market Vacancy	Submarket	Average Submarket Rent PSF	Average Submarket Vacancy
Converse Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	East Side	$13.73	8.0%
Oak Forest Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	West Side	$14.56	5.4%
Pine Belt Plaza	Columbia, SC	Columbia	$15.63	3.7%	Forest Acres	$18.20	2.3%
Spring Valley Commons	Columbia, SC	Columbia	$15.63	3.7%	Northeast Columbia	$16.68	4.6%
Shelby Plaza	Shelby, NC	Charlotte	$22.57	3.4%	NAV	NAV	NAV
Westgate Plaza	Mobile, AL	Mobile	$15.24	4.0%	Outlying Mobile County	$14.00	3.4%
Beaumont Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	East Side	$13.73	8.0%
North Town Center	Spartanburg, SC	Spartanburg	$12.62	4.6%	North Side/ Rt 9 Corridor	$12.08	4.3%
Fernwood Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	East Side	$13.73	8.0%
Parkmore Plaza	Milton, FL	Pensacola	$15.29	2.5%	Avalon Beach/Milton	$13.31	4.3%
Reidville Circle	Spartanburg, SC	Spartanburg	$12.62	4.6%	West Side	$14.56	5.4%
Pensacola Plaza	Pensacola, FL	Pensacola	$15.29	2.5%	West Pensacola	$11.56	2.0%
Merchant’s Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	East Side	$13.73	8.0%
Cleveland Village	Spartanburg, SC	Spartanburg	$12.62	4.6%	North Side/ Rt 9 Corridor	$12.08	4.3%
(1)	Source: Appraisals as of the second quarter of 2022.

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No. 2 – Spartan Retail Portfolio
Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per SF	%(3)
Gross Potential Rent	$6,327,608	$6,479,245	$7,284,469	$8,003,361	$8,109,490	$9.60	76.1%
Reimbursements	2,028,907	1,785,541	1,900,109	1,871,455	2,522,795	2.99	23.7
Percentage Rent	38,493	22,531	39,690	27,593	27,593	0.03	0.3
Net Rental Income	$8,395,008	$8,287,316	$9,224,268	$9,902,409	$10,659,878	$12.62	100.0%
(Vacancy/Credit Loss)	0	(76,452)	(12,548)	(1,085)	(857,618)	(1.02)	(8.0)
Effective Gross Income	$8,395,008	$8,210,865	$9,211,720	$9,901,324	$9,802,261	$11.60	92.0%

Total Expenses	$2,700,196	$2,561,340	$2,832,538	$3,031,833	$3,086,890	$3.65	31.5%

Net Operating Income	$5,694,812	$5,649,525	$6,379,182	$6,869,491	$6,715,371	$7.95	68.5%

Total TI/LC, Capex/RR	0	0	0	0	337,955	0.40	3.4

Net Cash Flow	$5,694,812	$5,649,525	$6,379,182	$6,869,491	$6,377,416	$7.55	65.1%
(1)	Based on the underwritten rent roll dated October 1, 2022 with rent steps through December 2023.
(2)	TTM reflects the trailing 12 months ending July 31, 2022.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrower is Waterstone Southeast Spartan Portfolio LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Spartan Retail Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Josh Levy and Neal Shalom. Joshua Levy and Neal Shalom are principals of Waterstone Properties Group. Waterstone Properties Group focuses on office, residential, medical and warehouse/logistical facilities, data centers, mixed-use and retail developments. Waterstone Properties Group’s portfolio totals more than seven million square feet with an additional three million square feet under development and is valued at more than $500,000,000.

The Spartan Retail Portfolio Mortgage Loan is full recourse to the borrower sponsors and guarantors in an amount equal to 10% of the original principal balance of the Spartan Retail Portfolio Mortgage Loan ($6,550,000).

Property Management. The Spartan Retail Portfolio Properties are managed by Waterstone Properties Group, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $1,033,099 for real estate taxes, (ii) approximately $311,191 for insurance premiums, (iii) $697,803 for deferred maintenance, (iv) $2,500,000 for general TI/LCs, (v) $250,000 for an environmental reserve related to the Parkmore Plaza property, (vi) approximately $131,317 for gap rent and (vii) $121,160 related to a Tractor Supply Company reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $102,471.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $23,938.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $14,081 for replacement reserves (approximately $0.20 per square foot annually).

TI / LC – Commencing once the TI/LC balance is below $2,000,000, the borrower will be required to make monthly deposits into the TI/LC reserve in an amount equal to $17,602. Notwithstanding the foregoing, provided that no event of default under the Spartan Retail Portfolio Mortgage Loan then exists, monthly deposits into the TI/LC reserve will be suspended at any time that the balance in the TI/LC Reserve is at least equal to $2,500,000.

Major Tenant Reserve – During the continuance of a Major Tenant Event (as defined below), all excess cash flow funds are required to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Major Tenant (as defined below) space.

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No. 2 – Spartan Retail Portfolio

Lockbox / Cash Management. The Spartan Retail Portfolio Mortgage Loan is structured with a soft lockbox and in place cash management. The Spartan Retail Portfolio Mortgage Loan requires the borrower or property manager, as applicable, to pay all rents into a lockbox account. During the continuance of a Spartan Retail Portfolio Sweep Event Period (as defined below), the borrower or property manager, as applicable, is required to direct tenants to pay all rents directly into the lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Spartan Retail Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Spartan Retail Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Spartan Retail Portfolio Mortgage Loan. To the extent that no Spartan Retail Portfolio Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Spartan Retail Portfolio Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Spartan Retail Portfolio Mortgage Loan documents; (ii) the date on which the debt service coverage ratio based on the trailing 12 months is less than 1.20x (based on 30-year amortization); (iii) the occurrence of a Major Tenant Event; (iv) commencing on November 6, 2031, the date on which the debt service coverage ratio based on the trailing 12 months is less than 1.30x (based on 30-year amortization) and (v) Waterstone Properties, LTD, an indirect owner of the borrower, defaults on its obligations under certain publicly issued securities.

A Spartan Retail Portfolio Sweep Event Period will end: (a) with regard to clauses (i) and (v), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters, (c) with regard to clause (iii), until such Major Tenant Event is cured, (d) with regard to clause (iv), upon repayment of the Spartan Retail Portfolio Mortgage Loan in full and (e) with regard to clause (v), upon the lender’s receipt of satisfactory evidence that no default exists under the related publicly issued securities.

A “Major Tenant Event” will commence upon the date on which, with respect to three or more of the Major Tenants: (i) a Major Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Spartan Retail Portfolio Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), on or prior to the date that is the earlier of (a) the date on which such lease is then scheduled to terminate or (b) the date on which notice to renew must be given in accordance with the terms of the applicable lease, (ii) a default by such Major Tenant occurs (beyond any applicable notice and cure period) under its lease, (iii) a Major Tenant goes dark, vacates or otherwise fails to occupy or otherwise ceases operations at its space, or fails to be open for business at the Spartan Retail Portfolio Properties during customary hours, or gives notice of its intent to commence any of the foregoing, (iv) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding, (v) a Major Tenant sublets any portion of its leased space or (vi) a Major Tenant terminates its lease or gives notice of its intent to terminate its lease. Notwithstanding the foregoing, Crunch Fitness and Ollie’s are in the process of commencing operations in their respective newly leased premises but such tenants will not be considered “dark” for the purposes of the Major Tenant Event described above for the period between October 25, 2022 and March 31, 2023.

A Major Tenant Event will terminate, with respect to no less than all but one of the Major Tenants for which a Major Tenant Event exists: (a) with regard to clause (i), if the related Major Tenant has extended its lease for at least five years and on terms acceptable to the lender, and the lender has received an estoppel certificate confirming that all tenant improvements and leasing commissions have been paid by the borrower; (b) with regard to clause (ii), upon the related Major Tenant curing such default; (c) with regard to clause (iii), upon the related Major Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least two consecutive calendar quarters; (d) with regard to clause (iv), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; (e) with regard to clause (v), the related Major Tenant is no longer subletting its space; and (f) with regard to clause (vi), the related Major Tenant has rescinded such notice to terminate or cancel its lease. A Major Tenant Event will also terminate in the event that a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A "Major Tenant Re-Tenanting Event" means that: (i) the related Major Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years and on terms acceptable to the lender for the related space; (ii) that each such Major Tenant is in occupancy of its premises and open for business and (iii) that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Major Tenant” means individually and collectively as the context may require, Big Lots, Food Lion (at the Oak Forest Plaza property), County of Spartanburg, Food Lion (at the Spring Valley Commons property), Winn-Dixie, Grocery Advantage Supermarket, La Unica Supermarket, Food Lion (at the Pine Belt Plaza property), Crunch Fitness (at the Fernwood Plaza property), Ollie’s, Planet Fitness (at the Converse Plaza property) and Tractor Supply Company, their respective successors and assigns, and any replacement tenant that enters into a lease for any portion of space at the Spartan Retail Portfolio Properties currently leased to the foregoing tenants.

Subordinate and Mezzanine Debt. None.

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Partial Release. Provided that no event of default or other Spartan Retail Portfolio Sweep Event Period exists, beginning on April 6, 2023, the borrower may obtain the release of certain parcels at the Shelby Plaza property, the Parkmore Plaza property and the Reidville Circle property in connection with a third party sale, provided that the release will not occur within 60 days prior to or following a securitization, subject to satisfaction of certain conditions, including, among other things: (i) the borrower provides to the lender evidence that the remaining portion of the related property is a separate legal lot and tax parcel, (ii) the loan-to-value ratio for the remaining property will be no more than 125%, (iii) satisfaction of all REMIC requirements, (iv) with respect to a portion of the Parkmore Plaza property (the “Walmart Release Parcel”), such portion is being released to Walmart Inc., an affiliate of Walmart Inc., or a person with a creditworthiness similar to Walmart Inc. and (v) with respect to any release prior to the release of the Walmart Release Parcel, but not with respect to the release of the Walmart Release Parcel, the borrower will be required to pay to the lender a release price together with any prepayment fee and any other amount due in connection with the application of the release price to the prepayment of the underlying mortgage loan, as set forth in the loan documents.

Ground Lease. None.

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No. 3 – WRS Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Retail – Shadow Anchored
% of IPB:	7.4%	Net Rentable Area (SF):	549,973
Loan Purpose:	Refinance and Acquisition	Location:	Various
Borrower:	WRS Centers Shops, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Arthur Joseph Kepes and Thomas Scott Smith	Occupancy:	89.1%
Interest Rate:	6.88000%	Occupancy Date:	10/25/2022
Note Date:	10/28/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of):	$8,579,044 (12/31/2020)
Interest-only Period:	90 months	2nd Most Recent NOI (As of):	$8,140,091 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$8,834,188 (TTM 8/31/2022)
Original Amortization Term:	360 Months	UW Economic Occupancy:	88.8%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,448,561
Call Protection(2):	L(25),D(91),O(4)	UW Expenses:	$2,819,467
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$9,629,095
Additional Debt(1):	Yes	UW NCF:	$9,216,615
Additional Debt Balance(1):	$24,000,000	Appraised Value / Per SF(3):	$145,320,000 / $264
Additional Debt Type(1):	Pari Passu	Appraisal Date(4):	10/27/2022

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$153
Taxes:	$551,903	$87,604	N/A	Maturity Date Loan / SF:	$149
Insurance:	$248,209	$39,398	N/A	Cut-off Date LTV(3):	57.8%
Replacement Reserves:	$0	$6,875	$412,480	Maturity Date LTV(3):	56.4%
TI/LC:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	1.39x
Deferred Maintenance:	$42,313	$0	N/A	UW NOI Debt Yield:	11.5%
Free Rent Reserve:	$275,300	$0	N/A
Unfunded Tenant Obligations Reserve:	$1,050,197	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	98.3%	Loan Payoff(6)	$66,344,516	77.6%
Borrower Sponsor Equity	1,488,632	1.7	Purchase Price(6)	11,800,000	13.8
			Closing Costs	4,176,196	4.9
			Upfront Reserves	3,167,921	3.7
Total Sources	$85,488,632	100.0%	Total Uses	$85,488,632	100.0%
(1)	The WRS Retail Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $84.0 million (“WRS Retail Portfolio Whole Loan”). The financial information in the chart reflects the Cut-off Date Balance of the WRS Retail Portfolio Whole Loan.
(2)	Defeasance of the WRS Retail Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2022-C18 securitization trust in December 2022. The actual lockout period may be longer.
(3)	The Appraised Value / Per SF, Cut-Off Date LTV and Maturity Date LTV is based on the As-Portfolio Value of $145,320,000. The combined “as-is” individual appraised value is $142,000,000. The Cut-off Date LTV and Maturity Date LTV based on the combined “as-is” individual appraised value is 59.2% and 57.7%, respectively.
(4)	Appraisal Dates for each of the WRS Retail Portfolio Properties (as defined below) range from September 12, 2022 to September 22, 2022.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The WRS Retail Portfolio Whole Loan was used to refinance existing debt on 11 of the WRS Retail Portfolio Properties and to acquire the Shoppes at Sanford property.

The Loan. The WRS Retail Portfolio mortgage loan (the “WRS Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 549,973 square foot, 12-property retail shadow-anchored portfolio located in North Carolina, South Carolina and Georgia (each individually, the “WRS Retail Portfolio Property”, and collectively, the “WRS Retail Portfolio Properties”). The WRS Retail Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.88000% per annum. The WRS Retail Portfolio Whole Loan has a 10-year term and is interest-only for the first 90 months of the loan term, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The WRS Retail Portfolio

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Whole Loan has an outstanding original principal balance as of the Cut-off Date of $84,000,000. The controlling Note A-1 and non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $60,000,000, will be included in the BBCMS 2022-C18 securitization trust. The remaining note is currently held by LMF and is expected to be contributed to one or more securitization trust(s). The WRS Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2022-C18	Yes
A-2(1)	$24,000,000	$24,000,000	LMF	No
A-3	$5,000,000	$5,000,000	BBCMS 2022-C18	No
A-4	$5,000,000	$5,000,000	BBCMS 2022-C18	No
Whole Loan	$84,000,000	$84,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The WRS Retail Portfolio Properties consist of 12 retail properties, totaling 549,973 square feet located in three states, each of which is shadow-anchored by Wal-Mart. The geographical concentrations by Cut-off Date Balance include North Carolina (eight properties, 56.5% of the allocated Cut-off Date Balance), Georgia (two properties, 24.2% of the allocated Cut-off Date Balance) and South Carolina (two properties, 19.3% of the allocated Cut-off Date Balance).

Built between 2006 and 2011, the WRS Retail Portfolio Properties range in size from 26,700 square feet to 67,050 square feet. As of October 25, 2022, the WRS Retail Portfolio Properties were 89.1% occupied.

WRS Retail Portfolio Properties Summary
Property Name	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Hudson Bridge Crossing – Stockbridge, GA	Retail – Shadow Anchored	67,050	2006 / NAP	$13,300,000	15.8%	$22,500,000	$1,451,494
Shoppes at Westgate – Leland, NC	Retail – Shadow Anchored	47,700	2006 / NAP	$9,700,000	11.5%	$15,000,000	$1,053,013
Shoppes at Richland – Aiken, SC	Retail – Shadow Anchored	53,100	2007 / NAP	$8,550,000	10.2%	$14,200,000	$937,674
Shoppes at White Knoll – Lexington, SC	Retail – Shadow Anchored	40,100	2007 / NAP	$7,650,000	9.1%	$11,100,000	$838,040
Chamblee Village – Atlanta, GA	Retail – Shadow Anchored	38,993	2006 / NAP	$7,050,000	8.4%	$13,000,000	$772,587
Shoppes at Sanford – Sanford, NC	Retail – Shadow Anchored	50,300	2007 / 2017	$6,750,000	8.0%	$12,400,000	$742,566
Grandview Station – Marion, NC	Retail – Shadow Anchored	41,100	2011 / NAP	$6,700,000	8.0%	$9,300,000	$735,353
Glenn View Station – Durham, NC	Retail – Shadow Anchored	56,830	2008 / NAP	$6,500,000	7.7%	$11,900,000	$721,623
Shoppes at Raeford – Raeford, NC	Retail – Shadow Anchored	47,550	2010 / NAP	$5,200,000	6.2%	$10,600,000	$569,613
Shoppes at Oxford – Oxford, NC	Retail – Shadow Anchored	39,550	2009 / NAP	$5,100,000	6.1%	$8,100,000	$566,264
Shoppes at Goldsboro – Goldsboro, NC	Retail – Shadow Anchored	41,000	2007 / NAP	$4,400,000	5.2%	$8,400,000	$487,118
Village at Red Bridge – Locust, NC	Retail – Shadow Anchored	26,700	2010 / NAP	$3,100,000	3.7%	$5,500,000	$341,270
Total		549,973		$84,000,000	100.0%	$145,320,000(1)	$9,216,615
(1)	The appraised value of $145,320,000 is an “as-portfolio” value. The combined “as-is” individual appraised value of the WRS Retail Portfolio Properties is $142,000,000.

Major Tenants.

Dollar Tree (91,000 square feet; 16.5% of NRA; 10.7% of underwritten rent; Baa2/BBB/NR; Moody’s/S&P/Fitch): Dollar Tree is one of the nation’s leading value retailers offering a wide variety of products including, but not limited to party supplies, home décor, health and beauty supplies, home and office goods, food and seasonal items. Founded in 1953 in Norfolk, Virginia as K&K 5&10, the Dollar Tree has evolved into a Fortune 120 company, operating approximately 7,900 stores and 16 distribution centers across 48 contiguous U.S. states and five Canadian provinces. Dollar Tree reported net sales of $26.3 billion as of year-end 2021. Dollar Tree has a co-tenancy clause tied to Wal-Mart. If Wal-Mart, its successor or assigns, vacates or cease operations, the tenant is required to pay 50% of base rent and 100% of additional rent after a period of 60 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for nine months, the tenant has an ongoing right to terminate upon 30 days’ notice. Dollar Tree is a tenant at Grandview Station property, Village at Red Bridge property, Shoppes at Oxford property, Glenn View Station property, Shoppes at Raeford property, Shoppes at Goldsboro property, Shoppes at Westgate property, Shoppes at Richland property, Hudson Bridge Crossing property, and Shoppes at White Knoll property.

Shoe Show/Shoe Department (37,950 square feet; 6.9% of NRA; 5.6% of underwritten rent): Founded in 1960, Shoe Show/Shoe Department are brands operating within Shoe Show, Inc. Shoe Show/Shoe Department provides branded footwear, bags and accessories at affordable prices. Brands operating within Shoe Show, Inc. include Shoe Show, Shoe Department, Burlington Shoes, Shoebilee, Shoe Department Encore, Burlington Shoes Encore and Shoe Show Mega. Shoe Show, Inc. currently operates approximately 1,100 stores in 47 states. The Shoe Show/Shoe Department tenants at the WRS Retail Portfolio Properties have termination and co-tenancy clauses

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tied to Wal-Mart. If Wal-Mart ceases its operation and is not replaced within 90 days of its closing of business by another major tenant, then the Shoe Show/Shoe Department tenant is required to remain in the premises and pay only 4% of percentage rent and its proportionate share of operating expenses. However, if such violation is not cured after 12 months from the date Wal-Mart vacates the premises, then the tenant will have an ongoing option to terminate the lease. Shoe Show/Shoe Department is a tenant at Grandview Station property, Shoppes at Oxford property, Glenn View Station property, Shoppes at Sanford property, Shoppes at Westgage property, Shoppes at Richland property, Hudson Bridge Crossing property and Shoppes at White Knoll property.

Children’s Healthcare of Atlanta, Inc. (17,650 square feet; 3.2% of NRA; 4.0% of underwritten rent): Founded in 1915, Children’s Healthcare of Atlanta, Inc. (“CHOA, Inc.”) is a leading pediatric healthcare provider. With three hospitals, neighborhood locations and more than 600 beds, CHOA, Inc. is the largest healthcare provider for children in Georgia and one of the largest pediatric clinical care providers in the country. CHOA, Inc. was ranked in all 10 specialty areas in the U.S. News & World Report’s “Best Children’s Hospitals in the Nation” for 2022-2023, with nine specialties ranked in the top 20. CHOA, Inc. is a tenant at Hudson Bridge Crossing property.

Environmental. According to Phase I environmental assessments dated between September 23, 2022 and September 26, 2022, there was no evidence of any recognized environmental conditions at the WRS Retail Portfolio Properties.

Historical and Current Occupancy(1)
2020	2021	Current(2)
83.2%	82.5%	89.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of the October 25, 2022 underwritten rent roll.

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Top Tenant Summary(1)
Tenant	No. of Leases	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Avg. Remaining Lease Term
Dollar Tree(4)	10	Baa2/BBB/NR	91,000	16.5%	$11.87	$1,080,500	10.7%	3.7
Shoe Show / Shoe Department(5)	8	NR/NR/NR	37,950	6.9	$14.97	$568,053	5.6	3.3
Children’s Healthcare of Atlanta, Inc.	1	NR/NR/NR	17,650	3.2	$22.84	$403,126	4.0	3.6
GameStop(6)	6	NR/NR/NR	11,500	2.1	$26.77	$307,896	3.1	2.3
Major Tenants			158,100	28.7%	$14.92	$2,359,575	23.4%
Non-Major Tenants			332,148	60.4%	$23.28	$7,733,350	76.6%
Occupied Collateral Total / Wtd. Avg.			490,248	89.1%	$20.59	$10,092,925	100.0%

Vacant Space			59,725	10.9%

Collateral Total			549,973	100.0%

(1)	Based on the underwritten rent roll as of October 25, 2022.
(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent includes rent steps totaling $218,174.56 through December 2023.
(4)	Dollar Tree has a co-tenancy clause tied to Wal-Mart. If Wal-Mart (or its successor or assigns) vacates or ceases operations, the tenant is required to pay 50% of base rent and 100% of additional rent after a period of 60 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for nine months, the tenant has an ongoing right to terminate upon 30 days’ notice.
(5)	The Shoe Show/Shoe Department tenants have a termination and co-tenancy clause tied to Wal-Mart. If Wal-Mart ceases its operation and is not replaced with 90 days of its closing of business by another major tenant, then the tenant is required to remain in the premises and pay only 4% of percentage rent and its proportionate share of operating expenses. However, if such violation is not cured after 12 months from the date Wal-Mart vacates the premises, then the tenant will have an option to terminate the lease. The Shoe Show/Shoe Department tenant at the Shoppes at Oxford property and the Glenn View Station property is a month-to-month tenant and was excluded when calculating Avg. Remaining Lease Term.
(6)	The GameStop tenants have a co-tenancy clause with Wal-Mart. If Wal-Mart (or its successor or assigns) vacates or cease operations, the tenant is required to pay 50% of base rent after a period of 30 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for 180 days, the tenant has an ongoing right to terminate upon 30 days’ notice. GameStop is a tenant at the Shoppes at Sanford property, the Shoppes at Westgate property, the Shoppes at Richland property, the Shoppes at White Knoll property, the Chamblee Village property, and the Hudson Bridge Crossing property.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	59,725	10.9%	NAP	NA	P	59,725	10.9%	NAP	NAP
2022 & MTM	5	12,250	2.2	$195,723	1.9%		71,975	13.1%	$195,723	1.9%
2023	26	61,400	11.2	$1,299,418	12.9		133,375	24.3%	$1,495,142	14.8%
2024	21	64,430	11.7	$1,210,222	12.0		197,805	36.0%	$2,705,363	26.8%
2025	32	69,400	12.6	$1,415,400	14.0		267,205	48.6%	$4,120,763	40.8%
2026	29	90,660	16.5	$2,167,945	21.5		357,865	65.1%	$6,288,708	62.3%
2027	38	119,150	21.7	$2,245,135	22.2		477,015	86.7%	$8,533,844	84.6%
2028	15	39,199	7.1	$836,024	8.3		516,214	93.9%	$9,369,868	92.8%
2029	1	4,800	0.9	$97,200	1.0		521,014	94.7%	$9,467,068	93.8%
2030	1	1,200	0.2	$33,600	0.3		522,214	95.0%	$9,500,668	94.1%
2031	1	4,000	0.7	$76,400	0.8		526,214	95.7%	$9,577,068	94.9%
2032 & Beyond	6	23,759	4.3	$515,858	5.1		549,973	100.0%	$10,092,925	100.0%
Total	175	549,973	100.0%	$10,092,925	100.0%
(1)	Based on the underwritten rent roll dated October 25, 2022.
(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps of $218,174.56 through December 2023.

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Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,088,535	$8,767,074	$9,319,161	$9,874,751	$17.95	71.2%
Straight Line Rent	0	0	0	17,130	$0.03	0.1
Vacancy Gross Up	0	0	0	1,249,850	$2.27	9.0
Rent Steps	0	0	0	218,175	$0.40	1.6
Gross Potential Rent	$9,088,535	$8,767,074	$9,319,161	$11,359,905	$20.66	82.0%
Total Reimbursements	1,835,118	1,764,798	2,047,389	2,501,075	$4.55	18.0
Net Rental Income	$10,923,653	$10,531,872	$11,366,550	$13,860,981	$25.20	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,552,121)	($2.82)	(11.2)
Other Income(3)	123,718	146,973	139,702	139,702	$0.25	1.0
Effective Gross Income	$11,047,371	$10,678,844	$11,506,252	$12,448,561	$22.63	89.8%

Total Expenses	2,468,327	2,538,754	2,672,064	2,819,467	$5.13	22.6

Net Operating Income	$8,579,044	$8,140,091	$8,834,188	$9,629,095	$17.51	77.4%

Total TI/LC, Capex/RR	0	0	0	412,480	$0.75	3.3

Net Cash Flow	$8,579,044	$8,140,091	$8,834,188	$9,216,615	$16.76	74.0%
(1)	TTM represents trailing 12 months as of August 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is underwritten based on the trailing-12 months ending August 31, 2022 and also included income from ancillary tenants such as ATM or recycling.

The Market. The WRS Retail Portfolio Properties are geographically diverse with properties located in three different states and ten different markets.

WRS Retail Portfolio Properties Market Summary(1)
Property Name	Market	Submarket	Submarket Vacancy	UW Rental Rate PSF(2)	Market Rent Rate PSF(3)
Shoppes at Sanford – Sanford, NC	Lee and Harnett Counties	Lee County	3.4%	$22.34	$22.96
Grandview Station – Marion, NC	McDowell and Burke Counties	McDowell County	7.3%	$18.91	$19.00
Shoppes at Raeford – Raeford, NC	Fayetteville	Hoke County	1.9%	$17.92	$18.75
Shoppes at Oxford – Oxford, NC	Granville and Wake Counties	Granville County	1.3%	$15.75	$17.43
Shoppes at Goldsboro – Goldsboro, NC	Wayne and Johnston Counties	Wayne County	4.2%	$18.23	$18.95
Village at Red Bridge – Locust, NC	Charlotte	Cabarrus County	3.2%	$18.87	$18.62
Glenn View Station – Durham, NC	Raleigh/Durham	North Durham	1.7%	$17.69	$18.73
Shoppes at Westgate – Leland, NC	Wilmington	Leland	1.6%	$22.84	$19.47
Hudson Bridge Crossing – Stockbridge, GA	Atlanta	Riverdale/Jonesboro	5.4%	$24.41	$22.77
Chamblee Village – Atlanta, GA	Atlanta	Chamblee/Doraville	3.4%	$26.86	$27.54
Shoppes at Richland – Aiken, SC	Augusta-Richmond County, GA-SC	Outlying Aiken County	5.0%	$19.98	$20.59
Shoppes at White Knoll – Lexington, SC	Columbia, SC	Lexington	2.6%	$21.87	$21.47
(1)	Source: Third party market research report.
(2)	UW Rental Rate PSF is based on the underwritten rent rolls dated October 25, 2022.
(3)	Market Rent Rate PSF is based on the appraiser’s conclusion.

The Borrower. The borrowing entity for the WRS Retail Portfolio Whole Loan is WRS Centers Shops, LLC, a single purpose, Delaware limited liability company with one independent director. A non-consolidation opinion was delivered in connection with the origination of the WRS Retail Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are Arthur Joseph Kepes and Thomas Scott Smith. Thomas Scott Smith is the President and CEO of WRS Real Estate Investments (“WRS Inc.”). Arthur Kepes is the Executive V.P. and CFO of WRS Inc. WRS Inc. is a full-service commercial real estate development and investment firm located in Mount Pleasant, South Carolina that specializes in retail, office, industrial and residential development, property management, commercial brokerage and construction management. Since its inception, WRS Inc. has developed more than 42 anchored retail shopping centers and mixed-use projects, comprising more than 10 million square feet.

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Property Management. The WRS Retail Portfolio Properties are managed by WRS Property Management, LLC, a borrower-affiliated entity. Leasing at the WRS Retail Portfolio Properties is handled by WRS, Inc., a borrower-affiliated entity.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $551,903 for tax reserves, $248,209 for insurance reserves, $1,000,000 for TI/LC reserves, $42,313 for immediate repairs, approximately $275,300 for free rent reserves and approximately $1,050,197 for tenant obligation reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $87,604.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $39,398.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,875 for replacement reserves (approximately $0.15 per square foot annually), capped at $412,480.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $27,499 for tenant improvement and leasing commissions reserves if at any time the balance of the TI/LC reserves falls below $500,000, until such time as the reserve is restored to a cap of $1,000,000.

Lockbox / Cash Management. The WRS Retail Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the Cash Management Trigger Event, instruct all tenants to deposit rents into such lockbox account, (ii) with respect to any other amounts collected, the borrower or any agent of the borrower is required to deposit any such amounts received into the lockbox account within one business day of receipt. Pursuant to the WRS Retail Portfolio Whole Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the WRS Retail Portfolio Whole Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) the second late debt service payment within a 12-month period, (iii) a bankruptcy action of the borrower, guarantor or property manager or (iv) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when the debt service payments have been made on time for 12 consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower replacing the property manager with a qualified property manager acceptable to the lender, and (d) with respect to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur, as of any date occurring on or after the first anniversary of the closing of the WRS Retail Portfolio Whole Loan, on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, with respect to the property manager, the borrower replacing the property manager with a qualified property manager acceptable to the lender and (c) with respect to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur, as of any date occurring on or after the first anniversary of the closing of the WRS Retail Portfolio Whole Loan, on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after the permitted release date or the permitted defeasance date, as applicable, and prior to the open period, the borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) the borrower makes a partial prepayment in an amount equal to 115% of the allocated loan amount together with the applicable yield maintenance premium for the related WRS Retail Portfolio Property being released (the “Release Property”) in the case of a partial release, or delivers defeasance collateral in an amount equal to 115% of the allocated loan amount for the Release Property in the case of a partial defeasance; (iii) the debt service

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No. 3 – WRS Retail Portfolio

coverage ratio with respect to the remaining WRS Retail Portfolio Properties after such release is not less than the greater of (a) 1.39x and (b) the debt service coverage ratio for the remaining WRS Retail Portfolio Properties and the Release Property for the preceding 12 months, (iv) the loan to value ratio after release is greater than the lesser of (a) 57.8% and (b) the loan to value ratio for the remaining WRS Retail Portfolio Properties and the Release Property as of the date immediately preceding such release, (v) satisfaction of any REMIC release conditions, and (vi) if required by the lender, delivery of a rating agency confirmation with respect to such release.

Ground Lease. None.

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No. 4 – Hilton Columbus at Easton Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$49,000,000	Title:	Fee
Cut-off Date Principal Balance:	$49,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	6.1%	Net Rentable Area (Rooms):	345
Loan Purpose:	Refinance	Location:	Columbus, OH
Borrower:	Columbus Easton Hotel LLC	Year Built / Renovated:	2000 / 2017
Borrower Sponsor(1):	Morton L. Olshan	Occupancy / ADR / RevPAR:	78.6% / $182.78 / $143.62
Interest Rate:	6.34000%	Occupancy / ADR / RevPAR Date:	8/31/2022
Note Date:	10/24/2022	4th Most Recent NOI (As of)(5):	$13,688,251 (12/31/2019)
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of)(5):	$1,401,614 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$9,302,423 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$12,919,574 (TTM 8/31/2022)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	78.6% / $182.78 / $143.62
Amortization Type:	Interest Only	UW Revenues:	$31,217,491
Call Protection:	L(25),YM1(91),O(4)	UW Expenses:	$18,611,623
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,605,868
Additional Debt(2):	No	UW NCF:	$11,357,168
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$137,000,000 / $397,101
Additional Debt Type:	N/A	Appraisal Date:	9/27/2022

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$142,029
Taxes:	$319,655	$225,000	N/A	Maturity Date Loan / Room:	$142,029
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	35.8%
FF&E Reserves:	$0	$104,058	$2,000,000	Maturity Date LTV:	35.8%
Immediate Repairs:	$0	$0	N/A	UW NCF DSCR:	3.61x
PIP Reserves(4):	$0	Springing	N/A	UW NOI Debt Yield:	25.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$49,000,000	98.7%	Loan Payoff	$48,629,031	98.0%
Borrower Equity	633,799	1.3	Closing Costs	685,113	1.4
			Upfront Reserves	319,655	0.6
Total Sources	$49,633,799	100.0%	Total Uses	$49,633,799	100.0%
(1)	Morton L. Olshan is also the non-recourse carveout guarantor for the Courtyard by Marriott Columbus Easton mortgage loan, which was also originated by LMF, has an outstanding principal balance as of the Cut-off Date of $17,500,000 and will be included in the BBCMS 2022-C18 securitization.
(2)	For full description of Additional Debt, please refer to “Subordinate and Mezzanine Debt” below.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	In connection with origination, the Hilton Columbus at Easton Town Center borrower sponsor deposited $12.0 million into a deposit account (the “Scheduled DACA Account”). The lender has a security interest in the Scheduled DACA Account and the borrower has the right to access amounts from this account to be used in connection with any PIP (as defined below) work (including the ongoing Scheduled Renovation Work related to soft goods in effect on the origination date (as defined and identified in the Hilton Columbus at Easton Town Center Mortgage Loan (as defined below) agreement)) (the “Scheduled Renovation Work”) or future PIP work or any capital expenditure work related to the Hilton Columbus at Easton Town Center Property (as defined below). Pursuant to the Hilton Columbus at Easton Town Center Mortgage Loan documents, (i) the Hilton Columbus at Easton Town Center borrower has the right to withdraw any portion of the amounts remaining in the Scheduled DACA Account upon completion of the Scheduled Renovation Work so long as no PIP Collection Period (as defined below) exists or no event of default has occurred and is continuing and (ii) upon an event of default, any funds remaining in the account will be transferred to lender. With respect to the springing PIP Reserve, to the extent the borrower is required to make monthly PIP reserve deposits (as described under “PIP Reserves” below), such amounts will be deposited into the Scheduled DACA Account.
(5)	The fluctuation in historical NOI was due to the COVID-19 pandemic. The Hilton Columbus at Easton Town Center Property was closed from April 2020 through July 2020 before reopening.

The Loan. The Hilton Columbus at Easton Town Center mortgage loan (the “Hilton Columbus at Easton Town Center Mortgage Loan”) was originated by LMF, has an outstanding principal balance as of the Cut-off Date of $49,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 345-room, full-service hotel located in Columbus, Ohio (the “Hilton Columbus at Easton Town Center Property”). The Hilton Columbus at Easton Town Center Mortgage Loan accrues interest at a rate of 6.34000% per annum. The Hilton Columbus at Easton Town Center Mortgage Loan has a 10-year term and is interest only for the entire loan term.

The Property. The Hilton Columbus at Easton Town Center Property is a seven-story, 345-room full-service hotel located in Columbus, Ohio. The Hilton Columbus at Easton Town Center Property was built in 2000 and renovated in 2017. The Hilton Columbus at Easton Town Center Property includes 161 king rooms, 51 king executive suites, 17 king suites, 97 queen/queen rooms, 11 queen/queen

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No. 4 – Hilton Columbus at Easton Town Center

executive suites, and eight queen/queen suites. Guestroom amenities include an entertainment console with a 50-inch flat high-definition television, a work desk and chair, and high-speed internet. Suites feature living spaces with a sleeper sofa and slightly larger bathrooms with a dual-sink vanity area, as well as a separate bathtub and shower. Amenities at the Hilton Columbus at Easton Town Center Property include two restaurants, a lounge, an indoor pool and whirlpool, a fitness room, a lobby workstation, an outdoor patio and fire pit, a guest laundry area and 24,958 square feet of meeting space. The Hilton Columbus at Easton Town Center Property offers 708 surface and garage parking spaces. The Hilton Columbus at Easton Town Center Property operates as a Hilton under a franchise agreement with Hilton Franchise Holding LLC, which currently expires on December 31, 2041. The Hilton Columbus at Easton Town Center Mortgage Loan is recourse to the borrower and the guarantor if the franchise agreement is terminated for any reason.

The Hilton Columbus at Easton Town Center Property is comprised of one seven-story building with the guestrooms and a partial eighth-floor attic storage space. The guestroom tower is comprised of two wings, the north wing which houses the majority of the meeting space, back-of-the-house space, and main banquet kitchen, and the south wing which houses the recreational and additional meetings rooms. Both wings feature separate entrances, with an additional meeting space entrance and lobby on the first floor that services the ballrooms. The Hilton Columbus at Easton Town Center Property has undergone renovations since its opening in 2000, including the addition of 32 guestrooms in 2017. Between 2015 and 2021, approximately $29.4 million was spent on property renovations at the Hilton Columbus at Easton Town Center Property, which represents approximately $85,102 per room. Included in the renovation was the installation of the two restaurants, Herb n Kitchen and Easton Social. Herb n Kitchen is open daily and features healthy options for on-the-go, a Starbucks barista bar and scratch made pizzas and flatbreads made to order. Easton Social is open daily and features a gastro pub inspired menu.

Environmental. According to the Phase I environmental assessment dated October 5, 2022, there was no evidence of any recognized environmental conditions or recommendations at the Hilton Columbus at Easton Town Center Property.

According to STR reports, the primary competitive set for the Hilton Columbus at Easton Town Center Property consists of several hotels, which range in size from 189 to 633 rooms and collectively contain an aggregate of 3,878 rooms.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Columbus at Easton Town Center			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	68.6%	$142.09	$97.42	82.8%	$189.89	$157.28	120.8%	133.6%	161.4%
2020	40.6%	$135.89	$55.17	62.1%(3)	$181.49	$112.73	153.0%	133.6%	204.4%
2021	25.2%	$120.54	$30.37	55.6%	$153.59	$85.40	220.7%	127.4%	281.2%
TTM(4)	44.6%	$145.28	$64.86	77.9%	$184.63	$143.75	174.4%	127.1%	221.6%
(1)	Data provided by a third-party market research report. The competitive set contains the following properties: Sheraton Columbus at Capitol Square, Hyatt Regency Columbus, Crowne Plaza Columbus North Worthington, Sonesta Columbus Downtown, Marriott Columbus Airport, The Westin Great Southern Columbus, Renaissance Columbus Downtown Hotel, Marriott Columbus Northwest, Hilton Columbus/Polaris, Embassy Suites by Hilton Columbus Airport and Hilton Columbus Downtown.
(2)	The variances between underwriting, the appraisal and third-party market research provider with respect to Occupancy, ADR and RevPAR at the Hilton Columbus at Easton Town Center Property are attributable to differing reporting methodologies, and/or timing differences.
(3)	Due to the COVID-19 pandemic, the Hilton Columbus at Easton Town Center Property was closed from April 2020 through July 2020.
(4)	TTM represents the trailing 12-month period ending on August 31, 2022.

The Market. The Hilton Columbus at Easton Town Center Property is located in Columbus, Franklin County, Ohio, within the Columbus-Marion-Zanesville, Ohio combined statistical area (“Columbus CSA”). The Columbus CSA is headquarters for numerous Fortune 1000 companies such as Nationwide Insurance, American Electric Power, and Cardinal Health. Major employment sectors in the area include government entities, corporate headquarters, large financial institutions, and The Ohio State University (“OSU”). Ranked among the Top 10 public schools for innovative approaches to curriculum and campus life, the OSU campus hosts more than 1,400 student organizations and had an enrollment of 61,677 students for the 2021-2022 school year. According to the appraisal, in 2019, OSU announced the approval of a five-year, $2.4 billion capital plan to support expansions. The phase 1 expansion projects include an interdisciplinary health sciences center and research facility, an arts district, a biomedical and material engineering complex, and a 1.9 million square foot inpatient hospital.

The Hilton Columbus at Easton Town Center Property is located at the southeast corner of the Easton Town Center, a 1.9 million square foot urban retail center featuring pedestrian-friendly streetscapes, open-air gathering spaces, and fountains and parks throughout. Easton Town Center contains over 200 shops, restaurants, and entertainment venues. The center has won numerous awards including #1 Retail Experience in America by Chain Store Age in 2021 and 2022. The Hilton Columbus at Easton Town Center Property is also located close to several tourist attractions including Legoland Discovery Center, Columbus Zoo and Aquarium, Wexner Center for the Arts, The Ohio State University, and Nationwide Arena. Additionally, The John Glenn Columbus International Airport is located approximately three miles south of the Hilton Columbus at Easton Town Center Property. Located in Downtown Columbus, approximately 10 miles from the Hilton Columbus at Easton Town Center Property, the Greater Columbus Convention Center features 447,000 square feet of exhibit space and 118,000 square feet of meeting space. According to the appraisal, the Greater Columbus Convention Center’s Battelle Grand Ballroom opened in 2010 after a $35 million renovation, and more recently in 2017, a $125 million update, inclusive of a $30 million addition, was completed. The expansion included a 36,000 square foot exhibition hall and an additional 10,000 square feet of meeting space.

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No. 4 – Hilton Columbus at Easton Town Center

The following table presents certain information relating to comparable hotel sales for the Hilton Columbus at Easton Town Center Property:

Comparable Hotel Sales(1)
Property / Location	No. of Rooms	Year Built	Occupancy	Sale Date	Sale Price	Price Per Room
Hilton Columbus at Easton Town Center Columbus, OH	345	2000	78.6%(2)
Emily Hotel Chicago, IL	159	2017	75.0%	Dec-2021	$63,000,000	$396,226
Monaco Pittsburgh Kimpton Hotel Pittsburgh, PA	248	2015	79.3%	Dec-2021	$74,200,000	$299,194
Holiday Inn & Suites Nashville Downtown Convention Center Nashville, TN	230	2019	67.0%	Dec-2021	$80,000,000	$347,826
Sheraton Grand Nashville Downtown Nashville, TN	482	1975	80.8%	Jun-2021	$169,700,000	$352,075
Hilton Garden Inn Madison Downtown Madison, WI	176	2021	NAV	Feb-2021	$49,600,000	$281,818
(1)	Source: Appraisal.
(2)	Based on the trailing 12-month period ending August 31, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020(1)	2021	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	83.5%	30.2%	69.5%	78.6%	78.6%
ADR	$188.91	$155.55	$165.44	$182.78	$182.78
RevPAR	$157.66	$46.91	$114.98	$143.62	$143.62

Room Revenue	$19,853,854	$5,907,755	$14,478,979	$18,085,270	$18,085,270	$52,421	57.9%
Food and Beverage Revenue	13,961,452	2,490,084	7,634,901	12,004,751	12,004,751	34,796	38.5
Other Departmental Revenue	673,394	921,118	1,031,043	1,127,470	1,127,470	3,268	3.6
Total Revenue	$34,488,700	$9,318,957	$23,144,923	$31,217,491	$31,217,491	$90,485	100.0%

Room Expense	$3,889,482	$1,227,324	$2,710,378	$3,821,670	$3,821,670	$11,077	21.1%
Food and Beverage Expense	6,997,300	1,476,143	3,370,964	5,535,356	5,535,356	16,045	46.1
Other Departmental Expenses	85,231	15,004	2,318	76,964	76,964	223	6.8
Departmental Expenses	$10,972,013	$2,718,471	$6,083,660	$9,433,990	$9,433,990	$27,345	30.2%

Departmental Profit	$23,516,687	$6,600,486	$17,061,263	$21,783,501	$21,783,501	$63,141	69.8%

Operating Expenses	$7,191,895	$3,172,181	$5,139,409	$6,060,906	$6,190,544	$17,944	19.8%
Gross Operating Profit	$16,324,792	$3,428,305	$11,921,854	$15,722,595	$15,592,957	$45,197	49.9%

Management Fees	$1,293,868	$349,895	$881,956	$1,178,849	$1,248,700	$3,619	4.0%
Property Taxes	1,274,108	1,504,262	1,514,648	1,388,704	1,534,344	4,447	4.9
Property Insurance	68,565	172,534	222,827	235,468	204,045	591	0.7
Total Other Expenses	$2,636,541	$2,026,691	$2,619,431	$2,803,021	$2,987,089	$8,658	9.6%

Net Operating Income	$13,688,251	$1,401,614	$9,302,423	$12,919,574	$12,605,868	$36,539	40.4%
FF&E	1,379,548	372,758	925,797	1,248,700	1,248,700	3,619	4.0
Net Cash Flow	$12,308,703	$1,028,856	$8,376,626	$11,670,874	$11,357,168	$32,919	36.4%
(1)	The Hilton Columbus at Easton Town Center Property was closed from April 2020 through July 2020 during the onset of the COVID-19 pandemic.
(2)	TTM column represents the trailing 12 months ending August 31, 2022.
(3)	Per Room values are based on 345 guest rooms.
(4)	% of Total Revenue for Room Expense, Food and Beverage Expense, and Other Departmental Expenses is based on their corresponding revenue line item.
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No. 4 – Hilton Columbus at Easton Town Center

The Borrower. The borrowing entity for the Hilton Columbus at Easton Town Center Mortgage Loan is Columbus Easton Hotel LLC, a single purpose entity with two independent directors in its organizational structure. Legal counsel to the Hilton Columbus at Easton Town Center borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Columbus at Easton Town Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Hilton Columbus at Easton Town Center Mortgage Loan is Morton L. Olshan. Morton L. Olshan is the founder and chairman emeritus of Olshan Properties and its related entities. Established in 1959, Olshan Properties specializes in the development, acquisition, and management of commercial real estate, currently boasting a diverse portfolio with approximately 23.0 million square feet across 11 states. The company is headquartered in New York City and has a staff of over 1,000 employees. The Hilton Columbus at Easton Town Center Property is 100% owned by Columbus Easton Hotel Holdings LLC, a Delaware limited liability company (“Columbus Holdings”). Columbus Holdings is a joint venture between Easton Way Hotel, LLC (60%) (“Easton Way”) and LimTGC Hotel Holdings, LLC, a Delaware limited liability company (40%). Morton L. Olshan owns 70% of Easton Way, directly controls Easton Way and indirectly controls Columbus Holdings and the borrower. Morton L. Olshan is also the non-recourse carveout guarantor for the Courtyard by Marriott Columbus Easton mortgage loan, which was also originated by LMF, has an outstanding principal balance as of the Cut-off Date of $17,500,000 and will be included in the BBCMS 2022-C18 securitization. The borrower sponsor disclosed prior loans that were subject to deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Hilton Columbus at Easton Town Center Property is managed by Mall Properties, Inc. (d/b/a Olshan Properties), an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $319,655 for tax reserves.

Tax Escrows – On each payment date occurring in the months of December 2022 and January 2023, the borrower is required to deposit $225,000 into escrow for tax reserves. On each payment date commencing on the monthly payment in February 2023, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – The requirements for the borrower to make monthly deposits to the insurance escrow are waived so long as the Hilton Columbus at Easton Town Center Property is insured under a blanket insurance policy in accordance with the Hilton Columbus at Easton Town Center Mortgage Loan documents.

FF&E Reserves – On each payment date, the borrower is required to escrow an amount equal to the greater of (a) 1/12th of 4% of the gross annual operating and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement, which currently equates to approximately $104,058. The FF&E reserve is subject to a cap of $2,000,000. Notwithstanding the foregoing, in no event may the lender disburse funds from the FF&E reserve for PIP work and/or capital expenditures until the Scheduled DACA Account is fully depleted.

PIP Reserves – At origination, the borrower sponsor deposited $12.0 million into the Scheduled DACA Account. On each payment date during any period commencing on the date the borrower enters into a property improvement plan (“PIP”) or is required to perform a PIP pursuant to the franchise agreement (including pursuant to the ongoing Scheduled Renovation Work) and continuing until the PIP completion date (the “PIP Collection Period”), the Hilton Columbus at Easton Town Center Mortgage Loan documents require that the borrower cause all remaining cash flow to be deposited into the Scheduled DACA Account. Notwithstanding the foregoing, the cash trap will not be required (i) to the extent cash sufficient to pay Anticipated PIP Costs (as defined below), as reasonably determined by the lender, remains in the Scheduled DACA Account or (ii) so long as the Available PIP Funds (as defined below) are equal to or greater than the Anticipated PIP Costs. Upon completion of the Scheduled Renovation Work, and anytime thereafter, provided no PIP Collection Period exists and provided no event of default has occurred and is continuing, the borrower may distribute or transfer any funds remaining on deposit in the Scheduled DACA Account. “Available PIP Funds” means as of any date, the sum of (i) the balance on deposit in the Scheduled DACA Account as of such date and (ii) provided, that (a) no event of default has occurred and is continuing, (b) no bankruptcy action of the borrower or guarantor has occurred and is continuing, and (c) the guarantor is not insolvent, the balance on deposit in the FF&E Reserve account as of such date (less any outstanding disbursement requests received by the lender from the borrower pursuant to the terms and conditions of the Hilton Columbus at Easton Town Center Mortgage Loan documents). “Anticipated PIP Costs” means an amount equal to the anticipated costs and expenses of performing and completing all or any portion of the PIP that remains uncompleted and/or the costs and expenses of with remain unpaid, as determined by the lender.

Lockbox / Cash Management. The Hilton Columbus at Easton Town Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly into a lender-controlled lockbox account. The borrower is required to deliver instruction notices to the property manager instructing each of the credit card companies or credit card clearing banks to deposit all revenue into the lender-controlled lockbox, provided, however, that all tenants under retail leases will be permitted to remit rents directly to the borrower or property manager. All rents received by the borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Upon the occurrence of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Hilton Columbus at Easton Town Center Mortgage Loan documents.

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No. 4 – Hilton Columbus at Easton Town Center

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) the bankruptcy action of the Hilton Columbus at Easton Town Center borrower, guarantor or property manager, (iii) a Cash Management DSCR Trigger Event (as defined below), or (iv) a Franchise Trigger Event (as defined below). A Cash Management Trigger Event will end as applicable (a) with respect to clause (i) above, if a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager reasonably acceptable to the lender, (c) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.40x for two consecutive calendar quarters, and (d) with respect to clause (iv) above, a Franchise Trigger Event Cure (as defined below) has occurred.

A “Cash Management DSCR Trigger Event” will occur on the last day of any calendar quarter the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.35x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the bankruptcy of the Hilton Columbus at Easton Town Center borrower, guarantor or manager, (iii) a Cash Sweep DSCR Trigger Event (as defined below), or (iv) a Franchise Trigger Event. A Cash Sweep Event will end as applicable (a) with respect to clause (i) above, if a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the Hilton Columbus at Easton Town Center borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.35x for two consecutive calendar quarters, and (d) with respect to clause (iv) above, a Franchise Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on the last day of any calendar quarter the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.28x.

A “Franchise Trigger Event” will occur on any day the (i) franchise agreement expires or terminates, or (ii) the date that occurs 12 months prior to the then current expiration date of the franchise agreement.

A “Franchise Trigger Event Cure” will occur when a replacement franchise agreement is entered into by the borrower with a qualified franchisor, all related property improvement requirements have been completed and paid for in full, and the lender has received an acceptable comfort letter from such qualified franchisor.

Subordinate and Mezzanine Debt. The borrower is permitted to incur one or more loans made by direct or indirect members of the borrower with an aggregate principal amount not to exceed $1,225,000, subject to delivery of a valid and binding standstill and subordination agreement in the form attached to the Hilton Columbus at Easton Town Center Mortgage Loan agreement.

In addition, provided that the lender’s prior written consent is obtained, the borrower is permitted to obtain one or more PACE (or similar) loans subject to the satisfaction of certain conditions, including, among others, (i) no event of default has occurred and is continuing; (ii) such PACE Loan will amortize over a period of no less than 30 years; and (iii) taking into account the full amount of the PACE Loan (together with any existing PACE loans), the lender has determined that: (A) the combined DSCR, based on the trailing 12-month period will not be less than 3.61x, (B) the combined DY, based on the trailing 12-month period will not be less than 23.2%, and (C) the combined LTV ratio will not be greater than 35.8%.

Partial Release. Not permitted.

Ground Lease. None.

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No. 5 – Liberty Park at Tysons

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No. 5 – Liberty Park at Tysons

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No. 5 – Liberty Park at Tysons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type - Subtype:	Mixed Use – Office / Data Center / Warehouse
% of Pool by IPB:	5.6%	Net Rentable Area (SF):	225,038
Loan Purpose:	Refinance	Location:	Vienna, VA
Borrower:	GI TC 801 Follin Lane, LLC	Year Built / Renovated:	1971 / 2010
Borrower Sponsor:	TechCore, LLC	Occupancy:	100.0%
Interest Rate:	5.21000%	Occupancy Date:	10/14/2022
Note Date:	10/27/2022	4th Most Recent NOI (As of):	$5,332,771 (12/31/2019)
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of):	$5,292,300 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,407,889 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(1):	$5,922,422 (TTM 7/31/2022)
Original Amortization:	None	UW Economic Occupancy:	98.1%
Amortization Type:	Interest Only	UW Revenues:	$9,139,212
Call Protection:	L(24),YM1(91),O(5)	UW Expenses:	$1,875,330
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$7,263,882
Additional Debt:	No	UW NCF:	$7,188,249
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$110,900,000 / $493
Additional Debt Type:	N/A	Appraisal Date:	10/7/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$200
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$200
Insurance(2):	$485	$242	N/A	Cut-off Date LTV:	40.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	40.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	3.02x
Other:	$0	$0	N/A	UW NOI Debt Yield:	16.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Loan Payoff	$38,000,000	84.4%
			Return of Equity	5,656,566	12.6
			Closing Costs	1,342,949	3.0
			Upfront Reserves(2)	485	0.0
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	The increase between Most Recent NOI and UW NOI is due to contractual parking income included in the GSA Tenant’s re-cast lease.
(2)	At loan closing, a monthly reserve was established in the amount of $242.33/month with initial funding of $484.66 for supplemental flood insurance, which was purchased outside of the borrower sponsor’s standard blanket policy (for which reserves have been waived). The borrower has a springing obligation to deposit additional insurance reserves if the borrower does not maintain the currently approved blanket policy.

The Loan. The Liberty Park at Tysons mortgage loan (the “Liberty Park at Tysons Mortgage Loan”) is secured by a first lien mortgage on the fee interest in a 225,038 square foot mixed-use office / data center / warehouse (the “Liberty Park at Tysons Property”). The Liberty Park at Tysons Mortgage Loan is interest only throughout its 10-year term.

The Property. The Liberty Park at Tysons Property consists of a 190,038 square foot, Class A office building (the “Liberty Park Office”) and a 35,000 square foot warehouse (the “Liberty Park Warehouse”) in Vienna, Virginia, a suburb of Washington D.C. situated on a 16.8-acre site with 825 surface parking spaces. The Liberty Park Office includes a 55,000 square foot Tier III / IV data center component with three megawatts of critical power (the “Data Center Component”). The Liberty Park at Tysons Property is 100% leased to two government tenants, a government tenant (the “GSA Tenant”), which leases the Liberty Park Office and The United States Postal Service (the “USPS”), which leases the Liberty Park Warehouse.

The Liberty Park at Tysons Property has a long history of use by the US Government. Originally constructed in 1971, the Liberty Park Office reportedly originally served as the home of the Central Intelligence Agency’s Clandestine Service. The GSA Tenant has made significant capital investments in state-of-the-art infrastructure at the Liberty Park at Tysons Property including construction and expansion of the Data Center Component, which includes uninterrupted power supply with Tier III / IV redundancy and rack coolers, security features

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No. 5 – Liberty Park at Tysons

including an iron fence around the perimeter and a visitor screening center and raised flooring throughout with 11-foot height in the Data Center Component.

Major Tenants.

GSA Tenant (190,038 square feet; 84.4% of NRA; 92.4% of underwritten base rent). The Liberty Park Office is fully leased to a U.S. government tenant. The GSA Tenant lease is backed by the full faith and credit of the U.S. Government (Aaa/AA+/AAA Moody’s/S&P/Fitch), and has no termination options, appropriations related or otherwise, during the 15-year term.

The Liberty Park Office, including the Data Center Component, was redeveloped specifically for the GSA Tenant and is considered a mission critical facility. Since taking occupancy in 2006, the GSA Tenant has invested over $85 million ($447 PSF) in the Liberty Park at Tysons Property including investments in state-of-the-art infrastructure, security and redundancy improvements. In addition, investments made to infrastructure and security in the Data Center Component and elsewhere in the Liberty Park Office, the Liberty Park at Tysons Property also contains an extensive outdoor 9/11 memorial featuring artifacts from the World Trade Center including a 45-foot, 52,000-pound piece of steel salvaged from the World Trade Center as well as other artifacts from the site.

The GSA Tenant has been at the Liberty Park at Tysons Property since 2006 and recently re-cast their lease on a fresh term through January 19, 2036 with no termination options. If the GSA Tenant fails to occupy the Liberty Park Office in whole, it will be entitled to a rate adjustment in the amount of $61,791 per annum. The GSA Tenant is currently fully utilizing its space at the Liberty Park Office, with the facility operating 24/7.

USPS (35,000 square feet, 15.6% of NRA, 7.6% of underwritten base rent). The Liberty Park Warehouse is fully leased to the USPS. The USPS is an independent agency of the executive branch of the United State federal government. Responsible for providing postal service in the United States, including its insular associated states, the USPS is one of the few government agencies explicitly authorized in the constitution.

The USPS occupies the Liberty Park Warehouse pursuant to a license agreement that was executed in October 2021. The USPS uses the Liberty Park Warehouse for storage purposes including package overflow during the holiday season.

Environmental. According to the Phase I environmental site assessment dated October 13, 2022, there was no evidence of any recognized environmental conditions at the Liberty Park at Tysons Property. The assessment noted a business environmental risk associated with six active 20,000-gallon diesel fuel underground storage tanks installed in 2007 for the emergency generators. The GSA Tenant is responsible for environmental issues related to the underground storage tanks and carries $25,000,000 in insurance coverage related to the system.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100%	100%	100%	100%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 14, 2022.

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No. 5 – Liberty Park at Tysons

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of UW Base Rent	Exp. Date
GSA Tenant	Aaa/AA+/AAA	190,038	84.4%	$38.23	$7,265,704	92.4%	1/19/2036	(3)
USPS	Aaa/AA+/AAA	35,000	15.6	17.00	595,000	7.6	1/31/2023
Major Tenants		225,038	100.0%	$34.93	$7,860,704	100.0%

Occupied Collateral Total		225,038	100.0%	$34.93	$7,860,704	100.0%

Vacant Space		0	0.0%

Collateral Total		225,038	100.0%

(1)	Based on the underwritten rent roll dated October 14, 2022.
(2)	Ratings provided are for the U.S. Government.
(3)	The GSA Tenant lease has no termination options, appropriations related or otherwise, during the 15-year term.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring	% of UW Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of UW Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	1	35,000	15.6	595,000	7.6		35,000	15.6%	$595,000	7.6%
2024	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2025	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2026	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2027	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2028	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2029	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2030	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2031	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2032	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2033 & Beyond	1	190,038	84.4	7,265,704	92.4		225,038	100.0%	$7,860,704	100.0%
Total	2	225,038	100.0%	$7,860,704	100.0%
(1)	Based on underwritten rent roll dated October 14, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)(2)	Underwritten(1)	Per Square Foot	%(3)
Base Rent	$6,557,598	$6,557,598	$6,672,759	$7,289,275	$7,860,701	$34.93	97.5%
Gross Potential Rent	$6,557,598	$6,557,598	$6,672,759	$7,289,275	$7,860,701	$34.93	97.5%
Total Reimbursements	508,690	455,213	462,931	324,167	199,577	0.89	2.5
Net Rental Income	$7,066,288	$7,012,810	$7,135,690	$7,613,442	$8,060,278	$35.82	100.0%
Other Income	67,438	29,197	0	173,287	1,227,684	5.46	15.2
(Vacancy/Credit Loss)	0	0	0	0	(148,750)	(0.66)	(1.8)
Effective Gross Income	$7,133,726	$7,042,007	$7,135,690	$7,786,729	$9,139,212	$40.61	100.0%

Total Expenses	$1,800,955	$1,749,707	$1,727,802	$1,864,307	$1,875,330	$8.33	20.5%

Net Operating Income	$5,332,771	$5,292,300	$5,407,889	$5,922,422	$7,263,882	$32.28	79.5%

Total TI/LC, Capex/RR	0	0	0	0	75,633	0.34	0.8

Net Cash Flow	$5,332,771	$5,292,300	$5,407,889	$5,922,422	$7,188,249	$31.94	78.7%
(1)	The increase between TTM Net Operating Income and UW Net Operating Income is due to contractual parking income included in the GSA Tenant’s re-cast lease.
(2)	TTM reflects the trailing 12 months ending July 31, 2022.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
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Annex A-3	BBCMS 2022-C18
No. 5 – Liberty Park at Tysons

The Market. The Liberty Park at Tysons Property is located in Vienna, Virginia, in the Tysons submarket of Fairfax County, Virginia in the Washington D.C. MSA. Average household incomes within a one-, three- and five- mile radius of the Liberty Park at Tysons Property are $219,523, $181,773 and $190,845, respectively. The local area features an extensive transportation network that provides access to the Washington D.C. area and nearly all major roadways in the regions. The Liberty Park at Tysons Property is also located approximately one mile south of the Tysons Corner Metrorail which connects it to Northern Virginia, downtown Washington D.C. and Maryland.

According to the appraisal, Tysons is a preferred location for conducting business in the metro area due to its central location and highway infrastructure. The area is home to numerous Fortune 500 companies including Freddie Mac, Capital One, Hilton Worldwide and Booz Allen Hamilton. Over 100,000 people are employed in Tysons, which has over 30 million square feet of commercial development including two super-regional malls – Tysons Center and Tysons Galleria. Despite this development, there is still room for growth as fewer than 20,000 people reside in Tysons. Accordingly, Fairfax County is in the process of planning the future growth of the area and has completed Phase I of the Dulles Corridor Metrorail project, a two-phase extension of the Metrorail system through Tysons to Washington Dulles International Airport and Loudon Country. According to the Washington Metropolitan Area Transit Authority, the Phase II stations are anticipated to open by the end of 2022.

The Washington D.C. CBSA is the seventh most populous metropolitan population in the US and is comprised of 15 counties and six independent cities within the states of Maryland, West Virginia and Virginia. The Washington, D.C. CBSA represents a population with median annual household incomes that outperform the national median by approximately 60.1%. Due to rising demand for high-technology services like counterterrorism, coupled with a young and highly educated workforce, tech companies are continuing to invest in the Washington, D.C. area. In 2020, Amazon acquired 6.2 acres of land in Pentagon City to construct the first phase of its HQ2 at National Landing. Currently, two 22-story office towers are under construction with scheduled delivery by 2023. The existence and footprint of the federal government also influences the region and uniquely positioned the area to withstand the pandemic induced downturn.

According to the appraisal, the Liberty Park at Tysons Property is part of the Tysons Corner office submarket within the Northern Virginia office market. As of the second quarter of 2022, the Northern Virginia office market reported an inventory of approximately 135.0 million square feet, a vacancy rate of 20.2% and direct weighted Class A asking rent $36.70 PSF. The Tysons Corner office submarket had an average direct weighted Class A asking rent and overall vacancy rate of $40.21 and 20.6%, respectively and inventory of approximately 22.8 million square feet.

The following table presents certain information relating to comparable office sales for the Liberty Park at Tysons Property:

Comparable Office Sales(1)
Property / Address	Year Built / Renov.	Total GLA (SF)	Occupancy	Date of Sale	Sale Price	Sale Price PSF	Adjusted Sales Price PSF

Liberty Park at Tysons 801 and 831 Follin Lane Southeast Vienna, VA	1971 / 2010	225,038	100.0%

Founder's Square South 675 North Randolph Street Arlington, VA	2010 / NAP	352,740	100.0%	Sep-21	$196,534,947	$557.17	$506.97

Patriots Park I, II & III 12290, 12300 & 12310 Sunrise Valley Drive Reston, VA	1986 / 2013	705,905	100.0%	Sep-20	$325,000,000	$460.40	$563.53

One Liberty Center 875 N Randolph Street Arlington, VA	2005 / NAP	319,327	100.0%	Jun-19	$151,200,000	$473.50	$464.67

DEA Office R & D Laboratory (GSA) - BTS 22624 Dulles Summit Court Sterling, VA	2002 / NAP	49,692	100.0%	Jan-19	$27,000,000	$543.35	$577.54

GSA U.S. Customs & Border Protection 22001 Loudoun County Parkway Ashburn, VA	2000 / 2019	445,595	100.0%	Nov-18	$215,500,000	$483.62	$616.13
(1)	Source: Appraisal with the exception of leasing information for the Liberty Park at Tysons Property, which is from the underwritten rent roll dated October 14, 2022.
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No. 5 – Liberty Park at Tysons

The following table presents certain information relating to comparable office leases for the Liberty Park Office:

Comparable Office Rents(1)
Property / Address	Year Built	Lease Area (SF)	Tenant Name	Initial Rent PSF	Commencement Date	Lease Date/Term (Years)	Structure

Liberty Park at Tysons 801 and 831 Follin Lane Southeast Vienna, VA	1971	190,038	GSA Tenant	$38.23	Jan-11	25.0	Full Service

Zachary Taylor Bldg, 2530 Crystal Drive, Arlington, VA	1971	558,187	GSA- Department of Defense (Navy)	$38.95	Feb-22	10.0	Full Service

Century Center I at Century Center, 2450 Crystal Drive, Arlington, VA	1976	42,427	GSA-Department of Defense	$37.31	May-21	5.0	Full Service

One Skyline Tower, 5107 Leesburg Pike, Falls Church, VA	1988	40,782	GSA	$28.00	April-21	5.0	Full Service

Heritage Center 4, 7619 Little River Tpke, Annandale, VA	2003	70,297	GSA	$32.03	Feb-21	9.2	Full Service

The Meadows I @ Westfields, 4755 Meadow Wood Lane, Chantilly, VA	1987	104,000	GSA	$29.48	Jan-21	5.0	Full Service
(1)	Source: Appraisal with the exception of leasing information for the Liberty Park at Tysons Property, which is from the underwritten rent roll dated October 14, 2022.

The following table presents certain information relating to comparable industrial leases for the Liberty Park Warehouse:

Comparable Industrial Rents(1)
Property / Address	Year Built	Lease Area (SF)	Tenant Name	Initial Rent PSF	Commencement Date	Lease Date/Term (Years)	Structure

Liberty Park at Tysons 801 and 831 Follin Lane Southeast Vienna, VA	1971	35,000	USPS	$17.00	Oct-21	1.3	License Agreement(2)

2801-2807 Juniper Street, Fairfax, VA	1975	3,840	Home Design Outlet Center	$16.00	Jan-22	3.0	Net

2937-2995 Prosperity Avenue, Merrifield, VA	1979	3,300	Food For Others	$16.50	Dec-21	10.0	Net

8520-8528 Tyco Road, Vienna, VA	1978	8,407	Papa John’s (Warehouse)	$14.50	April-21	7.0	Net

2800 Juniper Street, Fairfax, VA	1972	1,360	Eduards Wood Floors	$15.00	April-21	3.0	Net

3775 Pickett Road, Fairfax, VA	1988	1,750	Ricoh	$15.00	Oct-20	3.0	Net
(1)	Source: Appraisal with the exception of leasing information for the Liberty Park at Tysons Property, which is from the underwritten rent roll dated October 14, 2022.
(2)	USPS leases the Liberty Park Warehouse pursuant to a license agreement and pays a flat fee of $49,583.33 per month.

The Borrower. The borrowing entity for the Liberty Park at Tysons Mortgage Loan is GI TC 801 Follin Lane, LLC, a single-purpose, bankruptcy remote Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Liberty Park at Tysons Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is TechCore, LLC (the “Guarantor”), a joint venture between GI Partners and the California Public Employees’ Retirement System (“CalPERS”), which currently has a net worth of $2.6 billion and liquidity of $27.2 million as of June 30, 2022.

GI Partners is a private investment firm with offices in San Francisco, New York, Chicago, Greenwich, Scottsdale and Dallas. GI Partners has approximately $35 billion in assets under management and invests on behalf institutional investors through its private equity, real estate and data infrastructure strategies.

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No. 5 – Liberty Park at Tysons

CalPERS manages the largest public pension fund in the United States with approximately $440 billion in assets under management as of Q2 2022. In fiscal year ended June 2021, CalPERS paid $27.4 billion in retirement benefits and $9.74 billion in health benefits.

Property Management. The Liberty Park at Tysons Property is managed by GI Property Manager LP, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $484.66 for insurance reserves.

Real Estate Taxes and Insurance – The borrower is required, on a monthly basis, to escrow 1/12th of the annual taxes and insurance premiums as the lender reasonably estimates will be payable during the ensuing 12-month period. Notwithstanding the foregoing, no reserve of taxes will be required so long as the (i) the borrower timely pays such taxes, (ii) the borrower promptly provides to the lender evidence of such payment and (iii) there is no continuing material event of default for a period in excess of 30 or more consecutive days. Additionally, no reserve of insurance premiums will be required with respect to any policies that are maintained under one or more satisfactory blanket policies or are maintained by any applicable tenant and the borrower provides the lender with proof of payment. At loan closing, a monthly reserve was established in the amount of $242.33/month.

Replacement Reserve – During the continuance of a Trigger Period (as defined below), the borrower will be required to escrow $0.23 PSF for replacement reserves.

In 2028, the borrower is obligated to provide approximately $1,475,925 in capex funds to the GSA Tenant to perform cyclical paint and carpet work. In lieu of an upfront reserve, the borrower has delivered a guarantee in favor of the lender from the borrower and Guarantor with respect to this obligation.

TI/LC Reserves – During the continuance of a Trigger Period, the borrower will be required to escrow $2.00 PSF for tenant improvement and leasing commission reserves.

The borrower currently owes approximately $2,188,098 in tenant improvement allowances to the GSA Tenant. These tenant improvements are structured in a manner by which if they are drawn by the tenant, they are paid back to the borrower on an amortized basis over the remainder of the lease term (i.e. if the full amount of these funds were disbursed to the GSA Tenant in December 2022, the GSA Tenant would be obligated to repay the borrower approximately $167,000 per annum through the end of its lease term). In lieu of an upfront reserve, the borrower has delivered a guarantee in favor of the lender from the borrower and Guarantor with respect to this obligation.

Lockbox / Cash Management. The Liberty Park at Tysons Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver notices to the tenants directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the manager are required to be deposited in such lockbox account no later than two business days following receipt. All funds deposited into the lockbox are required to be released to the borrower, on each business day, unless a Trigger Period exists. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Liberty Park at Tysons Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Liberty Park at Tysons Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Liberty Park at Tysons Mortgage Loan. So long as no material event of default (as defined in the loan documents evidencing the Liberty Park at Tysons Mortgage Loan) has occurred and is continuing, the lender will be required to (to the extent of borrower's written request) cause disbursements of excess cash flow to pay for (i) tenant improvements and leasing commissions to the extent there are insufficient funds in the TI/LC Reserves and provided that the borrower satisfies the conditions precedent specified in the loan documents evidencing the Liberty Park at Tysons Mortgage Loan, (ii) to make any required deposits for taxes and insurance premiums and (iii) operating expenses which are then due and owing, provided, in the case of items (ii) and (iii), the borrower provides evidence reasonably satisfactory to the lender that it does not have access to adequate cash flow generated by the Liberty Park at Tysons Property to pay such amounts when they are due and owing.

A “Trigger Period” means any period (i) commencing upon the occurrence and continuance of an event of default; and (ii) expiring upon the cure or waiver (if applicable) of such event of default.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 6 – Greenwich Office Portfolio

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No. 6 – Greenwich Office Portfolio

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Annex A-3	BBCMS 2022-C18
No. 6 – Greenwich Office Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,900,000	Title:	Fee
Cut-off Date Principal Balance:	$42,900,000	Property Type – Subtype:	Office – Suburban
% of IPB:	5.3%	Net Rentable Area (SF):	90,268
Loan Purpose:	Acquisition	Location:	Greenwich, CT
Borrower:	Bradford Allen Greenwich, LLC	Year Built / Renovated:	1940 / 2015
Borrower Sponsor:	Bradford Allen Enterprises LLC	Occupancy:	100.0%
Interest Rate:	5.99000%	Occupancy Date:	10/28/2022
Note Date:	11/4/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of):	$3,795,262 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,575,033 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$4,527,688 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,059,427
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$2,151,346
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,908,081
Additional Debt:	No	UW NCF:	$4,795,246
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$78,700,000 / $872
Additional Debt Type:	N/A	Appraisal Date:	10/17/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$475
Taxes:	$58,167	$58,167	N/A	Maturity Date Loan / SF:	$475
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	$2,031	N/A	Maturity Date LTV:	54.5%
TI / LC Reserve:	$0	$15,045	$541,608	UW NCF DSCR:	1.84x
Other Reserves(2):	$2,444,973	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,900,000	52.2%	Purchase Price	$78,000,000	95.0%
Borrower Equity	39,224,756	47.8	Upfront Reserves	2,503,141	3.0
			Closing Costs	1,621,615	2.0
Total Sources	$82,124,756	100.0%	Total Uses	$82,124,756	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves include the Atomyze Holdback Reserve (as defined below), an unfunded obligations reserve and a free rent reserve.

The Loan. The Greenwich Office Portfolio mortgage loan (the “Greenwich Office Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $42,900,000 and is secured by a first lien mortgage on the borrower’s fee interest in a suburban office property located in Greenwich, Connecticut (the “One Lafayette Place Property” and the “One East Putnam Avenue Property”, respectively, and collectively, the “Greenwich Office Portfolio Property”). The Greenwich Office Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property.

One Lafayette – The One Lafayette Place Property is a three-story office building totaling 62,927 square feet of net rentable area located at One Lafayette Place in Greenwich, Connecticut. The One Lafayette Place Property has a parking garage and surface parking.

One East Putnam – The One East Putnam Avenue Property is a four-story office and mixed-use retail building totaling 27,341 square feet of net rentable area located at One East Putnam Avenue in Greenwich, Connecticut. The One East Putnam Avenue Property has surface parking.

The Greenwich Office Portfolio Property is comprised of two buildings situated on approximately 1.53-acres, with New York City approximately 38 miles to the southwest. The Greenwich Office Portfolio Property has 304 parking spaces resulting in a parking ratio of approximately 2.94 parking spots per 1,000 square feet of net rentable area.

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Major Tenants.

Wells Fargo Bank, NA (18,163 square feet; 20.1% of NRA; 20.1% of underwritten base rent). (NASDAQ: WFC; Aa2/A+/NR by Moody’s/S&P/Fitch). Wells Fargo Bank, NA (“Wells Fargo”) is an American multinational financial services company. Wells Fargo leases 14,263 square feet on an approximately 10.2-year lease that commenced in August 2015 and expires in October 2025 at an initial base rent of $76.00 PSF. Additionally, Wells Fargo leases 3,900 square feet on an approximately 10.6-year lease that commenced in October 2014 and expires in April 2025 at an initial base rent of $75.45 PSF. Wells Fargo has two, five-year extension options remaining.

BlackRock Financial Management (14,246 square feet; 15.8% of NRA; 18.7% of underwritten base rent). BlackRock Financial Management (“BlackRock”) is an investment firm that offers asset allocation, portfolio management, financial planning, and investment advisory services. BlackRock serves customers worldwide. BlackRock leases 14,246 square feet on an approximately 10.8-year lease that commenced in April 2018 at an initial base rent of $74.00 PSF. BlackRock recently renewed its lease, extending their initial term ending date from October 2023 to January 2029 and increasing the base rent to $90.00 PSF effective October 2023.

Candlestick Capital Management (9,295 square feet; 10.3% of NRA; 11.4% of underwritten base rent). Candlestick Capital Management (“Candlestick Capital”) is a hedge fund manager founded by Jack Woodruff. Candlestick Capital leases 8,160 square feet on an approximately 10.8-year lease that commenced in May 2019 and expires in January 2030 at an initial base rent of $83.00 PSF. Additionally, Candlestick Capital leases 1,135 square feet on a 10.0-year lease that commenced in February 2020 and expires in January 2030 at an initial base rent of $83.00 PSF. Candlestick Capital has one early termination option effective 12 months prior to the lease termination date. Candlestick Capital has one, five-year renewal option.

Amulet Capital Partners LP (8,362 square feet; 9.3% of NRA; 10.0% of underwritten base rent). Amulet Capital Partners LP (“Amulet Capital Partners”) is a private equity investment firm that focuses exclusively on creating long-term value for market leaders in the healthcare sector. Amulet Capital Partners leases 8,362 square feet on an approximately 10.8-year lease that commenced in May 2019 and expires in February 2030 at an initial base rent of $81.00 PSF. Amulet Capital Partners has one early termination option effective nine months prior to the lease termination date.

Environmental. According to a Phase I environmental assessment dated November 4, 2022, there was no evidence of any recognized environmental conditions at the Greenwich Office Portfolio Property.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
65.2%	93.1%	97.3%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of October 28, 2022.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Wells Fargo Bank, NA	Aa2/A+/NR	18,163	20.1%	$75.88	$1,378,243	20.1%	Various(4)
BlackRock Financial Management	Aa3/AA-/NR	14,246	15.8%	$90.00	$1,282,140	18.7%	1/31/2029
Candlestick Capital Management(5)	NR/NR/NR	9,295	10.3%	$84.00	$780,780	11.4%	1/31/2030
Amulet Capital Partners LP(6)	NR/NR/NR	8,362	9.3%	$82.00	$685,684	10.0%	2/28/2030
Atomyze LLC(7)	NR/NR/NR	6,274	7.0%	$84.00	$527,016	7.7%	6/30/2026
Emil Capital Partners, LLC(8)	NR/NR/NR	6,587	7.3%	$80.00	$526,960	7.7%	5/31/2031
Carlson Capital, LP	NR/NR/NR	6,102	6.8%	$67.13	$409,650	6.0%	3/31/2027
Grandview Property Partners, LLC	NR/NR/NR	6,102	6.8%	$63.00	$384,426	5.6%	4/10/2026
Warren Tricomi Greenwich, Inc	NR/NR/NR	6,629	7.3%	$44.38	$294,170	4.3%	12/31/2032
HARAKA Capital Management	NR/NR/NR	3,739	4.1%	$75.00	$280,425	4.1%	7/31/2025
Top Tenant Occupied Collateral Total / Wtd. Avg.		85,499	94.7%	$76.60	$6,549,494	95.6%
Other Tenant Space		4,769	5.3%	$63.86	$304,553	4.4%
Vacant Space		0	0.0%

Collateral Total		90,268	100.0%

(1)	Based on the underwritten rent roll dated as of October 28, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $274,823 of contractual rent steps through October 1, 2023.
(4)	Wells Fargo is a tenant of two units with lease expiration dates of April 30, 2025 (3,900 square feet), and October 13, 2025 (14,263 square feet).
(5)	Candlestick Capital Management has a one-time right to terminate its lease effective as of February 1, 2027, with 12 months’ written notice prior to February 1, 2027, provided the tenant makes a cancellation payment equal to the sum of (i) unamortized commissions, (ii) an unamortized work cap, (iii) unamortized costs, and (iv) unamortized free rent.
(6)	Amulet Capital Partners LP has a one-time right to terminate its lease effective as of March 1, 2027, with nine months’ written notice prior to March 1, 2027, provided the tenant makes a cancellation payment equal to the sum of (a) unamortized commissions, (ii) an unamortized work cap, (iii) unamortized costs, and (iv) unamortized free rent.
(7)	At loan origination, the tenant, Atomyze LLC, was paying rent but was dark and was marketing their space for sublease. A third party, Scorpio USA, LLC, has since executed an assumption of the Atomyze LLC lease and is expected to take possession of the Atomyze LLC space in December 2022. Please see “Atomyze Holdback Reserve” below for the release conditions of the Atomyze Holdback Reserve.
(8)	Emil Capital Partners, LLC has a one-time right to terminate its lease effective as of May 19, 2028, with 12 months’ written prior notice to May 19, 2028, provided the tenant pays to the landlord, together with such cancellation notice, 50% of an amount equal to the unamortized costs incurred by the landlord in connection with the lease including base rent otherwise due during the concession period, brokerage commissions, the improvement allowance, and actual and reasonable legal fees, with interest at 8%. The remaining 50% of the termination fee is required to be paid on or before the early termination date, and may not exceed $483,608.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	3	21,902	24.3	1,658,668	24.2	21,902	24.3%	$1,658,668	24.2%
2026	3	14,628	16.2	1,082,594	15.8	36,530	40.5%	$2,741,262	40.0%
2027	1	6,102	6.8	409,650	6.0	42,632	47.2%	$3,150,912	46.0%
2028	0	0	0.0	0	0.0	42632	47.2%	$3,150,912	46.0%
2029	1	14,246	15.8	1,282,140	18.7	56,878	63.0%	$4,433,052	64.7%
2030	3	17,657	19.6	1,466,464	21.4	74,535	82.6%	$5,899,516	86.1%
2031	1	6,587	7.3	526,960	7.7	81,122	89.9%	$6,426,476	93.8%
2032	2	6,629	7.3	294,170	4.3	87,751	97.2%	$6,720,646	98.1%
2033 & Beyond	1	2,517	2.8	133,401	1.9	90,268	100.0%	$6,854,047	100.0%
Total	15	90,268	100.0%	$6,854,047	100.0%
(1)	Based on the underwritten rent roll dated as of October 28, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $274,823 of contractual rent steps through October 1, 2023.

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM 9/30/2022	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$5,421,773	$6,207,444	$6,363,773	$6,579,224	$72.89	88.5%
Rent Steps(3)	0	0	0	274,823	3.04	3.7
Straight Line Rent	0	0	0	22,794	0.25	0.3
Total Reimbursements	339,956	322,351	59,517	354,109	3.92	4.8
Other Income	146,391	173,987	173,676	200,027	2.22	2.7
Gross Potential Rent	$5,908,120	$6,703,782	$6,596,966	$7,430,976	$82.32	100.0%
Concessions	(256,132)	(117,695)	0	0	0.00	0.0
Total Vacancy	0	0	0	(371,549)	(4.12)	(5.0)
Effective Gross Income	$5,651,988	$6,586,086	$6,596,966	$7,059,427	$78.21	95.0%
Total Expenses(4)	1,856,726	2,011,053	2,069,278	2,151,346	23.83	30.5
Net Operating Income	$3,795,262	$4,575,033	$4,527,688	$4,908,081	$54.37	69.5%
Total TI/LC, Capex/RR	0	0	0	112,835	1.25	1.6
Net Cash Flow	$3,795,262	$4,575,033	$4,527,688	$4,795,246	$53.12	67.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Base Rent is based on the underwritten rent roll as of October 28, 2022.
(3)	Rent Steps are taken through October 1, 2023.
(4)	Total Expenses include management fees that are underwritten to 3% of Effective Gross Income.

The Market. The Greenwich Office Portfolio Property is located in Greenwich, Connecticut in Fairfield County. Transportation systems provide access throughout the local area, being less than two miles away from Interstate 95 and approximately five miles from Merritt Parkway, which run east along the southern coast of Fairfield County to the New Haven and Middlesex County communities as well as northeast through New Haven County to communities in central Connecticut. Interstate 95 also extends west to the State of New York. Greenwich is known to be the home of many hedge funds and other financial services firms. The Greenwich Office Portfolio Property is situated within 50 miles of LaGuardia, JFK and Newark International airports, and within 10 miles of Westchester County Airport.

The Greenwich Office Portfolio Property is located in the Bridgeport-Stamford-Norwalk Metropolitan Statistical Area (the “Stamford MSA”), with a population of approximately 940,500 in 2021. Top employers in the Stamford MSA include Sikorsky Aircraft Corp., Boehringer Ingelheim Corp. and ASML US INC. According to the appraisal, the Greenwich Office Portfolio Property is located within the Town of Greenwich office submarket. As of the third quarter of 2022, the submarket reported a total inventory of approximately 5.4 million square feet with a 6.9% vacancy rate and an average base rent of $57.24 PSF for office properties.

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According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Greenwich Office Portfolio Property was 9,875, 67,556 and 162,898, respectively and the estimated 2022 average household income within the same radii was approximately $192,006, $208,950 and $190,690, respectively.

The following table presents certain information relating to comparable office leases for the Greenwich Office Portfolio Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Months)	Structure
Greenwich Office Portfolio Greenwich, CT	18,163(2)	1940 / 2015	Wells Fargo	$75.88(2)(3)	Various(2)(3)	Various(2)(3)	Modified Gross
The Boutique Building Greenwich, CT	1,150	1969 / NAP	Severn River Capital	$70.00	Apr-2022	39	Modified Gross
1 Fawcett Place Greenwich, CT	1,975	1946 / 2004	Balyasny Asset	$93.00	Mar-2022	71	Modified Gross
The Anchorage Greenwich, CT	10,913	1971 / 2010	Tiptree Inc.	$100.00	Feb-2022	128	Modified Gross
600 Steamboat Road Greenwich, CT	60,790	1972 / 2012	Eldridge Business	$110.00	Jan-2022	70	Modified Gross
325 Greenwich Avenue Greenwich, CT	8,975	1911 / 2013	Kline Hill Partners	$71.00	Sep-2021	48	Modified Gross
(1)	Source: Appraisal.
(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the Greenwich Office Portfolio Property is based on underwritten rent from the underwritten rent roll dated as of October 28, 2022.
(3)	Wells Fargo is a tenant of two units with lease expiration dates of April 30, 2025 (3,900 square feet), and October 13, 2025 (14,263 square feet). Rent PSF is based on the weighted average underwritten rent for Wells Fargo based on underwritten rent from the underwritten rent roll dated as of October 28, 2022.

The following table presents certain information relating to comparable office sales for the Greenwich Office Portfolio Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
Greenwich Office Portfolio Greenwich, CT	90,268(2)	1940 / 2015	100.0%(2)
One Hundred West Putnam Greenwich, CT	155,504	1970 / 1982	100.0%	May-2022	$203,500,000	$1,309
Greenwich Office Park #7 Greenwich, CT	58,624	1977 / 2019	100.0%	Nov-2021	$56,500,000	$964
200 Greenwich Avenue Greenwich, CT	62,850	1986 / NAP	100.0%	Jul-2019	$67,000,000	$1,066
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of October 28, 2022.

The Borrower. The borrower is Bradford Allen Greenwich, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Greenwich Office Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Bradford Allen Enterprises LLC (“Bradford Allen”), a Delaware limited liability company. Bradford Allen is a national commercial real estate firm headquartered in Chicago offering a fully array of services spanning from property management, leasing, and transaction execution.

Property Management. The Greenwich Office Portfolio Property is managed by Bradford Allen Management Services LLC, a borrower-affiliate.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $58,167 for real estate taxes, (ii) $1,500,000 for the Atomyze Holdback Reserve, (iii) approximately $742,653 for free rent, and (iv) $202,320 for unfunded obligations.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $58,167 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Greenwich Office Portfolio Mortgage Loan documents.

Replacement Reserve – On a monthly basis, the borrower is required to deposit an amount equal to approximately $2,031 for replacement reserves.

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Tenant Improvements and Leasing Commissions – On a monthly basis, the borrower is required to deposit an amount equal to approximately $15,045 for tenant improvements and leasing commissions. The tenant improvements and leasing commissions is subject to a cap of $541,608.

Atomyze Holdback Reserve – The “Atomyze Holdback Reserve” was established at origination for use as additional security for the space then-currently leased by Atomyze LLC. At loan origination, Atomyze LLC, was paying rent but was “dark” and was marketing their space for sublease. A third party, Scorpio USA, LLC, has since executed an assumption of the Atomyze LLC lease and is expected to take possession of the Atomyze LLC space in December 2022. The Atomyze Holdback Reserve funds will be disbursed to the borrower on a one time basis upon satisfaction of the following conditions: the lender receives either (1) a fully executed copy of each of (x) an amended and restated assignment and assumption of lease agreement, (y) a first amendment to lease agreement and landlord’s consent to assignment and assumption agreement, and (z) a fully executed landlord estoppel, or (2) (x) evidence, as described in the Greenwich Office Portfolio Mortgage Loan documents, that the entire Atomyze leased space has been leased to one or more replacement tenant(s) pursuant to one or more replacement leases, with no outstanding landlord obligations, which replacement tenant(s) are in actual, physical occupancy of their respective space, open for business and paying full, unabated rent under such replacement leases, and (y) a tenant estoppel certificate from each such replacement tenant in a form acceptable to the lender.

Lockbox / Cash Management. The Greenwich Office Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct each tenant of the Greenwich Office Portfolio Property to deposit funds directly into the lockbox account controlled by the lender. The borrower or property manager is required to deposit all revenues otherwise received relating to the property (other than tenant security deposits) into the lockbox account within two business days following receipt. On each business day during the continuance of a Cash Management Period (as defined below) under the Greenwich Office Portfolio Mortgage Loan, all sums on deposit in the lockbox account are required to be swept to the cash management account. On each payment date during the continuance of a Cash Management Period, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the Greenwich Office Portfolio Mortgage Loan documents. At the end of each business day that no Cash Management Period under the Greenwich Office Portfolio Mortgage Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

During the continuance of a Cash Management Period, any excess cash is required to be deposited in the excess cash flow reserve account as additional security for the Greenwich Office Portfolio Mortgage Loan.

A “Cash Management Period” means a period commencing (i) upon the occurrence of an event of default, (ii) commencing on the date on which the debt yield (as calculated in the Greenwich Office Portfolio Mortgage Loan documents), as determined as of the first day of any calendar month, is less than 7.75%, and (iii) the occurrence of a Lease Sweep Event (as defined below), and expiring upon (i) the cure of the event of default as determined by the lender, (ii) the last day of the calendar month during which the debt yield equals or exceeds 7.75% for two consecutive calendar quarters, and (iii) expiration of a Lease Sweep Event.

A “Lease Sweep Event” means each period, as it relates to the tenants Wells Fargo and BlackRock, commencing upon (i) a default in payment of rent, (ii) ceasing ordinary business, abandoning or vacating the premises, (iii) a bankruptcy or insolvency action cancellation or surrender of lease, (iv) the applicable tenant giving notice of its intent to terminate the lease, or (v) the date that is the earlier of (a) 12 months prior to the scheduled lease expiration date and (b) the applicable tenant not having provided notice of its intent to exercise a renewal option on the date such tenant is required to give such notice under the terms of its lease, and expiring, as applicable, upon (i) the cure of the event of default as determined by the lender, (ii) the applicable tenant resumes ordinary business operations, (iii) the applicable tenant is no longer insolvent, (iv) the applicable tenant revokes any lease termination, (v) the applicable tenant has extended or renewed its lease, or (vi) the applicable tenant has found a replacement tenant.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	4.7%	Net Rentable Area (SF):	3,760,303
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy:	71.9%
Interest Rate:	6.11700%	Occupancy Date:	9/6/2022
Note Date:	9/8/2022	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/6/2032	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4)(5):	$1,619,979 (Various)
Original Amortization Term:	None	UW Economic Occupancy:	71.9%
Amortization Type:	Interest Only	UW Revenues:	$10,984,549
Call Protection:	L(26),D(88),O(6)	UW Expenses:	$3,597,682
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$7,386,867
Additional Debt(1):	Yes	UW NCF:	$6,865,446
Additional Debt Balance(1):	$37,000,000	Appraised Value / Per SF(6):	$182,200,000 / $48
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$20
Taxes:	$257,137	$56,408	N/A	Maturity Date Loan / SF:	$20
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	41.2%
Replacement Reserves:	$0	$31,336	$1,130,000	Maturity Date LTV(6):	41.2%
TI / LC Reserve:	$3,000,000	Springing	$1,500,000	UW NCF DSCR:	1.48x
Earn-out Reserve:	$5,000,000	$0	N/A	UW NOI Debt Yield(8):	10.6%
Other:	$1,671,741	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$53,813,642	71.8%
			Upfront Reserves	9,928,878	13.2
			Return of Equity	5,815,441	7.8
			Partnership Buyout	4,349,545	5.8
			Closing Costs	1,092,493	1.5
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The Phoenix Industrial Portfolio IX Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million (the “Phoenix Industrial Portfolio IX Whole Loan”). The financial information in the chart above is based on the $75.0 million Phoenix Industrial Portfolio IX Whole Loan.
(2)	See “The Borrowers” below for more information.
(3)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable as the borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties (as defined below) between 2019 and 2021 with full year 2020 and 2021 operating statements not available.
(4)	The Most Recent NOI represents the trailing 10 months ending April 2022 for the Iowa City, IA property and the trailing 12 months ending April 2022 for the remaining properties. The Most Recent NOI only includes partial year information for the Iowa City, IA property as it was 100.0% vacant until April 2022.
(5)	The increase from the Most Recent NOI to UW NOI is primarily attributable to (i) leasing totaling an additional approximately $4.1 million in base rent, (ii) approximately $335,509 in rent steps through October 2023, (iii) approximately $21,103 in straight-lined rent for investment-grade tenant, Amazon, and (iv) an additional approximately $1.1 million in reimbursements. Additionally, the utilities expense was underwritten approximately $671,666 less than trailing 12 months utilities expenses due to (i) the elimination of excess use charges and installation of high efficiency LED lighting at the Versailles, KY property and (ii) Amazon, the largest tenant at the Rockford, IL property, being separately metered and paying gas bills directly to the utility company.
(6)	The Cut-off Date LTV Ratio presented above is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve (as defined below)) and the aggregate “as is” appraised value. The Cut-off Date LTV Ratio based on the Phoenix Industrial Portfolio IX Whole Loan net of the $5,000,000 Earn-out Reserve and the aggregate “as is” appraised value is 38.4%. The Maturity Date LTV presented above is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve) and the “as is” appraised value of $182,200,000. The Maturity Date LTV based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve) and the aggregate “as stabilized” appraised value of $191,100,000 is 39.2%.
(7)	For a full description of Escrows and Reserves, including the Earn-out Reserve, see “Escrows and Reserves” below.
(8)	The UW NOI Debt Yield presented above is calculated based on the Phoenix Industrial Portfolio IX Whole Loan net of the $5,000,000 Earn-out Reserve. The UW NOI Debt Yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve) is 9.8%.
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Annex A-3	BBCMS 2022-C18
No. 7 – Phoenix Industrial Portfolio IX

The Loan. The Phoenix Industrial Portfolio IX mortgage loan (the “Phoenix Industrial Portfolio IX Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 3,760,303 square foot portfolio of five industrial properties located in Tennessee, Alabama, Illinois, Iowa and Kentucky (each, a “Phoenix Industrial Portfolio IX Property”, and collectively, the “Phoenix Industrial Portfolio IX Properties”). The Phoenix Industrial Portfolio IX Whole Loan consists of six pari passu notes and accrues interest at a rate of 6.11700% per annum. The Phoenix Industrial Portfolio IX Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Notes A-2, A-3, A-4, A-5 and A-6, with an aggregate original principal balance of $38,000,000, will be included in the BBCMS 2022-C18 securitization trust. The Phoenix Industrial Portfolio IX Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2022-C3 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$37,000,000	$37,000,000	BMO 2022-C3	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2022-C18	No
A-3	$10,000,000	$10,000,000	BBCMS 2022-C18	No
A-4	$4,000,000	$4,000,000	BBCMS 2022-C18	No
A-5	$2,000,000	$2,000,000	BBCMS 2022-C18	No
A-6	$2,000,000	$2,000,000	BBCMS 2022-C18	No
Whole Loan	$75,000,000	$75,000,000

The Properties. The Phoenix Industrial Portfolio IX Whole Loan is secured by five industrial properties totaling 3,760,303 square feet located in Tennessee (one property, 36.6% of NRA), Alabama (one property, 19.6% of NRA), Illinois (one property, 13.8% of NRA), Iowa (one property, 9.1% of NRA) and Kentucky (one property, 21.0% of NRA). The Phoenix Industrial Portfolio IX Properties were 71.9% occupied by 12 tenants as of September 6, 2022. The borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties between 2019 and 2021 for an aggregate purchase price of approximately $26.2 million. Since acquisition, the borrower sponsor has invested approximately $23.1 million in capital improvements at the Phoenix Industrial Portfolio IX Properties.

Memphis, TN (36.6% of NRA; 37.7% of Whole Loan Allocated Loan Amount (“ALA”)): The Memphis, TN property is a 1,374,972 square foot industrial warehouse/distribution building located in Memphis, Tennessee. The improvements were constructed in 1973, renovated in 2020 and include approximately 4.0% of office space. The Memphis, TN property is situated on an approximately 69.2-acre site with 332 surface parking spaces (0.2 per 1,000 square feet). The Memphis, TN property has a total of 218 dock-high doors and clear heights of 23.5 feet to 31.1 feet. As of September 6, 2022, the Memphis, TN property was 65.9% occupied by three tenants. Since acquisition of the Memphis, TN property in December 2019, the borrower sponsor has invested approximately $7.9 million in capital improvements.

Wetumpka, AL (19.6% of NRA; 31.3% of ALA): The Wetumpka, AL property is a 735,231 square foot industrial manufacturing building located in Wetumpka, Alabama. The improvements were constructed in 1997, renovated between 2021 and 2022 and include approximately 2.0% of office space. The Wetumpka, AL property is situated on an approximately 101.6-acre site with 482 surface parking spaces (0.7 per 1,000 square feet). The Wetumpka, AL property has a total of 29 dock-high doors, three drive-in doors and clear heights of 21 feet to 41 feet. As of September 6, 2022, the Wetumpka, AL property was 67.9% occupied by two tenants. Since acquisition of the Wetumpka, AL property in December 2020, the borrower sponsor has invested approximately $8.6 million in capital improvements.

Rockford, IL (13.8% of NRA; 16.0% of ALA): The Rockford, IL property is a 517,574 square foot industrial warehouse/distribution building located in Rockford, Illinois. The improvements were constructed in 1980, renovated in 2019 and include approximately 5.0% of office space. The Rockford, IL property is situated on an approximately 20.8-acre site with 219 surface parking spaces (0.4 per 1,000 square feet). The Rockford, IL property has a total of 82 dock-high doors, two drive-in doors and clear heights of 20 feet to 26 feet. As of September 6, 2022, the Rockford, IL property was 55.1% occupied by three tenants. Since acquisition of the Rockford, IL property in January 2019, the borrower sponsor has invested approximately $2.6 million in capital improvements.

Iowa City, IA (9.1% of NRA; 10.2% of ALA): The Iowa City, IA property is comprised of two industrial warehouse/distribution buildings totaling 341,491 square feet located in Iowa City, Iowa. The improvements were constructed in 1964, renovated in 2022 and include approximately 3.0% of office space. The Iowa City, IA property is situated on an approximately 20.3-acre site with 470 surface parking spaces (1.4 per 1,000 square feet). The Iowa City, IA property has a total of 22 dock-high doors, five drive-in doors and clear heights of 18 feet to 25 feet. As of September 6, 2022, the Iowa City, IA property was 93.0% occupied by HNI Corporation. Since acquisition of the Iowa City, IA property in June 2021, the borrower sponsor has invested approximately $2.7 million in capital improvements.

Versailles, KY (21.0% of NRA; 4.8% of ALA): The Versailles, KY property is comprised of five industrial warehouse/distribution buildings totaling 791,035 square feet located in Versailles, Kentucky. The improvements were constructed in 1964, renovated in 2011 and include approximately 5.0% of office space. The Versailles, KY property is situated on an approximately 60.6-acre site with 650 surface parking spaces (0.8 per 1,000 square feet). The Versailles, KY property has a total of 27 dock-high doors, 13 drive-in doors and clear heights of 16 feet to 33 feet. As of September 6, 2022, the Versailles, KY property was 87.8% occupied by three tenants. Since acquisition of the Versailles, KY property in June 2020, the borrower sponsor has invested approximately $1.3 million in capital improvements.

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No. 7 – Phoenix Industrial Portfolio IX

The following table presents certain information relating to the Phoenix Industrial Portfolio IX Properties:

Portfolio Summary(1)
Property	State	Subtype	Net Rentable Area (SF)(2)	Year Built/ Renovated	% UW NOI(2)	ALA	% of ALA	“As-Is” Appraised Value	% Office	Clear Heights (ft.)	Dock Doors	Drive- In Doors
Memphis, TN	TN	Warehouse / Distribution	1,374,972	1973 / 2020	20.4%	$28,250,000	37.7%	$60,000,000	4.0%	23’6 - 31’1	218	0
Wetumpka, AL	AL	Manufacturing	735,231	1997 / 2021-2022	22.2	23,500,000	31.3	48,500,000	2.0%	21’ - 41’	29	3
Rockford, IL	IL	Warehouse / Distribution	517,574	1980 / 2019	11.3	12,000,000	16.0	23,300,000	5.0%	20’ - 26’	82	2
Iowa City, IA	IA	Warehouse / Distribution	341,491	1964 / 2022	17.6	7,650,000	10.2	19,700,000	3.0%	18’ - 25’	22	5
Versailles, KY	KY	Warehouse / Distribution	791,035	1964 / 2011	28.6	3,600,000	4.8	30,700,000	5.0%	16’ - 33’	27	13
Total/Wtd. Avg.			3,760,303		100.0%	$75,000,000	100.0%	$182,200,000			378	23
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated September 6, 2022.

Environmental. According to Phase I environmental assessments dated June 21, 2022, there was no evidence of any recognized environmental conditions at the Phoenix Industrial Portfolio IX Properties. However, the Phase I environmental assessments did acknowledge controlled recognized environmental conditions at the Iowa City, IA property and the Versailles, KY property.

Based on the historical use of the Iowa City, IA property as a manufacturing facility, confirmed VOC contamination, and continued groundwater monitoring under regulatory oversight, the historic use of the Iowa City, IA property is considered a controlled recognized environmental condition. The Phase I environmental assessment recommends continued groundwater monitoring and coordination with the Iowa Department of Natural Resources to obtain final regulatory closure.

The Versailles, KY property is listed in multiple databases related to industrial activities conducted by former tenants at the Versailles, KY property. Regulatory data indicates that lead-contaminated glass was located throughout the Versailles, KY property. As a result, an environmental covenant was issued on February 1, 2008, restricting residential use of portions of the Versailles, KY property due to potential elevated lead concentrations and leachate potential. Based on the regulatory status, implemented soil cover, and environmental covenant, historical lead impacts are considered a controlled recognized environmental condition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Industrial Portfolio IX Properties:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
NAV	NAV	NAV	71.9%
(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties between 2019 and 2021. As such, historical occupancy is unavailable.
(2)	Current occupancy is as of September 6, 2022.
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Annex A-3	BBCMS 2022-C18
No. 7 – Phoenix Industrial Portfolio IX

The following table presents certain information relating to the largest tenants by underwritten base rent of the Phoenix Industrial Portfolio IX Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Viterra	Memphis, TN	NR/NR/NR	569,688	15.2%	$1.74	$991,257	11.9%	8/31/2029
Ledvance, LLC(4)	Versailles, KY	NR/NR/NR	376,298	10.0	$3.04	1,145,791	13.8	Various(5)
Bella + Canvas, LLC	Wetumpka, AL	NR/NR/NR	371,734	9.9	$3.94	1,463,216	17.6	2/28/2029
HNI Corporation(6)	Iowa City, IA	NR/NR/NR	317,518	8.4	$4.12	1,308,174	15.8	6/30/2025
McLane Company, Inc.	Versailles, KY	NR/NR/NR	303,728	8.1	$3.28	996,228	12.0	1/31/2026
FedEx(7)	Memphis, TN	Baa2/BBB/NR	235,747	6.3	$2.72	641,232	7.7	11/30/2026
Amazon(8)	Rockford, IL	A1/AA/AA-	138,400	3.7	$3.49	483,495	5.8	3/31/2027
Wynn Grain Spice	Wetumpka, AL	NR/NR/NR	127,286	3.4	$2.17	276,211	3.3	4/30/2032
USPS	Memphis, TN	Aaa/NR/NR	101,162	2.7	$3.59	362,916	4.4	5/31/2023
Total Major Tenants			2,541,561	67.6%	$3.02	$7,668,520	92.4%

Other Tenants			160,831	4.3%	$3.94	$634,170	7.6%

Occupied Collateral Total / Wtd. Avg.			2,702,392	71.9%	$3.07	$8,302,690	100.0%
Vacant Space			1,057,911	28.1%

Collateral Total			3,760,303	100.0%

(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $335,509 of contractual rent steps through October 2023.
(4)	Ledvance, LLC has the right to terminate its lease for one or both of (x) 97,062 square feet (representing approximately 25.79% of its leased space) and (y) 91,492 square feet (representing approximately 24.31% of its leased space) at any time on or after November 1, 2022 with at least 60 days’ prior written notice to the landlord, which notice identifies the space to be terminated, and Ledvance, LLC not being in default under the lease it seeks to terminate on the termination date specified in its termination notice.
(5)	Levdance, LLC leases 188,554 square feet at the Versailles, KY property expiring on April 30, 2023 and 187,744 square feet at the Versailles, KY property expiring on April 30, 2027.
(6)	HNI Corporation has not taken occupancy of approximately 13,081 square feet of its 317,518 square feet of leased space. At origination of the Phoenix Industrial Portfolio IX Whole Loan, $104,648 was reserved for such space and approximately $4,360 is required to be released on each monthly payment date commencing on November 6, 2022 through October 6, 2024 or until, among other conditions included in the Phoenix Industrial Portfolio IX Whole Loan documents (i) such space is delivered to HNI Corporation, (ii) HNI Corporation commences paying rent for such space and (iii) a clean estoppel confirming (i) and (ii) is delivered to and accepted by the lender.
(7)	FedEx has the right to terminate its lease on 30 days' prior written notice to the landlord if the employees of another tenant become subject to a collective bargaining unit.
(8)	Amazon has a lease expiration of November 30, 2026. Since the expiration is between October 1 and March 30, the lease term will extend through March 31, 2027, unless Amazon opts out of the optional holiday extension by providing 270 days’ notice. In addition, Amazon may terminate its lease on 30 days’ notice if a material interference with Amazon’s business occurs due to lack of access or interruption of utilities caused by the landlord or the landlord’s agents and such material interference continues for 180 days, but the exercised termination option will be void if such material interference is cured within the 30 days following receipt of notice from Amazon of its intent to terminate its lease. If a material interference continues for 270 days (regardless of whether such material interference is due to the landlord or the landlord’s agents), Amazon may terminate on 30 days’ notice after such 270-day period, but the exercised termination option will be void if the material interference is cured within the 30 days following receipt of notice from Amazon of its intent to terminate its lease.
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Annex A-3	BBCMS 2022-C18
No. 7 – Phoenix Industrial Portfolio IX

The following table presents certain information relating to the tenant lease expirations of the Phoenix Industrial Portfolio IX Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,057,911	28.1%	NAP	NAP	1,057,911	28.1%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	1,057,911	28.1%	$0	0.0%
2023	3	303,951	8.1	985,803	11.9	1,361,862	36.2%	$985,803	11.9%
2024	1	52,917	1.4	194,735	2.3	1,414,779	37.6%	$1,180,537	14.2%
2025	1	317,518	8.4	1,308,174	15.8	1,732,297	46.1%	$2,488,711	30.0%
2026	2	539,475	14.3	1,637,460	19.7	2,271,772	60.4%	$4,126,171	49.7%
2027	2	326,144	8.7	1,063,624	12.8	2,597,916	69.1%	$5,189,796	62.5%
2028	1	93,679	2.5	382,210	4.6	2,691,595	71.6%	$5,572,006	67.1%
2029	2	941,422	25.0	2,454,473	29.6	3,633,017	96.6%	$8,026,479	96.7%
2030	0	0	0.0	0	0.0	3,633,017	96.6%	$8,026,479	96.7%
2031	0	0	0.0	0	0.0	3,633,017	96.6%	$8,026,479	96.7%
2032	1	127,286	3.4	276,211	3.3	3,760,303	100.0%	$8,302,690	100.0%
2033 & Beyond	0	0	0.0	0	0.0	3,760,303	100.0%	$8,302,690	100.0%
Total	13	3,760,303	100.0%	$8,302,690	100.0%
(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $335,509 of contractual rent steps through October 2023.
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No. 7 – Phoenix Industrial Portfolio IX

The following table presents certain information relating to the operating history and underwritten cash flows of the Phoenix Industrial Portfolio IX Properties:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$3,842,384	$7,967,181	$2.12	52.2%
Rent Steps(4)	0	335,509	0.09	2.2
Straight Line Rent(5)	0	21,103	0.01	0.1
Vacant Income	0	3,332,953	0.89	21.8
Gross Potential Rent	$3,842,384	$11,656,746	$3.10	76.3%
Total Reimbursements	1,571,231	3,581,293	0.95	23.4
Total Other Income	4,200	34,200	0.01	0.2
Net Rental Income	$5,417,815	$15,272,239	$4.06	100.0%
(Vacancy/Credit Loss)	0	(4,287,690)	(1.14)	(39.0)
Effective Gross Income	$5,417,815	$10,984,549	$2.92	71.9%
Total Expenses	3,797,836	3,597,682	0.96	32.8
Net Operating Income(6)	$1,619,979	$7,386,867	$1.96	67.2%
Total TI / LC, Capex/RR	0	521,421	0.14	4.7
Net Cash Flow	$1,619,979	$6,865,446	$1.83	62.5%
(1)	TTM represents the trailing 10 months ending April 2022 for the Iowa City, IA property and the trailing 12 months ending April 2022 for the remaining properties.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated September 6, 2022.
(4)	Rent Steps totaling $335,509 are taken through October 2023.
(5)	Straight Line Rent underwritten for investment-grade tenant, Amazon’s, average rent for the remainder of the Phoenix Industrial Portfolio IX Whole Loan term at the Rockford, IL property.
(6)	The increase from the TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to (i) leasing totaling an additional approximately $4.1 million in base rent, (ii) $335,509 in rent steps through October 2023, (iii) $21,103 in straight-lined rent for investment-grade tenant, Amazon, and (iv) an additional approximately $1.1 million in reimbursements. The Most Recent NOI only includes the trailing 10 months ending April 2022 for the Iowa City, IA property as it was 100.0% vacant. Additionally, the utilities expense was underwritten $671,666 less than TTM due to (i) the elimination of excess use charges and installation of high efficiency LED lighting at the Versailles, KY property and (ii) Amazon, the largest tenant at the Rockford, IL property, being separately metered and paying gas bills directly to the utility company.

The Market. The Phoenix Industrial Portfolio IX Properties are located in Tennessee (37.7% of ALA), Alabama (31.3% of ALA), Illinois (16.0% of ALA), Iowa (10.2% of ALA) and Kentucky (4.8% of ALA).

Memphis (37.7% of ALA): The Memphis, TN property is in Shelby County, Tennessee located approximately 7.2 miles northwest of downtown Memphis and approximately 10.5 miles north of the Memphis International Airport. Primary access to the area is provided by Interstate 40, approximately 0.9 miles north of the Memphis, TN property and Interstate 69. According to a third-party market research report, the Memphis, TN property is located in the Northwest industrial submarket, which had approximately 29.7 million square feet of inventory, a vacancy rate of 4.1% and asking rent of $3.24 PSF as of August 1, 2022.

Wetumpka (31.3% of ALA): The Wetumpka, AL property is in Elmore County, Alabama located approximately 3.9 miles east of downtown Wetumpka and approximately 17.8 miles north of Montgomery. Primary access to the area is provided by State Route 14 with regional access provided by US Route 82, US Route 231 and Interstate 65. According to a third-party market research report, the Wetumpka, AL property is located in the outlying Elmore County industrial submarket, which had approximately 2.1 million square feet of inventory, a vacancy rate of 19.8% and asking rent of $4.85 PSF as of August 1, 2022.

Rockford (16.0% of ALA): The Rockford, IL property is in Winnebago County, Illinois located approximately 4.7 miles north of downtown Rockford, approximately 73.6 miles northwest of O’Hare International Airport and approximately 93.6 miles northwest of Chicago. Primary access to the area is provided by Route 20, which intersects with Interstate 90 approximately 7.0 miles southeast of the Rockford, IL property. According to a third-party market research report, the Rockford, IL property is located in the I-39 Corridor/Winnebago industrial submarket, which had approximately 34.8 million square feet of inventory, a vacancy rate of 7.7% and asking rent of $4.89 PSF as of August 1, 2022.

Iowa City (10.2% of ALA): The Iowa City, IA property is in Johnson County, Iowa located approximately 3.2 miles southeast of downtown Iowa City, approximately 30.1 miles south of Cedar Rapids, and approximately 32.1 miles from the Iowa-Mississippi border. Primary access to the area is provided by Route 6 and Route 1, which intersects with Interstate 80 approximately 3.5 miles north of the Iowa City, IA property. According to a third-party market research report, the Iowa City, IA property is located in the Iowa City industrial market, which had approximately 11.3 million square feet of inventory, a vacancy rate of 1.4% and asking rent of $6.49 PSF as of August 1, 2022.

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No. 7 – Phoenix Industrial Portfolio IX

Versailles (4.8% of ALA): The Versailles, KY property is in Woodford County, Kentucky located approximately 1.4 miles west of downtown Versailles, approximately 14.6 miles west of Lexington and approximately 63.4 miles southeast of Louisville. Primary access to the area is provided by Interstate 64 and Interstate 75, as well as via US Highway 60, which runs from Western Lexington to Frankfurt. According to a third-party market research report, the Versailles, KY property is located in the Woodford County industrial submarket, which had approximately 3.6 million square feet of inventory, a vacancy rate of 1.6% and asking rent of $7.39 PSF as of August 1, 2022.

The following table presents certain market information with respect to the Phoenix Industrial Portfolio IX Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
Memphis, TN	1973 / 2020	1,374,972	Northwest	34.1%	4.1%	7.0%	29,737,746	$2.20	$3.24
Wetumpka, AL	1997 / 2021-2022	735,231	Outlying Elmore County	32.1%	19.8%	4.0%	2,130,773	$3.49	$4.85
Rockford, IL	1980 / 2019	517,574	I-39 Corridor/Winnebago	44.9%	7.7%	6.0%	34,785,201	$3.72	$4.89
Iowa City, IA(4)	1964 / 2022	341,491	Iowa City	7.0%	1.4%	0.0%	11,334,705	$4.12	$6.49
Versailles, KY	1964 / 2011	791,035	Woodford County	12.2%	1.6%	4.0%	3,579,554	$3.17	$7.39
Total/Wtd. Avg.		3,760,303		28.1%	6.9%	5.0%	81,567,979	$3.07	$4.95
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated September 6, 2022.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $335,509 of contractual rent steps through October 2023.
(4)	No submarket data for the Iowa City, IA property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio IX Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NCF	% of UW NCF	Estimated 2022 Population (5-mile Radius)(2)	Estimated 2022 Average Household Income (5-mile Radius)(2)
Memphis, TN	1,374,972	$28,250,000	37.7%	$1,350,064	19.7%	216,737	$73,950
Wetumpka, AL	735,231	23,500,000	31.3	1,546,995	22.5	15,595	$81,749
Rockford, IL	517,574	12,000,000	16.0	762,062	11.1	131,254	$77,732
Iowa City, IA	341,491	7,650,000	10.2	1,215,216	17.7	86,086	$86,659
Versailles, KY	791,035	3,600,000	4.8	1,991,110	29.0	21,477	$88,341
Total/Wtd. Avg.	3,760,303	$75,000,000	100.0%	$6,865,446	100.0%	112,702	$80,177
(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	Information obtained from third-party market research reports.

The Borrowers. The borrowers are Phoenix Memphis Industrial Investors LLC, Phoenix Wetumpka Industrial Investors LLC, Phoenix Rockford Industrial Investors LLC, Phoenix Diablo Iowa City LLC and Phoenix Versailles Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio IX Borrowers”), each a Delaware limited liability company and single purpose entity with one independent director. Each Phoenix Industrial Portfolio IX Borrower owns one individual Phoenix Industrial Portfolio IX Property. Legal counsel to the Phoenix Industrial Portfolio IX Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio IX Whole Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 52 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Industrial Portfolio IX Whole Loan are Irrevocable Children's Trust Dated 7/22/91 and Irrevocable Children's Trust No. 2 Dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Phoenix Industrial Portfolio IX Properties are managed by the borrower sponsor.

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Escrows and Reserves. At origination, the Phoenix Industrial Portfolio IX Borrowers deposited (i) approximately $257,137 for real estate taxes, (ii) $3,000,000 for tenant improvements and leasing commissions, (iii) $1,290,083 for unfunded obligations with respect to the Bella + Canvas, LLC lease ($400,000), the Wynn Grain Spice lease ($200,000), the Amazon lease ($475,435), the Timber Industries lease ($110,000) and the HNI Corporation lease ($104,648), (iv) $319,158 for deferred maintenance, (v) $62,500 for an environmental reserve and (vi) $5,000,000 for an Earn-out Reserve (as detailed below).

Tax Escrows – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $56,408 a month).

Insurance Escrows – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the Phoenix Industrial Portfolio IX Borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit approximately $31,336 for replacement reserves subject to a cap of $1,130,000.

Rollover Reserve – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit approximately $47,004 for rollover reserves if at any time the balance of the reserve falls below $250,000, until such time as the reserve is restored to a cap of $1,500,000.

Earn-out Reserve – The Phoenix Industrial Portfolio IX Whole Loan documents require an upfront earn-out reserve (the “Earn-out Reserve”) of $5,000,000. All funds on deposit in the Earn-out Reserve will be (i) during the continuation of a Cash Management Trigger Event (as defined below), transferred to the cash management account, or (ii) in the absence of a Cash Management Trigger Event, returned to the Phoenix Industrial Portfolio IX Borrowers; provided, however, that the following conditions have been fully satisfied by the Phoenix Industrial Portfolio IX Borrowers: (i) the Phoenix Industrial Portfolio IX Borrowers have submitted a written request to the lender at least 15 business days prior to the requested release, (ii) on the date such request is made, no default, event of default or Cash Sweep Trigger Event (as defined below) has occurred and is then continuing, (iii) the Phoenix Industrial Portfolio IX Borrowers have provided written evidence that the debt service coverage ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan is at least 1.47x, (iv) the Phoenix Industrial Portfolio IX Borrowers have delivered written evidence that the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan is not less than 9.8% and (v) an amount equal to the total estimated cost to perform or satisfy all then outstanding landlord obligations (for tenant improvements, landlord work, tenant allowances and/or leasing commissions) for all of the Phoenix Industrial Portfolio IX Properties, if any, will be on deposit in the rollover reserve account. The release of the Earn-out Reserve will be tied to the lease-up of the Memphis, TN and Wetumpka, AL properties only, such that the funds are only released once the Phoenix Industrial Portfolio IX Properties achieve an underwritten net cash flow debt yield of 9.8% on the Phoenix Industrial Portfolio IX Whole Loan amount, assuming net operating income equal to the lower of (i) $3,831,778 or (ii) the actual net operating income for all Phoenix Industrial Portfolio IX Properties other than the Memphis, TN and Wetumpka, AL properties, and the leased up net operating income for Memphis, TN and Wetumpka, AL properties.

Notwithstanding the above, if the Phoenix Industrial Portfolio IX Borrowers fail to obtain the release of the Earn-out Reserve funds prior to the date that is three years from the closing date of the BBCMS 2022-C18 securitization, the Phoenix Industrial Portfolio IX Borrowers are required to partially defease the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then-remaining balance in the Earn-out Reserve account (such partial defeasance, the “Earn-out Reserve Partial Defeasance”), plus (x) all interest which would have accrued on the amount of the Phoenix Industrial Portfolio IX Whole Loan to be prepaid through and including the last day of the interest period related to the monthly payment date following the Earn-out Reserve Partial Defeasance, (y) all reasonable out-of-pocket, third party costs and expenses actually incurred by the lender in connection with such Earn-out Reserve Partial Defeasance and (z) all other sums due and payable under the Phoenix Industrial Portfolio IX Whole Loan documents. To the extent that any portion of the Earn-out Reserve remains after the Earn-out Reserve Partial Defeasance, the remaining amount will be applied as follows: (a) if a Cash Management Trigger Event has occurred and is continuing, to the cash management account or (y) if no Cash Management Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio IX Borrowers.

Notwithstanding the above, if the Phoenix Industrial Portfolio IX Borrowers fail to obtain the release of the Earn-out Reserve funds prior to May 6, 2032 (the “Open Prepayment Commencement Date”), the Phoenix Industrial Portfolio IX Borrowers are required to partially prepay the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the Earn-out Reserve account on the Open Prepayment Commencement Date.

Lockbox / Cash Management. The Phoenix Industrial Portfolio IX Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Revenues from the Phoenix Industrial Portfolio IX Properties are required to be deposited directly into the lockbox account or, if received by the Phoenix Industrial Portfolio IX Borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio IX Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio IX Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger

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No. 7 – Phoenix Industrial Portfolio IX

Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio IX Borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio IX Whole Loan documents, (ii) any bankruptcy action involving any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, (iv) the indictment for fraud or misappropriation of funds by any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio IX Properties), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio IX Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio IX Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio IX Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio IX Whole Loan documents, (ii) any bankruptcy action involving any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio IX Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.35x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the Phoenix Industrial Portfolio IX Borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part; provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of the total net rentable square footage at the applicable property or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (d) with respect to clause (iv) above, a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant or (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at the applicable property or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable property.

A “Material Tenant” means any tenant at the Phoenix Industrial Portfolio IX Properties that, together with its affiliates, either (a) leases no less than 21% of the total rentable square footage of the Phoenix Industrial Portfolio IX Properties or (b) accounts for (or would account for) no less than 21% of the total in-place base rent at the Phoenix Industrial Portfolio IX Properties.

Subordinate Debt. None.

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No. 7 – Phoenix Industrial Portfolio IX

Mezzanine Debt. The Phoenix Industrial Portfolio IX Borrowers are permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Industrial Portfolio IX Whole Loan documents, which include, but are not limited to: (i) no event of default under the Phoenix Industrial Portfolio IX Whole Loan documents is continuing; (ii) the aggregate loan-to-value ratio based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no greater than 41.2%; (iii) the actual combined debt service coverage ratio based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no less than 1.47x; (iv) the actual combined net cash flow debt yield based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no less than 9.8%; (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; and (vi) receipt of a rating agency confirmation.

Partial Release. The Phoenix Industrial Portfolio IX Whole Loan documents permit releases of outparcels located at the Wetumpka, AL and Versailles, KY properties without prepayment or defeasance, provided that, among other conditions, (i) each such outparcel is vacant, non-income producing and unimproved at the time of release and (ii) certain REMIC-related conditions are satisfied.

Ground Lease. None.

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No. 8 – 70 Hudson Street

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No. 8 – 70 Hudson Street

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Annex A-3	BBCMS 2022-C18
No. 8 – 70 Hudson Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.5%	Net Rentable Area (SF):	431,281
Loan Purpose:	Acquisition	Location:	Jersey City, NJ
Borrower:	70 Hudson LLC	Year Built / Renovated:	2002 / 2018
Borrower Sponsor:	NAP	Occupancy:	94.1%
Interest Rate:	3.19200%	Occupancy Date:	9/30/2022
Note Date:	2/11/2022	4th Most Recent NOI (As of):	$1,587,874 (12/31/2019)
Maturity Date:	3/8/2027	3rd Most Recent NOI (As of)(3):	$6,836,402 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$14,298,336 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(5):	$15,425,668 (T-6 Annualized
Original Amortization Term:	None		9/30/2022)
Amortization Type:	Interest Only	UW Economic Occupancy:	94.0%
Call Protection(2):	YM1(33),DorYM1(20),O(7)	UW Revenues:	$22,465,058
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$6,481,062
Additional Debt(1):	Yes	UW NOI:	$15,983,997
Additional Debt Balance(1):	$84,000,000 / $76,950,000	UW NCF:	$15,919,304
Additional Debt Type(1):	Pari Passu / Subordinate	Appraised Value / Per SF:	$296,000,000 / $686
		Appraisal Date:	10/19/2022

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$263,338	$131,669	N/A	Cut-off Date Loan / SF:	$278	$457
Insurance:	$313,920	$26,160	N/A	Maturity Date Loan / SF:	$278	$457
Replacement Reserves:	$0	$5,391	N/A	Cut-off Date LTV:	40.5%	66.5%
TI/LC Reserve:	$0	$0	N/A	Maturity Date LTV:	40.5%	66.5%
Other:	$306,422	$0	N/A	UW NCF DSCR:	4.10x	2.50x
				UW NOI Debt Yield:	13.3%	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$120,000,000	38.9%	Purchase Price	$300,000,000	97.3%
Subordinate Loan(1)	76,950,000	24.9	Closing Costs	7,587,304	2.5
Borrower Sponsor Equity	111,520,984	36.2	Upfront Reserve	883,680	0.3
Total Sources	$308,470,984	100.0%	Total Uses	$308,470,984	100.0%
(1)	The 70 Hudson Street Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu notes totaling $120.0 million and one subordinate companion note of $76.95 million, with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million (the “70 Hudson Street Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the 70 Hudson Street Senior Notes (as defined below) and the 70 Hudson Street Whole Loan.
(2)	The borrower has the option to prepay (with the payment of a yield maintenance premium) the 70 Hudson Street Whole Loan at any time prior to the open prepayment period. In addition, the borrower has the option to defease the 70 Hudson Street Whole Loan in full, but not in part, on and after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 11, 2026. The assumed defeasance lockout period of 33 payments is based on the anticipated closing date of the BBCMS 2022-C18 securitization trust in December 2022. The actual lockout period may be longer.
(3)	The increase in NOI from 2019 to 2021 was driven by an increase in occupancy.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The 70 Hudson Street Property was acquired in February 2022. Therefore, the Most Recent NOI is based on the annualized six-month period through September 2022.

The Loan. The 70 Hudson Street mortgage loan (the “70 Hudson Street Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million consisting of six pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (the “70 Hudson Street Senior Notes”) and one subordinate companion note with an outstanding principal balance as of the Cut-off Date of $76.95 million (the “70 Hudson Street Subordinate Companion Note”). The 70 Hudson Street Whole Loan was originated by Natixis Real Estate Capital LLC on February 11, 2022. The 70 Hudson Street Whole Loan is secured by the borrower’s fee interest in a 431,281 square foot, Class A office property located in Jersey City, New Jersey (the “70 Hudson Street Property”). Note A-A-1, with an outstanding principal balance as of the Cut-off Date of $36.0 million, will be included in the BBCMS 2022-C18 trust. The remaining senior notes are currently held by an affiliate of Natixis Real Estate

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No. 8 – 70 Hudson Street

Capital LLC and are expected to be contributed to one or more future securitization trusts or sold to unaffiliated third-party investors. The 70 Hudson Street Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 3.19200% per annum on an Actual/360 basis. Note A-B is the controlling note for the 70 Hudson Street Whole Loan. Upon the occurrence of a control appraisal period, Note A-A-1 will be the controlling note. The 70 Hudson Street Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—70 Hudson Street Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-A-1	$36,000,000	$36,000,000	BBCMS 2022-C18	Yes	No
A-A-2	$48,000,000	$48,000,000	BBCMS 2022-C16	No	No
A-A-3(1)	$12,000,000	$12,000,000	Natixis	No	No
A-A-4(1)	$12,000,000	$12,000,000	Natixis	No	No
A-A-5(1)	$6,000,000	$6,000,000	Natixis	No	No
A-A-6(1)	$6,000,000	$6,000,000	Natixis	No	No
Total Senior Notes	$120,000,000	$120,000,000
A-B	$76,950,000	$76,950,000	John Hancock Life Insurance Company (U.S.A.)	No	Yes(2)
Whole Loan	$196,950,000	$196,950,000
(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	Note A-B is the controlling note for the 70 Hudson Street Whole Loan. Upon the occurrence of a control appraisal period, Note A-A-1 will be controlling note. The 70 Hudson Street Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement.

The Property. The 70 Hudson Street Property is a Class A, 12-story office building totaling 431,281 square feet located in Jersey City, New Jersey, situated within Jersey City’s waterfront district along New Jersey’s Gold Coast with views of Manhattan and the Statue of Liberty. The 70 Hudson Street Property was built in 2002 and most recently renovated in 2018, including a new atrium lobby, upgraded/renovated parking garage, roof replacement and upgraded common corridor and retail entryways. Tenants at the 70 Hudson Street Property have access to a dedicated parking structure, which has 226 parking spaces (approximately 0.5 spaces per 1,000 square feet). The 70 Hudson Street Property has access to Manhattan through multiple public transportation options (PATH, NY Waterway Ferry and NJ Transit Bus & Rail Services) offering direct access into Midtown and Downtown Manhattan. The 70 Hudson Street Property is 94.1% occupied by seven tenants with a weighted average remaining lease term of approximately 10.2 years as of the Cut-off Date with four tenants (81.2% of NRA) having a weighted average remaining lease term exceeding 10 years as of the Cut-off Date.

Major Tenants.

TD Ameritrade (208,396 square feet; 48.3% of NRA; 51.9% of underwritten base rent; Moody’s/S&P/Fitch: A2/A/A). TD Ameritrade, a subsidiary of Charles Schwab, is an online brokerage that provides services to both individuals and institutions that invest online. The company hosts over 11 million customer accounts from across the world. Investors use the company’s electronic trading platforms to buy and sell securities such as stocks, ETFs, mutual funds, options, futures, foreign exchange, and fixed-income investments. Customers can trade these financial securities on their computer or via mobile phone applications. In October 2020, TD Ameritrade was acquired by The Charles Schwab Corporation. The two companies, as of February 2022, have a combined $7.69 trillion in client assets, 33.4 million brokerage accounts, and 6.6 million daily average trades. TD Ameritrade spent approximately $40.3 million ($193.34 per square foot) on tenant improvements to its occupied space. TD Ameritrade has been in occupancy since March 2019. TD Ameritrade has no termination option and has one seven- or ten-year renewal option remaining.

Fidessa Corporation (78,000 square feet; 18.1% of NRA; 18.0% of underwritten base rent). Fidessa Corporation (“Fidessa”) is a British based financial software company offering financial consulting, investment, trading, and advising services. Fidessa offers both buy-side solutions and sell-side solutions, global connectivity services and solutions, market data services, and investment infrastructure to customers around the globe. Buy-side products and services include compliance, decision support, order and execution management, trading, and portfolio management. Sell-side products and services include order management, advanced trading tools, smart order routing, high frequency trading, compliance, and business intelligence. Fidessa offers both enterprise solutions, and a SaaS platform to help connect customers around the globe. Fidessa spent approximately $15.0 million ($192.78 per square foot) on tenant improvements to its occupied space. Fidessa has been in occupancy since March 2017. Fidessa has no termination option and has one ten-year renewal option remaining.

Federal Home Loan Bank of New York (52,041 square feet; 12.1% of NRA; 12.6% of underwritten base rent; Moody’s/S&P/Fitch: Aaa/AA+/NR). The Federal Home Loan Bank of New York is part of the congressionally chartered, nationwide Federal Home Loan Bank System, which was created in 1932 to provide a flexible credit liquidity source for member community lenders engaged in home mortgage and neighborhood lending. The Federal Home Loan Bank of New York helps community lenders in New Jersey, New York, Puerto Rico and the U.S. Virgin Islands advance housing and community growth. The Federal Home Loan Bank of New York increases the availability of mortgages and home financing to families of all income levels by offering high-value correspondent and cash management services to assist their members, more effectively serve their neighborhoods and meet their Community Reinvestment Act responsibilities. The

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No. 8 – 70 Hudson Street

Federal Home Loan Bank of New York spent approximately $21.2 million ($407.28 per square foot) on tenant improvements to its occupied space. The Federal Home Loan Bank of New York has been in occupancy since February 2018. The Federal Home Loan Bank of New York has no termination or appropriation option and has one five-year renewal option remaining.

Environmental. According to a Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the 70 Hudson Street Property.

Historical and Current Occupancy(1)
2018	2019	2020	2021	Current(2)
31.5%	71.3%	94.0%	94.1%	94.1%

(1) Historical occupancies are as of December 31 of each respective year.

(2) Current occupancy is as of September 30, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
TD Ameritrade	A2/A/A	208,396	48.3%	$48.91	$10,193,424	51.9%	6/30/2033
Fidessa Corporation	NR/NR/NR	78,000	18.1	$45.27	3,530,850	18.0	12/31/2032
Federal Home Loan Bank of New York	Aaa/AA+/NR	52,041	12.1	$47.62	2,478,225	12.6	12/31/2033
Gucci America, Inc.	NR/A/NR	51,824	12.0	$50.58	2,621,067	13.3	12/31/2029
New Jersey CVS Pharmacy, LLC	Baa2/BBB/NR	11,659	2.7	$60.00	699,540	3.6	10/31/2038
Top Five Tenants		401,920	93.2%	$48.57	$19,523,108	99.4%

Other Tenants(4)		3,713	0.9%	$32.29	$119,910	0.6%

Occupied Collateral Total / Wtd. Avg.		405,633	94.1%	$48.43	$19,643,018	100.0%
Vacant Space		25,648	5.9%

Collateral Total		431,281	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $363,829 of contractual rent steps through December 31, 2023 and approximately $579,692 of straight line rent.
(4)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent was 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third-year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.
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No. 8 – 70 Hudson Street
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	25,648	5.9%	NAP	NAP	25,648	5.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	25,648	5.9	$0	0.0%
2023	0	0	0.0	0	0.0	25,648	5.9	0	0.0
2024	0	0	0.0	0	0.0	25,648	5.9	0	0.0
2025	0	0	0.0	0	0.0	25,648	5.9	0	0.0
2026	0	0	0.0	0	0.0	25,648	5.9	0	0.0
2027	0	0	0.0	0	0.0	25,648	5.9	0	0.0
2028	0	0	0.0	0	0.0	25,648	5.9	0	0.0
2029	1	51,824	12.0	2,621,067	13.3	77,472	18.0	2,621,067	13.3
2030	1	1,713	0.4	119,910	0.6	79,185	18.4	2,740,977	14.0
2031	1	2,000	0.5	0	0.0	81,185	18.8	2,740,977	14.0
2032	1	78,000	18.1	3,530,850	18.0	159,185	36.9	6,271,828	31.9
2033 & Beyond	3	272,096	63.1	13,371,190	68.1	431,281	100.0	19,643,018	100.0
Total	7	431,281	100.0%	$19,643,018	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2022.
(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $363,829 of contractual rent steps through December 31, 2023 and approximately $579,692 of straight line rent.
(3)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent was 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third-year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$5,535,328	$9,834,710	$17,445,367	$19,010,898	$18,699,497	$43.36	78.2%
Rent Steps(4)	0	0	0	0	363,829	0.84	1.5
Straight-Line Rent	0	0	0	0	579,692	1.34	2.4
Vacant Income	0	0	0	0	1,102,864	2.56	4.6
Gross Potential Rent	$5,535,328	$9,834,710	$17,445,367	$19,010,898	$20,745,882	$48.10	86.8%
Total Reimbursements	531,016	665,556	921,565	1,431,220	1,798,717	4.17	7.5
Total Other Income	1,164,511	1,518,118	1,340,257	1,351,198	1,354,400	3.14	5.7
Net Rental Income	$7,230,855	$12,018,384	$19,707,190	$21,793,316	$23,898,998	$55.41	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,433,940)	(3.32)	(6.0)
Effective Gross Income	$7,230,855	$12,018,384	$19,707,190	$21,793,316	$22,465,058	$52.09	94.0%
Total Expenses	5,642,981	5,181,982	5,408,854	6,367,648	6,481,062	15.03	28.8
Net Operating Income	$1,587,874	$6,836,402	$14,298,336	$15,425,668	$15,983,997	$37.06	71.2%
Total TI/LC, Capex/RR	0	0	0	0	64,692	0.15	0.3
Net Cash Flow	$1,587,874	$6,836,402	$14,298,336	$15,425,668	$15,919,304	$36.91	70.9%
(1)	TTM is based on the trailing six months annualized ending on September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent roll as of September 30, 2022. The increase in UW Base Rent from 2021 Base Rent is associated with the expiration of a free rent period.
(4)	Rent Steps totaling approximately $363,829 are taken through December 31, 2023.

The Market. The 70 Hudson Street Property is situated within the Hudson Waterfront office submarket of Jersey City. The Hudson Waterfront office submarket has established itself as a long-standing institutional market for both investors and tenants. The Hudson Waterfront office submarket has attracted tenants such as JP Morgan, Goldman Sachs, AIG, Mizuho, Bank of NY, RBC, Pearson Education, Marsh & McLennan, BNP Paribas, Merck, New York Life, and Ernst & Young. There has been significant residential growth in the area with over 13,000 rental units throughout 38 buildings constructed since 2010. In addition, 3,400 units are under construction and 19,500 units are approved. The 70 Hudson Street Property is located at the Exchange Place PATH Station, near Metro-Area mass transit system services (PATH, NJ Transit-Hudson-Bergen Line Light Rail, NY Waterway Ferry and NJ Transit Bus & Rail Services).

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According to a third-party report, as of May 3, 2022, the Hudson Waterfront office submarket had an inventory of approximately 31 million square feet, overall vacancy in the market of approximately 14.2% and average asking rents of $40.83 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 70 Hudson Street Property is 67,445, 879,441 and 1,892,770, respectively. The estimated 2021 average household income within the same radii is $205,471, $167,096 and $168,161, respectively.

The following table presents certain information relating to comparable office leases for the 70 Hudson Street Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Lease Date	Lease Term	Structure
70 Hudson Street Jersey City, NJ	431,281(2)	2002 / 2018	Various	$48.33(2)	Various(2)	Various(2)	Modified Gross
Exchange Place Center 10 Exchange Place Jersey City, NJ	5,932 9,920 78,709	1988 / 2019	Nagarro, Inc. Zim America Integrated Shipping Ace	$44.50 $42.50 $43.00	Sep-2022 May-2022 Feb-2021	5.3 Yrs. 10.8 Yrs. 8.9 Yrs.	Modified Gross
Evertrust Plaza 1 Evertrust Plaza Jersey City, NJ	6,989 2,532	1986 / NAP	Celltrion Inc. Staci Flex Made Logistics	$36.00 $36.50	Aug-2022 Aug-2022	5.2 Yrs. 3.2 Yrs.	Modified Gross
Goldman Sachs 30 Hudson Street Jersey City, NJ	111,416 227,852	2004 / NAP	Merck & Company AIG	$46.00 $45.00	Sep-2020 Jun-2020	10.4 Yrs. 15.0 Yrs.	Modified Gross
Harborside Financial Center 3 210 Hudson Street Jersey City, NJ	4,491	1928 / 1986	Flipt	$45.00	Sep-2020	5.3 Yrs.	Modified Gross
Colgate Center 101 Hudson Street Jersey City, NJ	6,694 6,923 10,525 13,588	1992 / NAP	Trend Micro Insight Catastrophe Insurance NJ Institute of Technology DealCloud	$46.00 $45.00 $47.00 $46.00	Jul-2021 Jul-2021 Jul-2020 Jun-2020	5.3 Yrs. 10.8 Yrs. 5.3 Yrs. 3.1 Yrs.	Modified Gross
Newport Tower 525 Washington Boulevard Jersey City, NJ	183,087 4,672 23,204	1992 / NAP	BNP Super Micro Computer Temco Service Industries, Inc.	$39.25 $46.00 $43.00	Jun-2020 May-2020 Nov-2019	20.0 Yrs. 1.5 Yrs. 11.0 Yrs.	Modified Gross
Office Property 15 Exchange Place Jersey City, NJ	5,274 14,073	1920 / 2017	Claro Enterprise Drivewealth Holdings	$38.00 $41.00	Sep-2021 Aug-2021	3.0 Yrs. 7.0 Yrs.	Modified Gross
International Financial Tower 95 Christopher Columbus Drive Jersey City, NJ	310,137	1989 / NAP	Pershing	$37.50	Jul-2021	16.0 Yrs.	Modified Gross
(1)	Source: Appraisal.
(2)	Tenant SF, Rent PSF, Lease Date and Lease Term for the 70 Hudson Street Property is based on underwritten rent from the underwritten rent roll dated September 30, 2022. Rent PSF is inclusive of (i) contractual rent steps on office tenants through December 1, 2023 in the amount of approximately $363,829 and (ii) straight line rent on office tenants in the amount of approximately $579,692.

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The following table presents certain information relating to comparable office sales for the 70 Hudson Street Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
70 Hudson Street Jersey City, NJ	431,281(2)	2002 / 2018	94.1%(2)
Colgate Center 101 Hudson Street Jersey City, NJ	1,347,712	1992 / NAP	74.0%	Oct-2022	$346,000,000	$257
Key West Corporate Center 9713, 9715, 9717 Key West Avenue Rockville, MD	298,300	2002 / NAP	100.0%	Jun-2022	$148,000,000	$496
15 Exchange Place Jersey City, NJ	136,000	1920 / 2017	71.0%	Feb-2022	$48,000,000	$353
Warren Corporate Center 100 and 200 Everest Way Warren, NJ	315,494	1996 / 2020	100.0%	Jun-2021	$150,250,000	$476
Two Washingtonian Center 9737 Washingtonian Boulevard Gaithersburg, MD	274,805	2002 / NAP	100.0%	Sep-2021	$119,000,000	$433
Newport Office Center 545 Washington Boulevard Jersey City, NJ	866,706	2001 / NAP	95.0%	Jan-2020	$372,800,000	$430
179 Lincoln on the Greenway 179 Lincoln Street Boston, MA	221,474	1899 / 2010	85.0%	Jan-2020	$155,650,000	$703
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2022.

The Borrower. The borrower is 70 Hudson LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 70 Hudson Street Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 70 Hudson Street Whole Loan. The 70 Hudson Street Whole Loan is recourse to the borrower.

The Borrower Sponsor. The borrower sponsor is Hana Alternative Asset Management Co., Ltd. (“Hana”), which is an investment management firm affiliated with HANA Financial Group, specializing in alternative investments. Hana was founded in 2006 as the first asset management company to specialize in commercial real estate in Korea. As of May 2022, Hana had approximately $7.57 billion USD of assets under management of which 67.3% are investments in real estate.

Property Management. The 70 Hudson Street Property is managed by CBRE, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $263,338 for real estate taxes, (ii) approximately $313,920 for insurance premiums, (iii) $200,000 for the rent abatement reserve and (iv) approximately $106,422 for the Maman reserve for outstanding approved leasing expense.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $131,669.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $26,160.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $5,391 for replacement reserves.

Lockbox / Cash Management. The 70 Hudson Street Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). The borrower is required to cause each tenant at the 70 Hudson Street Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the 70 Hudson Street Property to be deposited into such lockbox account within one business day. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account and disbursed in accordance with the 70 Hudson Street Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the 70 Hudson Street Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Significant Tenant Trigger Event (as defined below) has occurred and is continuing (and no other Cash Management Period is then continuing), to a Significant Tenant (as defined below) reserve subaccount, (b) if a Cash Management Period (other than a Cash Management Period solely due to a Significant Tenant Trigger Event) has occurred and is continuing, to an excess cash flow reserve account or (c) if no Cash Management Period has occurred and is continuing, to the borrower.

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A “Cash Management Period” means a period commencing upon the occurrence of (i) an event of default under the 70 Hudson Street Whole Loan, (ii) at the end of a calendar quarter, the debt yield on the 70 Hudson Street Whole Loan is less than 6.50%, or (iii) the occurrence of a Significant Tenant Trigger Event; and will end (x) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (y) with respect to clause (ii) above, the debt yield on the 70 Hudson Street Whole Loan is at least equal to 6.75% for two consecutive calendar quarters; and (z) with respect to clause (iii) above, the cure of such Significant Tenant Trigger Event.

A “Significant Tenant Trigger Event” will commence upon the earliest to occur of (i) any Significant Tenant is in default of any monetary or material non-monetary term of its Significant Tenant lease, (ii) any Significant Tenant (a) terminates its lease or (b) notifies the borrower or manager, in writing, that it intends to terminate its Significant Tenant lease, or (iii) any Significant Tenant becomes insolvent or a debtor in any bankruptcy action.

A “Significant Tenant” means TD Ameritrade and thereafter, any acceptable significant replacement tenant.

Subordinate and Mezzanine Debt. The 70 Hudson Street Property also secures the 70 Hudson Street Subordinate Companion Note, which has an outstanding Cut-off Date principal balance of $76,950,000. The 70 Hudson Street Subordinate Companion Note accrues interest at a rate of 3.19200% per annum. The 70 Hudson Street Senior Notes are senior in right of payment to the 70 Hudson Street Subordinate Companion Note. The 70 Hudson Street Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 66.5%, 2.50x and 8.1%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,425,000	Title:	Fee
Cut-off Date Principal Balance:	$29,425,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.6%	Net Rentable Area (SF):	163,356
Loan Purpose:	Acquisition	Location:	Henderson, NV
Borrower:	KB Village View, DST	Year Built / Renovated:	2004 / NAP
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	91.1%
Interest Rate:	5.75000%	Occupancy Date:	8/12/2022
Note Date:	9/8/2022	4th Most Recent NOI (As of)(3):	$2,590,844 (12/31/2019)
Maturity Date:	10/1/2032	3rd Most Recent NOI (As of)(3):	$3,234,713 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,493,818 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,383,131 (TTM 7/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$4,523,856
Call Protection:	L(26),D(91),O(3)	UW Expenses:	$982,585
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,541,271
Additional Debt:	No	UW NCF:	$3,343,252
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,000,000 / $331
Additional Debt Type:	N/A	Appraisal Date:	8/3/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$36,638	$18,319	N/A	Maturity Date Loan / SF:	$180
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$571,750	Springing	$571,750	Maturity Date LTV:	54.5%
TI/LC Reserve:	$3,000,000	Springing	$3,000,000	UW NCF DSCR:	1.95x
Other(2):	$625,730	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,425,000	50.0%	Purchase Price	$53,500,000	90.8%
Borrower Sponsor Equity(4)	28,531,072	48.4	Upfront Reserves	4,234,117	7.2
Closing Credits(5)	951,568	1.6	Closing Costs	1,173,523	2.0
Total Sources	$58,907,640	100.0%	Total Uses	$58,907,640	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Other reserves include approximately $257,845 of tenant improvements and leasing commissions paid by the seller at origination, which is being held in escrow at the title company and has been collaterally assigned to the lender.
(3)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily due to occupancy increasing from 75.9% as of December 2019 to 90.4% as of December 2020. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.
(4)	Borrower Sponsor Equity includes approximately $19 million of preferred equity investments. For more information, see “Preferred Equity” below.
(5)	Closing Credits is comprised of free rent and abatements paid by the seller at origination.

The Loan. The Green Valley Corporate Center South mortgage loan (the “Green Valley Corporate Center South Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,425,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 163,356 square foot office property located in Henderson, Nevada (the “Green Valley Corporate Center South Property”). The Green Valley Corporate Center South Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Green Valley Corporate Center South Property is a 163,356 square foot suburban office property comprised of two, three-story buildings and one, two-story building located within the master-planned Green Valley Ranch corridor of Henderson, Nevada. Situated on approximately 12.75 acres, the Green Valley Corporate Center South Property was built in 2004. The three buildings are each multi-tenant with a total of 15 tenants leasing spaces that range in size from 4,713 to 23,945 square feet. The Green Valley Corporate Center South Property has a total of 842 parking spaces (approximately 5.2 parking spaces per 1,000 square feet of NRA), with a small portion of parking being covered carport spaces. The Green Valley Corporate Center South Property was 91.1% leased as of August 12, 2022.

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Major Tenants.

Orbis Education (23,945 square feet; 14.7% of the NRA; 16.5% of underwritten base rent): Founded in 2003, Orbis Education is a manager of online, hybrid, accelerated degree programs in the healthcare field. Orbis Education is a subsidiary of Grand Canyon Education, Inc. (“GCE”) (NASDAQ: LOPE), a shared services partner serving colleges and universities by designing and supporting campus, hybrid, or online programs at the undergraduate, master and doctoral levels. Orbis Education completed the build-out and took occupancy of its space in September 2022, via a lease that expires June 30, 2033. The lease is guaranteed by GCE. All outstanding rent abatements for Orbis Education, totaling approximately $367,885, were reserved at origination of the Green Valley Corporate Center South Mortgage Loan. The lease contains two, five-year extension options and no early termination options. Excess cash flow is required to be swept into a reserve account nine months prior to Orbis Education’s lease expiration date unless a Lease Renewal Event (as defined below) has occurred (see “Lockbox / Cash Management” below).

Progressive Casualty Insurance Company (18,395 square feet; 11.3% of the NRA; 12.1% of underwritten base rent): Progressive Casualty Insurance Company (“Progressive”) (NYSE: PGR; rated A2/A/A by Moody’s/S&P/Fitch) is a provider of home, automotive and other insurance products and related services. Specifically, Progressive writes personal and commercial automotive insurance, personal residential and commercial property insurance, workers’ compensation insurance, general liability insurance, and other specialty property-casualty insurance throughout the United States. Progressive was founded in 1937 and is headquartered in Mayfield Village, Ohio. Progressive’s lease expires December 31, 2025, contains two, two-year extensions options, and contains the one-time right to terminate the lease on September 30, 2023, with nine months’ notice and payment of a termination fee.

Environmental. According to a Phase I environmental assessment dated July 5, 2022, there was no evidence of any recognized environmental conditions at the Green Valley Corporate Center South Property.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
75.9%	90.4%	80.6%	91.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 12, 2022.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Orbis Education	NR/NR/NR	23,945	14.7%	$30.60	732,717	16.5%	6/30/2033(4)
Progressive	A2/A/A	18,395	11.3	29.28	538,606	12.1	12/31/2025(5)
Rapid Response Monitoring Services	NR/NR/NR	13,481	8.3	29.66	399,900	9.0	7/31/2029(6)
Amica Mutual Insurance Company	NR/NR/NR	12,451	7.6	28.44	354,106	8.0	9/30/2027(7)
Toyota Financial Savings Bank	A1/A+/A+	12,028	7.4	30.36	365,170	8.2	2/29/2024(8)
Major Tenants		80,300	49.2%	$29.77	2,390,499	53.8%

Other Tenants		68,550	42.0%	$29.94	2,052,380	46.2%

Occupied Collateral Total / Wtd. Avg.		148,850	91.1%	$29.85	4,442,879	100.0%

Vacant Space		14,506	8.9%

Collateral Total		163,356	100.0%

(1)	Based on the underwritten rent roll dated August 12, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of approximately $45,029 through January 2023.
(4)	Orbis Education has two, five-year extension options.
(5)	Progressive has two, two-year extension options and the one-time right to terminate its lease on September 30, 2023, with nine months’ notice and payment of a termination fee equal to unamortized construction and HVAC allowances, unamortized leasing commissions, abated rent, and three months of the then-current base rent.
(6)	Rapid Response Monitoring Services has two, five-year extension options.
(7)	Amica Mutual Insurance Company has one, five-year extension option and the one-time right to terminate its lease on October 1, 2025, with nine months’ notice and payment of a termination fee equal to unamortized brokerage commissions, tenant improvements, and abated rent, and two months of the then-current base rent.
(8)	Toyota Financial Savings Bank has two, three-year extension options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	14,506	8.9%	NAP	NAP	14,506	8.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	14,506	8.9%	$0	0.0%
2023	5	33,597	20.6	981,022	22.1	48,103	29.4%	$981,022	22.1%
2024	3	22,490	13.8	696,452	15.7	70,593	43.2%	$1,677,474	37.8%
2025	1	18,395	11.3	538,606	12.1	88,988	54.5%	$2,216,079	49.9%
2026	1	7,370	4.5	223,842	5.0	96,358	59.0%	$2,439,921	54.9%
2027	1	12,451	7.6	354,106	8.0	108,809	66.6%	$2,794,027	62.9%
2028	1	11,032	6.8	326,988	7.4	119,841	73.4%	$3,121,016	70.2%
2029	2	19,570	12.0	589,146	13.3	139,411	85.3%	$3,710,162	83.5%
2030	0	0	0.0	0	0.0	139,411	85.3%	$3,710,162	83.5%
2031	0	0	0.0	0	0.0	139,411	85.3%	$3,710,162	83.5%
2032	0	0	0.0	0	0.0	139,411	85.3%	$3,710,162	83.5%
2033 & Beyond	1	23,945	14.7	732,717	16.5	163,356	100.0%	$4,442,879	100.0%
Total	15	163,356	100.0%	$4,442,879	100.0%
(1)	Based on the underwritten rent roll dated August 12, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps of approximately $45,029 through January 2023.

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Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$3,264,329	$3,903,190	$4,176,636	$4,102,899	$4,397,850	$26.92	87.6%
Rent Steps(5)	0	0	0	0	45,029	0.28	0.9
Vacant Income	0	0	0	0	435,180	2.66	8.7
Gross Potential Rent	$3,264,329	$3,903,190	$4,176,636	$4,102,899	$4,878,059	$29.86	97.1%
Total Reimbursements	59,204	63,265	153,530	130,336	96,429	0.59	1.9
Parking Income	131,003	164,760	165,617	154,645	42,181	0.26	0.8
Other Income	5,820	3,843	4,243	3,243	4,635	0.03	0.1
Net Rental Income	$3,460,356	$4,135,058	$4,500,026	$4,391,124	$5,021,305	$30.74	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(497,449)	(3.05)	(9.9)
Effective Gross Income	$3,460,356	$4,135,058	$4,500,026	$4,391,124	$4,523,856	$27.69	90.1%
Total Expenses	$869,512	$900,345	$1,006,208	$1,007,992	$982,585	$6.01	21.7%
Net Operating Income	$2,590,844	$3,234,713	$3,493,818	$3,383,131	$3,541,271	$21.68	78.3%
Total TI/LC, Capex/RR(6)	0	0	0	0	198,019	1.21	4.4
Net Cash Flow	$2,590,844	$3,234,713	$3,493,818	$3,383,131	$3,343,252	$20.47	73.9%
(1)	TTM represents the trailing 12 months ending July 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2019 Rents in Place to 2020 Rents in Place is primarily due to occupancy increasing from 75.9% as of December 2019 to 90.4% as of December 2020.
(4)	Underwritten Rents in Place includes approximately $367,885 of rent abatements for Orbis Education since the full amount was reserved at loan origination.
(5)	Underwritten Rent Steps include contractual rent increases through January 2023.
(6)	Underwritten Total TI/LC, Capex/RR includes a credit of $357,175 (approximately $2.19 per square foot) associated with the upfront TI/LC and replacement reserve deposits in the aggregate amount of $3,571,750 (approximately $21.86 per square foot).

The Market. The Green Valley Corporate Center South Property is located in Henderson, Clark County, Nevada, within the Las-Vegas-Henderson-Paradise, NV metropolitan statistical area. The Las Vegas central business district is approximately 10 miles to the north and the Las Vegas Strip is approximately nine miles to the northwest. The Green Valley Corporate Center South Property is situated immediately south of the 215 Beltway, which has daily traffic counts of approximately 190,000 vehicles, between Pecos Road/Saint Rose Parkway and Green Valley Parkway. Less than five miles to the east, the 215 Beltway connects with Interstate 515, a six-lane freeway that intersects with Interstate 15 near downtown Las Vegas. The immediate area primarily consists of single family and multifamily residential uses with concentrations of office and retail along the major arterials. Immediately to the east of the Green Valley Corporate Center South Property is a Life Time Fitness, followed by the Green Valley Ranch Resort Spa and Casino, which includes a 55,000 square foot casino, a 500-room hotel and 65,000 square feet of meeting space. Located adjacent to the Green Valley Ranch Resort Spa and Casino is The District at Green Valley Ranch, a metropolitan lifestyle mixed-use center that offers upscale dining and shopping and features over 50 retail shops and restaurants, 88 condominium residences and additional office space above the retail shops, and a three-story office building.

According to the appraisal, as of the second quarter of 2022, the Las Vegas office market had an inventory of approximately 67.8 million square feet, overall vacancy in the market of approximately 10.6% and average asking rent of $28.40 per square foot. As of the second quarter of 2022, the South Las Vegas office submarket had an inventory of approximately 13.5 million square feet, overall vacancy of approximately 10.6% and average asking rent of $29.13 per square foot, with average rents growing by 4.8% over the trailing 12-month period. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 13,928, 163,331 and 314,795, respectively. The estimated 2022 median household income within a one-, three- and five-mile radius was $97,080, $86,886 and $83,137, respectively.

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No. 9 – Green Valley Corporate Center South

The following table presents certain information relating to comparable office leases for the Green Valley Corporate Center South Property:

Comparable Office Leases(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Green Valley Corporate Center South Henderson, NV	2004	163,356(2)	Various	Various	$29.85(2)	Various	Various	Various
Pebble Place Las Vegas, NV	2007	25,939	John Benedict	3,221	$24.54	Apr-22	3.0 Yrs.	Modified Gross
Pebble Place Las Vegas, NV	2007	25,939	Largo Concrete	5,622	$25.80	Sep-22	5.2 Yrs.	Modified Gross
Centra Point at The Curve Las Vegas, NV	2005	384,766	Coffey & Rader CPA’s, LLC	2,105	$32.40	Sep-22	8.0 Yrs.	Modified Gross
Lapour Corporate Center Las Vegas, NV	2008	67,415	KGA Architects	14,110	$33.36	Jun-22	7.4 Yrs.	Modified Gross
The Atrium at Henderson Henderson, NV	2008	81,114	Listing	6,022	$31.20	Aug-22	5.0 Yrs.	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 12, 2022, with rent steps of approximately $45,029 through January 2023.

The Borrower. The borrower is KB Village View, DST, a Delaware statutory trust with a Delaware trustee and two independent trustees that satisfy the requirements of an independent director. The borrower master leased the Green Valley Corporate Center South Property to a master tenant affiliated with the guarantor. The master tenant is structured as a special purpose entity with two independent directors. The master tenant’s interest in all tenant rents was assigned directly to the lender. The master tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Green Valley Corporate Center South Mortgage Loan and, upon an event of default under the Green Valley Corporate Center South Mortgage Loan documents, the lender has the right to cause the termination of the master lease. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Green Valley Corporate Center South Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the Green Valley Corporate Center South Mortgage Loan is Jeffrey A. Pori, the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high net worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio of 95 office, medical, and retail properties spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. With the acquisition of 26 properties totaling approximately $680 million in 2021, Kingsbarn surpassed $1 billion in total assets under management. For information regarding bankruptcy and foreclosure actions related to the borrower sponsor and nonrecourse carve-out guarantor, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”, and for information regarding litigation actions, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Litigation and Other Considerations” in the Prospectus.

Property Management. The Green Valley Corporate Center South Property is managed by KB Property Advisors, LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,000,000 for tenant improvements and leasing commissions, $571,750 for replacement reserves, approximately $367,885 for free rent related to the tenant Orbis Education, and approximately $36,638 for real estate taxes. Additionally, the seller deposited into escrow with the title company approximately $257,845 for tenant improvements and leasing commissions and the escrow has been collaterally assigned to the lender.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $18,319.

Insurance Escrows – The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Green Valley Corporate Center South Property is insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – On the next ensuing payment date after the balance of the replacement reserve falls below $100,000 and on each payment date thereafter until the balance of the replacement reserve is at least $571,750 (the “Replacement Reserve Cap”), the borrower will be required to escrow monthly the amount of $4,765 for replacement reserves (equal to approximately $0.35 per square foot annually). Following the balance of the replacement reserve reaching the Replacement Reserve Cap, monthly reserve payments will not resume until the balance of the replacement reserve again falls below $100,000.

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No. 9 – Green Valley Corporate Center South

TI/LC Reserve – On the next ensuing payment date after the balance of the TI/LC reserve falls below $2,200,000 and on each payment date thereafter until the balance of the replacement reserve is at least $3,000,000 (the “TI/LC Reserve Cap”), the borrower will be required to escrow monthly the amount of $23,823 for TI/LC reserves (equal to approximately $1.75 per square foot annually). Following the balance of the TI/LC reserve reaching the TI/LC Reserve Cap, monthly reserve payments will not resume until the balance of the TI/LC reserve again falls below $2,200,000.

Lockbox / Cash Management. The Green Valley Corporate Center South Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to, or is required to cause the property manager or master tenant to, direct each tenant of the Green Valley Corporate Center South Property to deposit funds directly into the clearing account controlled by the lender. Notwithstanding the foregoing, the borrower, property manager, or master tenant are required to deposit all revenues otherwise received into the clearing account within one business day of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the clearing account will be transferred on each business day to an account controlled by the borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and are required to be applied and disbursed in accordance with the Green Valley Corporate Center South Mortgage Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be held by the lender as additional security for the Green Valley Corporate Center South Mortgage Loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Green Valley Corporate Center South Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower, principal (which is the signatory trustee while the borrower is a Delaware statutory trust), master tenant, or guarantor (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower, principal, master tenant, or guarantor be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Green Valley Corporate Center South Mortgage Loan documents based on the trailing three-month period is less than 1.25x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.30x for two consecutive fiscal quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of Orbis Education or any subsequent tenant under a replacement lease (each, a “Major Tenant”); (ii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure period; (iii) the date on which any Major Tenant gives actual or constructive notice that it intends to discontinue its business at its premises; (iv) the date any Major Tenant lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (v) the date (a) nine months prior to the expiration date of the Orbis Education lease and (b) for any applicable replacement tenant, the earlier of (1) the date by which such replacement tenant is required to exercise any remaining extension options under the applicable replacement lease and (2) the date six months prior to the expiration of the applicable replacement tenant lease; or (vi) the date a Major Tenant has vacated, abandoned, ceased ordinary business operations or gone dark for a period of time exceeding three months. A Major Tenant Cash Sweep Period will end upon the following: (A) a Lease Replacement Event (as defined below); (B) with respect to clause (i) above, the date that the applicable Major Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Major Tenant lease pursuant to final non-appealable order of a court of competent jurisdiction; (C) with respect to clause (ii) above, the borrower providing the lender with evidence that such default has been cured and no other default under the applicable Major Tenant lease exists; (D) with respect to clause (iii) above, the applicable Major Tenant has rescinded its notice, resumed and maintained operations for not less than 30 days, and provided to the lender an acceptable tenant estoppel; (E) with respect to clause (v) above, the applicable Major Tenant has renewed its lease on terms reasonably satisfactory to the lender (but not for a term of less than five years or for rent below the then market rental rate) and borrower has delivered to the lender all other requirements under the Green Valley Corporate Center South Mortgage Loan documents (a “Lease Renewal Event”); or (F) with respect to clause (vi) above, the applicable Major Tenant has resumed ordinary business operations at all of the entire Major Tenant premises and has delivered to the lender an acceptable tenant estoppel.

A “Lease Replacement Event” means, with respect to any Major Tenant lease, the date on which (x) the borrower or master tenant has (A) entered into a replacement lease for the entire Major Tenant premises with a satisfactory replacement tenant and on terms acceptable to the lender, (B) delivered to the lender all requirements under the Green Valley Corporate Center South Mortgage Loan documents, and (C) paid all leasing brokerage commissions and tenant improvement costs in connection with the applicable replacement lease and (y) the replacement tenant has taken possession of and is occupying the entire applicable Major Tenant premises, is in occupancy, is open for business and either (1) is paying unabated base rent, (2) is in a free rent or rent concession period not exceeding three months and is paying all additional rent and other changes, or (3) in the event a replacement lease provides for a period of free rent or rent concession exceeding three months, the borrower has deposited a letter of credit with the lender in an amount equal to the abated rent.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 9 – Green Valley Corporate Center South

Preferred Equity. A preferred equity investor made an initial $19,000,000 capital contribution and holds a preferred equity interest in the sole member of the signatory trustee, master tenant and DST depositor. The preferred equity investor is entitled to a preferred rate of return on its investment in an amount equal to 12% per annum. The preferred return is payable from excess cash flow after the payment of debt service, operating expenses and other reserves approved by the preferred equity holder. In the event of a default under the limited liability company agreement of the sole member, including if the preferred equity investor has not received the required return by March 7, 2023, or such other date as required under the limited liability company agreement of the sole member, then the preferred equity investor will have the right to (i) force the sale of the Green Valley Corporate Center South Property and (ii) remove the managing member, provided, however, that the preferred equity investor may not force a sale of the Green Valley Corporate Center South Property prior to the lockout period in the applicable Green Valley Corporate Center South Mortgage Loan documents. The limited liability company agreement of the sole member provides that the preferred equity investment will be fully redeemed from proceeds of the sale of beneficial interests in the borrower.

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Annex A-3	BBCMS 2022-C18
No. 10 – 50 Dey Street

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Annex A-3	BBCMS 2022-C18
No. 10 – 50 Dey Street

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Annex A-3	BBCMS 2022-C18
No. 10 – 50 Dey Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,400,000	Title:	Fee
Cut-off Date Principal Balance:	$27,400,000	Property Type - Subtype:	Industrial – Flex
% of IPB:	3.4%	Net Rentable Area (SF):	363,500
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	Mana Art Center, LLC	Year Built / Renovated(2):	1929 / NAP
Borrower Sponsor:	Moishe Mana	Occupancy:	100.0%
Interest Rate:	5.79000%	Occupancy Date:	10/28/2022
Note Date:	10/28/2022	4th Most Recent NOI (As of)(3):	$1,074,144 (12/31/2019)
Maturity Date:	11/6/2027	3rd Most Recent NOI (As of)(3):	$398,289 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$1,064,825 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(3):	$710,086 (TTM 8/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,797,257
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$1,740,376
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$4,056,881
Additional Debt:	No	UW NCF:	$3,856,956
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$75,500,000 / $208
Additional Debt Type:	N/A	Appraisal Date:	9/28/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$75
Taxes:	$24,713	$12,357	N/A	Maturity Date Loan / SF:	$75
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	36.3%
Replacement Reserves:	$0	$4,544	N/A	Maturity Date LTV:	36.3%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	2.40x
Other Reserve(2):	$3,181,086	$0	N/A	UW NOI Debt Yield:	14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,400,000	100.0%	Loan Payoff	$11,363,495	41.5%
			Return of Equity	9,974,642	36.4
			Upfront Reserves(2)	3,205,799	11.7
			Closing Costs(4)	2,856,064	10.4
Total Sources	$27,400,000	100.0%	Total Uses	$27,400,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The borrower sponsor intends to renovate the 50 Dey Street Property (as defined below) for an estimated cost of $29.2 million to attract and accommodate future sub-tenants. The renovation will include replacement of the elevators, upgrades to the 50 Dey Street Property’s HVAC systems, increasing the power capacity on floors four through seven, upgrading the fire suppression system, adding redundant power, replacing the windows, refreshing the façade, replacing the roof and interior finishes on floors four through seven (the “Renovation Project”). The borrower sponsor provided a satisfactory completion guaranty for the Renovation Project. Additionally, the lender reserved $4,500,000 from the 50 Dey Street Mortgage Loan (as defined below) proceeds ($2,000,000 cash / $2,500,000 letter of credit), which is not available for disbursement to the borrower until the lender is in receipt of satisfactory evidence that the 50 Dey Street Property renovation has been substantially completed (the “Renovation Reserve”).
(3)	Historical NOI is lower than underwritten NOI primarily due to: (i) prior rent was based on an affiliate lease signed in 2012 that was below market, (ii) the prior chief financial officer did not properly report tenant reimbursements and (iii) prior financial statements included one-time capital and one-time expenditures. Additionally, in conjunction with the origination of the 50 Dey Street Mortgage Loan, an affiliate of the borrower sponsor entered into a new 15-year lease reflecting a $4,362,000 ($12 per square foot) triple-net rent, which lease is fully guaranteed by the borrower sponsor. Additionally, as further described below, the 50 Dey Street Mortgage Loan is fully recourse to the borrower sponsor and the 50 Dey Street Mortgage Loan is not assumable.
(4)	Closing Costs include a $2,400,000 interest rate buydown.

The Loan. The 50 Dey Street mortgage loan has an outstanding principal balance as of the Cut-off Date of $27,400,000 (the “50 Dey Street Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 363,500 square foot industrial property located in Jersey City, New Jersey (the “50 Dey Street Property”). The 50 Dey Street Mortgage Loan has a five-year interest-only term.

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No. 10 – 50 Dey Street

The Property. The 50 Dey Street Property is a 363,500 square foot industrial property located in Jersey City, New Jersey. The 50 Dey Street Property is 100% leased by the borrower to 215 Coles ML, LLC (“Mana Holding Company” or the “Primary Tenant”), an entity that is 100% owned by the borrower sponsor, pursuant to a primary lease for the entire 50 Dey Street Property (the “Primary Lease”). The Primary Lease has a 15-year term and is personally guaranteed by the borrower sponsor for the full term of the Primary Lease. The annual rent for the Primary Lease is $4,362,000 ($12.00 per square foot) triple-net, which is in-line with the appraiser’s market rent conclusion for the 50 Dey Street Property of $12.00 per square foot triple-net.

The Primary Tenant’s main business within the 50 Dey Street Property involves offering art storage services to its clients. The spaces on the first three levels are climate-controlled self-storage space and are nearly 100% leased and occupied by clients who store valuable art in their designated storage spaces. The borrower sponsor intends to expand business operations to additional space at the 50 Dey Street Property following the completion of the Renovation Project.

The borrower sponsor has plans to renovate the 50 Dey Street Property for approximately $29.2 million (approximately $80 per square foot) to attract and accommodate future sub-tenants of the Primary Tenant. The Renovation Project will include replacement of the elevators, upgrades to the 50 Dey Street Property’s HVAC systems, increasing the power capacity on floors four through seven, upgrading the fire suppression system, adding redundant power, replacing the windows, refreshing the façade, replacing the roof and interior finishes on floors four through seven. Part of the anticipated renovated space is intended to be expanded as more climate-controlled space to be used for art storage, and some of it is intended to be utilized by film production companies. The budgeted approximately $2.3 million elevator renovation portion of the project has already commenced. The lender reserved a $4,500,000 renovation reserve, which is not available for disbursement to the borrower until the lender is in receipt of satisfactory evidence that the 50 Dey Street Property renovation has been substantially completed. Additionally, the borrower sponsor provided a satisfactory completion guaranty for the Renovation Project.

As part of the Renovation Project, the borrower sponsor intends to build out spaces at the 50 Dey Street Property suitable for film production studios due to the high level of demand for this type of space in New Jersey. This demand can be partially attributed to the financial incentives provided within the New Jersey Film Tax Credit Program (the “NJ Film Tax Credit Program” or the “Program”). This Program provides a tax credit of 35% of qualified film production expenses incurred after July 1, 2018 against the corporation business tax and the gross income tax for certain expenses incurred for the pre-production, production, and post-production of certain films in New Jersey. The film tax credit may be reduced to 30% for qualified film production expenses incurred for services performed and tangible personal property purchased for use at a sound stage or other location that is located within the 30-mile radius of Columbus Circle in New York, New York. The 35% would be applied to all qualified wages and salary expenses statewide, including qualified payments to loan outs. To qualify on any individual project, a production company must incur at least 60% of total film production expenses in-state (exclusive of postproduction costs) or incur more than $1 million in qualified production expenses for the applicant entity’s tax year. The 50 Dey Street Property is located within the 30-mile radius of Columbus Circle in New York, New York so any potential film production at the 50 Dey Street Property could qualify for the 30% tax credit under the Program. The Program was extended through 2034 in 2022 by NJ Governor Phil Murphy.

Sole Tenant.

215 Coles ML, LLC (363,500 square feet; 100.0% of NRA; 100.0% of underwritten base rent). The Primary Tenant’s affiliates, Moishe’s Self Storage and Mana Fine Arts, utilize the 50 Dey Street Property space, offering art storage services to its clients. The spaces on the first three levels are climate-controlled. 215 Coles ML, LLC has no lease renewal options and no termination options under its lease. The Primary Lease is guaranteed by the borrower sponsor.

Environmental. According to the Phase I environmental assessment dated October 4, 2022, one recognized environmental condition (“REC”) was identified at the 50 Dey Street Property. The related ESA identified soil and groundwater contamination in connection with the prior industrial use of the 50 Dey Street Property. The environmental engineer reported that the soil contamination has largely been remediated and remains under an engineered cap and a soil remedial action permit in place. The environmental engineer reported that the contaminated groundwater plume remains active, but that the contamination is being addressed by the borrower pursuant to a groundwater remedial action permit. The environmental engineer recommends that the borrower continues to adhere to the requirements established by the local regulatory agency and the related remedial action permits with respect to the REC. The environmental consultant provided an opinion of probable cost, dated October 18, 2022, which estimates a worst-case scenario cost of $200,000 representing five biannual monitoring events. An escrow of $250,000 was established at closing to reimburse the borrower up to $50,000 per any biannual period. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

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No. 10 – 50 Dey Street
Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 28, 2022.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
215 Coles ML, LLC(2)	NR / NR / NR	363,500	100.0%	$12.00	$4,362,000	100.0%	10/27/2037

Occupied Collateral Total / Wtd. Avg.		363,500	100.0%	$12.00	$4,362,000	100.0%

Vacant Space		0	0.0%

Collateral Total		363,500	100.0%

(1)	Based on the underwritten rent roll dated October 28, 2022.
(2)	215 Coles Street ML, LLC is an affiliate of the borrower sponsor. 215 Coles Street ML, LLC has no lease renewal options and no termination options under the Primary Lease. The 215 Coles Street ML, LLC lease is guaranteed by the borrower sponsor.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033 & Beyond	1	363,500	100.0	$4,362,000	100.0		363,500	100.0%	$4,362,000	100.0%
Total	1	363,500	100.0%	$4,362,000	100.0%
(1)	Based on the underwritten rent roll dated October 28, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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No. 10 – 50 Dey Street
Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021(1)	TTM(1)(2)	Underwritten(3)	Per Square Foot	%(4)
Rents in Place	$2,108,609	$2,114,509	$2,118,413	$2,114,509	$4,362,000	$12.00	71.5%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,108,609	$2,114,509	$2,118,413	$2,114,509	$4,362,000	$12.00	71.5%
Total Reimbursements	112,168	113,232	113,232	113,232	1,740,376	4.79	28.5
Net Rental Income	$2,220,777	$2,227,741	$2,231,645	$2,227,741	$6,102,376	$16.79	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(305,119)	(0.84)	(5.0)
Effective Gross Income	$2,220,777	$2,227,741	$2,231,645	$2,227,741	$5,797,257	$15.95	95.0%

Total Expenses	$1,146,633	$1,829,452	$1,166,820	$1,517,655	$1,740,376	$4.79	30.0%

Net Operating Income	$1,074,144	$398,289	$1,064,825	$710,086	$4,056,881	$11.16	70.0%

Total TI/LC, Capex/RR	0	0	0	0	199,925	0.55	3.4

Net Cash Flow	$1,074,144	$398,289	$1,064,825	$710,086	$3,856,956	$10.61	66.5%
(1)	Historical Net Operating Income is lower than Underwritten Net Operating Income primarily due to: (i) prior rent was based on an affiliate lease signed in 2012 that was below market, (ii) the prior chief financial officer did not properly report tenant reimbursements, (iii) prior financial statements included one-time capital and one-time expenditures and (iv) in conjunction with the origination of the 50 Dey Street Mortgage Loan, an affiliate of the borrower sponsor entered into a new 15-year lease reflecting a $4,362,000 ($12 per square foot) triple-net rent, which lease is fully guaranteed by the borrower sponsor.
(2)	TTM represents the trailing 12-month period ending August 31, 2022.
(3)	Based on the underwritten rent roll dated October 28, 2022.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The 50 Dey Street Property is located in Jersey City, Hudson County, New Jersey, and has access to the rest of New Jersey via U.S. Route 1 and U.S. Route 9. The 50 Dey Street Property is an approximately three-mile drive to lower Manhattan in New York City via the Holland Tunnel. The 50 Dey Street Property is also a 10-minute walk to Journal Square and to the Journal Square Path Train Station, which provides public transit between Jersey City and Manhattan. As of the second quarter of 2022, the New York industrial market contains 846,376,457 square feet, a vacancy rate of approximately 3.5% and asking rent of $17.32 per square foot. The 50 Dey Street Property is located within the Hudson Waterfront industrial submarket. As of the second quarter of 2022, the Waterfront Hudson industrial submarket contains 36,787,074 square feet, a vacancy rate of approximately 2.8% and asking rent of $15.56 per square foot. The appraisal determined market rent of $12.00 per square foot. The estimated 2022 population within the zip code of the 50 Dey Street Property is 56,463 while the estimated 2022 population within Hudson County is 705,044. The estimated 2022 median household income within Hudson County is $87,418.

The following table presents industrial rental data with respect to comparable leases with respect to the 50 Dey Street Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Commencement	Lease Term (Years)
50 Dey Street Jersey City, NJ	1929 / N/A	100.0%	363,500	215 Coles ML, LLC	363,500	$12.00	Oct-22	15
1165 Cranbury South River Road South Brunswick Township, NJ	1995 / N/A	100.0%	274,365	GigaCloud Technology	248,611	$12.95	Jul-22	10
703 Bartley-Chester Road Mount Olive, NJ	1995 / N/A	100.0%	1,427,979	List Logistics	844,373	$9.50	May-22	5
400 Pierce Street Franklin Township, NJ	1986 / N/A	100.0%	157,244	FNS Inc.	157,244	$12.00	Mar-22	5
1050 Amboy Avenue Perth Amboy, NJ	2005 / N/A	100.0%	203,300	JD Logistics	203,300	$11.75	Apr-21	10
(1)	Source: Appraisal, except for 50 Dey Street Property, which information is based on the underwritten rent roll dated October 28, 2022.

The Borrower. The borrower is Mana Art Center, LLC, a Delaware limited liability company and special purpose entity with one independent director. Moishe Mana is the guarantor of certain nonrecourse carve-outs under the 50 Dey Street Mortgage Loan. A non-consolidation opinion was provided in connection with the origination of the 50 Dey Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Moishe Mana. Moishe Mana is an entrepreneur and real estate investor. Mr. Mana founded his first business in the early 1980s, Moishe’s Moving Systems, a moving company in the tristate area. Moishe Mana then founded GRM, a document and digital storage company, in 1987. Moishe Mana’s real estate investments include large industrial facilities across the country, such as the 50 Dey Street Property, real estate in the Meatpacking District in New York City and large assemblages of property in the Wynwood and Flagler districts of Miami, Florida. As of September 2022, Mr. Mana’s real estate portfolio consists of 120 properties totaling approximately 8.7 million square feet.

A-3-89

Annex A-3	BBCMS 2022-C18
No. 10 – 50 Dey Street

In addition to liability for the standard non-recourse carve-outs, the borrower and the borrower sponsor have personal liability for the repayment of the entire 50 Dey Street Mortgage Loan to the extent of any deficiency. Additionally, the 50 Dey Street Mortgage Loan is not assumable.

Property Management. The 50 Dey Street Property is managed by M Management Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $24,713 for real estate taxes, (ii) $4,500,000 for future renovation work ($2,000,000 cash / $2,500,000 letter of credit), (iii) $931,086 for deferred maintenance and (iv) $250,000 for an environmental reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $12,357.

Insurance Escrows – So long as no 50 Dey Street Sweep Event Period (as defined below) is occurring, insurance escrows are waived provided, among other conditions, the 50 Dey Street Property is covered by an acceptable blanket policy (which is currently maintained).

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,544 for replacement reserves (approximately $0.15 per square foot annually).

Lockbox / Cash Management. The 50 Dey Street Mortgage Loan is structured with a hard lockbox and springing cash management. The 50 Dey Street Mortgage Loan requires that the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a 50 Dey Street Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 50 Dey Street Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 50 Dey Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 50 Dey Street Mortgage Loan. To the extent that no 50 Dey Street Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “50 Dey Street Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 50 Dey Street Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.20x based on the trailing 12 months; (iii) the occurrence of a Major Tenant Event Period (as defined below) or (iv) the Renovation Project is not completed by November 6, 2024.

A 50 Dey Street Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; with regard to clause (iii) above, the Major Tenant Event Period is cured, as further described below; and with regard to clause (iv) above, the lender’s receipt of satisfactory evidence of the completion of the Renovation Project.

A “Major Tenant Event Period” commences if 215 Coles ML, LLC or a replacement tenant (each a “Major Tenant”) (i) defaults under its lease, (ii) gives notice to terminate or terminates its leased space at the 50 Dey Street Property, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding, (iv) goes dark or otherwise ceases operations in more than 70% of the NRA at the 50 Dey Street Property or (v) is not in physical occupancy of at least 30% of its space.

Such Major Tenant Event Period will terminate: with regard to clause (i), upon the Major Tenant curing such default, with regard to clause (iii), the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, with regard to clause (iv), the Major Tenant, affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed its normal business operations and is open during customary hours with respect to at least 30% of the related Major Tenant space pursuant to such lease or leases for a period of one calendar quarter (provided with respect to the release of excess cash flow funds to the borrower, such period will be two consecutive calendar quarters, that is, the lender will no longer collect and retain remaining receipts following one calendar quarter, but the lender will not be required to disburse excess cash flow funds to the borrower until the passage of two consecutive calendar quarters of satisfactory physical occupancy) and with respect to clause (v), the Major Tenant, affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed physical occupancy for at least 30% of the related Major Tenant space pursuant to such lease or leases for a period of one calendar quarter (provided with respect to the release of excess cash flow funds to the borrower, such period will be two consecutive calendar quarters, that is, the lender will no longer collect and retain remaining receipts following one calendar quarter, but the lender will not be required to disburse excess cash flow funds to the borrower until the passage of two consecutive calendar quarters of satisfactory physical occupancy). A Major Tenant Event Period under clause (ii) may not be cured.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

A-3-90

Annex A-3	BBCMS 2022-C18
No. 11- Vancouver Pointe
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,400,000	Title:	Fee
Cut-off Date Principal Balance:	$26,400,000	Property Type - Subtype:	Multifamily – Independent Living
% of Pool by IPB:	3.3%	Net Rentable Area (Units):	128
Loan Purpose:	Acquisition	Location:	Vancouver, WA
Borrower:	LSC-Vancouver WA, DST	Year Built / Renovated:	2006 / 2015
Borrower Sponsors:	Pietro V. Scola and Joseph L. Fox	Occupancy:	98.4%
Interest Rate:	6.59000%	Occupancy Date:	9/6/2022
Note Date:	9/30/2022	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	10/6/2032	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,278,562 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$2,651,935 (TTM 8/31/2022)
Original Amortization:	None	UW Economic Occupancy:	90.5%
Amortization Type:	Interest Only	UW Revenues:	$6,029,684
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$3,261,486
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,768,198
Additional Debt:	No	UW NCF:	$2,729,798
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$51,000,000 / $398,438
Additional Debt Type:	N/A	Appraisal Date:	9/8/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$206,250
Taxes:	$16,520	$16,520	N/A	Maturity Date Loan / Unit:	$206,250
Insurance:	$72,315	$10,677	N/A	Cut-off Date LTV:	51.8%
Replacement Reserves(2):	$384,000	Springing	$384,000	Maturity Date LTV:	51.8%
				UW NCF DSCR:	1.55x
				UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,400,000	53.6%	Purchase Price	$48,000,000	97.5%
Borrower Equity	22,844,380	46.4	Closing Costs	771,545	1.6
			Upfront Reserves	472,835	1.0
Total Sources	$49,244,380	100.0%	Total Uses	$49,244,380	100.0%
(1)	Historical NOI figures before 12/31/2021 were not provided by the seller to the borrower which acquired the Vancouver Pointe Property (as defined below) in August 2022.
(2)	Monthly Replacement Reserves of approximately $3,200 ($300 per unit annually) are required anytime the aggregate amount in the replacement reserves account falls below $100,000 until the amount in the replacement reserve account is greater than or equal to $384,000.

The Loan. The Vancouver Pointe mortgage loan (the “Vancouver Pointe Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $26,400,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 128-unit multifamily property located in Vancouver, Washington (the “Vancouver Pointe Property”). The Vancouver Pointe Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Vancouver Pointe Property is a 128-unit, independent living community located on approximately 5.8 acres in Vancouver, Washington. Completed in 2006, the Vancouver Pointe Property has seven studio units, 50 one-bedroom units, 45 two-bedroom units and 26 two-bedroom cottage units located across one three-story main building and 13 one-story duplex cottage buildings. There are a total of 184 parking spaces at the Vancouver Pointe Property. The Vancouver Pointe Property amenities include a beauty salon and barbershop, community rooms, a movie theater, a fitness center, a bistro, a library, courtyard and outdoor patio and private guest suites for friends and family visits. While the Vancouver Pointe Property offers a variety of community amenities and dining services that are in line with other independent living properties, no additional care or ancillary services are provided. As of September 6, 2022, the Vancouver Pointe Property was 98.4% occupied.

A-3-91

Annex A-3	BBCMS 2022-C18
No. 11- Vancouver Pointe
Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	7	5.5%	6	85.7%	486	$3,013	$6.19
One Bedroom	50	39.1%	50	100.0%	748	$3,812	$5.10
Two Bedroom	45	35.2%	44	97.8%	940	$4,320	$4.60
Two Bedroom Cottage	26	20.3%	26	100.0%	1,513	$5,208	$3.44
Total/Wtd. Avg.	128	100.0%	126	98.4%	956	$4,240	$4.63
(1)	Based on the underwritten rent roll dated September 6, 2022.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Historical and Current Occupancy
2019(1)	2020(1)(2)	2021(1)(2)	Current(3)
96.7%	88.3%	92.8%	98.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	The Vancouver Pointe Property experienced a slight decline in occupancy during the COVID-19 pandemic due to local restrictions and residents and staff being impacted. The lowest occupancy was in March 2021 at 85.2%.
(3)	Current occupancy is as of September 6, 2022.

The Market. The Vancouver Pointe Property is located in Vancouver, Washington, approximately 18 miles northwest of Portland, Oregon within the Portland-Vancouver-Hillsboro, OR-WA metropolitan statistical area (“MSA”). This MSA has experienced steady population growth since 2020 with an annual increase of 7.5%. Additionally, the median income in the Portland-Vancouver-Hillsboro, OR-WA MSA is expected to increase by 20.4% over the next five years according to the appraisal. The Vancouver Pointe Property is approximately 3.5 miles northeast of downtown Vancouver and has access to the city through NE Anderson Road and NE 66th Avenue. The Vancouver Pointe Property is located in close proximity to numerous retail centers, most notably Vancouver Mall (approximately 1.3 miles from the Vancouver Pointe Property) as well as health care centers including PeaceHealth Southwest Medical Center, which specializes in senior patient care (3.3 miles from the Vancouver Pointe Property).

As of the first quarter of 2022, there were 58 independent living properties encompassing 10,614 units in the Portland metro area with a stabilized occupancy rate of 87.2%. There are seven additional properties featuring 1,069 units under construction. According to the appraisal, the estimated 2022 population within a two-, four- and six-mile radius of the Vancouver Pointe Property was approximately 60,896, 213,588 and 342,340, respectively, and the estimated 2022 average household income within the same radii was approximately $86,912, $93,600 and $103,098, respectively.

Operating History and Underwritten Net Cash Flow
	2021	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$5,474,187	$5,995,245	$6,410,160	$50,079	96.2%
Vacant Rent	0	0	96,180	751	1.4
Other Income(3)	89,440	138,110	156,294	1,221	2.3
Gross Potential Rent	$5,563,626	$6,133,355	$6,662,634	$52,052	100.0%
Total Reimbursements	0	0	0	0	0.0
Net Rental Income	$5,563,626	$6,133,355	$6,662,634	$52,052	100.0%
(Vacancy/Credit Loss)(4)	(162,166)	(173,101)	(632,950)	(4,945)	(9.5)
Effective Gross Income	$5,401,461	$5,960,254	$6,029,684	$47,107	90.5%

Total Expenses	$3,122,898	$3,308,319	$3,261,486	$25,480	54.1%

Net Operating Income	$2,278,562	$2,651,935	$2,768,198	$21,627	45.9%

Total TI/LC, Capex/RR	0	0	38,400	300	0.6

Net Cash Flow	$2,278,562	$2,651,935	$2,729,798	$21,327	45.3%
(1)	TTM column represents the trailing 12 months ending August 2022.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of senior service income and other miscellaneous income.
(4)	Underwritten (Vacancy/Credit Loss) includes $166,566 of Underwritten rent concessions.

A-3-92

Annex A-3	BBCMS 2022-C18
No. 12 – Hamilton Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Retail – Various
% of IPB:	3.1%	Net Rentable Area (SF):	473,274
Loan Purpose:	Refinance	Location:	Chattanooga, TN
Borrowers:	Hamilton Corner CMBS II, LLC,	Year Built / Renovated:	Various / Various
	Hamilton Crossing CMBS II, LLC,	Occupancy(3):	93.9%
	The Shoppes at Hamilton Place	Occupancy Date:	5/1/2022
	CMBS, LLC and Terrace CMBS,	4th Most Recent NOI (As of):	$7,702,435 (12/31/2019)
	LLC	3rd Most Recent NOI (As of):	$7,092,575 (12/31/2020)
Borrower Sponsor:	CBL & Associates Limited	2nd Most Recent NOI (As of):	$7,210,143 (12/31/2021)
	Partnership	Most Recent NOI (As of):	$7,403,415 (TTM 3/31/2022)
Interest Rate:	5.85000%	UW Economic Occupancy:	94.4%
Note Date:	5/19/2022	UW Revenues:	$10,226,648
Maturity Date:	6/6/2032	UW Expenses:	$2,781,135
Interest-only Period:	36 months	UW NOI:	$7,445,513
Original Term:	120 months	UW NCF:	$6,908,565
Original Amortization Term:	360 months	Appraised Value / Per SF:	$109,000,000 / $230
Amortization Type:	Interest Only, Amortizing Balloon	Appraisal Date:	4/10/2022
Call Protection(2):	L(30),YM1(86),O(4)
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$40,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$628,712	$125,742	N/A	Maturity Date Loan / SF:	$123
Insurance:	$0	Springing(4)	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$5,836	N/A	Maturity Date LTV:	53.3%
TI/LC Reserve:	$0	$38,909	N/A	UW NCF DSCR:	1.50x
				UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$65,000,000	100.0%	Return of Equity(5)	$56,750,432	87.3%
			Loan Payoff(6)	7,057,505	10.9
			Upfront Reserves	628,712	1.0
			Closing Costs	563,351	0.9
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	The Hamilton Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million (the “Hamilton Portfolio Whole Loan”). Financial information in the chart above reflects the Cut-off Date Balance of the Hamilton Portfolio Whole Loan.
(2)	Provided no event of default, the borrowers have the right to obtain the release of an individual property upon satisfaction of certain conditions, among other things: (i) payment of the Partial Release Price, (as defined below), together with the applicable yield maintenance premium, (ii) the debt yield for the remaining property must not be less than the greater of (a) the debt yield in effect immediately prior to the Partial Release and (b) 11.5% and (iii) the LTV for the remaining Property must not be greater than the lesser of (a) 59.6% and (b) the LTV in effect immediately prior to the Partial Release. "Partial Release Price" means the greater of (a) 125% of the Allocated Whole Loan Amount for the property to be released and (b) 100% of the net sale proceeds received for the property to be released. “Allocated Whole Loan Amount” means $11,688,073 with respect to the Hamilton Crossing property, $16,637,615 with respect to the Hamilton Corner property, $19,022,936 with respect to The Shoppes at Hamilton Place property and $17,651,376, with respect to The Terrace property.
(3)	Includes Nordstrom Rack, which leases 24,155 SF (5.1% of net rentable area at the Hamilton Portfolio Properties (as defined below)) and has yet to take occupancy at The Terrace property. The borrower sponsor is finalizing tenant improvements at the space. Excluding the 24,155 square feet for Nordstrom Rack, the Hamilton Portfolio Properties are 88.8% occupied. Occupancy excludes Regal Cinemas (22,618 SF at The Shoppes at Hamilton Place property with a lease expiration date of September 30, 2033). Regal Cinemas, whose parent company filed for bankruptcy in September 2022, has been underwritten as vacant.
(4)	The Hamilton Portfolio Whole Loan borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred, (ii) an acceptable blanket or umbrella insurance policy is in place, (iii) the borrower provides the lender with evidence of the renewal of such policies required under the terms of the Mortgage Loan documents, and (iv) the borrower provides to the lender paid receipts for the payment of all insurance premiums by no later than 10 business days following the expiration dates of the insurance policies.
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Annex A-3	BBCMS 2022-C18
No. 12 – Hamilton Portfolio
(5)	Return of Equity proceeds were used to repay the majority of senior secured corporate bonds that totaled $60.0 million.
(6)	Loan Payoff is in connection with the refinance of the Hamilton Crossing property.

The Loan. The Hamilton Portfolio mortgage loan (the “Hamilton Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 473,274 square foot retail portfolio consisting of four adjacent properties located in Chattanooga, Tennessee (the “Hamilton Portfolio Properties”). The Hamilton Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 5.85000% per annum on a 30/360 basis. The Hamilton Portfolio Whole Loan has a 10-year term and is interest only for the first 36 months of the loan term followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization. The non-controlling Note A-2 and non-controlling Note A-4, with an aggregate original principal balance of $25,000,000, will be included in the BBCMS 2022-C18 securitization trust. The Hamilton Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2022-C17	Yes
A-2	$15,000,000	$15,000,000	BBCMS 2022-C18	No
A-3	$10,000,000	$10,000,000	BBCMS 2022-C17	No
A-4	$10,000,000	$10,000,000	BBCMS 2022-C18	No
Whole Loan	$65,000,000	$65,000,000

The Properties. The Hamilton Portfolio Properties are comprised of four retail properties totaling 473,274 square feet located in Chattanooga, Tennessee. Built between 1987 and 2003, the Hamilton Portfolio Properties range in size from 67,311 square feet to 158,186 square feet. As of May 1, 2022, the Hamilton Portfolio Properties were 93.9% occupied.

The following table presents certain information relating to the individual Hamilton Portfolio Properties:

Portfolio Summary(1)
Property Name	Property Subtype	Location	Year Built / Renovated	Net Rentable Area (SF)(2)	Property Occupancy	Whole Loan Cut-off Date Balance	% Whole Loan Cut-off Date Balance	Appraised Value	UW NCF(2)
The Shoppes at Hamilton Place Property	Anchored	Chattanooga, TN	2003 / NAP	148,816	80.7%	$19,022,936	29.3%	$31,900,000	$1,492,345
The Terrace Property	Anchored	Chattanooga, TN	1997 / NAP	158,186	100.0	17,651,376	27.2	29,600,000	2,152,461
Hamilton Corner Property	Unanchored	Chattanooga, TN	1990 / NAP	67,311	100.0	16,637,615	25.6	27,900,000	1,876,626
Hamilton Crossing Property	Anchored	Chattanooga, TN	1987 / 2005	98,961	100.0	11,688,073	18.0	19,600,000	1,387,133
Total / Wtd. Avg.				473,274	93.9%	$65,000,000	100.0%	$109,000,000	$6,908,565
(1)	Source: Appraisal.
(2)	As of the underwritten rent roll dated May 1, 2022.

Major Tenants.

Academy Sports + Outdoors (73,028 square feet; 15.4% of NRA; 10.8% of underwritten base rent): Academy Sports + Outdoors (“Academy Sports”) (Moody’s: Ba3 / S&P: BB) has been in occupancy at The Terrace property since 2010 with a current base rent of $11.16 per square foot and has a lease expiration in June 2025. Academy Sports is a sport, outdoor, and recreation lifestyle retailer. Founded in 1938, Academy Sports offers a collection of equipment and clothing for fitness training, footwear, camping equipment, and more. In addition to selling nationally recognized names like Nike and Under Armour, Academy Sports offers a portfolio of 20 owned brands. Academy Sports operates 259 stores in 16 states throughout the south, southeast, and midwest United States. For the fiscal year 2021, Academy Sports reported $6.77 billion of national sales, a 19.1% increase in sales from the prior year sales of $5.69 billion. Headquartered in Katy, Texas, Academy Sports was a privately held company until it was acquired by the private equity firm Kohlberg Kravis Roberts & Co L.P. in August 2011 and has since gone public. Academy Sports has three, five-year renewal options remaining and no termination options.

A-3-94

Annex A-3	BBCMS 2022-C18
No. 12 – Hamilton Portfolio

T.J. Maxx (31,672 square feet; 6.7% of NRA; 3.8% of underwritten base rent): T.J. Maxx (Moody’s: A2 / S&P: A) has been in occupancy at the Hamilton Crossing property since 1987 with a current base rent of $9.00 per square foot and has a lease expiration in January 2025. Founded in 1976, T.J. Maxx is an American department store chain, selling at prices generally lower than other major similar stores. T.J Maxx sells men’s, women’s and children’s apparel and shoes, toys, bath and beauty products, accessories, and home products ranging from furniture to kitchen utensils. As of July 20, 2022, T.J. Maxx had 1,291 stores in the United States, making it one of the largest clothing retailers in the country. For the fiscal year 2021, T.J. Maxx reported $29.48 billion of national sales, a 52.3% increase from the prior year sales of $19.36 billion. T.J. Maxx reported approximately $7.80 million of sales at the Hamilton Crossing property for the period of February 2020 through January 2021. T.J. Maxx is the flagship chain of the TJX Companies, the leading off-price apparel and home fashions retailer in the United States and worldwide. T.J. Maxx has one, five-year renewal option remaining and no termination options.

Ross Dress for Less (30,187 square feet; 6.4% of NRA; 3.8% of underwritten base rent): Ross Dress for Less (Moody’s: A2 / S&P: BBB+) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $9.56 per square foot and has a lease expiration in January 2024. Ross Dress for Less is one of the largest off-price apparel and home fashion chain in the United States with 1,628 locations in 40 states, the District of Columbia, and Guam. Ross Dress for Less is operated by Ross Stores, Inc. For the fiscal year 2021, Ross Stores, Inc. reported approximately $18.9 billion of national sales, an increase of 50.9% from 2020. For the fiscal year 2021, Ross Dress For Less reported $9.46 million of sales at The Shoppes at Hamilton Place property. Currently, Ross Dress for Less has approximately 100,000 employees. Ross Dress for Less has three, five-year renewal options remaining and no termination options.

Marshalls (30,000 square feet; 6.3% of NRA; 3.4% of underwritten base rent): Marshalls (Moody’s: A2 / S&P: A) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $8.50 per square foot and has a lease expiration in January 2028. Founded in 1956, Marshalls is an American department store chain. Marshalls was acquired by T.J. Maxx in 1995, and together with T.J. Maxx, forms Marmaxx Operating Corporation, the largest off-price retailer of apparel and home fashions in the United States. Marshalls has stores across the United States, including Puerto Rico. Marshalls also operates an e-commerce website, launched in 2019. Marshalls differentiates itself from T.J. Maxx with a full line of family footwear and an expanded men’s department. As of July 7, 2022, Marshalls had 1,157 stores in the United States, making it one of the largest clothing retailers in the country. Marshalls reported $9.64 million of sales at The Shoppes at Hamilton Place property for the period of February 2020 through January 2021. Marshalls has three, five-year renewal options remaining and no termination options.

Bed Bath & Beyond (28,000 square feet; 5.9% of the NRA; 3.5% of underwritten base rent): Bed Bath & Beyond (Moody’s: Ca / S&P: CC) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $9.50 per square foot and has a lease expiration in January 2027. Bed Bath & Beyond, together with its subsidiaries, operates a chain of retail stores. Bed Bath & Beyond sells a range of domestic merchandise, including bed linens and related items, bath items, kitchen textiles and home furnishings, such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables, and various juvenile products. For the fiscal year 2021, Bed Bath & Beyond reported $7.87 billion of national sales, a 14.8% decrease from the prior year sales of $9.23 billion. As of July 25, 2022, Bed Bath & Beyond has 716 stores in 52 states and territories. Bed Bad & Beyond has four, five-year renewal options remaining and no termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
97.8%	97.1%	97.9%	93.9%
(1)	Historical and Current occupancies are based on tenant leases for the Hamilton Portfolio Properties.
(2)	Current occupancy is as of May 1, 2022 (including Nordstrom Rack which is not yet in occupancy and excluding Regal Cinemas, whose parent company filed for bankruptcy in September 2022 and has been underwritten as vacant). Regal Cinemas occupies 22,618 SF at The Shoppes at Hamilton Place property and has a lease expiration date of September 30, 2033.

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No. 12 – Hamilton Portfolio
Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Number of Leases		Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(8)	UW Base Rent(8)	% of Total UW Base Rent(8)	Lease Exp. Date
Academy Sports (The Terrace Property)	Ba3/BB/NR		1	73,028	15.4%	$11.16	$814,674	10.8%	6/30/2025
T.J. Maxx (Hamilton Crossing Property)	A2/A/NR		1	31,672	6.7%	$9.00	$285,048	3.8%	1/31/2025
Ross Dress For Less (The Shoppes at Hamilton Place Property)	A2/BBB+/NR		1	30,187	6.4%	$9.56	$288,588	3.8%	1/31/2024
Marshalls (The Shoppes at Hamilton Place Property)	A2/A/NR		1	30,000	6.3%	$8.50	$255,000	3.4%	1/31/2028
Bed Bath & Beyond (The Shoppes at Hamilton Place Property)	Ca/CC/NR		1	28,000	5.9%	$9.50	$266,000	3.5%	1/31/2027
Nordstrom Rack (The Terrace Property)(3)	Ba1/BB+/BBB-		1	24,155	5.1%	$17.00	$410,635	5.4%	4/30/2033(4)
Party City (The Terrace Property)	NR/NR/B-		1	20,841	4.4%	$12.02	$250,509	3.3%	1/31/2025
Cost Plus World Market (Hamilton Crossing Property)	NR/NR/NR		1	18,150	3.8%	$9.50	$172,425	2.3%	1/31/2027
DSW (The Terrace Property)	NR/NR/NR		1	15,110	3.2%	$19.00	$287,090	3.8%	1/31/2025
Old Navy (The Terrace Property)	Ba2/BB/NR		1	14,810	3.1%	$20.50	$303,605	4.0%	4/30/2027
Top Ten Tenants		10		285,953	60.4%	$11.66	$3,333,574	44.0%

Non Top Ten Tenants(5)(6)		37		158,653	33.5%	$26.72	$4,238,823	56.0%

Occupied Collateral Total / Wtd. Avg.		47		444,606	93.9%	$17.03	$7,572,397	100.0%

Vacant Space(7)		NAP		28,668	6.1%

Collateral Total		47		473,274	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2022 (including Nordstrom Rack which is not yet in occupancy and excluding Regal Cinemas whose parent company filed for bankruptcy in September 2022 and has been underwritten as vacant). Regal Cinemas occupies 22,618 SF at The Shoppes at Hamilton Place property and has a lease expiration date of September 30, 2033.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The borrower sponsor is currently finalizing tenant improvements at Nordstrom Rack’s space and the tenant has yet to take occupancy or commence paying rent. Nordstrom Rack signed a lease on June 22, 2022, and it is anticipated that the space will be turned to the tenant on December 1, 2022, and that the store will open, and the tenant will commence paying rent in May 2023.
(4)	Nordstrom Rack’s lease expiration is based on when the tenant is open for business and begins paying rent. The lease expiration date shown assumes an opening date and rent commencement date of May 2023.
(5)	Learning RX has the right to terminate its lease upon 60 days’ written notice after the end of the 4th year (2024) of the lease term.
(6)	Athleta has the right to terminate its lease upon 90 days’ written notice after the end of the 3rd year (2022) of the lease term in the event gross sales during the 3rd year do not meet or exceed $2,000,000.
(7)	Vacant Space includes Regal Cinemas.
(8)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of approximately $101,220 through June 2023.

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No. 12 – Hamilton Portfolio
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	28,668	6.1%	NAP	NA	P	28,668	6.1%	NAP	NAP
2022 & MTM	0	0	0.0%	$0	0.0%		28,668	6.1%	$0	0.0%
2023	5	24,452	5.2%	$467,814	6.2%		53,120	11.2%	$467,814	6.2%
2024	9	57,195	12.1%	$1,073,545	14.2%		110,315	23.3%	$1,541,359	20.4%
2025	9	174,156	36.8%	$2,314,990	30.6%		284,471	60.1%	$3,856,348	50.9%
2026	5	17,577	3.7%	$603,617	8.0%		302,048	63.8%	$4,459,965	58.9%
2027	6	69,648	14.7%	$1,030,734	13.6%		371,696	78.5%	$5,490,700	72.5%
2028	4	42,526	9.0%	$573,418	7.6%		414,222	87.5%	$6,064,117	80.1%
2029	2	4,527	1.0%	$133,904	1.8%		418,749	88.5%	$6,198,022	81.9%
2030	4	24,271	5.1%	$548,849	7.2%		443,020	93.6%	$6,746,871	89.1%
2031	1	6,098	1.3%	$179,891	2.4%		449,118	94.9%	$6,926,762	91.5%
2032	0	0	0.0%	$0	0.0%		449,118	94.9%	$6,926,762	91.5%
2033 & Beyond	2	24,156	5.1%	$645,635	8.5%		473,274	100.0%	$7,572,397	100.0%
Total	47	473,274	100.0%	$7,572,397	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2022 (including Nordstrom Rack which is not yet in occupancy and excluding Regal Cinemas whose parent company filed for bankruptcy in September 2022 and is therefore considered vacant in the lease rollover schedule). Regal Cinemas occupies 22,618 SF at The Shoppes at Hamilton Place property and has a lease expiration date of September 30, 2033.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring and UW Cumulative Base Rent Expiring include rent steps through June 2023 totaling $101,220.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten(2)	Per SF	%(3)
Gross Potential Rent(4)	$7,647,530	$6,890,848	$7,351,423	$7,495,569	$8,031,142	$16.97	75.1%
Straight Line Rent	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$7,647,530	$6,890,848	$7,351,423	$7,495,569	$8,031,142	$16.97	75.1%
Total Reimbursements	2,338,903	2,329,390	2,375,809	2,425,671	2,551,456	5.39	23.9
Percentage Rent	90,685	110,327	88,440	107,900	107,900	0.23	1.0
Net Rental Income	$10,077,117	$9,330,565	$9,815,672	$10,029,140	$10,690,498	$22.59	100.0%
Other Income	132,533	157,318	127,778	132,267	132,267	0.28	1.2
(Vacancy/Credit Loss)	0	0	0	0	(596,116)	(1.26)	(5.6)
Effective Gross Income	$10,209,650	$9,487,883	$9,943,450	$10,161,406	$10,226,648	$21.61	95.7%

Total Expenses	$2,507,215	$2,395,308	$2,733,308	$2,757,992	$2,781,135	$5.88	27.2%

Net Operating Income	$7,702,435	$7,092,575	$7,210,143	$7,403,415	$7,445,513	$15.73	72.8%

Cap Ex, Total TI/LC	0	0	0	0	536,948	1.13	5.3

Net Cash Flow	$7,702,435	$7,092,575	$7,210,143	$7,403,415	$6,908,565	$14.60	67.6%
(1)	TTM reflects the trailing 12 months ending March 31, 2022.
(2)	Nordstrom Rack which leases 24,155 (5.1% of net rentable area) at the Hamilton Portfolio Properties has yet to take occupancy at the Hamilton Portfolio Properties. The borrower sponsor is finalizing tenant improvements. Underwritten figures are inclusive of Nordstrom Rack’s occupied space.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Gross Potential Rent includes rent steps through June 2023 totaling $101,220.

The Market. The Hamilton Portfolio Properties are located in Chattanooga, Tennessee, less than 5.0 miles from the Georgia-Tennessee border and approximately 10.0 miles east of the University of Tennessee at Chattanooga. The Hamilton Portfolio Properties are located within Chattanooga and Hamilton County, Tennessee and are a part of the Chattanooga Metropolitan Statistical Area (“MSA”). The largest sector of the economy is trade, transportation, and utilities. Government, education and health services, and manufacturing are also major contributors to the MSA. Major employers in the MSA are Erlanger Health System (7,013 employees); BlueCross BlueShield of Tennessee (5,548 employees); Tennessee Valley Authority (3,404 employees); CHI Memorial (3,314 employees); McKee Foods Corp. (2,935 employees); Unum Group (2,800 employees); and Volkswagen Group of America Chattanooga (2,564 employees). According to the appraisal, the Hamilton Portfolio Properties are located in the Outlying Chattanooga submarket. As of the first quarter of 2022, the Outlying Chattanooga submarket had an inventory of approximately 14.0 million square feet, a vacancy rate of 5.0%, and an effective rental rate of $13.27 per square feet. As of the trailing four quarters ended the first quarter of 2022, the Outlying Chattanooga submarket reported a positive net absorption of 85,476 square feet.

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No. 13 – Fleet Farm Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,960,000	Title:	Fee
Cut-off Date Principal Balance:	$24,960,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	3.1%	Net Rentable Area (SF):	273,635
Loan Purpose:	Acquisition	Location:	Various
Borrower:	KB Fleet Farms Portfolio, DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	100.0%
Interest Rate:	5.35500%	Occupancy Date:	4/20/2022
Note Date:	5/4/2022	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	6/1/2032	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,465,659
Call Protection:	L(30),D(86),O(4)	UW Expenses:	$73,970
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,391,689
Additional Debt:	No	UW NCF:	$2,350,452
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,900,000 / $153
Additional Debt Type:	N/A	Appraisal Date:	4/6/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$91
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves(4):	$350,000	Springing	$200,000	Maturity Date LTV:	59.6%
TI/LC Reserve(5):	$1,000,000	Springing	N/A	UW NCF DSCR:	1.73x
Restoration Reserve(6):	$150,000	Springing	$150,000	UW NOI Debt Yield:	9.6%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,960,000	57.6%	Purchase Price	$41,600,000	96.1%
Borrower Sponsor Equity	18,349,762	42.4	Reserves	1,500,000	3.5
			Closing Costs	209,762	0.5
Total Sources	$43,309,762	100.0%	Total Uses	$43,309,762	100.0%
(1)	Historical NOI is unavailable as the Fleet Farm Portfolio Properties (as defined below) were acquired by the borrower sponsor at the origination of the Fleet Farm Portfolio Mortgage Loan (as defined below), and the prior owner did not provide such information.
(2)	The borrower will be required to pay monthly real estate tax reserves of 1/12th of the real estate taxes the lender estimates will be payable during the next 12 months if the Tax Reserve Waiver Condition (as defined below) is not satisfied. The “Tax Reserve Waiver Condition” means (i) no Cash Management Period (as defined below) has occurred and is continuing, (ii) the Major Lease (as defined below) provides that the Major Tenant (as defined below) is obligated to pay all taxes directly to the applicable governmental authority, (iii) the borrower has provided evidence satisfactory to the lender of the Major Tenant’s full compliance with such obligation and (iv) the Major Lease remains in full force and effect. A “Cash Management Period” means the occurrence of (i) the stated maturity date of June 1, 2032, (ii) a default or an event of default, (iii) a debt service coverage ratio less than 1.25x as of the last day of each calendar quarter, (iv) a default of the borrower’s financial reporting obligations or the guarantor's financial covenants, or (v) the commencement of a Lease Sweep Period (as defined below), and will end, as applicable, if (1) the Fleet Farm Portfolio Mortgage Loan and all other obligations under the Fleet Farm Portfolio Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and, (a) with respect to clause (ii) above, the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.30x for two consecutive calendar quarters, (c) with respect to clause (iv) above, the reporting or financial covenant default has been cured and no other financial default has occurred and is continuing, or (d) with respect to clause (v) above, the Lease Sweep Period has ended. A “Major Lease” means the Fleet Farm leases or any other lender approved replacement lease. A “Major Tenant” means Fleet Farm or any tenant under a replacement Major Lease. A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the Master Lease (as defined below) or any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of notice from the Master Tenant (as defined below) or any Major Tenant of its intent to surrender, cancel or terminate any Major Lease (or any portion thereof prior to its then current expiration date); (ii) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (iii) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under the Master Lease or under any Major Lease by the applicable Major Tenant thereunder; and (iv) the occurrence of a Major Tenant insolvency proceeding. The “Master Lease” means the lease between the borrower and KB Fleet Farms Portfolio MT, LLC (the “Master Tenant”) for a 10-year term with an expiration date of June 1, 2032 related to the Fleet Farm Portfolio Properties; provided, however, if any obligations remain outstanding under the Fleet Farm Portfolio Mortgage Loan, the Master Lease may not expire without the prior written consent of the lender. The Master Lease has three, five-year renewal options remaining.
(3)	The borrower will be required to pay monthly insurance premiums of 1/12th of the insurance premiums the lender estimates will be payable during the next 12 months if the Insurance Reserve Waiver Condition (as defined below) is not satisfied. The “Insurance Reserve Waiver Condition” means (i) no Cash Management Period has occurred and is continuing, (ii) the Major Lease provides that the Major Tenant is obligated to provide, maintain and pay all premiums for all insurance coverages required

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No. 13 – Fleet Farm Portfolio

under the Fleet Farm Portfolio Mortgage Loan documents, (iii) the borrower has provided evidence satisfactory to the lender of the Major Tenant’s full compliance with such obligation and (iv) the Major Lease remains in full force and effect.

(4)	The borrower will be required to pay monthly replacement reserves equal to approximately $5,476 if the balance of the replacement reserve subaccount falls below $200,000 until the balance of the replacement reserves reaches the cap of $200,000.
(5)	The borrower will be required to pay monthly TI/LC reserves equal to $22,803 if the balance of the TI/LC reserve subaccount falls below $500,000.
(6)	The borrower will be required to deposit the difference between (x) $150,000 and (y) the current balance of the restoration reserve subaccount if at any point in time the balance of the restoration reserve subaccount falls below $150,000.

The Loan. The Fleet Farm Portfolio mortgage loan (the “Fleet Farm Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-Off Date of $24,960,000 and is secured by first lien mortgages on the borrower’s fee interests in two retail properties totaling 273,635 square feet (individually, the “Fleet Farm Portfolio – Menomonie Property” or the “Fleet Farm Portfolio – Cambridge Property” and, collectively, the “Fleet Farm Portfolio Properties”). The Fleet Farm Portfolio Mortgage Loan accrues interest at a rate of 5.35500% per annum. The Fleet Farm Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Fleet Farm Portfolio Properties are comprised of two single-tenant retail properties totaling 273,635 square feet located in Menomonie, Wisconsin and Cambridge, Minnesota. The Fleet Farm Portfolio Properties are solely occupied by Fleet Farm Group, LLC (“Fleet Farm”).

The Fleet Farm Portfolio – Menomonie Property consists of five, one-story buildings situated on an approximately 24.95-acre parcel. The Fleet Farm Portfolio – Menomonie Property totals 117,114 square feet and features a 105,214 square foot main store, a 6,887 square foot gas station/auto repair building and a 5,013 square foot car wash building. The main store and gas station/auto repair buildings were constructed in 1987 and the car wash was added in 2001. The remaining buildings are utilized as storage space. There is surface parking available for 439 cars, resulting in a parking ratio of approximately 3.75 spaces per 1,000 square feet. Fleet Farm has been a tenant at the Fleet Farm Portfolio – Menomonie Property since its construction in 1987.

The Fleet Farm Portfolio – Cambridge Property consists of three, one-story buildings situated on an approximately 23.2-acre parcel. The Fleet Farm Portfolio – Cambridge Property was built in 2009 and was converted from a Lowe’s to a Fleet Farm in 2013. Totaling 156,521 square feet, the Fleet Farm Portfolio – Cambridge Property features a 151,631 square foot main retail building and a 4,890 square foot south building featuring a car wash and gas station. There is surface parking available for 587 cars, resulting in a parking ratio of approximately 3.75 spaces per 1,000 square feet.

The following table presents detailed information with respect to each of the Fleet Farm Portfolio Properties:

Portfolio Summary
Property Name	Property Type / Subtype	Year Built / Renovated	Net Rentable Area (SF)	Allocated Loan Cut-off Date Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
Fleet Farm Portfolio – Menomonie	Retail / Single Tenant	1987 / NAP	117,114	$13,582,050	54.4%	$22,800,000	54.4%	$1,290,608	54.9%
Fleet Farm Portfolio – Cambridge	Retail / Single Tenant	2009 / 2013	156,521	11,377,950	45.6	19,100,000	45.6	1,059,844	45.1
Total				$24,960,000	100.0%	$41,900,000	100.0%	$2,350,452	100.0%

Founded in 1955, Fleet Farm’s corporate headquarters are located in Appleton, Wisconsin. Fleet Farm sells merchandise designed for life, work, home and recreation and targets active outdoor families, suburban and farm consumers through a range of products. Fleet Farm’s product mix ranges from hunting supplies, fishing and boating supplies, planting supplies, sporting goods, farming, pet care, toys, home goods, apparel and accessories for the entire family, pantry items and snacks. The Fleet Farm Portfolio – Menomonie Property reported 2020 sales of approximately $32.3 million, an increase of approximately 8.6% over 2019 sales, and the Fleet Farm Portfolio – Cambridge Property reported 2020 sales of approximately $40.7 million, an increase of approximately 8.5% over 2019 sales. Fleet Farm operates 48 locations across Minnesota, Wisconsin, Iowa, North Dakota and South Dakota. Fleet Farm opened their 48th location in September 2022 and has approximately 6,600 employees. In 2016, Fleet Farm was purchased by KKR for approximately $1.2 billion. Fleet Farm executed a new, approximately 20-year lease for each of the Fleet Farm Portfolio Properties in 2021. Each lease has an expiration date of October 31, 2041 and has four, five-year renewal options remaining.

Environmental. According to Phase I environmental assessments dated March 30, 2022 and March 31, 2022, there was no evidence of any recognized environmental conditions at the Fleet Farm Portfolio Properties.

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Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the Fleet Farm Portfolio Properties (since 1987 for the Fleet Farm Portfolio – Menomonie Property and 2013 for the Fleet Farm Portfolio – Cambridge Property) and are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 20, 2022.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Fleet Farm Group, LLC(3)	NR / NR / NR	273,635	100.0%	$9.21	$2,521,461	100.0%	10/31/2041
Occupied Collateral Total / Wtd. Avg.		273,635	100.0%	$9.21	$2,521,461	100.0%

Vacant Space		0	0.0%

Collateral Total		273,635	100.0%

(1)	Based on the underwritten rent roll dated April 20, 2022.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $49,440 through April 2023.
(3)	Fleet Farm has four, five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2033 & Beyond	2	273,635	100.0	$2,521,461	100.0		273,635	100.0%	$2,521,461	100.0%
Total	2	273,635	100.0%	$2,521,461	100.0%
(1)	Based on the underwritten rent roll dated April 20, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $49,440 through April 2023.
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Annex A-3	BBCMS 2022-C18
No. 13 – Fleet Farm Portfolio
Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,521,461	$9.21	97.1%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,521,461	$9.21	97.1%
Total Reimbursements	73,970	0.27	2.9
Net Rental Income	$2,595,431	$9.49	100.0%
(Vacancy/Credit Loss)	(129,772)	(0.47)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$2,465,659	$9.01	95.0%
Total Expenses	73,970	0.27	3.0
Net Operating Income	$2,391,689	$8.74	97.0%
Capital Expenditures(3)	31,784	0.12	1.3
TI/LC(4)	9,454	0.03	0.4
Net Cash Flow	$2,350,452	$8.59	95.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is based on in-place rent as of April 20, 2022 and includes underwritten contractual rent steps taken through April 2023 totaling $49,440.
(3)	Capital Expenditures includes a credit of $17,500 associated with the upfront replacement reserve deposit in the amount of $350,000.
(4)	TI/LC includes a credit of $100,000 associated with the upfront TI/LC reserve in the amount of $1,000,000.

The Markets. The Fleet Farm Portfolio – Menomonie Property is located in Menomonie, Wisconsin, situated in Dunn County, approximately 60 miles east of the Minneapolis/St. Paul metropolitan area and 20 miles west of the city of Eau Claire, Wisconsin. Located in the heart of Red Cedar Valley, Menomonie is home to landscapes such Lake Menomin, Red Cedar State Trail, Hoffman Hills, and Devils Punch Bowl. Primary regional access to the area is provided via Highway 25, and the Interstate Highway 94 interchange east of the Fleet Farm Portfolio – Menomonie Property. The immediate area surrounding the Fleet Farm Portfolio – Menomonie Property is bound by Cedar Falls Road to the north, Wilson Street to the east, Heller Road to the south and Menomonie City Limits to the west. Surrounding retail includes Marketplace Foods, McDonalds, Perking, Arby’s and other commercial developments along North Broadway Street, located approximately one-mile from the Fleet Farm Portfolio – Menomonie Property. Additionally, the Minneapolis/St. Paul International Airport is approximately 60-minutes from the Fleet Farm Portfolio – Menomonie Property. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Fleet Farm Portfolio – Menomonie Property was 1,952, 15,025 and 22,392, respectively. The 2021 average household income within the same radii was $81,390, $67,498 and $69,622, respectively.

According to the appraisal, the Fleet Farm Portfolio – Menomonie Property is located within the Menomonie retail market which reported a retail inventory of approximately 2.0 million square feet with a vacancy rate of 5.8% and an effective rental rate of $10.90 per square foot.

The Fleet Farm Portfolio – Cambridge Property is located in Cambridge, Minnesota along State Highway 65, approximately 30 miles north of the Minneapolis/St. Paul metropolitan area. Primary access to the area is provided by Highway 95, with access to Highway 65 from an on/off ramp from Highway 95. The immediate area surrounding the Fleet Farm Portfolio – Cambridge Property is bound by 337th Avenue Northeast to the north, Alabama Street South to the east, 4th Lane Southeast to the south and Highway 65 to the west. The neighborhood is the primary commercial district of Cambridge with retail stores and restaurants including Wal-Mart, Menards, Target, Kohl’s, Cub Foods, Culver’s, Caribou Coffee, Applebee’s and Wendy’s. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Fleet Farm Portfolio – Cambridge Property was 1,383, 11,547 and 15,921, respectively. The 2021 average household income within the same radii was $70,266, $80,292 and $83,850, respectively.

According to the appraisal, the Fleet Farm Portfolio – Cambridge Property is located within the Cambridge retail market which had an inventory of approximately 1.5 million square feet, a vacancy rate of 2.8%, and an effective rental rate of $17.00 per square feet.

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Annex A-3	BBCMS 2022-C18
No. 14 – HERE Campus
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,800,000	Title:	Fee
Cut-off Date Principal Balance:	$24,800,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.1%	Net Rentable Area (SF):	162,241
Loan Purpose:	Acquisition	Location:	Laguna Hills, CA
Borrower:	KB Mill Creek, DST	Year Built / Renovated:	1989 / 2016-2017
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	72.2%
Interest Rate:	5.93000%	Occupancy Date:	9/1/2022
Note Date:	10/7/2022	4th Most Recent NOI (As of):	$2,617,208 (12/31/2019)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,782,799 (12/31/2020)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$3,208,159 (12/31/2021)
Original Term:	84 months	Most Recent NOI (As of):	$2,896,866 (TTM 7/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	73.9%
Amortization Type:	Interest Only	UW Revenues:	$4,847,997
Call Protection:	L(25),D(55),O(4)	UW Expenses:	$1,920,945
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,927,052
Additional Debt:	No	UW NCF:	$2,886,492
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$43,900,000 / $271
Additional Debt Type:	N/A	Appraisal Date:	8/24/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$153
Taxes:	$219,500	$43,900	N/A	Maturity Date Loan / SF:	$153
Insurance:	$19,088	Springing(1)	N/A	Cut-off Date LTV:	56.5%
Replacement Reserves:	$277,499	$0	N/A	Maturity Date LTV:	56.5%
Rollover Reserve:	$3,500,000	Springing(2)	$2,000,000(2)	UW NCF DSCR:	1.94x
Free Rent Reserve:	$336,439	$0	N/A	UW NOI Debt Yield:	11.8%
Outstanding TI/LC:	$319,089	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,800,000	47.6%	Purchase Price	$43,900,000	84.2%
Borrower Equity	27,343,782	52.4	Upfront Reserves	4,671,616	9.0
			Closing Costs	3,572,166	6.9
Total Sources	$52,143,782	100.0%	Total Uses	$52,143,782	100.0%
(1)	The borrower is required to make monthly deposits into the insurance reserve equal to 1/12th of the estimated annual premiums if a blanket insurance policy is no longer in place.
(2)	The borrower is required to deposit approximately $13,214 monthly when the balance in the rollover reserve is below $2,000,000.
(3)	The appraisal also concluded to an “As Stabilized” value of $48 million as of August 24, 2024 which assumes the HERE Campus Property (as defined below) will have a stabilized occupancy rate of 92.0%.

The Loan. The HERE Campus mortgage loan (the “HERE Campus Mortgage Loan”) has an original principal balance of $24,800,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 162,241 square foot office property located in Laguna Hills, California (the “HERE Campus Property”). The HERE Campus Mortgage Loan has a 7-year interest only term.

The Property. The HERE Campus Property consists of a 162,241 square foot creative office complex located in Laguna Hills, California, 30 miles southeast of downtown Los Angeles next to the confluence of the I-5 and I-405 freeways. The HERE Campus Property is comprised of three, two-story multi-tenant office buildings within the larger HERE office campus which contains five buildings in total. The borrower sponsor also purchased the other two buildings within the HERE office campus (“Buildings A and B”) at the same time but Buildings A and B are not collateral to the HERE Campus Mortgage Loan. The HERE Campus Property was built in 1989, most recently renovated in 2017 and is situated on a 2.065-acre site. The renovations completed in 2016-2017 totaled approximately $4.7 million on all five buildings within the HERE office campus. The renovations included improvements to the parking lot, building signage, common area, landscaping, and the addition of a fitness center and café. The HERE Campus Property has access to a total of 865 surface parking spaces through a shared parking lot.

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Annex A-3	BBCMS 2022-C18
No. 14 – HERE Campus

As of September 1, 2022, the HERE Campus Property was 72.2% leased to 26 tenants with no tenant accounting for more than 8.7% of NRA. Occupancy at the property has averaged 83.4% since 2018. The current occupancy presented does not include four tenants that occupy approximately 16.9% of NRA and are paying rent but have either given notice to vacate/downsize, gone dark, or not renewed despite near term expiration. If included, the occupancy rate would be 89.1%.

Major Tenants.

HSTechnology Solutions, Inc. (14,041 square feet, 8.7% of NRA, 12.6% of underwritten base rent): HSTechnology Solutions, Inc. is a provider of value-driven health plans. Established in 2009, HSTechnology Solutions, Inc. helps employers provide high quality healthcare coverage plans to its employees at an affordable cost. HSTechnology Solutions, Inc. has been a tenant at the HERE Campus Property since March 2018, when it signed a 65-month lease for 7,520 square feet. In October 2019, the tenant expanded the premises by 6,521 square feet. The tenant has a lease expiration in July 2023 with no renewal or termination options.

SpineArt USA Inc. (12,058 square feet, 7.4% of NRA, 10.7% of underwritten base rent): SpineArt USA Inc. is a medical device company that designs and develops solutions for spine surgeons, operating room teams, and patients. Founded in 2005, SpineArt USA Inc. develops unique medical devices used in minimally invasive surgery, motion preservation, biologics, and fractures treatment. SpineArt USA Inc. has been a tenant at the HERE Campus Property since November 2019 when it signed a 64-month lease for 7,719 square feet. In January 2022, the tenant expanded its space by 4,339 square feet and extended the lease term by 27 months. The tenant has a current lease expiration in May 2027 with no renewal or termination options.

Altec Products, Inc. (10,710 square feet, 6.6% of NRA, 9.4% of underwritten base rent): Altec Products, Inc. is a provider of document management and workflow solutions that help businesses manage their document lifecycles. The company was founded in 1985 and the HERE Campus Property serves as its corporate headquarters. Altec Products, Inc. has been a tenant at the HERE Campus Property since September 1994 when it signed a five-year lease for 7,794 square feet. The tenant has since expanded to occupy 10,710 square feet and has a current lease expiration in June 2024 with one, five-year renewal option remaining.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)(3)
84.0%	81.5%	81.8%	72.2%
(1)	Represents the average occupancy throughout the calendar year.
(2)	The current occupancy presented does not include four tenants that occupy approximately 16.9% of NRA and are paying rent but have either given notice to vacate/downsize, gone dark, or not renewed despite near term expiration. If included, the occupancy rate would be 89.1%.
(3)	Current occupancy is as of September 1, 2022.

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Annex A-3	BBCMS 2022-C18
No. 14 – HERE Campus
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
HSTechnology Solutions, Inc.	NR/NR/NR	14,041	8.7%	$42.43	$595,752	12.6%	7/31/2023
SpineArt USA Inc.	NR/NR/NR	12,058	7.4	41.74	503,253	10.7	5/31/2027
Altec Products, Inc.	NR/NR/NR	10,710	6.6	41.19	441,184	9.4	6/30/2024(3)
MemorialCare Home Health, LLC	NR/NR/NR	9,062	5.6	41.96	380,248	8.1	6/30/2025(4)
Envision Capital Group, LLC	NR/NR/NR	6,408	3.9	41.31	264,683	5.6	6/30/2023(5)
Major Tenants		52,279	32.2%	$41.80	$2,185,120	46.4%

Other Tenants		64,863	40.0%	$38.94	$2,525,704	53.6%

Occupied Collateral Total		117,142	72.2%	$40.21	$4,710,824	100.0%

Vacant Space(6)		45,099	27.8%

Collateral Total		162,241	100.0%

(1)	Based on underwritten rent roll dated September 1, 2022.
(2)	UW Base Rent, UW Base Rent PSF, and % of Total UW Base Rent include rent steps through August 2023.
(3)	Altec Products, Inc. has one, five-year renewal option.
(4)	MemorialCare Home Health, LLC has one, five-year renewal option.
(5)	Envision Capital Group, LLC has one, three-year renewal option.
(6)	Vacant space includes four tenants that occupy 27,349 square feet (16.9% of NRA) and are paying rent but have either given notice to vacate/downsize, gone dark, or not renewed despite near term expiration.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant(4)	NAP	45,099	27.8%	NAP	NAP	45,099	27.8%	NAP	NAP
2022 & MTM	1	1,761	1.1	$0	0.0%	46,860	28.9%	$0	0.0%
2023	8	34,029	21.0	1,427,855	30.3	80,889	49.9%	$1,427,855	30.3%
2024	5	20,748	12.8	852,728	18.1	101,637	62.6%	$2,280,583	48.4%
2025	3	16,099	9.9	661,882	14.1	117,736	72.6%	$2,942,465	62.5%
2026	1	1,579	1.0	62,453	1.3	119,315	73.5%	$3,004,918	63.8%
2027	4	27,109	16.7	1,094,768	23.2	146,424	90.3%	$4,099,686	87.0%
2028	3	12,147	7.5	473,733	10.1	158,571	97.7%	$4,573,419	97.1%
2029	1	3,670	2.3	137,405	2.9	162,241	100.0%	$4,710,824	100.0%
2030	0	0	0.0	0	0.0	162,241	100.0%	$4,710,824	100.0%
2031	0	0	0.0	0	0.0	162,241	100.0%	$4,710,824	100.0%
2032	0	0	0.0	0	0.0	162,241	100.0%	$4,710,824	100.0%
2033 & Beyond	0	0	0.0	0	0.0	162,241	100.0%	$4,710,824	100.0%
Total	26	162,241	100.0%	$4,710,824	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through August 2023.
(4)	Vacant Space includes four tenants that occupy 27,349 square feet (16.9% of NRA) and are paying rent but have either given notice to vacate/downsize, gone dark, or not renewed despite near term expiration.

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Annex A-3	BBCMS 2022-C18
No. 14 – HERE Campus
Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,339,960	$4,651,880	$4,918,091	$4,882,066	$4,589,810	$28.29	70.1%
Rent Steps(3)	0	0	0	0	121,014	0.75	1.8
Vacant Income	0	0	0	0	1,701,326	10.49	26.0
Gross Potential Rent	$4,339,960	$4,651,880	$4,918,091	$4,882,066	$6,412,149	$39.52	97.9%
Total Reimbursements	121,046	144,678	136,164	108,097	117,829	0.73	1.8
Rent Abatements	(175,854)	(317,526)	(125,637)	(279,729)	0	0.00	0.0
Other Income	74,146	10,388	6,112	19,344	19,344	0.12	0.3
Net Rental Income	$4,359,298	$4,489,420	$4,934,729	$4,729,778	$6,549,323	$40.37	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,701,326)	(10.49)	(26.0)
Effective Gross Income	$4,359,298	$4,489,420	$4,934,729	$4,729,778	$4,847,997	$29.88	74.0%
Total Expenses	$1,742,090	$1,706,621	$1,726,570	$1,832,912	$1,920,945	$11.84	39.6%
Net Operating Income	$2,617,208	$2,782,799	$3,208,159	$2,896,866	$2,927,052	$18.04	60.4%
Capital Expenditures	0	0	0	0	40,560	0.25	0.8
TI/LC(4)	0	0	0	0	0	0.00	0.0
Net Cash Flow	$2,617,208	$2,782,799	$3,208,159	$2,896,866	$2,886,492	$17.79	59.5%
(1)	TTM represents the trailing 12-month period ending July 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent Steps include contractual rent steps through August 2023.
(4)	A TI/LC credit was applied for the $3,500,000 upfront TI/LC reserve resulting in net underwritten TI/LC of $0.

The Market. The HERE Campus Property is located in Laguna Hills, California, approximately 30 miles southeast of downtown Los Angeles and eight miles southeast of John Wayne Airport. Laguna Hills is primarily a residential community, with many residents commuting to Orange County’s Irvine Spectrum, a major employment district that is home to over 1.6 million employees. The top industries in the area include healthcare, manufacturing, and professional/scientific/technology services. Major developments near the property include the Laguna Hills Mall redevelopment (approximately two miles east of the HERE Campus Property), which will feature a 2.9 million square foot mixed used community comprised of 465,000 square feet of office space, 1,500 residential units, 250,000 square feet of retail space, and 100 to 150 boutique hotel suites. According to the appraisal, as of 2022, the population within a one-mile, three-mile and five-mile radius totaled 10,999, 114,286 and 309,715 people, respectively, and median household income for the same radii was $65,694, $103,522, and $118,456, respectively.

According to the appraisal, the HERE Campus Property is situated within the Orange County office market. As of the second quarter of 2022, the Orange County office market contained total inventory of approximately 104.8 million square feet with an 11.8% vacancy rate and an average asking rental rate of $2.94 per square foot per month ($35.28 per square foot per year). As of the second quarter of 2022, the Laguna Hills office submarket contained total inventory of approximately 1.7 million square feet with a 12.6% vacancy rate and an average asking rental rate of $2.81 per square foot ($33.72 per square foot per year). The appraiser concluded to a market rent for the HERE Campus Property of $3.25 per square foot ($39 per square foot per year), full service gross.

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Annex A-3	BBCMS 2022-C18
No. 15 – The Showboat Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,750,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,732,690	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	475
Loan Purpose:	Refinance	Location:	Atlantic City, NJ
Borrower:	Showboat Properties LLC	Year Built / Renovated:	1988 / 1995, 2003, 2007, 2016, 2021-2022
Borrower Sponsor:	Bart Blatstein	Occupancy / ADR / RevPAR:	53.1% / $149.26 / $79.27
Interest Rate:	7.79500%	Occupancy / ADR / RevPAR Date:	8/31/2022
Note Date:	10/31/2022	4th Most Recent NOI (As of)(2):	$3,472,551 (12/31/2019)
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of)(2):	$583,825 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of)(2):	$9,265,307 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$13,368,762 (TTM 8/31/2022)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	53.1% / $149.26 / $79.27
Amortization Type:	Amortizing Balloon	UW Revenues:	$27,676,888
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$14,455,298
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,221,589
Additional Debt(1):	Yes	UW NCF:	$12,114,514
Additional Debt Balance(1):	$23,733,389	Appraised Value / Per Room:	$140,000,000 / $294,737
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/3/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$102,034
Taxes(3):	$60,555	$30,278	N/A	Maturity Date Loan / Room:	$90,863
Insurance(4):	$781,087	$97,636	N/A	Cut-off Date LTV:	34.6%
Seasonality Reserve:	$603,278	$50,273	$1,206,555	Maturity Date LTV:	30.8%
FF&E Reserves(5):	$0	$46,128	N/A	UW NCF DSCR:	2.89x
Renovation Reserves(6):	$11,482,821	N/A	N/A	UW NOI Debt Yield:	27.3%
Other Reserves(7):	$530,300	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$48,500,000	100.0%	Payoff Existing Debt	$20,344,499	41.9%
			Upfront Reserves	13,458,041	27.7
			Return of Equity	12,615,282	26.0
			Closing Costs	2,082,178	4.3
Total Sources	$48,500,000	100.0%	Total Uses	$48,500,000	100.0
(1)	The Showboat Hotel Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $48.5 million. The financial information in the chart above is based on the $48.5 million Showboat Hotel Whole Loan (as defined below).
(2)	See “Operating History and Underwritten Net Cash Flow” below for information related to the fluctuations in historical NOI.
(3)	Monthly deposits of 1/12th of the estimated taxes.
(4)	Monthly deposits of 1/12th of the estimated annual insurance premiums.
(5)	Monthly deposits in an amount equal to the greater of (i) (a) during the first year of the Showboat Hotel Mortgage Loan, 1/12th of 2% of the projected annual gross revenues for the hotel, arcade and pool deck at the Showboat Hotel Property (as defined below), (b) during the second year of the Showboat Hotel Mortgage Loan 1/12th of 3% of the projected annual gross revenues for the hotel, arcade and pool deck at the Showboat Hotel Property and (c) during the third year of the Showboat Hotel Mortgage loan and thereafter, the sum of (x) 1/12th of 4% of the projected annual gross hotel revenues of the Showboat Hotel Property and (y) 1/12th of 3% of the projected annual gross revenues for the arcade and pool deck at the Showboat Hotel Property and (ii) the amount of deposit (if any) then required under the franchise agreement (if any).
(6)	Upfront reserves or the renovation of the Bourbon Tower (as defined below) ($10,755,069) and the Podium (as defined below) ($727,752).
(7)	Consists of (i) upfront engineering reserve ($255,300) for recommended immediate repairs noted in the engineering report and (ii) upfront environmental reserve ($275,000) for the estimated cost to remediate mold observed in a section of the subterranean valet parking garage, as noted in the Phase 1 environmental report. The related Showboat Hotel Whole Loan documents provide for recourse to the borrower and guarantor for losses arising out of or in connection with the cost to remediate being in excess of the amount deposited into the environmental reserve, and provide the lender with the right to require the borrower to deposit additional sums into the environmental reserve to address any recommended remediation noted in a required comprehensive mold assessment. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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Annex A-3	BBCMS 2022-C18
No. 15 – The Showboat Hotel

The Loan. The Showboat Hotel mortgage loan (the “Showboat Hotel Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $48,500,000 (the “Showboat Hotel Whole Loan”) which is secured by a first mortgage lien on the borrower’s fee interest in a 475-room, full service hotel located in Atlantic City, New Jersey (the “Showboat Hotel Property”). The Showboat Hotel Mortgage Loan has a 10-year term and amortizes on a 30-year schedule. The Showboat Hotel Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$24,750,000	$24,750,000	BBCMS 2022-C18	Yes
A-2-1	$11,875,000	$11,875,000	Barclays	No
A-2-2	$11,875,000	$11,875,000	Barclays	No
Whole Loan	$48,500,000	$48,500,000

The Property. The Showboat Hotel Property is a full service hotel located on the boardwalk in Atlantic City, which includes a 25-story, 475-key hotel tower (the “Bourbon Tower”), a four-story family entertainment center (the “Podium”), a nine-story, 1,950-space parking garage and 611 valet parking spots located beneath the Podium. Additionally there are two residential towers known as Premier Lite and New Orleans which are not part of the collateral. The Showboat Hotel Property is a former casino hotel, which was purchased in 2016 by Bart Blatstein (the “Sponsor”) for an allocated purchase price of $14.6 million. Since acquisition, the Sponsor has invested approximately $13.2 in the Showboat Hotel Property to reposition it as a family-friendly lodging alternative to casino hotels in Atlantic City. There is no casino at the Showboat Hotel Property and family entertainment offerings include the Lucky Snake Arcade, the largest arcade on the east coast totaling 80,000 square feet, a 35,000 indoor go-kart raceway, a 35-foot climbing wall, axe throwing lanes, an indoor mini-golf course and multiple food and beverage outlets. The Showboat Hotel Property also includes approximately 250,000 square feet of mixed-use event spaces and ballrooms, a 2,500 seat event space that frequently hosts combat sporting events, a gym, outdoor pool deck and 40,000 square feet of office space. The Sponsor has also invested approximately $10.0 million in the non-collateral Premier Lite tower to convert the former hotel tower into 255 market-rate residential units (now reportedly 96% leased) and is in the process of converting the New Orleans tower to into 308 furnished corporate suites at an estimated cost of $14.0 million.

The Sponsor has commenced development of a $100 million year-round indoor waterpark encompassing 103,000 square feet and featuring a retractable roof on a site immediately adjacent to the Showboat Hotel Property. The Showboat Hotel Whole Loan is structured with approximately $11.5 million in upfront reserves for improvements to the Bourbon Tower and the Podium, planned to be completed before the waterpark is scheduled to open in Summer 2023. The approximately $10.8 million Bourbon Tower improvement plan includes a modernization of all guest room furniture, interior-room flooring remodel, modernization of all common areas with floor lighting fixtures, a repaint of guests rooms and modernization of window treatments. The approximately $1.6 million Podium improvement plan includes a new miniature golf course adjacent to the arcade and install an additional 200 arcade games, making the Lucky Snake the largest arcade in the world.

The Showboat Hotel Property is not subject to a franchise agreement and is operated under a management agreement with Chesapeake Hospitality, a hotel operator that has been in business since 1957 and was recently renamed under the Remington brand after being acquired by Remington Hospitality in April 2022.

The Market. The Showboat Hotel Property is located on the Boardwalk on the Atlantic Ocean in Atlantic City, New Jersey. According to the appraisal, tourism is the most important economic force in the Atlantic City market due in part to its proximity to Philadelphia and New York City. Atlantic City was conceived as a pedestrian resort where visitors could walk to the ocean, hotels, restaurants and other attractions. The gaming industry remains the most important tourism generator in the Atlantic City market. According to the NJ Department of Law & Public Safety, gaming revenue in Atlantic City is on pace to finish 2022 at approximately $3.5 billion, which would represent an 11-year high. The Showboat Hotel Property is located in between two major beachfront casinos, the Hard Rock Hotel and Casino and the Ocean Casino Resort. In addition the gaming industry, Atlantic City offers tourists a beachfront location, event and convention spaces and numerous restaurants and attractions.

The appraisal noted limited direct competition with the Showboat Hotel Property due to its investment in family entertainment infrastructure. Two hotels that were included in STR local market set were excluded from analysis in the appraisal due to the fact there was “essentially no overlap” between these properties and the Showboat Hotel Property. Among the remaining three properties in the market set, the Showboat Hotel Property demonstrated penetration factors of 134.9%, 92.5% and 124.8% for occupancy, ADR and RevPar respectively in 2021. According to the appraisal, there was no new Atlantic City hotel development currently underway or progressing through the pre-construction pipeline that would be directly competitive with the Showboat Hotel Property.

A-3-107

Annex A-3	BBCMS 2022-C18
No. 15 – The Showboat Hotel
Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Showboat Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	50.5%	$127.86	$64.63	44.8%	126.85	$56.79	88.7%	99.2%	87.9%
2020	29.9%	$126.64	$37.85	36.1%	$104.19	$37.66	120.8%	82.3%	99.5%
2021	39.5%	$148.85	$51.41	52.3%	$134.11	$70.10	132.5%	90.1%	136.3%
TTM(3)	39.9%	$156.49	$62.42	53.1%	149.26	$79.27	133.1%	95.4%	127.0%
(1)	Data provided by a third party market research report. The competitive set includes Days Inn Atlantic City Oceanfront - Boardwalk, The Claridge Hotel, Courtyard Atlantic City Beach Block, Sheraton Hotel Atlantic city Convention Center and Clarion Inn Atlantic City. While they are included in the above table, Days Inn Atlantic City Oceanfront – Boardwalk and Clarion Inn Atlantic City were excluded from the Appraisal’s analysis due to there being “essentially no overlap” between these properties and the Showboat Hotel Property.
(2)	Figures for The Showboat Hotel Property are taken from the borrower provided financials due to the fact that the third party market research report included data from the New Orleans tower, which is not part of the collateral for the Showboat Hotel Whole Loan.
(3)	TTM represents the trailing 12-month period ending August 31, 2022.

A-3-108

Annex A-3	BBCMS 2022-C18
No. 15 – The Showboat Hotel
Operating History and Underwritten Net Cash Flow
	2019	2020(1)	2021(1)	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	44.77%	36.14%	52.27%	53.11%	53.11%
ADR	$126.85	$104.19	$134.11	$149.26	$149.26
RevPAR	$56.79	$37.66	$70.10	$79.27	$79.27

Room Revenue	$9,845,329	$6,546,984	$12,154,201	$13,743,990	$13,743,990	$28,935	49.7%
Food & Beverage Revenue	546,653	195,602	828,153	1,051,868	1,051,868	2,214	3.8
Parking Revenue	1,390,550	993,231	2,005,818	2,320,131	2,320,131	4,884	8.4
Arcade Revenue	0	0	4,567,493	7,794,681	7,794,681	16,410	28.2
Other Departmental Revenue(5)	1,424,256	1,195,924	2,404,190	2,766,217	2,766,217	5,824	10.0
Total Revenue	$13,206,788	$8,931,741	$21,959,855	$27,676,888	$27,676,888	$58,267	100.0%

Room Expense	$2,603,509	$2,124,657	$3,574,642	$3,978,824	$3,978,824	$8,376	28.9%
Food & Beverage Expense	138,938	55,864	292,136	285,156	285,156	600	27.1
Arcade Expense	0	0	928,167	1,588,273	1,588,273	3,344	20.4
Other Departmental Expense	67,908	67,908	64,354	74,186	74,186	156	2.7
Departmental Expenses	$2,810,355	$2,248,429	$4,859,299	$5,926,439	$5,926,439	$12,477	21.4%

Departmental Profit	$10,396,433	$6,683,312	$17,100,556	$21,750,448	$21,750,448	$45,790	78.6%

Operating Expenses	4,293,689	3,669,144	4,723,534	5,358,770	5,358,770	11,282	19.4%
Gross Operating Profit	$6,102,744	$3,014,168	$12,377,022	$16,391,679	$16,391,679	$34,509	59.2%

Management Fees	878,103	678,253	1,359,625	1,553,948	1,660,613	3,496	6.0
Property Taxes	761,100	761,100	761,100	477,978	337,846	711	1.2
Property Insurance	990,990	990,990	990,990	990,990	1,171,630	2,467	4.2
Total Other Expenses	$2,630,193	$2,430,343	$3,111,715	$3,022,916	$3,170,089	$6,674	11.5%

Net Operating Income	$3,472,551	$583,825	$9,265,307	$13,368,762	$13,221,589	$27,835	47.8%
FF&E	0	0	0	653,027	1,107,076	2,331	4.0
Net Cash Flow	$3,472,551	$583,825	$9,265,307	$12,715,735	$12,114,514	$25,504	43.8%
(1)	The increase in Net Cash Flow between 2020 and 2021 was driven primarily by the opening of the Lucky Snake Arcade, which opened in May 2021.
(2)	TTM reflects the trailing 12 months ending August 31, 2022.
(3)	Per Room values are based on 475 rooms.
(4)	% of Total Revenue for Room Expense, Food & Beverage Expense, Arcade Expense and Other Departmental Expenses are based on their corresponding revenue line item.
(5)	Other Departmental Revenue includes resort fees, late/early fees, vending revenue, event/conference revenue and other miscellaneous income.

A-3-109

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: Daniel Vinson		daniel.vinson@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head		NoticeAdmin@midlandls.com; AskMidland@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	Rialto Capital Advisors, LLC
	General	(305) 229-6465
200 S. Biscayne Blvd., Suite 3550 | Miami, FL 33131 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: BBCMS Mortgage Trust 2022-C18-Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Directing Certificateholder	TBD
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation

Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-23	0	0	0	0	0	0
Dec-22	0	0	0	0	0	0
Nov-22	0	0	0	0	0	0
Oct-22	0	0	0	0	0	0
Sep-22	0	0	0	0	0	0
Aug-22	0	0	0	0	0	0
Jul-22	0	0	0	0	0	0
Jun-22	0	0	0	0	0	0
May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
Mar-22	0	0	0	0	0	0
Feb-22	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	01/18/23	BBCMS Mortgage Trust 2022-C18
Determination Date:	01/11/23
Record Date:	12/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C18

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2022 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2022-C18, Commercial Mortgage Pass-Through Certificates Series 2022-C18
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF IV-D AIV RR H, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the

C-2

applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.                      Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.                     Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.                     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.                    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.                     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the related Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.                     Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the

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related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.                     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or, with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.                     Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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9.                      Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.               Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.               Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.              Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.             Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial

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condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.               Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.             Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.              No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.             Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided

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by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional

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insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.               Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.              No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.              No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.              REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for

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purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedures 2020-26 (as extended by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.              Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.                Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.               Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.              Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the

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use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.              Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.              Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.              Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of

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collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the Treasury Regulations.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the Treasury Regulations and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the Treasury Regulations.

29.              Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.               Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.              Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid

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principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.              Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.              Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal

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amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.              Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.              Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)                 The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)                  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)                 The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or, with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)                  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)                 Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without

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the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)                      The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)                  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)                  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)                      The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)                     Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)                  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)                     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.              Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.              Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and

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warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.              No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.              Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.               Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.              Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s

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pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.               Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.              Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.              Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.               Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.               Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

D-1-15

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

D-1-16

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-1-17

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance LLC	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	LMF Commercial, LLC	BSPRT CMBS Finance, LLC	UBS AG, New York Branch
Autokiniton Industrial Portfolio (Loan No. 22) 3921 Sunset Boulevard (Loan No. 37)	Rialto Industrial (Loan No. 1)	N/A	N/A	N/A	N/A	N/A	N/A	Phoenix Industrial Portfolio IX (Loan No. 7)
D-1-18

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

D-1-19

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance LLC	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	LMF Commercial, LLC	BSPRT CMBS Finance, LLC	UBS AG, New York Branch
Highland Street Industrial Center (Loan No. 33) Extra Closet Storage – Clearwater & St. Pete (Loan No. 36)	HERE Campus (Loan No. 14)	N/A	Green Valley Corporate Center South (Loan No. 9)	N/A	Fleet Farm Portfolio (Loan No. 13)	Hilton Columbus at Easton Town Center (Loan No. 4) Courtyard by Marriott Columbus Easton (Loan No. 18)	N/A	N/A

D-1-20

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(4) Hospitality	The Showboat Hotel (Loan No. 15)	The loan documents create and grant to lender a security interest in the hotel room revenues, however, due to restrictions under New Jersey law, a security interest cannot be granted in revenues which are derived from liquor license operations and/or operations of certain amusement games. As such, the portions of the Mortgaged Property which contain food and beverage operations or amusement games operations are leased to affiliates of the Mortgagor (ACSB Restaurant LLC and Showboat Hospitality LLC), with each such affiliate paying to the Mortgagor as fixed rent an amount which approximates the net profit generated from food and beverage operations and amusement games operations, as applicable, at the Mortgaged Property. Consequently, lender has a security interest in the “rents” which are payable to the Mortgagor by the Mortgagor affiliates which approximates the net profit generated from food and beverage operations and amusement games operations, but lender’s security interest does not extend to the food and beverage revenues and the amusement games revenues directly. Tenant direction letters were signed at closing instructing each affiliated tenant to deposit the fixed rent under the applicable lease directly to the lockbox account. Moreover, Mortgagor is the 100% direct equity owner of each of the affiliated tenants (ACSB Restaurant LLC and Showboat Hospitality LLC) and therefore signed an accommodation pledge at securing Mortgagor’s 100% direct equity interest in each such affiliated tenant thereby allowing lender to foreclose on the equity pledge and utilize the food and beverage and amusement games operations post-foreclosure without interruption. The security instrument acts as a fixture filing.
(14) Actions Concerning Mortgage Loan	Highland Street Industrial Center (Loan No. 33)	As of origination two of the guarantors, Larry Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.
(14) Actions Concerning Mortgage Loan	Extra Closet Storage - Clearwater & St. Pete (Loan No. 36)	As of origination two of the guarantors, Larry Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities,

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.
(17) Insurance	The Showboat Hotel (Loan No. 15)	The insurance coverage required by the Mortgage Loan documents is required to be issued by insurance companies having a claims paying ability or financial strength (i) rating of “A-” or better by S&P and (ii) a rating of A- VIII or better by AM Best, however, such Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) in case the Mortgage Loan is part of a securitization where S&P rates any of the issued securities or classes of certificates in connection with such securitization, the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	The Showboat Hotel (Loan No. 15)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $50,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property and water damage, which shall provide for no deductible in excess of $100,000.
(17) Insurance	Liberty Park at Tysons (Loan No. 5)

If any of the all-risk/special form property, rental loss and/or business interruption, commercial general liability or umbrella insurance policies include any exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts, Mortgagor is required to obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria set forth in the Mortgage Loan documents or, in the event that such terrorism coverage is not available from an insurance company that meets the minimum rating requirements set forth in the Mortgage Loan documents, Mortgagor is required to obtain such terrorism coverage from among the top 10 highest rated insurance companies providing such terrorism coverage.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a restoration is 5% of the original principal balance of the Mortgage Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for flood, windstorm, earthquake and hail insurance, which will provide for no deductible in excess of 5% of the total insurable value of the improvements, which shall provide for no deductible in excess of $500,000.

The Mortgage Loan documents require business interruption or rental loss insurance for a period of not less than 18 months or the date the restoration is completed, whichever first occurs.

The insurance coverage required by the Mortgage Loan documents is required to be issued by insurance companies having a claims paying ability or financial strength (i) rating of “A-” or better by S&P and (ii) a rating of A- VIII or better by AM Best, however, such

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) in case the Mortgage Loan is part of a securitization where S&P rates any of the issued securities or classes of certificates in connection with such securitization, the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(17) Insurance	Vancouver Pointe (Loan No. 11)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $500,000, rather than 5% of the then outstanding allocated loan amount.
(17) Insurance	Highland Street Industrial Center (Loan No. 33)	The Mortgage Loan agreement permits Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the Insurance Rating Requirements (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to (1) receive lender’s prior written consent and (2) confirm that lender has received a rating agency confirmation with respect to any such Non-Conforming Policy. Lender has the right to deny its consent to any Non-Conforming Policy regardless of whether or not lender has consented to the same on any prior occasion.
(17) Insurance	3921 Sunset Boulevard (Loan No. 37)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $50,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property and water damage, which shall provide for no deductible in excess of $100,000.
(19) Access; Utilities; Separate Tax Parcels	Autokiniton Industrial Portfolio (Loan No. 22)	As of the closing date of the Mortgage Loan, the portion of the Mortgaged Property known as Autokiniton Industrial – Elkton is assessed and taxed together with a parcel that is not part of such Mortgaged Property (the “Excluded Parcel”) (as described in the Mortgage Loan documents). The Mortgagor represented that all documentation necessary to effectuate the creation of the Mortgaged Property known as Autokiniton Industrial – Elkton as a separate tax parcel has been submitted to and/or filed with the applicable governmental authority. The Mortgagor also represented in the Mortgage Loan documents that the Mortgagor’s predecessor-in-interest is required to pay to the Mortgagor all real estate taxes with respect to the Excluded Parcel to the extent that such real estate taxes relate to the period prior to the creation of the separate tax lot. Additionally, prior to the creation of the separate tax lot, the Mortgagor is required to deliver to lender reasonably satisfactory evidence that any taxes due with respect to the Excluded Parcel have been paid. If this does not occur, the lender may require in its reasonable discretion that the Mortgagor escrow for the taxes related to the Excluded Parcel.
(25) Local Law Compliance	Liberty Park at Tysons (Loan No. 5)	Lender was unable to obtain confirmation from the local governmental authority prior to the closing of the Mortgage Loan that the Mortgaged Property is in compliance with applicable building and fire codes. As specified in the documents evidencing the Mortgage Loan, Mortgagor is required to deliver a current zoning report within a certain time
D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
period following closing of the Mortgage Loan that includes current building and fire code reports and to also remedy any potential violations that may be noted therein. In addition, Mortgagor and the separate guarantor have recourse for any losses to the extent the improvements on the Mortgaged Property are subject to any building code or fire code violations as of the closing date of the Mortgage Loan.
(25) Local Law Compliance	70 Hudson (Loan No. 8)	There are open building code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cure such violations.
(25) Local Law Compliance	Extra Closet Storage - Clearwater & St. Pete (Loan No. 36)	Pursuant to the zoning report, the Mortgaged Property is being used for the nonconforming use of truck rental (in addition to the legal conforming use of self-storage). The zoning report states that truck rental can be made a legal conforming use if the property owner goes through a formal planning, application and approval process. If approved, parking will also need to be added in connection with the truck rental use.
(26) Licenses and Permits	Highland Street Industrial Center (Loan No. 33)	Mortgagor has post-closing obligations to obtain certain missing certificates of occupancy which are required by the relevant municipality and is required to clear a few building violations. The Mortgage Loan documents are recourse to the guarantor for any losses incurred in connection with a failure to satisfy such requirement and are full recourse to the guarantor if any portion of the Mortgaged Property is vacated or shut down or the Mortgagor is prohibited from collecting any rents, in each case, due to an enforcement action resulting from the failure of the property to have all required certificates of occupancy.
(27) Recourse Obligations	Liberty Park at Tysons (Loan No. 5)	Recourse for waste is limited to willful misconduct by the Mortgagors, non-recourse guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.
(27) Recourse Obligations	70 Hudson (Loan No. 8)	The Mortgage Loan documents provide that the Mortgage Loan is recourse to the Mortgagor only as there is no separate guarantor for this Mortgage Loan.
(27) Recourse Obligations	The Showboat Hotel (Loan No. 15)	The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the intentional misappropriation of insurance proceeds, condemnation awards, rents or security deposits.
(27) Recourse Obligations	3921 Sunset Boulevard (Loan No. 37)	The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the intentional misappropriation of insurance proceeds, condemnation awards, rents or security deposits.
(28) Mortgage Releases	70 Hudson (Loan No. 8)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(30) Acts of Terrorism Exclusion	Pompano Beach Fishing Village (Loan No. 25)	With respect to the portion of the Mortgaged Property referred to as “Parcel R3,” the related Mortgagor is not required to maintain terrorism insurance until the completion of the construction of the improvements. After the completion of the construction, Mortgagor is required to obtain terrorism insurance.
D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(41) Environmental Conditions	70 Hudson (Loan No. 8)	The date of the environmental site assessment is October 24, 2022, which is not 12 months prior to the origination date of the related Mortgage Loan.
(42) Appraisal	70 Hudson (Loan No. 8)	The date of the appraisal is October 19, 2022, which is not within six months of the Mortgage Loan origination date.
D-2-5

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
6 (Lien; Valid Assignment)	HERE Campus (Loan No. 14)	Pursuant to an option agreement entered into by and between the Mortgagor, the Mortgagor’s signatory trustee and trust manager (together with the Mortgagor, the “HERE Campus Seller”) and KB Laguna Hills, LLC (the “HERE Campus Buyer”), the HERE Campus Seller has granted to the HERE Campus Buyer the exclusive right and option to purchase the Mortgaged Property in accordance with and subject to the provisions thereof. The option agreement provides that the Mortgagor’s exercise of the purchase option is subject to the Mortgagor’s ability pursuant to the Mortgage Loan documents to convey, transfer and/or release the Mortgaged Property from the lien of the Mortgage Loan documents. The Mortgage Loan documents provide that from and after the second anniversary of the Closing Date, the Mortgagor may, in connection with a voluntary defeasance of the Mortgage Loan and subject to the terms and conditions set forth in the Mortgage Loan documents, obtain a release of the lien of the Mortgage Loan so as to permit the conveyance of the Mortgaged Property pursuant to the option agreement.
6 (Lien; Valid Assignment)	Wynwood Retail (Loan No. 29)	The Mortgagor sponsor reported that an enforcement lien (in the amount of $241,500 as of late September 2022 with additional penalties of $250 per day continuing to accrue until the violations are cured) was issued by the City of Miami in response to work performed by the Miami Mojito tenant in its area of the Mortgaged Property (“Miami Mojito Area”) without certain permits. A $50,000 violations reserve was established to cure the violations at the Mortgaged Property, including with respect to unpermitted work at the Miami Mojito Area. Additionally, a $450,000 enforcement lien reserve was established, which may be used by the Mortgagor to satisfy or bond the lien. If the lien is not satisfied or bonded by April 6, 2024 or if the City of Miami files an enforcement action to foreclose the lien, the Mortgagee may use the funds in the reserve to fully satisfy the lien and remove it of record in accordance with the Mortgage Loan documents. Further, if the violations are not cured and removed of record by April 6, 2024, it triggers a full cashflow sweep under the Mortgage Loan documents, which remains in effect until the violations are cured.
7 (Permitted Liens; Title Insurance)	Rialto Industrial (Loan No. 1)

The Mortgagor is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Mortgaged Property, alleges that it held an unrecorded right of first offer for the purchase of the Mortgaged Property (the “ROFO”) and that the ROFO was violated when the Mortgagor purchased the Mortgaged Property pursuant to a separate option to purchase the Mortgaged Property granted to a Mortgagor affiliate (the “Option”). The prior owner of the Mortgaged Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the Mortgagor and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Mortgaged Property to the Mortgagor in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. On November 3, 2022, Saadia served a subpoena on a Mortgagee affiliate for production of documents in connection with the Saadia Litigation. The Mortgagee affiliate, Argentic Real Estate Investment LLC, executed a term sheet to provide a floating rate financing secured by the Mortgaged Property to the Mortgagor in 2021 which was never effectuated.

Pursuant to the Mortgage Loan documents, the Mortgagor represented and warranted that at the time the Option was entered

D-2-6

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

into, none of the Mortgagor, any guarantor or any affiliate had knowledge of any other person or entity that had a right to purchase the Mortgaged Property. In addition, under the Mortgage Loan documents (i)(a) a litigation reserve was established in the amount of $50,000 for the payment of any costs and expenses incurred by the Mortgagee or any indemnified party under the Mortgage Loan documents in connection with the Saadia Litigation and (b) subject to the terms of the Mortgage Loan documents, if the funds in the litigation reserve are less than $25,000, the Mortgagor is required to deposit an amount such that the funds in the litigation reserve are equal to $50,000 and (ii) the Mortgagor agreed that: (a) the Mortgagor will defend, indemnify and hold harmless the Mortgagee for any liabilities, costs or expenses relating to the Saadia Litigation; (b) the Mortgagor may not settle the Saadia Litigation without the Mortgagee’s prior written consent, subject to certain exceptions; (c) in any litigation relating to the Saadia Litigation in which the Mortgagee is a party (either because the Mortgagee is named as a party or because the Mortgagor is a party and the Mortgagee elects to intervene in such case), the Mortgagee will have the right to retain counsel to represent the Mortgagee at the Mortgagor’s cost and expense; (d) the Mortgagor will keep the Mortgagee informed on a regular basis as to the status of the Saadia Litigation, the defense thereof and any settlement discussions; and (e) following the stated maturity or any acceleration of the Mortgage Loan, the Mortgagee will have the right to take any action it deems necessary or appropriate in connection with the Saadia Litigation subject to certain conditions (collectively, the “Mortgagor’s Saadia Litigation Obligations”). The Mortgage Loan documents provide that the Mortgagor and the guarantors have recourse liability for any breach of the Mortgagor’s Saadia Litigation Obligations; provided, however, that prior to asserting any claim against the guarantors in respect of the Mortgagor’s Saadia Litigation Obligations, if the Mortgagee determines in good faith that such claim is fully insured under the title insurance policy, then the Mortgagee may not assert such claim against the guarantors until the Mortgagee has asserted a claim under its title insurance policy and either (1) such claim has been denied in whole or in part by any issuer of the title insurance policy or (2) such claim remains unpaid in whole or in part sixty days after the date the Mortgagee submitted such claim in writing to the title company.

At origination, Fidelity National Title Insurance Company (the “Title Company”) issued a title insurance policy with respect to the Mortgaged Property without exception for the Saadia Litigation or any matters relating thereto. The Mortgagor has funded a $2,000,000 litigation escrow with the Title Company, for the benefit of the Title Company, to support an indemnity given or to be given to the Title Company by the guarantors with respect to the Saadia Litigation.

7 (Permitted Liens; Title Insurance)	HERE Campus (Loan No. 14)	See exception to Representation and Warranty No. 6.
14 (Actions Concerning Mortgage Loan)	Rialto Industrial (Loan No. 1)	See exception to Representation and Warranty No. 7.
14 (Actions Concerning Mortgage Loan)	HERE Campus (Loan No. 14)	The Mortgagor sponsor reported that it, along with five other entities, is subject to pending litigation in connection with a revolving credit facility made by a lender to the Mortgagor sponsor. The lender for the credit facility alleged that it possessed a contractual right of first opportunity on any new Mortgagor sponsor opportunities during a defined exclusivity period and that the Mortgagor sponsor entered into a deal with another lender during this exclusivity period and therefore breached the contract. The Mortgagor sponsor counter-sued, alleging that the lender for the credit facility did not provide approval on new deals in a timely manner and underfunded its loan commitments. The
D-2-7

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagor sponsor reported that the lender for the credit facility is seeking damages of $32,000,000.
17 (Insurance)	Rialto Industrial (Loan No. 1)	Pursuant to the Mortgage Loan documents, the Mortgagor is permitted to maintain a portion of the liability coverage required thereunder with insurance companies which do not meet the requirements thereunder (the “Otherwise Rated Insurers”) in their current participation amounts and positions within a certain syndicate, provided that (A) the Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (B) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
25 (Local Law Compliance)	Crossgates Commons (Loan No. 26)	The Mortgaged Property is the subject of certain outstanding building code, fire code and zoning code violations.
27 (Recourse Obligations)	Rialto Industrial (Loan No. 1)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of an event of default due to (A) a transfer of fee simple title to the Mortgaged Property or any portion thereof, (B) a transfer of a direct or indirect controlling interest in the Mortgagor or (C) a transfer (or series of transfers) of a 49% or greater direct or indirect ownership interest in the Mortgagor; provided, however, an involuntary transfer occurring upon a foreclosure of the permitted mezzanine loan will not result in recourse liability pursuant to clauses (B) and/or (C) so long as none of the Mortgagor, the Mortgagor’s sole member or any affiliate, officer, director or representative which, directly or indirectly, controls the Mortgagor and/or the Mortgagor’s sole member colludes with, consents to, or otherwise actively assists in such foreclosure. In addition, the Mortgage Loan documents provide that the mere failure to provide notice as required pursuant to the definition of “Permitted Transfer” in the Mortgage Loan documents will not result in an automatic event of default, provided the same is delivered to the Mortgagee within 3 business days after written request from the Mortgagee.
27 (Recourse Obligations)	Woodlands Officentre (Loan No. 19)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of an event of default due to a transfer other than a permitted transfer without the Mortgagee’s written consent (unless such breach or violation (A) consists solely of a failure to deliver a notice or a similar immaterial, inadvertent and non-recurring breach or violation in connection with a transfer that otherwise complies with the applicable terms and conditions of the Mortgage Loan documents, (B) is susceptible of cure using commercially reasonable efforts and (C) is actually cured to the Mortgagee’s satisfaction within 30 days after the earlier to occur of the Mortgagor’s actual knowledge of such breach or violation or the Mortgagor’s receipt of written notice thereof from the Mortgagee).
27 (Recourse Obligations)	Crossgates Commons (Loan No. 26)

The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of the material physical waste of the Mortgaged Property or any portion thereof (including the abandonment of the Mortgaged Property) by or at the direction of the Mortgagor or any affiliate thereof (provided, however, that there will not be liability to the extent that (A) such material physical waste occurs as the result of the failure to pay for repairs, maintenance and/or replacements to the Mortgaged Property due to the insufficiency of cash flow generated by the Mortgaged Property at the time such amounts become due and/or (B) without duplication of other sums held by the Mortgagee, sufficient funds for the payment of such repairs, maintenance and/or

D-2-8

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
replacements as and when due under the Mortgage Loan documents are then on deposit in a subaccount held by the Mortgagee, the Mortgagee’s access to such funds is not constrained or restricted by applicable law and the Mortgagee fails to make such funds available for the payment of such repairs, maintenance and/or replacements).
D-2-9

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Courtyard by Marriott Columbus Easton (Loan No. 18)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(15) Escrow Deposits	Hilton Columbus at Easton Town Center (Loan No. 4)	Pursuant to the Mortgage Loan documents, any amounts collected related to any property improvement plan (“PIP”) work will be held in a deposit account (the “Scheduled DACA Account”) rather than escrowed with the Mortgagee. The Mortgagee has a security interest in the Scheduled DACA Account and the Mortgagor has the right to access amounts from this account to be used in connection with any PIP work and capital expenditures. Amounts in the Scheduled DACA Account will not be conveyed to the depositor or its servicer in connection with securitization but upon an event of default under the Mortgage Loan, amounts in the Scheduled DACA Account are required to be conveyed to the Mortgagee.
(15) Escrow Deposits	Courtyard by Marriott Columbus Easton (Loan No. 18)	Pursuant to the Mortgage Loan documents, to the extent PIP work is required at the Mortgaged Property in the future, any amounts required under the Mortgage Loan documents to be collected related to such PIP work will be deposited into a deposit account (the “PIP DACA Account”) rather than escrowed with the Mortgagee. The Mortgage Loan documents require that upon setting up such account, the lender will have a security interest in the PIP DACA Account and the Mortgagor will have the right to access amounts from this account to be used in connection with any such PIP work. The right to amounts in the PIP DACA Account will not be conveyed by the Mortgage Loan Seller to the depositor (or its servicer) in connection with the securitization but the Mortgage Loan documents require that upon an event of default under the Mortgage Loan, any amounts in the PIP DACA Account (if such account exists at such time) be conveyed to the Mortgagee.
(17) Insurance	Hilton Columbus at Easton Town Center (Loan No. 4)	If a casualty occurs to the Mortgaged Property and the insurance proceeds are less than 10% of the then outstanding principal balance of the Mortgage Loan (the “Restoration Threshold”) and the cost to complete the restoration is less than the Restoration Threshold, the insurance proceeds will be disbursed by the Mortgagee to the Mortgagor upon receipt provided certain conditions have been satisfied.
(17) Insurance	Courtyard by Marriott Columbus Easton (Loan No. 18)	If a casualty occurs to the Mortgaged Property and the insurance proceeds are less than 10% of the then outstanding principal balance of the Mortgage Loan (the “Restoration Threshold”) and the cost to complete the restoration is less than the Restoration Threshold, the insurance proceeds will be disbursed by the Mortgagee to the Mortgagor upon receipt provided certain conditions have been satisfied.
(25) Local Law Compliance	WRS Retail Portfolio (Loan No. 3)	Hudson Bridge Crossing Mortgaged Property – The drive-through use of an outparcel restaurant on the Mortgaged Property is a pre-existing legally non-conforming use, as drive-through uses are not permitted use under current zoning laws. In the event of a casualty, to Mortgaged Property that exceeds 50% of the replacement costs at the time of the casualty, the Mortgaged Property may only be restored in conformance with the current zoning laws.
(32) Single-Purpose Entity	Hilton Columbus at Easton Town Center (Loan No. 4)	The Mortgage Loan does have a counsel’s opinion regarding non-consolidation of the Mortgagor, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the Mortgagor with those of any one or more related
D-2-10

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
parties to the extent of the existence of the loss recourse franchise guaranty or the full recourse franchise guaranty.
D-2-11

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Spartan Retail Portfolio (Loan No. 2)	With respect to the Beaumont Plaza Mortgaged Property, the largest tenant, County of Spartanburg (the “County”), has a right of first refusal to purchase the Beaumont Plaza Mortgaged Property in the event the borrower intends to market the Beaumont Plaza Mortgaged Property as a single piece of property and not as a package, portfolio or group of properties. The Mortgagor is required to provide written notice of such intent to the County and the County has 45 days from such written notice to negotiate and execute a purchase and sale agreement with the Mortgagor.
(7) Permitted Liens; Title Insurance	Spartan Retail Portfolio (Loan No. 2)	With respect to the Beaumont Plaza Mortgaged Property, the largest tenant, County of Spartanburg (the “County”), has a right of first refusal to purchase the Beaumont Plaza Mortgaged Property in the event the borrower intends to market the Beaumont Plaza Mortgaged Property as a single piece of property and not as a package, portfolio or group of properties. The Mortgagor is required to provide written notice of such intent to the County and the County has 45 days from such written notice to negotiate and execute a purchase and sale agreement with the Mortgagor.
(25) Local Law Compliance	Spartan Retail Portfolio (Loan No. 2)	The Spring Valley Commons Mortgaged Property, the Oak Forest Plaza Mortgaged Property, the Shelby Plaza Mortgaged Property and the Pensacola Plaza Mortgaged Property are the subject of certain fire code violations.
(25) Local Law Compliance	50 Dey Street (Loan No. 10)	The condominium with respect to which the Mortgaged Property is a part is the subject of certain building code violations.
(26) Licenses and Permits	Spartan Retail Portfolio (Loan No. 2)	Certain tenants at the Converse Plaza Mortgaged Property, the Reidville Circle Mortgaged Property, the Fernwood Plaza Mortgaged Property and the Merchant's Plaza Mortgaged Property have not yet obtained final certificates of occupancy.
D-2-12

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Wyndham National Hotel Portfolio (Loan No. 16)

The lodging contracts entered into between the Mortgagor and Union Pacific Railroad Company relating to each of the Jefferson City, MO, Livonia, LA and Santa Teresa, NM Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties. The right to negotiate purchase does not apply to a transfer of any of such Mortgaged Properties in connection with a foreclosure or deed in lieu of foreclosure.

The Low Moor, VA Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property. The right of first refusal does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The Glenwood, MN Mortgaged Property is subject to a purchase option in favor of Canadian Pacific pursuant to the terms of the related lodging contract, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the Mortgagor is required to supply a generator. The purchase option does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The lodging contract entered into between the Mortgagor and BNSF Railway Company with respect to the Edgemont, SD Mortgaged Property grants BNSF Railway Company the right to cause the Mortgagor, at the expense of BNSF Railway Company, to relocate the related lodging facility.

(6) Lien; Valid Assignment	Delmont Village (Loan No. 34)	One of the tenants at the Mortgaged Property, Capital One, N.A., has a right of first refusal with respect to its leased premises at the Mortgaged Property in the event of a proposed transfer of such leased premises to a third party. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a foreclosure or deed in lieu of foreclosure or to the first subsequent transfer after such foreclosure or deed in lieu thereof.
(7) Permitted Liens; Title Insurance	Wyndham National Hotel Portfolio (Loan No. 16)

The lodging contracts entered into between the Mortgagor and Union Pacific Railroad Company relating to each of the Jefferson City, MO, Livonia, LA and Santa Teresa, NM Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties. The right to negotiate purchase does not apply to a transfer of any of such Mortgaged Properties in connection with a foreclosure or deed in lieu of foreclosure.

The Low Moor, VA Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property. The right of first refusal does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The Glenwood, MN Mortgaged Property is subject to a purchase option in favor of Canadian Pacific pursuant to the terms of the related lodging contract, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the Mortgagor is required to supply a generator. The purchase option does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The lodging contract entered into between the Mortgagor and BNSF Railway Company with respect to the Edgemont, SD Mortgaged

D-2-13

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Property grants BNSF Railway Company the right to cause the Mortgagor, at the expense of BNSF Railway Company, to relocate the related lodging facility.
(7) Permitted Liens; Title Insurance	Delmont Village (Loan No. 34)	One of the tenants at the Mortgaged Property, Capital One, N.A., has a right of first refusal with respect to its leased premises at the Mortgaged Property in the event of a proposed transfer of such leased premises to a third party. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a foreclosure or deed in lieu of foreclosure or to the first subsequent transfer after such foreclosure or deed in lieu thereof.
(11) Condition of Property	Wyndham National Hotel Portfolio (Loan No. 16)	The property condition reports are dated more than 12 months prior to the Cut-off Date. In addition, the Mortgaged Properties were most recently inspected on dates which were more than 12 months prior to the Cut-off Date.
(17) Insurance	Phoenix Industrial Portfolio IX (Loan No. 7)	The general liability insurance policy for the Mortgaged Properties has a non-customary deductible of $500,000.
(17) Insurance	Wyndham National Hotel Portfolio (Loan No. 16)	The Mortgage Loan documents allow the Mortgagor to obtain insurance from insurers that do not meet the required financial strength ratings provided that (i) such insurance companies maintain a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company, Inc. and subject to Rating Agency Confirmation and (ii) in the event S&P is rating any securitization, at the time of the renewal (or earlier expiration or cancellation) of such policy, such policy satisfies the S&P financial strength rating criteria whether or not such insurance policy meets the A.M. Best Company, Inc. rating criteria.
(25) Local Law Compliance	Phoenix Industrial Portfolio IX (Loan No. 7)	At origination of the Mortgage Loan: (i) none of the tenants at the Memphis Mortgaged Property have either a temporary certificate of occupancy (“TCO”) or a permanent certificate of occupancy (“PCO”) (notably, however, the applicable jurisdiction does not issue TCOs); and (ii) (a) the largest tenant at the Rockford Mortgaged Property, Amazon.com Services LLC, has a TCO but does not have a PCO and (b) the second largest tenant at the Rockford Mortgaged Property, Timber Industries LLC, does not have a TCO or a PCO. The Mortgage Loan documents require the Mortgagor to (a) continue to renew (or cause each applicable tenant to renew) each TCO prior to its expiration until the PCO is issued for the Rockford Mortgaged Property, (b) with respect to the Memphis Mortgaged Property, continue to comply (or cause each applicable tenant to comply) with (i) all legal requirements applicable to the use and occupancy of the applicable tenant’s space and (ii) all procedures required for the issuance of a PCO until such time as all PCOs are issued for the Memphis Mortgaged Property and (c) promptly deliver to the lender copies of each renewed TCO related to the Rockford Mortgaged Property and each PCO upon its issuance.
(25) Local Law Compliance	469 7th Avenue (Loan No. 17)	The Mortgaged Property is subject to an existing fire code violation relating to inspection and recertification of the fire alarm and sprinkler systems. The Mortgagor covenants in the Mortgage Loan documents that it has completed all required remedial work on the fire alarm and sprinkler systems and that it has requested inspection and certification thereof by the applicable governmental authority. The Mortgagor further covenants that if such inspection results in any requirement by such governmental authority of additional remedial or corrective action, the Mortgagor will use diligent commercially reasonable efforts to complete such additional remedial or corrective action no later than 60 days following receipt of notice of such additional remedial or corrective action, which 60-day period will be extended by the lender so long as the Mortgagor can provide the lender with reasonably satisfactory evidence that the Mortgagor has
D-2-14

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
commenced such remedial or corrective action and is diligently pursuing the same. The Mortgagor represents that the requested inspection and certification remain pending. So long as the Mortgagor does not cancel, postpone or fail to cooperate with any requested or scheduled inspection of such remedial work by the applicable governmental authority, the failure of the governmental authority to conduct such inspection will not constitute a default under the Mortgage Loan documents.
(25) Local Law Compliance	469 7th Avenue (Loan No. 17)	At origination of the Mortgage Loan, a temporary certificate of occupancy (“TCO”) relating to a change in use following certain renovations to the Mortgaged Property was required but had not been received. The Mortgage Loan documents require the Mortgagor to (a) use its commercially reasonable efforts and diligently and in good faith cause the TCO to be issued as promptly as possible, (b) once the TCO is issued, maintain the TCO and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is issued, (c) diligently and in good faith pursue completion of all of the conditions required under applicable legal requirements including, without limitation, causing any violations with respect to the Mortgaged Property to be removed of record, for the issuance of the PCO, and (d) cause to be delivered to the lender copies of the initial TCO, any updated TCO, and the PCO, in each case promptly upon its issuance.
(26) Licenses and Permits	Phoenix Industrial Portfolio IX (Loan No. 7)	At origination of the Mortgage Loan: (i) none of the tenants at the Memphis Mortgaged Property have either a temporary certificate of occupancy (“TCO”) or a permanent certificate of occupancy (“PCO”) (notably, however, the applicable jurisdiction does not issue TCOs); and (ii) (a) the largest tenant at the Rockford Mortgaged Property, Amazon.com Services LLC, has a TCO but does not have a PCO and (b) the second largest tenant at the Rockford Mortgaged Property, Timber Industries LLC, does not have a TCO or a PCO. The Mortgage Loan documents require the Mortgagor to (a) continue to renew (or cause each applicable tenant to renew) each TCO prior to its expiration until the PCO is issued for the Rockford Mortgaged Property, (b) with respect to the Memphis Mortgaged Property, continue to comply (or cause each applicable tenant to comply) with (i) all legal requirements applicable to the use and occupancy of the applicable tenant’s space and (ii) all procedures required for the issuance of a PCO until such time as all PCOs are issued for the Memphis Mortgaged Property and (c) promptly deliver to the lender copies of each renewed TCO related to the Rockford Mortgaged Property and each PCO upon its issuance.
(26) Licenses and Permits	469 7th Avenue (Loan No. 17)	The Mortgaged Property is subject to an existing fire code violation relating to inspection and recertification of the fire alarm and sprinkler systems. The Mortgagor covenants in the Mortgage Loan documents that it has completed all required remedial work on the fire alarm and sprinkler systems and that it has requested inspection and certification thereof by the applicable governmental authority. The Mortgagor further covenants that if such inspection results in any requirement by such governmental authority of additional remedial or corrective action, the Mortgagor will use diligent commercially reasonable efforts to complete such additional remedial or corrective action no later than 60 days following receipt of notice of such additional remedial or corrective action, which 60-day period will be extended by the lender so long as the Mortgagor can provide the lender with reasonably satisfactory evidence that the Mortgagor has commenced such remedial or corrective action and is diligently pursuing the same. The Mortgagor represents that the requested inspection and certification remain pending. So long as the Mortgagor does not cancel, postpone or fail to cooperate with any requested or scheduled inspection of such remedial work by the applicable governmental authority, the failure of the governmental
D-2-15

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
authority to conduct such inspection will not constitute a default under the Mortgage Loan documents.
(26) Licenses and Permits	469 7th Avenue (Loan No. 17)	At origination of the Mortgage Loan, a temporary certificate of occupancy (“TCO”) relating to a change in use following certain renovations to the Mortgaged Property was required but had not been received. The Mortgage Loan documents require the Mortgagor to (a) use its commercially reasonable efforts and diligently and in good faith cause the TCO to be issued as promptly as possible, (b) once the TCO is issued, maintain the TCO and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is issued, (c) diligently and in good faith pursue completion of all of the conditions required under applicable legal requirements including, without limitation, causing any violations with respect to the Mortgaged Property to be removed of record, for the issuance of the PCO, and (d) cause to be delivered to the lender copies of the initial TCO, any updated TCO, and the PCO, in each case promptly upon its issuance.
(32) Single Purpose Entity	Phoenix Industrial Portfolio IX (Loan No. 7)	One of the Mortgagors, Phoenix Memphis Industrial Investors LLC, is a special purpose entity that previously owned a vacant parcel in the vicinity of the Memphis Mortgaged Property prior to the origination date that is not collateral for the Mortgage Loan, does not comprise the Mortgaged Properties and which was sold to an affiliate of the Mortgagors prior to origination of the Mortgage Loan.
(32) Single Purpose Entity	Wyndham National Hotel Portfolio (Loan No. 16)

The Mortgage Loan does have a counsel’s opinion regarding non-consolidation of the Mortgagor, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the Mortgagor or its managing member with those of any one or more related parties to the extent of the existence of (i) either the (a) $72,500,000 payment guaranty or (b) $25,000,000 letter of credit obligation arising, in each instance, in connection with certain circumstances set forth in the related Mortgage Loan documents, (ii) the pledge by the sole member of the Mortgagor of 100% of its equity interest in the related property manager or (iii) the non-recourse carveout obligations of the guarantors related to certain standard backward-looking representations made by the Mortgagor (determined without giving effect to exceptions to such representations contained in the Mortgage Loan documents).

The Mortgagor previously owned four hotel properties that were transferred to unaffiliated third parties prior to origination.

(35) Ground Leases	Wyndham National Hotel Portfolio (Loan No. 16)	The ground lease covering a portion of the surface parking at the Gillette, Wyoming Mortgaged Property (the “Gillette Ground Lease”) expires on January 30, 2028. The Mortgagor has the right to purchase the lessor’s fee interest at the end of the term of the Gillette Ground Lease for a price of $300,000.
(42) Appraisal	Wyndham National Hotel Portfolio (Loan No. 16)	The appraisal dates of the Mortgaged Properties are more than 12 months before the Cut-off Date.
D-2-16

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(11) Condition of Property	Saks Fulfillment Center (Loan No. 24)	The property condition assessment report prepared in connection with the origination of the Mortgage Loan recommended immediate and short-term repairs estimated to cost approximately $24,375 in the aggregate. No escrow was established at origination of the Mortgage Loan with respect to the cost of such repairs.
(17) Insurance	All of the BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(25) Local Law Compliance	Park West Village (Loan No. 31)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Park West Village Whole Loan agreement.
(26) Licenses and Permits	Park West Village (Loan No. 31)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Park West Village Whole Loan agreement.
(28) Mortgage Releases	All of the BMO Mortgage Loans (other than the Greenwich Office Portfolio)	In the event of a taking of any portion of any of the Mortgaged Property pursuant to an order of condemnation, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(30) Acts of Terrorism Exclusion	All of the BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(42) Appraisal	Park West Village (Loan No. 31)	The appraisal of the Mortgaged Property is dated as of April 25, 2022 and the effective date of valuation is January 20, 2022, which is more than six months before the Mortgage Loan origination date of August 3, 2022.

D-2-17

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(14) Actions Concerning the Mortgage Loan	Green Valley Corporate Center South (Loan No. 9)	The Mortgagor sponsor reported that it, along with five other entities, is subject to pending litigation in connection with a revolving credit facility made by a lender to the Mortgagor sponsor. The lender for the credit facility alleged that it possessed a contractual right of first opportunity on any new Mortgagor sponsor opportunities during a defined exclusivity period and that the Mortgagor sponsor entered into a deal with another lender during this exclusivity period and therefore breached the contract. The Mortgagor sponsor counter-sued, alleging that the lender for the credit facility did not provide approval on new deals in a timely manner and underfunded its loan commitments. The Mortgagor sponsor reported that the lender for the credit facility is seeking damages of $32,000,000.
(15) Escrow Deposits	Green Valley Corporate Center South (Loan No. 9)	At the origination of this Mortgage Loan, approximately $257,845 of unpaid tenant improvements and leasing commissions was directly funded to a separate escrow account. This escrow account is under the control of a title company and not the Mortgagee. Upon the occurrence of an event of default under the related Mortgage Loan documents, the Mortgagee may take control of this account and direct payments.
(25) Local Law Compliance	Mini U Storage – Brick (Loan No. 23)	The related Mortgaged Property is legal conforming as to use. However, a final zoning report that includes an evaluation of the related Mortgaged Property’s compliance with applicable municipal codes has not yet been delivered. Pursuant to a post-closing agreement, the Mortgagor (i) is obligated to deliver the final zoning report within 30 days of the origination of the related Mortgage Loan as a post-closing obligation and (ii) must correct any open violations identified in the final zoning report within 180 days of the delivery of the final zoning report. If the delivery of the final zoning report is delayed due to the lack of municipality letters and the related Mortgagor is diligently pursuing the final report, then the Mortgagee is required to provide a reasonable extension of the delivery date.
(25) Local Law Compliance	Mini U Storage – Landover Hills (Loan No. 35)	The related Mortgaged Property is legal conforming as to use. However, a final zoning report that includes an evaluation of the related Mortgaged Property’s compliance with applicable municipal codes has not yet been delivered. Pursuant to a post-closing agreement, the Mortgagor (i) is obligated to deliver the final zoning report within 30 days of the origination of the related Mortgage Loan as a post-closing obligation and (ii) must correct any open violations identified in the final zoning report within 180 days of the delivery of the final zoning report. If the delivery of the final zoning report is delayed due to the lack of municipality letters and the related Mortgagor is diligently pursuing the final report, then the Mortgagee is required to provide a reasonable extension of the delivery date.
27 (Recourse Obligations)	All KeyBank Loans	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”
27 (Recourse Obligations)	Green Valley Corporate Center South (Loan No. 9) Mini U Storage – Brick (Loan No. 23) Mini U Storage – Landover Hills (Loan No. 35)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related
D-2-18

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.
(32) Single Purpose Entity	Mini U Storage – Landover Hills (Loan No. 35)	The related Mortgagor previously owned a self storage property in Thornton, Colorado (“Prior Owned Property”). The related Mortgagor disposed of the Prior Owned Property ten years ago and the Mortgagor has no direct or indirect ownership interest or other right, title or interest in the Prior Owned Property. The related Mortgage Loan documents include a recourse carveout that makes the related Mortgagor liable for losses resulting from the Mortgagor’s ownership of the Prior Owned Property. The related Mortgagor also produced a clean environmental report for the Prior Owned Property that was dated after the disposal date.

D-2-19

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Sheraton Metairie (Loan No. 20)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(6) Lien; Valid Assignment	Courtyard Binghamton (Loan No. 32)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.

D-2-20

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Fleet Farm Portfolio (Loan No. 13)	The Mortgage Loan documents permit the Mortgagor to rely on the insurance provided by the sole tenant at each of the related Mortgaged Properties, Fleet Farm, provided that, among other conditions, Fleet Farm maintains in full force and effect the insurance otherwise required under the Mortgage Loan documents, except that Fleet Farm may have property and liability deductibles of up to $250,000 (which amount may not be considered customary) as opposed to $100,000.
(28) Mortgage Releases	Fleet Farm Portfolio (Loan No. 13)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
D-2-21

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
January 2023	$16,826,000.00
February 2023	$16,826,000.00
March 2023	$16,826,000.00
April 2023	$16,826,000.00
May 2023	$16,826,000.00
June 2023	$16,826,000.00
July 2023	$16,826,000.00
August 2023	$16,826,000.00
September 2023	$16,826,000.00
October 2023	$16,826,000.00
November 2023	$16,826,000.00
December 2023	$16,826,000.00
January 2024	$16,826,000.00
February 2024	$16,826,000.00
March 2024	$16,826,000.00
April 2024	$16,826,000.00
May 2024	$16,826,000.00
June 2024	$16,826,000.00
July 2024	$16,826,000.00
August 2024	$16,826,000.00
September 2024	$16,826,000.00
October 2024	$16,826,000.00
November 2024	$16,826,000.00
December 2024	$16,826,000.00
January 2025	$16,826,000.00
February 2025	$16,826,000.00
March 2025	$16,826,000.00
April 2025	$16,826,000.00
May 2025	$16,826,000.00
June 2025	$16,826,000.00
July 2025	$16,826,000.00
August 2025	$16,826,000.00
September 2025	$16,826,000.00
October 2025	$16,826,000.00
November 2025	$16,826,000.00
December 2025	$16,826,000.00
January 2026	$16,826,000.00
February 2026	$16,826,000.00
March 2026	$16,826,000.00
April 2026	$16,826,000.00
May 2026	$16,826,000.00
June 2026	$16,826,000.00
July 2026	$16,826,000.00
August 2026	$16,826,000.00
September 2026	$16,826,000.00
October 2026	$16,826,000.00
November 2026	$16,826,000.00
December 2026	$16,826,000.00
January 2027	$16,826,000.00
February 2027	$16,826,000.00
March 2027	$16,826,000.00
April 2027	$16,826,000.00
May 2027	$16,826,000.00
June 2027	$16,826,000.00
July 2027	$16,826,000.00
August 2027	$16,826,000.00
September 2027	$16,826,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
October 2027	$16,826,000.00
November 2027	$16,547,224.38
December 2027	$16,239,310.53
January 2028	$15,961,844.56
February 2028	$15,682,957.51
March 2028	$15,338,816.89
April 2028	$15,056,703.90
May 2028	$14,741,327.91
June 2028	$14,456,135.83
July 2028	$14,137,754.82
August 2028	$13,849,451.53
September 2028	$13,559,669.89
October 2028	$13,236,809.48
November 2028	$12,943,868.79
December 2028	$12,617,925.33
January 2029	$12,321,792.62
February 2029	$12,024,140.22
March 2029	$11,630,874.18
April 2029	$11,329,625.11
May 2029	$10,995,573.83
June 2029	$10,691,045.71
July 2029	$10,353,794.26
August 2029	$10,045,952.80
September 2029	$9,736,529.60
October 2029	$9,394,500.63
November 2029	$9,081,713.00
December 2029	$8,731,448.07
January 2030	$8,495,282.71
February 2030	$8,257,825.66
March 2030	$7,933,689.96
April 2030	$7,693,133.17
May 2030	$7,422,890.18
June 2030	$7,140,638.11
July 2030	$6,817,074.84
August 2030	$6,531,457.64
September 2030	$6,244,259.25
October 2030	$5,915,866.03
November 2030	$5,625,247.53
December 2030	$5,293,514.93
January 2031	$4,999,438.28
February 2031	$4,703,732.84
March 2031	$4,288,320.19
April 2031	$3,988,640.79
May 2031	$3,648,062.21
June 2031	$3,344,823.66
July 2031	$3,000,769.99
August 2031	$2,693,932.68
September 2031	$2,385,394.61
October 2031	$2,036,166.27
November 2031	$1,723,970.48
December 2031	$1,371,170.84
January 2032	$1,055,276.62
February 2032	$ 737,630.62
March 2032	$ 340,795.45
April 2032 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

 TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	25
Summary of Risk Factors	59
Risk Factors	61
Description of the Mortgage Pool	155
Transaction Parties	254
Credit Risk Retention	338
Description of the Certificates	346
Description of the Mortgage Loan Purchase Agreements	382
Pooling and Servicing Agreement	392
Certain Legal Aspects of Mortgage Loans	503
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	519
Pending Legal Proceedings Involving Transaction Parties	521
Use of Proceeds	522
Yield and Maturity Considerations	522
Material Federal Income Tax Considerations	533
Certain State and Local Tax Considerations	545
Method of Distribution (Underwriter)	545
Incorporation of Certain Information by Reference	548
Where You Can Find More Information	548
Financial Information	548
Certain ERISA Considerations	549
Legal Investment	553
Legal Matters	553
Ratings	554
Index of Defined Terms	557
Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$709,178,000
(APPROXIMATE)
Barclays Commercial Mortgage
Securities LLC
Depositor
BBCMS MORTGAGE TRUST
2022-C18 Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2022-C18
Class A-1	$10,600,000
Class A-2	$73,000,000
Class A-3	$42,100,000
Class A-4	$175,000,000
Class A-5	$248,200,000
Class A-SB	$16,826,000
Class X-A	$636,441,000
Class A-S	$70,715,000
Class B	$34,348,000
Class C	$38,389,000
PROSPECTUS
Barclays
Co-Lead Manager and Joint Bookrunner
UBS Securities LLC
Co-Lead Manager and Joint Bookrunner
BMO Capital Markets
Co-Lead Manager and Joint Bookrunner
KeyBanc Capital Markets
Co-Lead Manager and Joint Bookrunner
Société Générale
Co-Lead Manager and Joint Bookrunner
Mischler Financial Group, Inc.
Co-Manager
Academy Securities
Co-Manager
November 21, 2022